UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act Of 1934

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CHECKPOINT THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CHECKPOINT THERAPEUTICS, INC.
95 Sawyer Road, Suite 110
Waltham, MA 02453
Dear Fellow Stockholder:
You are cordially invited to attend a special meeting of stockholders (together with any adjournment, postponement, or other delay thereof, the “Special Meeting”) of Checkpoint Therapeutics, Inc. (“Checkpoint” or the “Company”). The Special Meeting will be held on May 28, 2025, at 10:00 a.m., Eastern Time, solely in virtual format. You may attend and vote during the Special Meeting at www.virtualshareholdermeeting.com/CKPT2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card. Only one person will be able to log in with that unique 16-digit control number at any time. Once you have properly registered, you may enter the Special Meeting. You will be able to listen to the Special Meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
At the Special Meeting, you will be asked to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of March 9, 2025, as amended on April 14, 2025 (as it may be further amended or otherwise modified from time to time, the “Merger Agreement”), among Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Checkpoint (the “Merger Proposal”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Checkpoint, with Checkpoint surviving such merger as a wholly owned subsidiary of Parent (the “Merger”).
At the Special Meeting, you also will be asked to consider and vote on (i) a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Checkpoint to its named executive officers in connection with the Merger (the “Compensation Proposal”); and (ii) a proposal for the adjournment of the Special Meeting, from time to time, to a later date or dates, if determined by Checkpoint’s Board of Directors (the “Checkpoint Board”) or the chairperson of the Special Meeting to be necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).
Checkpoint has (i) shares of common stock, par value $0.0001 per share (excluding the Class A Common Stock (as defined below), the “Common Stock”), (ii) of which certain shares are designated as Class A common stock (the “Class A Common Stock”). If the Merger is completed pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), you will be entitled to receive, for each share of Common Stock and each share of Class A Common Stock (collectively, including each Unvested Company Restricted Share (as defined in the Merger Agreement), the “Shares”) that you own, (i) $4.10 in cash, without interest (the “Common Cash Amount”), and (ii) one non-tradable contingent value right (a “CVR”), which will represent the right to receive a contingent cash payment of up to $0.70 upon the achievement of a specified milestone, subject to and in accordance with the terms and conditions set forth in a Contingent Value Rights Agreement, a copy of which is attached as Annex B to the enclosed proxy statement (the “CVR Agreement”), as further described below (such amount, the “Common CVR Amount” and, together with the Common Cash Amount, the “Merger Consideration”), in each case subject to applicable withholding taxes, unless you have properly exercised your appraisal rights.
The Common Cash Amount represents an (i) approximately 66% premium to the closing price of the Common Stock of $2.47 per share on March 7, 2025, the last full trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby, (ii) approximately 35% premium to the 30-day trading period volume weighted average price (“VWAP”) of the Common Stock as of March 7, 2025, and (iii) approximately 21% premium to the 60-day trading period VWAP of the Common Stock as of March 7, 2025.
On July 23, 2024, the Checkpoint Board formed a Special Committee of the Checkpoint Board comprised solely of independent directors (the “Special Committee”) and delegated to the Special Committee the full and exclusive power and authority to, among other things, (i) review and to evaluate the terms and conditions, and determine the advisability of certain potential strategic alternatives involving Checkpoint and any alternatives thereto that the Special Committee deems appropriate; (ii) establish, approve, modify, monitor and direct the process and procedures related to the review and evaluation of such strategic alternatives and any alternatives thereto, including but not limited to, the authority to determine not to proceed with any such process, procedures, review or evaluation, or to recommend any of the foregoing to the Checkpoint Board; (iii) solicit expressions of interest or other proposals for any strategic alternatives that may be considered by the Special Committee; (iv) negotiate with any party that the Special Committee deems appropriate with respect to the terms and conditions of such strategic alternatives or any alternative thereto and, if the Special Committee deems appropriate, but subject to the limitations of applicable law, approve the execution and delivery of documents in connection with such strategic alternatives or any alternative transaction on behalf of Checkpoint; (v) determine whether a specific strategic alternative or any alternative thereto negotiated by the Special Committee is fair to, and in the best interests of, Checkpoint and its stockholders; (vi) recommend to the full Checkpoint Board what action, if any, should be taken by the Checkpoint Board with respect to any strategic alternative; (vii) take any other action which the Special Committee determines in its sole discretion to be advisable and (viii) retain independent legal counsel and such other consultants and agents as the Special Committee may deem necessary or appropriate to discharging its duties. The Checkpoint Board also resolved not to recommend any strategic alternative for approval by Checkpoint’s stockholders or otherwise approve any such transaction without a prior favorable recommendation of such strategic alternative by the Special Committee.
The Special Committee, as more fully described in the enclosed proxy statement, with the assistance of its independent financial and legal advisors, considered, evaluated and negotiated the Merger Agreement. At the conclusion of its review, the Special Committee, among other things, unanimously (i) determined the terms of the Merger Agreement, the other Transaction Documents (as defined below) and the Transactions (as defined below), including the Merger Consideration and the Merger, are advisable, fair to, and in the best interests of, Checkpoint and the Unaffiliated Company Stockholders (as defined below), and (ii) recommended that the Checkpoint Board approve, adopt and declare advisable and in the best interests of Checkpoint and its stockholders the Merger Agreement, the other Transaction Documents and the Transactions, including the Merger, and that the Checkpoint Board submit to Checkpoint’s stockholders, and recommended the adoption by the Unaffiliated Company Stockholders of, the Merger Agreement.
The “Transaction Documents” refer to the Merger Agreement and the other agreements contemplated thereby, including the Royalty Agreement, the CVR Agreement, the Support Agreement, the Transition Services Agreement, and the Warrant Amendment, each as defined in the enclosed proxy statement. The “Transactions” refer to (a) the execution and delivery of the Merger Agreement and (b) all of the transactions contemplated by the Merger Agreement and the other Transaction Documents, including the Merger. The “Unaffiliated Company Stockholders” refer to the stockholders of Checkpoint (the “Company Stockholders”), excluding (a) Fortress Biotech, Inc. (“Fortress”) and its controlled affiliates (other than Checkpoint), (b) the members of the Checkpoint Board (and their controlled affiliates, if any), and (c) any person that Checkpoint has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934.
The Checkpoint Board (acting upon the recommendation of the Special Committee) has unanimously (i) determined that the entry into the Merger Agreement and the other Transaction Documents to which Checkpoint is a party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Checkpoint and Checkpoint’s stockholders, (ii) authorized and approved the execution, delivery and performance by Checkpoint of the Merger Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger, (iii) recommended that Checkpoint’s stockholders adopt the Merger Agreement and approve the Merger and the other Transactions, and (iv) directed that the Merger Agreement be submitted for consideration by Checkpoint’s stockholders at the Special Meeting.

The Checkpoint Board (acting on the recommendation of the Special Committee), by unanimous vote of Checkpoint’s directors, recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. A copy of the Merger Agreement is attached as Annex A to the enclosed proxy statement.
The enclosed proxy statement also describes the actions and determinations of the Checkpoint Board and the Special Committee in connection with their evaluation of the Merger Agreement and the transactions contemplated thereby. Please read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.
Concurrently with the execution of the Merger Agreement, Checkpoint entered into a Support Agreement (the “Support Agreement”) with Parent and Fortress, pursuant to which Fortress has agreed to, among other things, during the term of the Support Agreement, vote Shares that it owns of record or beneficially, as well as any additional Shares it may acquire in favor of the adoption of the Merger Agreement and the approval of the Merger and the other Transactions. As of April 9, 2025, Fortress beneficially owned an aggregate of approximately 8.0% of the outstanding Shares and controls a majority of the outstanding voting power of Checkpoint’s capital stock through its ownership of all outstanding shares of Class A Common Stock. A copy of the Support Agreement is attached as Annex F to the enclosed proxy statement.
Concurrently with the execution of the Merger Agreement, Checkpoint entered into a Royalty Agreement (the “Royalty Agreement”) with Parent and Fortress pursuant to which, following and subject to the occurrence of the Effective Time, Fortress will receive a royalty interest right based on worldwide net sales of UNLOXCYTTM and certain related products of Checkpoint and Parent. The royalty interest right represents the right to receive quarterly cash payments of 2.5% of net sales of such products during the time period set forth in the Royalty Agreement. A copy of the Royalty Agreement is attached as Annex E to the enclosed proxy statement.
Pursuant to the Merger Agreement, at or prior to the Closing, Checkpoint and Fortress will enter into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which, from and after the Effective Time, Fortress would provide the Company with certain transition services as set forth in the Transition Services Agreement, for the period of time and in exchange for compensation set forth therein. The form of the Transition Services Agreement is attached as Annex G to the enclosed proxy statement.
Your vote is very important, regardless of the number of Shares that you own.   The Merger cannot be completed unless the Merger Proposal is approved by (a) the affirmative vote of a majority of the votes cast at the Special Meeting by the Unaffiliated Company Stockholders (the “Unaffiliated Stockholder Approval”) and (b) the affirmative vote of the holders of a majority in voting power of the outstanding Shares (the “Statutory Merger Approval”), in each case as of the record date for the Special Meeting, which has been set as April 9, 2025 (the “Record Date”).
Even if you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy and do not attend the Special Meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the approval of the Merger Proposal for purposes of the Statutory Merger Approval, but, assuming a quorum is present, will have no effect on whether the Unaffiliated Stockholder Approval is obtained.
If your Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of Shares held in “street name.” If you hold your Shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your Shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. Without your instructions, your Shares will not be counted for purposes of determining whether a quorum is present at the Special

Meeting or be voted at the Special Meeting, and that will have the same effect as voting against the approval of the Merger Proposal for purposes of the Statutory Merger Approval, but, assuming a quorum is present, will have no effect on whether the Unaffiliated Stockholder Approval is obtained.
The Unaffiliated Stockholder Approval will be obtained if more votes are cast “FOR” the Merger Proposal by the Unaffiliated Company Stockholders than “AGAINST” the Merger Proposal by the Unaffiliated Company Stockholders, in each case that cast votes on the Merger Proposal at the Special Meeting.
If you have any questions or need assistance voting your Shares, please contact our proxy solicitation agent:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call: (877) 750-8198 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and Brokers may call collect: (212) 750-5833
Thank you for your support.
Very truly yours,
/s/ James Oliviero

James Oliviero
President and Chief Executive Officer
The enclosed proxy statement is dated April 23, 2025, and, together with the enclosed form of proxy card, is first being sent to stockholders on April 23, 2025.

CHECKPOINT THERAPEUTICS, INC.
95 Sawyer Road, Suite 110
Waltham, MA 02453
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON MAY 28, 2025
Notice is given that a special meeting of stockholders (together with any adjournment, postponement or other delay thereof, the “Special Meeting”) of Checkpoint Therapeutics, Inc., a Delaware corporation (“Checkpoint”), will be held on May 28, 2025, at 10:00 a.m., Eastern Time, for the following purposes:
1.   To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of March 9, 2025, as amended on April 14, 2025 (as it may be further amended or otherwise modified from time to time, the “Merger Agreement”), among Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Checkpoint (the “Merger Proposal”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Checkpoint, with Checkpoint surviving such merger as a wholly owned subsidiary of Parent (the “Merger”);
2.   To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Checkpoint to its named executive officers in connection with the Merger (the “Compensation Proposal”); and
3.   To consider and vote on any proposal to adjourn the Special Meeting from time to time, to a later date or dates, if determined by Checkpoint’s Board of Directors (the “Checkpoint Board”) or the chairperson of the Special Meeting to be necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).
The Special Meeting will be held solely by means of a live interactive webcast on the internet. You may attend and vote during the Special Meeting at www.virtualshareholdermeeting.com/CKPT2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card. Only one person will be able to log in with that unique 16-digit control number at any time. Once you have properly registered, you may enter the Special Meeting. You will be able to listen to the Special Meeting live and vote online. The Special Meeting will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin a few minutes prior to the Special Meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your Shares (as defined below)).
Only stockholders of Checkpoint as of the close of business on April 9, 2025 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting.
The Checkpoint Board (acting upon the recommendation of the Special Committee) has unanimously (i) determined that the entry into the Merger Agreement and the other Transaction Documents to which Checkpoint is party, and the consummation of the Transactions (as defined in the Merger Agreement), including the Merger, are advisable and fair to, and in the best interest of, Checkpoint and the Company Stockholders (defined below), (ii) authorized and approved the execution, delivery and performance by Checkpoint of the Merger Agreement, such other Transaction Documents and the consummation of the Transactions, including the

Merger, and (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company Stockholders adopt the Merger Agreement.
The Checkpoint Board (acting on the recommendation of the Special Committee), by unanimous vote of Checkpoint’s directors, recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Checkpoint urges you to carefully read the enclosed proxy statement, including the copy of the Merger Agreement attached as Annex A and the other annexes attached thereto, and any documents incorporated by reference therein for additional information.
Checkpoint has (i) shares of common stock, par value $0.0001 per share (excluding the Class A Common Stock (as defined below), the “Common Stock”), (ii) of which certain shares are designated as Class A common stock (the “Class A Common Stock”). If the Merger is completed pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), you will be entitled to receive, for each share of Common Stock and each share of Class A Common Stock (collectively, the “Shares”) (including each Unvested Company Restricted Share (as defined in the Merger Agreement)) that you own, (i) $4.10 in cash, without interest (the “Common Cash Amount”), and (ii) one non-tradable contingent value right (a “CVR”), which will represent the right to receive a contingent cash payment of up to $0.70 upon the achievement of a specified milestone, subject to and in accordance with the terms and conditions set forth in a Contingent Value Rights Agreement, attached as Annex B to the enclosed proxy statement (the “CVR Agreement”), as further described below (such amount, the “Common CVR Amount” and, together with the Common Cash Amount, the “Merger Consideration”), and subject, in each case, to applicable withholding taxes, unless you have properly exercised your appraisal rights.
If the Merger is completed, Checkpoint record stockholders or beneficial owners who do not vote in favor of the Merger Proposal and otherwise satisfy applicable statutory requirements will have the right to seek appraisal of the “fair value” of their Shares (exclusive of any elements of value arising from the accomplishment or expectation of the Merger and together with interest (as described in the enclosed proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving the per Share Merger Consideration, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). To do so, a Checkpoint record stockholder or beneficial owner must properly demand appraisal before the vote is taken on the Merger Proposal and comply with all other requirements of Section 262 of the DGCL, which are summarized in the enclosed proxy statement. Appraisal proceedings will be dismissed if certain requirements set forth in Section 262(g) of the DGCL are not satisfied. A copy of Section 262 of the DGCL is available as a publicly available electronic resource, which may be accessed without subscription or cost, at the following hyperlink, which is incorporated in this notice by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Your vote is very important, regardless of the number of Shares that you own.   The Merger cannot be completed unless the Merger Proposal is approved by (a) the affirmative vote of a majority of the votes cast at the Special Meeting by the Unaffiliated Company Stockholders (the “Unaffiliated Stockholder Approval”) and (b) the affirmative vote of the holders of a majority in voting power of the outstanding Shares (the “Statutory Merger Approval”), in each case as of the Record Date. The “Unaffiliated Company Stockholders” refer to the stockholders of Checkpoint (the “Company Stockholders”), excluding (a) Fortress and its controlled affiliates (other than Checkpoint), (b) the members of the Checkpoint Board (and their controlled affiliates, if any) and (c) any person that Checkpoint has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934.
Even if you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy and you do not attend the Special Meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the approval of the Merger Proposal for purposes of the Statutory Merger Approval, but, assuming a quorum is present, will have no effect on whether the Unaffiliated Stockholder Approval is obtained.

If your Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of Shares held in “street name.” If you hold your Shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your Shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. Without your instructions, your Shares will not be counted for purposes of a quorum or be voted at the Special Meeting, and that will have the same effect as voting against the approval of the Merger Proposal for purposes of the Statutory Merger Approval, but, assuming a quorum is present, will have no effect on whether the Unaffiliated Stockholder Approval is obtained.
By Order of the Board of Directors,
/s/ James Oliviero

James Oliviero
President and Chief Executive Officer
Dated: April 23, 2025

CHECKPOINT THERAPEUTICS, INC.
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON MAY 28, 2025
This proxy statement is dated April 23, 2025 and, together with the enclosed form of proxy card, is first being sent to stockholders on April 23, 2025.

i

YOUR VOTE IS IMPORTANT
The Merger cannot be completed unless the Merger Proposal is approved by (a) the affirmative vote of a majority of the votes cast at the Special Meeting by the Unaffiliated Company Stockholders and (b) the affirmative vote of the holders of a majority in voting power of the outstanding Shares, in each case as of the Record Date.
EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE). You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting.
If your Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of Shares held in “street name.” If you hold your Shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your Shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. Without your instructions, your Shares will not be counted for purposes of a quorum or be voted at the Special Meeting, and that will have the same effect as voting against the approval of the Merger Proposal for purposes of the Statutory Merger Approval, but, assuming a quorum is present, will have no effect on whether the Unaffiliated Stockholder Approval is obtained. Accordingly, if you wish to vote against the Merger Proposal for purposes of the Unaffiliated Stockholder Approval, you must return your proxy card or grant your proxy electronically over the internet or by telephone, in either case, against the Merger Proposal or attend the Special Meeting and cast your vote against the Merger Proposal.
If you do not return your proxy card or grant your proxy electronically over the internet or by telephone, and you do not attend the Special Meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal for purposes of the Statutory Merger Approval, but will have no effect on whether the Unaffiliated Stockholder Approval is obtained.
If you are a stockholder of record, voting at the Special Meeting will revoke any proxy that you previously submitted. If you hold your Shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your Shares in order to vote at the Special Meeting.
The Unaffiliated Stockholder Approval will be obtained if more votes are cast “FOR” the Merger Proposal by the Unaffiliated Company Stockholders than “AGAINST” the Merger Proposal by the Unaffiliated Company Stockholders.
We encourage you to read this proxy statement and its annexes, including all documents incorporated by reference into this proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement, or need help voting your Shares, please contact our proxy solicitation agent:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call: (877) 750-8198 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and Brokers may call collect: (212) 750-5833

CERTAIN DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
Acceptable Confidentiality Agreement means any confidentiality agreement (including, for the avoidance of doubt, any such agreement in effect on March 9, 2025) that (1) contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Mutual Confidentiality Agreement dated May 7, 2024 between the Company and Sun Pharmaceutical Industries Ltd., the ultimate parent company of Parent and (ii) does not prohibit the Company from providing any information to Parent in accordance with the Merger Agreement or otherwise prohibit the Company from complying with its obligations under the Merger Agreement.
Acquisition Proposal means any proposal or offer from any person (other than Parent and its affiliates) or “group” (as defined in Section 13(d) of the Exchange Act) relating to, in a single transaction or series of related transactions, any direct or indirect (1) acquisition, lease or exclusive license of assets of the Company equal to more than 20% of the Company’s consolidated assets or to which more than 20% of the Company’s consolidated revenues or earnings are attributable, (2) issuance by the Company or acquisition of more than 20% of the outstanding Shares, (3) tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning more than 20% of the outstanding Shares or (4) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that, if consummated, would result in any person or group beneficially owning more than 20% of the outstanding Shares of the resulting direct or indirect parent of the Company or the surviving entity in such transaction, in each case of the foregoing clauses (1) through (4), other than the Transactions.
Adjournment Proposal means the proposal for the adjournment of the Special Meeting, from time to time, to a later date or dates, if determined by the Checkpoint Board or the chairperson of the Special Meeting to be necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Armistice means Armistice Capital Master Fund Ltd.
Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.
Checkpoint means Checkpoint Therapeutics, Inc. In addition, the terms the “Company,” “we,” “us” and “our” refer to Checkpoint Therapeutics, Inc.
Checkpoint Board means the board of directors of Checkpoint Therapeutics, Inc.
Class A Common Stock means Class A common stock, par value $0.0001 per share, of Checkpoint.
Closing means the closing of the Merger, which shall take place remotely by electronic exchange of deliverables at 8:00 a.m. Eastern Time on the third business day after the satisfaction or waiver (to the extent such waiver is permitted by the Merger Agreement) of the conditions in the Merger Agreement (except for those conditions to the Closing that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).
Closing Date means the date on which the Closing actually occurs.
Code means the Internal Revenue Code of 1986, as amended.
Common Cash Amount means $4.10 in cash, without interest and subject to applicable withholding taxes.
Common CVR Amount means one CVR, which represents the right to receive a Milestone Payment, subject to the terms and conditions set forth in the CVR Agreement, without interest and subject to applicable withholding taxes.
Common Stock means common stock, par value $0.0001 per share, of Checkpoint (excluding the Class A Common Stock).

v

Company Acquisition Agreement means any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal.
Company Options means all options to purchase Shares (whether granted by the Company pursuant to the Company Incentive Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).
Company Required Vote means the affirmative vote of (a) a majority of the votes cast at the Special Meeting by the Unaffiliated Company Stockholders and (b) the holders of a majority in voting power of the outstanding Shares, in each case as of the Record Date.
Company Stockholder means a holder of Shares.
Company Termination Fee means the termination fee of $12.5 million that the Company has agreed to pay Parent if the Merger Agreement is validly terminated in accordance with its terms under certain circumstances as set forth in Section 7.3(b) thereof.
Company Warrants means each warrant to purchase Shares.
Compensation Proposal means the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Checkpoint to its named executive officers in connection with the Merger.
CVR means a non-tradable contingent value right, subject to the terms and conditions set forth in the CVR Agreement.
CVR Agreement means the Contingent Value Rights Agreement in substantially the form attached hereto as Annex B.
DGCL means the General Corporation Law of the State of Delaware.
DOJ means the Antitrust Division of the U.S. Department of Justice.
Effective Time means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the parties to the Merger Agreement (as defined therein) and specified in the Certificate of Merger.
EMA means the European Medicines Agency.
Exchange Act means the Securities Exchange Act of 1934, as amended.
FDA means the United States Food and Drug Administration.
Fortress means Fortress Biotech, Inc.
Founders Agreement means the Amended and Restated Founders Agreement, dated as of July 11, 2016, by and between Fortress and Checkpoint.
FTC means the Federal Trade Commission.
GAAP means U.S. generally accepted accounting principles.
HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
IRS means the Internal Revenue Service.
Merger means the merger of Merger Sub with and into Checkpoint pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with Checkpoint surviving the Merger as the Surviving Corporation and, following the Merger, a wholly owned subsidiary of Parent.
Merger Agreement means the Agreement and Plan of Merger, dated March 9, 2025, as amended on April 14, 2025 by the Merger Agreement Amendment, by and among Checkpoint, Parent, and Merger Sub, as it may be further amended or otherwise modified from time to time.

Merger Agreement Amendment means the Amendment to the Merger Agreement, dated as of April 14, 2025, by and among Checkpoint, Parent, and Merger Sub.
Merger Consideration means the Common Cash Amount and the Common CVR Amount.
Merger Proposal means the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Checkpoint, with Checkpoint continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent.
Merger Sub means Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.
NASDAQ means the Nasdaq Stock Market LLC.
NYSE means the New York Stock Exchange.
Parent means Sun Pharmaceutical Industries, Inc.
Product means certain products, including any drug substance, drug product, biological product, fixed-dose combination, or combination product that contains or comprises UNLOXCYT™, whether formulated or sold alone or in combination with any other active ingredient, that is approved by FDA and/or any other regulatory authority for any use or indication.
Record Date means April 9, 2025.
Royalty Agreement means the Royalty Agreement, dated March 9, 2025, by and among Fortress, Parent and Checkpoint, attached hereto as Annex E.
SEC means the United States Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Shares means shares of Common Stock and Class A Common Stock.
Special Committee means the committee established by the Checkpoint Board on July 23, 2024, comprised solely of independent members of the Checkpoint Board.
Special Meeting means the special meeting of the Company Stockholders to be held on May 28, 2025 at 10:00 a.m., Eastern Time, and any adjournment, postponement or other delay thereof.
Statutory Merger Approval means the affirmative vote of the holders of a majority in voting power of the outstanding Shares as of the Record Date, as contemplated by part (b) of the definition of Company Required Vote.
Superior Proposal means a bona fide written Acquisition Proposal that the Checkpoint Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in its good faith judgment (1) is reasonably capable of being completed, taking into account all legal, regulatory, financing and other aspects of the proposal that the Checkpoint Board (acting upon the recommendation of the Special Committee) or the Special Committee deems relevant and the person making the proposal, and (2) if consummated, would result in a transaction more favorable to the Unaffiliated Company Stockholders (solely in their capacities as such) from a financial point of view than the Transactions; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”
Support Agreement means the Support Agreement dated March 9, 2025, by and among Fortress, Parent and Checkpoint, attached hereto as Annex F.
Sun Pharma means Sun Pharmaceutical Industries Ltd., the ultimate parent company of Parent.
Surviving Corporation means Checkpoint, as the surviving corporation of the Merger.
Transaction Documents means the Merger Agreement and the other agreements contemplated thereby, including the Royalty Agreement, the CVR Agreement, the Support Agreement, the Transition Services Agreement, and the Warrant Amendment.

Transactions means (a) the execution and delivery of the Merger Agreement and (b) all of the transactions contemplated by the Merger Agreement and the other Transaction Documents, including the Merger.
Transition Services Agreement means the Transition Services Agreement in substantially the form attached hereto as Annex G.
Unaffiliated Company Stockholders means the Company Stockholders, excluding (a) Fortress and its controlled affiliates (other than the Company), (b) the members of the Checkpoint Board (and their controlled affiliates, if any) and (c) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.
Unaffiliated Stockholder Approval means the affirmative vote of a majority of the votes cast by the holders of Shares beneficially owned, directly or indirectly, by the Unaffiliated Company Stockholders as of the Record Date, as contemplated by part (a) of the definition of Company Required Vote.
Unvested Company Restricted Shares means the unvested compensatory restricted shares of Checkpoint Common Stock.
Warrant Amendment means the letter agreement, dated as of March 9, 2025, by and between Checkpoint and Armistice, attached hereto as Annex H.
Warrant Consideration means (i) an amount in cash equal to the product of (A) the number of Shares underlying such Company Warrant that were so exercised multiplied by (B) the excess, if any, of (1) the Common Cash Amount over (2) the per share exercise price of such Company Warrant, less applicable tax withholdings and (ii) one CVR per Share underlying such Company Warrant.
Warrant Holder means a holder of Company Warrants.

SUMMARY TERM SHEET
This summary term sheet discusses the material terms contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.
Introduction
On March 9, 2025, Checkpoint entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Checkpoint, with Checkpoint surviving the Merger as a wholly owned subsidiary of Parent. Parent is an indirect wholly owned subsidiary of Sun Pharmaceutical Industries Ltd., a leading specialty generics company with a presence in specialty, generics and consumer healthcare products. If the Merger is completed pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Common Stock (including each Unvested Company Restricted Share) and each outstanding share of Class A Common Stock (other than as described below), will be converted into the right to receive the Merger Consideration consisting of (i) the Common Cash Amount being $4.10 in cash, without interest, and (ii) one non-tradable CVR, which will represent the right to receive a contingent cash payment of up to $0.70 upon the achievement of a specified milestone, in each case subject to applicable withholding taxes, unless you have properly exercised your appraisal rights, and Checkpoint will become a privately held company. Checkpoint is asking its stockholders to consider and vote on the adoption of the Merger Agreement.
The Checkpoint Board formed the Special Committee to review, evaluate and negotiate potential strategic alternatives, including a possible sale of Checkpoint, and provide a recommendation to the Checkpoint Board as to whether or not to approve any such transaction. The Special Committee is comprised solely of independent directors of the Checkpoint Board who were determined by the Checkpoint Board to be independent of Fortress and its affiliates, Sun Pharma and the other potential counterparties considered by Checkpoint in its review of strategic alternatives. As more fully described in the section of this proxy statement captioned “The Merger — Reasons for the Merger; Recommendations of the Special Committee and the Checkpoint Board,” the Special Committee evaluated the Merger Agreement, the CVR Agreement, the Royalty Agreement, the Support Agreement, the Transition Services Agreement, the Warrant Amendment and the transactions contemplated by the Merger Agreement, including the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, Checkpoint management and Checkpoint’s outside legal advisor and financial advisor. At the conclusion of its review, the Special Committee unanimously (i) determined the terms of the Merger Agreement, the other Transaction Documents and the Transactions, including the Merger Consideration and the Merger, are advisable, fair to, and in the best interests of, Checkpoint and the Unaffiliated Company Stockholders, and (ii) recommended that the Checkpoint Board approve, adopt and declare advisable and in the best interests of Checkpoint and its stockholders the Merger Agreement, the other Transaction Documents and the Transactions, including the Merger, and that the Checkpoint Board submit to Checkpoint’s stockholders, and recommended the adoption by the Unaffiliated Company Stockholders of, the Merger Agreement.
The Checkpoint Board (acting upon the recommendation of the Special Committee), after considering various factors described in the section of this proxy captioned “The Merger — Reasons for the Merger,” unanimously (i) determined that the entry into the Merger Agreement and the other Transaction Documents to which Checkpoint is a party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Checkpoint and Checkpoint’s stockholders, (ii) authorized and approved the execution, delivery and performance by Checkpoint of the Merger Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger, (iii) recommended that Checkpoint’s stockholders adopt the Merger Agreement and approve the Merger and the other Transactions, and (iv) directed that the Merger Agreement be submitted for consideration by Checkpoint’s stockholders at the Special Meeting.
On April 14, 2025, Checkpoint, Parent and Merger Sub entered into the Merger Agreement Amendment pursuant to which the parties agreed to amend the Company Required Vote definition in the Merger Agreement to align with the vote requirements under recently enacted amendments to the DGCL, following the date of the Merger Agreement.

The Parties to the Merger
Checkpoint.   Checkpoint was formed as a Delaware corporation on November 10, 2014 and commenced principal operations in March 2015 under the name Checkpoint Therapeutics, Inc. Checkpoint is commercial-stage immunotherapy and targeted oncology company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. On December 13, 2024, Checkpoint announced that the FDA granted approval of cosibelimab-ipdl, now referred to as UNLOXCYT™, for the treatment of adults with metastatic cutaneous squamous cell carcinoma (“cSCC”) or locally advanced cSCC who are not candidates for curative surgery or curative radiation. The approval was granted for this indication based upon data from an ongoing multi-regional, open-label, multicohort Phase 1 clinical trial in Checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, including ongoing cohorts in locally advanced and metastatic cSCC. To date, Checkpoint has not generated any product sales from its approved product or investigational product candidates in its research pipeline. Checkpoint is a majority-controlled subsidiary of Fortress by virtue of Fortress’ ownership of all outstanding shares of Class A Common Stock. Checkpoint’s Common Stock is listed on NASDAQ under the symbol “CKPT.” Checkpoint’s principal executive offices are located at 95 Sawyer Road, Suite 110, Waltham, MA 02453 and its telephone number is (781) 652-4500. For more information on Checkpoint, see the sections of this proxy statement captioned “The Parties to the Merger,” and “Where You Can Find Additional Information.”
Parent.   Sun Pharmaceutical Industries, Inc. was formed as a Delaware corporation on February 22, 1984 and became an indirect wholly owned subsidiary of Sun Pharmaceutical Industries Ltd. on June 14, 2011. Sun Pharmaceutical Industries Ltd. is a leading specialty generics company with a presence in specialty, generics and consumer healthcare products. Parent’s address is Sun Pharmaceutical Industries, Inc., 2 Independence Way, Princeton, NJ 08540. For more information on Parent, see the section of this proxy statement captioned “The Parties to the Merger.”
Merger Sub.   Snoopy Merger Sub, Inc. was formed on February 14, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the Transactions. Merger Sub’s address is c/o Sun Pharmaceutical Industries, Inc., 2 Independence Way, Princeton, NJ 08540. Merger Sub is a wholly owned subsidiary of Parent. For more information on Merger Sub, see the section of this proxy statement captioned “The Parties to the Merger.”
The Special Meeting
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Date, Time and Place.   The Special Meeting will be held on May  28, 2025 at 10:00 a.m., Eastern Time. You may attend the Special Meeting solely via a live webcast at www.virtualshareholdermeeting.com/CKPT2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). Checkpoint believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.

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Purpose.   At the Special Meeting, Checkpoint will ask stockholders to vote on the following proposals:

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The Merger Proposal:   the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Checkpoint, with Checkpoint continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent;

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The Compensation Proposal:   the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Checkpoint to its named executive officers in connection with the Merger; and

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The Adjournment Proposal:   the proposal for the adjournment of the Special Meeting, from time to time, to a later date or dates, if determined by the Checkpoint Board or the chairperson of the Special Meeting to be necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

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Record Date; Shares Entitled to Vote; Quorum.   You are entitled to vote at the Special Meeting if you owned outstanding Shares as of the close of business on the Record Date. As of the Record Date, there were 87,020,002 Shares outstanding and entitled to vote at the Special Meeting, comprised of 700,000 shares of Class A Common Stock and 86,320,002 shares of Common Stock. Each share of Common Stock outstanding as of the close of business on the Record Date is entitled to one vote per share on each matter properly submitted for a vote at the Special Meeting. Each share of Class A Common Stock outstanding as of the close of business on the Record Date is entitled to a number of votes per share equal to 1.1 times a fraction, the numerator of which is the sum of the shares of outstanding Common Stock and the denominator of which is the number of shares of outstanding Class A Common Stock. The presence virtually or represented by proxy of the holders of Shares having a majority of the votes that could be cast by the holders of all outstanding Shares entitled to vote at the Special Meeting shall constitute a quorum.
Votes Required
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The Merger Proposal.   Under the terms of the Merger Agreement, the approval of the Merger Proposal requires (a) the affirmative vote of a majority of the votes cast at the Special Meeting by the Unaffiliated Company Stockholders and (b) the affirmative vote of the holders of a majority in voting power of the outstanding Shares, in each case as of the Record Date (the approvals set forth in (a) and (b), collectively, the “Company Required Vote”). Approval of the Merger Proposal by our stockholders, satisfying the Company Required Vote, is a condition to the closing of the Merger and, under the Merger Agreement, cannot be waived. The Unaffiliated Stockholder Approval will be obtained if more votes are cast “FOR” the Merger Proposal by the Unaffiliated Company Stockholders than “AGAINST” the Merger Proposal by the Unaffiliated Company Stockholders, in each case that cast votes on the Merger Proposal at the Special Meeting.

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The Compensation Proposal.   Approval of the Compensation Proposal requires the affirmative vote of the majority of the voting power of the Shares at the Special Meeting and entitled to vote on the subject matter.

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The Adjournment Proposal.   Approval of the Adjournment Proposal requires the affirmative vote of the majority of the voting power of the Shares at the Special Meeting and entitled to vote on the subject matter.

Reasons for the Merger; Recommendations of the Special Committee and the Checkpoint Board
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Recommendation of the Special Committee.   At a meeting held on March 2, 2025, after reviewing the Merger Agreement, the other Transaction Documents and the Transactions, and taking into account the presentations made to the Special Committee and various other factors discussed and considered by the Special Committee, and after due consideration of its fiduciary duties under applicable law, with the assistance of independent financial and legal advisors, the Special Committee unanimously (i) determined the terms of the Merger Agreement, the other Transaction Documents and the Transactions, including the Merger Consideration and the Merger, are advisable, fair to, and in the best interests of, Checkpoint and the Unaffiliated Company Stockholders, and (ii) recommended that the Checkpoint Board approve, adopt and declare advisable and in the best interests of Checkpoint and its stockholders the Merger Agreement, the other Transaction Documents and the Transactions, including the Merger, and that the Checkpoint Board submit to Checkpoint’s stockholders, and recommended the adoption by the Unaffiliated Company Stockholders of, the Merger Agreement. For a description of the reasons considered by the Special Committee, see the section of this proxy statement captioned “The Merger — Reasons for the Merger; Recommendations of the Special Committee and the Checkpoint Board.”

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Recommendation of the Checkpoint Board.   At a meeting held on March 2, 2025, following the meeting of the Special Committee, after careful consideration, the Checkpoint Board, acting upon the recommendation of the Special Committee, unanimously (i) determined that the entry into the Merger Agreement and the other Transaction Documents to which Checkpoint is a party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Checkpoint and Checkpoint’s stockholders, (ii) authorized and approved the execution, delivery and performance by Checkpoint of the Merger Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger, (iii) recommended that Checkpoint’s stockholders adopt the Merger Agreement and approve the Merger and the other Transactions, and

(iv) directed that the Merger Agreement be submitted for consideration by Checkpoint’s stockholders at the Special Meeting. For a description of the reasons considered by the Checkpoint Board, see the section of this proxy statement captioned “Special Factors — The Merger; Recommendations of the Special Committee and the Checkpoint Board.”
The Checkpoint Board (acting on the recommendation of the Special Committee), by unanimous vote of Checkpoint’s directors, recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Opinion of Checkpoint’s Financial Advisor — Locust Walk Securities, LLC
On March 17, 2021, the Checkpoint Board authorized Checkpoint to engage Locust Walk Partners, LLC (“LW Partners”), to act as Checkpoint’s exclusive financial advisor with respect to Checkpoint’s consideration of regional transactions in Europe or Asia. LW Partners was engaged by Checkpoint pursuant to an engagement letter dated April 2, 2021. LW Partners delegated its engagement to its broker-dealer affiliate, Locust Walk Securities, LLC (“LW Securities”) in January 2022 once the engagement was expanded to contemplate a potential strategic acquisition. On March 2, 2025, representatives of LW Securities presented its financial analyses of the proposed transaction, and delivered an oral opinion (which was subsequently confirmed in writing by delivery of LW Securities’ written opinion dated March 2, 2025) addressed to the Special Committee, that, as of the date of the opinion and based upon and subject to the assumptions and limitations as set forth in the opinion, and such factors that LW Securities deemed relevant, the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger was fair, from a financial point of view, to the Unaffiliated Company Stockholders.
LW Securities’ opinion was prepared for the information and assistance of the Special Committee and only addressed the fairness of the Merger Consideration, from a financial point of view, to be received by the Unaffiliated Company Stockholders in the Merger and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. At the instruction of the Special Committee, LW Securities did not consider the Common CVR Amount in its analyses in light of the uncertainty as to whether any Milestone Payment would be earned. The summary of LW Securities’ opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by LW Securities in preparing its opinion. LW Securities’ opinion was prepared for the information and assistance of the Special Committee (in its capacity as such) in connection with, and for the purpose of, its consideration of the financial terms of the Merger. LW Securities’ opinion did not constitute a recommendation to the Special Committee or the Checkpoint Board as to whether or not to approve the Merger and does not constitute a recommendation to any other person as to how to vote with respect to the Merger or to take any other action in connection with the Merger or otherwise For more information, see the section of this proxy statement captioned “The Merger - Opinion of Checkpoint’s Financial Advisor — Locust Walk Securities, LLC.”
Opinion of the Special Committee’s Financial Advisor — Kroll
On December 11, 2024, Checkpoint executed an engagement letter retaining Kroll, LLC operating through its Duff & Phelps Opinions Practice, which we refer to as “Duff & Phelps,” to serve as an independent financial advisor to the Special Committee (solely in their capacity as members of the Special Committee), to (a) act as financial advisor to the Special Committee in evaluating and negotiating a potential transaction and (b) at the request of the Special Committee to provide the Special Committee with a fairness opinion in connection with the Merger.
On March 2, 2025, Duff & Phelps delivered its written opinion, dated March 2, 2025, which we refer to as the “Kroll Opinion”, to the Special Committee that, as of the date of the Kroll Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the Kroll Opinion, the Merger Consideration to be received by the Unaffiliated Company Stockholders, taking into account any consideration received by Fortress in excess of the Merger Consideration to be received by all public stockholders of Checkpoint, in the Merger is fair from a financial point of view to the Unaffiliated Company Stockholders (without giving effect to any impact of the Merger on any particular holder of Shares other than in its capacity as a holder of Shares).

The full text of the Kroll Opinion discusses the procedures followed, assumptions made, matters considered, limitations of the review undertaken by Duff & Phelps in connection with the Kroll Opinion, as well as other qualifications contained in the Kroll Opinion. The full text of the Kroll Opinion is attached to this proxy statement as Annex D and is incorporated into this document by reference. The summary of the Kroll Opinion set forth herein is qualified in its entirety by reference to the full text of the Kroll Opinion. We urge you to read carefully the Kroll Opinion, together with the summary thereof in this proxy statement, in its entirety.
The Kroll Opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the Merger. The Kroll Opinion addressed solely whether the Merger Consideration to be received by the holders Shares in the Merger was within, or in excess of, a range of values that would be viewed as fair, as suggested by certain financial analyses Duff & Phelps deemed appropriate in its professional judgment. The Kroll Opinion does not address any other aspect or implication of the Merger and was not a recommendation as to how the Special Committee or any holder of Shares should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction.
Certain Effects of the Merger
If the conditions to the Closing of the Merger are satisfied or otherwise waived, and in accordance with the DGCL, at the Effective Time: (1) Merger Sub will be merged with and into Checkpoint; (2) the separate corporate existence of Merger Sub will cease; and (3) Checkpoint will continue as the Surviving Corporation in the Merger and as a wholly owned subsidiary of Parent.
As a result of the Merger, Checkpoint will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation as a result of the Merger.
The Effective Time will occur upon the date and time of the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later date and time as Checkpoint, Parent and Merger Sub may agree and specify in the Certificate of Merger).
Treatment of Outstanding Shares, Unvested Company Restricted Shares, Company Options and Company Warrants
Shares and Unvested Company Restricted Shares.   The Merger Agreement provides for the following treatment of outstanding Shares and Unvested Company Restricted Shares in connection with the Merger:
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At the Effective Time, each Share, including each Unvested Company Restricted Share, outstanding immediately prior to the Effective Time, will be canceled and cease to exist and be converted into the right to receive the Common Cash Amount and the Common CVR Amount, which we refer to collectively as the “Merger Consideration”, in each case subject to applicable withholding taxes. Thereafter, each holder of such Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement. For more information, see the sections of this proxy statement captioned “The Merger — Effect of the Merger” and “The Merger — Treatment of Equity Awards — Treatment of Unvested Company Restricted Shares.”

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At the Effective Time, (i) any Shares held by the Company or any direct or indirect wholly owned subsidiary of the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties), and (ii) any Shares held by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

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Promptly after the Effective Time, once a stockholder has provided the Paying Agent with any documentation required by the Paying Agent, the Paying Agent will pay the Company Stockholder the Common Cash Amount in exchange for the Shares held by such Company Stockholder (other than Unvested Company Restricted Shares and Company Options). For more information, see the section of this proxy statement captioned “The Merger Agreement — Paying Agent, Payment Fund and Exchange and Payment Procedures.”
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The Surviving Corporation shall pay the applicable Common Cash Amount to holders of Company Options and Unvested Company Restricted Shares who are current or former employees of the Company through the Surviving Corporation’s payroll as soon as reasonably practicable following the Closing of the Merger.

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After the Merger is completed, you will have the right to receive the Merger Consideration, subject to any applicable withholding taxes, for each Share that you own as of immediately prior to the Effective Time, but you will no longer have any rights as a stockholder, except that record holders and beneficial owners of Shares who have neither voted in favor of the Merger nor consented thereto in writing, who have properly demanded appraisal of such Shares pursuant to, and in accordance with, Section 262 of the DGCL, and who do not validly withdraw or otherwise lose their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “Appraisal Rights.”

Company Options.   The Merger Agreement provides for the following treatment of Company Options at the Effective Time:
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Immediately prior to the Effective Time, by virtue of the Merger and without any further action on part of the holders thereof, Parent, Merger Sub, or Checkpoint, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled and automatically converted into the right to receive (i) an amount in cash equal to the product of (A) the total number of Shares underlying such Company Option, multiplied by (B) the excess, if any, of (x) the Common Cash Amount over (y) the per share exercise price for such Company Option, less applicable tax withholdings, and (ii) one CVR per each Share underlying such Company Option (collectively, the “Option Consideration”), net of applicable withholding taxes.

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Each Company Option with a per share exercise price that is equal to or greater than the Common Cash Amount shall be canceled at the Effective Time without the payment of any consideration. For more information about the treatment of Company Options, see the section of this proxy statement captioned “The Merger — Conversion of Shares — Treatment of Company Options.”

Company Warrants.   In connection with Checkpoint’s entry into the Merger Agreement, Checkpoint entered into the Warrant Amendment with Armistice. Pursuant to the Warrant Amendment, Checkpoint and Armistice agreed to, immediately prior to the Effective Time, (i) amend all outstanding Company Warrants held by or issued to Armistice or any of its affiliates (the “Armistice Warrants”) (other than that certain Company Warrant to purchase 5,853,659 Shares, by and between the Company and Armistice, dated as of July 2, 2024 (the “Specified Warrant”)), to provide that each such Armistice Warrant that remains outstanding and unexercised as of the Effective Time will automatically be converted into the right to receive the Warrant Consideration, and (ii) amend the Specified Warrant to provide that, for any portion of the Specified Warrant which remains outstanding and unexercised as of the Effective Time, such portion of the Specified Warrant will be converted into the right of Armistice to receive, for each Share underlying the Specified Warrant, a cash payment equal to $3.62. The Warrant Amendment also provides that Armistice will not be entitled to transfer the Armistice Warrants prior to the Effective Time unless the Merger Agreement is validly terminated in accordance with its terms prior to the Effective Time. For more information, see the section of this proxy statement captioned “Certain Agreements Related to the Merger — The Warrant Amendment” and the full text of the Warrant Amendment attached as Annex H to this proxy statement and is incorporated by reference in this proxy statement in their entirety.
The Merger Agreement further provides that each Company Warrant other than the Armistice Warrants that has not been exercised (in whole or in part) as of the Effective Time that remains outstanding after the Effective Time will be treated as follows:
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if such Company Warrant is validly and timely exercised, in whole or in part (including payment of the applicable exercise price in respect thereof) on a non “cashless exercise” basis, then the portion of such

Company Warrant so exercised shall be canceled automatically in exchange for the right to receive, with respect to each Share as to which such Company Warrant was so exercised, the Merger Consideration;
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if such Company Warrant has a per share exercise price less than or equal to the Common Cash Amount, and the applicable Warrant Holder delivers to Checkpoint, on or before the applicable expiration date or termination date of such Company Warrant, written notice, in form and substance reasonably acceptable to Parent, of such Warrant Holder’s irrevocable election to exercise such Company Warrant in whole (but not in part) on a “cashless exercise” basis, then such Company Warrant shall be canceled automatically in exchange for the right to receive, with respect to each Share as to which such Company Warrant was so exercised, the Warrant Consideration; or

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if the Warrant Holder of such Company Warrant validly and timely exercises any right to sell such Company Warrant to Checkpoint pursuant to the terms and conditions of such Company Warrant, then such Company Warrant shall be canceled automatically and converted into the right to receive the applicable sale price in cash under the terms and conditions of such Company Warrant.

For more information about the treatment of Company Warrants, see the sections of this proxy statement captioned “The Merger — Conversion of Shares — Treatment of Company Warrants.”
Effect on Checkpoint if the Merger is Not Completed
If the Merger Proposal is not approved by our stockholders, or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their Shares in connection with the Merger. Instead, (1) Checkpoint will remain an independent public company; (2) our Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act; (3) we will continue to file periodic reports with the SEC; and (4) the Founders Agreement and Management Services Agreement (as defined below) with Fortress will remain in full force and effect in accordance with their respective terms and the Royalty Agreement will terminate by its terms. For more information, see the section of this proxy statement captioned “The Merger — Effects on Checkpoint if the Merger Is Not Completed.”
Interests of Checkpoint’s Directors and Executive Officers in the Merger
When considering the recommendation of the Checkpoint Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders. In (1) evaluating the Merger Agreement; (2) approving the Merger Agreement and the Merger; and (3) recommending that the Merger Agreement be adopted by our stockholders, the Special Committee and the Checkpoint Board were aware of these interests to the extent that they existed at the time. In particular:
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Michael S. Weiss, Chairman of the Checkpoint Board and Lindsay A. Rosenwald, M.D, a member of the Checkpoint Board, are executive officers of Fortress and may be deemed to have interests in the Royalty Agreement and the Transition Services Agreement;

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Certain members of the Checkpoint Board received and are entitled to receive compensation for their service on the Special Committee;

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Checkpoint’s directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and Checkpoint;

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Checkpoint’s directors and executive officers are entitled to the Merger Consideration in respect of Unvested Company Restricted Shares; and

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Executive officers of Checkpoint are party to employment agreements which provide for severance payments and benefits in the event of a qualifying termination.

The Special Committee and the Checkpoint Board were aware of and considered these interests to the extent that they existed at the time. For a more detailed description of the interests of Checkpoint’s executive officers and directors in the Merger, see “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger.”

Certain U.S. Federal Income Tax Consequences of the Merger
The exchange of Shares for cash and CVRs pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, and also may be a taxable transaction under applicable state, local or foreign income or other tax laws. The amount of gain or loss a U.S. Holder recognizes, and the timing and character of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is significant uncertainty. The installment method of reporting any gain attributable to the CVRs generally will not be available with respect to the disposition of Shares pursuant to the Merger because the Shares are traded on an established securities market. There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of or payments on the CVRs in connection with the Merger. The receipt of the CVRs as part of the Merger Consideration might be treated as an “open transaction” or as a “closed transaction” for U.S. federal income tax purposes. Holders of Shares should read the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger” and consult their tax advisors concerning the tax consequences of the Merger in light of their particular circumstances, including any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
No Solicitation of Other Acquisition Proposals
During the period from March 9, 2025 until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, Checkpoint is subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows Checkpoint, under certain specified circumstances, and subject to a customary match right for Parent, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Checkpoint Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with their respective financial advisors and outside legal counsel, that any such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and promptly (and in any event within forty-eight hours) provides to Parent any material non-public information concerning the Company that is provided to any person given such access which was not previously provided to Parent or its representatives. For more information, see the section of this proxy statement captioned “The Merger Agreement — No Solicitation of Other Acquisition Proposals.” Checkpoint is not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including providing certain information regarding the Superior Proposal to Parent and engaging in good faith negotiations with Parent during a specified period. If Checkpoint terminates the Merger Agreement in order to accept a Superior Proposal from a third party, it must pay a termination fee of $12.5 million to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement — The Checkpoint Board’s Recommendation; the Special Committee’s Recommendation; Checkpoint Board Recommendation Change.”
Change in the Checkpoint Board’s Recommendation
The Checkpoint Board (including the Special Committee) may not withdraw, modify, amend or qualify (in a manner adverse to Parent or Merger Sub) its recommendation that Checkpoint’s stockholders adopt the Merger Agreement or take certain similar actions other than, under certain circumstances, if (1) the Checkpoint Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with their respective financial advisors and outside legal counsel, that an alternative Acquisition Proposal is a Superior Proposal or (2) there is a Change in Circumstances (as defined in the section of this proxy statement captioned “The Merger Agreement — The Checkpoint Board’s Recommendation; the Special Committee’s Recommendation; Checkpoint Board Recommendation Change”) and in each case the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Checkpoint Board or the Special Committee under applicable legal requirements and Checkpoint complies with certain procedures in the Merger Agreement.
Moreover, neither the Checkpoint Board, acting upon the recommendation of the Special Committee, nor the Special Committee may withdraw their recommendations unless Checkpoint complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If Checkpoint or Parent terminates the Merger Agreement under certain circumstances, including if Parent terminates because the Checkpoint Board (acting upon the recommendation of the Special Committee) or the Special Committee, withdraws, modifies, amends or qualifies their recommendations, then Checkpoint must pay to Parent a termination fee of $12.5 million.
For more information, see the section of this proxy statement captioned “The Merger Agreement — The Checkpoint Board’s Recommendation; the Special Committee’s Recommendation; Checkpoint Board Recommendation Change.”
Financing of the Merger
The Merger is not conditioned on any financing arrangements or contingencies. Parent and Merger Sub have represented in the Merger Agreement that Parent has and will have at the closing sufficient funds to permit Parent and Merger Sub to complete the transactions contemplated by the Merger Agreement and the other Transaction Documents, including the payment of all amounts payable under the Merger Agreement and other Transaction Documents, and to comply with their obligations under the Merger Agreement. The total amount of funds required by Parent and Merger Sub to complete the transactions contemplated by the Merger Agreement and purchase all outstanding Shares not already owned by Parent, to provide funding for the payment in respect of outstanding stock options and warrants and to provide funding for the Merger is approximately $416 million, plus related fees and expenses. Parent and Merger Sub currently have, and will have, available to them, cash on hand necessary for the payment of the aggregate Merger Consideration and to satisfy all of their payment obligations under the Merger Agreement and resulting from the transactions contemplated thereby in connection with Closing. Neither Parent nor Merger Sub has entered into any financing commitment in connection with the Merger Agreement or the transactions contemplated thereby.
Conditions to the Closing of the Merger
Consummation of the Merger is subject to certain conditions to the closing of Parent, Merger Sub and Checkpoint.
•
Obligations of Parent, Merger Sub and Checkpoint.   The respective obligations of Parent, Merger Sub and Checkpoint to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law, and except for the condition described in the first bullet point below) at or prior to the Effective Time of certain conditions, including the following:

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Checkpoint’s receipt of the Company Required Vote at the Company Stockholder meeting (or any recess, adjournment or postponement thereof);

•
the expiration or termination of the waiting periods (or any extensions thereof) applicable to the Merger pursuant to the HSR Act; and

•
no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction nor any legal required entered, enforced or enacted by any governmental body that prohibits or makes illegal the consummation of the Merger.

•
Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) prior to the Effective Time of each of the following additional conditions, any of which may be waived exclusively by Parent:

•
the accuracy of the representations and warranties of Checkpoint set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

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Checkpoint having complied with and performed in all material respects the covenants and agreements in the Merger Agreement required to be complied with or performed by it at or prior to the Closing;

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since March 9, 2025, there shall not have occurred any Material Adverse Effect that has not been ameliorated or cured such that a Material Adverse Effect no longer exists;

•
the Support Agreement being in full force and effect;

•
the Transition Services Agreement being in full force and effect; and

•
the receipt by Parent and Merger Sub of a closing certificate of Checkpoint certifying that specified conditions have been satisfied.

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Obligations of Checkpoint.   The obligations of Checkpoint to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) prior to the Effective Time of each of the following additional conditions, any of which may be waived exclusively by Checkpoint:

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the accuracy of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

•
Parent and Merger Sub having complied with and performed in all material respects all covenants and agreements in the Merger Agreement required to be performed or complied with by it at or prior to the Closing;

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the Royalty Agreement being in full force and effect;

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the CVR Agreement being in full force and effect; and

•
the receipt by Checkpoint of a closing certificate of Parent and Merger Sub certifying that specified conditions have been satisfied.

For more information, see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.”
Termination Fees and Remedies
Parent, Merger Sub and Checkpoint are entitled to seek certain remedies at law or equity, including injunction or monetary damages under the Merger Agreement.
Payment of Company Termination Fee by Checkpoint.   Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement — Termination Fees and Remedies,” under specified circumstances, including Checkpoint terminating the Merger Agreement to enter into an alternative Acquisition Agreement with respect to a Superior Proposal or Parent terminating the Merger Agreement due to a Company Adverse Change Recommendation, in each case, pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement, Checkpoint will be required to pay Parent the Company Termination Fee of $12.5 million. The Company Termination Fee will also be payable by Checkpoint if the Merger Agreement is terminated under certain circumstances and prior to such termination a bona fide Acquisition Proposal is publicly disclosed and is not publicly withdrawn (which withdrawal, in the case of a termination related to a failure to obtain the Company Required Vote, must have occurred at least five business days prior to the Company Stockholder meeting), and within one year of such termination, a transaction implementing an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into (and the transaction implementing such Acquisition Proposal is subsequently consummated).
Specific Performance.   Checkpoint, Parent and Merger Sub are entitled to an injunction, specific performance or other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, including the right of Checkpoint to enforce Parent’s or Merger Sub’s obligations to consummate the Merger, in addition to any other remedy to which they are entitled at law or in equity.
Post-Termination Damages Claims.   Following the valid termination of the Merger Agreement, subject to certain exceptions, no party will have further liability to the other parties under the Merger Agreement except that each party will have the right to pursue damages for the other party’s actual and intentional fraud under Delaware law with respect to the representations and warranties in the Merger Agreement or certain willful breaches of the Merger Agreement.

For more information, see the sections of this proxy statement captioned “The Merger Agreement — Termination Fees and Remedies.”
Appraisal Rights
If the Merger is consummated, our stockholders (including beneficial owners of shares of our capital stock) who do not vote in favor of the approval of the Merger Proposal, who properly demand an appraisal of their Shares, who continuously hold of record or beneficially own their Shares through the Effective Time, who otherwise comply with the procedures of Section 262 of the DGCL and who do not properly withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their Shares in connection with the merger under Section 262 of the DGCL. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
This means that such persons will be entitled to seek appraisal of their Shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their Shares, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, at any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to each person seeking appraisal, in which case interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the Shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their Shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of Shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Shares. For more information, see the section of this proxy statement captioned “Appraisal Rights.”
To exercise appraisal rights, a stockholder of record or a beneficial owner of Shares must (1) deliver a written demand for appraisal to Checkpoint before the vote is taken on the Merger Proposal; (2) not vote, virtually or by proxy, in favor of the Merger Proposal; (3) continue to hold of record or own beneficially the subject Shares through the effective date of the Merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Checkpoint of the identity of the Company Stockholder and that the Company Stockholder intends thereby to demand an appraisal of such stockholder’s Shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the Shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such Shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the Verified List (as defined below). The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Checkpoint unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Litigation Relating to the Merger
As of the date of this proxy statement, there are no legal proceedings challenging the Merger.
As of the date of this proxy statement, Checkpoint has received 2 demand letters from purported Checkpoint stockholders generally alleging disclosure deficiencies in connection with the disclosures associated with the Transactions. It is possible that additional demand letters may be received by, or complaints may be filed against, Checkpoint, the Special Committee, the Checkpoint Board, Parent or Merger Sub. If such additional demand letters are received or complaints are filed, absent new or different allegations that are material, Checkpoint will not necessarily disclose them. The outcome of the matters described above cannot be predicated with certainty. See also the section of this proxy statement captioned “The Merger — Litigation Relating to the Merger.”
Certain Agreements Related to the Merger
The CVR Agreement
As a condition to closing the Merger, at or prior to the Effective Time, Parent will enter into the CVR Agreement with the Rights Agent. The CVR Agreement will set forth the terms of the CVRs that will be issued pursuant to the Merger Agreement, as part of the Merger Consideration.
When issued, each CVR will entitle the Holder to receive a Milestone Payment, without interest and subject to any applicable withholding taxes. The amount of the Milestone Payment, if any, will depend on when the Milestone is achieved and the terms of the related regulatory approval. As used in the CVR Agreement, “Milestone” means first to occur of:
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the “Primary Milestone” being the receipt by Parent, any of its affiliates (including the Company) or any of its or their sublicensees of regulatory approval for UNLOXCYT™ in the European Union (and not in any individual country in Europe) pursuant to the centralized approval procedure; or

•
the “Alternate Milestone” being the receipt by Parent, any of its affiliates (including the Company) or any of its or their sublicensees of regulatory approval for UNLOXCYT™ in any of Germany, France, Italy, Spain or the United Kingdom.

The amount of the Milestone Payment, with respect to each CVR, means a contingent payment equal to:
•
$0.70, without interest, if the Milestone is first achieved on or prior to the date that is 12 months prior to Milestone Deadline Date and the applicable regulatory approval provides for a dosing schedule of once every three weeks;

•
$0.45, without interest, if the Milestone is first achieved on or prior to the date that is 12 months prior to the Milestone Deadline Date and the applicable regulatory approval provides for a dosing schedule that is more frequent than once every three weeks;

•
$0.45, without interest, if the Milestone is first achieved after the date that is 12 months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable regulatory approval provides for a dosing schedule of once every three weeks; or

•
$0.20, without interest, if the Milestone is first achieved after the date that is 12 months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable regulatory approval provides for a dosing schedule that is more frequent than once every three weeks.

If the Milestone is not achieved prior to the Milestone Deadline Date, there will be no Milestone Payment. There can be no assurance that the Milestone will be achieved on or before the Milestone Deadline Date, or that any Milestone Payment will be made.
Under the CVR Agreement, Parent will, and will cause its controlled affiliates (including Checkpoint) to, and will require its and its sublicensees to use, certain specified commercially reasonable efforts to (i) file a marketing authorization application for UNLOXCYT™ with the EMA within 12 months of the Closing Date or, to the extent any feedback or communications from, or expectations or requirements of, the EMA (including additional trial requirements) make it impracticable or inadvisable to file such marketing authorization application within such time period, as promptly thereafter as practicable, and (ii) achieve the Primary Milestone as promptly as practicable. Parent’s obligations to use such commercially reasonable efforts commences upon the Closing Date and continues until the earlier of (a) the Milestone Deadline Date and (b) the achievement of the Milestone.
The CVRs will be contractual rights only and will not be transferable except under limited circumstances, specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The Rights Agent will maintain an up-to-date register of the Holders.
The CVRs will not have any voting or dividend rights, interest will not accrue on any amounts payable on the CVRs to any Holder and will not represent any equity or ownership interest in Parent or any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries.
The Royalty Agreement
As a condition and inducement to the willingness of Fortress to enter into the Transaction Documents to which it is a party, concurrently with the execution of the Merger Agreement, Fortress, Parent and Checkpoint entered into the Royalty Agreement.
Pursuant to the Royalty Agreement, at the Closing, Fortress will receive a royalty interest right based on worldwide Net Sales (as defined in the Royalty Agreement) of certain products, including any drug substance, drug product, biological product, fixed-dose combination, or combination product that contains or comprises UNLOXCYT™, whether formulated or sold alone or in combination with any other active ingredient, that is approved by FDA and/or any other regulatory authority for any use or indication, which we refer to as the “Product”. The royalty interest right represents the right to receive quarterly cash payments of 2.5% of Net Sales of the Product for such fiscal quarter. As used in the Royalty Agreement, “Royalty Term” means, with respect to any country in the world, the period: (a) beginning from the date of the first commercial sale of the Product to a third party in such country, provided that Payor, its affiliates or their respective licensees and sublicensees, hold a biological drug or other regulatory exclusivity for the Product in such country, or a composition of matter patent term for the Product in such country; and (b) ending on the later of the expiration of any such biological drug or other regulatory exclusivity for the Product in such country, and the expiration of any such composition of matter patent term for the Product in such country.
Under the Royalty Agreement, Checkpoint and Parent (collectively, “Payor”) will use certain specified commercially reasonable efforts to: (i) develop and obtain regulatory approval for the Product in the United States, the European Union, and such other jurisdictions and countries, if any, as Payor determines in its sole discretion and (ii) commercialize the Product in the United States, such countries in the European Union as Payor determines in its sole discretion, and such other jurisdictions and countries, if any, as Payor determines in its sole discretion. Parent shall have no obligation under the Royalty Agreement unless and until the Effective Time occurs.
For more information, see the section of this proxy statement captioned “Certain Agreements Related to the Merger — The Royalty Agreement” and the full text of the Royalty Agreement attached as Annex E to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.
The Support Agreement
On March 9, 2025, the Company, Fortress and Parent entered into the Support Agreement, pursuant to which Fortress agreed to, among other things, during the term of the Support Agreement, (i) vote its Shares that it owns of record or beneficially, as well as any additional Shares it may acquire (the “Covered Shares”) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and against any Acquisition Proposal or any action, proposal, agreement, transaction or arrangement that is intended, or would reasonably expected, to result in a material breach of a covenant, representation or warranty or any obligation of the Company under the Merger Agreement or any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled or satisfied, (ii) not transfer any of its Covered Shares (subject to certain exceptions) and (iii) waive and not to exercise any appraisal rights in respect of such Covered Shares that may arise with respect to the

Merger and not to commence or participate in, any class action or legal action (a) challenging the validity of, or seeking to enjoin or delay the operation of any provision of the Merger Agreement or (b) with respect to claims against the Checkpoint Board, or any committee thereof, Parent of Merger Sub relating to the Merger Agreement or the transactions contemplated thereby. The Support Agreement will terminate upon the earlier of the termination of the Merger Agreement, the Effective Time and certain other specified events.
Under the terms of the Support Agreement, subject to the occurrence of the Effective Time, Fortress also agreed to forgo any further payment, dividend or distribution, or issuance or transfer of securities by the Company on or after the date of the Support Agreement pursuant to the Founders Agreement between Fortress and the Company and certain other agreements between Fortress and the Company. The Support Agreement further provides that effective immediately prior to, but conditioned upon the closing of the Merger, the Founders Agreement and the Management Services Agreement shall be terminated.
As of April 9, 2025, Fortress beneficially owned an aggregate of approximately 8.0% of the outstanding Shares and controls a majority of the outstanding voting power of Checkpoint’s capital stock through its ownership of all outstanding shares of Class A Common Stock. Accordingly, compliance with such Support Agreement will result in the Statutory Merger Approval being obtained. However, because Fortress is not an Unaffiliated Company Stockholder, its vote will not count in determining whether the Unaffiliated Stockholder Approval is obtained. Approval of the Merger Proposal by our stockholders, satisfying the Company Required Vote, is a condition to the closing of the Merger and, under the Merger Agreement, cannot be waived. The Unaffiliated Stockholder Approval will be obtained if more votes are cast “FOR” the Merger Proposal by the Unaffiliated Company Stockholders than “AGAINST” the Merger Proposal by the Unaffiliated Company Stockholders, in each case that cast votes on the Merger Proposal at the Special Meeting.
For more information, see the section of this proxy statement captioned “Certain Agreements Related to the Merger — The Support Agreement” and the full text of the Support Agreement attached as Annex F to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.
The Transition Services Agreement
Fortress and the Company have each agreed to enter into the Transition Services Agreement at or prior to Closing. Under the Transition Services Agreement, Fortress will agree to provide the Company with certain specified back-office support and services on a transitional basis following the Closing, in exchange for service fees specified therein. Fortress presently provides Checkpoint with certain back-office support and services pursuant to the Management Services Agreement dated as of March 17, 2015, by and between the Company and Fortress (the “Management Services Agreement”). Under the terms of the Support Agreement, effective as of immediately prior to, but conditioned upon, the Closing, the Management Services Agreement will be terminated automatically. The transition services set forth in the Transition Services Agreement are intended only to be transitional in nature, to terminate no later than the last day of the month of the 90-day anniversary of the Closing Date, and Checkpoint will transition the applicable services to its own internal organization or obtain alternate third-party sources to provide such services. For more information, see the section of this proxy statement captioned “Certain Agreements Related to the Merger — Transition Services Agreement” and the full text of the Transition Services Agreement, the form of which is attached as Annex G to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement, the Merger Proposal and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
On March 9, 2025, Checkpoint entered into the Merger Agreement. Under the Merger Agreement, Parent will acquire all of the outstanding Shares for the aggregate Merger Consideration. In order to complete the Merger, Checkpoint’s stockholders must vote to adopt and approve the Merger Proposal at the Special Meeting pursuant to the Company Required Vote (see definition below). This approval is a condition to the consummation of the Merger and, under the Merger Agreement, cannot be waived. See the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.” The Checkpoint Board is furnishing this proxy statement and form of proxy card to the holders of Shares as of the Record Date in connection with the solicitation of proxies of Checkpoint’s stockholders to be voted at the Special Meeting.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Merger Proposal, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your Shares without attending the Special Meeting and to ensure that your Shares are represented and voted at the Special Meeting.
Your vote is very important. Even if you plan to attend the Special Meeting, Checkpoint encourages you to submit a proxy as soon as possible.
Q:
What is the proposed Merger and what effects will it have on Checkpoint?

A:
The proposed Merger is the acquisition of Checkpoint by Parent. If the Merger Proposal is approved by our stockholders in the manner described in this proxy statement, and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Checkpoint, with Checkpoint continuing as the Surviving Corporation. As a result of the Merger, Checkpoint will become a wholly owned subsidiary of Parent, and the Common Stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, the Common Stock will be deregistered under the Exchange Act, and Checkpoint will no longer file periodic reports with the SEC.

Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration, without interest and subject to any applicable withholding taxes, for each Share that you own as of immediately prior to the Effective Time, unless you have properly perfected and exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied.

For example, if you own 100 Shares as of immediately prior to the Effective Time, you will receive $410.00 in cash consideration and 100 CVRs representing the right to receive a total contingent payment of up to $70.00 in exchange for your Shares, without interest and less any applicable withholding taxes.
Q:
How does the upfront cash consideration compare to the market price of Checkpoint’s Common Stock?

A:
The Common Cash Amount represents an (i) approximately 66% premium to the closing price of the Common Stock of $2.47 per share on March 7, 2025, the last full trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby, (ii) approximately 35% premium to the 30-day trading period volume weighted average price (“VWAP”) of the Common

Stock as of March 7, 2025, and (iii) approximately 21% premium to the 60-day trading period VWAP of the Common Stock as of March 7, 2025.
Q:
What is a CVR and how does it work?

A:
While no guarantee can be given that any proceeds will be received, each CVR will represent the right to receive a contingent cash payment from Parent upon the achievement of the Primary Milestone or the Alternate Milestone (as defined below), whichever occurs first, as further described in the section captioned “Certain Agreements Related to the Merger — CVR Agreement” in this proxy statement.

Q:
What are the payment triggers and amounts under the CVRs?

A:
Each CVR represents the right to receive a single Milestone Payment, without interest and subject to any applicable withholding taxes.

The amount of the Milestone Payment, if any, will depend on when the Milestone is achieved and the terms of the related regulatory approval. Under the CVR Agreement, the “Milestone” means the first to occur of:
•
the “Primary Milestone”, being the receipt by Parent, any of its affiliates (including Checkpoint) or any of their sublicensees of regulatory approval of UNLOXCYT™ in the European Union pursuant to the centralized approval procedure; and

•
the “Alternate Milestone”, being the receipt by Parent, any of its affiliates (including Checkpoint) or any of their sublicensees of regulatory approval of UNLOXCYT™ in any of Germany, France, Italy, Spain or the United Kingdom.

The amount of the Milestone Payment, if any, will equal:
•
$0.70, if the Milestone is first achieved on or prior to the date that is 12 months prior to Milestone Deadline Date and the applicable regulatory approval provides for a dosing schedule of once every three weeks;

•
$0.45, if the Milestone is first achieved on or prior to the date that is 12 months prior to the Milestone Deadline Date and the applicable regulatory approval provides for a dosing schedule that is more frequent than once every three weeks;

•
$0.45, if the Milestone is first achieved after the date that is 12 months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable regulatory approval provides for a dosing schedule of once every three weeks; or

•
$0.20, if the Milestone is first achieved after the date that is 12 months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable regulatory approval provides for a dosing schedule that is more frequent than once every three weeks.

Under the CVR Agreement, the “Milestone Deadline Date” means the date that is 36 months after the date on which a marketing authorization application or equivalent for UNLOXCYT™ receives a positive validation outcome by the EMA.
Q:
Is it possible that I will not receive any payment under the CVRs?

A:
Yes. There can be no assurance that the Milestone will be achieved on or before the Milestone Deadline Date, if at all, and that any resulting Milestone Payment will be required.

Q:
Can I transfer my CVRs?

A:
The CVRs are not transferable except under certain limited circumstances and will not be evidenced by a certificate or other instrument. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Checkpoint, Parent or any of their respective affiliates.

Q:
What will happen to Unvested Company Restricted Shares and Company Options?

A:
At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or Checkpoint, Unvested Company Restricted Shares and Company Options will be treated as follows:

•
Each Unvested Company Restricted Share that is outstanding immediately prior to the Effective Time shall be canceled and cease to exist and be converted into the right to receive the Merger Consideration, and the holders of such Unvested Company Restricted Shares shall cease to have any rights with respect thereto other than the right to receive the Merger Consideration with respect thereto.

•
Each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled and automatically converted into the right to receive the Option Consideration, net of applicable withholding taxes. Each Company Option with a per share exercise price that is equal to or greater than the Common Cash Amount shall be canceled at the Effective Time without the payment of consideration therefor.

Q:
What will happen to Company Warrants?

A:
Checkpoint has previously issued Company Warrants. In connection with Checkpoint’s entry into the Merger Agreement, Checkpoint entered into the Warrant Amendment with Armistice. Pursuant to the Warrant Amendment, Checkpoint and Armistice agreed to, immediately prior to the Effective Time, (i) amend all Armistice Warrants (other than the Specified Warrant), to provide that each such Armistice Warrant that remains outstanding and unexercised as of the Effective Time will automatically be converted into the right to receive the Warrant Consideration, and (ii) amend the Specified Warrant to provide that, for any portion of the Specified Warrant which remains outstanding and unexercised as of the Effective Time, such portion of the Specified Warrant will be converted into the right of Armistice to receive, for each Share underlying the Specified Warrant, a cash payment equal to $3.62. The Warrant Amendment also provides that Armistice will not be entitled to transfer the Armistice Warrants prior to the Effective Time unless the Merger Agreement is validly terminated in accordance with its terms prior to the Effective Time.

With respect to each Company Warrant other than the Armistice Warrants that has not been exercised (in whole or in part) as of the Effective Time that remains outstanding after the Effective Time:
(i)
if such Company Warrant is validly and timely exercised, in whole or in part (including payment of the applicable exercise price in respect thereof) on a non “cashless exercise” basis, then the portion of such Company Warrant so exercised shall be canceled automatically in exchange for the right to receive, with respect to each Share as to which such Company Warrant was so exercised, the Merger Consideration;

(ii)
if such Company Warrant has a per share exercise price less than or equal to the Common Cash Amount, and the applicable Warrant Holder delivers to Checkpoint, on or before the applicable expiration date or termination date of such Company Warrant, written notice, in form and substance reasonably acceptable to Parent, of such Warrant Holder’s irrevocable election to exercise such Company Warrant in whole (but not in part) on a “cashless exercise” basis, then such Company Warrant shall be canceled automatically in exchange for the right to receive, with respect to each Share as to which such Company Warrant was so exercised, the Warrant Consideration; or

(iii)
if the Warrant Holder of such Company Warrant validly and timely exercises any right to sell such Company Warrant to Checkpoint pursuant to the terms and conditions of such Company Warrant, then such Company Warrant shall be canceled automatically and converted into the right to receive the applicable sale price in cash under the terms and conditions of such Company Warrant.

Historical discussions and negotiations with Armistice in connection with the Warrant Amendment is more fully described above under the section of this proxy statement captioned “The Merger — Background of the Merger”.
Holders of certain Company Warrants will potentially be entitled to per Share consideration in excess of the per Share consideration payable to holders of Common Stock as a result of the Black-Scholes provisions of such Company Warrants (other than the Armistice Warrants). After the entry into the Merger Agreement, for purposes of estimating the Black-Scholes value of such Company Warrants, Checkpoint’s management, with the assistance of LW Securities and following discussions with Parent, calculated a risk-adjusted net present value of a CVR of $0.18. This was calculated based on estimates of the probabilities of the potential value of any Milestone Payment becoming payable (including the possibility of no payment), and the timing of the Milestone Payment, as further described above in the response to the question titled “Q: What are the payment triggers and amounts under the CVRs?”, each as provided by Checkpoint’s management, and applying an 18% discount rate to such estimated payments, reflecting the weighted average cost of capital used by LW Securities in its analyses, as more fully described under the sections of this proxy statement captioned “The Merger — Opinion of Checkpoint’s Financial Advisor — Locust Walk Securities, LLC.” This calculation is subject to a number of inherent risks and uncertainties, and there can be no guarantee that a Milestone Payment will become payable or, if payable, when the Milestone will be achieved. This calculation was performed solely for the purpose of estimating the Black-Scholes value of such Company Warrants and does not reflect Checkpoint’s management’s projections of the Milestone Payment (if any) to be received under the CVRs.
Q:
What consideration is Fortress receiving in connection with the Merger?

A:
Concurrently with the execution of the Merger Agreement, Checkpoint entered into a Royalty Agreement with Parent and Fortress pursuant to which following, and subject to the occurrence of, the Effective Time, Fortress will receive a royalty interest right based on worldwide net sales of UNLOXCYTTM and certain related products of Checkpoint and Parent. The royalty interest right represents the right to receive quarterly cash payments of 2.5% of net sales of such products during the time period set forth in the Royalty Agreement. Pursuant to the Merger Agreement, at or prior to the Closing, Checkpoint and Fortress will enter into a Transition Services Agreement, pursuant to which, from and after the Effective Time, Fortress would provide the Company with certain transition services as set forth in the Transition Services Agreement, including certain back-office support and services, for the period of time and in exchange for compensation calculated at specified hourly rates, as set forth therein. Fortress presently provides Checkpoint with certain back-office support and services pursuant to the Management Services Agreement. Under the terms of the Support Agreement, effective as of immediately prior to, but conditioned upon, the Closing, the Management Services Agreement will be terminated automatically. The transition services set forth in the Transition Services Agreement are intended only to be transitional in nature, to terminate no later than the last day of the month of the 90-day anniversary of the Closing Date, and Checkpoint will transition the applicable services to its own internal organization or obtain alternate third-party sources to provide such services.

The entry into the Royalty Agreement was a condition and inducement to the willingness of Fortress to enter into the Transaction Documents, including the Support Agreement, pursuant to which Fortress has agreed to, among other things, during the term of the Support Agreement, vote its Covered Shares in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement. The entry into the Support Agreement was a condition and inducement to the willingness of Parent and the Company to enter into the Merger Agreement.
As of April 9, 2025, Fortress beneficially owned an aggregate of approximately 8.0% of the outstanding Shares and controls a majority of the outstanding voting power of Checkpoint’s capital stock through its ownership of all outstanding shares of Class A Common Stock.
Historical discussions and negotiations with Fortress and Parent in connection with the Support Agreement, the Royalty Agreement and the Transition Services Agreement are more fully described above under the section of this proxy statement captioned “The Merger — Background of the Merger.”
Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

•
the Merger Proposal to adopt the Merger Agreement;

•
the Compensation Proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Checkpoint to our named executive officers in connection with the Merger; and

•
the Adjournment Proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if determined by the Checkpoint Board or the chairperson of the Special Meeting to be necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will take place on May 28, 2025, at 10:00 a.m., Eastern Time. You may attend and vote during the Special Meeting at www.virtualshareholdermeeting.com/CKPT2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying this proxy statement. Only one person will be able to log in with that unique 16-digit control number at any time. Once you have properly registered, you may enter the Special Meeting. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your Shares).

Q:
Who is entitled to vote at the Special Meeting?

A:
All of our stockholders as of the close of business on April 9, 2025, which is the Record Date for the Special Meeting, are entitled to vote their Shares at the Special Meeting. As of the Record Date, there were 87,020,002 Shares outstanding and entitled to vote at the Special Meeting, comprised of 700,000 shares of Class A Common Stock and 86,320,002 shares of Common Stock. Our Class A Common Stock and Common Stock will vote together on each of the matters set forth in this proxy statement; however, because no shares of Class A Common Stock are held by Unaffiliated Company Stockholders, no vote of Class A Common Stock will be included in determining whether the Unaffiliated Stockholder Approval has been obtained. For each share of Common Stock that you owned as of the close of business on the Record Date, you will have one vote on each matter properly submitted for a vote at the Special Meeting. For each share of Class A Common Stock that you owned as of the close of business on the Record Date, you will have a number of votes per share of Class A Common Stock equal to 1.1 times a fraction of the numerator of which is the sum of the shares of outstanding Common Stock and the denominator of which is the number of shares of outstanding Class A Common Stock, in each case as of the Record Date. All outstanding and issued Class A Common Stock is presently held by Fortress and, subject to limited exceptions, Fortress is prohibited under the Support Agreement from transferring any of its Class A Common Stock.

Q:
What vote is required to approve the Merger Proposal?

A:
The affirmative vote of (a) a majority of the votes cast at the Special Meeting by the Unaffiliated Company Stockholders and (b) the holders of a majority in voting power of the outstanding Shares, in each case as of the Record Date (the approvals set forth in (a) and (b) are collectively referred to as the Company Required Vote) is required to approve the Merger Proposal. Approval of the Merger Proposal by our stockholders, satisfying the Company Required Vote, is a condition to the Closing and, under the Merger Agreement, cannot be waived.

Under the terms of the Support Agreement, Fortress has agreed to, among other things, vote its Shares that it owns of record or beneficially, in favor of the approval of the Merger Proposal. As of April 9, 2025, Fortress beneficially owned an aggregate of approximately 8.0% of the outstanding Shares and controlled a majority of the outstanding voting power of Checkpoint’s capital stock through its ownership of all outstanding shares of Class A Common Stock. The Support Agreement will terminate upon the earlier of the termination of the Merger Agreement, the Effective Time and certain other specified events. Accordingly, compliance with such Support Agreement will result in the Statutory Merger Approval being obtained. However, because Fortress is not an Unaffiliated Company Stockholder, its vote will not count in determining whether the Unaffiliated Stockholder Approval is obtained. Approval of the Merger Proposal by our stockholders, satisfying the Company Required Vote, is a condition to the closing of the Merger and, under the Merger Agreement, cannot be waived.

The Unaffiliated Stockholder Approval will be obtained if more votes are cast “FOR” the Merger Proposal by the Unaffiliated Company Stockholders than “AGAINST” the Merger Proposal by the Unaffiliated Company Stockholders, in each case that cast votes on the Merger Proposal at the Special Meeting.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal for purposes of the Statutory Merger Approval, but, assuming a quorum is present, will have no effect on whether the Unaffiliated Stockholder Approval is obtained. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the Merger Proposal for purposes of the Statutory Merger Approval, but, assuming a quorum is present, will have no effect on whether the Unaffiliated Stockholder Approval is obtained. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal for purposes of the Statutory Merger Approval, but, assuming a quorum is present, will have no effect on whether the Unaffiliated Stockholder Approval is obtained.
Q:
What vote is required to approve the Compensation Proposal and the Adjournment Proposal?

A:
Approval of the Compensation Proposal requires the affirmative vote of the majority of the voting power of the Shares at the Special Meeting and entitled to vote on the subject matter.

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the voting power of the Shares at the Special Meeting and entitled to vote on the subject matter.
Under the terms of the Support Agreement, Fortress has agreed to, among other things, vote its Shares that it owns of record or beneficially, in favor of the approval of the Compensation Proposal and the Adjournment Proposal.
If you are a stockholder of record and you fail to attend the Special Meeting (and you do not submit a signed proxy card or grant a proxy over the internet or by telephone), such failure will not have any effect on the outcome of these proposals, except to the extent that such failure affects obtaining a quorum at the Special Meeting.
If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will not have any effect on the outcome of these proposals, except to the extent that such failure affects obtaining a quorum at the Special Meeting.
In all cases, if you attend the Special Meeting and abstain or fail to vote on these proposals (and you did not submit a proxy for or against such proposals), or if you check the “abstain” box on a submitted proxy card (or take equivalent action through the internet or by telephone), your Shares will be treated as present and entitled to vote on the subject matter, and such failure or abstention will have the same effect as a vote “AGAINST” these proposals.
Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to or incorporate by reference in this proxy statement carefully and consider how the Merger affects you.

Then, even if you expect to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or via telephone (using the instructions found on the proxy card), so that your Shares can be voted at the Special Meeting. If you hold your Shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your Shares. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

Q:
What is the Special Committee, and what role did it play in evaluating the Merger?

A:
The Checkpoint Board formed the Special Committee to review, evaluate and negotiate potential strategic alternatives, including a possible sale of Checkpoint, and provide a recommendation to the Checkpoint Board as to whether or not to approve any such transaction. The Special Committee is comprised solely of independent directors of the Checkpoint Board who were determined by the Checkpoint Board to be independent of Fortress and its affiliates, Sun Pharma and the other potential counterparties considered by Checkpoint in its review of strategic alternatives. As more fully described in the section of this proxy statement captioned “The Merger — Reasons for the Merger; Recommendations of the Special Committee and the Checkpoint Board,” the Special Committee evaluated the Merger Agreement, the CVR Agreement, the Royalty Agreement, the Support Agreement, the Transition Services Agreement, the Warrant Amendment and the transactions contemplated by the Merger Agreement, including the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, Checkpoint management and Checkpoint’s outside legal advisor and financial advisor. At the conclusion of its review, the Special Committee unanimously (i) determined the terms of the Merger Agreement, the other Transaction Documents and the Transactions, including the Merger Consideration and the Merger, are advisable, fair to, and in the best interests of, Checkpoint and the Unaffiliated Company Stockholders, and (ii) recommended that the Checkpoint Board approve, adopt and declare advisable and in the best interests of Checkpoint and its stockholders the Merger Agreement, the other Transaction Documents and the Transactions, including the Merger, and that the Checkpoint Board submit to Checkpoint’s stockholders, and recommended the adoption by the Unaffiliated Company Stockholders of, the Merger Agreement.

Q:
How does the Checkpoint Board recommend that I vote at the Special Meeting?

A:
The Checkpoint Board (acting on the recommendation of the Special Committee), by unanimous vote of Checkpoint’s directors, recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Q:
What happens if the Merger is not completed?

A:
If the Merger Proposal is not approved by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their Shares in connection with the Merger. Instead: (1) Checkpoint will remain an independent public company; (2) our Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act; (3) we will continue to file periodic reports with the SEC; and (4) the Founders Agreement and Management Services Agreement with Fortress will remain in full force and effect in accordance with their respective terms and the Royalty Agreement will terminate by its terms.

In certain circumstances specified in the Merger Agreement in which the Merger Agreement is terminated, Checkpoint has agreed to pay Parent a $12.5 million termination fee.
For more information, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees and Remedies.”
Q:
What is the compensation that will or may become payable to Checkpoint’s named executive officers in connection with the Merger?

A:
The compensation that will or may become payable to our named executive officers in connection with the Merger is certain compensation that is tied to or based on the Merger and payable to Checkpoint’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Parent or its affiliates (including, following the consummation of the Merger, the Surviving Corporation) to our named executive officers following the Merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Compensation Proposal.”

Q:
Why am I being asked to cast a vote to approve the compensation that will or may become payable to our named executive officers in connection with the Merger?

A:
Checkpoint is required to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable to its named executive officers in connection with the Merger. Approval of the compensation that will or may become payable to our named executive officers in connection with the Merger is not required to consummate the Merger.

Q:
What will happen if Checkpoint’s stockholders do not approve the compensation that will or may become payable to Checkpoint’s named executive officers in connection with the Merger?

A:
Approval of the compensation that will or may become payable to our named executive officers in connection with the Merger is not a condition to consummation of the Merger. This is an advisory vote and will not be binding on Checkpoint or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the Merger Proposal is approved by our stockholders and the Merger is consummated, the compensation that will or may become payable to our named executive officers in connection with the Merger will or may be paid to Checkpoint’s named executive officers even if our stockholders do not approve such compensation.
Q:
What is the difference between holding Shares as a stockholder of record and as a beneficial owner?

A:
If your Shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those Shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Checkpoint. As a stockholder of record, you may attend the Special Meeting and vote your Shares at the Special Meeting using the control number on the enclosed proxy card.

If your Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of Shares held in “street name.” If you are a beneficial owner of Shares held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your Shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your Shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Q:
If my broker holds my Shares in “street name,” will my broker automatically vote my Shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your Shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your Shares. Without instruction, your Shares will not be counted for the purpose of obtaining a quorum or voted on the proposals, which will have the same effect as if you voted “AGAINST” approval of the Merger Proposal for purposes of the Statutory Merger Approval, but will have no effect on whether the Unaffiliated Stockholder Approval is obtained and will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal, except to the extent that such failure affects obtaining a quorum at the Special Meeting.

The Unaffiliated Stockholder Approval will be obtained if more votes are cast “FOR” the Merger Proposal by the Unaffiliated Company Stockholders than “AGAINST” the Merger Proposal by the Unaffiliated Company Stockholders, in each case that cast votes on the Merger Proposal at the Special Meeting.
Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your Shares are registered in your name with VStock Transfer, LLC, our transfer agent), there are four ways to vote:

•
by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);

•
by visiting the internet address on your proxy card;

•
by calling the toll-free (within the United States or Canada) phone number on your proxy card; or

•
by attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity, allow you to vote your Shares and confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your Shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your Shares by proxy. If you are a stockholder of record, you may still vote your Shares at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.
If your Shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or via telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your Shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your Shares at the Special Meeting.
Q:
May I attend the Special Meeting and vote at the Special Meeting?

A:
Yes. You may attend and vote during the Special Meeting at www.virtualshareholdermeeting.com/CKPT2025SM. You will need to log in by entering your unique 16- digit control number included on your proxy card accompanying this proxy statement. Only one person will be able to log in with that unique 16-digit control number at any time. Once you have properly registered, you may enter the Special Meeting. You will be able to listen to the Special Meeting live and vote online. The Special Meeting will begin at 10:00 a.m., Eastern Time, on May 28, 2025. Online check-in will begin a few minutes prior to the Special Meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your Shares). As the Special Meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the Special Meeting, to ensure that your Shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy previously submitted.
If, as of the Record Date, you are a beneficial owner of Shares held in “street name,” you may not vote your Shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your Shares at the Special Meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your Shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. Without your instructions, your Shares will not be counted for purposes of a quorum or voted at the Special Meeting, which will have the same effect as voting against the approval of the Merger Proposal for purposes of the Statutory Merger Approval, but will have no effect on whether the Unaffiliated Stockholder Approval is obtained. Notwithstanding the foregoing, if you do not provide a copy of the legal proxy, you may still attend the Special Meeting by showing proof of ownership (but you will not be able to vote your Shares at the Special Meeting).

Q:
Why did Checkpoint choose to hold a virtual Special Meeting?

A:
The Checkpoint Board decided to hold the Special Meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. A virtual Special Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving us and our stockholders time and money.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your Shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Shares is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the internet in the same manner as if you had signed, dated and returned a proxy card. The Checkpoint Board asks you to appoint James F. Oliviero, our President and Chief Executive Officer, and Garrett Gray, our Chief Financial Officer, each with full powers of substitution and re-substitution, as your proxy holders to vote your Shares at the Special Meeting.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•
submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Corporate Secretary; or

•
attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you hold your Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your Shares at the Special Meeting.
Q:
If a stockholder gives a proxy, how are the Shares voted?

A:
Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your Shares in the way that you direct.

If you sign your proxy card but do not mark the boxes showing how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted as recommended by the Checkpoint Board (acting on the recommendation of the Special Committee) with respect to each proposal. This means that they will be voted: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:
What happens if I sell or transfer my Shares after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the expected Effective Time. If you sell or transfer your Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your Shares and each of you notifies Checkpoint in writing of such special arrangements, you will transfer the right to receive the per Share Merger Consideration with respect to such Shares, if the Merger is completed, to the person to whom you sell or transfer your Shares, but you will retain your right to vote Shares held as of the Record Date at the Special Meeting. Even if you sell or transfer your Shares after the Record Date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).
Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your Shares are registered differently or are held in more than one account. For example, if you hold your Shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold Shares. If you are a stockholder of record and your Shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.
Q:
Where can I find the voting results of the Special Meeting?

A:
If available, Checkpoint may announce preliminary voting results at the conclusion of the Special Meeting. Checkpoint intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Checkpoint files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:
Will I be subject to U.S. federal income tax upon the exchange of Shares for cash and CVRs pursuant to the Merger?

A:
If you are a U.S. Holder, your exchange of Shares for cash and CVRs pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes, and the timing and character of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is significant uncertainty. The installment method of reporting any gain attributable to the CVRs generally will not be available with respect to the disposition of Shares pursuant to the Merger because the Shares are traded on an established securities market. There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of or payments on the CVRs in connection with the Merger. The receipt of the CVRs as part of the Merger Consideration might be treated as an “open transaction” or as a “closed transaction” for U.S. federal income tax purposes.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to such Non-U.S. Holder’s exchange of Shares for cash and CVRs in the Merger (other than possibly with respect to any imputed interest on payments with respect to CVRs) unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
A more complete description of certain U.S. federal income tax consequences of the Merger is provided in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger.” The discussion is provided for general information only and does not constitute legal or tax advice to any holder. In addition, the discussion does not address all of the tax consequences that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances. As such, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Q:
When do you expect the Merger to be completed?

A:
We currently expect to complete the merger in the second quarter of 2025. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:
What governmental and regulatory approvals are required?

A:
Under the terms of the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the HSR Act has expired or been terminated, and no agreement with any governmental authority not to consummate the Merger shall be in effect.

Pursuant to the Merger Agreement, each of Checkpoint, on behalf of Fortress, and Parent filed on April 21, 2025, a Premerger Notification and Report Form under the HSR Act with respect to the Merger with the DOJ and the FTC. The waiting period applicable to the Merger is scheduled to expire 30 days following the filing of the Premerger Notification and Report Form, at 11:59 p.m., Eastern time, on May 21, 2025, but this period may change if Parent voluntarily withdraws and refiles its Premerger Notification and Report Form in order to start a new 30‑day waiting period. If the reviewing agency issues a formal request for additional information and documentary material, the waiting period will be extended until 11:59 p.m., Eastern Time, 30 days after Checkpoint and Parent comply with such requests. After the waiting period expires or has been terminated, Checkpoint and Parent will be free to complete the Merger unless there (i) has been issued by any court of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, or (ii) has been any legal requirement promulgated, enacted, issued or deemed applicable to the Merger by any governmental authority which directly or indirectly prohibits, or makes illegal, the consummation of the Merger. If any waiting period expires on a Saturday, Sunday or federal holiday, then the period is extended until the next day that is not a Saturday, Sunday or federal holiday at 11:59 p.m., Eastern Time.
Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the Merger is consummated, our stockholders (including beneficial owners of Shares) who (1) do not vote in favor of the approval of the Merger Proposal; (2) continuously hold their Shares through the Effective Time; (3) properly demand appraisal of their Shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not validly withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their Shares in connection with the Merger under Section 262 of the DGCL. This means that these persons will be entitled to have their Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the Effective Time through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, at any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to each person seeking appraisal, in which case interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the Shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Appraisal proceedings will be dismissed if certain requirements set forth in Section 262(g) of the DGCL are not satisfied. Persons who wish to seek appraisal of their Shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:
Do any of Checkpoint’s directors or officers have interests in the Merger that may differ from those of Checkpoint’s stockholders generally?

A:
Yes. In considering the recommendation of the Checkpoint Board (acting on the recommendation of the Special Committee) with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, including in the case of the directors that are affiliated with Fortress, pursuant to the Royalty Agreement and Transition Services Agreement. In: (1) evaluating and negotiating the Merger Agreement; (2) approving the Merger Agreement, the Merger and the Merger Proposal; and (3) recommending that the Merger Proposal be approved by our stockholders, the Checkpoint Board (acting on the recommendation of the Special Committee) was aware of and considered these interests to the extent that they existed at the time. For more information, see the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger.”

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Merger Proposal, the Special Meeting or this proxy statement, would like additional copies of the enclosed proxy statement or need help submitting your proxy or voting your Shares, please contact our proxy solicitation agent:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call: (877) 750-8198 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and the information included in oral statements or other written statements made or to be made by us or on our behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to Checkpoint’s strategy, goals, future focus areas and the value of the proposed transaction to Checkpoint’s stockholders. These forward-looking statements are based on Checkpoint’s management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or similar expressions and the negatives of those terms.
Examples of such forward-looking statements include, but are not limited to, express or implied:
•
statements regarding the transaction and related matters, including the benefits of and timeline for closing the transaction, any payments under the CVRs, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses;

•
statements of targets, plans, objectives or goals for future operations, including those related to Checkpoint’s products, product research, product development, product introductions and product approvals as well as cooperation in relation thereto;

•
statements containing projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures;

•
statements regarding future economic performance, future actions and outcome of contingencies such as legal proceedings; and

•
statements regarding the assumptions underlying or relating to such statements.

These statements are based on current plans, estimates and projections and are not predictions of actual performance. By their very nature, forward-looking statements involve inherent risks and uncertainties. Checkpoint cautions that a number of important factors, including those described in this document, could cause actual results to differ materially from those contemplated in any forward-looking statements.
Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, but are not limited to:
•
uncertainties as to the timing of completion of the Merger;

•
uncertainties as to whether Checkpoint’s stockholders will vote to approve the transaction;

•
the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations);

•
the possibility that the proposed transaction may not be completed in the time frame expected by Checkpoint, or at all;

•
failure to realize the anticipated benefits of the proposed transaction in the time frame expected, or at all;

•
the effects of the transaction on relationships with employees, other business partners or governmental entities; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction;

•
negative effects of the announcement or the consummation of the proposed acquisition on Checkpoint’s common stock and/or Checkpoint’s operating results;

•
the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks related to non-achievement of the CVR milestone and that holders of the CVRs will not receive payments in respect of the CVRs;

•
other business effects, including the effects of industry, economic or political conditions outside of the companies’ control;

•
transaction costs;

•
actual or contingent liabilities;

•
risk of litigation and/or regulatory actions related to the proposed acquisition;

•
adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks, and their impact on Checkpoint’s business, operations, supply chain, patient enrollment and retention, clinical trials, strategy, goals and anticipated milestones;

•
government-mandated or market-driven price decreases for Checkpoint’s products;

•
the existence or introduction of competing products; reliance on information technology;

•
Checkpoint’s ability to successfully market current and new products;

•
Checkpoint’s and its collaborators’ ability to continue to conduct research and clinical programs;

•
exposure to product liability and legal proceedings and investigations; and

•
other risks and uncertainties detailed in the periodic reports that Checkpoint files with the SEC, including Checkpoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, including the information contained under the caption “Risk Factors,” and information in its consolidated financial statements and notes thereto, and subsequent filings made with the SEC from time to time.

While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on our financial condition, results of operations, credit rating or liquidity.
The forward-looking statements in this proxy statement are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this proxy statement and the documents that we reference and have filed as exhibits to this proxy statement with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this proxy statement, whether as a result of any new information, future events or otherwise. Checkpoint’s stockholders are advised to consult any future disclosures that Checkpoint makes on related subjects as may be detailed in its other filings made from time to time with the SEC. Checkpoint expressly qualifies in their entirety all forward-looking statements attributable to either Checkpoint or any person acting on Checkpoint’s behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING
Date, Time and Place
We will hold the Special Meeting on May 28, 2025, at 10:00 a.m., Eastern Time. You may attend and vote during the Special Meeting at www.virtualshareholdermeeting.com/CKPT2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card accompanying this proxy statement. Only one person will be able to log in with that unique 16-digit control number at any time. Once you have properly registered, you may enter the Special Meeting. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your Shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote on (1) the Merger Proposal; (2) the Compensation Proposal; and (3) the Adjournment Proposal.
Attending the Special Meeting
The Special Meeting will begin at 10:00 a.m., Eastern Time. We encourage you to access the Special Meeting at least a few minutes prior to the start time.
As the Special Meeting is virtual, there will be no physical meeting location. You may attend and vote during the Special Meeting at www.virtualshareholdermeeting.com/CKPT2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card or voting instruction form accompanying this proxy statement. Only one person will be able to log in with that unique 16-digit control number at any time. Once you have properly registered, you may enter the Special Meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.
If you hold your shares in “street name” and, therefore, are not a stockholder of record, you will need to follow the specific voting instruction card provided to you by your bank, broker or other nominee. If you wish to vote your shares virtually at the Special Meeting, you must obtain a legal proxy from such bank, broker or other nominee (which indicates that you were the beneficial owner of the shares on the Record Date, and that such bank, broker or other nominee is giving you its proxy to vote the shares).
Please note, if you do not provide a copy of the legal proxy, you may still attend the Special Meeting by showing proof of ownership but you will be unable to vote your shares at the Special Meeting.
Once online access to the Special Meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the Special Meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the Special Meeting, subject to time constraints and any rules of conduct adopted with respect to the Special Meeting.
Record Date; Shares Entitled to Vote; Quorum
Only our stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available for inspection by stockholders for any purpose germane to the Special Meeting at our principal corporate offices located at 95 Sawyer Road, Suite 110, Waltham, MA 02453, during ordinary business hours for a period of no less than ten days ending on the day before the date of the Special Meeting. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee to access the stockholder list during the Special Meeting.

As of the Record Date, there were 87,020,002 Shares outstanding and entitled to vote at the Special Meeting, comprised of 700,000 shares of Class A Common Stock and 86,320,002 shares of Common Stock.
Each share of Common Stock outstanding as of the close of business on the Record Date is entitled to one vote per share on each matter properly submitted for a vote at the Special Meeting. Each share of Class A Common Stock outstanding as of the close of business on the Record Date is entitled to a number of votes per share equal to 1.1 times a fraction, the numerator of which is the sum of the shares of outstanding Common Stock and the denominator of which is the number of shares of outstanding Class A Common Stock.
The presence virtually or represented by proxy of the holders of Shares having a majority of the votes that could be cast by the holders of all outstanding Shares entitled to vote at the Special Meeting shall constitute a quorum.
Vote Required; Abstentions and Broker Non-Votes
Approval of the Merger Proposal requires (a) the affirmative vote of a majority of the votes cast at the Special Meeting by the Unaffiliated Company Stockholders and (b) the affirmative vote of the holders of a majority in voting power of the outstanding Shares, in each case as of the Record Date (the approvals set forth in (a) and (b) are collectively referred to as the Company Required Vote). Approval of the Merger Proposal by our stockholders, satisfying the Company Required Vote, is a condition to the Closing and, under the Merger Agreement, cannot be waived.
Approval of the Compensation Proposal requires the affirmative vote of the majority of the voting power of the Shares at the Special Meeting and entitled to vote on the subject matter.
Approval of the Adjournment Proposal requires the affirmative vote of the majority of the voting power of the Shares at the Special Meeting and entitled to vote on the subject matter.
The Unaffiliated Stockholder Approval will be obtained if more votes are cast “FOR” the Merger Proposal by the Unaffiliated Company Stockholders than “AGAINST” the Merger Proposal by the Unaffiliated Company Stockholders, in each case that cast votes on the Merger Proposal at the Special Meeting.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal for purposes of the Statutory Merger Approval, but no effect on whether the Unaffiliated Stockholder Approval is obtained and no effect on the outcome of the Compensation Proposal or the Adjournment Proposal, except to the extent that such failure affects obtaining a quorum at the Special Meeting.
Shares held by stockholders attending the Special Meeting but abstaining from voting, including by checking the “abstain” box on the proxy card (or taking equivalent action through the internet or by telephone) will be treated as present and entitled to vote on the subject matter, and will have the same effect as a vote: (1) “AGAINST” the Merger Proposal; (2) “AGAINST” the Compensation Proposal; and (3) “AGAINST” the Adjournment Proposal. However, assuming a quorum is present at the Special Meeting, such abstention will have no effect on whether the Unaffiliated Stockholder Approval is obtained. A stockholder wishing to vote against the Merger Proposal for purposes of the Unaffiliated Stockholder Approval must vote “AGAINST” the Merger Proposal.
If you are a beneficial owner and do not instruct your bank, broker or other nominee how to vote your Shares, the question of whether your broker or nominee will still be able to vote your Shares depends on whether the NYSE deems the particular proposal to be a “routine” matter. Pursuant to NYSE rules, which also govern brokers’ use of discretionary authority for NASDAQ-listed companies, brokers and nominees can use their discretion to vote “uninstructed” Shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders. The proposals included in this proxy statement are considered to be “non-routine” matters and, accordingly, your broker or other nominee may not vote your Shares on such proposals without your instructions. A “broker non-vote” generally occurs when a bank, broker or other nominee holding Shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your Shares. Broker non-votes will not be counted for purposes of calculating whether a quorum is present at the Special Meeting. If there are broker non-votes, each broker non-vote will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal for purposes of the Statutory Merger Approval, but no effect on whether the Unaffiliated Stockholder Approval is obtained and no effect on the outcome of the Compensation Proposal or the Adjournment Proposal, except to the extent that such failure affects obtaining a quorum at the Special Meeting.
Shares Held by Checkpoint’s Directors and Executive Officers
As of the Record Date, Checkpoint’s executive officers, directors and certain of their affiliates that hold Shares, in each case in their capacities as stockholders of Checkpoint, beneficially owned and were entitled to vote, in the aggregate, 12,879,322 Shares, consisting of 700,000 shares of Class A Common Stock and 12,179,322 shares of Common Stock, representing in the aggregate approximately 14.8% of the issued and outstanding Shares and 59.1% of the voting power of the outstanding Shares, in each case as of the Record Date. As of April 9, 2025, Fortress and its affiliated directors controlled a majority of the outstanding voting power of the Company’s capital stock through its ownership of all outstanding shares of the Company’s Class A Common Stock. Under the terms of the Support Agreement, Fortress has agreed to, among other things, vote its Shares that it owns of record or beneficially, in favor of the approval of the Merger Proposal. Accordingly, compliance with the Support Agreement will result in the Statutory Merger Approval being obtained. However, because Fortress is not an Unaffiliated Company Stockholder, its vote will not count in determining whether the Unaffiliated Stockholder Approval is obtained. Approval of the Merger Proposal by our stockholders, satisfying the Company Required Vote, is a condition to the Closing and, under the Merger Agreement, cannot be waived.
The Unaffiliated Stockholder Approval will be obtained if more votes are cast “FOR” the Merger Proposal by the Unaffiliated Company Stockholders than “AGAINST” the Merger Proposal by the Unaffiliated Company Stockholders, in each case that cast votes on the Merger Proposal at the Special Meeting.
As of the date of this proxy statement, Checkpoint has not been informed that any of our executive officers, directors or such affiliates intend to vote their Shares other than: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Voting of Proxies
If your Shares are registered in your name with our transfer agent, VStock Transfer, LLC, you may vote your Shares by returning a signed proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the Special Meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.
If you attend the Special Meeting and wish to vote at the Special Meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of Shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the Special Meeting. You are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.
All Shares represented by properly signed proxies (or proxies granted electronically over the internet or by telephone) will, if received before the Special Meeting, be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
If your Shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the Special Meeting by showing proof of ownership and additionally vote at the Special Meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your Shares at the Special Meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the Special Meeting and vote at the Special Meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal for purposes of the Statutory Merger Approval. It will not, however, have any effect on whether the Unaffiliated Stockholder Approval is obtained or the outcome of the Compensation Proposal or the Adjournment Proposal, except to the extent that such failure affects obtaining a quorum at the Special Meeting.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•
submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Corporate Secretary; or

•
attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the Special Meeting, in the absence of voting at the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your Shares in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
The Checkpoint Board’s Recommendation
The Checkpoint Board (acting upon the recommendation of the Special Committee), after considering various factors described in the section of this proxy captioned “The Merger — Reasons for the Merger,” unanimously (i) determined that the entry into the Merger Agreement and the other Transaction Documents to which Checkpoint is a party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Checkpoint and Checkpoint’s stockholders, (ii) authorized and approved the execution, delivery and performance by Checkpoint of the Merger Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger, (iii) recommended that Checkpoint’s stockholders adopt the Merger Agreement and approve the Merger and the other Transactions, and (iv) directed that the Merger Agreement be submitted for consideration by Checkpoint’s stockholders at the Special Meeting.
The Checkpoint Board (acting on the recommendation of the Special Committee), by unanimous vote of Checkpoint’s directors, recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Adjournment
In addition to the Merger Proposal and the Compensation Proposal, our stockholders are also being asked to approve any proposal to adjourn the Special Meeting form time to time, to a later date or dates, if determined by the Checkpoint Board or the chairperson of the Special Meeting to be necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. Under our bylaws, if a quorum is not present, the stockholders entitled to vote at the Special Meeting and present virtually or represented by proxy may adjourn the Special Meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, our stockholders who have already submitted their proxies will be able to revoke or change them at any time before they are voted at the Special Meeting.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Checkpoint. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support during the solicitation process, for a fee of $30,000, plus reasonable out-of-pocket expenses. We will indemnify this firm against losses arising out of its provision of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
We currently expect to complete the Merger in the second quarter of 2025. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.
Appraisal Rights
Due to the complexity of the appraisal process, persons who wish to seek appraisal of their Shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
If the Merger is consummated, our stockholders (including beneficial owners of Shares) who (1) do not vote in favor of the approval of the Merger Proposal; (2) continuously hold their Shares through the Effective Time; (3) properly demand appraisal of their Shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not validly withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their Shares in connection with the Merger under Section 262 of the DGCL. This means that these persons will be entitled to have their Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the Effective Time through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, at any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to each person seeking appraisal, in which case interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the Shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). Parent and the Surviving Corporation are under no obligation to make such voluntary cash payment prior to such entry of judgment. Appraisal proceedings will be dismissed if certain requirements set forth in Section 262(g) of the DGCL are not satisfied. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their Shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Persons considering seeking appraisal should be aware that the fair value of Shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Shares.

To exercise appraisal rights, the stockholder of record or a beneficial owner must (1) deliver a written demand for appraisal to Checkpoint before the vote is taken on the Merger Proposal; (2) not vote, virtually or by proxy, in favor of the Merger Proposal; (3) continue to hold of record or own beneficially the subject Shares through the effective date of the Merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Checkpoint unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. You may find an electronic copy of Section 262 of the DGCL available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls.
Other Matters
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting and you deliver a proxy to us, your Shares will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.
Householding of Special Meeting Materials
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we will deliver only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement, contact Checkpoint Therapeutics, Inc., 95 Sawyer Road, Suite 110, Waltham, MA 02453, Attn: Checkpoint Special Meeting, or at (781) 652-4500.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker, if your Shares are held in a brokerage account, or you may notify us if you hold registered Shares. Registered stockholders may notify us by contacting Checkpoint Therapeutics, Inc. at the above telephone number or address or sending a written request to Checkpoint Therapeutics, Inc., 95 Sawyer Road, Suite 110, Waltham, MA 02453, Attn: Checkpoint Special Meeting, or at (781) 652-4500.

THE MERGER
The rights and obligations of the parties to the Merger Agreement are governed by the specific terms and conditions of the Merger Agreement. This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Parties Involved in the Merger
Checkpoint Therapeutics, Inc.
95 Sawyer Road, Suite 110
Waltham, MA 02453
We are a commercial-stage immunotherapy and targeted oncology company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. On December 13, 2024, we announced that the FDA granted approval of cosibelimab-ipdl, now referred to as UNLOXCYT™, for the treatment of adults with metastatic cSCC or locally advanced cSCC who are not candidates for curative surgery or curative radiation. The approval was granted for this indication based upon data from an ongoing multi-regional, open-label, multicohort Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, including ongoing cohorts in locally advanced and metastatic cSCC.
To date, we have not generated any product sales from our approved product or investigational product candidates in our research pipeline. In addition, we have incurred substantial operating losses since our inception, and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of December 31, 2024, we have an accumulated deficit of $370.6 million.
We are a majority-controlled subsidiary of Fortress by virtue of Fortress’ ownership of all outstanding shares of Class A Common Stock. We were incorporated in Delaware on November 10, 2014 and commenced principal operations in March 2015. Our telephone number is (781) 652-4500 and our email address is ir@checkpointtx.com. Our Common Stock is listed on NASDAQ under the symbol “CKPT.”
Parent
Sun Pharmaceutical Industries, Inc.
2 Independence Way
Princeton, NJ 08540
Sun Pharmaceutical Industries, Inc., which we refer to as Parent, is an indirect wholly owned subsidiary of Sun Pharmaceutical Industries Ltd., which we refer to as Sun Pharma, an entity organized under the laws of India. Sun Pharma is a leading specialty generics company with a presence in specialty, generics and consumer healthcare products and is a leading generic company in the U.S. as well as global emerging markets. Sun Pharma’s high-growth global specialty portfolio spans innovative products in dermatology, ophthalmology, and onco-dermatology.
Snoopy Merger Sub, Inc.
c/o Sun Pharmaceutical Industries, Inc.
2 Independence Way
Princeton, NJ 08540
Merger Sub is a wholly owned subsidiary of Parent and was formed on February 14, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the Transactions.
Effects of the Merger
If the conditions to the Closing are satisfied or otherwise waived, and in accordance with the DGCL, at the Effective Time: (1) Merger Sub will be merged with and into Checkpoint; (2) the separate corporate existence of Merger Sub will cease; and (3) Checkpoint will continue as the Surviving Corporation in the Merger and as a wholly owned subsidiary of Parent.
As a result of the Merger, Checkpoint will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation as a result of the Merger.
The Effective Time will occur upon the date and time of the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later date and time as Checkpoint, Parent and Merger Sub may agree and specify in the certificate of Merger).
Effect on Checkpoint if the Merger is Not Completed
If the Merger Proposal is not approved by our stockholders, or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their Shares in connection with the Merger. Instead, (1) Checkpoint will remain an independent public company; (2) our Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.
In addition, if the Merger is not completed, we expect that: (i) our management will continue to operate the business as it is currently being operated; (ii) our stockholders will continue to be subject to the risks and opportunities to which they are currently subject, including risks related to the industry in which Checkpoint operates and adverse economic conditions and (iii) the Founders Agreement and Management Services Agreement with Fortress will remain in full force and effect in accordance with their respective terms and the Royalty Agreement will terminate by its terms.
There can be no assurance as to the effect of the Merger not being completed on the future value of the Shares you hold. If the Merger is not completed, the Checkpoint Board will continue to evaluate and review, among other things, Checkpoint’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate.
In specified circumstances in which the Merger Agreement is terminated, Checkpoint has agreed to pay Parent a termination fee of $12.5 million.
Effect of the Merger on Our Outstanding Shares and Unvested Company Restricted Shares
At the Effective Time, each Share, including each Unvested Company Restricted Share held by current or former employees, outstanding immediately prior to the Effective Time, will be canceled and cease to exist and be converted into the right to receive the Merger Consideration, in each case subject to applicable withholding taxes. Thereafter, each holder of such Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.
At the Effective Time, (i) any Shares held by the Company or any direct or indirect wholly owned subsidiary of the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties), and (ii) any Shares held by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.
At the Effective Time, each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement, but it does not purport to catalogue every conversation among the Checkpoint Board, the members of the Special Committee, the representatives of Sun Pharma or the Special Committee, or other parties and their respective financial advisors, legal advisors, affiliates or other representatives.

Checkpoint is a publicly traded company founded by Fortress in November of 2014 that continues to operate as a controlled subsidiary of Fortress through Fortress’s ownership of a majority of Checkpoint’s outstanding voting power. Accordingly, Fortress is able to control or significantly influence all matters requiring approval by Checkpoint’s stockholders, including the election of directors and the approval of mergers or other business combination transactions. Two Fortress executives, Lindsay Rosenwald and Michael Weiss, serve on the seven-member Checkpoint Board. Checkpoint and Fortress have also entered into the Founders Agreement (which affords Fortress an annual grant of shares of Checkpoint Common Stock equal to 2.5% of the fully diluted outstanding equity at the time of issuance, additional equity grants equal to 2.5% of the gross amount of any debt or equity financings completed by Checkpoint from time to time and a 4.5% royalty on annual net sales of Checkpoint’s owned or exclusively licensed products each year (the “Existing Net Sales Royalty”)) and the Management Services Agreement dated as of March 17, 2015, by and between Checkpoint and Fortress (the “Management Services Agreement”) (pursuant to which Fortress provides certain services to Checkpoint in exchange for an annual fee). Under the Founders Agreement, in the event of a Change in Control (as defined therein), Fortress would be entitled to receive a one-time change in control fee in cash based on a percentage of net sales and the Founders Agreement would terminate, subject to this change in control fee. Thus, if Checkpoint had no net sales prior to a Change in Control, upon such a Change in Control, the Founders Agreement would terminate without any payment to Fortress.
Since Checkpoint commenced its principal operations in March 2015, the Checkpoint Board, together with Checkpoint’s management team, has regularly evaluated Checkpoint’s historical performance, current financial position, future growth prospects and long-term strategic plan. The Checkpoint Board has also considered various strategic opportunities available to Checkpoint, as well as ways to enhance stockholder value and Checkpoint’s performance and prospects, taking into account the business, competitive, regulatory, financing and economic environment and developments in Checkpoint’s industry, including the increasing difficulty over time of raising the financing necessary to fund the development of Checkpoint’s therapeutic candidates on attractive terms and the associated dilution incurred by Checkpoint’s stockholders. The Checkpoint Board has also considered the terms of the Founders Agreement and the change of control provisions of the Company Warrants and the associated potential effects on Checkpoint’s ability to engage in, or the value Checkpoint’s common stockholders would likely receive in, certain strategic transactions. In considering such various opportunities, the Checkpoint Board has focused on the best available avenues to enhance stockholder value along with the associated benefits and risks. These reviews have included discussions as to whether Checkpoint should: (1) continue to execute on its long-term commercialization strategy as a standalone company; (2) pursue various business combinations, partnerships, licensing transactions, collaborations or joint ventures; or (3) pursue a sale of the entire company or sales of certain assets. As part of this process, members of Checkpoint’s senior management and the Checkpoint Board have engaged from time to time in business development and strategic discussions with participants in the biopharmaceutical and healthcare industries, with the goal of enhancing value for Checkpoint’s stockholders.
On March 17, 2021, the Checkpoint Board authorized Checkpoint to engage Locust Walk Partners, LLC (“LW Partners”) to assist the Checkpoint Board and management in conducting a search for a potential territorial partner to commercialize the Company’s lead antibody product candidate, UNLOXCYT™, with a primary focus on potential partners in Europe and Asia or partners in the rest of the world who had European and Japanese commercialization capabilities. LW Partners was engaged by Checkpoint pursuant to an engagement letter dated April 2, 2021. At the time, Checkpoint intended to retain the option to self-commercialize in the United States or pursue a future transaction that included commercialization rights for UNLOXCYT™ in the United States. In connection with that process, LW Partners initiated outreach to approximately 40 public and private potential counterparties whose research and development efforts included new treatments for solid tumors, including Sun Pharma, to solicit interest for a regional licensing transaction involving UNLOXCYT™. One of the potential counterparties, a privately held European pharmaceutical company (“Party A”), executed a non-disclosure agreement (which did not contain any standstill restrictions) and received non-public information regarding Checkpoint. As part of this process, Sun Pharma conducted a preliminary commercial assessment of Checkpoint’s business but did not submit any indication of interest. In June 2021, Party A submitted an indication of interest in connection with the process, which consisted of a non-binding proposal for a licensing transaction involving the exclusive development and commercialization rights of UNLOXCYT™ in European Economic Area member states as well as certain additional territories. After engaging in negotiations with Party A, the Checkpoint Board, with the assistance of Checkpoint management and LW Partners ultimately determined that such proposal was not sufficiently certain or attractive to pursue the transaction further.
In January of 2022, in response to deteriorating market conditions for development stage biopharmaceutical companies, the Checkpoint Board directed LW Partners to begin a review of Checkpoint’s strategic alternatives and other possible transaction structures, including a potential global license or sale transaction that would include rights to develop and commercialize UNLOXCYT™ in the United States, in anticipation of Checkpoint’s pivotal trial data and subsequent expected submission of a biologics license application (“BLA”) for UNLOXCYT™ by the end of 2022, which if approved would constitute marketing approval for UNLOXCYT™ in the United States for the treatment of metastatic or locally advanced cutaneous squamous cell carcinoma (“cSCC”). Because the engagement now contemplated the potential for an acquisition, LW Partners delegated its engagement to its broker-dealer affiliate, Locust Walk Securities, LLC (“LW Securities”). LW Securities contacted approximately 40 potential counterparties in connection with such process. One non-binding proposal for an acquisition of Checkpoint was received in April of 2022 from a U.S. based publicly traded biotechnology company (“Party B”) offering to acquire Checkpoint for a combination of Party B’s shares and cash, valued in the aggregate at $175 million in upfront payments, together with CVRs representing up to $250 million in post-closing payments. Negotiations ceased when Party B did not respond to Checkpoint’s counterproposal of $375 million in upfront payments, together with CVRs representing up to $200 million in post-closing payments. Another nonbinding proposal was received from a Europe based biotechnology company (“Party C”) offering to acquire European commercialization rights to the Lead Product for €5 million, regulatory and commercial milestones totaling €10 million and a 10% royalty on net sales in the territory. Negotiations ceased when Party C could not move forward to Checkpoint’s counterproposal of approximately €217 million in upfront and milestone payments and a 20% royalty.
On December 5, 2022, Checkpoint announced a 1-for-10 reverse stock split of its issued and outstanding common stock in order to improve the marketability and liquidity of Checkpoint’s common stock and remain in compliance with Nasdaq listing standards. Checkpoint’s shares closed at $4.14 on December 7, 2022, following the effectiveness of the reverse stock split.
Throughout this period, Checkpoint continued to develop therapeutic candidates in its clinical pipeline. In particular, it continued to develop UNLOXCYT™ and announced the submission of the BLA for UNLOXCYT™ on January 4, 2023.
Concurrently with Checkpoint’s submission of its BLA of UNLOXCYT™, LW Securities resumed its outreach to potential counterparties to gauge their interest in an acquisition of Checkpoint or a global license transaction involving UNLOXCYT™. Approximately 100 potential counterparties were contacted regarding a potential strategic transaction, including Sun Pharma and a global pharmaceutical company based in Asia (“Party D”). Members of the Checkpoint Board periodically discussed the process with Mr. Oliviero and other members of Checkpoint management, who managed the outreach process with LW Securities.
On April 6, 2023, representatives of Sun Pharma had a meeting with LW Securities to discuss a potential strategic transaction involving Checkpoint.
On April 21, 2023, Sun Pharma declined to proceed with further discussions, stating there was a lack of strategic fit at the time.
On April 28, 2023, representatives of LW Securities met virtually with representatives of Party D to discuss a potential strategic transaction with Checkpoint.
On May 17, 2023, Party D declined to proceed with further discussions.
In early July 2023, Sun Pharma requested a call with Checkpoint (through an email to Fortress) for an update on UNLOXCYT™, including the current status of the BLA filing. On July 10, 2023, Checkpoint and representatives of Sun Pharma as well as an external individual purporting to have an informal connection to Sun Pharma (“Third Party Individual”) had a call, after which Sun Pharma stated it would present its assessment to a larger team.
On August 5, 2023, Mr. Oliviero sent an email to Sun Pharma with a recent Checkpoint press release of updated results for UNLOXCYT™.

On August 10, 2023, the Third Party Individual informed Checkpoint that Sun Pharma was declining to proceed with further discussions at the time but may revisit at a later date.
From December 2022 through October 2023 Checkpoint raised incremental capital to fund its ongoing clinical development through the issuance of Company Warrants, raising $52.2 million in total gross proceeds during such time period. Throughout this period and prior to the execution of the Merger Agreement, Checkpoint’s market capitalization and general market conditions limited its ability to pursue financing options on terms more favorable than the issuance of Company Warrants.
On October 26, 2023, Checkpoint received an unsolicited email from a global pharmaceutical company based in Europe (“Party E”) regarding its interest to explore a potential partnership opportunity for UNLOXCYT™ in global markets.
On December 18, 2023, Checkpoint announced that the U.S. Food and Drug Administration had issued a complete response letter (a “CRL”) indicating that Checkpoint’s BLA for UNLOXCYT™ would not be approved at that time, citing certain findings that arose during a multi-sponsor inspection of Checkpoint’s third-party contract manufacturer. Checkpoint issued a press release affirming its commitment to address the deficiencies cited in the CRL and resubmit the BLA and indicating its expectation that UNLOXCYT™ would obtain marketing approval in the United States in 2024. Checkpoint’s shares closed at $1.83 on Nasdaq that day, a 44.9% decline from the prior closing price.
Following the receipt of the CRL, Checkpoint instructed LW Securities to suspend its outreach to potential counterparties (other than responding to inbound inquiries and holding ordinary course business development discussions), with the intention to restart the process in full once Checkpoint received confirmation of a Prescription Drug User Fee Act (“PDUFA”) goal date from the FDA for UNLOXCYT™ following resubmission of the BLA. Prior to such suspension, Checkpoint did not receive any proposals from any of the potential counterparties contacted to date other than as noted above. From this time through the July 23, 2024, Checkpoint Board meeting, Checkpoint management periodically updated the Checkpoint Board regarding Checkpoint’s business development activities and discussions, including discussions with potential strategic transaction counterparties. During this period, LW Securities continued to respond to inbound inquiries from potential strategic transaction counterparties.
On December 19, 2023, Checkpoint entered into a mutual confidentiality agreement with Party E which did not include any standstill restriction and thereafter provided certain non-public information regarding Checkpoint to Party E.
On January 5, 2024, the Third Party Individual contacted Mr. Oliviero and Mr. Gray, copying representatives of Fortress, requesting an update on Checkpoint’s regulatory process following receipt of the CRL. Mr. Oliviero responded with an update of the expected regulatory process based on publicly available information. Later that month, the Third Party Individual responded that he had advised Sun Pharma of the update in order to reassess potential interest in a strategic transaction between Sun Pharma and Checkpoint.
On April 16, 2024, the Third Party Individual contacted Mr. Oliviero and Mr. Gray, copying representatives of Fortress, requesting any updates. Mr. Oliviero responded with an update on the timing of a potential BLA resubmission based on publicly available information, which the Third Party Individual shared with Sun Pharma.
On April 25, 2024, Sun Pharma conveyed its interest to Mr. Oliviero in reviewing certain non-public diligence information and restarting potential discussions regarding a strategic transaction with Checkpoint.
On May 7, 2024, Checkpoint and Sun Pharma executed a mutual confidentiality agreement, which did not include a standstill restriction.
On May 29, 2024, virtual data room access was provided to Sun Pharma. From that time through the execution and delivery of the Merger Agreement, Sun Pharma conducted additional due diligence with respect to Checkpoint, and the parties participated in a number of calls and meetings relating to such due diligence process.
On June 12, 2024, representatives of Sun Pharma and Mr. Oliviero and Mr. Gray held a call to address regulatory and technical due diligence questions.

On June 24, 2024, Mr. Oliviero, Dr. Rosenwald and the Third Party Individual had a call to discuss a potential strategic transaction with Sun Pharma.
On June 27, 2024, Mr. Oliviero, Dr. Rosenwald, Mr. Weiss and representatives of Sun Pharma held a call to discuss potential transaction structures. No economic terms were discussed.
On July 2, 2024, Checkpoint announced the resubmission of the BLA for UNLOXCYT™. Checkpoint’s shares closed at $2.13 on Nasdaq that day.
From January to July 2024, Checkpoint raised $24 million in total gross proceeds through the issuance of Company Warrants.
In July 2024, representatives of DLA Piper LLP, outside counsel to Fortress (“DLA”), and representatives of Alston & Bird LLP, Checkpoint’s outside counsel (“Alston & Bird”), and Richards, Layton & Finger, PA, Checkpoint’s outside counsel for matters relating to Delaware law, held a number of discussions at DLA’s request to discuss potential conflicts that could arise in the context of a sale of Checkpoint as a result of Fortress’s status as controlling stockholder and certain requirements Fortress may determine to impose as a condition to approving such a sale, as well as the potential for utilizing the framework established in the Delaware Supreme Court’s decision in Kahn v. M&F Worldwide Corp and its progeny (the “MFW Framework”) to address any such potential conflicts. During such discussions, the representatives of DLA committed on behalf of Fortress that Fortress would not proceed with any transaction in which Fortress would receive differential consideration relative to the unaffiliated stockholders of Checkpoint (including any royalties or other unique benefit arrangements) unless such transaction was conditioned on compliance with the MFW Framework. During such discussions representatives of DLA also indicated that Fortress may condition its support for certain strategic transactions on a replacement or continuation of the Existing Net Sales Royalty.
On July 18, 2024, representatives of LW Securities met with representatives of Party D to discuss a potential strategic transaction with Checkpoint. From that time through September 23, 2024, representatives of LW Securities and Checkpoint management had a number of calls to discuss potential transaction structures and process matters, and to address Party D’s due diligence questions. No economic terms were discussed during these meetings.
On July 23, 2024, the Checkpoint Board held a meeting with members of Checkpoint management and representatives of Alston & Bird in attendance. Mr. Béchon and Dr. Rosenwald were unable to attend this meeting due to scheduling conflicts. The Checkpoint Board discussed the ongoing review of strategic alternatives being conducted by the Checkpoint Board and management with the assistance of LW Securities and recent business development inquiries regarding UNLOXCYT™, including from Sun Pharma. The representatives of Alston & Bird reviewed their recent discussions with DLA, including the potential for Fortress to require differential consideration as a condition to supporting certain strategic transactions, and provided the Checkpoint Board with an overview of the fiduciary duties owed by directors in connection with, and the standards of review applied by the Delaware courts to, certain change of control transactions (including those involving a controlling stockholder). The representatives of Alston & Bird also reviewed the MFW Framework, DLA’s irrevocable commitment on behalf of Fortress to utilize the MFW Framework in any conflict transaction and the key requirements thereof, including, among other things, the formation of a special committee of independent and disinterested directors and conditioning the consummation of the transaction on the approval of a “majority of the minority” stockholders of the company. The Checkpoint Board discussed the independence of each member of the Checkpoint Board for potential participation on such a special committee based upon the knowledge available to the Checkpoint Board at such time, including each member’s relationship to Fortress, as Checkpoint’s controlling stockholder. The Checkpoint Board determined that there were no known facts relevant to Messrs. Salzman, Sharma or Béchon that constituted actual or potential conflicts of interest relative to either Fortress or a potential strategic transaction and that each is independent, not a member of Checkpoint’s management and does not have an interest in a transaction that is different from, or in addition to, the interests of Checkpoint’s stockholders generally.
After discussion, the Checkpoint Board adopted resolutions forming a special committee of independent and disinterested directors (the “Special Committee”), comprising Messrs. Salzman, Sharma and Béchon, and delegated the Special Committee with the exclusive power and authority to, among other things, (i) review and to evaluate the terms and conditions, and determine the advisability of a certain potential strategic alternatives involving Checkpoint and any alternatives thereto that the Special Committee deems appropriate, (ii) establish, approve, modify, monitor and direct the process and procedures related to the review and evaluation of such strategic alternatives and any alternatives thereto, including but not limited to, the definitive authority to determine not to proceed with any such process, procedures, review or evaluation, or to recommend any of the foregoing to the Checkpoint Board, (iii) solicit expressions of interest or other proposals for any strategic alternatives that may be considered by the Special Committee, (iv) negotiate with any party that the Special Committee deems appropriate with respect to the terms and conditions of such strategic alternatives or any alternative thereto, including Fortress, and, if the Special Committee deems appropriate, but subject to the limitations of applicable law, approve the execution and delivery of documents in connection with such strategic alternatives or any alternative transaction on behalf of Checkpoint, (v) determine whether a specific strategic alternative or any alternative thereto negotiated by the Special Committee is fair to, and in the best interests of, Checkpoint and its stockholders, (vi) recommend to the full Checkpoint Board what action, if any, should be taken by the Checkpoint Board with respect to any strategic alternative, (vii) take any other action which the Special Committee determines in its sole discretion to be advisable and (viii) retain independent legal counsel and such other consultants and agents as the Special Committee may deem necessary or appropriate to discharging its duties. The Checkpoint Board also resolved not to recommend any strategic alternative for approval by Checkpoint’s stockholders or otherwise approve any such transaction without a prior favorable recommendation of such strategic alternative by the Special Committee.
On July 25, 2024, Checkpoint announced that the FDA accepted for review the resubmission of Checkpoint’s BLA for UNLOXCYT™ and set a PDUFA goal date of December 28, 2024. Checkpoint’s shares closed at $2.66 on Nasdaq that day.
On July 25, 2024, Mr. Oliviero and Mr. Gray held a call with representatives of Sun Pharma to discuss potential transaction structures, with representatives of Sun Pharma noting they would consider providing terms of a potential transaction after completing further due diligence.
On July 29, 2024, the Special Committee held a meeting with members of Checkpoint management in attendance. Mr. Oliviero provided the Special Committee with an overview of Checkpoint’s business development goals with respect to the development and commercialization of UNLOXCYT™, with an eye toward potential initial FDA approval of UNLOXCYT™ by the end of 2024. Mr. Oliviero also provided the Special Committee with an overview of the terms of the Founders Agreement with Fortress, Checkpoint’s controlling stockholder. The Special Committee discussed expected structures of potential strategic transactions, Checkpoint’s current capitalization structure (including outstanding warrants) and the potential impact of both on Checkpoint’s stockholders if a strategic transaction were to be consummated. While the Special Committee was agnostic to the structure of a potential strategic transaction, there was discussion regarding the potential impact of the Company Warrants on various structures and it was acknowledged that a potential sale transaction may be more favorable to Checkpoint’s stockholders than a partnering transaction. Mr. Oliviero also provided an overview on current business development discussions with potential counterparties and the Special Committee expressed support for continuing such discussions and soliciting indications of interest from potential counterparties for strategic transactions that would enable the commercialization and further development of UNLOXCYT™.
With the announcement of the PDUFA date, as previously contemplated by the Checkpoint Board, between July 2024 and October 2024, LW Securities contacted 54 potential counterparties to gauge their interest in submitting a proposal to enter into a strategic transaction with Checkpoint that would enable the commercialization and further development of UNLOXCYT™, which could be structured as a sale of Checkpoint or a partnering transaction, approximately 30 of which had been contacted during the prior outreach efforts, including a publicly traded biotechnology company based in the United States (“Party F”), a publicly traded biotechnology company based in Europe (“Party G”), a publicly traded biotechnology company based in Asia (“Party H”), Sun Pharma, Party B, Party D and Party E. Of the potential counterparties, 22 expressed an interest in participating in the strategic review process and 9 agreed to receive access to a virtual data room containing non-public diligence information, including Sun Pharma, Party D, Party E and Party H.
On August 12, 2024, Mr. Oliviero and Mr. Gray held a call with representatives of Sun Pharma to discuss preliminary diligence questions and transaction process matters.

On August 22, 2024, Mr. Oliviero, Mr. Gray, LW Securities and representatives of Sun Pharma held a call to discuss Sun Pharma’s due diligence questions. During this call, LW Securities conveyed that a formal process letter would be forthcoming.
On August 29, 2024, LW Securities held a call with Party H to discuss a potential strategic transaction with Checkpoint. From that time through the submission of Party H’s initial indication of interest, representatives of LW Securities and Checkpoint management had a number of calls to discuss potential transaction structures, and process matters, and to address Party H’s due diligence questions. No economic terms were discussed during these meetings.
On September 5 and September 6, 2024, LW Securities sent a process letter to 11 potential counterparties, including Sun Pharma, Party E, Party D, Party H, Party B, Party F and Party G, establishing a bid deadline of October 4, 2024 (other than for Sun Pharma, which had a bid deadline of September 27, 2024) and setting forth Checkpoint’s expectations regarding the structure and the content of any potential indication of interest. The process letter contemplated that indications of interest may provide for partnering or sale transactions. Prior to any potential counterparty submitting an indication of interest, the representatives of LW Securities also indicated to each that the Founders Agreement would, by its terms, terminate in connection with a change of control of Checkpoint (resulting in Fortress losing the rights granted therein, including the 4.5% Existing Net Sales Royalty on any future net sales of UNLOXCYT™). The representatives of LW Securities did not, however, provide any guidance to such potential counterparties as to how to address this issue.
Between September 5 and September 25, 2024, LW Securities contacted an additional 11 potential counterparties informing them that Checkpoint was soliciting indications of interest in respect of potential strategic transactions and that LW Securities would make available the process letter to such counterparties if interested. None of such potential counterparties requested a process letter or ultimately submitted any indication of interest.
On September 9, 2024, Checkpoint executed a mutual confidentiality agreement with Party D, which did not contain any standstill restriction, and thereafter provided Party D with access to a virtual data room containing certain non-public due diligence information.
On September 16, 2024, Mr. Oliviero, Mr. Gray, Dr. Rosenwald, Mr. David Jin (Chief Financial Officer of Fortress) and representatives of LW Securities attended an in-person meeting with Dilip Shanghvi, the founder and chairman of Sun Pharma in New York City. During the meeting, the representatives of Checkpoint and LW Securities provided an overview of Checkpoint’s business, UNLOXCYT™, and an update on the ongoing BLA resubmission review by the FDA. Mr. Shanghvi provided an overview of Sun Pharma and expressed that UNLOXCYT™ would be an ideal fit for Sun Pharma’s business. No proposed transaction terms were discussed at this meeting.
On September 19, 2024, Mr. Oliviero, Mr. Gray and representatives of LW Securities held a meeting with representatives of Party E, during which Mr. Oliviero and such representatives discussed potential deal structure, and Party E asked questions based on its initial commercial assessment and due diligence of the company.
On September 20, 2024, Checkpoint executed a mutual confidentiality agreement with Party H, which did not contain any standstill restriction, and thereafter provided Party H with access to a virtual data room containing certain non-public due diligence information.
On September 23, 2024, Mr. Oliviero and Mr. Gray attended a meeting with representatives of Party D, during which Party D provided an overview of its U.S. commercial capabilities and infrastructure. The following day, Party D communicated to representatives of LW Securities Party D’s interest in a strategic transaction with Checkpoint but noted that, due to internal approval processes, they expected to submit a proposal for a licensing transaction (rather than an acquisition).
On September 27, 2024, Sun Pharma submitted its initial non-binding indicative proposal to acquire all the outstanding shares of Checkpoint’s common stock for $3.50 per share, subject to certain potential deductions relating to UNLOXCYT™ obtaining marketing approval in the United States on specified terms (the “September 27 Sun Pharma Proposal”). The September 27 Sun Pharma Proposal also included certain caps and assumptions relating to Checkpoint’s fully diluted share count, net debt and working capital. Sun Pharma’s proposal did not address the treatment of the Company Warrants or provide for any differential consideration for Fortress.
On September 27, 2024, Party H communicated to representatives of LW Securities that they remained interested in a potential strategic transaction with Checkpoint and intended to submit an initial proposal in mid-October, noting that they were currently contemplating a global licensing transaction but were open to submitting an acquisition proposal if directed to do so by Checkpoint.
Between September 30, 2024 and October 9, 2024 Mr. Salzman, with assistance from Mr. Oliviero, interviewed potential independent outside counsel for the Special Committee, with Mr. Salzman ultimately determining to recommend to the full Special Committee retaining Cooley LLP (“Cooley”) as lead counsel, and Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”) as Delaware counsel, to the Special Committee.
On October 2, 2024, Mr. Oliviero provided an update to the Special Committee on the initial proposal received from Sun Pharma, explaining that the initial proposal was credible but not sufficient, and LW Securities would be providing feedback accordingly.
On October 4, 2024, representatives of LW Securities provided feedback to Sun Pharma indicating that Sun Pharma’s initial proposal was not likely to be acceptable to the Special Committee and recommending that Sun Pharma increase the upfront consideration in its proposal and consider providing for additional potential upside through a CVR structure. No specific price guidance was given to Sun Pharma or any other potential counterparty at this time. Sun Pharma indicated that it expected to submit a revised proposal on October 18, 2024.
In early October 2024, Mr. Weiss, in his capacity as a representative of Fortress, notified Mr. Oliviero, without being provided any specific information on the proposals received by Checkpoint to date, of the factors Fortress may consider when deciding whether to support a strategic transaction in Fortress’s capacity as stockholder of Checkpoint, taking into account that the Founders Agreement (and the Existing Net Sales Royalty) terminated by its terms in connection with a change of control transaction. Mr. Weiss noted that in his view, which did not reflect the position of the Fortress board of directors or management, it would be a good outcome for Fortress if in any transaction Fortress received $20 million or more in cash upfront proceeds and at least a 2% post-closing net sales royalty on UNLOXCYT™ (a “Net Sales Royalty”).
On October 9, 2024, a representative of Cooley sent an independence questionnaire to each member of the Special Committee.
On October 10, 2024, Party D submitted its initial non-binding indicative proposal, dated as of October 6, 2024, for an exclusive global license of UNLOXCYT™ in exchange for an upfront payment to Checkpoint of $80 million, up to $30 million in respect of certain regulatory milestones tied to the first launch of UNLOXCYT™ in certain territories, $40 million upon submission of a BLA for each additional indication of UNLOXCYT™, up to $87.5 million in respect of future sales milestones, and tiered royalties on future worldwide net sales of UNLOXCYT™ (ranging from 12%-17% based on annual net sales). Party D’s proposal did not address the treatment of the Company Warrants or provide for any differential consideration for Fortress.
Later on October 10, 2024, representatives of LW Securities held a call with representatives of Party D to discuss its initial non-binding proposal, during which the representatives of LW Securities asked certain clarifying questions but did not provide any specific feedback on deal economics to Party D. During the call, the representatives of Party D also indicated key focus areas of their diligence that would be needed to improve the economics of their proposal.
On October 14, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley and Morris Nichols in attendance. The representatives of LW Securities provided a detailed overview of the strategic review process to date, including that of the 54 potential counterparties contacted after the FDA set the PDUFA date of December 28, 2024, four such potential strategic partners (Sun Pharma, Party D, Party H and Party E) were still considering a strategic transaction with Checkpoint, and reviewed the terms of the indications of interest from Sun Pharma and Party D and financial analyses thereof based on market-based valuation methodologies. The Special Committee discussed timing considerations, taking into account the upcoming PDUFA date and the fact that Checkpoint did not have the cash resources necessary to commercially launch UNLOXCYT™ on a standalone basis or access to financing on attractive terms. The Special Committee also discussed potential transaction structures and whether an acquisition of Checkpoint or a license of UNLOXCYT™ would create superior value for Checkpoint’s stockholders, taking into account transaction certainty, tax efficiency and potential upside considerations. Discussion also ensued regarding the fact that (i) the consummation of both a sale and a worldwide licensing transaction for UNLOXCYT™ would likely entitle applicable warrantholders to require Checkpoint to repurchase their Company Warrants at the Black-Scholes value of the Company Warrants (such payments, “Warrant Payments”), which payments were expected to exceed the consideration warrantholders would be entitled to receive if they merely exercised their Company Warrants and received the transaction consideration, and (ii) given that the Company Warrants represented over 50% of the Company’s fully diluted capitalization, the potential Warrant Payments could constitute a material portion of the total economic value any potential counterparty would be willing to offer for Checkpoint or UNLOXCYT™, reducing the consideration available to common stockholders. Also during this meeting, Mr. Oliviero provided an update to the Special Committee regarding his recent conversation with Mr. Weiss and the associated impact on potential negotiations with Fortress. Mr. Oliviero also noted his belief that Fortress would not approve a sale transaction unless such transaction provided Fortress with a Net Sales Royalty.
After excusing management and LW Securities from the meeting, representatives of Cooley and Morris Nichols informed the Special Committee of the results of their respective firms’ conflict searches and stated that, based on those searches, they each believed their respective firms could provide independent advice to the Special Committee, following which the Special Committee ratified the determination to engage each respective firm. In determining to engage Cooley and Morris Nichols as outside counsel to the Special Committee, the Special Committee considered their respective experiences, reputation, independence and familiarity with transactions in the biotechnology sector. The Special Committee also appointed Mr. Salzman as chairman of the Special Committee.
Representatives of Cooley and Morris Nichols then reviewed the Special Committee’s mandate, fiduciary duties and other legal considerations. The representatives of Cooley also reviewed strategic guidelines intended to assist the Special Committee in monitoring for any conflicted parties and any matters that may raise a potential conflict of interest, which guidelines were subsequently approved by the Special Committee. The members of the Special Committee also discussed considerations regarding potentially engaging an additional financial advisor and revisited the discussion from earlier in the meeting.
At the request of the Special Committee, the members of management and representatives of LW Securities rejoined the meeting. Following discussion, the Special Committee authorized and directed (i) representatives of LW Securities to encourage all potential counterparties to submit acquisition proposals in lieu of licensing transaction proposals and to consider using contingent consideration to provide additional value to Checkpoint stockholders and (ii) representatives of Cooley and Morris Nichols to engage with DLA and convey the Special Committee’s view that any transaction should be structured to avoid differential consideration for Fortress, such that the MFW Framework would not be required. The Special Committee also determined not to hold any negotiations with the largest holder of Company Warrants, Armistice Capital, LLC (“Armistice”), until the Special Committee had greater certainty regarding transaction terms and structure.
Between October 11 and October 15, 2024, representatives of Cooley and Morris Nichols met with (i) each member of the Special Committee to discuss their responses to the independence questionnaires and (ii) representatives of LW Securities to assess LW Securities’ independence from Fortress, Armistice, members of management, and any of the potential counterparties being considered by the Special Committee.
On October 15, 2024, LW Securities notified Party D that the Special Committee made the decision to prioritize a competing acquisition proposal over Party D’s proposed license transaction in order to maximize stockholder value, and recommended Party D submit an acquisition proposal with either (i) an all upfront transaction that properly compensates Checkpoint for the potential upside of UNLOXCYT™ or (ii) an upfront amount with a market premium in line with similar late-stage oncology transactions plus a significant CVR structure to provide upside on commercial success.

Later on October 15, 2024, LW Securities held a call with representatives of Party D to discuss a potential acquisition structure. Party D indicated a willingness to pursue this proposed structure, and that they would potentially be able to submit an updated proposal the following week.
Also on October 15, 2024, representatives of Party E notified LW Securities that Party E was withdrawing from the process.
Between October 15, 2024 and October 22, 2024, representatives of Party H notified LW Securities that they intended to withdraw from the process, and then later indicated that they intended to submit an initial proposal during the week of November 4, 2024.
On October 16, 2024, LW Securities held a call with a representative of Party D who indicated Party D was unlikely to submit an acquisition proposal.
On October 18, 2024, representatives of LW Securities had a call with representatives of Sun Pharma, during which Sun Pharma’s representatives reaffirmed the September 27, 2024 Sun Pharma Proposal but declined to increase Sun Pharma’s proposal absent specific price guidance from the Special Committee. Representatives of LW Securities reiterated that $3.50 per share was not acceptable to the Special Committee and noted that other potential counterparties remained engaged in the process.
On October 19, 2024, representatives of Cooley had a call with representatives of DLA during which the representatives of Cooley (i) stated that the Special Committee believed it was in the best interests of Checkpoint and all of its stockholders for Fortress to receive the same consideration as all other stockholders and accordingly did not intend to approve a transaction that included differential consideration for Fortress and (ii) requested that Fortress provide guidance on what transaction value would be sufficient for them to forego differential consideration. The terms of the current proposals from Sun Pharma and Party D were not shared with DLA at this time.
On October 20, 2024, representatives of Cooley, Morris Nichols and DLA held another call during which the Special Committee’s advisors discussed certain considerations regarding the MFW Framework and asked DLA to confirm in writing on behalf of Fortress that Fortress had irrevocably committed to abide by the MFW Framework in any transaction that afforded Fortress differential consideration relative to the unaffiliated stockholders.
Also on October 20, 2024, representatives of Cooley sent process guidelines to the full Checkpoint Board, intended to assist the Special Committee in monitoring for any conflicted parties and any matters that may raise a potential conflict of interest, which had been approved by the Special Committee.
On October 17, 2024, a representative of Sun Pharma contacted a representative of Fortress. In response, on October 21, 2024, the representative of Fortress informed the representative of Sun Pharma that any discussions should be coordinated through the Special Committee.
On October 22, 2024, representatives of Cooley and DLA held another call, during which the representatives of DLA indicated that Fortress believed that its receipt of a Net Sales Royalty was a critical element of Fortress’s willingness to support certain strategic transactions, including depending on transaction structure and the per share value to be realized by Checkpoint’s common stockholders and Fortress in such a transaction. The representatives of Cooley reiterated the Special Committee’s view that any such royalty or any other differential consideration was not in the best interests of Checkpoint and its stockholders and would not be supported by the Special Committee. At DLA’s request, the representatives of Cooley agreed they would seek the Special Committee’s authorization to share the current proposals from Sun Pharma and Party D with Fortress to assist Fortress in its evaluation of the Special Committee’s request to forego differential consideration.
On October 22, 2024, the Special Committee held a meeting with representatives of Cooley and Morris Nichols in attendance. Representatives of Cooley provided updates regarding the discussions with Fortress, Sun Pharma, Party D, Party E and Party H since the prior meeting. The Special Committee discussed these developments and the process more generally. The Special Committee authorized Mr. Salzman to speak (joined by Mr. Oliviero if Mr. Salzman believed it would assist conversations) directly with representatives of Fortress to convey directly the Special Committee’s views regarding the benefits of pursuing a transaction that did not involve differential consideration. Representatives of Morris Nichols reviewed the results of the independence questionnaire calls held with each member of the Special Committee, following which the Special Committee determined that no interests or relationships existed that would affect any member’s ability to serve as an independent and disinterested member of the Special Committee. The Special Committee also discussed further the possibility of engaging an additional financial advisor.
On October 22, 2024, a representative of DLA confirmed in writing to representatives of Cooley and Morris Nichols on behalf of Fortress that Fortress affirmed its irrevocable commitment that any transaction in which Fortress receives differential consideration will be subject to the MFW Framework.
On October 23, 2024, Messrs. Salzman and Oliviero held a meeting with representatives of Fortress, including Dr. Rosenwald, during which they conveyed the Special Committee’s position that any strategic transaction should be structured such that all Checkpoint stockholders receive the same consideration and the reasons for this position, which representatives of Fortress said they would discuss internally.
Later on October 23, 2024, representatives of Cooley held a call with representatives of DLA, during which DLA noted that Fortress’s continued view, subject to reviewing the proposals received to date from Sun Pharma and Party D, was that it would require a Net Sales Royalty in order to approve such strategic transaction. Following such call, after consultation with Mr. Salzman and the advisors, Mr. Oliviero sent representatives of Fortress the most recent proposals received from Sun Pharma and Party D, along with a spreadsheet prepared by management that, for illustrative purposes, analyzed the per share value to be realized by Checkpoint’s common stockholders and Fortress in a sale transaction at different offer prices per share based on various assumptions, taking into account illustrative calculations of required Warrant Payments.
On October 24, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley and Morris Nichols in attendance. After updating the Special Committee on developments since the last Special Committee meeting, discussion ensued regarding whether and how to approach providing Sun Pharma with price guidance given that the Special Committee did not yet have clarity on whether Fortress would require differential consideration in order to approve a transaction with Sun Pharma, and, if so, the level of differential consideration that would be required. After discussion, the Special Committee determined that, if Fortress does not commit solely to pursue a transaction in which all stockholders receive the same consideration, then the Special Committee would seek to maximize the total enterprise value for Checkpoint with potential counterparties first and then use such value as a basis to negotiate with Fortress. Representatives of LW Securities then reviewed a preliminary long-term forecast for Checkpoint for fiscal years 2024 through 2038 prepared by management (the “Preliminary Projections”), as further described under “The Merger — Certain Financial Projections,” and discussion ensued regarding such forecasts and the key underlying assumptions. Representatives of LW Securities reviewed certain preliminary financial analyses based on the Preliminary Projections and the key assumptions underlying such financial analyses, noting that the weakness of the financing markets for similarly situated biopharmaceutical companies and Checkpoint’s resulting high cost of capital had a significant negative impact on Checkpoint’s standalone value, and that given, among other things, the recent efforts of Checkpoint to raise capital, the financing likely necessary in order to achieve the Preliminary Projections would likely be highly dilutive to existing stockholders. The Special Committee discussed strategic considerations related to providing any price guidance to Sun Pharma, versus requesting that Sun Pharma submit a higher bid without specific guidance, taking into account the risk of Sun Pharma withdrawing from discussions absent such guidance, the Special Committee’s ability to provide high price guidance with a message that Sun Pharma is part of a competitive process and that meeting such guidance would result in Sun Pharma being afforded an accelerated transaction process and the risks faced by Checkpoint if neither a strategic transaction nor a financing transaction was announced prior to the PDUFA date. The Special Committee directed LW Securities to continue to engage with Sun Pharma to understand certain technical assumptions regarding Checkpoint’s capitalization underlying its existing proposal without offering specific price guidance at this time.
Also during this meeting on October 24, 2024, the Special Committee and its legal counsel discussed certain considerations regarding the Special Committee potentially engaging an additional independent financial advisor to provide the Special Committee with additional perspectives regarding Checkpoint’s standalone value and the value of the various strategic alternatives available to Checkpoint, including the impact of any differential consideration paid to Fortress. In consultation with Mr. Salzman, representatives of Cooley and Morris Nichols had confirmed the independence of, and received fee proposals from, two potential financial advisors, including Kroll, LLC (“Kroll”). The Special Committee authorized counsel to arrange a call between representatives of Kroll and Mr. Salzman. Participants also discussed potential compensation for members of the Special Committee, noting that no such compensation was currently being provided. Following discussion, the Special Committee authorized and directed counsel to draft resolutions for consideration by the Checkpoint Board that would set compensation for Mr. Salzman as the Special Committee chair as $50,000 up front, and $10,000 per month, subject to a cap of $100,000, and for the other Special Committee members at $30,000 up front, and $5,000 per month, subject to a cap of $50,000, and provide the members of the Special Committee with customary indemnification and advancement rights, which resolutions were subsequently adopted.
Later on October 24, 2024, Party D submitted a revised non-binding indicative proposal for a license transaction which increased the upfront payments from its initial proposal by $70 million to $150 million and increased the royalty rates. The revised proposal also now included a cap on any development milestone for a maximum of two additional indications and reduced the overall value of any milestone payment. From this time through November 5, 2024, representatives of Party D repeatedly requested feedback on this proposal.
On October 25, 2024, representatives of LW Securities met with Sun Pharma to discuss the analysis of Checkpoint’s capitalization underlying its existing proposal. No price guidance was provided during this meeting.
On October 27, 2024, representatives of Cooley attended a conference call with representatives of DLA, during which Fortress’s representatives conveyed that Fortress (i) would likely be supportive of the currently proposed Sun Pharma transaction if Fortress was granted a 4.5% Net Sales Royalty akin to the Existing Net Sales Royalty under the Founders Agreement, (ii) would likely be supportive of the currently proposed Party D transaction only if all parties to such transaction agreed that the Founders Agreement would remain in full force and effect following such transaction (including the 4.5% Existing Net Sales Royalty), and (iii) desired to speak with Sun Pharma and Party D as well as Checkpoint and its advisors regarding the strategic process.
On October 28, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. After updating the Special Committee on developments since the last meeting, the Special Committee and its advisors discussed the current state of negotiations and next steps, including whether to provide a counterproposal to Sun Pharma, after which the Special Committee determined (i) to make a counterproposal to Sun Pharma of $5.50 per share in cash, with no reference to a Net Sales Royalty payable to Fortress, subject to further discussion in executive session, and (ii) not to allow representatives of Fortress to speak with Sun Pharma or Party D regarding their respective proposals at this time to ensure the Special Committee can continue to focus discussions on maximizing the value of a potential transaction for all Checkpoint stockholders. The Special Committee then discussed Party D’s revised non-binding indicative proposal in more detail and determined that the Special Committee would like to continue to be engaged with Party D, given that the proposed license transaction provides a credible option despite the sale transaction still likely being more attractive for Checkpoint stockholders. After excusing management and LW Securities from the meeting, Kroll, which the Special Committee determined to engage as an independent financial advisor based on Kroll’s expertise in valuation and experience and reputation in Special Committee representations and biotechnology transactions, subject to negotiation and execution of an engagement letter, stated their views regarding Checkpoint’s standalone value based on the Preliminary Projections relative to the $5.50 per share potential counterproposal. Following Kroll’s presentation, and taking into account Checkpoint’s current liquidity and lack of attractive financing alternatives to support a standalone strategy, the Special Committee affirmed its decision to direct its advisors to provide a counterproposal to Sun Pharma of $5.50 per share in cash, with no reference to a Net Sales Royalty payable to Fortress.
On October 28, 2024, Checkpoint’s shares closed at $3.68 on Nasdaq.
On October 29, 2024, representatives of LW Securities made a counterproposal to Sun Pharma of $5.50 per share in cash. Sun Pharma requested guidance on treatment of Fortress, and LW Securities indicated that the Special Committee’s position was that all Checkpoint stockholders should receive the same per share consideration. During the call, representatives of Sun Pharma indicated that they did not believe that the potential of UNLOXCYT™ supported a $5.50 per share price.

Also on October 29, 2024, a representative of Party D contacted Dr. Rosenwald to discuss Checkpoint. Dr. Rosenwald directed Party D to engage with LW Securities and the Special Committee.
On October 30, 2024, members of Fortress and Checkpoint management and representatives of their respective advisors held a call to answer Fortress’s questions regarding the illustrative transaction consideration model previously provided to Fortress. During the call, Fortress was informed of the October 29 counterproposal to Sun Pharma and the Special Committee’s strategy to maximize the enterprise value of Sun Pharma’s proposal before raising Fortress’s request for a Net Sales Royalty with Sun Pharma or the other potential counterparties. The parties also discussed the Special Committee’s strategy for addressing the Company Warrants and potential considerations associated with the MFW Framework.
Later that evening, a representative of DLA called a representative of Cooley and reiterated that Fortress did not intend to withdraw its requirement for a Net Sales Royalty and requested a further call with Mr. Salzman and members of Checkpoint management to discuss the Special Committee’s approach to the Net Sales Royalty.
On October 31, 2024, Mr. Salzman, members of Fortress and Checkpoint management and representatives of their respective advisors held a call, during which the representatives of Fortress reiterated their requirement for a Net Sales Royalty and asked that all potential counterparties be informed of the same. The parties also discussed the expected timing for potential counterparties providing revised or preliminary indications of interest.
Also on October 31, 2024, representatives of LW Securities and Party D met to discuss Party D’s development plan for additional indications in UNLOXCYT™ beyond cSCC.
On November 4, 2024, Party D sent representatives of LW Securities an overview of Party D’s development plan for UNLOXCYT™ in cSCC and additional indications.
On November 5, 2024, Party D requested feedback to its proposal by November 6, 2024.
On November 7, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. After updating the Special Committee on developments since the last meeting, the representatives of LW Securities reviewed Party D’s development plan for UNLOXCYT™ in cSCC and observed that, based on highly preliminary analyses, subject to continued diligence, UNLOXCYT™ had the theoretical potential to achieve peak non-adjusted revenue of approximately $2.3 billion in 2038 under Party D’s plan, assuming Party D consummated its proposed license transaction with Checkpoint and developed and commercialized UNLOXCYT™ in accordance with such plan. The Special Committee discussed and noted that they did not believe that Checkpoint could achieve that level of sales on a standalone basis, and that the Management Projections represented Checkpoint management’s assessment of actual peak sales on a standalone basis. The Special Committee discussed how to respond to Party D’s request for feedback on its proposal given that (i) the Special Committee continued to believe that a sale transaction was preferable for stockholder value to a license transaction, (ii) the Special Committee’s preference was to review Sun Pharma’s revised proposal and Party H’s initial proposal before making a counterproposal to Party D and (iii) maintaining Party D’s participation in the process provided a potentially viable alternative option. The Special Committee also further considered, and representatives of Cooley and Morris Nichols provided perspectives regarding the treatment of Party D’s proposed transaction under the Company Warrants and the Founders Agreement. After members of Checkpoint management and representatives of LW Securities left the meeting and representatives of Kroll provided the Special Committee perspectives regarding how to compare the Sun Pharma and Party D transactions, the Special Committee determined (i) to authorize making a counterproposal to Party D for a license transaction that would increase the upfront payment to $200 million, remove the cap on certain milestone payments, increase payments for certain sales milestones, and increase royalty rates by 2% across tiers; (ii) that even if a counterproposal were made to Party D, the Special Committee would ultimately only select the transaction that maximized value for Checkpoint’s stockholders and (iii) to delegate to Mr. Salzman the authority, in consultation with management and the advisors, to determine when to deliver the counterproposal to Party D. The Special Committee also authorized the advisors to share with Fortress any proposals or counterproposal received from Sun Pharma, Party D or Party H in order to ensure that Fortress could promptly provide the Special Committee with its feedback on such proposals.

On November 8, 2024, Sun Pharma submitted a revised non-binding indicative proposal to acquire Checkpoint for $4.00 per share in cash and an up to $1.00 CVR, payable upon EMA approval of UNLOXCYT™ for treatment of cSCC, which amounts were subject to certain deductions for additional regulatory requirements or the approved dosing frequency. The proposal also included certain caps and assumptions relating to Checkpoint’s fully diluted share count, net debt and working capital. Sun Pharma indicated that this proposal was its “best and final”, conditioned the proposal upon Checkpoint’s receipt of marketing approval of UNLOXCYT™ for treatment of cSCC in the United States, requested that Checkpoint enter into exclusivity and requested guidance regarding any conditions Fortress may have to support the proposed transaction. Neither this proposal nor any of Sun Pharma’s prior proposals specifically addressed how the Company Warrants, including any required Warrant Payments, would be treated in the transaction. On that day, Checkpoint’s shares closed at $3.37 on Nasdaq.
Also on November 8, 2024, Party H submitted a non-binding indicative proposal for a license transaction involving the exclusive license of UNLOXCYT™ in the United States, with an upfront payment of $35 million, an additional payment of $30 million upon approval of the BLA in the United States, further payments of up to $435 million based on commercial launch of UNLOXCYT™ and specified sales milestones, and payments to Checkpoint of 35% of the net profits in the United States. The proposal also included a right of first refusal and right of first negotiation to obtain rights to UNLOXCYT™ outside the United States. Representatives of LW Securities discussed the proposal with representatives of Party H on November 11, 2024, during which Party H framed the proposal as the first phase of a commercialization and distribution agreement, which could provide Checkpoint an alternative option if it desires to remain as a standalone company.
Later on November 8, 2024, Mr. Salzman met with representatives of LW Securities, Kroll, Cooley and Morris Nichols, as well as members of Checkpoint’s management, to discuss potential counterproposals to Sun Pharma and ways to ensure that the Special Committee could respond to Sun Pharma in the prompt manner requested by its November 8th proposal, with the benefit of input from Fortress regarding its requirements for supporting the transaction. During the meeting, representatives of LW Securities reviewed certain preliminary financial analyses of Sun Pharma’s November 8th proposal, including the value to common stockholders based on different Warrant Payment assumptions.
Following such discussion, at Mr. Salzman’s direction, representatives of Cooley relayed the terms of Sun Pharma’s November 8th proposal to representatives of DLA, requesting that Fortress provide input on two potential counterproposals to Sun Pharma that Mr. Salzman and management believed may be acceptable to the Special Committee and Sun Pharma, consisting of (i) a $5.00 per share upfront cash payment with no Net Sales Royalty for Fortress and no CVR or (ii) a $4.75 per share upfront cash payment, with a 1% Net Sales Royalty for Fortress and no CVR. Representatives of Cooley also relayed to representatives of DLA the principal reasons for the Special Committee’s current views on the preferability of a sale transaction to a license transaction and that, in Cooley’s view, the Special Committee would not accept a 4.5% Net Sales Royalty.
On November 8, 2024, following consultation with Mr. Salzman, representatives of LW Securities emailed Party D to deliver the counterproposal authorized by the Special Committee on November 7, 2024, and reiterated to Party D that Checkpoint was in discussion with multiple parties regarding a potential strategic transaction.
On November 10, 2024, representatives of DLA called a representative of Cooley and indicated that Fortress continued to request and expect that the Sun Pharma transaction include a 4.5% Net Sales Royalty and suggested that the Special Committee consider pursuing the Party D transaction if the Net Sales Royalty was not acceptable to the Special Committee in the sale transaction context. Representatives of Cooley (i) reiterated that a 4.5% Net Sales Royalty was unacceptable to the Special Committee, (ii) reiterated the Special Committee’s view that a sale transaction was in the best interests of Checkpoint and its unaffiliated stockholders and (iii) suggested a call among the Special Committee, Fortress and their respective advisors to attempt to make further progress on the Net Sales Royalty request in advance of the Special Committee responding to Sun Pharma.
On November 11, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of Cooley and LW Securities provided the Special Committee with an update on negotiations with each potential counterparty and discussions with Fortress. Representatives of LW Securities reviewed preliminary financial analyses of Sun Pharma’s proposal, taking into account the impact of potential Warrant Payments and certain considerations regarding the impact of the proposed CVR. The representatives of LW Securities noted their view that Sun Pharma would be willing to increase the upfront portion of its proposal so long as the total consideration did not exceed $5.00 per share, although LW Securities did not believe that Sun Pharma would be willing to increase the upfront consideration to $5.00 per share. The Special Committee discussed the updates and concluded that, while Sun Pharma’s November 8th proposal was still inadequate, it was likely the best option to maximize value for Checkpoint’s unaffiliated stockholders relative to the proposals from Party D and Party H and Checkpoint’s standalone prospects.
The Special Committee determined that based on discussions to date, Fortress would not approve a sale transaction that did not include a Net Sales Royalty. Discussion then turned to how to maximize the value of Sun Pharma’s proposal and consideration of the transaction value that would be acceptable to the Special Committee, taking into account the value that unaffiliated stockholders would receive in any such transaction after including the impact of the Warrant Payments and any Net Sales Royalty required by Fortress. The Special Committee discussed various alternative counterproposals to Sun Pharma that would: (i) move as much value as possible to the upfront cash payment and (ii) obtain the support of both Fortress and the unaffiliated stockholders (assuming the MFW Framework was required). During this discussion, representatives of Kroll stated their current belief that Sun Pharma’s November 8th proposal is likely at or above the range of fair value of the Company on a standalone basis.
The Special Committee agreed to hold a meeting directly with Fortress’s principals and aligned on a comprehensive message to deliver to Fortress at such meeting. Representatives of Cooley advised the Special Committee as to its fiduciary duties, as well as certain other legal and deal certainty considerations associated with a sale transaction and a license transaction as proposed by Sun Pharma and Party D.
Later on November 11, 2024, the Special Committee, members of Fortress and Checkpoint management and representatives of their respective advisors held a call, during which the Special Committee and its representatives conveyed the Special Committee’s position that (i) a sale transaction with Sun Pharma is the best alternative available to Checkpoint based on the current proposals, (ii) a 4.5% Net Sales Royalty would likely be unacceptable to Sun Pharma unless Sun Pharma reduced the upfront consideration below a per share price the Special Committee and the unaffiliated stockholders would be willing to accept and (iii) a counterproposal of $4.75 per share in cash with a 1% Net Sales Royalty was acceptable to the Special Committee and should be acceptable to both Sun Pharma and Fortress. Further, the Special Committee conveyed that it would reject any transaction with Sun Pharma unless Fortress agreed to reduce the Net Sales Royalty it was currently requesting.
Later on November 11, 2024, at Fortress’s request representatives of LW Securities sent Fortress and DLA certain supporting financial information underlying the Special Committee’s determination of the proposed counterproposal to Sun Pharma reviewed during the November 11th meeting.
Also on November 11, 2024, representatives of LW Securities met with representatives of Party H to discuss and ask certain clarifying questions regarding the November 8th Party H proposal.
On November 12, 2024, a representative of DLA conveyed to a representative of Cooley that Fortress would be willing to support a transaction with Sun Pharma in which Fortress received a 3% Net Sales Royalty (rather than 4.5%) and was otherwise supportive of the counterproposal outlined by the Special Committee during the November 11th meeting.
Also on November 12, 2024, Party D submitted to LW Securities a revised non-binding indicative proposal for a license transaction, that consisted of a $165 million upfront payment (rather than the $200 million upfront requested by the Special Committee), with an additional $10 million payment upon launch of UNLOXCYT™ in the United States, an increase to the number of capped development milestone payments related to submissions of BLAs for UNLOXCYT™ in other clinical indications from two to three, increased sales milestone payments, and included a 1% increase in royalties on future net sales across all tiers.
On November 13, 2024, after consulting with and obtaining the approval of each member of the Special Committee, representatives of LW Securities held a call with representatives of Sun Pharma and provided a counterproposal to Sun Pharma of a $4.75 per share upfront purchase price and a 3% Net Sales Royalty.

During the call, representatives of LW Securities emphasized the need to maximize the upfront payment to reduce the impact of the Warrant Payments on the payments to Checkpoint’s stockholders and to increase deal certainty and noted that while the Special Committee was not open to including a closing condition for marketing approval of UNLOXCYT™, it would likely be acceptable to execute definitive agreements promptly following marketing approval being received. The representatives of Sun Pharma asked certain clarifying questions, including regarding the Net Sales Royalty and reiterated their belief that a CVR structure was appropriate in lieu of further increases to the upfront price.
On November 15, 2024, representatives of Sun Pharma notified LW Securities of Sun Pharma’s intention to provide feedback on Checkpoint’s latest proposal by the middle of the following week.
On November 16, 2024, Party D submitted to LW Securities additional details related to its revised non-binding indicative proposal that included a proposed third indication expansion for UNLOXCYT™.
On November 19, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. After updating the Special Committee on developments since the last meeting, the representatives of LW Securities reviewed the terms of Party D’s November 12th proposal and certain preliminary financial analyses thereof. After discussion, the Special Committee directed LW Securities to deliver a counterproposal to Party D intended to improve the deal value of Party D’s licensing proposal, noting that it was still the Special Committee’s view that a sale transaction would provide superior value to the Checkpoint stockholders. Representatives of LW Securities also reviewed the non-binding indicative proposal from Party H, noting that it would require Checkpoint to lead further development of UNLOXCYT™ (since the proposed license was U.S.-only) and that the potential revenues from commercialization in the U.S. may be insufficient to reach the upper tier sales milestones in the Party H proposal. After discussion, the Special Committee agreed that Party H could provide a viable alternative if no agreement was reached with Sun Pharma or Party D and directed representatives of LW Securities to provide feedback to Party H.
Later on November 19, 2024, representatives of LW Securities delivered to Party D the counterproposal previously discussed with the Special Committee, consisting of an increase in the upfront payment from $165 million to $175 million and an increase in certain of the early sales-based milestones.
On November 20, 2024, Party D held a call with representatives of LW Securities and stated that Party D would increase the upfront payment in its current proposal to $170 million and accepted the Committee’s proposals on sales milestone payments except that the increase in the $250 million threshold sales milestone payment was only increased to $20 million (as opposed to the $25 million requested by the Committee).
Also on November 20, 2024, Sun Pharma submitted a revised non-binding indicative proposal to acquire Checkpoint for a $4.15 per share cash upfront payment, an up to $0.75 CVR payable upon EMA approval of UNLOXCYT™ for treatment of cSCC (subject to certain potential reductions tied to the approved dosing frequency), and a 2.5% Net Sales Royalty payable to Fortress, with the upfront and CVR amounts subject to certain adjustments tied to Checkpoint’s net debt and net working capital at closing and an overall net payout cap of $337 million. Representatives of Sun Pharma indicated to LW Securities that Sun Pharma’s internal assumption had been that Fortress would receive a 0.5% to 2.0% Net Sales Royalty and that the terms of the Net Sales Royalty were under internal legal review. The proposal also requested a 60-day exclusivity period.
On November 21, 2024, Party D submitted a non-binding indicative proposal for an exclusive global license of UNLOXCYT™ consistent with the terms outlined on the November 20th call.
Also on November 21, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of Cooley and LW Securities reviewed the current status of negotiations with each potential counterparty. With respect to the November 20th Sun Pharma proposal, representatives of LW Securities (i) conveyed their view that such proposal was likely at or near the maximum upfront payment Sun Pharma would be willing to provide, regardless of any further reductions in the CVR consideration or Net Sales Royalty, and (ii) reviewed certain financial analyses of such proposal, including under the assumption that all applicable warrantholders elected to take the Black-Scholes value of their Company Warrants (which the Special Committee intended to negotiate), relative to Checkpoint’s standalone prospects and the other available alternatives. The Special Committee discussed strategies for maximizing value to Checkpoint’s unaffiliated stockholders under the terms of the November 20th Sun Pharma proposal. The Special Committee determined that (i) in the interest of time, and taking into account the fact that Sun Pharma was unlikely to increase the upfront cash consideration even if the Net Sales Royalty was reduced, it would not seek further concessions from Fortress, including a further reduction in the Net Sales Royalty from Fortress beyond that contemplated by the most recent Sun Pharma proposal, (ii) it would make a counterproposal to Sun Pharma to increase the upfront cash consideration to $4.20 per share and remove all purchase price adjustments and the total consideration cap, subject to receiving Fortress’s approval for this counterproposal (including the 2.5% Net Sales Royalty), and (iii) it would seek to negotiate the best price it could in a transaction prior to approaching Armistice to reduce the consideration payable to it for its Company Warrants in a transaction. The Special Committee also discussed whether it would be willing to agree to exclusivity at this time, and agreed that it may be willing to agree to exclusivity of limited duration so long as exclusivity automatically terminated upon Sun Pharma reducing price. The Special Committee also directed LW Securities to (i) continue engaging with Party H to preserve a potential partnership if no agreement with Sun Pharma or Party D was reached and (ii) inform Party D that the Special Committee was close to agreeing to terms for a sale transaction as reflected in Sun Pharma’s most recent proposal and encourage Party D to submit an acquisition proposal because the Special Committee believed that Sun Pharma’s acquisition proposal maximized value for Checkpoint’s stockholders compared to Party D’s licensing structure.
Later on November 21, 2024, representatives of Cooley and DLA had a call during which Cooley reviewed the Special Committee’s recommended counterproposal to Sun Pharma and proposed feedback for Party D. Later that day, representatives of Cooley sent to DLA a summary of the Sun Pharma and Party D proposals.
On November 22, 2024, representatives of Cooley and DLA had a call during which DLA confirmed that Fortress (i) would be supportive of the Special Committee’s recommended counterproposal and entering into exclusivity on such terms subject to Sun Pharma providing confirmation that the Net Sales Royalty would be calculated on the basis of a standard, market definition of net sales (without any deduction for other royalties) and (ii) was supportive of the proposed feedback to Party D.
On November 23, 2024, representatives of LW Securities notified Party D that the Special Committee was in advanced discussions with another potential counterparty with respect to a sale transaction that the Special Committee deemed superior to Party D’s proposed license transaction and encouraged Party D to submit an acquisition proposal. In furtherance of encouraging Party D to submit such a proposal, the representatives of LW Securities verbally shared the high-level terms of the current acquisition proposal without identifying Sun Pharma. Later that day, Party D indicated that it would discuss internally and potentially submit such a proposal by December 2.
On November 25, 2024, representatives of LW Securities conveyed the Special Committee’s counterproposal to Sun Pharma, consisting of (i) increasing the upfront payment to $4.20 per share, (ii) removing the maximum payout cap, (iii) removing any adjustments for net debt or closing net working capital, (iv) confirming the net sales definition in the Net Sales Royalty would be in line with market terms, (v) requiring a due diligence obligation with respect to, and an appropriate milestone deadline for, the milestone trigger under the CVR and (vi) a limited exclusivity period with an auto-termination upon Sun Pharma reducing the upfront consideration or making certain additional adverse changes to its proposal. Sun Pharma reiterated its request for exclusivity but did not substantively respond to the counterproposal.
On November 26, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of Cooley and LW Securities provided an update on the status of discussions with each potential counterparty and Fortress. The Special Committee discussed the sustained increase in Checkpoint’s stock price (which closed at $4.03 on Nasdaq on November 25th) and how this could impact Checkpoint stockholders’ perception of proposals from Sun Pharma and Party D. The Special Committee determined that Checkpoint should not enter into an exclusivity agreement with Sun Pharma until Party D’s proposal was received. The Special Committee also discussed the timing and strategy for outreach to Armistice and confirmed its earlier determination that no such outreach should be conducted until transaction terms were more certain.
On November 29, 2024, Party D submitted a revised non-binding indicative proposal for a license transaction that increased the upfront payment to $180 million and the payment related to launch of

UNLOXCYT™ in the United Kingdom and Europe to $15 million, an increase of $15 million in overall potential deal consideration.
On November 30, 2024, on a call with representatives of LW Securities, Party D indicated that Party D was unable to submit an acquisition proposal at this time given concerns regarding timing due to internal governance procedures and the increase in Checkpoint’s stock price, but asked for an in person meeting between Party D’s president and Mr. Oliviero to discuss further. Representatives of LW Securities subsequently informed the Special Committee of this revised proposal and of a potential in-person meeting between Mr. Oliviero and the President of Party D so that Mr. Oliviero could explain why the Special Committee believes a sale transaction is in the best interests of Checkpoint and its stockholders.
On December 3, 2024, representatives of Sun Pharma held a call with LW Securities during which they confirmed that the increased upfront amount of $4.20 per share would be acceptable and asked LW Securities to share a draft exclusivity agreement for Sun Pharma’s review.
On December 3, 2024, LW Securities sent a form of exclusivity agreement to Sun Pharma that left the length of the exclusivity period open.
On December 4, 2024, representatives of LW Securities delivered to Party H the feedback authorized by the Special Committee with respect to its license transaction.
On December 4, 2024, representatives of Kroll sent Kroll’s written conflict disclosure to the Special Committee’s outside counsel confirming Kroll’s prior verbal confirmation that Kroll did not have any conflicts with respect to Checkpoint, Fortress, Sun Pharma, Party D, Party H or Armistice.
On December 6, 2024, Sun Pharma delivered a revised non-binding indicative proposal to acquire Checkpoint for a $4.20 per share cash upfront payment and an up to $0.75 CVR (subject to reductions based on regulatory timing and the approved dosing frequency). The proposal included certain assumptions relating to Checkpoint’s net debt and working capital, and removed the net payout cap. The proposal also included (i) offsets to both the upfront and CVR consideration for certain losses relating to existing litigation, (ii) the proposed terms of the 2.5% Net Sales Royalty, including the proposed definition of net sales, (iii) a requirement for Fortress to enter into a voting and support agreement in connection with the transaction, (iv) a requirement for Fortress to indemnify Sun Pharma (through a setoff right against the Net Sales Royalty payments) for any losses incurred by Sun Pharma in connection with certain stockholder claims, (v) a requirement for Fortress to enter into a transition services agreement with Sun Pharma and (vi) a proposed exclusivity period of the later of 45 days after the PDUFA date of December 28, 2024 and 60 days after the date of the exclusivity agreement.
Also on December 6, 2024, Mr. Oliviero, Mr. Gray and LW Securities met with representatives of Party D in person to discuss Party D’s current proposal and reiterate that the Special Committee strongly encouraged Party D to submit an acquisition proposal if it desired to remain competitive in the process. Party D indicated that it understood the need to convert to an acquisition proposal and would provide feedback the week of December 8, 2024 if it decided to submit an offer.
On December 7, 2024, representatives of LW Securities provided an update to the Special Committee and was directed by the Special Committee that the December 6th Sun Pharma proposal would be shared with DLA so the Special Committee could consider the proposal with the benefit of any feedback from Fortress. Representatives of Cooley shared the December 6th proposal with DLA later that day.
On December 9, 2024, representatives of DLA sent representatives of Cooley proposed revisions to the Fortress-related provisions of the December 6th Sun Pharma proposal, including removing the proposed indemnification term and revising the scope of the Net Sales Royalty, including the proposed definition of net sales.
On December 10, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of Cooley and LW Securities provided an overview of discussions with the potential counterparties and Fortress since the most recent meeting of the Special Committee. Following discussion and acknowledgement that the requested changes by Fortress would not impact the consideration paid to Checkpoint’s unaffiliated stockholders, the Special Committee authorized LW Securities to facilitate a direct discussion between Sun Pharma and Fortress regarding the open Fortress-related provisions of the December 6th proposal, with such discussion to be overseen by the Special Committee or its advisors. The Special Committee also directed management and the advisors to continue negotiation of certain points in Sun Pharma’s proposal that could impact deal value and deal certainty and to propose a 30-day exclusivity period (though no decision was made to enter into any exclusivity agreement). After excusing the representatives of LW Securities and Kroll from the meeting, representatives of Cooley reviewed the proposed key terms of Kroll’s engagement letter with the Special Committee and an amendment to LW Securities’ existing engagement letter with Checkpoint (which added an obligation for LW Securities to deliver a fairness opinion upon the Special Committee’s request) and confirmed that LW Securities and Kroll had each provided disclosures confirming their independence in the transaction. Following discussion, the Special Committee authorized the Kroll engagement letter and the amendment to the existing LW Securities engagement letter.
Later, on December 10, 2024, representatives of LW Securities contacted Party D to request again that they provide an acquisition proposal.
Also on December 10, 2024, LW Securities shared with Party H details regarding royalty expectations in a potential transaction via email. LW Securities asked that instead of the 35% profit share structure, the revised offer should include tiered royalties on net sales with a lowest tier of no less than 20%. LW Securities also inquired about the expected timing of Party H’s indication of interest submission which the team expected to include greater detail on their development plan, and both indication and geographic expansion based on the prior discussion on November 11, 2024.
On December 11, 2024, LW Securities and Sun Pharma had a call during which representatives of LW Securities rejected certain terms of the December 6th proposal that impacted deal certainty and value, including the proposed offsets for litigation losses, and also delivered Fortress’s feedback on the Fortress-related provisions of the proposal.
On December 12, 2024, Sun Pharma sent representatives of LW Securities a revised draft of the exclusivity agreement, which added Fortress as a party to the exclusivity agreement. From December 12 until December 24, 2024, representatives of Sun Pharma and the Special Committee negotiated the terms of the exclusivity agreement.
Also on December 12, 2024, Party D informed LW Securities that it was unable to submit an acquisition proposal at this time due to internal constraints but indicated it would be willing to further increase the upfront payment in its current license proposal, and may be able to submit an acquisition proposal by the last week of January.
On December 13, 2024, LW Securities and Sun Pharma had a call to discuss certain high priority business diligence questions regarding UNLOXCYT™. On the call Sun Pharma also provided initial perspectives on Fortress’s comments on the Fortress-related provisions of Sun Pharma’s proposal and the duration of the exclusivity period.
Later on December 13, 2024, the FDA approved the BLA for UNLOXCYT™ for the treatment of cSCC and Checkpoint issued a press release publicly announcing such approval.
Following the approval announcement on December 13, 2024, a member from a financial advisory firm reached out to Mr. Weiss on behalf of a global publicly traded pharmaceutical company based in the United States (“Party I”) to indicate preliminary interest in exploring a strategic transaction with Checkpoint, and proposed meeting at the J.P. Morgan Healthcare Conference in early January 2025 or scheduling a call between the parties’ respective financial advisors. Mr. Weiss did not respond to the email, but instead forwarded it to Checkpoint and its advisors. LW Securities asked for Party I’s financial advisor to connect to discuss Checkpoint, but did not receive a response. The same day, a representative of Party F emailed a representative of LW Securities asking for an update on the Checkpoint strategic process.
On December 14, 2024, representatives of LW Securities had a call with a representative of Party F during which the representative indicated that they would get back to LW Securities no later than December 16, 2024 regarding whether Party F could offer a superior proposal to the one provided by Sun Pharma. LW Securities also reached out via email to Party D to assess any renewed interest following the FDA approval of UNLOXCYT™. Neither Party F nor Party D ultimately submitted an indication of interest or pursued further discussions with Checkpoint.
Also on December 14, 2024, Party D informed LW Securities that it was unable to submit an acquisition proposal at this time due to internal constraints but indicated it would be willing to further increase the upfront payment in its current license proposal.
On December 16 and 17, 2024, representatives of Sun Pharma, Fortress, DLA, Cooley and LW Securities and members of Checkpoint’s management had calls to discuss open points in Sun Pharma’s December 6th proposal.
Also on December 16, 2024, Mr. Oliviero had a call with representatives of Armistice at their request. During such call Armistice indicated, in response to Checkpoint’s existing public disclosures, as first disclosed in Checkpoint’s Form 10-Q filed on May 15, 2023 that it was evaluating potential strategic transactions that would enable the commercialization of UNLOXCYT™, that Armistice may be willing to forgo a portion of the maximum amount of Warrant Payments it is entitled to under its Company Warrants to the extent necessary to execute an otherwise attractive strategic transaction.
Also on December 16, 2024, the Chief Executive Officer of a publicly traded biopharmaceutical company in the United States (“Party J”), emailed LW Securities inquiring if Checkpoint was still interested in a commercialization partner for UNLOXCYT™.
On December 17, 2024, Sun Pharma delivered a revised non-binding indicative proposal to acquire Checkpoint which (i) retained the key economic terms of Sun Pharma’s December 6th proposal, including assumptions relating to Checkpoint’s fully diluted share count, net debt and working capital, (ii) added a closing condition tied to certain clarifications regarding the scope of the FDA approval for UNLOXCYT™, (iii) retained the previously proposed offsets to both the upfront and CVR consideration for certain losses relating to existing litigation, (iv) set forth responses to Fortress’s proposed changes on the proposed terms of the 2.5% Net Sales Royalty, including the proposed definition of net sales, (v) indicated a willingness to drop the requirement for Fortress to indemnify Sun Pharma (through a setoff right against the Net Sales Royalty payments) for any losses incurred by Sun Pharma in connection with certain stockholder claims, subject to due diligence and (vi) proposed an exclusivity period of 45 days (which Sun Pharma subsequently decreased to a 40-day period).
On December 19, 2024, the Chief Executive Officer of Party J and LW Securities held a call at LW Securities’ request to discuss a potential strategic transaction involving Checkpoint. Party J indicated it would let LW Securities know if Party J was interested in pursuing further discussions.
On December 20, 2024, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of LW Securities, Cooley and management provided an update regarding discussions with the potential counterparties, Fortress and Armistice since the prior meeting. The Special Committee and advisors discussed the status of negotiations with Sun Pharma, open points relating to Fortress and timing of outreach to Armistice. Representatives of LW Securities and Kroll each provided the Special Committee with financial analyses of Sun Pharma’s December 17th proposal relative to Checkpoint’s standalone value, including estimates of the upfront cash consideration Checkpoint’s unaffiliated stockholders would receive if Sun Pharma reduced the upfront cash consideration by the maximum amount of potential Warrant Payments. During such review, representatives of LW Securities outlined certain updates that management had made to the Preliminary Projections and the underlying assumptions thereto in consultation with LW Securities and Kroll since LW Securities last presented its analyses of the Company’s standalone value, and the impact of such changes on LW Securities’ financial analyses, in each case as further described under “The Merger — Certain Financial Projections — Management Projections .” Representatives of Cooley and Morris Nichols reviewed the fiduciary duties owed by the Special Committee in this context and representatives of Cooley reviewed the terms of a proposed draft Merger Agreement that could be made available to Sun Pharma. Discussion ensued regarding the value of Sun Pharma’s December 17th proposal, including relative to the Company’s standalone value. The Special Committee also reviewed its outreach to Party D and Party H during the process, its efforts to elicit acquisition proposals from these parties superior to Sun Pharma’s proposal, the failure of such parties to submit a superior proposal to date and the potential risks (including risk of Sun Pharma withdrawing from discussions) if the Special Committee further delayed in entering into an exclusivity agreement with Sun Pharma. The Special Committee also considered whether the current Sun Pharma proposal, including taking into account the maximum amount of potential Warrant Payments, represented the highest value reasonably available to the Company. Following discussion, the Special Committee authorized management and the advisors to (i) negotiate, finalize and execute the exclusivity agreement with Sun Pharma (including an exclusivity period no longer than 40 days), (ii) update Party D regarding Checkpoint’s anticipated entry into exclusivity with a third party and (iii) subject to finalization of Sun Pharma’s proposal, share a draft Merger Agreement with Sun Pharma and begin negotiations with Armistice regarding the amount of the Warrant Payments when deemed appropriate by management and the advisors.
On December 21, 2024, representatives of LW Securities shared comments on the draft exclusivity agreement and Sun Pharma’s December 17th proposal with Sun Pharma. From such time through the execution of the exclusivity agreement on December 24, representatives of Sun Pharma, Fortress, Checkpoint management and their respective advisors negotiated the terms of Sun Pharma’s December 17th proposal and the exclusivity agreement. In the course of such negotiations Sun Pharma agreed that, subject to due diligence, it would not include any proposed FDA-related closing condition or any proposed offsets for losses relating to existing litigation in the definitive agreements.
On December 23, 2024, Sun Pharma delivered a revised non-binding indicative proposal to acquire Checkpoint with economic terms consistent with Sun Pharma’s December 17th proposal and otherwise reflecting the terms negotiated by the parties in the preceding days.
On December 24, 2024, Sun Pharma, Checkpoint and Fortress executed the exclusivity agreement (providing for exclusivity through January 31, 2025). Later that day, representatives of Cooley delivered a draft Merger Agreement to Barack Ferrazzano Kirschbaum & Nagelberg LLP (“BFKN”), outside counsel to Sun Pharma.
Also on December 24, 2024, Party H requested a meeting via email with Checkpoint management to further discuss due diligence topics. LW Securities informed Party H that Checkpoint was under exclusivity with a potential counterparty and as such could not schedule a call.
On December 27, 2024, the Head of Corporate Development of a pharmaceutical company in the United States (“Party K”) emailed Mr. Oliviero indicating preliminary interest in a strategic transaction involving Checkpoint. Such party proposed meeting at the JPM Conference or holding a call. Mr. Oliviero indicated that Checkpoint was not engaging in business development discussions at this time.
Beginning in early January 2025, representatives of each of Sun Pharma and Checkpoint and their respective advisors engaged in discussions regarding finalizing the definitive documentation providing for the transaction and completing any remaining due diligence.
During the week of January 12, 2025, (i) representatives of Cooley sent to BFKN draft disclosure schedules for the transaction and a draft of the CVR Agreement, (i) representatives of DLA sent to BFKN and Cooley an initial draft of the Royalty Agreement (which had been reviewed by representatives of Cooley in advance), and (iii) representatives of BFKN shared a revised draft Merger Agreement with Cooley and an initial draft of the Support Agreement, which was shared with DLA. Thereafter the parties continued to exchange drafts of the Merger Agreement and the ancillary transaction agreements through their respective legal advisors, and the parties and their respective legal and financial advisors continued to discuss the open issues in these agreements.
On January 14, 2025, representatives of LW Securities and Sun Pharma held a call to discuss the Company Warrants, potential Warrant Payments and outreach strategy for the holders of Company Warrants. While no specific reduction to the proposed $4.20 per share upfront payment was discussed, the parties discussed the potential impact of the Warrant Payments on the overall deal cost to Sun Pharma, and Sun Pharma’s view that any such impact might require an adjustment to the upfront payment. From January 14 to February 13, representatives of LW Securities and Cooley held a number of discussions with representatives of Sun Pharma and BFKN to discuss the terms and conditions of the Company Warrants, the treatment of the Company Warrants in the transaction and the associated potential impact on the economic terms set forth in the December 23rd proposal.

On January 17, 2025, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of LW Securities and Cooley provided a status update regarding entry into the exclusivity agreement and negotiations with Sun Pharma and Fortress to date, including a review of the key open items in the draft Merger Agreement. Participants also discussed strategic considerations regarding timing for outreach to Armistice regarding their Warrant Payments, including considerations related to the Company Warrants held by Armistice that were due to expire at the end of January. After discussion, the Special Committee confirmed that the advisors and management were authorized to begin negotiations with Armistice when they deemed advisable.
On January 27, 2025, LW Securities received an unsolicited indication of interest from Party D, which did not include a price or valuation but indicated an interest in exploring an acquisition of Checkpoint. Representatives of LW Securities reminded Party D that Checkpoint could not engage in discussions while under exclusivity with a third party.
On January 28, 2025, Sun Pharma reached out to representatives of LW Securities regarding extending the exclusivity period, which was set to expire on January 31.
On January 30, 2025, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities and Cooley in attendance. Representatives of LW Securities provided an overview of recent developments, including the unsolicited outreach by Party D. Participants discussed the pending expiration of exclusivity with Sun Pharma in light of the outreach by Party D, including the fact that Party D had not provided a price or other concrete information that would suggest their proposal, if any, would provide additional value to Checkpoint stockholders beyond what had been negotiated with Sun Pharma. Following discussion, the Special Committee authorized Checkpoint to extend exclusivity with Sun Pharma for one additional week and, if the advisors deemed necessary and appropriate, one additional week thereafter. The Special Committee discussed with its advisors and management the open issues in the Merger Agreement and other transaction documents and the Special Committee provided guidance regarding the same, including that the advisors were authorized to withhold exclusivity as certain key issues were negotiated in order to maximize value and transaction certainty for Checkpoint’s stockholders.
Later on January 30, 2025, representatives of LW Securities and Sun Pharma discussed the potential extension of exclusivity and the number of open issues in the Merger Agreement and other transaction documents. LW Securities conveyed that Checkpoint would not re-enter exclusivity until there was a clear path to agreement on these open items, which included, among other matters, the amount of the termination fee payable by Checkpoint under certain circumstances and the milestone triggers, deadlines and related efforts obligations in the CVR Agreement.
Also on January 30, 2025, a representative of Party H emailed LW Securities to request an update on the progress of the transaction process. LW Securities did not respond given exclusivity with Sun Pharma was still in effect.
On February 4, 2025, after expiration of exclusivity with Sun Pharma, representatives of Party H emailed representatives of LW Securities, asking for any updates. LW Securities responded stating that the team continues to make progress with another party, and an expected resolution with the party is expected in two weeks. LW Securities further stated that Checkpoint was no longer under exclusivity and asked if Party H had requests for any specific outstanding diligence items, noting that full virtual data room access is unlikely to be provided.
On February 5, 2025, representatives of LW Securities met with representatives of Party D at Party D’s request to assess the likelihood that Party D would submit an acquisition proposal. Representatives of Party D indicated that Party D was not prepared to submit an acquisition proposal at this time, although Party D may be able to deliver a proposal in 4 weeks, subject to further due diligence. LW Securities relayed to Party D that Checkpoint was continuing to make steady progress with the original party and that while it was no longer subject to exclusivity, Checkpoint believed a final agreement would be reached in less than 4 weeks.
On February 6, 2025, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of LW Securities and Cooley provided an update on recent developments and an overview of open issues in the Merger Agreement and other transaction agreements being negotiated with Sun Pharma and Fortress. The

Special Committee discussed Sun Pharma’s request for exclusivity through February 18, and the Special Committee authorized such re-entry into exclusivity, if management and the advisors deemed it necessary and appropriate, given that no other competing acquisition proposals had arisen or appeared imminent. The Special Committee also considered the advisability of engaging with Armistice regarding treatment of the Company Warrants (including in light of Sun Pharma’s continued indications that the upfront price might need to be adjusted depending on the extent of the Warrant Payments) and, following discussion, the Special Committee directed Checkpoint management and the advisors to begin negotiations with Armistice with respect to their Company Warrants immediately in an effort to minimize the Warrant Payments Armistice would receive in the transaction.
On February 7, 2025, at LW Securities’ request, Armistice agreed to abide by certain confidentiality restrictions and to receive certain material non-public information regarding Checkpoint. Thereafter, representatives of LW Securities and members of Checkpoint management had a call with representatives of Armistice, during which they (i) outlined the principal terms of Sun Pharma’s December 23rd proposal, (ii) conveyed the Special Committee’s request that Armistice agree to waive in full any entitlement to receive Black-Scholes Warrant Payments in respect of its Company Warrants and instead receive the merger consideration at closing less the applicable exercise price, plus the CVR and (iii) conveyed the Special Committee’s rationale for requesting such a reduction, including increasing the amount of consideration that would be available to the unaffiliated Checkpoint stockholders.
On February 8, 2025, representatives of Armistice conveyed to Mr. Oliviero and representatives of LW Securities on a call that Armistice would accept a significant reduction to the maximum aggregate amount of Warrant Payments Armistice would otherwise have been entitled to receive as a result of the Black-Scholes provisions of the warrants (the “Armistice Adjustment”), which reduction would be documented through an amendment to the Company Warrants held by Armistice providing that (i) Company Warrants representing approximately 81% of the shares underlying all Company Warrants held by Armistice would receive, at the Closing, intrinsic value (representing the per share merger consideration, less the exercise price, plus a CVR) and (ii) one tranche of its Company Warrants, representing the remainder of the shares underlying Company Warrants held by Armistice, would be purchased by Checkpoint for an amount to be agreed. Armistice also indicated that it expected to exercise certain of its Company Warrants prior to the closing of the transaction, which would result in Checkpoint receiving additional cash proceeds it could use to fund its operations prior to closing.
On February 11, 2025, representatives of LW Securities and Sun Pharma held a call during which LW Securities conveyed the terms of the Armistice Adjustment to Sun Pharma and reviewed the potential associated impact on the aggregate upfront cash amount Sun Pharma would need to pay in connection with the transaction, noting in particular that Checkpoint did not believe that any adjustment to the upfront cash consideration of $4.20 per share was necessary to address the potential Warrant Payments. The parties also discussed Checkpoint’s interim financing needs between signing and closing, including in light of Armistice’s stated intention to exercise a portion of its Company Warrants prior to closing. LW Securities conveyed that there was potential to re-enter exclusivity on February 18 if the economic and other open issues were resolved. Following the call, LW Securities sent additional supportive materials requested by Sun Pharma at the meeting, and Cooley sent BFKN a draft of an exclusivity extension agreement.
On February 13, 2025, representatives of LW Securities, Sun Pharma, BFKN, Mr. Oliviero and Mr. Gray, Cooley, Fortress and DLA held a call to discuss the outstanding legal and business issues in the Merger Agreement, CVR Agreement, Royalty Agreement, Support Agreement and Transition Services Agreement.
After this call, representatives of LW Securities and Sun Pharma held a call to further discus the outstanding economic open issues, including the potential impact of the Company Warrants on a transaction. The Sun Pharma representatives conveyed that (i) the $4.20 per share price reflected in their December 23rd proposal was based upon Checkpoint’s capitalization as of such date and a net payout cap of $342 million, (ii) Sun Pharma was unwilling to pay more than such overall cap and (iii) based on its current calculations, Sun Pharma’s believed that the upfront cash consideration should be reduced to $3.96 to address the risk associated with the Warrant Payments. The LW Securities representatives communicated that this offer was not sufficient and they would need to review Sun Pharma’s underlying financial analyses.

On February 13, 2025, at Party H’s request Party H, representatives of LW Securities and Mr. Oliviero held a call to discuss the status of Checkpoint’s ongoing strategic review process and Party H’s positioning in such process, during which the Checkpoint representatives indicated that Party H’s current license proposal was not competitive with the acquisition proposal Checkpoint was negotiating.
On February 14, 2025, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of LW Securities and Cooley provided an update on recent developments, including LW Securities’ continued dialogue with Party D and Party H; an overview of open issues in the Merger Agreement and other transaction agreements being negotiated with Sun Pharma and Fortress; an update on discussions with Armistice and the agreed Armistice Adjustment and Sun Pharma’s response thereto. Based on the discussions with Armistice, parties understood that the expected total cash payment to Armistice (in respect of their Shares and Company Warrants) would be higher than previously communicated to Sun Pharma, and the Special Committee considered strategies to ensure that Sun Pharma’s proposal remained at $4.10 per share of upfront value. With respect to Sun Pharma’s proposed reduction of upfront cash consideration to $3.96 per share, participants recognized that each of Sun Pharma’s non-binding proposals, including its December 23rd proposal, reflected an implicit assumption that all Company Warrants would be settled for intrinsic value and discussed ways to increase deal consideration to Checkpoint’s unaffiliated stockholders and enhance deal certainty. The Special Committee authorized and directed management and the advisors to continue negotiations with Sun Pharma in order to maximize risk adjusted value to the unaffiliated stockholders and agreed that an upfront cash consideration of $4.10 per share would likely be acceptable to the Special Committee, particularly given that this amount exceeded the Special Committee’s estimates of the upfront cash consideration, net of Warrant Payments, the unaffiliated stockholders would likely receive at the time the Special Committee determined to proceed on the basis of the December 23rd proposal.
On February 15, 2025, representatives of LW Securities held a call with representatives of Sun Pharma and conveyed a counterproposal of $4.10 per share in upfront cash consideration and the rationale therefor.
On February 17, 2025, representatives of Sun Pharma held a call with LW Securities during which Sun Pharma conveyed to LW Securities that Sun Pharma would agree to $4.10 per share in upfront cash consideration, subject to certain conditions, including Fortress agreeing to forgo any equity fees under the Founders Agreement arising between signing and closing.
On February 18, 2025, representatives of Checkpoint management, Fortress, LW Securities, Cooley and DLA held a call to update Fortress on the status of negotiations with Sun Pharma and Armistice, including Sun Pharma’s agreement to pay $4.10 per share in cash upfront, subject to Fortress agreeing to forego any equity fees under the Founders Agreement arising between signing and closing.
Following this call, representatives of DLA called Cooley and indicated that Fortress was willing to forego such equity fees subject to satisfactory resolution of the other open Fortress-related points in the transaction agreements and Checkpoint and Sun Pharma agreeing to repay all accrued and outstanding amounts under the Management Services Agreement at closing.
Later on February 18, 2025, representatives of Checkpoint management, Sun Pharma, LW Securities, BFKN and Cooley held a call to discuss key open issues, including the matters Checkpoint’s representatives discussed with Fortress earlier that day.
On February 18, 2025, LW Securities and Mr. Oliviero held a call with representatives of Armistice, where Armistice proposed a final per share payment in respect of the Specified Warrants of $3.62 per share. Representatives of LW Securities then shared a draft amendment to the Company Warrants held by Armistice. Thereafter, representatives of Cooley and BFKN negotiated the terms of the amendment with Armistice.
On February 19, 2025, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of LW Securities provided an update on recent developments, including tentative agreement by Sun Pharma to accept a $4.10 per share cash upfront payment and an up to $0.75 CVR (subject to reductions based on regulatory timing and the approved dosing frequency), pending further diligence on exposure relating to the Company Warrants; and the finalization of terms with Armistice on the Armistice Adjustment. Representatives of LW Securities also noted, that under the refined Armistice calculations, relative to Sun Pharma’s assumptions in calculating its current economic proposal, Sun Pharma may need to pay up to $2 million more in the aggregate to maintain $4.10 as the upfront cash consideration. The Special Committee directed management and the advisors to encourage Sun Pharma to retain the $4.10 upfront payment notwithstanding the impact of the negotiated terms with Armistice. After discussion, the Special Committee authorized management and the advisors to continue engaging with Sun Pharma to resolve open points and maximize the upfront cash consideration, including by potentially offering to reduce the value of the CVRs.
On February 22, 2025, representatives of LW Securities and members of Checkpoint management held a call with representatives of Sun Pharma in which Sun Pharma proposed a potential adjustment to the CVR amount to account for uncertainties relating to the amount of Warrant Payments.
On February 23, 2025, representatives of LW Securities conveyed to Sun Pharma that Checkpoint would likely be willing to reduce the CVR by 1 cent, to a CVR of up to $0.74 per share, to address concerns over the Warrant Payments.
On February 25, 2025, representatives of Sun Pharma proposed reducing the CVR by 5 cents, to a CVR of up to $0.70 per share, in exchange for eliminating any further proposed adjustments to the economics for the transaction.
On February 25, 2025, the Special Committee held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of LW Securities and Cooley provided an update on recent developments, including Sun Pharma’s willingness to forgo any further adjustments to the economics of the transaction in exchange for lowering the maximum CVR value to $0.70 per share. Representatives of LW Securities and Kroll each reviewed certain financial analyses, following which the Special Committee determined that the revised merger consideration continued to be superior to Checkpoint’s standalone value or other available alternatives and directed management and the advisors to proceed to finalize the transaction documents for signing as soon as practicable.
From this time through March 2, 2025, representatives of the Special Committee, Fortress and Sun Pharma continued to negotiate the transaction documents.
On March 2, 2025, the Checkpoint Board held a meeting with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of Cooley reviewed with the Checkpoint Board its fiduciary duties and the terms of the proposed transaction with Sun Pharma. Representatives of LW Securities and Cooley provided an update on the negotiations of the definitive agreements providing for the transaction and representatives of Cooley reviewed the key terms of the Merger Agreement and the other key transaction documents. The Checkpoint Board meeting adjourned and a meeting of the Special Committee was convened, with members of Checkpoint management and representatives of LW Securities, Cooley, Morris Nichols and Kroll in attendance. Representatives of LW Securities presented its financial analyses of the proposed transaction, and delivered an oral opinion, which was confirmed by delivery of a written opinion dated March 2, 2025, addressed to the Special Committee to the effect that, as of the date of the opinion and based upon and subject to the assumptions and limitations as set forth in the opinion, and such factors that LW Securities deemed relevant, the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger was fair from a financial point of view to the Unaffiliated Company Stockholders. Representatives of LW Securities and management then left the meeting. Representatives of Kroll (operating through its Duff & Phelps Opinions Practice (“Duff & Phelps”) then presented their financial analyses of the proposed transaction, and delivered an oral opinion, which was confirmed by delivery of a written opinion dated March 2, 2025, addressed to the Special Committee to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on review undertaken as set forth in the opinion, the consideration to be received by Checkpoint’s Unaffiliated Stockholders, taking into account any consideration received by Fortress in excess of the Merger Consideration to be received by all public stockholders of Checkpoint, is fair from a financial point of view to such holders. See the section of this proxy statement captioned “The Merger — Opinion of Checkpoint’s Financial Advisor — Locust Walk Securities, LLC” for further information on the opinions of LW Securities and Duff & Phelps and related analyses. Representatives of Cooley reviewed proposed resolutions regarding the Transaction previously circulated to the Special Committee. The Special Committee discussed timing and the proposed communications plan regarding the transaction. Following discussion and review of the various presentations made, matters considered and discussion of the benefits and risks of the proposed transaction, the Special Committee unanimously determined that the transaction is fair to and in the best interests of Checkpoint and its unaffiliated stockholders and recommended that the Checkpoint Board approve the Merger Agreement and recommend to the Checkpoint stockholders the adoption of the Merger Agreement. See the section of this proxy statement captioned “The Merger — Reasons for the Merger; Recommendations of the Special Committee and the Checkpoint Board,” for further information on the Special Committee and Checkpoint Board recommendations and reasons therefor. The Checkpoint Board meeting subsequently reconvened and the members of the Special Committee reported their determination to the Checkpoint Board. Following discussion, the Checkpoint Board (i) determined that the entry into the Merger Agreement and the other Transaction Documents to which Checkpoint is a party, and the consummation of Transactions, including the Merger, are advisable and fair to, and in the best interests of, Checkpoint and its stockholders; (ii) authorized and approved the execution, delivery and performance by Checkpoint of the Merger Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger; (iii) recommended that Checkpoint’s stockholders adopt the Merger Agreement and approve the Merger and the other Transactions; and (iv) directed that the Merger Agreement be submitted for adoption by Checkpoint’s stockholders (including the Unaffiliated Company Stockholders) at the Special Meeting.
Later on March 2, 2025, representatives of BFKN conveyed to representatives of Cooley that scheduling issues would likely delay timing of Sun Pharma’s corporate approvals to enter into the transaction. Throughout that week, advisors of Checkpoint, Fortress and Sun Pharma coordinated on finalization on immaterial legal changes in the transaction agreements.
On March 7, 2025, representatives of Sun Pharma notified representatives of LW Securities that Sun Pharma would be prepared to enter into the Merger Agreement and the other transaction documents on March 9, 2025, and to announce the entry into the agreements prior to the opening of the market on March 10, 2025.
On March 9, 2025, representatives of LW Securities and Duff & Phelps each confirmed to the Special Committee that they were unaware of any material changes to the terms of the transaction that would materially change their opinions as of March 2, 2025.
Later on March 9, 2025, representatives of the parties executed the Merger Agreement and the other transaction documents. Before the opening of the market on March 10, 2024, Sun Pharma and Checkpoint issued a joint press release announcing the transaction.
On April 3, 2025, the Special Committee held a meeting with members of Checkpoint management and representatives of Cooley, Morris Nichols, Kroll and Locust Walk in attendance. Representatives of Cooley provided an update on the developments since the Company’s entry into the Merger Agreement on March 9 and reviewed and discussed a draft of the preliminary proxy statement, which had been circulated to and reviewed by the Special Committee in advance of the meeting. The Special Committee members provided feedback on the draft, and authorized and directed Cooley to incorporate such feedback and send the draft to Fortress and Sun Pharma for their input. Representatives of Cooley and Morris Nichols then advised the Committee regarding recently enacted amendments to the DGCL, including the amendments to the DGCL set forth therein that provide statutory safe harbors with respect to certain conflict transactions. The Special Committee discussed whether, in light of those amendments, to formally propose an amendment to the Merger Agreement that either would eliminate the majority of minority vote set forth therein or change the standard for the majority of minority vote from a majority of the outstanding shares held by disinterested stockholders (a “Shares Outstanding Standard”) to a majority of the votes cast by disinterested stockholders (a “Votes Cast Standard”). Among other things, the Special Committee considered: (i) that it continues to believe the Transactions are in the best interests of the Company and the Unaffiliated Company Stockholders; (ii) input from the Company’s proxy solicitor, as conveyed by representatives of Cooley, regarding the substantial retail concentration within the Company’s stockholder base and the challenges associated therewith, including in motivating retail stockholders to vote in a timely manner, or at all; and (iii) that although the MFW Framework utilizes a Shares Outstanding Standard, and Fortress irrevocably committed that any transaction in which it receives differential consideration would be subject to that framework, the transaction had been negotiated with the benefit of that commitment and the safe harbors established under recently enacted amendments to the DGCL could be likened to a statutory update of that framework. Following discussion, the Committee determined it was in the best interests of the Company and the Unaffiliated Company Stockholders to propose an amendment to the Merger Agreement to reflect a Votes Cast Standard for purposes of the majority of minority vote (but not to eliminate the majority of minority vote in its entirety), and authorized and directed Cooley to advance discussions regarding the potential Merger Agreement amendment with Sun Pharma.
From April 3 through April 11, representatives of the Special Committee, Fortress and Sun Pharma negotiated the proposed amendment to the Merger Agreement. On April 7, 2025, BFKN notified Cooley that Sun Pharma would be prepared to enter into the Merger Agreement Amendment.
Later on April 14, the Special Committee held a meeting with members of Checkpoint management and representatives of Cooley, Morris Nichols, Kroll and LW Securities in attendance. Representatives of Cooley reviewed and discussed the draft Merger Agreement Amendment which revised the Merger Agreement to reflect a Votes Cast Standard for purposes of the majority of minority vote and the revised draft of the preliminary proxy statement, each of which had been circulated to and reviewed by the Special Committee and Checkpoint Board in advance of the meeting. Following discussion and review of the various presentations made, matters considered and discussion of the benefits and risks of the proposed amendment, the Special Committee then unanimously determined that the terms of the Merger Agreement (as amended by the Merger Agreement Amendment), the Transaction Documents and the Transactions, including the Merger Consideration and the Merger, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Company Stockholders and recommended that the Board approve, adopt and declare advisable and in the best interests of the Company and its stockholders the Merger Agreement (as amended by the Merger Agreement Amendment), the other Transaction Documents and the Transactions, including the Merger, and that the Checkpoint Board submit to the Company’s stockholders, and recommended the adoption by the Unaffiliated Company Stockholders of, the Merger Agreement (as amended by the Merger Agreement Amendment). The Checkpoint Board meeting subsequently convened. Representatives of Cooley reviewed with the Checkpoint Board its fiduciary duties, the terms of the Merger Agreement Amendment and the draft of the preliminary proxy statement. Members of the Special Committee reported their determination to the Checkpoint Board. Following discussion, the Checkpoint Board then (i) determined that the entry into the Merger Agreement (as amended by the Merger Agreement Amendment) and the other Transaction Documents to which the Company is a party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, the Company and the Company Stockholders; (ii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement (as amended by the Merger Agreement Amendment), such other Transaction Documents and the consummation of the Transactions, including the Merger and (iii) recommended that the Company Stockholders adopt the Merger Agreement (as amended by the Merger Agreement Amendment) and approve the Merger and the other Transactions; and (iv) directed that the Merger Agreement (as amended by the Merger Agreement Amendment) be submitted for consideration by the Company’s stockholders at the Special Meeting.
Later on April 14, 2025, representatives of the parties executed the Merger Agreement Amendment. After the closing of the market on April 14, 2024, Checkpoint filed a Current Report on Form 8-K announcing the entry into the Merger Agreement Amendment.
Reasons for the Merger; Recommendations of the Special Committee and the Checkpoint Board
Recommendation of the Special Committee
At a meeting held on March 2, 2025, after reviewing the Merger Agreement, the other Transaction Documents and the Transactions, and taking into account the presentations made to the Special Committee and various other factors discussed and considered by the Special Committee, and after due consideration of its fiduciary duties under applicable law, with the assistance of independent financial and legal advisors, the Special Committee unanimously (i) determined the terms of the Merger Agreement, the other Transaction Documents and the Transactions, including the Merger Consideration and the Merger, are advisable, fair to, and in the best interests of, Checkpoint and the Unaffiliated Company Stockholders, and (ii) recommended that the Checkpoint Board approve, adopt and declare advisable and in the best interests of Checkpoint and its stockholders the Merger Agreement, the other Transaction Documents and the Transactions, including the Merger, and that the Checkpoint Board submit to Checkpoint’s stockholders, and recommended the adoption by the Unaffiliated Company Stockholders of, the Merger Agreement.

At a meeting held on April 14, 2025, after reviewing the Merger Agreement (as amended by the Merger Agreement Amendment), the other Transaction Documents and the Transactions, and taking into account the presentations made to the Special Committee and various other factors discussed and considered by the Special Committee, and after due consideration of its fiduciary duties under applicable law, the Special Committee (i) determined that the terms of the Merger Agreement (as amended by the Merger Agreement Amendment), the Transaction Documents and the Transactions, including the Merger Consideration and the Merger, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Company Stockholders, and (ii) recommended that the Checkpoint Board approve, adopt and declare advisable and in the best interests of Checkpoint and its stockholders the Merger Agreement (as amended by the Merger Agreement Amendment), the other Transaction Documents and the Transactions, including the Merger, and that the Board submit to the Company’s stockholders, and recommended the adoption by the Unaffiliated Company Stockholders of, the Merger Agreement (as amended by the Merger Agreement Amendment).
Recommendation of the Checkpoint Board
At a meeting held on March 2, 2025, following the meeting of the Special Committee, after careful consideration, the Checkpoint Board, acting upon the recommendation of the Special Committee, unanimously (i) determined that the entry into the Merger Agreement and the other Transaction Documents to which Checkpoint is a party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Checkpoint and Checkpoint’s stockholders, (ii) authorized and approved the execution, delivery and performance by Checkpoint of the Merger Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger, (iii) recommended that Checkpoint’s stockholders adopt the Merger Agreement and approve the Merger and the other Transactions, and (iv) directed that the Merger Agreement be submitted for consideration by Checkpoint’s stockholders at the Special Meeting.
At a meeting held on April 14, 2025, following the meeting of the Special Committee, after careful consideration, the Checkpoint Board, acting upon the recommendation of the Special Committee, unanimously (i) determined that the entry into the Merger Agreement (as amended by the Merger Agreement Amendment) and the other Transaction Documents to which the Company is a party, and the consummation of Transactions, including the Merger, are advisable and fair to, and in the best interests of, the Company and the Company Stockholders; (ii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement (as amended by the Merger Agreement Amendment), such other Transaction Documents and the consummation of the Transactions, including the Merger; and (iii) recommended that the Company Stockholders adopt the Merger Agreement (as amended by the Merger Agreement Amendment) and approve the Merger and the other Transactions; and (iv) directed that the Merger Agreement (as amended by the Merger Agreement Amendment) be submitted for consideration by the Company’s stockholders at the Special Meeting.
Reasons for the Merger
In evaluating the Merger Agreement and the Transactions, including the Merger, the Special Committee and the Checkpoint Board consulted with independent financial and legal advisors and with members of Checkpoint management and considered a number of factors that the Special Committee and the Checkpoint Board viewed as supportive of their determinations and recommendations, including the following non-exhaustive list of material reasons, which are not presented in any relative order of importance:
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Compelling Premium.   The fact that the upfront cash consideration of $4.10 per Share represented a compelling premium to historical market prices for the shares of Common Stock, including that such upfront cash portion of the Merger Consideration constituted an:

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approximately 43% premium to the closing price of the Common Stock of $2.86 per share on February 28, 2025, the last full trading day before the Special Committee recommended the approval of, and the Checkpoint Board approved, the Merger Agreement and the other Transactions;

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approximately 32% premium to the 30-day trading period VWAP of the Common Stock as of February 28, 2025; and

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approximately 18% premium to the 60-day trading period VWAP of the Common Stock as of February 28, 2025;

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Certainty of Value.   The fact that the upfront cash consideration (representing a substantial majority of the overall Merger Consideration) would offer immediate liquidity and certainty of value to Checkpoint’s stockholders while effectively eliminating the long-term business and execution risk of continuing to operate Checkpoint on a standalone basis and the uncertainty of future trading prices of the Common Stock, and that, absent the Merger, the trading price of the Common Stock may not reach and sustain the level implied by the upfront cash consideration in the near term, or at all. The Special Committee and the Checkpoint Board believed this certainty of value was compelling, especially when viewed against the risks and uncertainties of continuing as a standalone company as described below;

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CVR Consideration; Opportunity to Realize Additional Value.   The fact that, in addition to the upfront cash consideration, Checkpoint’s stockholders will receive one CVR per Share, which provides Checkpoint’s stockholders an opportunity to realize additional value of up to $0.70 per Share in cash to the extent that the Milestone set forth in the CVR Agreement is achieved within the time periods and subject to the conditions described therein, including the following related factors:

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the business reputation and capabilities of Sun Pharma, including Sun Pharma’s track record of successfully completing merger and acquisition transactions and its ability to successfully drive commercial value through effective drug candidate and product life-cycle management;

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the probability of and timing for achieving the Milestone, including management’s views thereon; and

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the fact that in addition to the upfront cash consideration, the CVR could result in an even higher premium to recent and historical trading prices than those described above being paid to holders of shares of Common Stock;

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Available Alternatives; Results of Process Conducted; Best Alternative for Maximizing Stockholder Value.   The Special Committee’s and the Checkpoint Board’s belief, after considering the various alternatives available to Checkpoint, including remaining a standalone company, and taking into account the comprehensive review of strategic alternatives undertaken by the Special Committee over the course of seven (7) months (following Checkpoint’s additional strategic review processes conducted since April 2021) that the Merger represented the best alternative available to Checkpoint and the Unaffiliated Company Stockholders. In particular, the Special Committee and the Checkpoint Board considered:

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Highest Offer.   The Special Committee’s and the Checkpoint Board’s belief that (a) after discussion with management and their financial advisors and considering the negotiations with Sun Pharma, Checkpoint had obtained Sun Pharma’s best and final offer, (b) there was substantial risk of Sun Pharma terminating discussions if Checkpoint continued to pursue a higher price from Sun Pharma or other potential counterparties, and (c) based on the conversations and negotiations with Sun Pharma and historical discussions with other potential counterparties (as more fully described above under the section of this proxy statement captioned “The Merger — Background of the Merger”), as of the date of the Merger Agreement, the Merger Consideration represented the highest transaction value reasonably obtainable by Checkpoint under the circumstances and provided superior risk-adjusted value relative to Checkpoint’s standalone prospects;

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Results of Process Conducted.   The results of the process that the Special Committee had conducted, with the assistance of the Checkpoint management team and advisors, to evaluate opportunities for a potential strategic transaction for Checkpoint during a period of more than seven (7) months, as further described under the section of this proxy statement captioned “The Merger — Background of the Merger”), including that the Special Committee, its independent financial advisors and the Checkpoint management team had contacted or held formal or informal discussions with at least 54 potential counterparties, who were believed to be the most likely parties to pursue a potential strategic transaction for Checkpoint, had signed confidentiality agreements with and made confidential due diligence information available to 9 potential counterparties, and had received proposals from 3 potential counterparties, following which the Special Committee had determined to pursue discussions with Sun Pharma, which had made the highest risk-adjusted proposal for a strategic transaction for Checkpoint;
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Negotiations with Fortress and holders of Checkpoint’s Warrants.   The Special Committee’s belief that (a) its negotiations with Fortress, which resulted in Fortress agreeing to a 2.5% Net Sales Royalty despite its initial demand for a 4.5% Net Sales Royalty, and Armistice, which resulted in Armistice agreeing to materially reduce the maximum Warrant Payments it would have otherwise been entitled to receive under its Company Warrants in connection with the closing of the Merger, in each case, resulted in Sun Pharma being willing to provide additional value to the Unaffiliated Company Stockholders, and (b) the economic concessions obtained by the Special Committee from Fortress and Armistice were the most favorable concessions reasonably attainable from such parties under the circumstances;

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Going Concern.   The fact that Checkpoint’s financial condition created substantial doubt regarding its ability to continue as a going concern. As disclosed in Checkpoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, Checkpoint believes that its cash and cash equivalents are only sufficient to fund its operating expenses into the fourth quarter of 2025;

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Potential Strategic Alternatives.   The Special Committee’s and the Checkpoint Board’s belief that none of the potential strategic alternatives to the Merger (including the possibility of continuing to operate Checkpoint as an independent company or pursuing a different strategic transaction (including a licensing or commercial distribution transaction)) was reasonably likely to deliver superior risk-adjusted value than the Merger, taking into account execution risks, the financing environment for similarly situated biotechnology companies, Checkpoint’s cost of capital and other business, competitive, financial, industry, legal, market and regulatory considerations;

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Speed and High Degree of Certainty of Closing.   The high degree of certainty that the Closing would be achieved in a timely manner under the terms of the Merger Agreement, including as a result of the following:

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the financial strength of Sun Pharma and its ability to fund the Merger Consideration with available cash resources;

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the conditions to the consummation of the Merger set forth in the Merger Agreement being specific and limited, including no approval of Sun Pharma’s stockholders;

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being required;

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the absence of any financing condition in the Merger Agreement;

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the scope of what may constitute a “Material Adverse Effect” under the Merger Agreement and the exceptions thereto that were negotiated by the Special Committee and its advisors;

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the commitment made by each of Parent and Checkpoint to use, and to cause (or in the case of Fortress, Checkpoint to use reasonable best efforts to cause) its respective controlled affiliates to use, its respective reasonable best efforts to take all actions to consummate the Merger, including to obtain all necessary regulatory approvals (including actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations, or terminations of waiting periods from governmental bodies), including under any antitrust or foreign direct investment law, and to obtain any required third party consents (see below under the section of this proxy statement captioned “The Merger Proposal” for more information); and

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that Fortress, which as of April 9, 2025 beneficially owned, in the aggregate, approximately 8.0% of the outstanding Shares and controlled a majority of the outstanding voting power of the Company’s capital stock through its ownership of all outstanding Class A Common Stock, entered into a Support Agreement pursuant to which Fortress commits to vote in favor of the Merger at the Special Meeting, subject to limited exceptions;

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Opinion of Financial Advisors.   The Special Committee and the Checkpoint Board considered (1) the oral opinion (which was subsequently confirmed by delivery of a written opinion dated March 2, 2025) of LW Securities that, as of the date of such opinion, based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger was fair, from a financial point of view, to the Unaffiliated Company Stockholders, as further described in the section of this proxy statement captioned “The Merger — Opinion of Checkpoint’s Financial Advisor — Locust Walk Securities, LLC,” and the full text of LW Securities’ opinion, which is attached as Annex C to this proxy statement and incorporated into this proxy statement by reference, and (2) the opinion of Kroll rendered orally to the Special Committee (which was subsequently confirmed by delivery of a written opinion dated March 2, 2025) that, as of such date and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in such written opinion, the Merger Consideration to be received by the Unaffiliated Company Stockholders, taking into account any consideration received by Fortress in excess of the Merger Consideration to be received by all public stockholders of Checkpoint, in the Merger was fair, from a financial point of view, to the Unaffiliated Company Stockholders (without giving effect to any impact of the Merger on any particular holder of Shares other than in its capacity as a holder of Shares), as further described in the section of this proxy statement captioned “The Merger — Opinion of the Special Committee’s Financial Advisor — Kroll” and the full text of Kroll’s opinion, which is attached as Annex D to this proxy statement and incorporated into this proxy statement by reference;

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Additional Transaction Terms.   The additional terms of the Merger Agreement, the CVR Agreement and the related agreements, including:

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Checkpoint’s right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals that are made on or after March 9, 2025 and prior to approval of the Merger Proposal by the requisite majorities of Checkpoint’s stockholders, as more fully described in the section of this proxy statement captioned “The Merger Proposal”;

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Checkpoint’s ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to certain conditions of the Merger Agreement and paying a termination fee of $12.5 million, which termination fee the Special Committee and the Checkpoint Board believed is reasonable, is consistent with the amount of such fees payable in comparable transactions on a relative basis, and is not preclusive of, or a substantial impediment to, a third party making an Acquisition Proposal (as more fully described under the section of this proxy statement captioned “The Merger Proposal”);

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the ability of the Checkpoint Board or the Special Committee under the Merger Agreement to withdraw or modify its recommendation that Checkpoint’s stockholders vote their Shares in favor of the Merger Proposal in certain circumstances, including in connection with an alternative transaction or positive material event or development constituting a change in circumstances;

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Checkpoint’s right to specific performance to prevent breaches of the Merger Agreement;

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the outside date of September 5, 2025, allowing for time that the Special Committee and the Checkpoint Board believed to be sufficient to complete the Merger; and

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the terms and conditions of the CVR Agreement, including the requirement that Parent use a contractually defined level of efforts to achieve the Milestone;

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Risks Relating to Remaining a Standalone Company.   The Special Committee and the Checkpoint Board assessed Checkpoint’s prospects for substantially increasing stockholder value as a standalone company in excess of the value implied by the Merger Consideration, given the risks and uncertainties in its business. The Special Committee and the Checkpoint Board considered Checkpoint’s current business and financial plans, including the risks and uncertainties associated with achieving and executing on Checkpoint’s business and financial plans in the short- and long-term, as well as the general risks of market conditions that could reduce the price of the Common Stock. Among the potential risks and uncertainties identified by the Special Committee and the Checkpoint Board if Checkpoint were to operate as a standalone company were:

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the risks related to the commercialization of Checkpoint’s FDA approved product UNLOXCYT™, including but not limited to the fact that:

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although Checkpoint has received regulatory approval from the FDA for UNLOXCYT™, Checkpoint is still in the process of developing a commercial launch plan for UNLOXCYT™;

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in order to commercialize UNLOXCYT™, Checkpoint will need to establish the necessary commercial infrastructure to launch UNLOXCYT™ without substantial delays, including continuing to manufacture and build commercial inventory, hiring sales and marketing, medical affairs, and market access personnel and contracting with third parties for warehousing, distribution, market research, brand development and launch planning initiatives, pharmacovigilance, accounting, billing and cash collection and related commercial activities;

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there is no guarantee of success in such efforts and there are significant expenses associated with establishing an infrastructure to commercialize UNLOXCYT™. As disclosed in Checkpoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, Checkpoint believes that its cash and cash equivalents are only sufficient to fund its operating expenses into the fourth quarter of 2025. To commercialize UNLOXCYT™, additional capital will need to be raised. Any additional equity or equity-related financing, or equity that may be issued or sold in a corporate development transaction, may be dilutive to Checkpoint’s stockholders, and debt or equity financing, if available, may subject Checkpoint to restrictive covenants and significant interest costs;

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the fact that to date, Checkpoint has not generated any revenue from the sale of UNLOXCYT™ and there is no guarantee when, or if, Checkpoint will generate any such revenue;

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the fact that Checkpoint has incurred significant losses since its inception and anticipates that it will incur continued losses for the foreseeable future;

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the fact that there is significant uncertainty related to third-party coverage and reimbursement of UNLOXCYT™, as a newly approved drug, and there is no guarantee that UNLOXCYT™ gains market acceptance among physicians, patients, healthcare payors and the medical community, which generally is necessary for commercial success;

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the fact that Checkpoint’s competitors have developed or may develop treatments for UNLOXCYT™’s target indications, which could limit UNLOXCYT™’s commercial opportunity and profitability;

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the fact that if UNLOXCYT™ demonstrates lack of efficacy or adverse side effects in a broader patient group (i.e. based on actual use), Checkpoint may need to abandon or limit the development or commercialization of UNLOXCYT™;

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the fact that Checkpoint has only limited resources, which may cause it to fail to develop and otherwise capitalize on pipeline product candidates or any future product candidates presenting commercial opportunity or high likelihood of success and so if Checkpoint remained a standalone company, it would need to seek additional funding through future equity, royalty and/or debt financings or additional collaborations or strategic partnerships, and any such fundraising could have a highly dilutive effect on Checkpoint’s existing stockholders, could require Checkpoint to enter into restrictive covenants, might only be available on unfavorable terms or might not be available at all;

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the fact that if Checkpoint remained a standalone company, it would continue to be controlled by Fortress and be subject to the 4.5% Existing Net Sales Royalty and the other requirements of the Founders Agreement and the Management Services Agreement with Fortress;

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the fact that pursuant to the terms of the Founders Agreement, Fortress has the right to receive (i) an annual grant of shares of Common Stock equal to 2.5% of Checkpoint’s fully diluted outstanding equity at the time of issuance on January 1 of each year; and (ii) an equity fee in shares of Common Stock at the closing of any equity or debt financing for Checkpoint, such equity fee to be equal to 2.5% of the gross amount of any such equity or debt financing, each of which has a highly dilutive effect on Checkpoint’s existing stockholders; and
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the various additional risks and uncertainties that are set forth in Part I, Item 1A. of Checkpoint’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, as updated by Checkpoint’s subsequent filings with the SEC.

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Availability of Appraisal.   The Special Committee and the Checkpoint Board also took into consideration the availability of appraisal rights under Section 262 of the DGCL to Checkpoint’s stockholders who do not vote in favor of the approval of the Merger Proposal and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their Shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement.

The Special Committee also considered a number of factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Unaffiliated Company Stockholders. The Special Committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger to the Unaffiliated Company Stockholders:
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Independence.   The Special Committee, since its formation on July 23, 2024, has consisted solely of independent and disinterested directors that are not affiliated with, and are independent of, Fortress, Armistice, Sun Pharma and the other potential counterparties to a potential strategic transaction with Checkpoint considered by the Special Committee during its review of Checkpoint’s strategic alternatives and were otherwise disinterested and independent with respect to the Merger and the other strategic alternatives considered by Checkpoint (including a potential acquisition of Checkpoint that has a transaction or series of transactions in which one or more significant stockholders of Checkpoint have an interest that is in addition to, and/or different from, the interests of Checkpoint’s stockholders as a whole), other than as discussed in the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger”;

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Negotiating Authority.   The Special Committee had the authority to negotiate the Merger Agreement, determine the advisability of the Transactions, to recommend to the Checkpoint Board what action should be taken with respect to the Transactions, to select and engage its own independent legal and financial advisors for such purposes and to “just say no” to any strategic alternative not viewed by the Special Committee to be in the best interests of Checkpoint and the Unaffiliated Company Stockholders;

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Prior Special Committee Action Required.   The Checkpoint Board was not permitted to approve any potential acquisition of Checkpoint (including a potential acquisition of Checkpoint that also included a transaction or series of transactions in which one or more significant stockholders of Checkpoint had an interest that was in addition to, and/or different from, the interests of Checkpoint’s stockholders as a whole) or recommend for approval any such transactions by Checkpoint’s stockholders without a prior favorable recommendation of the transaction by the Special Committee;

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Active Involvement and Oversight.   The numerous meetings held by the Special Committee over a seven (7) month period (with its independent legal and financial advisors present) to discuss and evaluate, among other things, the process for exploring various strategic alternatives and the proposals from Sun Pharma and other potential counterparties, and the Special Committee’s active and sustained oversight of the negotiation process. The Special Committee was actively engaged in this process on a regular basis and was provided with full access to Checkpoint’s management team and LW Securities in connection with the evaluation process in addition to the Special Committee’s independent legal and financial advisors;

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Independent Advice.   The Special Committee selected and engaged its own experienced and qualified independent legal and financial advisors and received the advice of such advisors throughout its review, evaluation and negotiation of a potential acquisition of Checkpoint. Kroll, as independent financial advisor to the Special Committee delivered its fairness opinion to the Special Committee;

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Full Knowledge.   The Special Committee made its evaluation of a potential acquisition of Checkpoint by Sun Pharma and entry into the Transaction Documents, including the Royalty Agreement and the Transition Services Agreement, based upon the factors discussed in this proxy statement and with the full knowledge of how Fortress’ interests in the Transactions potentially differ from the interests of the Unaffiliated Company Stockholders;

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No Obligation to Recommend.   The recognition by the Special Committee that it had no obligation to recommend to the Checkpoint Board the approval of the Merger or any other transaction and had the authority to reject any proposals made; and

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Unaffiliated Company Stockholder Approval.   The fact that Fortress irrevocably agreed to submit any transaction in which it received differential consideration, including the Transactions, to the MFW Framework.

In the course of their deliberations, the Special Committee and the Checkpoint Board also considered certain risks and other potentially adverse factors in determining whether to approve the Merger Agreement, the Merger and the other Transactions, including the following (which are not listed in any relative order of importance):
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the fact that Checkpoint would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of Checkpoint, except to the extent any Milestone Payment is made pursuant to the CVR Agreement, and, in the case of Fortress, pursuant to the Royalty Agreement;

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the fact that Checkpoint’s standalone strategic plan could have upside that would generate value in excess of the aggregate Merger Consideration;

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the fact that the Milestone may not be achieved at all or prior to the Milestone Deadline Date as required by the CVR Agreement for Checkpoint’s stockholders to receive any Milestone Payment, or that any Milestone Payment would be less than the $0.70 per Share maximum payment under the CVR Agreement;

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the potential difficulty in holders of CVRs enforcing the CVR Agreement following the Closing;

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the conditions to Parent’s obligation to close the Merger, including the affirmative vote of a majority of the votes cast at a duly convened meeting of the Company Stockholders by the Unaffiliated Company Stockholders, required regulatory approvals and the absence of Material Adverse Effect on Checkpoint;

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the risks and costs to Checkpoint if the Merger does not close or is not completed in a timely manner, including the diversion of management and employee attention, and the potential effect on the commercialization UNLOXCYTTM and the development of Checkpoint’s pipeline assets;

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the fact that Fortress, in connection with the execution of the Merger Agreement and as a condition to Fortress’ entry into the Transaction Documents to which it is a party, including the Support Agreement, has entered into the Royalty Agreement and following the closing will be entitled to receive a 2.5% Net Sales Royalty (representing the right to receive quarterly cash payments based on 2.5% of worldwide net sales of UNLOXCYTTM and certain related products of the Surviving Corporation and Parent) and that Fortress will also be entitled to certain additional cash payments, calculated as hourly fees from the Surviving Corporation following closing in exchange for providing certain transition services to the Surviving Corporation pursuant to the Transition Services Agreement;

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the fact that the holders of certain Company Warrants will potentially be entitled to per Share consideration in excess of the per Share consideration payable to holders of Common Stock as a result of the Black-Scholes provisions of the Company Warrants (other than the Armistice Warrants);

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the restrictions on the conduct of Checkpoint’s business prior to the consummation of the Merger, including the requirement that Checkpoint use commercially reasonable efforts to conduct its business in the ordinary course of business as was being conducted prior to the date of the Merger Agreement, subject to specific limitations, which may delay or prevent Checkpoint from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Checkpoint might have pursued;
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the fact that an all-cash transaction would generally be taxable to Checkpoint’s stockholders that are U.S. persons for U.S. federal income tax purposes;

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the restrictions that the Merger Agreement imposes on soliciting alternative proposals or engaging in discussions with respect to unsolicited alternative proposals;

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the fact that Checkpoint will be obligated to pay a termination fee of $12.5 million under certain circumstances, and the potential effect of such termination fee in deterring other potential acquirors from proposing alternative transactions;

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the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and other Transactions (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Checkpoint’s management required to complete the Merger and other Transactions, which may disrupt its business operations and have a negative effect on its financial results;

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the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of the Common Stock;

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the risk of litigation arising in respect of the Merger and other Transactions;

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the risk that any regulatory approvals could be determined to be required after the date of this proxy statement and the risk that such approvals may ultimately not be obtained;

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the fact that Checkpoint’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of Checkpoint’s stockholders (see below under the caption “— Interests of Checkpoint’s Directors and Executive Officers in the Merger”); and

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the possible loss of key management or other personnel of Checkpoint during the pendency of the Merger.

The foregoing discussion of the information and factors considered by the Special Committee and the Checkpoint Board is not intended to be exhaustive and includes only the material factors considered by the Special Committee and the Checkpoint Board. In view of the wide variety of factors considered in connection with evaluating the Merger Agreement and the Transactions, including the Merger, and the complexity of these matters, the Special Committee and the Checkpoint Board did not find it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the factors considered in reaching their respective determinations and recommendations. In addition, individual directors may have given different weights, ranks or values to different factors. The Special Committee and the Checkpoint Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Special Committee and the Checkpoint Board based their recommendations, determinations and approvals, where applicable, on the totality of the information presented, including the factors described above. Moreover, each director applied his or her own personal business judgment to the process and may have given different weight to different factors.
The explanation of the factors and reasoning set forth above and certain information presented in this section are forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements.”
Accordingly, the Checkpoint Board (acting on the recommendation of the Special Committee), by unanimous vote of Checkpoint’s directors, recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Opinion of Checkpoint’s Financial Advisor — Locust Walk Securities, LLC
On March 17, 2021, the Checkpoint Board authorized Checkpoint to engage LW Partners to act as Checkpoint’s exclusive financial advisor with respect to Checkpoint’s consideration of regional transactions in Europe or Asia. LW Partners was engaged by Checkpoint pursuant to an engagement letter dated April 2,

2021. LW Partners delegated its engagement to its broker-dealer affiliate, LW Securities, in January 2022 once the engagement was expanded to contemplate a potential strategic acquisition. Pursuant to an amendment to that engagement agreement, dated December 11, 2024, LW Securities (acting on behalf of LW Partners) agreed to provide a fairness opinion at Checkpoint’s request.
On March 2, 2025, LW Securities rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of LW Securities’ written opinion dated March 2, 2025) that, based upon and subject to the assumptions and limitations as set forth in the written opinion described herein and such factors that LW Securities deemed relevant, as of March 2, 2025, the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger was fair, from a financial point of view, to the Unaffiliated Company Stockholders.
LW Securities’ opinion was prepared for the information and assistance of the Special Committee and only addressed the fairness of the Merger Consideration, from a financial point of view, to be received by the Unaffiliated Company Stockholders in the Merger. LW Securities was not requested to opine as to, and LW Securities’ opinion did not address, Checkpoint’s underlying business decision to enter into the Merger Agreement or to effect the Merger, the relative merits of the Merger as compared to other business strategies or transactions that might have been available to Checkpoint, or whether the Merger Consideration represented the best price obtainable. LW Securities also expressed no view as to, and its opinion did not address, the solvency of Checkpoint or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. At the instruction of the Special Committee, LW Securities did not consider the Common CVR Amount in its analyses in light of the uncertainty as to whether any Milestone Payment would be earned.
LW Securities was not asked to, nor did it, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly specified therein, of the Merger Agreement or any related documents or the form of the Merger or any related transaction (including any agreement or transaction between Sun Pharma and Checkpoint), including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Checkpoint. LW Securities was not asked to, nor did it, offer any opinion with respect to any ongoing obligations of Checkpoint (including any obligations with respect to governance or otherwise) contained in any agreement related to the Merger or under applicable law, or the fair market value of Checkpoint or the Shares. In addition, LW Securities expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Merger, or any class of such persons, whether relative to the Merger Consideration or otherwise.
The summary of LW Securities’ opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by LW Securities in preparing its opinion. LW Securities’ opinion was prepared for the information and assistance of the Special Committee (in its capacity as such) in connection with, and for the purpose of, its consideration of the financial terms of the Merger. LW Securities’ opinion did not constitute a recommendation to the Special Committee or the Checkpoint Board as to whether or not to approve the Merger and does not constitute a recommendation to any other person as to how to vote with respect to the Merger or to take any other action in connection with the Merger or otherwise.
The terms of the Merger, the consideration to be paid in the Merger, and the related transactions were determined through arm’s length negotiations between the Special Committee and Sun Pharma and were approved unanimously by the Special Committee and the Checkpoint Board (acting on the recommendation of the Special Committee). LW Securities did not determine the consideration to be received by the Unaffiliated Company Stockholders in the Merger.
In connection with rendering the opinion described above and performing its related financial analyses, LW Securities, among other things:
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reviewed a draft of the Merger Agreement, dated February 26, 2025 (the “Draft Merger Agreement”);

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reviewed and analyzed certain publicly available business and financial information relating to Checkpoint;

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reviewed and analyzed the Management Projections (as defined below), which are further described in the section of this proxy statement captioned “The Merger — Unaudited Prospective Financial Information”;

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conducted discounted cash flow analyses utilizing the Management Projections and other assumptions as described in LW Securities’ presentation to the Special Committee;

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reviewed current and historical market prices of the Common Stock;

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reviewed and analyzed certain operating results for Checkpoint and the reported price and trading histories of certain comparable publicly traded companies that LW Securities deemed relevant;

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reviewed and analyzed certain financial terms of the Merger Agreement as compared to the publicly available financial terms of certain selected comparable business combinations that LW Securities deemed relevant; and

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conducted such other financial studies, analyses and investigations, and considered such other information and such other factors, as LW Securities deemed relevant for the purposes of rendering its opinion.

In rendering its opinion, LW Securities assumed, with the Special Committee’s consent, that except as would not be in any way meaningful to its analyses: (i) the final executed form of the Merger Agreement would not differ from the Draft Merger Agreement, (ii) the representations and warranties of the parties to the Merger Agreement and any related transaction documents, were true and correct, (iii) the parties to the Merger Agreement and the related transaction documents, would comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Merger Agreement and the related transaction documents, and (iv) the Merger would be consummated in accordance with the terms of the Merger Agreement and the related transaction documents, without any waiver or amendment of any term or condition thereof.
LW Securities also assumed, with the consent of the Special Committee, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the Merger or otherwise contemplated by the Merger Agreement would be obtained without any adverse effect on Checkpoint or on the expected benefits of the Merger in any way meaningful to its analyses.
In connection with its review, with the Special Committee’s consent, LW Securities assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by it for the purpose of its opinion. In addition, with the Special Committee’s consent, LW Securities did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Checkpoint, nor was it furnished with any such evaluation or appraisal. To the extent that the information reviewed by it included estimates and forecasts of future performance prepared by or reviewed with management of Checkpoint. LW Securities assumed, with the Special Committee’s consent, that such estimates and forecasts were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of Checkpoint. LW Securities expressed no opinion with respect to such estimates and forecasts. LW Securities also assumed that the Merger would have the tax consequences described in discussions with, and materials furnished to it by, representatives of Checkpoint.
LW Securities’ opinion did not address any legal, regulatory, taxation, or accounting matters, as to which it understood that the Special Committee obtained such advice as it deemed necessary from qualified professionals, and LW Securities assumed the accuracy and veracity of all assessments made by such advisors to Checkpoint with respect to such matters, LW Securities’ opinion was necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to it as of March 2, 2025, the date of the opinion, and spoke only as of March 2, 2025.
Although events occurring after the date of the LW Securities opinion could materially affect the assumptions used in preparing the opinion, LW Securities does not have any obligation to update, revise or reaffirm its opinion and LW Securities expressly disclaimed any responsibility to do so. However, as further described in the section of this proxy statement captioned “The Merger — Background of the Merger,” on March 9, 2025, representatives of LW Securities confirmed to the Special Committee that they were unaware of any material changes to the terms of the transaction or other events that would materially change LW Securities’ opinion delivered on March 2, 2025.
LW Securities’ opinion and its presentation to the Special Committee was one of many factors taken into consideration by the Special Committee in deciding to recommend that the Checkpoint Board approve, adopt and authorize the Merger Agreement. Consequently, the analyses as described herein should not be viewed as determinative of the opinion of the Special Committee or the Checkpoint Board with respect to the consideration to be received by the Unaffiliated Company Stockholders in the Merger or of whether the Special Committee or the Checkpoint Board would have been willing to agree to a different consideration to be received by the Unaffiliated Company Stockholders in the Merger.
The following is a summary of the material financial analyses performed by LW Securities in connection with the preparation of its fairness opinion, which opinion was rendered orally to the Special Committee (and subsequently confirmed in writing by delivery of LW Securities’ written opinion dated March 2, 2025). The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Considering any portion of the analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying LW Securities’ opinion.
In furnishing its opinion, LW Securities did not attempt to combine the analyses described herein into one composite valuation range, nor did LW Securities assign any quantitative weight to any of the analyses or the other factors considered. Furthermore, in arriving at its opinion, LW Securities did not attribute any particular weight to any analyses or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor in light of one another. Accordingly, LW Securities has stated that it believes that its analyses must be considered as a whole and that considering any portion of its analyses, without considering all of the analyses, could create a misleading or incomplete view of the process underlying its opinion or the conclusions to be drawn therefrom.
In conducting the analyses as to the fairness, from a financial point of view, to the Unaffiliated Company Stockholders of the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger, LW Securities evaluated the valuation of Checkpoint on a standalone basis.
The results of the application by LW Securities of each of the valuation methodologies utilized in connection with its fairness opinion are summarized below.
Discounted Cash Flow
The discounted cash flow analysis is a “forward looking” methodology and is based on projected future cash flows to be generated by Checkpoint which are then discounted back to the present. This methodology has three primary components: (1) the projected unlevered cash flows for a determined period; (2) the terminal value of cash flows (representing firm value beyond the time horizon on the projections) or a perpetuity growth calculation based on terminal free cash flow; and (3) the weighted average cost of capital (“WACC”) used to discount such future cash flows and terminal value or perpetuity value back to the present. The future cash flows plus the terminal value or perpetual value of such cash flows are discounted by the company’s risk-adjusted cost of capital, the WACC, to derive a present value. In performing its discounted cash flow analysis, LW Securities used the Management Projections provided to it but did not include a terminal value of cash flows due to the significant revenue decline expected in 2039 and beyond under the Management Projections as a result of future expected competitors and UNLOXCYT™’s patent expiration in 2038, concluding that there was limited value in the asset following this period, even more so once discounted back to present value.
LW Securities used a WACC range of 16% to 20%. In calculating Checkpoint’s WACC, LW Securities used the following methodology and made the following assumptions:
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The calculated weighted-average cost of capital reflects Checkpoint’s cost of capital as a standalone company.

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Public companies with similar capital structure, size, and portfolio composition as Checkpoint were identified and LW Securities selected companies it deemed relevant. Public companies that did not have historic trading data prior to November 30, 2020 were excluded from the WACC analyses.

•
WACC analysis was conducted using unlevered beta based on analysis of:

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identified public company comparables;

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Checkpoint’s historical beta; and

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Capital structure based on the comparable companies as well as Checkpoint’s current capital structure was used to re-lever the unlevered beta.

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The risk-free rate is based on the 10-year United States treasury rate as of December 31, 2024 and the market risk premium is based on returns of the S&P 500 index over a four-year period ending December 31, 2024.

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A market size premium was included as a sensitivity to account for additional risk associated with Checkpoint’s smaller market capitalization relative to large firms. The size premium was based on the Fama-French Three-Factor Model’s Small Minus Big factor.

The results of LW Securities’ discounted cash flow analysis are described below.
United States Only
Using the inputs described above, and Management’s Projections for the United States only, LW Securities performed a risk-adjusted discounted cash flow analysis of Checkpoint. Based on this analysis, LW Securities determined that the enterprise value of Checkpoint ranged from $196 million using a 20% WACC to $257 million using a 16% WACC, and using the midpoint 18% WACC, determined that the implied enterprise value of Checkpoint was $224 million. This corresponded to per share amounts ranging from $2.76 to $3.40, compared to the Common Cash Amount of $4.10 per share. The number of shares outstanding of Checkpoint’s capital stock (on a fully diluted basis) used in this analysis was 72.6 million, based on the closing price of the Common Stock of $2.86 per share on February 28, 2025, the last full trading day before the Special Committee recommended the approval of, and the Checkpoint Board approved, the Merger Agreement and the other Transactions.
Sensitivity Case: United States, Europe and Rest of World
LW Securities also performed a risk-adjusted discounted cash flow analysis of Checkpoint using the Management Projections Sensitivity (as defined below), which included illustrative projections for the United States, Europe and Rest of World Markets. Based on this analysis, LW Securities determined that the enterprise value of Checkpoint ranged from $212 million using a 20% WACC to $279 million using a 16% WACC, and using the midpoint 18% WACC, determined that the implied enterprise value of Checkpoint was $243 million. This corresponded to per share amounts ranging from $2.94 to $3.63, compared to the Common Cash Amount of $4.10 per share.
Comparable Public Company Analyses
LW Securities also evaluated the implied enterprise valuation of Checkpoint using comparable company analyses. The comparable company analyses used data based on current enterprise values of public companies that LW Securities viewed as comparable to Checkpoint to develop a measure of current value for Checkpoint. LW Securities identified nine comparable public companies with market capitalizations of $1 billion or less that were either single-asset companies or companies with a more advanced lead program focused on solid tumor oncology treatments that were either in Phase 3 clinical development or had received regulatory approval. LW Securities excluded companies that had recently failed a clinical trial or that had announced were pursuing strategic alternatives. The selected comparable companies had an enterprise valuation range of between $37 million (25th percentile) and $366 million (75th percentile), with a median of $208 million.
LW Securities also calculated other metrics for each of the nine companies as shown in the table below, including peak sales, enterprise value as a multiple of peak sales, risk adjusted five-year projected sales through 2029 and enterprise value as a multiple of risk adjusted five-year projected sales through 2029. Of the nine companies shown in the table below, Adaptimmune Therapeutics, ADC Therapeutics, Iteos Therapeutics, and Olema Pharmaceuticals were included in the WACC analyses.

The table below sets forth the results of LW Securities’ analyses.
Public Company Comparables: Phase 3 / Approved Biotech Companies <$1B Market Cap
Company	Stage of Development	Stock Price(1)	Enterprise Value ($M)(1)	Peak Sales(2) ($M)	Enterprise Value / Peak Sales(2)	5-Year Projected Sales (2029)(3)	Enterprise Value / 5-Year Sales (2029)(3)
Adaptimmune Therapeutics	Approved	$0.54	$2	$397	0.00x	$137	0.0x
ADC Therapeutics	Approved	$1.99	$32	$851	0.04x	$247	0.1x
Iteos Therapeutics	Phase 3	$7.68	$208	$1,277	0.16x	$41	5.1x
Olema Pharmaceuticals	Phase 3	$5.83	$37	$4,725	0.01x	$495	0.1x
Aura Biosciences	Phase 3	$8.22	$236	$1,286	0.18x	$288	0.8x
Candel Therapeutics	Phase 3	$8.68	$366	$818	0.45x	$261	1.4x
Celcuity	Phase 3	$13.09	$726	$1,718	0.42x	$598	1.2x
Compass Therapeutics	Phase 3	$1.45	$64	$1,114	0.06x	$364	0.2x
Erasca	Phase 3	$2.51	$391	$4,336	0.09x	$199	2.0x
75th Percentile			$366	$1,718	0.18x	$364	1.4x
Median			$208	$1,277	0.09x	$261	0.8x
25th Percentile			$37	$851	0.04x	$199	0.1x
Metric	Metric Value		Enterprise Value / Peak Sales Multiple	Implied Enterprise Value ($M)
The Company Peak Sales ($M)	$649(2)	75th Percentile	0.18x	$119
		Median	0.09x	$58
		25th Percentile	0.04x	$25
The Company 5-Year Sales ($M)	$237(3)	75th Percentile	1.4x	$332
		Median	0.8x	$190
		25th Percentile	0.1x	$24

(1)
Calculated as of December 31, 2024.

(2)
Peak sales based on non-risk-adjusted estimates from research analyst reports for company lead asset.

(3)
5-Year sales based on risk adjusted estimates from analyst reports for the company’s portfolio at the time.

Based on this analysis, LW Securities determined that: the enterprise value of Checkpoint as a multiple of peak sales ranged from 0.04x (25th percentile) to 0.18x (75th percentile), with a median of 0.09x, implying an enterprise ranging from $25 million (25th percentile), or $0.35 per share, to $119 million (75th percentile), or $1.55 per share, with a median of $58 million, or $0.78 per share, based on estimated peak sales of $649 million; and the enterprise value as a multiple of estimated five-year sales ranged from 0.1x (25th percentile) to 1.4x (75th percentile), with a median of 0.8x, implying an enterprise value ranging from $24 million, or $0.32 per share, to $332 million, or $4.42 per share, with a median of $190 million, or $2.52 per share, based on estimated five-year sales of $237 million, compared to the Common Cash Amount of $4.10 per share.

Precedent Transactions
The precedent analysis uses data based on the values acquirers have previously placed on comparable companies in a merger or acquisition to develop a measure of current value for Checkpoint. LW Securities performed four separate analyses of the equity premiums paid in transactions involving full company acquisitions of public biopharmaceutical/biotechnology companies as described below.
Phase 2 to Approved Solid Tumor Transactions
LW Securities examined precedent transactions from January 2021 to February 2025 involving companies focused on solid tumor oncology indications ranging from Phase 2 clinical development to having received regulatory approval. LW Securities excluded transactions with total consideration of less than $50 million or more than $10 billion and excluded asset purchases and partial acquisitions. Based on these criteria, LW Securities identified 12 precedent transactions. LW Securities calculated the equity premium paid in each transaction based on the offer price per share of the upfront consideration as a multiple of the 30-day VWAP prior to announcement. LW Securities excluded any contingent value rights issued in these transactions, where applicable. As shown in the table below, LW Securities calculated equity premiums ranging from 71% (25th percentile) to 139% (75th percentile) with a median equity premium of 108%. Based on Checkpoint’s 30-day VWAP of $3.11 per share, LW Securities calculated an implied enterprise value per share of between $5.32 and $7.43, with a median of $6.47, compared to the Common Cash Amount of $4.10 per share.
Phase 2 to Approved Solid Tumor Public Acquisitions: January 2021 – February 2025
Date	Seller	Buyer	Stage of Development	Deal Value ($M)	Offer Price per Share	30-Day VWAP(1)	Equity Premium(2)
Apr-24	Deciphera Pharmaceuticals	Ono Pharmaceutical	Approved	$2,400	$25.60	$15.20	68%
Mar-24	Fusian Pharmaceuticals	AstraZenenca	Phase 2	$2,000	$21.00	$11.40	84%
Jan-24	Harpoon Therapeutics	Merck	Phase 2	$680	$23.00	$10.71	115%
Jan-24	Ambrx	Johnson & Johnson	Phase 2	$2,000	$28.00	$13.03	115%
Dec-23	RayzeBio	BMS	Phase 3	$4,100	$62.50	$25.80	142%
Oct-23	Mirati	BMS	Approved	$4,800	$58.00	$37.94	53%
Oct-23	Point Biopharma	Eli Lilly	Phase 3	$1,400	$12.50	$7.44	68%
Oct-22	AVEO	LG Chem	Approved	$566	$15.00	$8.35	80%
Jun-22	F-Star	invoX Pharma	Phase 2	$161	$7.12	$3.13	128%
Jun-22	Turning Point	BMS	Phase 2	$4,100	$76.00	$31.29	143%
Apr-22	Checkmate Pharmaceuticals	Regeneron	Phase 2	$250	$10.50	$3.09	240%
Mar-21	Five Prime	Amgen	Phase 3	$1,900	$38.00	$18.87	101%
	Equity Premium				75th Percentile	Median	25th Percentile
					139%	108%	71%

All listed values reflect upfront consideration only and do not include any CVR consideration where applicable. Excludes merger and acquisition transactions with deal value of more than $10.0 billion, hematology-oncology company acquisitions, and merger and acquisition transactions with deal value of less than $50.0 million.
(1)
Based on unaffected last close.

(2)
Equity premium based on 30 Day VWAP.

Phase 3 to Approved Agnostic Transactions
LW Securities examined precedent transactions from January 2024 to December 2024 involving companies in all therapeutic indications ranging from Phase 3 clinical development to having received regulatory approval. LW Securities excluded transactions with total consideration of less than $50 million or more than $10 billion and excluded asset purchases and partial acquisitions. Based on these criteria, LW Securities identified eight precedent transactions. LW Securities calculated the equity premium paid in each transaction based on the offer price per share of the upfront consideration as a multiple of the 30-day VWAP prior to announcement. LW Securities excluded any contingent value rights issued in these transactions, where applicable. As shown in the table below, LW Securities calculated equity premiums ranging from 73% (25th percentile) to 96% (75th percentile) with a median equity premium of 86%. Based on Checkpoint’s 30-day VWAP of $3.11 per share, LW Securities calculated an implied enterprise value per share of between $5.38 and $6.10, with a median of $5.78, compared to the Common Cash Amount of $4.10 per share.
Phase 3 to Approved TA Agnostic Public Acquisitions: January 2024 to December 2024
Date	Seller	Buyer	Stage of Development	Deal Value ($M)	Offer Price per Share	30-Day VWAP(1)	Equity Premium(2)
Oct-24	Longboard Pharmaceuticals	Lundbeck	Phase 3	$2,500	$60	$34.52	74%
Aug-24	Revance Therapeutics	Crown Laboratories	Approved	$924	$6.66	$3.38	97%
Aug-24	G1 Therapeutics	Pharmacosmos	Approved	$405	$7.15	$3.07	133%
Jun-24	Alimera Sciences	ANI Pharmaceuticals	Approved	$381	$5.50	$3.05	80%
May-24	Calliditas Therapeutics	Asahi Kasei	Approved	$1,116(3)	$39.09(3)	$20.38(3)	92%
Apr-24	Deciphera Pharmaceuticals	Ono Pharmaceuticals	Approved	$2,400	$25.60	$15.20	68%
Feb-24	CymaBay Therapeutics	Gilead Sciences	Phase 3	$4,300	$32.50	$23.80	37%
Feb-24	MorphaSys	Novartis	Phase 3	€2,700	€68.00	€34.88	95%
	Equity Premium				75th Percentile	Median	25th Percentile
					96%	86%	73%

All listed values reflect upfront consideration only and do not include any CVR consideration where applicable. Excludes merger and acquisition transactions with deal value of (i) more than $10.0 billion, or (ii) less than $50.0 million.
(1)
Based on unaffected last close.

(2)
Equity premium based on 30 Day VWAP.

(3)
ADS on Nasdaq Global Select Market and USD/SEK exchange rate of 10.64281.

Approved Agnostic Transactions
LW Securities examined precedent transactions from January 2024 to December 2024 involving companies in all therapeutic indications with an approved product. LW Securities excluded transactions with total consideration of less than $50 million or more than $10 billion and excluded asset purchases and partial acquisitions. Based on these criteria, LW Securities identified five precedent transactions. LW Securities calculated the equity premium paid in each transaction based on the offer price per share of the upfront consideration as a multiple of the 30-day VWAP prior to announcement. LW Securities excluded any contingent value rights issued in these transactions, where applicable. As shown in the table below, LW Securities calculated equity premiums ranging from 74% (25th percentile) to 97% (75th percentile) with a median equity premium of 86%. Based on Checkpoint’s 30-day VWAP of $3.11 per share, LW Securities calculated an implied enterprise value per share of between $5.41 and $6.13, with a median of $5.78, compared to the Common Cash Amount of $4.10 per share.

Approved Public Acquisitions: January 2024 – December 2024
Date	Seller	Buyer	Stage of Development	Deal Value ($M)	Offer Price per Share	30-Day VWAP(1)	Equity Premium(2)
Aug-24	Revance Therapeutics	Crown Laboratories	Approved	$924	$6.66	$3.38	97%
Aug-24	G1 Therapeutics	Pharmacosmos	Approved	$405	$7.15	$3.07	133%
Jun-24	Alimera Sciences	ANI Pharmaceuticals	Approved	$381	$5.50	$3.05	80%
May-24	Calliditas Therapeutics	Asahi Kasei	Approved	$1,116(3)	$39.09(3)	$20.38(3)	92%
Apr-24	Deciphera Pharmaceuticals	Ono Pharmaceuticals	Approved	$2,400	$25.60	$15.20	68%
	Equity Premium			75th Percentile	Median	25th Percentile
				97%	86%	74%

All listed values reflect upfront consideration only and do not include any CVR consideration where applicable. Excludes merger and acquisition transactions with deal value of (i) more than $10.0 billion, or (ii) less than $50.0 million.
(1)
Based on unaffected last close.

(2)
Equity premium based on 30 Day VWAP.

(3)
ADS on Nasdaq Global Select Market and USD/SEK exchange rate of 10.64281.

Distressed Company Transactions
LW Securities believed that the precedent transaction analyses described above did not fully take into account the distressed nature of Checkpoint given its limited access to capital and its inability to commercialize UNLOXCYT™ on its own. Accordingly, LW Securities also performed an analysis of the equity premiums paid in precedent transactions involving full company acquisitions of public biopharmaceutical/biotechnology companies with a product candidate that was either in Phase 3 development or had been approved that LW Securities deemed were “distressed” as described below. LW Securities identified five precedent acquisitions from January 2021 to February 2025 of companies that it assessed as having limited access to capital, poor sales performance and/or the inability to self-commercialize products. LW Securities excluded companies that were distressed due to clinical trial failures and companies that were actively pursuing strategic alternatives as well as companies that LW Securities deemed to have sufficient cash to support future commercialization activities. LW Securities calculated the equity premium paid in each transaction based on the offer price per share of the upfront consideration as a multiple of the 30-day VWAP prior to announcement. LW Securities excluded any contingent value rights issued in these transactions, where applicable. As shown in the table below, LW Securities calculated equity premiums ranging from 34% (25th percentile) to 54% (75th percentile) with a median equity premium of 44%. Based on Checkpoint’s 30-day VWAP of $3.11 per share, LW Securities calculated an implied enterprise value per share of between $4.17 and $4.79, with a median of $4.48, compared to the Common Cash Amount of $4.10 per share.

Phase 3 to Approved ‘Distressed Company’ Public Acquisitions: January 2021 – February 2025
Date	Seller	Buyer	Stage of Development	Deal Value ($M)	Offer Price per Share	30-Day VWAP(1)	Equity Premium(2)
Jun-23	Paratek Pharmaceuticals	Gurnet Point Capital / Novo Holdings	Approved	$331	$2.15	$1.77	21%
Jan-23	Concert Pharmaceuticals	Sun Pharma	Phase 3	$576	$8.00	$5.98	34%
Nov-22	Opiant Pharmaceuticals	Indivior	Phase 3	$145	$20.00	$10.12	98%
Nov-22	Oyster Point Pharma	Viatris	Approved	$415	$11.00	$7.14	54%
Jun-22	Radius Health	Gurnet Point Capital / Patient Square Capital	Approved	$497	$10.00	$6.94	44%
	Equity Premium			75th Percentile	Median	25th Percentile
				54%	44%	34%

All listed values reflect upfront consideration only and do not include any CVR consideration where applicable. ‘Distressed’ companies were qualitatively assessed based on limited access to capital, poor sales performance, and/or inability to self-commercialize products; excluded distressed companies due to clinical trial failures, those actively pursuing strategic alternatives, or those with sufficient cash to support future commercialization. Excludes merger acquisitions and acquisitions with <$50M and >$1B total deal value.
(1)
Based on unaffected last close.

(2)
Equity premium based on 30 Day VWAP.

General
LW Partners (and its affiliate LW Securities) was selected as exclusive financial advisor to Checkpoint in connection with the Merger because LW Partners (together with its affiliates) is a nationally recognized boutique investment banking firm focused exclusively on life sciences, that provides financial advisory services and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, licensing transactions, private placements and valuations for corporate and other purposes.
Checkpoint engaged LW Securities to act as Checkpoint’s exclusive financial advisor with respect to the proposed Merger pursuant to the terms of an amended engagement letter between Checkpoint and LW Partners (the “Engagement Letter”).
Pursuant to the Engagement Letter, Checkpoint has agreed to pay LW Securities for its financial advisory services in connection with the Merger. Since April 2021, LW Partners (and its affiliate, LW Securities) have received $1.5 million from Checkpoint, of which $1.0 million was paid upon delivery of LW Securities’ opinion. Additionally, Checkpoint has agreed to pay LW Securities an aggregate fee based upon a percentage of the aggregate transaction value of the Merger, which fee is estimated as of the date of this proxy statement to be approximately $8.3 million, all of which is contingent on the closing of the Merger and a portion of which is contingent on the amount of the Milestone Payment, if any, paid pursuant to the terms of the CVR Agreement. Checkpoint has also agreed to reimburse certain of LW Securities’ expenses arising, and to indemnify LW Partners and its affiliates, including LW Securities, against certain liabilities that may arise, out of its engagement. Except as described above, neither LW Partners nor any of its affiliates (including LW Securities) has provided any investment banking services to Checkpoint, Sun Pharma, or their respective affiliates (including Fortress) during the two years preceding the date of this proxy statement for which LW Partners or its affiliates received compensation. LW Partners, LW Securities and their affiliates may in the future seek to provide such services to Checkpoint, Sun Pharma or their respective affiliates (including Fortress) for which LW Partners, LW Securities or their affiliates would expect to receive compensation.
Opinion of the Special Committee’s Financial Advisor — Kroll
On December 11, 2024, the Company executed an engagement letter retaining Kroll, LLC operating through Duff & Phelps to serve as an independent financial advisor to the Special Committee (solely in their capacity as members of the Special Committee), to (a) act as financial advisor to the Special Committee in evaluating and negotiating a potential transaction and (b) at the request of the Special Committee, to provide the Special Committee with a fairness opinion in connection with the Merger. Duff & Phelps delivered its written opinion, dated March 2, 2025 (the “Kroll Opinion”), to the Special Committee that, as of the date of the Kroll Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the Kroll Opinion, the Merger Consideration to be received by the Unaffiliated Company Stockholders, taking into account any consideration received by Fortress in excess of the Merger Consideration to be received by all public stockholders of Checkpoint, in the Merger is fair, from a financial point of view, to the Unaffiliated Company Stockholders (without giving effect to any impact of the Merger on any particular holder of Shares other than in its capacity as a holder of Shares).
In selecting Duff & Phelps, the Special Committee considered, among other things, the fact that Duff & Phelps is a global leader in providing fairness opinions to boards of directors and special committees of boards of directors. Duff & Phelps is regularly engaged in the valuation of businesses and their securities and the provision of fairness opinions in connection with various transactions.
The Kroll Opinion was approved by Duff & Phelps’ fairness opinions review committee. The Kroll Opinion was provided for the information of, and directed to, the Special Committee for its information and assistance in connection with the Merger.
The full text of the Kroll Opinion is attached to this proxy statement as Annex D and is incorporated into this document by reference. The summary of the Kroll Opinion set forth herein is not a comprehensive description of all analyses and factors considered by Duff & Phelps and is qualified in its entirety by reference to the full text of the Kroll Opinion. The Company’s stockholders are urged to read the Kroll Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, matters considered, limitations of the review undertaken by Duff & Phelps in connection with the Kroll Opinion, as well as other qualifications contained in the Kroll Opinion.
In connection with the Kroll Opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances to enable Duff & Phelps to render the Kroll Opinion. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations and financial analyses with respect to the preparation of the Kroll Opinion included, but were not limited to, the items summarized below:
•
reviewed the following documents:

•
the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023 and the Company’s unaudited interim financial statements for the nine months ended September 30, 2024 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2024;

•
unaudited financial information for the Company for the year ended December 31, 2024, which the Company’s management identified as being the most current financial statements available;

•
other internal documents relating to the history, current operations, and probable future outlook of the Company, including the United States Management Projections (as defined in the section of this proxy statement captioned “Unaudited Prospective Financial Information — Management Projections”); and

•
documents related to the Transactions, including the Draft Merger Agreement;

•
discussed the information referred to above and the background and other elements of the Merger with the management of the Company and the Special Committee;

•
reviewed the historical trading price and trading volume of the Common Stock and the common stock of certain other companies that Duff & Phelps deemed relevant;

•
performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis; and

•
conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering the Kroll Opinion with respect to the Merger, Duff & Phelps, with the consent of the Special Committee:
•
relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including management of the Company, and did not independently verify such information;

•
relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken, and did not independently verify such information;

•
assumed that the United States Management Projections (including, without limitation, forward-looking statements and underlying assumptions contained therein) furnished to Duff & Phelps were prepared in good faith and based upon assumptions which, in light of the circumstances under which they were made, were reasonable, and Duff & Phelps expressed no opinion with respect to such United States Management Projections, forward-looking statements or the underlying assumptions contained therein;

•
assumed that no Milestone Payment pursuant to the CVR Agreement will ever be made;

•
assumed that information supplied and representations made by Company management were substantially accurate regarding the Company and the Merger;

•
assumed that the representations and warranties made in the Merger Agreement were substantially accurate;

•
assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conformed in all material respects to the drafts reviewed;

•
assumed that there had been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there was no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

•
assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

•
assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Merger or remain valid, as the case may be.

The Kroll Opinion stated that to the extent that any of the foregoing assumptions or any of the facts on which the Kroll Opinion was based prove to be untrue in any material respect, the Kroll Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analyses and in connection with the preparation of the Kroll Opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger.
Duff & Phelps prepared the Kroll Opinion effective as of the date thereof. The Kroll Opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date thereof, and Duff & Phelps disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Kroll Opinion which may come or be brought to the attention of Duff & Phelps after the date thereof, save as expressly affirmed by Duff & Phelps on March 9, 2025. As further described in the section of this proxy statement captioned “The Merger — Background of the Merger,” on March 9, 2025, representatives of Duff & Phelps confirmed to the Special Committee that they were unaware of any material changes to the terms of the transaction and that their opinion as of March 2, 2025 remained valid as of March 9, 2025.
Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Company.

Duff & Phelps did not express any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Merger. The Kroll Opinion further stated that it should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.
In rendering the Kroll Opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation or any other equity arrangements to be given to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger, or with respect to the fairness of any such compensation or arrangement.
The Kroll Opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the Merger and was not intended to, and does not, confer any rights or remedies upon any other person, and was not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. Duff & Phelps has consented to the inclusions of the Kroll Opinion and the description of the Kroll Opinion in this proxy statement, including any supplements or amendments thereto. The Kroll Opinion (i) did not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) did not address any transaction related to the Merger; (iii) was not a recommendation as to how the Special Committee or any holder of Shares should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction, and (iv) did not indicate that the Merger Consideration to be received by the holders of Shares in the Merger was the best possibly attainable under any circumstances; instead, it merely stated whether the Merger Consideration was within, or in excess of, a range of values that would be viewed as fair, as suggested by certain financial analyses Duff & Phelps deemed appropriate in its professional judgment. The Kroll Opinion further stated that the decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analyses on which the Kroll Opinion was based, and that the Kroll Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.
Overview of Financial Analyses Performed by Kroll
Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of the Kroll Opinion to the Special Committee. This summary is qualified in its entirety by reference to the full text of the Kroll Opinion, attached hereto as Annex D. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances. Therefore, neither the Kroll Opinion nor Duff & Phelps’ underlying analyses is susceptible to partial analysis or summary description. In arriving at the Kroll Opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the Kroll Opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the Kroll Opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.
The United States Management Projections were furnished to Duff & Phelps for purposes of its analyses. The Company does not, as a matter of course, publicly disclose internal forecasts or projections of the type provided to Duff & Phelps in connection with Duff & Phelps’ analyses, and such projections were not prepared with a view toward public disclosure. The United States Management Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the Company’s control, including, without limitation, factors related to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, in each case as of the date they were prepared, all of which are difficult or impossible to predict accurately. Accordingly, actual results could vary significantly from those set forth in the United States Management Projections. For more information regarding the use of the United States Management Projections and other forward-looking statements, please refer to the section of this proxy statement captioned “The Merger — Unaudited Prospective Financial Information.”

Discounted Cash Flow Analysis
The discounted cash flow analysis approach is a valuation technique that provides an estimate of the value of an asset (or business) based on the cash flows that it is expected to generate over its life. The discounted cash flow analysis captures the projected annual cash flows the subject company is expected to generate over a discrete projection period and the value of all of the cash flows the subject company is expected to generate after the end of the discrete projection period (the “Terminal Value”). The projected cash flows for each year in the discrete projection period and the Terminal Value are then converted to their present value equivalents using a discount rate that reflects the relative risk associated with these cash flows as well as the rates of return that investors could expect to realize on alternative investment opportunities with similar risk profiles to the Company.
Duff & Phelps performed a discounted cash flow analysis of the Company’s projected unlevered free cash flows for the years ending December 31, 2025 to December 31, 2040, with “unlevered free cash flow” defined as cash that is available to either reinvest or distribute to security holders. In performing the discounted cash flow analysis, Duff & Phelps relied on the United States Management Projections for the years ending December 31, 2025 to December 31, 2038. Duff & Phelps extrapolated financial projections for the Company through December 31, 2040 based on the United States Management Projections through December 31, 2038, discussions with management of the Company as to its plans and intentions with respect to the Company, Duff & Phelps’ investigation and understanding of the business, and such other information as Duff & Phelps deemed appropriate. For more information regarding the United States Management Projections, please refer to the section of this proxy statement captioned “The Merger — Unaudited Prospective Financial Information.”
After consulting with Checkpoint senior management and the Special Committee, Duff & Phelps did not include the Management Projections Sensitivity (as defined in the section of this proxy statement captioned “Unaudited Prospective Financial Information — Management Projections”) in its analyses due to (1) the uncertainty of achieving EU approval, (2) uncertainty around cost of additional studies and timing of approval if initial approval is not received, and (3) questions surrounding the commercial outlook for UNLOXCYT™ in the ex-US markets under a delay scenario. Further, the United States Management Projections include 4.5% royalties with respect to the net sales of certain products payable to Fortress pursuant to the Founders Agreement.
Duff & Phelps estimated the Terminal Value of the Company as of December 31, 2040 using a perpetuity growth formula, which incorporated a terminal growth rate of negative 50.0%, representing the expected continued decline in revenues for UNLOXCYT™ after patent expiry. Duff & Phelps discounted the projected unlevered free cash flows in the discrete projection period and the Terminal Value back to the present to obtain an indicated enterprise value for the Company. Duff & Phelps discounted the Company’s projected unlevered free cash flows and Terminal Value to the present using a weighted average cost of capital ranging from 16.00% to 20.00%. Determination of an appropriate discount rate to use in the discounted cash flow analysis requires a degree of professional judgment and experience. Duff & Phelps considered a number of factors in determining the discount rate range, including the capital asset pricing model based on inputs derived from market data, the results of published studies on discount rates, as well as Duff & Phelps’ consideration of the Company’s current stage of its life cycle, projected growth and financial performance, and risks to achieve the projections, including execution and competitive risks, among other factors.
Based on its discounted cash flow analysis, Duff & Phelps arrived at an indicated enterprise value range for the Company of $200.9 million to $270.9 million. Duff & Phelps assumed that the Company’s cash and cash equivalents are operating in nature, given the cash requirements of the business to fund operations. Given this assumption regarding excess cash, and that the Company had no debt, Duff & Phelps concluded that the indicated aggregate equity value range for the Company was equivalent to the indicated enterprise value range of $200.9 million to $270.9 million. Duff & Phelps subtracted an estimate of the value of the Company’s outstanding warrants utilizing an option pricing method to arrive at an indicated common equity value range of $127.3 million to $177.6 million. Duff & Phelps arrived at an indicated per share value range for the Company’s common stock by dividing its common equity value by the number of outstanding shares, including the impact of in-the-money options based on a treasury stock method, of 62.3 million, which resulted in an indicated per share value range for the Company’s common stock of $2.04 to $2.85.

Duff & Phelps’ valuation analysis was limited to a discounted cash flow analysis. Duff & Phelps believed other traditional valuation methodologies, such as an analysis of selected public companies and an analysis of selected mergers and acquisitions, were limited by the lack of comparability resulting from the unique characteristics of the Company.
Duff & Phelps observed that the Common Cash Amount of $4.10 per share to be received by the holders of Shares in the Merger was above the indicated per share value ranges derived from Duff & Phelps’ discounted cash flow analysis. Any future value to be received by the holders of Shares from the CVR would represent additional consideration in excess of the indicated per share value ranges derived from Duff & Phelps’ discounted cash flow analysis.
Duff & Phelps also noted for informational purposes that using the treasury stock method to estimate the per share value range based on an aggregate equity value range for the Company of $200.9 million to $270.9 million would result in an indicated per share value range for the Company’s common stock of $2.76 to $3.49, which is also below the Common Cash Amount of $4.10 per share to be received by the holders of Shares in the Merger.
Other Information
Duff & Phelps noted that it was Duff & Phelps’ understanding that, concurrently with the execution and delivery of the Merger Agreement, the Company, Parent, and Fortress would be entering into the Royalty Agreement, pursuant to which following, and subject to the occurrence of, the Effective Time, Fortress will receive a royalty interest right based on worldwide net sales of UNLOXCYTTM and certain related products of Checkpoint and Parent. The royalty interest right represents the right to receive quarterly cash payments of 2.5% of net sales of such products during the time period set forth in the Royalty Agreement.
Duff & Phelps performed a sensitivity analysis reflecting this 2.5% royalty (reduced from the 4.5% royalties payable to Fortress absent a Fundamental Transaction as defined in the Founder’s Agreement which was included in Duff & Phelps’ discounted cash flow analysis). Using a discounted cash flow analysis, with such approach and assumptions as described above in the section titled “Discounted Cash Flow Analysis,” other than the amount of the royalty payable to Fortress, Duff & Phelps arrived at an indicated enterprise value range of $212.9 million to $285.7 million, which, using the same assumptions and approach to estimating per share value based on the enterprise value conclusion as described above in the section titled “Discounted Cash Flow Analysis”, resulted in an indicated per share value range for the Company’s common stock of $2.18 to $3.02.
Per the Founders Agreement, in a Fundamental Transaction, if the Company has not already started paying the contractual royalty to Fortress, then the royalty does not survive such Fundamental Transaction. Duff & Phelps performed a sensitivity analysis under a change of control scenario with a 0.0% royalty to Fortress (reduced from the 4.5% royalties payable to Fortress absent a Fundamental Transaction).
Using a discounted cash flow analysis, with such approach and assumptions as described above in the section titled “Discounted Cash Flow Analysis,” other than the assumed royalty as discussed above, Duff & Phelps arrived at an indicated enterprise value range of $227.9 million to $304.2 million, which, using the same assumptions and approach to estimating per share value based on the enterprise value conclusion as described above in the section titled “Discounted Cash Flow Analyses,” resulted in an indicated per share value range for the Company’s common stock of $2.35 to $3.23.
Duff & Phelps observed that the Common Cash Amount of $4.10 per share to be received by the holders of Shares in the Merger was above the indicated per share value ranges derived from both of Duff & Phelps’ sensitivity analyses.
Duff & Phelps also noted that the present value of the Fortress royalty of 2.5% with respect the worldwide net sales of certain products pursuant to the Royalty Agreement, based on a discounted cash flow analysis with such approach and assumptions as described above in the section titled “Discounted Cash Flow Analysis”, was estimated to be $14.5 million to $18.0 million.

Fees and Expenses: Disclosure of Prior Relationships
As compensation for Duff & Phelps’ services in connection with the rendering of the Kroll Opinion to the Special Committee, the Company agreed to pay Duff & Phelps an aggregate fee of $400,000 payable in tranches and earned in full upon the rendering of the Kroll Opinion, with a portion payable subsequent to delivery of the Kroll Opinion. No portion of Duff & Phelps’ fee is refundable or contingent upon the consummation of the Merger.
Furthermore, the Company paid Duff & Phelps a non-refundable advisory fee of $200,000, and agreed to: (i) pay Duff & Phelps additional fees at Duff & Phelps’ standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of the Kroll Opinion, (ii) reimburse Duff & Phelps for its expenses and fees and expenses of outside counsel retained by Duff & Phelps in connection with the engagement, and (iii) indemnify Duff & Phelps for certain liabilities arising out of its engagement.
The terms of the fee arrangements with Duff & Phelps, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the Company and Special Committee are aware of these fee arrangements.
Other than as disclosed herein, during the two years preceding the date of this proxy statement, Duff & Phelps did not have any material relationship with any party to the Merger Agreement or other Transaction Documents for which compensation was received or was intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.
Unaudited Prospective Financial Information
Certain Financial Projections
Checkpoint does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, revenues, earnings or other results of operations due to, among other reasons, the inherent unpredictability of the underlying assumptions and projections. However, as further described in the section above captioned “— Background of the Merger,” certain financial projections prepared by Checkpoint’s senior management were made available to the Special Committee, the Special Committee’s financial advisors, the financial advisors to Checkpoint and certain potential counterparties that had executed confidentiality agreements with Checkpoint (including Sun Pharma) in connection with their evaluation of a potential strategic transaction with Checkpoint.
The financial projections are included in this proxy statement solely to give Checkpoint’s stockholders access to the information that was made available to the Special Committee, LW Securities, Kroll, and/or Sun Pharma. These financial projections are not included in this proxy statement in order to influence any Checkpoint stockholder as to how to vote at the Special Meeting with respect to the Merger Proposal, or whether to seek appraisal rights with respect to their Shares. By including the financial projections in this proxy statement, none of Checkpoint, LW Securities, Kroll, Sun Pharma or any of their respective representatives has made or makes any representation to any person regarding the information included in the financial projections or Checkpoint’s ultimate performance as compared to the information contained in the financial projections.
Non-Risk Adjusted Preliminary Projections
Beginning in January 2024, Checkpoint provided certain preliminary, unaudited and non-risk-adjusted financial projections for fiscal years 2025 through 2029 to certain counterparties, including Sun Pharma, that expressed interest in a strategic transaction involving Checkpoint in Checkpoint’s review of strategic alternatives (the “Non-Risk Adjusted Preliminary Projections”). The Non-Risk Adjusted Preliminary Projections were not reviewed or approved by the Checkpoint Board or any committee thereof and were made available to potential counterparties solely to assist them in their evaluation of a potential strategic transaction involving Checkpoint. Other than the Non-Risk Adjusted Preliminary Projections, no other financial projections were provided to Sun Pharma or any other potential counterparties in connection with Checkpoint’s review of strategic alternatives.
	2025	2026	2027	2028	2029
Net Revenue(1)	$17.2	$113.0	$277.6	$417.1	$479.6

(1)
Represents non-risk-adjusted net revenue for UNLOXCYT™ in the United States.

Management Projections
In October 2024, in connection with the Special Committee’s evaluation of indications of interest received from various potential counterparties, including Sun Pharma, Checkpoint’s senior management, at the direction of the Special Committee, prepared preliminary, unaudited financial projections for fiscal years 2024 through 2038 under two scenarios (i) United States only and (ii) a sensitivity scenario covering United States, Europe and Rest of World (collectively, the “Preliminary Projections”), to assist the Special Committee’s strategic review and evaluation of Checkpoint’s intrinsic value as a standalone company and to inform LW Securities’ preliminary financial analyses prepared for the Company.
Following that time, the Special Committee, Checkpoint senior management, LW Securities and Kroll continued to review and discuss the various assumptions reflected in the Preliminary Projections. As a result of these discussions, the Preliminary Projections were revised to reflect certain changes. At the meeting of the Special Committee held on December 20, 2024, Checkpoint’s senior management presented revised, preliminary, unaudited financial projections for fiscal years 2024 through 2038 under two scenarios (i) United States only (the “United States Management Projections”) and (ii) a sensitivity scenario covering United States, Europe and Rest of World (the “Management Projections Sensitivity” together with the United States Management Projections, the “Management Projections”). The key changes from the Preliminary Projections to the Management Projections consisted of: (i) adjustments of certain unaudited financial projections associated with Checkpoint’s inventory levels for fiscal years 2024 through 2038; (ii) the application of a mid-year convention for discounting, based on Checkpoint senior management’s best currently available estimates and good faith judgements at that time, to more accurately represent the timing of Checkpoint’s cash flows within the relevant fiscal year; (iii) refinements to the method of calculating Checkpoint’s operating income to ensure more accurate accounting of Cost of Goods Sold for fiscal years 2024 through 2038; and (iv) an increase, from 67% to 71%, in the cumulative probability of regulatory and technical success to account for FDA approval of UNLOXCYT™ and the likelihood of expansion into additional patient populations. As further described in the below section captioned “— Opinion of the Special Committee’s Financial Advisor — Kroll,”, Kroll extrapolated certain additional financial projections for fiscal years 2039 and 2040 based on their discussions with Checkpoint senior management and the assumptions underlying the Management Projections. The Management Projections were otherwise consistent in all material respects with the Preliminary Projections. The Management Projections were determined by Checkpoint’s senior management based on their experience and judgment and their expectations of Checkpoint’s operations as a standalone company, and reflected the best available estimates and good faith judgments as to the future financial performance of Checkpoint on a risk adjusted basis at that time. On March 2, 2025, the Special Committee approved the Management Projections and directed Kroll and LW Securities to use the Management Projections in connection with the rendering of their respective fairness opinions to the Special Committee and the related financial analyses, although after consulting with Checkpoint senior management and the Special Committee, Duff & Phelps did not use the Management Projections Sensitivity in its analyses, for reasons that are further described in the section of this proxy statement captioned “— Opinion of the Special Committee’s Financial Advisor — Kroll.”
The Non-Risk Adjusted Preliminary Projections, the Preliminary Projections and the Management Projections are collectively referred to as the “Projections”.
Although the information in the Projections are presented with numerical specificity, they reflect numerous estimates and assumptions made by Checkpoint senior management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Checkpoint’s business, in each case as of the date they were prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Checkpoint’s control. The

Projections are forward-looking statements that should be read with caution. In addition, since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year. See the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements,” the section entitled “Risk Factors” in Checkpoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated by reference into this proxy statement. The Projections also reflect assumptions as to certain business decisions that are subject to change. Modeling and forecasting the future in the biopharmaceutical industry, in particular, is a highly speculative endeavor. The Projections further reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The inclusion of the Projections should not be regarded as an indication that Checkpoint or anyone who received the Projections then considered, or now considers, the Projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. Checkpoint’s senior management views the Projections as being subject to inherent risks and uncertainties associated with such long-range projections.
None of Checkpoint, Sun Pharma or any of their respective affiliates, advisors or other representatives makes any representation to any stockholder or any other person regarding the validity, reasonableness, accuracy or completeness of the Projections or the ultimate performance of Checkpoint relative to the Projections.
The Projections were not prepared with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Checkpoint’s independent registered public accounting firm, nor any other independent accountants, has audited, reviewed, compiled or performed any procedures with respect to the Projections or expressed any opinion or any form of assurance related thereto. The inclusion of the Projections in this proxy statement does not constitute an admission or representation of Checkpoint that the Projections or the information contained therein is material. Except as required by applicable law, neither Checkpoint nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the Projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account when evaluating the Projections, which were prepared as of an earlier date.
The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Checkpoint in its public filings with the SEC. The Projections were developed by Checkpoint’s senior management on a standalone basis without giving effect to the Merger or the other transactions contemplated by the Merger Agreement or the Merger Proposal, and therefore the Projections do not give effect to the proposed Merger, the other transactions contemplated by the Merger Proposal, or any changes to Checkpoint’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the proposed Merger. Furthermore, the Projections do not take into account the effect of any failure of the proposed Merger to be completed and should not be viewed as accurate or continuing in that context.
The risk-adjusted earnings before interest and taxes (“EBIT”) and the risk-adjusted unlevered free cash flow contained in the Projections set forth below are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. Non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The most directly comparable GAAP financial measure for EBIT is operating income (loss) and the most directly comparable GAAP financial measure for unlevered free cash flow is net cash provided by (used in) operating activities. Certain SEC rules that otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure in other contexts do not apply to non-GAAP financial measures provided to a special committee, a board of directors or financial advisors in connection with a proposed business combination transaction such as the proposed Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to or relied upon by the Special Committee, the Checkpoint Board (acting on the recommendation of the Special Committee), LW Securities or Kroll in connection with the proposed Merger. Accordingly, Checkpoint has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. The Projections may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Merger.
In light of the foregoing factors and uncertainties inherent in the Projections, holders of Shares are cautioned not to place undue, if any, reliance on the Projections set forth below.
Management Projections
The Management Projections were first provided to LW Securities, Kroll and the Special Committee in December 2024. On March 2, 2025, the Special Committee approved the Management Projections and directed Kroll and LW Securities to use the Management Projections for purposes of their respective analyses in connection with the delivery of their respective fairness opinions described in the sections below captioned “— Opinion of the Special Committee’s Financial Advisor — Kroll,” and “— Opinion of the Financial Advisor to Checkpoint — Locust Walk Securities, LLC.” After consulting with Checkpoint senior management and the Special Committee, Duff & Phelps did not use the Management Projections Sensitivity in its analyses, for reasons that are further described in the section of this proxy statement captioned “— Opinion of the Special Committee’s Financial Advisor — Kroll.”
United States Only
	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038
Risk-Adjusted Net Revenue(1)	—	$1.9	$43.4	$142.3	$227.6	$195.7	$209.7	$217.0	$224.6	$232.5	$240.6	$249.1	$257.8	$266.8	$276.1
Risk-Adjusted EBIT(2)	—	$(46.1)	$(3.9)	$81.5	$133.0	$94.3	$98.2	$99.5	$101.4	$103.0	$106.4	$110.3	$114.7	$119.2	$123.8
Risk-Adjusted Unlevered Free Cash Flow(3)	—	$(63.4)	$(27.5)	$49.4	$110.7	$94.2	$87.6	$78.6	$71.2	$72.3	$74.5	$77.3	$80.3	$83.5	$86.7

(1)
Represents risk-adjusted net revenue for UNLOXCYT™ in the United States.

(2)
EBIT is a non-GAAP financial measure that is calculated as total revenue less (i) United States cost of goods sold expense, less (ii) royalties and milestones owed, less (iii) research and development expenses, less (iv) general and administrative expenses, less (v) sales and marketing expenses.

(3)
Unlevered Free Cash Flow is a non-GAAP financial measure that is calculated as EBIT less (i) income taxes, plus (ii) depreciation and amortization, less (iii) capital expenditures, less (iv) changes in net working capital.

United States, Europe and Rest of World Sensitivity
	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038
Risk-Adjusted Net Revenue(1)	—	$1.9	$43.6	$147.1	$252.7	$254.1	$286.2	$286.9	$298.8	$309.2	$320.0	$331.2	$342.8	$354.8	$367.3
Risk-Adjusted EBIT(2)	—	$(46.1)	$(4.6)	$80.4	$140.7	$105.2	$112.6	$112.7	$115.4	$109.9	$119.7	$124.2	$129.0	$134.0	$139.2
Risk-Adjusted Unlevered Free Cash Flow(3)	—	$(63.4)	$(28.3)	$47.3	$112.8	$95.5	$94.0	$92.6	$80.7	$76.9	$83.8	$86.9	$90.3	$93.8	$97.4

(1)
Represents risk-adjusted net revenue for UNLOXCYT™ in the United States, including expectations for Europe and the rest of the world markets.

(2)
EBIT is a non-GAAP financial measure that is calculated as total revenue less (i) United States, Europe and rest of the world markets cost of goods sold expense, less (ii) royalties and milestones owed, less (iii) research and development expenses, less (iv) general and administrative expenses, less (v) sales and marketing expenses.

(3)
Unlevered Free Cash Flow is a non-GAAP financial measure that is calculated as EBIT less (i) income taxes, plus (ii) depreciation and amortization, less (iii) capital expenditures, less (iv) changes in net working capital.

Preliminary Projections (Risk-Adjusted)
The Preliminary Projections were first provided to LW Securities and the Special Committee in October 2024. Since the Preliminary Projections were not approved by the Special Committee or the Checkpoint Board, the Preliminary Projections are included in this proxy statement solely for informational purposes and only to contextualize the events described in the section above captioned “— Background of Merger” during the relevant period. The Special Committee and the Checkpoint Board did not rely on the Preliminary Projections in approving the Merger Agreement and the Merger and LW Securities and Kroll did not rely on the Preliminary Projections for purposes of their respective analyses in connection with the delivery of the opinions described in the sections below captioned “— Opinion of Checkpoint’s Financial Advisor — Locust Walk Securities, LLC,” and “— Opinion of the Special Committee’s Financial Advisor — Kroll.”
United States Only
	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038
Risk-Adjusted Net Revenue(1)	—	$1.8	$41.2	$135.2	$216.3	$185.9	$199.2	$206.2	$213.4	$220.9	$228.6	$236.6	$244.9	$253.5	$262.3
Risk-Adjusted EBIT(2)	$(27.8)	$(43.8)	$(3.8)	$80.4	$158.1	$130.2	$137.7	$140.0	$143.5	$140.3	$150.8	$156.3	$162.3	$168.4	$174.8
Risk-Adjusted Unlevered Free Cash Flow(3)	$(25.6)	$(43.2)	$(10.1)	$60.4	$134.4	$127.7	$110.8	$101.3	$103.7	$101.4	$108.9	$112.9	$117.1	$121.6	$126.2

(1)
Represents risk-adjusted net revenue for UNLOXCYT™ in the United States.

(2)
EBIT is a non-GAAP financial measure that is calculated as total revenue less (i) United States cost of goods sold expense, less (ii) royalties and milestones owed, less (iii) research and development expenses, less (iv) general and administrative expenses, less (v) sales and marketing expenses.

(3)
Unlevered Free Cash Flow is a non-GAAP financial measure that is calculated as EBIT less (i) income taxes, plus (ii) depreciation and amortization, less (iii) capital expenditures, less (iv) changes in net working capital.

United States, Europe and Rest of World Sensitivity
	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038
Risk-Adjusted Net Revenue(1)	—	$1.8	$41.4	$139.8	$240.1	$241.4	$271.9	$272.6	$283.8	$293.8	$304.0	$314.7	$325.7	$337.1	$348.9
Risk-Adjusted EBIT(2)	$(27.8)	$(43.8)	$(3.8)	$81.5	$163.3	$136.4	$145.9	$147.5	$151.4	$147.7	$158.5	$164.3	$170.5	$176.9	$183.6
Risk-Adjusted Unlevered Free Cash Flow(3)	$(25.6)	$(43.2)	$(10.1)	$60.3	$134.3	$125.0	$116.6	$107.7	$108.8	$106.4	$114.1	$118.2	$122.7	$127.3	$132.1

(1)
Represents risk-adjusted net revenue for UNLOXCYT™ in the United States, including expectations for Europe and the rest of the world markets.

(2)
EBIT is a non-GAAP financial measure that is calculated as total revenue less (i) United States, Europe and rest of the world markets cost of goods sold expense, less (ii) royalties and milestones owed, less (iii) research and development expenses, less (iv) general and administrative expenses, less (v) sales and marketing expenses.

(3)
Unlevered Free Cash Flow is a non-GAAP financial measure that is calculated as EBIT less (i) income taxes, plus (ii) depreciation and amortization, less (iii) capital expenditures, less (iv) changes in net working capital.

Interests of Checkpoint’s Directors and Executive Officers in the Merger
When considering the recommendation of the Checkpoint Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders. In (1) evaluating the Merger Agreement; (2) approving the Merger Agreement and the Merger; and (3) recommending that the Merger Agreement be adopted by our stockholders, the Special Committee and the Checkpoint Board were aware of these interests to the extent that they existed at the time. These interests are more fully described below.
Royalty Agreement and Transition Services Agreement
Concurrently with the execution of the Merger Agreement, Checkpoint entered into the Royalty Agreement with Parent and Fortress pursuant to which following, and subject to the occurrence of, the Effective Time, Fortress will receive a royalty interest right based on worldwide net sales of UNLOXCYTTM and certain related products of Checkpoint and Parent. The royalty interest right represents the right to receive quarterly cash payments of 2.5% of net sales of such products during the time period set forth in the Royalty Agreement. A copy of the Royalty Agreement is attached as Annex E to this proxy statement.
Pursuant to the Merger Agreement, as of or prior to the Effective Time, Checkpoint and Fortress will enter into the Transition Services Agreement, pursuant to which, from and after the Effective Time, Fortress would provide the Company with certain transition services as set forth in the Transition Services Agreement, including certain back-office support and services, for the period of time and in exchange for compensation calculated at specified hourly rates, as set forth therein. The form of the Transition Services Agreement is attached as Annex G to this proxy statement.
Michael S. Weiss, Chairman of the Checkpoint Board and Lindsay A. Rosenwald, M.D, a member of the Checkpoint Board, are executive officers of Fortress.
Special Committee Fees
In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating the proposed Merger, the Checkpoint Board determined that, in addition to reimbursements for related expenses, each member of the Special Committee would receive as compensation a one-time payment in cash of (i) for each member of the Special Committee (other than the chair), $30,000 up front, and $5,000 per month, subject to a cap of $50,000 and (ii) for the chair of the Special Committee, $50,000 up front, and $10,000 per month, subject to a cap of $100,000. The compensation was not, and is not, contingent upon the approval or the completion of the Merger or any other transaction. No other meeting fees or other compensation will be paid to the members of the Special Committee in connection with their service on the Special Committee. Such fees are in addition to the regular compensation received as a member of the Checkpoint Board.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, directors and officers of Checkpoint will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies and fiduciary liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement — Indemnification and Insurance.”
Treatment of Equity Awards
Treatment of Company Options
As of April 9 2025, there were Company Options to purchase an aggregate of 127,000 Shares, none of which were held by our current executive officers or non-employee directors.
Treatment of Unvested Company Restricted Shares
As of April 9 2025, there were an aggregate of 6,618,198 Unvested Company Restricted Shares, of which 3,678,689 Unvested Company Restricted Shares were held by our current executive officers and 603,526 Unvested Company Restricted Shares were held by our current non-employee directors.
At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub, or Checkpoint, each Unvested Company Restricted Share that is outstanding immediately prior to the Effective Time shall be canceled and cease to exist and be converted into the right to receive the Merger Consideration, and the holders of such Unvested Company Restricted Shares shall cease to have any rights with respect thereto other than the right to receive the Merger Consideration with respect thereto.
Quantification of Equity Award Payment Amounts
The table below sets forth, as of April 9, 2025, for each of Checkpoint’s executive officers and directors: (i) the aggregate number of Unvested Company Restricted Shares held by them; (ii) the Common Cash Amount payable in respect of such Unvested Company Restricted Shares; (iii) one CVR per each Unvested Company Restricted Share; and (iv) the amount payable pursuant to the CVRs in respect of such Unvested Company Restricted Shares assuming a Milestone Payment becomes due and payable at the maximum $0.70 amount under the terms of the CVR Agreement. Since Checkpoint’s executive officers and non-employee directors do not hold any Company Options, they will not receive any Option Consideration.
	Unvested Company Restricted Shares
Name	Number of Unvested Company Restricted Shares (#)	Cash Amount Payable in Respect of Unvested Company Restricted Shares ($)	Number of CVRs Issued in Respect of Unvested Company Restricted Shares (#)	Maximum Payment for CVRs Issued in Respect of Unvested Company Restricted Shares ($)(1)
Executive Officers
James F. Oliviero, III, President, Chief Executive Officer and Director	2,765,264	11,337,582	2,765,264	1,935,685
William Garrett Gray, Chief Financial Officer, Corporate Secretary and Treasurer	913,425	3,745,043	913,425	639,398
Directors
Michael S. Weiss, Chairman of the Checkpoint Board	104,295	427,610	104,295	73,007
Christian Béchon, Director	104,295	427,610	104,295	73,007
Neil Herskowitz, Director	104,295	427,610	104,295	73,007
Lindsay A. Rosenwald, M.D.	104,295	427,610	104,295	73,007
Barry Salzman, Director	104,295	427,610	104,295	73,007
Amit Sharma, M.D., Director	82,051	336,409	82,051	57,436

	Unvested Company Restricted Shares
Name	Number of Unvested Company Restricted Shares (#)	Cash Amount Payable in Respect of Unvested Company Restricted Shares ($)	Number of CVRs Issued in Respect of Unvested Company Restricted Shares (#)	Maximum Payment for CVRs Issued in Respect of Unvested Company Restricted Shares ($)(1)
All of Checkpoint’s current directors and executive officers as a group (8 persons)	4,282,215	17,557,084	4,282,215	2,997,554

(1)
Dollar values are calculated assuming achievement of the milestone under the CVR Agreement at the maximum level. There can be no assurance that the milestone will be achieved or that any Milestone Payment will be made.

Annual Bonus Payments
Pursuant to the terms of the Merger Agreement, each individual (including our current executive officers) who is employed by Checkpoint as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or an Affiliate (as defined in the Merger Agreement) thereof during the period ending twelve (12) months following the Effective Time (each, a “Continuing Employee”) shall be eligible to receive a bonus for the period commencing on January 1, 2025 and ending on March 31, 2026, with a target amount equal to 125% of the target annual cash bonus provided to such employee as of immediately prior to the Effective Time, subject to appropriate adjustments and prorations in the case of any Continuing Employee whose start date with the Company occurred after January 1, 2025 based on achievement of performance metrics for such period established by Parent and consistent with performance metrics for similarly-situated employees of Parent; provided that, to be eligible to receive such bonus, the Continuing Employee must remain in employment with the Surviving Corporation or an Affiliate thereof through the payment date for such bonus. Parent shall, or shall cause the Surviving Corporation to, pay any such bonus, less any required withholding taxes, in any event not later than June 30, 2026 (it being understood and agreed, that for purposes of determining severance entitlements under the Company’s Change in Control Severance Plan (in which our executive officers do not participate) and the executive officers’ employment agreements arising out of a termination of employment occurring after June 30, 2026 and prior to April 1, 2027, the annual bonus earned by or paid to (as the case may be) the respective recipient for the year immediately preceding the year in which such termination occurs shall be deemed to be an amount equal to a pro rata portion of the bonus described in this paragraph, determined by multiplying such bonus by a fraction, the numerator of which is 12 and the denominator of which is 15, subject to appropriate adjustments and prorations in the case of any Continuing Employee whose start date with the Company occurred after January 1, 2025).
Continuing Employee Benefits
For a period of not less than twelve (12) months following the Effective Time, Parent shall provide, or cause to be provided, to each Continuing Employee, including our executive officers: (i) (A) base salary (or base wages, as the case may be), in an amount at least equal to the level that was provided to each such Continuing Employee as of immediately prior to the Effective Time, and (B) annual target cash bonus and commission opportunities that are at least equal to such annual target cash bonus and commission opportunities provided to such Continuing Employee as of immediately prior to the Effective Time; and (ii) employee benefits (excluding any equity, equity-based and long-term cash incentive compensation, nonqualified deferred compensation, change in control, severance, retention and defined benefit arrangements and post-employment health and welfare benefits) that are substantially comparable in the aggregate to those provided to similarly-situated employees of Parent. From and after the Effective Time Parent shall cause the Surviving Corporation to honor, in accordance with their terms, all contracts of Checkpoint as in effect at the Effective Time that are with any current or former officer or other employee, or individual who is an individual independent contractor, consultant, director or other service provider of the Company, including any change in control severance arrangements, provided that the foregoing shall not limit the right of Parent and its

Affiliates (as defined in the Merger Agreement), including the Surviving Corporation, to amend any such contract in accordance with its terms. The foregoing shall not, and is not intended to, (A) require Checkpoint or Parent to employ or offer employment to any Continuing Employee for any particular period of time or (B) require Checkpoint or Parent to employ any Continuing Employee who is employed on an at-will basis immediately before the Effective Time other than on an at-will basis.
Current Severance Arrangements with Executive Officers
Each of Checkpoint’s current executive officers is a party to an employment agreement with us and accordingly is currently entitled to receive severance payments and benefits in the event of certain qualifying terminations of employment. In the event that any executive officer is terminated by Checkpoint without Cause or resigns for Good Reason within 18 months of the effective date of a Change in Control (as each term is defined in the applicable employment agreement), such executive officer would be entitled to receive the following benefits:
•
a single lump sum payment equal to the sum of (A) one hundred fifty percent (150%) of the executive officer’s annual base salary as of the date of the termination (or, if higher, the executive officer’s base salary immediately preceding the Change in Control) plus (B) one hundred fifty percent (150%) of the actual amount (if any) of the annual bonus paid or payable to the executive officer for the year immediately preceding the year in which the termination occurs, payable on the sixtieth (60th) day following the effective date of the termination;

•
up to 12 months of COBRA payments; and

•
accelerated vesting of all unvested equity awards, and to the extent any such equity awards are stock options, the executive officer will have twelve (12) months from the date of termination in which to exercise such options (but not beyond the expiration date of the options).

To receive any severance benefits upon a qualifying termination, each executive officer must timely execute and not revoke a release of claims. In addition, each executive officer’s employment agreement contains customary terms regarding confidential and proprietary information and non-disclosure, and customary noncompetition and no solicitation provisions that generally prohibit such activities for twelve (12) months following termination.
For a quantification of the severance benefits that the executive officers would receive if their employment is terminated immediately following the Effective Time, see the section titled “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” below.
Post-Closing Employment and Severance Arrangements with Executive Officers
As of the date of this proxy statement, none of Checkpoint’s executive officers have (1) reached an arrangement or understanding, or held discussions regarding, potential employment or other retention terms with the Surviving Corporation or with Parent or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the Surviving Corporation or with Parent or Merger Sub to be effective following the consummation of the Merger. However, prior to the Effective Time, Parent or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Checkpoint’s employees to be effective as of the Effective Time.
Director Compensation
Each Unvested Company Restricted Share that is outstanding immediately prior to the Effective Time and held by a non-employee director will be canceled and cease to exist and be converted into the right to receive cash and CVRs as described above under the section titled “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger — Treatment of Equity Awards.” Because Checkpoint’s non-employee directors do not hold any Company Options, they will not receive the Option Consideration. Checkpoint intends to pay or issue annual director compensation at its full-year value at or prior to the Closing in amounts and in a manner otherwise consistent with past practices.

Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of Checkpoint’s named executive officers that is based on, or that otherwise relates to, the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to Checkpoint’s named executive officers. Checkpoint’s “named executive officers” for purposes of the disclosure in this proxy statement are James F. Oliviero, III and William Garrett Gray. For additional details regarding the terms of the payments quantified below, see the other subsections of the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger.”
The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:
•
that the Effective Time will occur on April 9, 2025 (which is the assumed closing date of the Merger solely for purposes of this golden parachute compensation disclosure); and

•
that the named executive officer experiences a qualifying termination of his employment immediately following the Effective Time that results in severance benefits becoming payable to such named executive officer under the named executive officer’s employment agreement.

The amounts reported below are estimates based on these and other assumptions that may or may not actually occur or be accurate on the date the Merger actually closes, and also assume that no amounts payable to the named executive officers are reduced to avoid the excise tax pursuant to Section 280G of the Internal Revenue Code. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below. Checkpoint’s named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the Merger. All amounts below that are determined using the per share value of Common Stock have been calculated based on a value of $4.80, which is the sum of (i) $4.10, the Common Cash Amount, and (ii) $0.70, the maximum amount payable under a CVR.
Our stockholders are being asked to approve, on a non-binding, advisory basis, the compensation that will or may be paid by Checkpoint to these executive officers that is based on or otherwise relates to the Merger (see the section entitled “Proposal 2: Compensation Proposal”) in this proxy statement. Because the vote to approve such compensation is advisory only, it will not be binding on either Checkpoint or Parent. Accordingly, if the Merger is approved by our stockholders and the Merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Other ($)	Total ($)
James F. Oliviero, III	1,759,920	13,273,267	35,000	—	15,068,187
William Garrett Gray	828,375	4,384,440	35,000	—	5,247,815

(1)
The amounts reported in this column represent the cash severance amounts to which each named executive officer may become entitled in the event of a qualifying termination of employment, pursuant to each named executive officer’s employment agreement, as described in more detail in the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger — Current Severance Arrangements with Executive Officers.”

(2)
The amounts reported in this column represent the single-trigger cash-out value of all Unvested Company Restricted Shares held by each named executive officer and are calculated assuming achievement of the milestone under the CVR Agreement at the maximum level, all as described in more detail in the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger — Treatment of Equity Awards.” There can be no assurance that the milestone will be achieved or that any Milestone Payment will be made.

(3)
The amount reported in this column represents the cost of continued health and welfare coverage to which each named executive officer may become entitled in the event of a qualifying termination of employment pursuant to each named executive officer’s employment agreement, assuming that such coverage continues for the full severance period set forth therein and that the actual benefit elections made by the named executive officers for the 2025 calendar year continue unchanged for such period. See the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger — Current Severance Arrangements with Executive Officers” for more details.
Equity Interests of Checkpoint’s Named Executive Officers and Non-Employee Directors
The following table sets forth the number of shares of Common Stock, including those underlying equity awards, held by each of Checkpoint’s named executive officers and non-employee directors that were outstanding as of April 9, 2025. The table also sets forth the values of these shares of Common Stock and equity awards determined as the number of shares of Common Stock multiplied by $4.80, which is the sum of (i) $4.10, the Common Cash Amount, and (ii) $0.70, the maximum amount payable under a CVR. No additional shares of Common Stock or equity awards have been granted to any named executive officer or non-employee director in contemplation of the Merger. The named executive officers and non-employee directors set forth in the table below may sell, transfer or otherwise dispose of their shares of Common Stock from time to time before the Effective Time.
Name	Shares (#)(1)	Shares ($)	Unvested Restricted Shares (#)(2)(3)	Unvested Restricted Shares ($)(3)	Total ($)
Executive Officers
James F. Oliviero, III, President, Chief Executive Officer and Director	994,665	4,774,392	2,765,264	13,273,267	18,047,659
William Garrett Gray, Chief Financial Officer, Corporate Secretary and Treasurer	532,897	2,557,906	913,425	4,384,440	6,942,346
Directors
Michael S. Weiss, Chairman of the Checkpoint Board	70,517	338,482	104,295	500,616	839,098
Christian Béchon, Director	25,228	121,094	104,295	500,616	621,710
Neil Herskowitz, Director	30,517	146,482	104,295	500,616	647,098
Lindsay A. Rosenwald, M.D.	90,517	434,482	104,295	500,616	935,098
Barry Salzman, Director	30,517	146,482	104,295	500,616	647,098
Amit Sharma, M.D., Director	—	—	82,051	393,845	393,845

(1)
This number reflects shares of Common Stock beneficially owned, excluding any Unvested Company Restricted Shares.

(2)
This number reflects Unvested Company Restricted Shares which will be receiving the treatment in connection with the Merger described in this proxy statement under the caption “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger — Treatment of Equity Awards — Treatment of Unvested Restricted Shares.”

(3)
Further details can be found in the section above captioned “— Quantification of Equity Award Payment Amounts.”

Closing and Effective Time of the Merger
The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Eastern Time, on the third business day following the satisfaction or waiver (to the extent permitted under the Merger Agreement) of all conditions to the Closing (described in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to the Merger Agreement.

Subject to the provisions of the Merger Agreement, at the Closing, the Company will file a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the DGCL. The Merger will become effective upon the date and time of the filing of the certificate of Merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Company, Parent and Merger Sub and specified in the certificate of merger (the “Effective Time”). As a result of the Merger, the Company will cease to be a publicly traded company. In addition, our shares of Common Stock will subsequently be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.
Appraisal Rights
If the merger is consummated, our stockholders (including beneficial owners of shares of our capital stock) who do not vote in favor of the approval of the Merger Proposal, who properly demand an appraisal of their Shares, who continuously hold of record or beneficially own their Shares through the effective time of the merger, who otherwise comply with the procedures of Section 262 of the DGCL and who do not properly withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their Shares in connection with the merger under Section 262 of the DGCL (“Section 262”). Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to the record holder of Shares as to which appraisal rights are asserted, all references in Section 262 and in this summary to the words “beneficial owner” mean a person who is the beneficial owner of Shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.
Under Section 262, if the merger is completed, holders of record of Shares or beneficial owners who (1) deliver a written demand for appraisal of such stockholder’s Shares prior to the vote on the adoption of the Merger Agreement; (2) do not vote in favor of the adoption of the Merger Agreement; (3) continuously hold of record or beneficially own such Shares on the date of making the demand for appraisal through the effective time of the merger; and (4) otherwise comply with the procedures set forth in Section 262 may be entitled to have their Shares appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the Merger Agreement, for the “fair value” of their Shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation prior to the entry of judgment in the appraisal proceeding) as described further below. However, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange unless (A) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class or series eligible for appraisal; or (B) the value of the Merger Consideration in respect of such total number of shares exceeds $1,000,000. We refer to these conditions as the “ownership thresholds.” Given that our Common Stock is listed on NASDAQ (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of Common Stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the Shares subject to appraisal will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, at any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to each person seeking appraisal, in which case interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the Shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the Record Date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Checkpoint’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL without subscription or cost: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of Shares who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the per Share Merger Consideration described in the Merger Agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of Shares, Checkpoint believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their Shares must do ALL of the following:
•
such person must not vote in favor of the Merger Proposal;

•
such person must deliver to Checkpoint a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting; and

•
such person must continuously hold of record or beneficially own the Shares from the date of making the demand through the Effective Time (a person will lose appraisal rights if the person transfers the Shares before the Effective Time).

In addition, such a person or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the Effective Time (the Surviving Corporation is under no obligation to file any petition and has no intention of doing so).
If an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of Common Stock unless one of the ownership thresholds is met.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement or abstain.
Filing Written Demand
A person wishing to exercise appraisal rights must deliver to Checkpoint, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such person’s Shares. In addition, that person must not vote for, or submit a proxy in favor of, the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, at the Special Meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the Shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must hold, beneficially or of record, the Shares on the date the written demand for appraisal is made and must continue to hold the Shares through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.
In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Checkpoint of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s Shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the Shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such Shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the Verified List (as defined below). Although not expressly required by Section 262, the Surviving Corporation reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the Shares for which such demand is submitted. If the holder of record is submitting a demand with respect to Shares that are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, the demand must be executed by or on behalf of the record owner in that capacity, and if the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such Shares. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to Shares held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of Shares as to which appraisal is sought. Where no number of Shares is expressly mentioned, the demand will be presumed to cover all Shares held in the name of the holder of record.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Checkpoint Therapeutics, Inc.
95 Sawyer Road, Suite 110
Waltham, MA 02453
Attention: Legal Department
At any time within 60 days after the Effective Time, any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the per Share Merger Consideration offered pursuant to the Merger Agreement, without interest and less any applicable withholding taxes, by delivering to Checkpoint, as the Surviving Corporation, a written withdrawal of the demand for appraisal. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (a “Reservation”) for any Application (as defined below); provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration within 60 days after the Effective Time. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per Share Merger Consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation
If the merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by any person other than the Surviving Corporation, demanding a determination of the value of the Shares held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the value of the Shares. Accordingly, any persons who desire to have their Shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their Shares within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the Effective Time, any person who has complied with the requirements for an appraisal of such person’s Shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares not voted in favor of the adoption of the Merger Agreement and with respect to which Checkpoint has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such Shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such Shares shall not be considered a separate stockholder holding such Shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the Surviving Corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by any person other than the Surviving Corporation, service of a copy thereof must be made upon the Surviving Corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their Shares and with whom agreements as to the value of their Shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the Verified List at the addresses stated therein. The costs of any such notice are borne by the Surviving Corporation.
After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their Shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
Given that our Common Stock is listed on NASDAQ (and assuming such shares remain so listed up until Closing), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of Common Stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to the shares of Common Stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the Shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the Shares as determined by the Delaware Court of Chancery; and (y) interest accrued before such voluntary cash payment, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their Shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their Shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH CHECKPOINT BELIEVES THAT THE PER SHARE MERGER CONSIDERATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE MERGER CONSIDERATION. Neither Checkpoint nor Parent anticipates offering more than the per Share Merger Consideration to any persons exercising appraisal rights, and each of Checkpoint and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a Share is less than the per Share Merger Consideration. If a petition for appraisal is not timely filed or, with respect to the shares of Common Stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.
The Delaware Court of Chancery will direct the payment of the fair value of the Shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith (an “Application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the Shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a Reservation. In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of his, her or its Shares under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s Shares will be deemed to have been converted at the Effective Time into the right to receive the per Share Merger Consideration as provided in the Merger Agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of Common Stock, or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per Share Merger Consideration as provided in the Merger Agreement in accordance with Section 262.
From and after the Effective Time, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such Shares for any purpose or to receive payment of dividends or other distributions on the Shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger). If no petition for an appraisal is filed within the time provided in Section 262 or if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of Common Stock, then the right of such person to an appraisal will cease.
A person who has made a demand for an appraisal may deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s Shares in accordance with Section 262(e), either within 60 days after such effective date or thereafter with the written approval of the Surviving Corporation, in which case the right of such person to an appraisal of the Shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the Merger.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per Share Merger Consideration for your dissenting Shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The Merger will be accounted for as a “business combination” for financial accounting purposes.
Certain U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) with respect to Shares that are converted into the right to receive cash and CVRs pursuant to the Merger. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed, nor are the effects of the Medicare contribution tax on net investment income, the alternative minimum tax or the special tax accounting rules in Section 451(b) of the Code. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published rulings and administrative pronouncements of the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to stockholders that hold their Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for general information only and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to stockholders subject to special treatment under U.S. federal income tax laws, such as:
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banks, mutual funds, insurance companies or other financial institutions;

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tax-exempt organizations;

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retirement or other tax deferred accounts;

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S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or investors in such S corporations, partnerships or other pass-through entities or arrangements;

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dealers in stocks and securities and traders in securities that elect to use the mark-to-market method of accounting for their securities;

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regulated investment companies or real estate investment trusts;

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entities subject to the U.S. anti-inversion rules;

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certain former citizens or long-term residents of the United States;

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except as noted below, stockholders that own or have owned (directly, indirectly or constructively) five percent (5%) or more of the Shares (by vote or value);

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stockholders holding Shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction;

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stockholders whose Shares constitute qualified small business stock within the meaning of Section 1202 of the Code;

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stockholders who received their Shares in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

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stockholders that own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

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U.S. Holders whose “functional currency” is not the U.S. dollar;

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stockholders that hold their Shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

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stockholders that are controlled foreign corporations, passive foreign investment companies, personal holding companies or corporations that accumulate earnings to avoid U.S. federal income tax; or

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stockholders that do not vote in favor of the Merger and properly demand appraisal of their Shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, then the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding Shares and partners therein should consult their tax advisors regarding the consequences of the Merger.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Shares that is, for U.S. federal income tax purposes:
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an individual who is (or is treated as) a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Shares that is not an entity or arrangement classified as a partnership for U.S. federal income tax purposes and is not a U.S. Holder.
U.S. Holders
The exchange of Shares for cash and CVRs pursuant to the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes, and the timing and character of a portion of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR generally will not be available with respect to the disposition of Shares pursuant to the Merger because the Shares are traded on an established securities market.
There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs in connection with the Merger. The receipt of the CVRs as part of the Merger Consideration might be treated as an “open transaction” or as a “closed transaction” for U.S. federal income tax purposes, each discussed below.
Pursuant to U.S. Treasury regulations addressing contingent payment obligations that are analogous to the CVRs, if the fair market value of the CVRs were determined to be “reasonably ascertainable,” a U.S. Holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the Merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs were not reasonably ascertainable, a U.S. Holder should treat the transaction as an “open transaction” for purposes of determining gain or loss. These Treasury regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. We urge you to consult your own tax advisor with respect to the proper characterization of the receipt of, and payments made with respect to, a CVR.

The following sections discuss certain U.S. federal income tax consequences of the Merger, as applicable, if the exchange of Shares for cash and CVRs pursuant to the Merger is treated as an open transaction or, alternatively, as a closed transaction for U.S. federal income tax purposes. Under either “open” or “closed” transaction treatment, gain or loss generally will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger. Except as required by a determination within the meaning of Section 1313(a) of the Code or to the extent any portion of any Milestone Payment is required to be treated as imputed interest under Section 483 of the Code, Parent and Checkpoint intend, for U.S. federal and applicable state and local income Tax purposes, to treat a Milestone Payment in respect of the CVRs (other than Covered Equity Award CVRs), and not the receipt of the CVRs, as additional consideration for the Shares in the year in which a Milestone Payment is made, which is consistent with open transaction treatment. However, it is possible that the IRS and other taxing authorities may determine that the value of a CVR is reasonably ascertainable, possibly based in part on the fact that a risk-adjusted net present value of a CVR of $0.18 was determined by Checkpoint’s management, with the assistance of LW Securities and following discussions with Parent, for purposes of estimating the Black-Scholes value of certain Company Warrants.
Treatment as Open Transaction.   If the transaction is treated as an “open transaction” for U.S. federal income tax purposes, a U.S. Holder generally should recognize capital gain for U.S. federal income tax purposes on the exchange of Shares pursuant to the Merger if and to the extent that the amount of cash received in such exchange exceeds the U.S. Holder’s adjusted U.S. federal income tax basis in the Shares sold or exchanged. However, a U.S. Holder may not be able to recognize loss for U.S. federal income tax purposes in connection with the Effective Time even if its adjusted U.S. federal income tax basis exceeds the amount of cash received as of the Effective Time, and instead may be required to defer recognition of loss (and the determination of the amount of such loss) until the U.S. Holder’s right to receive further payments under the CVRs terminates (e.g. when a Milestone Payment becomes due, the Milestone Deadline Date occurs without achieving the Milestone, or possibly when the U.S. Holder abandons the CVRs).
The fair market value of the CVRs generally would not be treated as additional consideration for the Shares at the time the CVRs are received in the Merger, and the U.S. Holder would have no U.S. federal income tax basis in the CVRs. Instead, the U.S. Holder would take payments under the CVRs into account when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A portion of such payments may be treated as interest income under Section 483 of the Code (as discussed below) and the balance, in general, would be treated as additional consideration for the disposition of the Shares. The portion of payments on the CVRs not treated as imputed interest under Section 483 of the Code generally should be treated as gain to the extent the sum of such payments (and all previous payments under the CVRs), together with the cash received upon the Closing, exceeds such U.S. Holder’s adjusted U.S. federal income tax basis in the Shares surrendered pursuant to the Merger. Subject to the imputed interest rules discussed below, a U.S. Holder that does not receive cash pursuant to the Merger (including for this purpose any cash received as payments on the CVRs) in an amount at least equal to such U.S. Holder’s adjusted U.S. federal income tax basis in the Shares surrendered pursuant to the Merger may be able to recognize a capital loss upon termination of the U.S. Holder’s right to receive further payments under the CVR (e.g. when a Milestone Payment becomes due, or the Milestone Deadline Date occurs without achieving the Milestone, or possibly when the U.S. Holder abandons the CVRs). Gain or loss generally would be calculated separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger. Any such capital gain or loss will be long-term if the Shares were held for more than one year prior to such disposition. The deductibility of capital losses is subject to certain limitations.
A portion of the payments made with respect to a CVR may be treated as imputed interest, which would be ordinary income to the U.S. Holder of a CVR. The portion of any payment made with respect to a CVR treated as imputed interest under Section 483 of the Code generally would be determined at the time such payment is made, and should equal the excess of: (i) the amount of the payment in respect of the CVRs, over (ii) the present value of such amount as of the Effective Time, calculated using the applicable federal rate published by the IRS as the discount rate. A U.S. Holder would include imputed interest pursuant to Section 483 of the Code in its taxable income using the Holder’s regular method of accounting for U.S. federal income tax purposes.

Treatment as Closed Transaction.   If the receipt of the CVRs is treated as part of a closed transaction for U.S. federal income tax purposes, then a U.S. Holder generally would recognize capital gain or loss on an exchange of Shares pursuant to the Merger in an amount equal to the difference, if any, between: (i) the amount of cash received plus the fair market value (determined as of the Effective Time) of the CVRs received; and (ii) the U.S. Holder’s adjusted U.S. federal income tax basis in the Shares exchanged. The proper method to determine the fair market value of a CVR is not clear. Gain or loss generally would be calculated separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger. Any capital gain or loss recognized will be long-term capital gain or loss if the Holder’s holding period for such Shares exceeds one year. The deductibility of capital losses is subject to limitations.
A U.S. Holder’s initial U.S. federal income tax basis in a CVR received in the Merger would equal the fair market value of such CVR as determined for U.S. federal income tax purposes. The holding period for a CVR would begin on the day following the date of the Effective Time.
There is no authority directly addressing the U.S. federal income tax treatment of receiving payments on the CVRs and, therefore, the amount, timing and character of any gain, income or loss with respect to the CVRs under closed transaction treatment is uncertain. For example, if a payment is made with respect to a CVR, it could be treated as a payment with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. It is unclear how a U.S. Holder of the CVRs would recover its adjusted tax basis with respect to payments thereon. It is possible that a holder may not be able to recover its adjusted tax basis in a CVR until the last payment on the CVR is made. It is also possible that, were the payment to be treated as being made with respect to the sale of a capital asset, a portion of such payment may constitute imputed interest under Section 483 of the Code (as described above under “Treatment as an Open Transaction”).
Non-U.S. Holders
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty); or

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, if payments are made to a Non-U.S. Holder with respect to a CVR, such Non-U.S. Holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate) on the portion of any such payments treated as imputed interest (as discussed above under “U.S. Holders — Imputed Interest”), or possibly a larger portion of the payments on the CVRs, depending primarily on the extent to which such payments are treated as ordinary income for U.S. federal income tax purposes, unless such Non-U.S. Holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agents. As discussed above, the tax treatment of the CVRs is unclear, and it is possible that Parent or the applicable withholding agent may withhold additional amounts on payments with respect to the CVRs.
Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of twenty-four percent (24%)) may apply to the proceeds received by a stockholder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such stockholder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such stockholder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Stockholders generally must provide the Rights Agent (as defined in the Merger Agreement) with the certification documentation described in this paragraph with respect to payments on the CVRs. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Tax information provided to a U.S. Holder and the IRS on IRS Form 1099-B for the year of the Merger may reflect only the cash amounts paid to the U.S. Holder in the Merger and not the fair market value of the U.S. Holder’s interest in payments made (or to be made) on the CVRs. Accordingly, a U.S. Holder that treats the Merger as a “closed transaction” for U.S. federal income tax purposes may receive an IRS Form 1099-B reporting an amount received that is less than the amount such U.S. Holder will realize in the year of the Merger. In addition, any IRS Form 1099-B a U.S. Holder receives with respect to payments on the CVRs may reflect the entire amount of the CVR payments paid to the U.S. Holder (except imputed interest) and therefore may not take into account the fact that the U.S. Holder already included the value of such payments in such U.S. Holder’s amount realized in the year the Merger. As a result, U.S. Holders reporting under this method should not rely on the amounts reported to them on IRS Forms 1099-B with respect to the Merger. U.S. Holders are urged to consult their tax advisors regarding how to accurately report their income under this method.
Withholding on Foreign Entities
Sections 1471 through 1474 of the Code (“FATCA”) impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. FATCA withholding currently applies to payments of dividends and interest. The Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of thirty percent (30%) applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued.
In general, no withholding under FATCA will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding on a valid IRS Form W-8. A Non-U.S. Holder may be able to claim a credit or refund of the amount withheld under certain circumstances.
Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of Common Stock pursuant to the Merger.
THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER OR THE OWNERSHIP OF CVRS. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES. NOTHING IN THIS SUMMARY IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.
Efforts to Close the Merger; Regulatory Approvals Required for the Merger
General Efforts
The Company, Parent and Merger Sub have each agreed to use, and to cause (or in the case of Fortress, the Company will use reasonable best efforts to cause) their respective controlled affiliates and ultimate parent entities to use, their respective reasonable best efforts to take, or cause to be taken, all things necessary, proper or advisable to satisfy the conditions to the Closing and to consummate the transactions contemplated by the Merger Agreement as soon as reasonably practicable (and in any event prior to the termination date), including (1) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from governmental bodies and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any governmental body; (2) the obtaining of all necessary consents, authorizations, approvals or waivers from third parties; and (3) the execution and delivery of any additional instruments necessary or reasonably advisable to consummate the transactions contemplated by the Merger Agreement.
HSR Act
Pursuant to the Merger Agreement, each of Checkpoint, on behalf of Fortress, and Parent filed on April 21, 2025, a Premerger Notification and Report Form under the HSR Act with respect to the Merger with the DOJ and the FTC. The waiting period applicable to the Merger is scheduled to expire 30 days following the filing of the Premerger Notification and Report Form, at 11:59 p.m., Eastern time, on May 21, 2025, but this period may change if Parent voluntarily withdraws and refiles its Premerger Notification and Report Form in order to start a new 30‑day waiting period. If the reviewing agency issues a formal request for additional information and documentary material, the waiting period will be extended until 11:59 p.m., Eastern Time, 30 days after Checkpoint and Parent comply with such requests. After the waiting period expires or has been terminated, Checkpoint and Parent will be free to complete the Merger unless there (i) has been issued by any court of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, or (ii) has been any legal requirement promulgated, enacted, issued or deemed applicable to the Merger by any governmental authority which directly or indirectly prohibits, or makes illegal, the consummation of the Merger. If any waiting period expires on a Saturday, Sunday or federal holiday, then the period is extended until the next day that is not a Saturday, Sunday or federal holiday at 11:59 p.m., Eastern Time.
At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of Checkpoint or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that they will be timely obtained, obtained at all or that they will not involve the imposition of additional conditions on the completion of the Merger or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.
Financing of the Merger
The Merger is not conditioned on any financing arrangements or contingencies. Parent and Merger Sub have represented in the Merger Agreement that Parent has and will have at the closing sufficient funds to permit Parent and Merger Sub to complete the transactions contemplated by the Merger Agreement and the other Transaction Documents, including the payment of all amounts payable under the Merger Agreement and other transaction documents, and to comply with their obligations under the Merger Agreement. The total amount of funds required by Parent and Merger Sub to complete the transactions contemplated by the Merger Agreement and purchase all outstanding Shares not already owned by Parent, to provide funding for the payment in respect of outstanding stock options and warrants and to provide funding for the Merger is approximately $416 million, plus related fees and expenses. Parent and Merger Sub currently have, and will have, available to them, cash on hand necessary for the payment of the aggregate Merger Consideration and to satisfy all of their payment obligations under the Merger Agreement and resulting from the transactions contemplated thereby in connection with Closing. Neither Parent nor Merger Sub has entered into any financing commitment in connection with the Merger Agreement or the transactions contemplated thereby.
Delisting and Deregistration of Our Common Stock
If the Merger is completed, our Common Stock will no longer be traded on NASDAQ and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of our Common Stock.
Litigation Relating to the Merger
As of the date of this proxy statement, there are no legal proceedings challenging the Merger.
As of the date of this proxy statement, Checkpoint has received 2 demand letters from purported Checkpoint stockholders generally alleging disclosure deficiencies in connection with the disclosures associated with the Transactions. It is possible that additional demand letters may be received by, or complaints may be filed against, Checkpoint, the Special Committee, the Checkpoint Board, Parent or Merger Sub. If such additional demand letters are received or complaints are filed, absent new or different allegations that are material, Checkpoint will not necessarily disclose them. The outcome of the matters described above cannotbe predicated with certainty.

PROPOSAL 1: MERGER PROPOSAL
We are asking you to approve the adoption of the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.
The Checkpoint Board (based on the recommendation of the Special Committee) by unanimous vote, recommends that you vote “FOR” this proposal.

PROPOSAL 2: COMPENSATION PROPOSAL
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Checkpoint to our named executive officers in connection with the Merger, as disclosed in the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger.”
We are asking our stockholders to approve the compensation that will or may become payable by Checkpoint to our named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Checkpoint’s overall compensation program for our named executive officers and previously have been disclosed to stockholders in public filings, including our annual proxy statement. These historical arrangements were adopted and approved by the Compensation Committee of the Checkpoint Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, we are seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the Company Stockholders approve the compensation that will or may become payable to Checkpoint’s named executive officers in connection with the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” in Checkpoint’s proxy statement for the Special Meeting.”
Our stockholders should note that this proposal is not a condition to completion of the Merger, and as a non-binding, advisory vote, the result will not be binding on Checkpoint, the Checkpoint Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.
The Checkpoint Board recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
We are asking you to approve any proposal to adjourn the Special Meeting from time to time, to a later date or dates, if determined by the Checkpoint Board or the chairperson of the Special Meeting to be necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. If stockholders approve this proposal, we can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to, among other things, solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement.
The Checkpoint Board recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. This summary is qualified in its entirety by reference to the Merger Agreement. We encourage you to read the Merger Agreement carefully in its entirety before making any decisions regarding the Merger, including adoption of the Merger Agreement, as it is the legal document governing the Merger, in its entirety. The rights and obligations of the parties are governed by the express terms of the Merger Agreement.
The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company Stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company Stockholders or other security holders. Company Stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company Stockholders’ right to receive the Merger Consideration and the right of holders of Company equity awards and Company Warrants to receive the consideration provided for such securities pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. None of the representations and warranties will survive the Closing, and, therefore, they will have no legal effect under the Merger Agreement after the Effective Time. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential Company Disclosure Letter to the Merger Agreement (the “Company Disclosure Letter”) or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.
Closing and Effective Time of the Merger
The closing of the Merger (the “Closing”) will take place remotely by electronic exchange of deliverables at 8:00 a.m., Eastern Time, on the third business day following the satisfaction or waiver (to the extent such waiver is permitted under the Merger Agreement) of all conditions to the Closing (described in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) (other than those conditions to the Closing that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to the Merger Agreement.
Subject to the provisions of the Merger Agreement, at the Closing, the Company will file a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the DGCL. The Merger will become effective upon the date and time of the filing of the certificate of Merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Company, Parent and Merger Sub and specified in the certificate of merger (the “Effective Time”).
As a result of the Merger, the Company will cease to be a publicly traded company. In addition, our shares of Common Stock will subsequently be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended and restated to read in its entirety as set forth in Exhibit E to the Merger Agreement, and the by-laws of the Surviving Corporation will be amended and restated to read in their entirety as set forth in Exhibit F to the Merger Agreement, and each will govern the Surviving Corporation until amended in accordance with applicable law. The parties to the Merger Agreement will take all necessary action such that the initial directors and officers of the Surviving Corporation will be the respective individuals who were serving as the directors and officers of Merger Sub immediately prior to the Effective Time.
From and after the Effective Time, Checkpoint, as the Surviving Corporation in the Merger, all of the property, rights, privileges, powers and franchises of Checkpoint (including all intellectual property rights and intangible assets) and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
Conversion of Shares
Shares and Unvested Company Restricted Shares
At the Effective Time, each Share, including each Unvested Company Restricted Share held by current or former employees, outstanding immediately prior to the Effective Time, will be canceled and cease to exist and be converted into the right to receive the Merger Consideration, in each case subject to applicable withholding taxes. Thereafter, each holder of such Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.
At the Effective Time, (i) any Shares held by the Company or any direct or indirect wholly owned subsidiary of the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties), and (ii) any Shares held by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.
At the Effective Time, each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation.
Treatment of Company Options
Immediately prior to the Effective Time, by virtue of the Merger and without any further action on the part of holders thereof, Parent, Merger Sub or Checkpoint, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and automatically converted into the right to receive (i) an amount in cash equal to the product of (A) the total number of Shares underlying such Company Option, multiplied by (B) the excess, if any, of (x) the Common Cash Amount over (y) the per share exercise price for such Company Option, less any applicable tax withholdings, and (ii) one CVR per each Share underlying such Company Option (collectively, the “Option Consideration”).
Each Company Option with a per share exercise price that is equal to or greater than the Common Cash Amount will be canceled at the Effective Time without the payment of consideration therefor.
Treatment of Company Warrants
In connection with Checkpoint’s entry into the Merger Agreement, Checkpoint entered into the Warrant Amendment with Armistice. Pursuant to the Warrant Amendment, Checkpoint and Armistice agreed to, immediately prior to the Effective Time, (i) amend all outstanding Armistice Warrants (other than the Specified Warrant), to provide that each such Armistice Warrant that remains outstanding and unexercised as of the Effective Time will automatically be converted into the right to receive the Warrant Consideration, and (ii) amend the Specified Warrant to provide that, for any portion of the Specified Warrant which remains outstanding and unexercised as of the Effective Time, such portion of the Specified Warrant will be converted into the right of Armistice to receive, for each Share underlying the Specified Warrant, a cash payment equal to $3.62. The Warrant Amendment also provides that Armistice will not be entitled to transfer the Armistice Warrants prior to the Effective Time unless the Merger Agreement is validly terminated in accordance with its terms prior to the Effective Time.
With respect to each Company Warrant other than the Armistice Warrants that has not been exercised (in whole or in part) as of the Effective Time that remains outstanding after the Effective Time:
(i)   if such Company Warrant is validly and timely exercised, in whole or in part (including payment of the applicable exercise price in respect thereof) on a non “cashless exercise” basis, then the portion of such Company Warrant so exercised shall be canceled automatically in exchange for the right to receive, with respect to each Share as to which such Company Warrant was so exercised, the Merger Consideration;
(ii)   if such Company Warrant has a per share exercise price less than or equal to the Common Cash Amount, and the applicable Warrant Holder delivers to Checkpoint, on or before the applicable expiration date or termination date of such Company Warrant, written notice, in form and substance reasonably acceptable to Parent, of such Warrant Holder’s irrevocable election to exercise such Company Warrant in whole (but not in part) on a “cashless exercise” basis, then such Company Warrant shall be canceled automatically in exchange for the right to receive, with respect to each Share as to which such Company Warrant was so exercised, the Warrant Consideration; or
(iii)   if the Warrant Holder of such Company Warrant validly and timely exercises any right to sell such Company Warrant to Checkpoint pursuant to the terms and conditions of such Company Warrant, then such Company Warrant shall be canceled automatically and converted into the right to receive the applicable sale price in cash under the terms and conditions of such Company Warrant.
Paying Agent, Payment Fund and Exchange and Payment Procedures
As promptly as practicable after the Effective Time (but in no event later than two business days thereafter), Parent will cause the Paying Agent (as defined in the Merger Agreement) to mail or otherwise provide to each person who was, immediately prior to the Effective Time, a holder of record of Shares that are (i) represented by certificates evidencing such Shares (the “Certificates”), or (ii) non-certificated shares represented by book-entry (“Book-Entry Shares”) that are not owned, directly or indirectly, through DTC, a notice of the occurrence of the Effective Time, together with appropriate transmittal materials, including a letter of transmittal, specifying that delivery shall be effected, and risk of loss and title to such Certificates or such Book-Entry Shares shall pass only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) or the surrender of such Book-Entry Shares to the Paying Agent, as applicable, and instructions for use in effecting the surrender of such Certificates (or effective affidavits of loss in lieu thereof) or such Book-Entry Shares to the Paying Agent in exchange for the Merger Consideration. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof.
With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company will cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and other intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other intermediaries, the Common Cash Amount to which the beneficial owners thereof are entitled to receive as a result of the Merger.
Any funds made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares 12 months after the Effective Time will be delivered to the Surviving Corporation, upon request, and, thereafter, such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar legal requirements) only as general creditors thereof with respect to cash amounts that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them.
Representations and Warranties
The Merger Agreement contains representations and warranties of the Company and Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, “Material Adverse Effect” means any fact, event, occurrence, effect, change, development or circumstance (each, an “Effect”) that has, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company; provided, however, none of the following (alone or in combinations) will constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:
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any change in the market price, credit rating or trading volume of the Company’s stock or other securities or any change affecting the ratings or the ratings outlook for the Company (provided that the underlying factors contributing to any such change will not be excluded unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect);

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any Effect arising out of or relating to the announcement, execution, pendency or performance of the Merger Agreement and the transactions contemplated thereby, including:

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any action taken (or not taken) by the Company that is required to be taken (or not taken) pursuant to the Merger Agreement, or which is consented to by Parent (including the failure of the Company to take any action which it is prohibited from taking under the Merger Agreement if the Company seeks Parent’s consent to take such action and Parent unreasonably fails to grant such consent);

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any action taken by Parent or its affiliates to obtain any consent from any governmental body to the consummation of the Merger, and, in each case, the result of any such actions,

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any claim or legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement,

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any change in customer, supplier, distributor, employee, financing source, stockholder, regulatory, partner or similar relationships of the Company resulting from any of the matters described above, or

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any Effect that arises out of or relates to the identity of, or any facts or circumstances relating to, Parent or any of its affiliates;

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any Effect affecting general conditions in any industry in which the Company operates;

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economic, legislative, regulatory or political conditions or conditions in any securities, credit, financial or other capital markets, in each case in the United States or any other country or region;

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any Effect arising directly or indirectly from or otherwise relating to changes in interest rates, inflation rates or fluctuations in the value of any currency;

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any act of terrorism, war, civil unrest, national or international calamity, cyber-attack, weather, earthquakes, hurricanes, tornados, natural disasters, climatic conditions, pandemic or epidemic or any other similar event (and any escalation or worsening of any of the foregoing);

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any failure by the Company to meet any internal or external projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (provided, that the underlying factors contributing to any such failure shall not be excluded unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect);

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any change in, or any action taken for the purpose of complying with, any legal requirements or GAAP, or interpretations of any legal requirements or GAAP;

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any Effect arising from any requirements imposed by any governmental body as a condition to obtaining approval or expiration of any waiting period under the HSR Act or other antitrust laws with respect to the transactions, including the Merger;

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the availability of or cost of equity, debt or other financing to Parent or Merger Sub;

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any determination by, or delay of a determination by, the FDA or any other comparable governmental body, or any panel, or advisory body empowered or appointed thereby, or any indication that any such entity, panel, or body will make any determination or delay in making any determination, with respect to any applications, approvals or clearances relating to the Company’s non-approved product candidates or Company’s competitors’ or potential competitors’ product candidates, products, or programs;
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any results, outcomes, data, indications, adverse events, side effects or safety observations arising from preclinical trials, clinical trials and/or testing, including any requirement to conduct further clinical studies or tests or any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of any new side effects, adverse events or safety observations, in each case under this item, relating to the Company’s non-approved product candidates or the Company’s competitors’ or potential competitors’ product candidates, products, or programs;

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the results of, or any data derived from, any preclinical or clinical testing being conducted by or on behalf of any actual or potential competitor of the Company or any announcements thereof; or

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any decision or action by any governmental body (or other payor) with respect to pricing or reimbursement;

provided, however, that some Effects referred to in certain items above may be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect to the extent such Effect has a materially disproportionate adverse impact on the Company, as compared to other similarly situated participants in the industries in which the Company operates (in which case any such incremental disproportionate adverse impact (and only such incremental disproportionate adverse impact) may be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect).
In the Merger Agreement, the Company made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company;

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due authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement and the Special Committee’s recommendation that the Company’s stockholders vote “FOR” the Merger Proposal;

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the required approval of our stockholders with respect to the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement;

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non-contravention and requisite approvals with respect to Merger Agreement and the transactions contemplated by the Merger Agreement;

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the Company’s capitalization;

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the Company SEC reports and financial statements;

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the Company’s internal controls;

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absence of certain changes;

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title to assets;

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real property matters;

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intellectual property matters;

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material contracts;

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no undisclosed liabilities;

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compliance with legal requirements, regulatory matters, export controls and sanction laws;

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certain business practices;

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governmental authorizations;

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tax matters;

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employee matters and employee benefit plans;

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environmental matters;

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insurance;

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legal proceedings and orders;

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related party transactions;

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merger approval;

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non-contravention and consents;

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anti-takeover laws;

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the opinion of the financial advisor to the Special Committee and the opinion of the financial advisor to the Company; and

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brokers and other advisors.

Certain of the representations and warranties made by the Company are made as of March 9, 2025. Under the Merger Agreement, Parent and Merger Sub acknowledge that the Company has not made any express or implied representations or warranties of any kind or nature whatsoever other than those expressly set forth in the Merger Agreement or the closing certificate to be delivered by the Company pursuant to the Merger Agreement, and expressly disclaim reliance on any representation, warranty or other information regarding the Company, other than those expressly set forth in the Merger Agreement or the certificate delivered by the Company pursuant to the Merger Agreement.
In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization and good standing;

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due authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement;

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the capital structure and operations of the Merger Sub;

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non-contravention and requisite approvals with respect to Merger Agreement and the transactions contemplated by the Merger Agreement;

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proxy statement disclosures;

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absence of litigation;

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sufficiency of funds;

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absence of stockholder and management arrangements relating to the transactions contemplated by the Merger Agreement (other than the Royalty Agreement, the Transition Services Agreement and the Support Agreement);

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ownership of Shares; and

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no debarment or exclusion.

Certain of the representations and warranties made by the Parent and Merger Sub are made as of March 9, 2025. Under the Merger Agreement, the Company acknowledges that the Parent and Merger Sub have not made any express or implied representations or warranties of any kind or nature whatsoever other than those expressly set forth in the Merger Agreement or the other transaction documents, and expressly disclaims reliance on any representation, warranty or other information regarding the Parent and Merger Sub, other than those expressly set forth in the Merger Agreement.
Conduct of Business Pending the Merger
During the period from March 9, 2025 until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms (the “Pre-Closing Period”), except (i) as required or otherwise contemplated under the Merger Agreement, (ii) as required by applicable legal requirements or to the extent necessary to comply with written contractual obligations existing and in effect as of the date of the Merger Agreement, (iii) with the written consent of Parent, which consent may not be unreasonably withheld, delayed or conditioned (unless the Checkpoint Board or Special Committee reasonably believes, after consultation with its outside counsel, that obtaining such consent may violate any legal requirement, in which case consent will not be required and the Company will be permitted to take the applicable action), or as set forth in the Company Disclosure Letter, the Company has agreed to use commercially reasonable efforts to conduct its business in the ordinary course of business in all material respects (including, to the extent any part of its business is conducted by Fortress, by using commercially reasonable efforts to cause Fortress to conduct such part of the Company’s business in the ordinary course of business in all material respects).
During the Pre-Closing Period, the Company has also agreed that, except (i) as required or otherwise contemplated under the Merger Agreement, (ii) as required by applicable legal requirements, (iii) with the written consent of Parent, which consent may not be unreasonably withheld, delayed or conditioned (unless the Checkpoint Board or the Special Committee reasonably believes, after consultation with its outside counsel, that obtaining such consent may violate any legal requirement, in which case consent will not be required and the Company will be permitted to take the applicable action), or (iv) as set forth in the Company Disclosure Letter, the Company has agreed to not and, in certain appropriate cases, to use commercially reasonable efforts to cause Fortress (on behalf of or with respect to the Company) to not:
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establish a record date for, declare, set aside or pay any dividend or other distribution in respect of any Shares or repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Shares), or any rights, warrants or options to acquire any shares of its capital stock, other than:

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repurchases or reacquisitions of shares outstanding as of March 9, 2025, pursuant to the Company’s right (under written commitments in effect as of March 9, 2025) to purchase or reacquire shares held by a Company associate only upon termination of such associate’s employment or engagement by the Company;

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repurchases of Company stock awards (or shares of capital stock issued upon the exercise or vesting thereof) outstanding as of March 9, 2025 (in cancellation thereof) pursuant to the terms of any such Company stock award (in effect as of March 9, 2025) between the Company and a Company associate or member of the Checkpoint Board only upon termination of such person’s employment or engagement by the Company;

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in connection with withholding to satisfy the exercise price or tax obligations with respect to Company stock awards; or

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pursuant to transactions solely between or among Company;

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split, combine, subdivide or reclassify any shares of its capital stock (including the Shares) or other equity interests;

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sell, issue, grant, deliver, pledge, transfer, encumber or authorize any of the foregoing (other than pursuant to Company Options, Company Warrants and Company stock awards in effect as of March 9, 2025) of:

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any capital stock, equity interest or other security of the Company;

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any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security of the Company; or

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any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Company (except that the Company may (1) issue shares as required upon the exercise of Company Options or Company Warrants or the vesting of Company stock awards outstanding as of March 9, 2025, (2) issue Company Options to Company associates who were offered Company Options as part of offer letters or retention packages that were made available to Parent, and (3) sell shares upon exercise of Company Options if necessary to effectuate an optionee direction upon exercise or sales to satisfy the exercise price or tax obligations with respect to Company stock awards);

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except as required by the terms of any employee plan or as otherwise permitted under the Merger Agreement,

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establish, enter into, adopt, terminate or amend any employee plan,

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amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the employee plans (except that the Company: (1) may amend any employee plans to the extent required by applicable legal requirements; (2) may replace, renew or extend a broadly applicable employee plan in the ordinary course of business that does not materially increase the cost of such employee plan or benefits provided under such employee plan based on the cost on March 9, 2025; and (3) may make annual or quarterly bonus or commission payments pursuant to existing plans and may adopt, grant and pay annual performance bonuses in the ordinary course of business, consistent with past practice),

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or grant any employee, natural-person independent contractor or other natural-person service provider of the Company any increase in salary, wages, benefits or other compensation (other than increases in base salary or wages for non-executive officers in connection with ordinary course merit and annual review increases of up to 3%);

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enter into any change-of-control or retention agreement with any executive officer, employee, director or other independent contractor or service provider;

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enter into (1) any severance agreement with any executive officer or director, (2) any severance agreement with any other employee with an annual base salary greater than $100,000 or (3) any severance agreement with any employee with an aggregate severance benefit greater than six (6) months of annual base salary;

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enter into any consulting agreement with an individual independent contractor with an annual base compensation greater than $250,000;

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hire any employee with an annual base salary in excess of $250,000, provided, however, that this will not prohibit the hiring of any replacement employee with an annual base salary not exceeding the base salary of the replaced employee;

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amend or permit the adoption of any amendment to its Certificate of Incorporation or bylaws or other charter or organizational documents;

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make any loans, advances or capital contributions to, or investments in, any other person, except for (1) advances for employee expenses in the ordinary course of business consistent with past practice, (2) the extension of trade credit in the ordinary course of business consistent with past practice, and (3) advancement of litigation costs and expenses to directors or officers of the Company;

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enter into any corporate joint venture, strategic alliance, research and development collaboration, partnership, limited liability corporation or similar arrangement, other than in the ordinary course of business consistent with past practice, provided that such arrangement does not provide for the sharing of, or any other payment based on, revenues, profits or losses;

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make or authorize any capital expenditure except (1) in the ordinary course of business, (2) in connection with the repair or replacement of facilities, properties or assets destroyed or damaged due to casualty or accident (whether or not covered by insurance) or (3) capital expenditures not addressed by the foregoing that do not exceed $250,000 in the aggregate during any fiscal year;

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incur any indebtedness in excess of $500,000 at any one time outstanding, except for (1) indebtedness reasonably necessary to finance capital expenditures permitted under the Merger Agreement, (2) indebtedness incurred to refinance or replace existing indebtedness (including any increased amounts of indebtedness to the extent necessary to finance any fees, costs and expenses incurred in connection with such refinancing or replacement), and (3) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case, issued, made or entered into in the ordinary course of business consistent with past practice;

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sell, lease, transfer or otherwise dispose of or assign any material portion of its properties or assets for consideration in excess of $100,000, except (A) dispositions of supplies, inventory, merchandise or products in the ordinary course of business consistent with past practice and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company, (B) voluntary terminations or surrenders of leases or subleases of real property in the ordinary course of business or (C) other sales, leases, transfers, licenses and dispositions in the ordinary course of business, including pursuant to standard licenses;
•
acquire any material business (including by merger, consolidation or acquisition of stock or assets);

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make or change any material tax election, change any annual tax accounting period, change any material method of tax accounting, enter into any closing agreement with respect to material taxes, file any material amended tax return, or settle or compromise any material tax claim, audit or assessment or waive or extend the statute of limitations with respect to any material tax or material tax return;

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commence any legal proceeding, except with respect to (1) routine matters in the ordinary course of business; (2) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of the Company’s businesses (provided, that the Company consults with Parent and considers the views and comments of Parent with respect to such legal proceedings prior to commencement thereof); or (3) in connection with a breach of the Merger Agreement or any other agreements contemplated thereunder;

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settle, release, waive or compromise any material legal proceeding or other claim (or threatened legal proceeding or other claim), other than (1) any legal proceeding relating to a breach of the Merger Agreement or any other agreements contemplated hereby, (2) a settlement or compromise where the amounts actually paid by the Company (net of recoveries under insurance policies or indemnity obligations) are not materially in excess of the amounts reflected or reserved against on the balance sheet in respect of such legal proceeding or claim, (3) a settlement or compromise involving only the payment of monies by the Company (net of recoveries under insurance policies or indemnity obligations), or (4) any settlement or compromise that results in no monetary obligation of the Company or the Company’s receipt of payment; provided, that no such settlement or compromise may involve any material injunctive or equitable relief, or impose material restrictions, on the business activities of the Company;

•
enter into any collective bargaining agreement or other agreement with any labor organization (except to the extent required by applicable legal requirements);

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adopt or implement any stockholder rights plan or similar arrangement;

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adopt a plan or agreement of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company;

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commence preclinical or clinical development, study, trial or test with respect to any products or product candidates that is not a Company product as of March 9, 2025;

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sell, assign, transfer, lease, license, encumber, abandon, offer to surrender or surrender any of the Company’s material intellectual property other than non-exclusive licenses in the ordinary course of business consistent with past practice;

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abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any government authorizations in a manner which is adverse to the Company;

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cancel, reduce, terminate or fail to maintain in effect any material insurance policy covering the Company and its properties, assets, liabilities and business, other than in connection with a concurrent replacement of such insurance policies in the ordinary course of business with insurance policies containing terms with respect to coverage, deductibles and amounts that are no less favorable (taking into account then current insurance market conditions and inflation) in the aggregate than the replaced insurance policies;

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other than in the ordinary course of business (including renewals consistent with the terms thereof) or modifications or amendments of material contracts that are not adverse to Parent or the Company in any material respect, materially modify, materially amend or terminate any material contract or enter into any contract that would be a material contract if in effect on March 9, 2025; or

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authorize, or agree or commit to take, any of the actions described above.

Notwithstanding the foregoing, no terms of the Merger Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision of its operations.
The Company agreed that during the Pre-Closing Period, it will promptly notify Parent of: (i) the initiation or receipt of any non-routine inspection, untitled or warning letter, or legal proceeding by a governmental body and any adverse inspectional findings or notices alleging material non-compliance with any legal requirement; (ii) certain material adverse audit finding of the Company; (iii) any new material quality, safety, efficacy, or non-clinical issues or material regulatory correspondence relating to Company product; and (iv) any material readout or release of data from any of the Company’s ongoing clinical studies. However, no failure to provide such notice will be taken into account for purposes of the closing condition regarding the Company’s compliance with its covenants and agreements under the Merger Agreement unless the matters required to be disclosed in such notice represent an Effect that, individually or in the aggregate, would reasonably be expected to result in a failure to satisfy the closing condition regarding the accuracy of the Company’s representations and warranties, or Parent is actually and materially prejudiced as a result of such failure to provide notice. Delivery of any such notice will not affect or be deemed to modify any representation or warranty thereunder.
No Solicitation of Other Acquisition Proposals
Pursuant to the terms of the Merger Agreement and save as expressly permitted thereunder, during the Pre-Closing Period, the Company will not, and will direct its directors and officers and any of its other representatives engaged in connection with the Transactions to not:
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continue any solicitation, knowing facilitation or encouragement, discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal or directly or indirectly:

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solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any Acquisition Proposal or any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal,

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engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information relating to the Company in connection with or for the purpose of soliciting, initiating, knowingly facilitating or knowingly encouraging, an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or

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enter into any Company Acquisition Agreement.

If at any time during the Pre-Closing Period and prior to the receipt of the Company Required Vote, the Company or any of its representatives receives an Acquisition Proposal from any person or group, which Acquisition Proposal was made on or after March 9, 2025 and did not result from a willful breach of the Merger Agreement, (1) the Company and its representatives may contact and engage in discussions with such person or group to clarify the terms and conditions of such Acquisition Proposal, request that any oral Acquisition Proposal be provided in written form and inform such person or group of the non-solicitation terms in the Merger Agreement, and (2) if the Checkpoint Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with their respective financial advisors and outside legal counsel, that any such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company and its representatives may (i) if applicable, enter into an Acceptable Confidentiality Agreement and furnish, pursuant to such Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company to the person or group who has made such Acquisition Proposal and their respective representatives and financing sources; provided, that the Company will promptly (and in any event within forty-eight hours) provide to Parent any material non-public information concerning the Company that is provided to any person given such access which was not previously provided to Parent or its representatives and (ii) engage in or otherwise participate in discussions or negotiations with the person or group making such Acquisition Proposal, including soliciting the submission of a revised Acquisition Proposal.

During the Pre-Closing Period, the Company will (1) promptly (and in any event within forty-eight hours) notify Parent if any bona fide inquiries, proposals or offers with respect to an Acquisition Proposal are received by the Company or (to the Company’s knowledge) any of its representatives, (2) promptly provide Parent with a summary of the material terms and conditions thereof and (3) keep Parent reasonably informed of any material developments regarding any Acquisition Proposal on a reasonably prompt basis.
The Checkpoint Board’s Recommendation; the Special Committee’s Recommendation; Checkpoint Board Recommendation Change
The Special Committee unanimously adopted resolutions recommending that the Unaffiliated Company Stockholders vote “FOR” the Merger Proposal (the “Special Committee Recommendation”), and the Checkpoint Board, acting upon the recommendation of the Special Committee, unanimously adopted resolutions recommending that the Company Stockholders vote “FOR” the Merger Proposal (the “Company Board Recommendation”).
Under the Merger Agreement, except as set forth below, at no point during the Pre-Closing Period may the Checkpoint Board, nor any committee thereof, including the Special Committee, take any of the following actions (the first two items below constituting a “Company Adverse Change Recommendation”):
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fail to make, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation or the Special Committee Recommendation;

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approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal; or

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allow the Company to execute or enter into any Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement).

Notwithstanding the above or other specified terms of the Merger Agreement, at any time prior to the receipt of the Company Required Vote, in the event that the Company or any of its representatives receives a written Acquisition Proposal from any person that has not been withdrawn and the Checkpoint Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal, the Checkpoint Board or the Special Committee may
•
make a Company Adverse Change Recommendation or authorize the Company to terminate the Merger Agreement and enter into a Company Acquisition Agreement with respect to such Superior Proposal, if and only if:

•
the Checkpoint Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with the Company’s or Special Committee’s outside legal counsel, as applicable, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Checkpoint Board or the Special Committee under applicable legal requirements;

•
the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate the Merger Agreement (a “Determination Notice”); and

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(i) the Company has provided to Parent copies of the most current drafts of any proposed acquisition agreement with respect to an Acquisition Proposal and a summary of the material terms and conditions of the Acquisition Proposal, (ii) the Company shall have afforded Parent five business days (or, in the case of a material amendment to any Acquisition Proposal, two business days) (the “Match Period”) after delivery of the Determination Notice and the draft documents required to be provided to propose revisions to the terms of the Merger Agreement, or to make another proposal so that such Acquisition Proposal would cease to constitute a Superior Proposal, and, to the extent Parent desires to negotiate, the Company will have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (III) after considering the terms of the Merger Agreement, and assuming any binding written proposals made by Parent, if any, prior to 11:59 p.m., Eastern Time, on the last day of the Match Period were to be given effect, the Checkpoint Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have determined, in good faith, after consultation with the Company’s or the Special Committee’s outside legal counsel, as applicable, that such Acquisition Proposal continues to constitute a Superior Proposal and the failure to make the Company Adverse Change Recommendation or terminate the Merger Agreement would reasonably be expected to be inconsistent with the fiduciary duties of the Checkpoint Board or the Special Committee under applicable legal requirements.
At any time prior to the receipt of the Company Required Vote, other than in connection with an Acquisition Proposal, the Checkpoint Board (acting upon the recommendation of the Special Committee) or the Special Committee may make a Company Adverse Change Recommendation in response to any material event, fact, occurrence or development or material change in circumstances with respect to the Company that was not known to the Special Committee as of March 9, 2025 (or if known to the Special Committee as of March 9, 2025, the consequences of which were not known to or reasonably foreseeable by the Special Committee as of March 9, 2025), and does not relate to any Acquisition Proposal (a “Change in Circumstances”), if and only if:
•
the Checkpoint Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with the Company’s or the Special Committee’s outside legal counsel, as applicable, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Checkpoint Board or the Special Committee under applicable legal requirements;

•
the Company shall have given Parent a Determination Notice at least five business days (or, in the case of a material change to the facts and circumstances relating to such Change in Circumstance, two business days) prior to making any such Company Adverse Change Recommendation (which notice describes the Change in Circumstance in reasonable detail); and

•
(1) the Company shall have afforded Parent five business days (or, in the case of a material change to the facts and circumstances relating to such Change in Circumstance, two business days) after the delivery of the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal so that such Change in Circumstances would no longer necessitate a Company Adverse Change Recommendation, and, to the extent Parent desires to negotiate, shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (2) after considering the terms of the Merger Agreement, and assuming any binding written proposals made by Parent, if any, prior to 11:59 p.m., Eastern Time, on the third business day following delivery of the Determination Notice were to be given effect, the Checkpoint Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have determined, in good faith, after consultation with the Company’s or the Special Committee’s outside legal counsel, as applicable, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstances would still reasonably be expected to be inconsistent with the fiduciary duties of the Checkpoint Board or the Special Committee under applicable legal requirements.

The Special Meeting
The Company has agreed to take all action necessary to duly call, give notice of, convene and hold the Company Stockholder meeting as promptly as reasonably practicable following the sending of this proxy statement. The Company is permitted to postpone or adjourn the Company Stockholder meeting in certain circumstances if there are insufficient Shares at the Company Stockholder meeting to constitute a quorum necessary to conduct the business of the Company Stockholder meeting or to solicit additional proxies in order to obtain the Company Required Vote.
Employee Benefits
The Merger Agreement provides that, for a period of not less than twelve (12) months following the Effective Time, Parent will provide, or will cause to be provided, to each Continuing Employee:

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base salary (or base wages, as the case may be), in an amount at least equal to the level that was provided to each such Continuing Employee as of immediately prior to the Effective Time, and annual target cash bonus and commission opportunities that are at least equal to such annual target cash bonus and commission opportunities identified for such Continuing Employee in the Company Disclosure Letter provided to such Continuing Employee as of immediately prior to the Effective Time; and

•
employee benefits (excluding any equity, equity-based and long-term cash incentive compensation, nonqualified deferred compensation, change in control, severance, retention and defined benefit arrangements and post-employment health and welfare benefits) that are substantially comparable in the aggregate to those provided to similarly-situated employees of Parent.

From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms, all contracts of the Company as in effect at the Effective Time that are with any current or former Company associates, including the change in control severance arrangements that are provided in the Company Disclosure Letter; provided, that the foregoing will not limit the right of Parent and its affiliates, including the Surviving Corporation, to amend any such contract in accordance with its terms. The foregoing will not, and is not intended to, (A) require the Company or the Parent to employ or offer employment to any Continuing Employee for any period of time or (B) require the Company or the Parent to employ any Continuing Employee who is employed on an at-will basis immediately before the Effective Time other than on an at-will basis.
Each Continuing Employee will be given service credit for all purposes, including for eligibility to participate, benefit levels (including levels of benefits under Parent’s or the Surviving Corporation’s vacation policy) and eligibility for vesting under Parent or the Surviving Corporation’s employee benefit plans and arrangements with respect to his or her length of service with the Company prior to the Closing, provided that the foregoing shall not apply (1) for any purpose under any defined benefit retirement plan, retiree welfare plan or equity-based incentive plan, (2) to the extent that its application would result in a duplication of benefits or (3) for purposes of any plan that is grandfathered or frozen, either with respect to level of benefits or participation.
With respect to any accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled immediately prior to the Effective Time, Parent will, or will cause the Surviving Corporation to, assume, as of the Effective Time, the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of the Company.
With respect to any health or welfare benefit plan of Parent or the Surviving Corporation in which a Continuing Employee becomes eligible to participate, Parent will, and will cause the Surviving Corporation to, use commercially reasonable efforts to:
•
waive all limitations as to pre-existing conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees (and their eligible dependents) under such plans, to the extent that such conditions, exclusions and waiting periods would not apply under the corresponding employee plan in which such employees participated immediately prior to the Effective Time; and

•
ensure that such health or welfare benefit plan shall, for purposes of eligibility, vesting, deductibles, co-payments and out-of-pocket maximums and allowances (including paid time off), credit Continuing Employees (and their eligible dependents) for service and amounts paid prior to the Effective Time to the same extent that such service and amounts paid was recognized prior to the Effective Time under the corresponding health or welfare benefit plan of the Company.

Prior to the Effective Time, the Company shall use commercially reasonable efforts to take any and all such actions as are necessary to fully vest (or cause to become fully vested) all Continuing Employees in their accounts under the 401(k) plan in which such Continuing Employees participate immediately prior to the Effective Time. As soon as practicable following the Effective Time, Parent shall permit all Continuing Employees who were eligible to participate in a 401(k) plan immediately prior to the Effective Time to participate in a 401(k) plan sponsored by Parent or one of its affiliates and Parent will provide for such 401(k)

plan to accept, on or after Closing, the rollover by each Continuing Employee of any “eligible rollover distribution” (as defined in Section 402(c)(4) of the Code) from such 401(k) plan, excluding any plan loans.
Each Continuing Employee shall be eligible to receive a bonus for the period commencing on January 1, 2025 and ending on March 31, 2026, with a target amount equal to 125% of the target annual cash bonus provided to such employee as of immediately prior to the Effective Time, subject to appropriate adjustments and prorations, based on achievement of performance metrics for such period established by Parent and consistent with performance metrics for similarly-situated employees of Parent; provided, that to be eligible to receive such bonus the Continuing Employee must remain in employment with the Surviving Corporation through the payment date for such bonus.
For purposes of determining severance entitlements under the Company’s change in control severance plan and any individual employment agreement arising out of a termination of employment during the period commencing on Closing and ending on June 30, 2026, the 2024 calendar year bonus paid by the Company on or about February 20, 2025 to each individual who is employed by the Company as of immediately prior to the Effective Time shall be deemed to be the annual bonus earned by or paid to (as the case may be) the respective recipient for the year immediately preceding the year in which such termination occurs. Prior to Closing, the Company shall amend the Company’s change in control severance plan and any individual employment agreement to the extent necessary to reflect the terms and conditions of the Merger Agreement.
Efforts to Close the Merger
The Company, Parent and Merger Sub have each agreed to use, and to cause (or in the case of Fortress, the Company will use reasonable best efforts to cause) their respective controlled affiliates and ultimate parent entities to use, their respective reasonable best efforts to take, or cause to be taken, all things necessary, proper or advisable to satisfy the conditions to the Closing and to consummate the transactions contemplated by the Merger Agreement as soon as reasonably practicable (and in any event prior to the termination date), including (1) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from governmental bodies and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any governmental body; (2) the obtaining of all necessary consents, authorizations, approvals or waivers from third parties; and (3) the execution and delivery of any additional instruments necessary or reasonably advisable to consummate the transactions contemplated by the Merger Agreement.
HSR Act
Pursuant to the Merger Agreement, each party agreed to promptly take, and cause (or in the case of Fortress, the Company will use reasonable best efforts to cause) their respective affiliates to as promptly as reasonably practicable take, any and all actions necessary to cause the prompt expiration or termination of any applicable waiting period under the HSR Act or other applicable antitrust laws and to resolve objections, if any, of the FTC, DOJ or other governmental bodies, and to avoid the commencement of any lawsuit by any governmental body or the entry of or eliminate any legal restraint that would prohibit or delay the Closing beyond the termination date as promptly as reasonably possible and in any event prior to the termination date. However, Parent and Merger Sub will not be obligated to (and, without Parent’s prior written consent, the Company and its Affiliates may not):
•
propose, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines, or businesses of the Company, the Parent or any of their respective Affiliates;

•
terminate, relinquish, modify, transfer, assign, restructure, or waive existing relationships, ventures, contractual rights, obligations or other arrangement of the Company, the Parent or any of their respective Affiliates;

•
create any relationship, contractual rights or obligations of the Company, the Parent or any of their respective Affiliates;

•
effectuate any other change or restructure of the Company, the Parent or any of their respective Affiliates; or

•
otherwise take or commit to take any other behavioral undertakings or actions whatsoever with respect to the businesses, product lines or assets of the Company, the Parent or any of their respective Affiliates (including committing to seek prior approval from any Governmental Body for any future transaction);

except in the case of any of the foregoing cases, as would not reasonably be expected to result in a material impairment to the benefits expected to be realized by Parent in connection with the Transactions (any of foregoing actions, a “Burdensome Condition”).
In addition, Parent and Merger Sub will not be obligated to (and, without Parent’s prior written consent, the Company and its Affiliates may not) defend through litigation on the merits any claim under antitrust law asserted in court or any administrative or other tribunal by any third party, including any governmental body. The Company may not settle or compromise or offer to settle or compromise any request, inquiry, investigation, action, or other legal proceeding by or before any governmental body with respect to the Transactions without the prior written consent of Parent and, at the written request of Parent, the Company shall take (or agree to take) any of the actions described in the definition of Burdensome Condition (in each case only if any such settlement, compromise, offer to settle or compromise, or action is conditioned upon the occurrence of the Closing).
During the Pre-Closing Period, each Party will (and will cause their respective controlled affiliates to) use its reasonable best efforts to, with respect to the Transactions,
•
cooperate in all respects and consulting with each other in connection with any filing or submission in connection with any investigation or other inquiry by a governmental body or third party before a governmental body;

•
promptly give the other parties notice of the making or commencement of any request, inquiry, investigation or legal proceeding brought by a governmental body or brought by a third party before any governmental body;

•
promptly and regularly keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding;

•
promptly inform the other parties of any communication from the FTC, DOJ or any other governmental body in connection with any such request, inquiry, investigation, action or legal proceeding;

•
promptly furnish to the other parties copies of documents, communications or materials provided to or received from any governmental body in connection with any such request, inquiry, investigation, action or legal proceeding;

•
consult in advance and cooperating with the other parties and considering in good faith the views of the other parties in connection with any substantive communication, analyses, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding; and

•
except as may be prohibited by any governmental body or by any legal requirement, in connection with any such request, inquiry, investigation, action or legal proceeding in respect of the transactions, provide advance notice of and permitting authorized representatives of the other party to be present at each meeting or telephone or video conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in advance in connection with any argument, opinion or proposal to be made or submitted to any governmental body in connection with such request, inquiry, investigation, action or legal proceeding.

Each party will respond as promptly as reasonably practicable to any request for information, documentation, other material or testimony that may be reasonably requested by any governmental body. Parent will pay all filing fees under the HSR Act and all filing fees required under other antitrust laws. Parent and the Company will jointly coordinate in good faith on the strategy for obtaining any required approvals from any governmental body in connection with the Transactions; provided, that in the event of a dispute between Parent and the Company, the final determination regarding such strategy will be made by Parent.

Prior to the Closing, Merger Sub and Parent have agreed that they will not, directly or indirectly, without the prior written approval of the Company, acquire or enter into any agreement to acquire, or publicly announce the intent to acquire any business, person or assets or engage in any other transaction if the entering into of such agreement would reasonably be expected to materially delay or impede the consummation of the Merger and the Transactions.
Indemnification and Insurance
The Merger Agreement provides that, to the fullest extent permitted by applicable legal requirements, all rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of those persons who are directors or officers of the Company as of March 9, 2025 or have been directors or officers of the Company in the past (collectively, the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time (whether related to claims asserted prior to, at or after the Effective Time), as provided in the organizational documents of the Company in effect as of March 9, 2025 or as provided in the indemnification agreements between the Company and said Indemnified Persons or resolutions of the Checkpoint Board providing such rights to such Indemnified Persons (as disclosed in the Company Disclosure Letter and in effect as of March 9, 2025), will survive the Closing for a period of six years after the Effective Time. In addition, under the Merger Agreement, during such six-year period following the Closing, such organizational documents and indemnification agreements may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Persons with respect to indemnification, advancement of expenses or exculpation except to the extent required by applicable law.
Furthermore, during such six-year period following the Closing, Parent and the Surviving Corporation must indemnify and hold harmless, to the fullest extent permitted by applicable law, each Indemnified Person from and against any losses, claims, damages, liabilities, fees, expenses, judgments, amounts paid in settlement or fines incurred by such Indemnified Person in connection with any pending or threatened legal proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was (or any acts or omissions by such Indemnified Person in his or her capacity as) a director or officer of the Company and any of its subsidiaries at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the effective time), including any such matter arising under any claim with respect to the transactions contemplated by the Merger Agreement. In addition, Parent and the Surviving Corporation will advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with such matters for which such Indemnified Person was eligible to be so indemnified within 15 days after receipt by Parent of a written request for such advance.
For six years following the closing, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain in effect the existing policy of directors’ and officers’ liability insurance maintained by the Company as of March 9, 2025 for the benefit of the Indemnified Persons who are, as of the Effective Time, covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors or officers of the Company on terms with respect to coverage, deductibles and amounts no less favorable than such existing policy. In accordance with the terms of the Merger Agreement, the Company may purchase prepaid six-year “tail” policies with respect to the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company. The Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the tail policies in full force and effect and continue to honor its obligations thereunder for so long as the tail policies are in full force and effect.
For more information, refer to the section of this proxy statement captioned “The Merger — Interests of Checkpoint’s Directors and Executive Officers in the Merger.”
Certain Additional Covenants
The Merger Agreement also contains additional covenants between the Company, Parent and Merger Sub relating to, among other things, (1) public announcements with respect to the transactions contemplated by the Merger Agreement; (2) access to information and confidentiality; (3) coordination with respect to litigation relating to the Merger; (4) the filing of this proxy statement; (5) the treatment of Company Warrants;

(6) the need for the Company to obtain the approval of the Special Committee prior to taking certain actions with respect to the Merger Agreement; (7) entry into the CVR Agreement and the Transition Services Agreement; and (8) Parent’s obligation to make certain senior loans to the Company, if requested, during the Pre-Closing Period.
Conditions to the Closing of the Merger
The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law, and except for the condition described in the first bullet point below) at or prior to the Effective Time of certain conditions, including the following:
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the Company’s receipt of the Company Required Vote at the Company Stockholder meeting (or any recess, adjournment or postponement thereof);

•
the waiting period (and any extension thereof) applicable to the Transactions under the HSR Act, and any timing agreement with a Governmental Body with respect to the Transactions (entered into by mutual consent of Parent and the Company), shall have expired or been earlier terminated without the imposition of a Burdensome Condition (other than such a Burdensome Condition that Parent (in its sole discretion) has accepted); and

•
no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction after the date hereof and remain in effect, nor shall any Legal Requirement have been entered, enforced, or enacted after the date hereof by any Governmental Body, in each case which prohibits or makes illegal the consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) prior to the Effective Time of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the accuracy of the representations and warranties of the Company set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Closing Date or the date in respect of which such representation or warranty was specifically made;

•
the Company having complied with and performed in all material respects the covenants and agreements in the Merger Agreement required to be complied with or performed by it at or prior to the Closing;

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since March 9, 2025, there shall not have occurred any Material Adverse Effect that has not been ameliorated or cured such that a Material Adverse Effect no longer exists;

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the Support Agreement being in full force and effect;

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the Transition Services Agreement being in full force and effect; and

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the receipt by Parent and Merger Sub of a closing certificate of the Company certifying that specified conditions have been satisfied.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) prior to the Effective Time of each of the following additional conditions, any of which may be waived exclusively by the Company:
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the accuracy of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Closing Date or the date in respect of which such representation or warranty was specifically made;

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Parent and Merger Sub having complied with and performed in all material respects all covenants and agreements in the Merger Agreement required to be performed or complied with by it at or prior to the Closing;

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the Royalty Agreement being in full force and effect;

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the CVR Agreement being in full force and effect; and

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the receipt by the Company of a closing certificate of Parent and Merger Sub certifying that specified conditions have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated prior to the Closing notwithstanding the adoption of the Merger Agreement by Parent as sole stockholder of Merger Sub or receipt of the Company Required Vote (except as otherwise provided in the Merger Agreement), in the following circumstances:
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by mutual written consent of Parent and the Company;

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by either Parent or Company if:

•
a legal restraint that would prohibit the Closing arises and such legal restraint has become final and non-appealable; provided, that this right to terminate the Merger Agreement will not be available to a party if its (or in the case of Parent, its or Merger Sub’s) material breach of any provision of the Merger Agreement has resulted in, or was a principal cause of, the failure to satisfy the no legal restraint condition or such legal restraint becoming final and non-appealable;

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the Closing shall not have occurred on or prior to 11:59 p.m., Eastern Time, on September 5, 2025 (such date, the “Termination Date”); provided, that this right to terminate the Merger Agreement will not be available to any Party if its (or in the case of Parent, its or Merger Sub’s) material breach of any provision of the Merger Agreement has resulted in, or was a principal cause of, the failure of the Closing to occur by the Termination Date; or

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if the Company Stockholder meeting (including any recess, adjournment or postponement thereof) was duly convened and concluded and at which a vote on the adoption of the Merger Agreement was taken but the Company Required Vote was not obtained;

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by Parent, if:

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subject to a 30 day cure period, the Company breached or failed to perform any of its covenants or agreements in the Merger Agreement or if any of the representations or warranties of the Company in the Merger Agreement is inaccurate such that a Material Adverse Effect has occurred that has not been ameliorated or cured in accordance with the Merger Agreement, except that for so long as such breach, failure or inaccuracy is reasonably capable of being cured by the fourth business day prior to the Termination Date, Parent will not be entitled to terminate the Merger Agreement in this manner; or

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at any time prior to the Company obtaining the Company Required Vote, the Checkpoint Board (acting upon the recommendation of the Special Committee) or any committee thereof makes a Company Adverse Change Recommendation; and

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by the Company, if:

•
subject to a 30 day cure period, Parent or Merger Sub breached or failed to perform any of its covenants or agreements in the Merger Agreement or if any of the representations or warranties of Parent or Merger Sub in the Merger Agreement is inaccurate such that a Parent Material Adverse Effect has occurred, except that for so long as such breach, failure or inaccuracy is reasonably capable of being cured by the fourth business day prior to the Termination Date, the Company will not be entitled to terminate the Merger Agreement; or

•
at any time prior to the receipt of the Company Required Vote in order to, immediately thereafter, accept a Superior Proposal and enter into a Company Acquisition Agreement, so long as prior to or substantially concurrently with, and as a condition to, such termination, the Company pays the Company Termination Fee (as defined below) due to Parent.

In the event that the Merger Agreement is validly terminated pursuant to the termination rights above, the Merger Agreement will immediately be of no further force or effect without liability or obligation of any party to the other parties, except that certain sections of the Merger Agreement will survive the termination of the Merger Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, nothing in the Merger Agreement will relieve any party from any liability for any willful breach of or fraud under the Merger Agreement arising prior to the termination of the Merger Agreement (subject to the certain limitations on liability specified in the Merger Agreement). In addition, the Company shall be entitled and have the right to pursue and, to the extent proven, recover damages in the name of and on behalf of the Company’s stockholders to the fullest extent provided by Section 261(a)(1) of the DGCL in the case of any willful breach or fraud by Parent or Merger Sub; provided, that any such damages in respect of any damages lost by the Company’s stockholders shall solely be recoverable and enforceable by and owed to the Company. Furthermore, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to any confidentiality agreement, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.
Termination Fees and Remedies
The Company has agreed to pay Parent the Company Termination Fee of $12.5 million if (1) the Merger Agreement is validly terminated:
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by Parent or the Company pursuant to the right of termination described above relating to a failure to obtain the Company Required Vote; or

•
by Parent pursuant to the right of termination described above relating to an uncured breach of the Company’s covenants, and such breach relates to a breach of the Company’s covenants described under the headings “— No Solicitation of Other Acquisition Proposals,” “— The Checkpoint Board’s Recommendation; the Special Committee’s Recommendation; Checkpoint Board Recommendation Change” and “— The Company Stockholder Meeting”;

and, (2) in each such case, after March 9, 2025 and prior to the date of such termination a bona fide Acquisition Proposal is publicly disclosed and is not publicly withdrawn (which withdrawal, in the case of a termination related to a failure to obtain the Company Required Vote, must have occurred at least five business days prior to the Company Stockholder meeting (or any reconvening of the Company Stockholder meeting following any recess, adjournment or postponement thereof)), and within one year of such termination, a transaction implementing an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into (and the transaction implementing such Acquisition Proposal is subsequently consummated). For purposes of the foregoing obligation to pay the Company Termination Fee, all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”
In addition, the Company has agreed to pay the Company Termination Fee if the Merger Agreement is validly terminated: (1) by Parent pursuant to the right of termination described above relating to a Company Adverse Change Recommendation, or (2) by the Company, at any time prior to the receipt of the Company Required Vote, in order to accept a Superior Proposal and enter into an alternative Acquisition Agreement.
In no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of the Merger Agreement at the same or at different times and upon the occurrence of different events.
Under no circumstances may the Company or Parent and Merger Sub receive both a grant of specific performance of the other party’s obligation to effect the Closing, and payment of the Company Termination Fee (in the case of Parent) or any monetary damages in respect of a willful breach or fraud of the other party.
Fees and Expenses
Except for certain reimbursement obligations and enforcement costs as expressly set forth in the Merger Agreement, including Parent’s or the Surviving Corporation’s obligation to pay all fees and expenses of the Paying Agent and all filing fees under the HSR Act or other antitrust laws, whether or not the Merger is completed, the Company, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger Agreement and the Merger.
No Third-Party Beneficiaries
Nothing in the Merger Agreement, express or implied, is intended to or will confer upon any person (other than the parties to the Merger Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of the Merger Agreement, except for: (1) if the Closing occurs, the right of the Company Stockholders, the holders of Company Options and the holders of Company Warrants to receive consideration as provided for in the Merger Agreement and (2) if the Closing occurs, the rights of the Indemnified Persons and (3) the limitations on liability for certain related parties as specified in the Merger Agreement.
Amendment, Extension and Waiver
Prior to the Effective Time, the Merger Agreement may be amended, modified and supplemented in any and all respects; provided, however, that (1) after obtaining the Company Required Vote, there will be no amendment, modification or supplement that by legal requirement requires further approval by the Company Stockholders without such approval and (2) no amendment, modification or supplement shall be made to the Merger Agreement after the Effective Time. Any such amendment, modification or supplement shall be effective only if it is expressly set forth in a written instrument duly executed and delivered by each of the parties.
Specific Performance
Checkpoint, Parent and Merger Sub are entitled to an injunction, specific performance or other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, including the right of Checkpoint to enforce Parent’s or Merger Sub’s obligations to consummate the Merger, in addition to any other remedy to which they are entitled at law or in equity.
Post-Termination Damages Claims
Following the valid termination of the Merger Agreement, subject to certain exceptions, no party will have further liability to the other parties under the Merger Agreement except that each party will have the right to pursue damages for the other party’s actual and intentional fraud under Delaware law with respect to the representations and warranties in the Merger Agreement or certain willful breaches of the Merger Agreement.
Governing Law and Venue
The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware. The exclusive jurisdiction and venue for any legal proceeding arising out of or relating to the Merger Agreement or any of the Transactions is the Chancery Court of the State of Delaware and, solely if the Chancery Court of the State of Delaware lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware.
Waiver of Jury Trial
Each of the parties has irrevocably waived any and all right to trial by jury in any legal proceeding between the parties arising out of or relating to the Merger Agreement, any other Transaction Document or the Transaction.

CERTAIN AGREEMENTS RELATED TO THE MERGER
The following summaries describe certain material provisions of certain agreements that have been or will be entered into in connection with the Merger Agreement. These summaries are qualified in their entirety by reference to the applicable agreement, copies of which are attached to this proxy statement as Annexes B, E, F, G and H.
CVR Agreement
As a condition to closing the Merger, at or prior to the Effective Time, Parent will enter into the CVR Agreement with Equiniti Trust Company, LLC (the “Rights Agent”), which agreement will set forth the terms of the CVRs that will be issued pursuant to the Merger Agreement, and the rights and obligations of the parties to the CVR Agreement.
When issued, each CVR will entitle the holder (the “Holder”) to receive a contingent cash payment (the “Milestone Payment”), without interest and subject to any applicable withholding taxes. The amount of a Milestone Payment, if any, will depend on when the Milestone is achieved and the terms of the related regulatory approval. As used in the CVR Agreement, “Milestone” means first to occur of:
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the receipt by Parent, any of its affiliates (including the Company) or any of its or their sublicensees of regulatory approval for UNLOXCYT™ in the European Union (and not in any individual country in Europe) pursuant to the centralized approval procedure (the “Primary Milestone”); or

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the receipt by Parent, any of its affiliates (including the Company) or any of its or their sublicensees of regulatory approval for UNLOXCYT™ in any of Germany, France, Italy, Spain or the United Kingdom (the “Alternate Milestone”).

As used in the CVR Agreement, the “Milestone Deadline Date” means the date that is 36 months after the date on which a marketing authorization application or equivalent for UNLOXCYT™ receives a positive validation outcome by the EMA.
The amount of the Milestone Payment, with respect to each CVR, means a contingent payment equal to:
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$0.70, without interest, if the Milestone is first achieved on or prior to the date that is 12 months prior to Milestone Deadline Date and the applicable regulatory approval provides for a dosing schedule of once every three weeks;

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$0.45, without interest, if the Milestone is first achieved on or prior to the date that is 12 months prior to the Milestone Deadline Date and the applicable regulatory approval provides for a dosing schedule that is more frequent than once every three weeks;

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$0.45, without interest, if the Milestone is first achieved after the date that is 12 months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable regulatory approval provides for a dosing schedule of once every three weeks; or

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$0.20, without interest, if the Milestone is first achieved after the date that is 12 months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable regulatory approval provides for a dosing schedule that is more frequent than once every three weeks.

If the Milestone is not achieved prior to the Milestone Deadline Date, there will be no Milestone Payment. There can be no assurance that the Milestone will be achieved on or before the Milestone Deadline Date, or that any Milestone Payment will be made.
If the Milestone is attained prior to the Milestone Deadline Date, Parent will notify the Rights Agent within 30 business days, and within five business days after delivering such notice, Parent will deposit with the Rights Agent the aggregate amount necessary to pay any Milestone Payment to be paid by the Rights Agent. The Rights Agent will then promptly, within ten business days after receipt of such funds from Parent, deliver a copy of such notice to each Holder, along with payment of the applicable aggregate Milestone Payment such Holder is entitled to receive (except as noted in the following sentence), in accordance with the terms and conditions of the CVR Agreement.
Notwithstanding the foregoing, with respect to any CVRs that are issued in respect of Company Options with a per share exercise price less than the Common Cash Amount or in respect of Unvested Company

Restricted Shares, in each case, that are outstanding as of immediately prior to the Effective Time, Parent will instead pay each applicable Holder through Parent’s applicable payroll system, the aggregate Milestone Payment such Holder is entitled to receive, which payment will be made no later than sixty days following the achievement of the Milestone.
If the Milestone is not achieved prior to the Milestone Deadline Date, Parent will notify the Rights Agent within 30 days of the Milestone Deadline Date, and the Rights Agent will deliver a copy of such notice to the Holders within ten business days after receiving it from Parent.
Under the CVR Agreement, Parent will, and will cause its controlled affiliates (including the Company) to, and will require its and its sublicensees to use, certain specified commercially reasonable efforts to (i) file a marketing authorization application for UNLOXCYT™ with the EMA within 12 months of the Closing Date or, to the extent any feedback or communications from, or expectations or requirements of, the EMA (including additional trial requirements) make it impracticable or inadvisable to file such marketing authorization application within such time period, as promptly thereafter as practicable, and (ii) achieve the Primary Milestone in its then-maximum value as promptly as practicable (including by using its commercially reasonable efforts to timely file any appeals and cure any deficiencies identified in a relevant marketing authorization application by the relevant regulatory authority). Without limiting the foregoing, neither Parent nor any of its affiliates (including the Company) will act (or omit to act) in bad faith for the primary purpose of avoiding achievement of the Milestone or payment of any Milestone Payment; provided, that Parent has no obligation to initiate pursuit of, or to use commercially reasonable efforts to achieve, the Alternate Milestone. Parent’s obligations to use such commercially reasonable efforts commences upon the Closing Date and continues until the earlier of (a) the Milestone Deadline Date and (b) the achievement of the Milestone.
Within sixty (60) days of each June 30 and December 31 occurring after the date of the CVR Agreement and prior to the earlier of (a) the Milestone Deadline Date and (b) the achievement of the Milestone, Parent will provide a progress report to the Rights Agent setting forth in reasonable detail the status of the Milestone, including reasonable detail regarding the efforts Parent and its affiliates are undertaking to achieve the Milestone. The Rights Agent will deliver such progress report to the Holders promptly. Within sixty (60) days after receipt of such progress report, if the Rights Agent requests a meeting with representatives of Parent to discuss such progress report, then Parent will make available for such a meeting at least one officer with operating responsibility for, and with appropriate expertise and knowledge of, the development and regulatory activities of UNLOXCYT™.
The CVRs will be contractual rights only and will not be transferable except under limited circumstances, specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The Rights Agent will maintain an up-to-date register of the Holders.
The CVRs will not have any voting or dividend rights, interest will not accrue on any amounts payable on the CVRs to any Holder, and will not represent any equity or ownership interest in Parent or any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries.
The CVR Agreement will terminate, and no payments will be required to be made, upon the earliest to occur of (a) the payment of the full amount of any Milestone Payment, (b) the valid delivery of a notice by the Rights Agent to each Holder that the Milestone was not achieved by the Milestone Deadline Date to the Holders by the Rights Agent, (c) the termination of the Merger Agreement prior to the Effective Time, and (d) the delivery to the Rights Agent of a written termination notice duly executed by Parent and the holders of at least fifty percent (50%) of the outstanding CVRs.
Royalty Agreement
As a condition and inducement to the willingness of Fortress to enter into the Transaction Documents to which it is a party, concurrently with the execution of the Merger Agreement, Fortress, Parent and the Company (Company and Parent collectively, “Payor”) entered into the Royalty Agreement.
Pursuant to the Royalty Agreement, at the Closing, Fortress will receive a royalty interest right based on worldwide Net Sales (as defined in the Royalty Agreement) of certain products, including any drug substance, drug product, biological product, fixed-dose combination, or combination product that contains or comprises UNLOXCYT™, whether formulated or sold alone or in combination with any other active ingredient, that is approved by FDA and/or any other regulatory authority for any use or indication (the “Product”).
The royalty interest right represents the right to receive quarterly cash payments of 2.5% of Net Sales of the Product for such fiscal quarter. As used in the Royalty Agreement, “Royalty Term” means, with respect to any country in the world, the period: (a) beginning from the date of the first commercial sale of the Product to a third party in such country, provided that Payor, its affiliates or their respective licensees and sublicensees, hold a biological drug or other regulatory exclusivity for the Product in such country, or a composition of matter patent term for the Product in such country; and (b) ending on the later of the expiration of any such biological drug or other regulatory exclusivity for the Product in such country, and the expiration of any such composition of matter patent term for the Product in such country. In addition, to the extent Fortress is not permitted under applicable law to credit any portion of any required tax deductions or withholdings in full against Fortress’s tax liability for the tax year in which such deduction or withholding applies or any prior tax year or the subsequent tax year, then Payor will be required to increase the amount of any payments so that Fortress receives an amount equal to the sum which would have been received by Fortress had no such deduction or withholding been made, minus an amount equal to fifty percent (50%) of the portion of such deduction or withholding that cannot be credited by reason of a taxable income or tax liability limitation.
Under the Royalty Agreement, Payor will use certain specified commercially reasonable efforts to: (i) develop and obtain regulatory approval for the Product in the United States, the European Union, and such other jurisdictions and countries, if any, as Payor determines in its sole discretion and (ii) commercialize the Product in the United States, such countries in the European Union as Payor determines in its sole discretion, and such other jurisdictions and countries, if any, as Payor determines in its sole discretion.
The Royalty Agreement will terminate upon the earliest to occur of (i) the mutual written agreement of the parties, (ii) any termination of the Merger Agreement prior to the Effective Time, and (iii) the expiration of the Royalty Term. Parent shall have no obligation under the Royalty Agreement unless and until the Effective Time occurs.
Support Agreement
On March 9, 2025, the Company, Fortress and Parent entered into the Support Agreement, pursuant to which Fortress agreed to, among other things, until the earlier of (a) the Effective Time, (b) the valid termination of the Merger Agreement, or (c) the Checkpoint Board effecting a Company Adverse Change Recommendation pursuant to, and in accordance with, the Merger Agreement (the “Expiration Time”), at every meeting the Company’s stockholders (and at every adjournment, recess or postponement thereof), cause all Covered Shares to be counted for the purposes of establishing a quorum at meetings of the Company’s stockholders, and vote all of the Covered Shares:
•
in favor of the adoption of the Merger Agreement and the approval of the Merger and the other Transactions;

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in favor of the approval of any proposal to adjourn or postpone certain stockholder meetings to a later date if there are not sufficient votes present for there to be a quorum or for the procurement of the Company Required Vote on the date on which such meeting is held; and

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against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in any closing condition under the Merger Agreement not being satisfied prior to the termination of the Merger Agreement or a breach of any covenant, representation or warranty, or any other obligation or agreement of Fortress under the Support Agreement, (ii) any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal, including, in each case, any Superior Proposal, without regard to the terms thereof, (iii) any action, proposal, transaction or agreement that would change in any manner the voting rights of any Shares, and (iv) any other proposal, action or agreement that would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the other Transactions.

Fortress also agreed that until the Expiration Time, it would not, and would cause its affiliates to not, transfer, convert, deposit into a voting trust, or enter into certain other contracts or arrangements with respect to, any Covered Shares. However, none of the foregoing obligations will apply to the extent a governmental body enters an order prohibiting such action, provided, in each case, that Fortress has used its reasonable best efforts to prevent and avoid the entry of such order, and used its commercially reasonable efforts to contest, eliminate or dissolve such order as promptly as practicable.
Fortress also agreed to waive and not exercise any appraisal rights under Section 262 of the DGCL with respect to all of the Covered Shares, and to not commence or participate in certain class actions and legal actions relating to the Support Agreement or the Merger Agreement, provided that nothing in the Support Agreement will prohibit or restrict Fortress from participating in any legal action or proceeding to enforce such agreements to the extent the Special Committee requests Fortress to participate in such legal action or proceeding.
The parties agreed that nothing in the Support Agreement would attempt to limit or affect any actions taken by Fortress’s or any of its affiliates’ designee(s) or beneficial owner(s) serving on the Checkpoint Board (solely to the extent in any such director’s capacity as such) from complying with his or her fiduciary obligations solely to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. In addition, and without limiting the terms of the Merger Agreement, the parties agreed that no action or omission in one’s capacity as a director, officer or employee will be deemed to constitute a breach of the Support Agreement.
Fortress also agreed that, except as described in the preceding paragraph, it would not take, and would cause its affiliates to not take, any action that the Company or its representatives are prohibited from taking pursuant to the covenants described under the heading “The Merger Agreement — No Solicitation of other Acquisition Proposals.” Without limiting that obligation, Fortress will have the right to (and permit its affiliates and representatives to) participate in discussions and negotiations with third parties in respect to Acquisition Proposals if the Company is permitted to engage in such discussions or negotiations in accordance with the Merger Agreement, except that, if the transaction contemplated by such Acquisition Proposal is one in which Fortress may be viewed as conflicted, it will not, prior to the termination of the Merger Agreement, engage in any discussions with respect to, vote for, consent to or otherwise support any Acquisition Proposal (including any Superior Proposal), unless such transaction is conditioned on, in addition to any other vote required, the approval and recommendation to the Checkpoint Board by the Special Committee and a non-waivable approval of a majority of the disinterested stockholders of the Company entitled to vote thereon.
Fortress agreed to make certain required filings, including a notification under the HSR Act (the filing fees for which would be paid by Parent) and certain filings with the SEC. Fortress also agreed to use its reasonable best efforts to satisfy the conditions to the Closing and to consummate and make effective the Transactions as soon as reasonably practicable, and in any event prior to the Termination Date. However, such efforts would not require Fortress or any of its subsidiaries or affiliates to sell, divest, license, or otherwise dispose of any assets, operations, businesses, or ownership interests (other than the Covered Shares), enter into any commitment or agreement affecting the operations or businesses of itself, its subsidiaries or affiliates (other than with respect to the disposition of the Covered Shares in the Merger), or offer or agree to do any of the foregoing.
As an inducement to Parent to enter into the Support Agreement and the Merger Agreement, Fortress also agreed to maintain the confidentiality of certain information during the term of the Support Agreement and for a period of two years thereafter, and that it would not, and it would cause its controlled affiliates to not, directly or indirectly:
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during the period commencing on March 9, 2025 and expiring on the third anniversary of the Closing Date, engage or participate in any business relating to the making, using, selling, offering to sell, inventing, researching, developing, licensing, assigning, acquiring an intellectual property right to (including patents and trade secrets) or commercializing (x) an antibody or other polypeptide that is developed, as reflected in the applicable research or clinical program, for the purpose of binding or functionally inhibiting the cell surface receptor PD-1 and/or the programmed death-ligand 1 (PD-L1) in the field of skin cancer, including cutaneous squamous cell carcinoma, or (y) any other product that is developed, as reflected in the applicable research or clinical program, for the purpose of preventing or treating of metastatic cutaneous squamous cell carcinoma or locally advanced cutaneous squamous cell carcinoma;

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from March 9, 2025 through the first anniversary of the Effective Time, solicit, hire or attempt to solicit or hire, any person who is, or has been at any time subsequent to the date of the Merger Agreement, an officer, employee, agent, licensor or licensee, or any other business partner of the Company, to cease doing business with, or to materially and adversely alter or limit its business relationship with the Company, subject to certain customary exceptions; or

•
make (or cause to be made) to any person any disparaging or derogatory or otherwise negative or false comments or statements concerning Parent, the Company or any of their respective affiliates.

Under the Support Agreement, Fortress also irrevocably waived its right to receive from the Company or any of its affiliates any further payment, dividend or distribution, or issuance or transfer of securities on or after March 9, 2025, in each case pursuant to the Founders Agreement or pursuant to two other agreements previously entered into in 2019 and 2023 by Fortress and the Company regarding the deferral of the Company’s obligation to pay certain fees to Fortress. However, such waivers will be null and void ab initio if and only if the Merger Agreement is terminated prior to the Effective Time.
Parent and the Company acknowledged and agreed that, simultaneously with the Closing, the Company will pay all amounts then due and owing to Fortress pursuant to the Management Services Agreement including all fees thereunder and intercompany payables, in each case as incurred in the ordinary course of business consistent with past practice to the extent provided in the Management Services Agreement.
Under the terms of the Support Agreement, effective as of immediately prior to, but conditioned upon, the Closing, each of the Founders Agreement, the Management Services Agreement, the two deferral agreements, and all other contracts between Fortress and the Company, other than an existing sublease arrangement, the Support Agreement, the Royalty Agreement, the Transition Services Agreement, the CVR Agreement and, at the election of the Company, any other such contract that was not made available to Parent prior to the entry into the Merger Agreement, will be terminated automatically.
Fortress also agreed to take certain other actions in support of the Merger, including, among other things, entering into the Transition Services Agreement, use commercially reasonable efforts to provide continuing support to the Company under the Management Services Agreement during the Pre-Closing Period, using commercially reasonable efforts to provide reasonable assistance to Parent with respect to the transition of certain employee benefits arrangements, and the retention and exercise prior to the Effective Time of all Company Warrants held by Fortress as of March 9, 2025.
Fortress and Parent also made certain customary representations and warranties under the Support Agreement, including with respect to Fortress’s ownership of the Covered Shares. Fortress also made representations and warranties to Parent regarding (i) its prior contribution, transfer or assignment to the Company all of Fortress’s rights, title and interests (if any) in and to UNLOXCYT™ (including all intellectual property related thereto), (ii) the absence of any infringement, misappropriation or violation of Fortress’s or its affiliates’ intellectual property by the Company’s business or the commercialization of UNLOXCYT™ and (iii) contractual arrangements between Fortress and a third party vendor.
Transition Services Agreement
Fortress and the Company have each agreed to enter into the Transition Services Agreement at or prior to Closing. Under the Transition Services Agreement, Fortress will agree to provide the Company with certain specified back-office support and services on a transitional basis following the Closing, in exchange for service fees specified therein.
Fortress presently provides Checkpoint with certain back-office support and services pursuant to the Management Services Agreement. Under the terms of the Support Agreement, effective as of immediately prior to, but conditioned upon, the Closing, the Management Services Agreement will be terminated automatically. The Transition Services Agreement will commence on the Closing Date and continue until the earlier of (a) the last day of the month in which the 90-day anniversary of the Closing Date occurs, and (b) the date on which all services have ceased in accordance with the terms of the Transition Services Agreement or have otherwise been terminated. The transition services set forth in the Transition Services Agreement are intended only to be transitional in nature, and Checkpoint will transition the applicable services to its own internal organization or obtain alternate third-party sources to provide such services.

In addition to the specified monthly service fees payable by Company to Fortress, Company agrees to reimburse Fortress for all reasonable, documented, out-of-pocket fees, costs and expenses incurred in connection with providing the services to the Company.
Under the Transition Services Agreement, Fortress will also release the Company and its representatives from certain claims and liabilities that arise on or prior to the Closing Date, except for the Company’s indemnification obligations under its certificate of incorporation, its payment obligations under an existing sublease between the Company and Fortress, the Company’s payment obligations under the Management Services Agreement incurred on or prior to the Closing Date, and any obligations under the other Transaction Documents.
Warrant Amendment
In connection with the Company’s entry into the Merger Agreement, the Company entered into the Warrant Amendment, with Armistice. Pursuant to the Warrant Amendment, the Company and Armistice agreed to, immediately prior to the Effective Time, (i) amend all outstanding Armistice Warrants (other than the Specified Warrant), to provide that each such Armistice Warrant that remains outstanding and unexercised as of the Effective Time will automatically be converted into the right to receive the Warrant Consideration, and (ii) amend the Specified Warrant to provide that, for any portion of the Specified Warrant which remains outstanding and unexercised as of the Effective Time, such portion of the Specified Warrant will be converted into the right of Armistice to receive, for each Share underlying the Specified Warrant, a cash payment equal to $3.62.
The Warrant Amendment also provides that Armistice will not be entitled to transfer the Armistice Warrants prior to the Effective Time unless the Merger Agreement is validly terminated in accordance with its terms prior to the Effective Time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information, as of April 9, 2025, concerning the beneficial ownership of our common stock by:
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each person we know to be the beneficial owner of more than 5% of our common stock;

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each of our current directors;

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each of our named executive officers; and

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all of our executive officers and directors as a group.

As of April 9, 2025, there were 86,320,002 shares of Common Stock outstanding and 700,000 shares of Class A Common Stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 9, 2025. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.
	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Total Common Stock
Michael S. Weiss	174,812(2)	0.2%(2)
James F. Oliviero	3,759,929	4.4%
William Garrett Gray	1,446,322	1.7%
Lindsay A. Rosenwald, M.D.	194,812(2)	0.2%(2)
Neil Herskowitz	134,812	0.2%
Christian Béchon	129,523	0.2%
Barry Salzman	134,812	0.2%
Amit Sharma, M.D.	82,051	0.1%
All executive officers and directors as a group	5,957,073(3)	6.9%(3)
5% or Greater Stockholders:
Fortress Biotech, Inc.	6,222,249(4)	7.2%
Beryl Capital Management LLC	6,074,216(5)	7.0%
Armistice Capital, LLC	5,216,445(6)	6.0%

(1)
The address of each of the directors and officers listed is c/o Checkpoint Therapeutics, Inc., 95 Sawyer Road, Suite 110, Waltham, MA 02453.

(2)
Includes 50,000 Shares underlying the warrants issued by Fortress to each of Mr. Weiss and Dr. Rosenwald that cover shares of our common stock that are owned by Fortress. These do not represent equity compensation by us to either Mr. Weiss or Dr. Rosenwald.

(3)
The total calculation for all executive officers and directors as a group does not include Mr. Weiss’ and Dr. Rosenwald’s warrants, which have not yet been exercised. The shares underlying the warrants are currently held by Fortress and are included in the 6,222,249 Shares shown as held by Fortress.

(4)
The address of Fortress Biotech is 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154. Includes 50,000 Shares underlying the warrants granted by Fortress to each of Mr. Weiss and Dr. Rosenwald.

(5)
Share ownership reported above is based on a Schedule 13G filed by Beryl Capital Management LLC on March 17, 2025. The address of Beryl Capital Management LLC is 225 Avenue I, Suite 205, Redondo Beach, California 90277.

(6)
Share ownership reported above is based on a Schedule 13G/A filed by Armistice Capital, LLC on February 14, 2025. Armistice Capital, LLC holds certain warrants which are exercisable for Shares. These warrants provide that the holder may not exercise the warrants to the extent such exercise would cause the holder, together with its affiliates, to beneficially own a number of common shares which would exceed 4.99% of the then-outstanding common shares following such exercise. Since Armistice Capital, LLC’s ownership was above 4.99% as of April 9, 2025, no warrants were assumed exercised given the ownership limitations set forth above. The address of Armistice Capital, LLC is 510 Madison Avenue, 7th Floor, New York, New York 10022.

	Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Total Class A Common Stock
Fortress Biotech, Inc.	700,000	100%
The Company is authorized to issue 175,000,000 Shares with a par value of $0.0001 per share, of which 700,000 shares are designated as Class A Common Stock. Dividends are to be distributed pro-rata to the holders of shares of Class A Common Stock and Common Stock. The holders of Common Stock are entitled to one vote per share held. The holders of Class A Common Stock are entitled to a number of votes per share of Class A Common Stock equal to 1.1 times a fraction the numerator of which is the sum of the shares of outstanding Common Stock and the denominator of which is the number of shares of outstanding Class A Common Stock.
Accordingly, the holder of shares of Class A Common Stock will be able to control or significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions; however Fortress, the current sole stockholder of Class A Common Stock, may not vote with respect to limb (a) of the Company Required Vote. Each share of Class A Common Stock is convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Common Stock subject to adjustment for stock splits and combinations.
All outstanding and issued Class A Common Stock is presently held by Fortress. As such, the following table shows information, as of April 9, 2025, concerning the aggregated beneficial ownership on an as-converted basis of Fortress, inclusive of both its shares of Common Stock and Class A Common Stock:
Common Stock Beneficially Owned Assuming Conversion of Class A Common Stock to Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Total Common Stock
Fortress Biotech, Inc.	6,922,249(1)	8.0%(2)

(1)
Assumes one-for-one conversion of 700,000 shares of Class A Common Stock to 700,000 shares of Common Stock.

(2)
Calculated by aggregating 6,222,249 shares of Common Stock outstanding plus 700,000 shares of Class A Common Stock outstanding (Fortress’ aggregated ownership on an as-converted basis), divided by 86,320,002.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.

Checkpoint will hold an annual meeting of stockholders in 2026 only if the Merger has not already been completed.
Any stockholder who intends to present proposals at the 2026 annual meeting of stockholders, if held, pursuant to Rule 14a-8 under the Exchange Act must send notice of any such proposal, along with proof of ownership of our stock, to our principal executive offices in care of our Corporate Secretary so that we receive it no later than December 3, 2025. Any stockholder who intends to present proposals at the 2026 annual meeting of stockholders, if held, other than pursuant to Rule 14a-8, must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the 2026 annual meeting of stockholders, if held, proper notice of the proposal be provided to us not less than 50 days nor more than 90 days prior to the annual meeting. Under these requirements, assuming a meeting date of June 3, 2026 the first date proposals may be brought under our Bylaws is March 5, 2026, and the deadline for proposals brought under our Bylaws is April 14, 2026. Stockholder proposals should be addressed to Checkpoint Therapeutics, Inc., Attention: Corporate Secretary, Garrett Gray, 95 Sawyer Road, Suite 110, Waltham, MA 02453. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees at the 2026 annual meeting, if held, must provide in their notice any additional information required by Rule 14a-19 under the Exchange Act.
WHERE YOU CAN FIND MORE INFORMATION
Checkpoint files annual, quarterly and current reports, proxy statements and other information with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Checkpoint filings with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025; and

•
Current Reports on Form 8-K filed with the SEC on January 10, 2025, March 10, 2025 and April 15, 2025.

Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We will amend this proxy statement to incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.
These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:

Checkpoint Therapeutics, Inc.
95 Sawyer Road, Suite 110
Waltham, MA 02453
Attention: Investor Relations
If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available by going to our Investor Relations page on our website at https://ir.checkpointtx.com/ and clicking on the link titled “SEC Filings.” The information included on our website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitation agent:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call: (877) 750-8198 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and Brokers may call collect: (212) 750-5833

ANNEX A-1
AGREEMENT AND PLAN OF MERGER
by and among
Checkpoint Therapeutics, Inc.,
Sun Pharmaceutical Industries, Inc.
and
Snoopy Merger Sub, Inc.

Dated as of March 9, 2025

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A-1-ii

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AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger is made and entered into as of March 9, 2025, by and among Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
A.   Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will continue in its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, the Company is sometimes hereinafter referred to as the “Surviving Corporation”) and, following the Merger, will be a wholly owned Subsidiary of Parent.
B.   The board of directors of the Company (the “Company Board”) has duly established a special committee consisting solely of independent and disinterested members of the Company Board (the “Special Committee”).
C.   The Special Committee has unanimously (i) determined that the entry into this Agreement and the other Transaction Documents to which the Company is party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and the Unaffiliated Company Stockholders, (ii) recommended to the Company Board that it approve this Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger, and (iii) subject to the terms and conditions of this Agreement, resolved to recommend that the Unaffiliated Company Stockholders adopt this Agreement and approve the Merger and the other Transactions (the “Special Committee Recommendation”).
D.   The Company Board has, acting upon the recommendation of the Special Committee, (i) determined that the entry into this Agreement and the other Transaction Documents to which the Company is party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and the Company Stockholders, (ii) authorized and approved the execution, delivery and performance by the Company of this Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger, and (iii) subject to the terms and conditions of this Agreement, resolved to recommend that the Company Stockholders adopt this Agreement and approve the Merger and the other Transactions (the “Company Board Recommendation”).
E.    The board of directors of each of Parent and Merger Sub has (i) determined that the entry into this Agreement, the other Transaction Documents to which Parent or Merger Sub is party and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, Parent and Merger Sub and their respective stockholders and (ii) authorized and approved the execution, delivery and performance by each of Parent and Merger Sub of this Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger.
F.    Parent, in its capacity as sole stockholder of Merger Sub, will adopt this Agreement by written consent immediately following its execution.
G.   As of or prior to the Effective Time, Parent and a rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) will enter into a Contingent Value Rights Agreement in substantially the form attached hereto as Exhibit B (the “CVR Agreement”).
H.   As of or prior to the Effective Time, Fortress Biotech, Inc., a Delaware corporation (“Fortress”), and the Company will enter into a Transition Services Agreement in substantially the form attached hereto as Exhibit C (the “Transition Services Agreement”).
I.   As a condition and inducement to the willingness of Fortress to enter into the Transaction Documents to which it is party, concurrently with the execution and delivery of this Agreement, the Company, Parent and

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Fortress are entering into an agreement in the form attached hereto as Exhibit D (the “Royalty Agreement”) pursuant to which, on the terms and subject to the conditions therein, Parent and the Surviving Corporation will, after the Effective Time, remit to Fortress the amounts set forth therein with respect to the net sales of certain products.
J.    As a condition and inducement to the willingness of Parent and the Company to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Fortress is entering into a support agreement with Parent and the Company (the “Support Agreement”) pursuant to which, on the terms and subject to the conditions therein, Fortress has, among other things, agreed to vote its Shares in favor of the adoption of this Agreement at the Company Stockholder Meeting.
NOW THEREFORE, the Parties to this Agreement, intending to be legally bound, agree as follows:
ARTICLE I
THE MERGER
Section 1.1   Merger of Merger Sub into the Company.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Parties shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company will continue as the Surviving Corporation.
Section 1.2   Effect of the Merger.   The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company (including all Intellectual Property Rights and intangible assets) and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
Section 1.3   Closing; Effective Time.
(a)   Unless this Agreement shall have been terminated pursuant to ARTICLE VII, and unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the closing of the Merger (the “Closing”) shall take place remotely by electronic exchange of deliverables at 8:00 a.m. Eastern Time on the third business day after the satisfaction or waiver (to the extent such waiver is permitted by this Agreement) of the conditions in ARTICLE VI (except for those conditions to the Closing that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”
(b)   Subject to the provisions of this Agreement, at the Closing, the Company shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the DGCL. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties hereto and specified in the certificate of merger (such date and time, the “Effective Time”).
Section 1.4   Certificate of Incorporation and Bylaws; Directors and Officers.   At the Effective Time, subject to Section 5.5:
(a)   the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit E;
(b)   the Parties shall take all necessary action such that the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit F; and
(c)   the Parties shall take all necessary action such that the initial directors and officers of the Surviving Corporation (until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be) shall be the respective individuals who were serving as the directors and officers of Merger Sub immediately prior to the Effective Time.

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Section 1.5   Conversion of Shares.
(a)   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:
(i)   any Shares then held by the Company or any direct or indirect wholly owned Subsidiary of the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(ii)   any Shares then held by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(iii)   except as provided in clauses (i) and (ii) above and subject to Section 1.5(b), each Share (excluding each Unvested Company Restricted Share held by current or former employees, which shall be treated in connection with the Merger in accordance with Section 1.8) then outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined below) shall be canceled and cease to exist and be converted into the right to receive (A) $4.10 in cash, without interest (the “Common Cash Amount”) and (B) one contingent value right (each, a “CVR”), which shall represent the right to receive the Milestone Payment (as defined in the CVR Agreement), subject to the terms and conditions set forth in the CVR Agreement (such amount, the “Common CVR Amount” and, together with the Common Cash Amount, the “Merger Consideration”), and subject, in each case, to any withholding of Taxes required by applicable Legal Requirements in accordance with Section 1.6(g), and the holders of such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration with respect to each such Share; and
(iv)   each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation.
(b)   Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend, recapitalization, merger, issuer tender offer or exchange offer, or other similar transaction, then the Merger Consideration shall be appropriately and equitably adjusted to provide the holders of Shares and holders of Company Options and Company Warrants with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Merger Consideration.
Section 1.6   Surrender of Certificates; Stock Transfer Books.
(a)   Prior to the Effective Time, Parent shall, at its sole cost and expense, designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Common Cash Amount to which holders of such shares shall become entitled pursuant to Section 1.5. The agreement entered into at Closing pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company (the “Paying Agent Agreement”). At or prior to the Closing, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash in U.S. dollars sufficient to make payment of the aggregate Common Cash Amount (less any amounts to be paid via payroll in accordance with Section 1.8(c)) payable pursuant to Section 1.5 (the total cash deposited with the Paying Agent for such purpose, the “Payment Amount”). For the avoidance of doubt, Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the terms of the CVR Agreement. The Payment Amount shall not be used for any other purpose. The Payment Amount shall be invested by the Paying Agent as and to the extent reasonably directed by Parent (the “Payment Fund”); provided, that (i) such investments shall be solely in obligations of, or obligations fully guaranteed as to principal and interest by, the U.S. government, (ii) no such investment shall have maturities that could prevent or delay

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payments to be made pursuant to this Agreement and (iii) no gain or loss on the Payment Amount shall affect the amounts payable hereunder. In the event the Payment Amount shall be insufficient to pay the aggregate Common Cash Amount in accordance with Section 1.5 (including in the event Dissenting Shares lose their status as such), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment.
(b)   As promptly as practicable after the Effective Time (but in no event later than two business days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide to each Person who was, immediately prior to the Effective Time, a holder of record of Shares that are (i) represented by certificates evidencing such Shares (the “Certificates”), or (ii) Book-Entry Shares that are not owned, directly or indirectly, through DTC, in the case of each of clauses (i) and (ii), notice advising such Person of the occurrence of the Effective Time, which notice shall include (1) appropriate transmittal materials, including a letter of transmittal (which shall be in reasonable and customary form), specifying that delivery shall be effected, and risk of loss and title to such Certificates or such Book-Entry Shares shall pass only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable, and (2) instructions for use in effecting the surrender of such Certificates (or effective affidavits of loss in lieu thereof) or such Book-Entry Shares to the Paying Agent in exchange for the Merger Consideration (including the right to the Common CVR Amount to be paid, if and when payable, by the Rights Agent pursuant to the CVR Agreement) that such holder is entitled to receive as a result of the Merger pursuant to Section 1.5. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof.
(c)   With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Common Cash Amount to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to Section 1.5.
(d)   Upon surrender to the Paying Agent of the Shares that (i) are represented by Certificates, by physical surrender of such Certificates (or effective affidavits of loss in lieu thereof) together with duly completed and executed appropriate transmittal materials required by the Paying Agent, (ii) are Book-Entry Shares not owned, directly or indirectly, through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of such Book-Entry Shares (or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), and (iii) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary and desirable third-party intermediaries pursuant to Section 1.6(c), the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Payment Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds equal to the Common Cash Amount for each Share formerly evidenced by such Certificates or Book-Entry Shares. With respect to Shares represented by Certificates, if the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Shares are registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the reasonable satisfaction of the Surviving Corporation that such Taxes either have been paid or are not

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applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.
(e)   At any time following 12 months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to cash amount that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them. Neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for cash amounts delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(f)   As of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements.
(g)   Each of the Surviving Corporation, Parent and Merger Sub shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from any consideration (including any CVRs in respect of Shares) otherwise payable pursuant to this Agreement or the CVR Agreement such amounts as it is required by any applicable Tax Legal Requirements to deduct and withhold. Each such payor shall take all action that may be necessary to ensure that any such amounts so deducted or withheld are timely and properly remitted to the appropriate Governmental Body. If any deduction or withholding obligation may be avoided by a payee providing information or documentation to the applicable payor, such payor shall request such information from such payee and use commercially reasonable efforts to avoid such deduction or withholding obligation. To the extent that amounts are so deducted or withheld and timely and properly remitted to the appropriate Governmental Body, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
(h)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(g)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this ARTICLE I.
Section 1.7   Appraisal Rights.   Notwithstanding anything to the contrary in this Agreement, Shares outstanding immediately prior to the Effective Time that are held by holders (a) who are entitled to demand appraisal for such Shares under Section 262 of the DGCL, (b) have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (c) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment for such Shares under the DGCL (such Shares, the “Dissenting Shares”), shall not be converted into the right to receive Merger Consideration as of the Effective Time, but shall, by virtue of the Merger, represent only the right to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, that if any holder of such Shares shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment for such Shares under the DGCL, such Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(g)), and such Shares shall not be

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deemed to be Dissenting Shares. The Company shall provide Parent prompt written notice of any written demands received by the Company for appraisal of any Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL or other applicable Legal Requirements that relates to such demand, and Parent will have the opportunity and right to participate in and, and after the Effective Time, direct all negotiations and Legal Proceedings with respect to such demands.
Section 1.8   Treatment of Equity Awards.
(a)   Immediately prior to the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or the Company, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled and automatically converted into the right to receive (i) an amount in cash equal to the product of (A) the total number of Shares underlying such Company Option, multiplied by (B) the excess, if any, of (x) the Common Cash Amount over (y) the per share exercise price for such Company Option, less applicable Tax withholdings, which amount shall be paid in accordance with Section 1.8(c), and (ii) one CVR per each Share underlying such Company Option (collectively, the “Option Consideration”). Each Company Option with a per share exercise price that is equal to or greater than the Common Cash Amount shall be canceled at the Effective Time without the payment of consideration therefor.
(b)   Immediately prior to the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or the Company, each Unvested Company Restricted Share that is outstanding immediately prior to the Effective Time shall be canceled and cease to exist and be converted into the right to receive (i) the Common Cash Amount and (ii) one CVR (collectively, the “Unvested Company Restricted Share Consideration”), and the holders of such Unvested Company Restricted Shares shall cease to have any rights with respect thereto other than the right to receive the Unvested Company Restricted Share Consideration with respect thereto.
(c)   As soon as reasonably practicable after the Effective Time (but no later than the earlier of (i) ten business days after the Effective Time or (ii) the second regularly scheduled payroll date after the Effective Time), Parent shall, or shall cause the Surviving Corporation to, pay through the Surviving Corporation’s payroll, or through the applicable Entity providing payroll services for the Surviving Corporation following the Effective Time, the aggregate Option Consideration and Unvested Company Restricted Share Consideration then payable with respect to Company Options and Unvested Company Restricted Shares held by current or former employees of the Company (net of any withholding Taxes required to be deducted and withheld by applicable Legal Requirements in accordance with Section 1.6(g)). The terms of the CVRs to be issued to any holder of Company Options or Unvested Company Restricted Shares, and the circumstances in which any payment is made in respect thereof, shall be governed solely by the CVR Agreement. No interest shall accrue or be paid on the Merger Consideration payable pursuant to this Section 1.8.
(d)   Prior to the Closing, the Company, or the appropriate committee of the Company Board, as applicable, shall take any and all such actions as are necessary, including the adoption of appropriate resolutions, to give effect to the transactions contemplated by this Section 1.8, including to provide that the Company Incentive Plan and all awards issued thereunder will terminate as of the Effective Time, subject to payment as provided in this Section 1.8.
Section 1.9   Treatment of Company Warrants.
(a)   With respect to each Company Warrant amended by the Warrant Amendment and any other Company Warrant that is outstanding immediately prior to the Effective Time and that has been validly and timely exercised (in whole or in part), including payment of the applicable exercise price in respect thereof (or, in the case of any Company Warrant with a per share exercise price less than or equal to the Common Cash Amount, the delivery to the Company of written notice, in form and substance reasonably acceptable to Parent, of such Warrant Holder’s irrevocable election to exercise such Company Warrant in whole (but not in part) on a “cashless exercise” basis), contingent upon occurrence of the Closing, the portion of such Company Warrant so exercised shall be canceled automatically at the Effective Time in exchange for the right to receive (x) with respect to the Specified Warrant, for each Share underlying the

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Specified Warrant, the amount in cash set forth in the Warrant Amendment with respect to the Specified Warrant, or (y) with respect to any other such Company Warrant, (i) an amount in cash equal to the product of (A) the number of Shares underlying such Company Warrant that were so exercised multiplied by (B) the excess, if any, of (1) the Common Cash Amount over (2) the per share exercise price of such Company Warrant, less applicable Tax withholdings and (ii) one CVR per Share underlying such Company Warrant (the “Warrant Consideration”).
(b)   With respect to any Company Warrant that has not been exercised (in whole or in part) as of the Effective Time that remains outstanding after the Effective Time:
(i)   If such Company Warrant is validly and timely exercised, in whole or in part (including, for the avoidance of doubt, payment of the applicable exercise price in respect thereof) on a non “cashless exercise” basis, then the portion of such Company Warrant so exercised shall be canceled automatically in exchange for the right to receive, with respect to each Share as to which such Company Warrant was so exercised, the Merger Consideration (and not, for the avoidance of doubt, any shares of capital stock of any entity).
(ii)   If such Company Warrant has a per share exercise price less than or equal to the Common Cash Amount, and the applicable Warrant Holder delivers to the Company, on or before the applicable expiration date or termination date of such Company Warrant, written notice, in form and substance reasonably acceptable to Parent, of such Warrant Holder’s irrevocable election to exercise such Company Warrant in whole (but not in part) on a “cashless exercise” basis, then such Company Warrant shall be canceled automatically in exchange for the right to receive an amount in cash equal to the Warrant Consideration (and not, for the avoidance of doubt, any shares of capital stock of any entity or Merger Consideration).
(iii)   If the Warrant Holder of such Company Warrant validly and timely exercises any right to sell such Company Warrant to the Company pursuant to the terms and conditions thereof, then such Company Warrant shall be canceled automatically and converted into the right to receive the applicable sale price in cash under the terms and conditions of such Company Warrant (and not, for the avoidance of doubt, any shares of capital stock of any entity or Merger Consideration).
Section 1.10   Further Action.   If, at any time after the Effective Time, any further action is reasonably determined by the Company or Parent to be necessary or desirable to carry out the purposes of this Agreement, then Parent, Merger Sub and the Company and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Transactions and to carry out the purposes and intent of this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in ARTICLE II is subject to (a) exceptions and disclosures set forth in the part or subpart of the Company Disclosure Letter corresponding to the particular section or subsection in this ARTICLE II, (b) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Letter to the extent it is reasonably apparent on the face of such exception or disclosure that such exception or disclosure is relevant to qualify such representation and warranty, and (c) disclosure in the Company SEC Documents publicly filed or furnished on or after January 1, 2024 and prior to the date of this Agreement other than any disclosure (other than statements of fact) in the “Risk Factors” or “Note About Forward-Looking Statements” sections of such Company SEC Documents or other forward-looking statements in such Company SEC Documents):
Section 2.1   Due Organization; Subsidiaries, Etc.
(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its

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assets in the manner in which its assets are currently owned and used, except, in each case, where the failure to have such power or authority would not reasonably be expected to be, individually or in the aggregate, material to the Company. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing does not have, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or to prevent or materially impair the ability of the Company to consummate the Transactions prior to the Termination Date or perform its obligations under this Agreement or the other Transaction Documents to which it is party.
(b)   The Company does not own any capital stock of, or any other equity interest of, or any equity interest of any nature in, any other Entity as of the date of this Agreement. The Company has not agreed and is not obligated to make and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
Section 2.2   Organizational Documents.   The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of the Certificate of Incorporation and bylaws of the Company, including, in each case, all amendments thereto, each of which is in full force and effect on the date hereof, and the Company is not in violation of any of the foregoing in any material respect. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of the form of each Company Warrant, including all amendments thereto, each of which is in full force and effect on the date hereof, and the Company is not in violation of any of the foregoing in any material respect. As of any date following the date hereof, neither the Company nor any of its Subsidiaries has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy law or similar state or federal Legal Requirement, become insolvent or become subject to conservatorship or receivership.
Section 2.3   Capitalization, Etc.
(a)   The authorized capital stock of the Company consists of 175,000,000 Shares of Company Common Stock, including (i) 174,300,000 shares of Common Stock of which 61,372,730 shares have been issued and are outstanding as of the close of business on the Reference Date (of which 6,811,448 are Company Restricted Shares); and (ii) 700,000 shares of Class A Common Stock, of which 700,000 shares have been issued and are outstanding as of the close of business on the Reference Date. All of the outstanding shares of Company Common Stock have been, and all shares of Company Common Stock that may be issued pursuant to the Company Incentive Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable. As of the Reference Date, no share of Class A Common Stock has been converted to Common Stock since January 1, 2022.
(b)   (i) None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company, (iii) there are no outstanding bonds, debentures, notes or other Indebtedness of the Company having a right to vote on any matters on which the Company Stockholders have a right to vote and (iv) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock. The Common Stock and the Class A Common Stock constitute the only outstanding classes of securities of the Company registered under the Securities Act or the Exchange Act.
(c)   As of the close of business on the Reference Date, (i) 127,000 Shares are subject to issuance pursuant to Company Options granted and outstanding under the Company Incentive Plan; (ii) 6,811,448 Company Restricted Shares are outstanding and unvested (“Unvested Company Restricted Shares”); and (iii) 36,331,640 Shares are reserved for purchase pursuant to the Company Warrants. The Company has delivered or made available to Parent or Parent’s Representatives copies of the Company Incentive Plan covering the Company Options and Company Restricted Shares outstanding as of the date of this

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Agreement, the forms of all stock option agreements evidencing such Company Options and the forms of award agreements evidencing such Company Restricted Shares. Other than as set forth in this Section 2.3(c), as of the close of business on the Reference Date, there are no issued, reserved for issuance, outstanding or authorized stock option, restricted stock unit award, performance-based restricted stock unit award, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Company. No election has been made with respect to any Unvested Company Restricted Shares under Section 83(b) of the Code.
(d)   All grants of Company Options and Company Restricted Shares were validly issued and properly approved by the Company Board (or a duly authorized committee thereof) in accordance with all applicable Legal Requirements and the terms of the applicable Company Incentive Plan as of the applicable date of grant and the exercise price per Share of each Company Option was not less than the fair market value of a Share on the applicable date of grant and each Company Option does not constitute “nonqualified deferred compensation” for purposes of Code Section 409A. No Company Options or Company Restricted Shares have been retroactively granted nor has the exercise price of any such Company Option been determined retroactively in contravention of applicable Legal Requirements. Other than as set forth in Section 2.3(c), there is no issued, reserved for issuance, outstanding or authorized stock option, restricted stock unit award, performance stock unit award, restricted stock award, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Company.
(e)   Section 2.3(e) of the Company Disclosure Letter sets forth, with respect to each Company Stock Award (on a grant-by-grant basis) that is outstanding as of the close of business on the Reference Date, (i) the name (or employee identification number) and country of residence (if outside the U.S.) of the holder thereof, (ii) the grant date, (iii) the number of Shares issuable thereunder on the grant date, (iv) the exercise price per Share with respect to each Company Option, (v) the number of Shares subject thereto that are currently vested and unvested, (vi) the vesting schedule thereof (including any accelerated vesting), (vii) the expiration date thereof, (viii) for any Company Option, whether such Company Option is intended to qualify as an “incentive stock option” (as defined in Section 422 of the Code) and (ix) whether early exercise is permitted with respect to any Company Option.
(f)   Except for the Company Warrants or as otherwise set forth in this Section 2.3, as of the close of business on the Reference Date, there are no (i) outstanding shares of capital stock of, or other equity interest in, the Company, (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock, restricted stock units, stock-based performance units or any other rights that are linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of the Company, (iii) outstanding securities, instruments, bonds, debentures, notes or obligations (other than the outstanding shares of Class A Common Stock) that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company, or (iv) stockholder rights plans (or similar plan commonly referred to as a “poison pill”) or Contracts under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. Section 2.3(f) of the Company Disclosure Letter sets forth, with respect to each Company Warrant that is outstanding as of the close of business on the Reference Date, (i) the name and email address of the holder thereof, as and if set forth in the Company’s books and records, (ii) the number of Shares purchasable thereunder as of the Reference Date, (iii) the exercise price per Share with respect thereto and (iv) the expiration date thereof.
Section 2.4   SEC Filings; Financial Statements.
(a)   Since January 1, 2022, the Company has filed or furnished all material reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (the “Company SEC Documents”). As of their respective dates, the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed

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Company SEC Document, none of the Company SEC Documents, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents (except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document) (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. No financial statements of any Person are required by GAAP to be included in the consolidated financial statements of the Company.
(c)   Section 2.4(c) of the Company Disclosure Letter sets forth the aggregate amount of the Company’s accounts payable and expense accruals as of January 31, 2025.
(d)   The Company maintains, and at all times since January 1, 2022 has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company’s assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Since January 1, 2022, neither the Company nor the Company’s independent registered accountant has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company; or (C) any claim or allegation regarding any of the foregoing.
(e)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are designed to provide reasonable assurance that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports, and each of such required certifications has been timely made. The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.
(f)   The Company is not a party to nor has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract

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is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Documents.
(g)   As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.
(h)   Each document required to be filed by the Company with the SEC in connection with the Merger (the “Company Disclosure Documents”) (including the Proxy Statement), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any supplements or amendments thereto are first distributed or disseminated to the Company Stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to statements made or incorporated by reference in any Company Disclosure Document based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Disclosure Documents.
Section 2.5    Absence of Changes.   From the date of the Balance Sheet through the date of this Agreement, except for the transactions contemplated by this Agreement and discussions and negotiations related thereto and to other strategic transactions and alternatives considered by the Company, the Company has (i) operated in all material respects in the ordinary course of business and (ii) not taken any action that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 4.2(b) (other than clauses (iii), (iv), (v) and (xxiii) thereof). From December 31, 2023 through the date of this Agreement, there has not occurred a Material Adverse Effect or any other Effect that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions prior to the Termination Date or perform its obligations under this Agreement or the other Transaction Documents to which it is party.
Section 2.6   Title to and Sufficiency of Assets.   The Company has good and valid title to, or in the case of assets purported to be leased by the Company, valid leasehold interests in, all tangible assets owned by them (or in the case of leased assets, leased by them) as of the date of this Agreement, including all material tangible assets (other than capitalized or operating leases) reflected on the Company’s unaudited balance sheet in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Balance Sheet”) filed by the Company with the SEC, except for assets sold or otherwise disposed of in the ordinary course of business, or in the case of leased assets, where the applicable lease has expired by its terms, in each case since the date of such Balance Sheet and except where such failure would not have or reasonably be expected to be, individually or in the aggregate, material to the Company. Except (a) as would not reasonably be expected to be, individually or in the aggregate, material to the Company and (b) for services that are contemplated by or otherwise provided to Parent pursuant to this Agreement or the Transition Services Agreement, immediately following the Effective Time, the Company will have, directly or indirectly, all of the assets necessary to conduct its business in substantially the same manner as its business will be conducted as of immediately prior to the Effective Time.
Section 2.7   Real Property.   The Company does not own any real property nor does it have a leasehold interest in any real property (“Leased Real Property”).
Section 2.8   Intellectual Property.
(a)   Section 2.8(a) of the Company Disclosure Letter identifies each item of Registered IP in the Company IP (the “Registered Company IP”) or exclusively licensed to the Company as of the date of this Agreement (the “Licensed IP”). As of the date of this Agreement, no interference, opposition, reissue, revocation, nullity, inter partes or pre-/post-grant proceedings, reexamination or other similar legal

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proceeding (other than initial examination and other ordinary course prosecution proceedings) is pending or, to the knowledge of the Company, threatened in writing, in which the scope, inventorship, validity, enforceability or ownership of any Registered Company IP or, to the knowledge of the Company, of any Licensed IP listed on Section 2.8(a) of the Company Disclosure Letter is being or has been contested or challenged, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Registered Company IP is subsisting, and all registration, maintenance and renewal fees applicable to the Registered Company IP that are due have been paid and all documents and certificates related to such items have been filed with the relevant Governmental Entity or other authorities in the applicable jurisdictions for the purposes of maintaining such items as of the date of this Agreement. To the knowledge of the Company, the Registered Company IP is presumed valid or enforceable. The Company is not aware of any material prior art, prior use, or prior sale that was not disclosed during prosecution or examination of any Licensed IP. To the knowledge of the Company, the Company has complied in all material respects with all of its obligations and duties to the respective patent, trademark and copyright offices, including the duty of candor and disclosure to the U.S. Patent and Trademark Office, and all applicable laws, with respect to all Registered Company IP.
(b)   (i) The Company solely and exclusively owns all right, title and interest in and to all material Registered Company IP, free and clear of all Encumbrances other than Permitted Encumbrances and any Encumbrance caused or created by any action or failure to act by any Person other than the Company; (ii) the Company has the right to use all other material Intellectual Property Rights used by the Company in its businesses as currently or previously conducted; and (iii) to the Company’s knowledge, such Registered Company IP and other material Intellectual Property Rights described in the foregoing clauses (i) and (ii) represent all Intellectual Property Rights necessary to conduct the business of the Company as presently conducted or proposed by the Company (as disclosed in the Company SEC Documents as of the date hereof) to be conducted, except as is not, and would not reasonably be expected to be, material to the Company.
(c)   To the knowledge of the Company, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution has been used or is being used to create material Registered Company IP, except for any such use of funding, facilities or personnel that does not result in such Governmental Body or institution obtaining ownership rights to such Registered Company IP.
(d)   Section 2.8(d) of the Company Disclosure Letter sets forth each license agreement pursuant to which the Company: (i) is granted a license to any material Intellectual Property Right that is incorporated into any product candidate of the Company (each, an “In-bound License”) or (ii) grants to any third party a license under any material Registered Company IP or material Intellectual Property Right licensed to the Company under an In-bound License (each, an “Out-bound License”); provided, that for the purposes of this Agreement (x) In-bound Licenses shall not include (and Section 2.8(d) of the Company Disclosure Letter may exclude) any materials transfer agreements, clinical trial agreements, nondisclosure agreements, services agreements, manufacturing agreements, commercially available software-as-a-service offerings agreements, off-the-shelf software license agreements, license agreements commonly referred to as “open source,” “public,” or “freeware” software licenses or generally available patent license agreements entered into in the ordinary course of business and (y) Out-bound Licenses shall not include (and Section 2.8(d) of the Company Disclosure Letter may exclude) any materials transfer agreements, clinical trial agreements, nondisclosure agreements, services agreements, research agreements, manufacturing agreements or non-exclusive out-bound licenses entered into in the ordinary course of business, except to the extent they materially affect the Registered Company IP or Intellectual Property Rights.
(e)   To the knowledge of the Company: (i) the operation of the business of the Company as currently conducted does not infringe any Intellectual Property Right owned by any other Person or misappropriate or otherwise violate any other Intellectual Property Right owned by any other Person; (ii) no Person is infringing, misappropriating or otherwise violating any Registered Company IP or any Intellectual Property Rights exclusively licensed to the Company; and (iii) no other Person’s Intellectual Property Right is necessary to conduct the operation of the business as currently conducted, except, in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, there is no Legal Proceeding (A) pending (or

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threatened) against the Company alleging that the operation of the businesses of the Company infringes or constitutes the misappropriation or other violation of any Intellectual Property Rights of another Person, or (B) pending (or threatened) by the Company that another Person has infringed, misappropriated or otherwise violated any of the Company IP or any Intellectual Property Rights exclusively licensed to the Company. The Company has not received any written notice or other written communication alleging that the operation of the business of the Company infringes or constitutes the misappropriation or other violation of any Intellectual Property Right of another Person.
(f)   None of the material Registered Company IP or material Intellectual Property Right licensed to the Company under an In-bound License is subject to any pending or outstanding injunction, directive, order, judgment or other disposition of a dispute that adversely and materially restricts the use, transfer or registration of any such material Registered Company IP or licensed Intellectual Property Right, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(g)   The Company has taken commercially reasonable and necessary steps to protect its rights in confidential information and trade secrets, including any trade secrets or confidential information of third Persons lawfully provided to the Company.
(h)   The Company has, since January 1, 2022, materially complied with applicable Privacy Laws, including with regards to governing the Company’s Processing of Personal Data and the Company’s Privacy Policies. To the knowledge of the Company, no disclosure made or contained in any Privacy Policy is, or has been, materially inaccurate, misleading, or deceptive. The Company has, since January 1, 2022, materially complied with its obligations governing the privacy or security of Personal Data contained in any written Contract to which the Company is legally bound. To the knowledge of the Company, the execution, delivery, or performance of this Agreement by the Company and the consummation of this Agreement will not violate applicable Privacy Laws. The Company has not received written, or to the knowledge of the Company oral, notice of any claims, investigations, or inquiries alleging violations of applicable Privacy Laws from any Governmental Body relating to the Company’s Processing of Personal Data. The Company has taken commercially reasonable measures (taking into account the Company’s size and resources as well as the nature and purpose of the Processing and the types of Personal Data) designed to protect Personal Data Processed by or on behalf of the Company against Security Incidents. To the knowledge of the Company, since January 1, 2022, there has been no Security Incident, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(i)   Except as would not be material to the Company, all Company Associates and other Company employees who developed Intellectual Property Rights for the Company, including any Intellectual Property Rights that cover, claim or are directed to or otherwise related to any Company Product, have signed confidentiality and invention assignment agreements or similar agreements for the transfer or assignment of such Intellectual Property Rights with the Company pursuant to which the Company either has obtained ownership of and is the sole and exclusive owner of such Intellectual Property Rights.
Section 2.9   Contracts.
(a)   Section 2.9(a) of the Company Disclosure Letter identifies each Company Contract that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, other than any Company Contract (1) that is an Employee Plan or (2) that is a Standard License, each of the following Company Contracts shall be deemed to constitute a “Material Contract”:
(i)   any Company Contract (A) with any sole-source suppliers of material products or services, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by the Company or (C) pursuant to which the Company grants any exclusivity to any other Person or which otherwise limits the freedom or right of the Company in any material respect, to engage in any line of business or to compete with any other Person in any location or line of business, which restrictions are material to the Company;
(ii)   any Company Contract under which the Company paid or received, or that by its terms requires the payment or delivery by or to the Company of, cash or other consideration in an amount

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in excess of $200,000 during the fiscal years ended December 31, 2023 or December 31, 2024, or under which the Company reasonably expects to pay or receive cash or other consideration in excess of such amount in the fiscal year ending December 31, 2025 (including, for the avoidance of doubt, as a result of the Transactions);
(iii)   any Company Contract relating to Indebtedness in excess of $100,000 (whether incurred, assumed, guaranteed or secured by any asset) of the Company;
(iv)   any Company Contract constituting a corporate joint venture, strategic alliance, research and development collaboration, partnership, or limited liability corporation, other than any such Company Contract that was entered into in the ordinary course of business and does not provide for the sharing of, or payments otherwise based on, the revenues, profits or losses of the Company;
(v)   any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company, the pledging of the capital stock or other equity interests of the Company or prohibits the issuance of any guaranty by the Company;
(vi)   any Company Contract for the lease or sublease of any real property;
(vii)   any In-bound License and any Out-bound License;
(viii)   any Company Contract providing for any disposition or acquisition by the Company of any Entity or business (including assets constituting a material business or business lines) for an amount in excess of $200,000 that has material obligations remaining to be performed or material liabilities continuing after the date of this Agreement (other than indemnification obligations for fundamental representations under which there are no pending claims);
(ix)   any Company Contract with any Governmental Body under which payments in excess of $200,000 were received by the Company in the most recently completed fiscal year;
(x)   any Company Contracts (A) with Fortress or any other record or, to the knowledge of the Company, beneficial owner as of the date of this Agreement of five percent (5%) or more of the voting securities of the Company, or (B) of the type that would be required to be disclosed under Item 404 of Regulation S-K under the 1933 Act;
(xi)   any hedging, swap, derivative or similar Company Contracts;
(xii)   any Company Contract that has continuing obligations or interests involving (A) “milestone” or other similar contingent payments, including upon the achievement of regulatory or commercial milestones which would result in an aggregate payment in excess of $100,000 or (B) payment of royalties or other amounts calculated based upon sales, revenue, income or similar measure of the Company;
(xiii)   any Company Contract evidencing a commitment by the Company to make a future capital expenditure in excess of $250,000 that is not terminable by the Company upon notice of ninety (90) days or less without material penalty or liability;
(xiv)   except for the Company Options, the Company Warrants, and the Company Restricted Shares, any Company Contract relating to the issuance of capital stock or other securities of the Company, including other equity-based awards; and
(xv)   any other Company Contract not otherwise described in any other subsection of this Section 2.9(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the 1933 Act) with respect to the Company.
(b)   As of the date of this Agreement, the Company has made available to Parent or Parent’s Representatives a copy of each Material Contract. Neither the Company nor, to the knowledge of the Company, any other party thereto is in breach of or default under any Material Contract and, neither the Company, nor, to the knowledge of the Company, any other party thereto has taken or failed to take any action that with or without notice, lapse of time or both would constitute a breach of or default under any Material Contract, in each case, except as would not have and would not reasonably be expected to

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have, individually or in the aggregate, a Material Adverse Effect or any other Effect that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions prior to the Termination Date or perform its obligations under this Agreement or the other Transaction Documents to which it is party. (i) Each Material Contract is enforceable by the Company in accordance with its terms, subject to (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of law governing specific performance, injunctive relief and other equitable remedies (clauses (x) and (y), the “Bankruptcy and Equity Exceptions”), (ii) the Company has not received any written notice regarding any violation or breach or default under any Material Contract that has not been subsequently withdrawn or remedied and (iii) the Company has not waived in writing any rights under any Material Contract in any manner adverse to the Company, except, in the case of clauses (i), (ii) and (iii), as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or, in the case of clause (ii) any other Effect that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions prior to the Termination Date or perform its obligations under this Agreement or the other Transaction Documents to which it is party.
Section 2.10   Liabilities.   As of the date of this Agreement, the Company does not have any liabilities of any nature (whether accrued, absolute, contingent or otherwise), including any of the type required to be disclosed in the liabilities column of a consolidated balance sheet prepared in accordance with GAAP, except for: (i) liabilities specifically disclosed and adequately reserved against on the Balance Sheet contained in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations of the Company under Contracts binding upon the Company (other than resulting from any breach or acceleration thereof, tort, violation of Legal Requirements, tort or infringement, or that relates to any cause of action, claim or lawsuit) either delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement or entered into in the ordinary course of business, including Standard Licenses; (iv) liabilities incurred since the date of the Balance Sheet in the ordinary course of business or in connection with the Transactions; and (v) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.11   Compliance with Legal Requirements; Regulatory Matters; Export Controls and Sanction Laws.
(a)   The Company is, and since January 1, 2020 has been, in material compliance with all applicable Legal Requirements and Healthcare Laws. Since January 1, 2020, the Company has not been charged with, named in a complaint for, or, to the knowledge of the Company, been investigated for, any violation of any Legal Requirement, or, as of the date of this Agreement, has received written notice of any such charge.
(b)   Since January 1, 2020 (i) the Company has not made any false, misleading, or untrue statement of material fact, or failed to disclose a material fact required to be disclosed, to any Regulatory Authority, nor committed any act, made any statement, or failed to make any statement that would reasonably be likely to provide a basis for the U.S. Food and Drug Administration (the “FDA”) to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities,” or for any other Regulatory Authority to invoke any similar policy; (ii) all preclinical studies and clinical trials sponsored or conducted by or on behalf of the Company have been conducted in material compliance with applicable Legal Requirements; (iii) the Company and its employees, officers, and directors have not been, and, to the knowledge of the Company, no agent, contractor, or supplier acting on behalf of, or providing products or services to, the Company has been, (w) debarred (under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. §335a(a) and (b) or any similar Legal Requirements), (x) excluded from participation in United States federal health care programs (under the provisions of 42 U.S.C. § 1320a-7 or any similar Legal Requirements), (y) convicted of a crime for which a Person can be debarred or excluded, or (z) threatened in writing to be debarred or excluded; (iv) the Company has not (x) received from the FDA any warning letter or untitled letter, FDA Form 483, establishment Inspection Report, or critical or major inspection-based findings, or (y) to the knowledge of the Company, been the subject of any Legal Proceeding commenced by or on behalf of a Governmental Body, including the FDA, the DEA, the DOJ, the United States Department of Health and Human Services Office of the

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Inspector General of the (“OIG”), or any similar foreign Governmental Body, including any qui tam or similar action by a relator; (v) the Company has not become, continued to be a party to, or been required to enter into any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or other similar written agreement, in each case, with or imposed by any Governmental Body, including the FDA, the DEA, the DOJ, the OIG, or any similar foreign Governmental Body; (vi) all reports, documents, claims, permits, submissions, filings and notices required to be filed with, maintained in connection with, or furnished to a Governmental Body by the Company has been so filed, maintained, or furnished, and all such reports, documents, claims, permits, submissions, filings, and notices were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing); and (vii) the Company is not authorized to bill, nor has it directly claimed or received reimbursement from, any Governmental Program or from any other Third-Party Payor Program for services reimbursable under such programs.
(c)   Since April 24, 2019, the Company has not been in violation of, or has received written notice that it is subject of any governmental investigation related to, or charged by any Governmental Body with a violation of any (i) applicable U.S. export control and sanctions laws or regulations, including the U.S. Export Administration Regulations and the Foreign Assets Control Regulations or (ii) other applicable import/export controls in other countries in which the Company conducts business, except, in each case, for any such violation or investigation that would not have or reasonably be expected to be, individually or in the aggregate, material to the Company.
(d)   The Company Product is being, and, since January 1, 2022, has been developed, researched, tested, manufactured, labeled, packaged, distributed, imported, exported, handled, and stored, as applicable, in material compliance with all applicable Healthcare Laws, and, to the knowledge of the Company, any third party conducting any of the foregoing activities on behalf of the Company is and, since January 1, 2022, has been conducting such activities in material compliance with all applicable Healthcare Laws. The Company Product has not been recalled, withdrawn, suspended, seized or discontinued (other than for commercial or other business reasons) by the Company or any applicable Governmental Body (whether voluntarily or otherwise) since January 1, 2022, and no Legal Proceedings or, to the knowledge of the Company, investigations, seeking the recall, withdrawal, suspension, seizure or discontinuation of the Company Product are pending, or since January 1, 2022, have been brought or commenced, against the Company, its contract manufacturers, or any licensee of the Company Product, nor since January 1, 2022, has the Company, nor to the knowledge of the Company, its contract manufacturers, or any licensee of the Company received written notice from a Governmental Body seeking the recall, withdrawal, suspension, seizure, or discontinuation of the Company Product. There are no outstanding material safety, performance, or quality issues relating to the Company Product or, to the knowledge of the Company, any of its agents or contractors (including any contract manufacturers, contract research organizations, or clinical trial sites).
(e)   To the knowledge of the Company, for each study conducted by or on behalf of the Company in which human subjects participated, since January 1, 2022, the Company or the party conducting the study obtained the informed consent of such human subjects in material compliance with all applicable Legal Requirements, including Healthcare Laws. All non-clinical and clinical studies conducted by or on behalf of the Company since January 1, 2022, were, and are being, conducted in material compliance with all applicable Healthcare Laws. Since January 1, 2022, neither the Company, nor any party conducting a clinical study on its behalf, has received any written notice from the FDA or any other Governmental Body requiring, a clinical hold or any other suspension or termination of a clinical study for reasons of safety or regulatory non-compliance.
Section 2.12   Certain Business Practices.   Neither the Company nor to the knowledge of the Company any of its Representatives (in each case, acting in the capacity of a Representative of the Company) has since January 1, 2022 (i) used any material funds (whether the Company or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) violated any provision of any applicable Anti-Corruption Laws or any rules or regulations promulgated thereunder, any applicable anti-money laundering laws and any rules or regulations promulgated thereunder or any applicable Legal Requirements of similar effect, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 2.13   Governmental Authorizations.   The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted, except where failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Governmental Authorizations held by the Company are valid and in full force and effect, except where the failure to be in full force and effect would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is in compliance with the terms and requirements of such Governmental Authorizations, except where failure to be in compliance would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.14   Tax Matters.
(a)   Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Tax Return required to be filed by the Company with any Governmental Body has been filed on or before the applicable due date (taking into account any extensions of such due date), and all such Tax Returns are true accurate and complete, (ii) all Taxes shown as due on such Tax Returns have been paid, (iii) the Company has withheld and paid to the appropriate Governmental Body all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and (iv) the Company has made adequate provision for all unpaid Taxes not yet due.
(b)   As of the date hereof, there is no claim, proceeding, audit, dispute, suit, investigation or examination concerning any material Tax liability of the Company raised by any Governmental Body in writing to the Company that has not been resolved, and the Company has not received written notice of any threatened audits or investigations relating to any material Taxes.
(c)   Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no deficiency for any Tax has been assessed by a Governmental Body in writing against the Company which deficiency has not been paid, settled, resolved or withdrawn or is not being contested in good faith by appropriate proceedings.
(d)   The Company has not waived any statute of limitations in respect of material Taxes or agreed to, or requested, any extension of time with respect to a material Tax assessment or deficiency, in each case that is in effect as of the date hereof, except as a result of any automatic extension of the time within which to file the associated Tax Return.
(e)   The Company is not a party to or is not bound by any material Tax sharing, allocation or indemnification agreement or arrangement that would have a continuing effect after the Closing Date (other than such agreements or arrangements with third parties made in the ordinary course of business, the principal purpose of which is not Tax). There are no outstanding requests for rulings or determinations in respect of any material Tax or material Tax asset between the Company and any Governmental Body.
(f)   The Company (i) has not been a member of an affiliated group (as defined in Section 1504(a) of the Code) filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was the Company) or (ii) does not have any liability for the material Taxes of another Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Legal Requirements), as a transferee or successor, or otherwise by operation of Legal Requirements.
(g)   Within the past two years, the Company has been neither a “distributing corporation” nor a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(h)   No claim has been made in writing by any Governmental Body in a jurisdiction where the Company does not file a particular type of Tax Return or pay a particular type of Tax that the Company is or may be required to file such Tax Return or pay such Tax in such jurisdiction.
(i)   The Company has not entered into any “listed transaction” (as defined in Treasury Regulations Section 1.6011-4(b)(2)).

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(j)   The Company is a not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(k)   The Company will not be required to include any material item of income in, or exclude any material item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date as a result of transactions or events occurring, or accounting methods employed, prior to the Closing, (ii) installment sale or open transaction disposition made prior to the Closing, or (iii) except in the ordinary course of business, deferred revenue or prepaid amounts received or accrued on or prior to the Closing Date.
(l)   The Company has not executed or filed any power of attorney with respect to Taxes that will remain in effect after Closing.
(m)   The Company has not sought any relief under any provision of the CARES Act or any similar provision of state, local or non-U.S. law relating to Taxes (including (i) deferring any Taxes under Section 2302 of the CARES Act or (ii) claiming any Tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the Families First Coronavirus Response Act).
Section 2.15   Employee Matters; Benefit Plans.
(a)   The Company is not party to, has no duty to bargain for, nor is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization representing any of its employees and there are no labor organizations representing or, to the knowledge of the Company, purporting to represent or seeking to represent any employees of the Company.
(b)   Since January 1, 2022 there has not been any strike, material slowdown, work stoppage, lockout, picketing or labor dispute affecting the Company or any of its employees, and, to the knowledge of the Company, since January 1, 2022 there have been no threats of any such actions or disputes.
(c)   Since January 1, 2022, the Company has been in compliance with all applicable Legal Requirements related to employment and employment practices, including, but not limited to, Legal Requirements pertaining to payment wages and hours of work; leaves of absence; paid and unpaid time off; plant closing notifications; verification of employee eligibility to work in the United States (including any associated recordkeeping requirements); classification of employees as exempt or non-exempt under the federal Fair Labor Standards Act and any similar state or local law; classification of individuals as employees or independent contractors; employment statutes or regulations, workplace health and safety, retaliation, or discrimination matters, including charges of unfair labor practices or harassment complaints (collectively “Employment Laws”).
(d)   Except as set forth in Section 2.15(d) of the Company Disclosure Letter, there are, and for the past three (3) years have been, no Legal Proceeding filed against the Company alleging that the Company is liable for any actual or alleged violation of any Employment Laws and, to the knowledge of the Company, there have been no threats of any such Legal Proceedings within the past three (3) years.
(e)   The Company (i) is not liable for any arrearage of wage payments to current or former employees, consultants or independent contractors and (ii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, or other benefits or obligations for current or former employees.
(f)   Section 2.15(f) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of the material Employee Plans (other than Employee Plans that do not depart materially from any forms of employment offer letters and equity grant notices). The Company has either delivered or made available to Parent or Parent’s Representatives prior to the execution of this Agreement with respect to each material Employee Plan accurate and complete copies of the following (other than (i) material Employee Plans that do not depart materially from any forms of employment offer letters that have been provided to Parent pursuant to this Section 2.15(f) and (ii) and equity grant notices), as relevant: (i) all

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plan documents and all amendments thereto, and all related trust or other funding documents, and in the case of unwritten material Employee Plans, written descriptions thereof; (ii) any currently effective determination letter or opinion letter received from the IRS; (iii) the most recent annual actuarial valuation and the most recent Form 5500 and accompanying schedules and attachments thereto; (iv) the most recent summary plan descriptions and any summary of material modifications thereto; (v) the nondiscrimination tests required to be performed under the Code for the most recent plan year; and (vi) the most recent prospectus or summary plan descriptions and any material modifications thereto.
(g)   Neither the Company nor any other Person that would be or, at any relevant time, would have been considered a single employer with the Company under the Code or ERISA has during the past six years maintained, contributed to, or been required to contribute to, or has or is reasonably expected to have any direct or indirect liability with respect to, (i) a plan subject to Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan or any “multiemployer plan” (each as defined in Section 4001 of ERISA); (ii) any multiple employer welfare arrangement as defined in Section 3(40) of ERISA; or (iii) a plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA.
(h)   Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. Each of the Employee Plans has been established, operated and maintained in all material respects in compliance in with its terms and all applicable Legal Requirements, including ERISA and the Code.
(i)   (i) No material Legal Proceeding is pending with respect to any Employee Plan (other than routine claims for benefits) and, to the knowledge of the Company, no such Legal Proceeding is threatened; (ii) all contributions or other amounts payable by the Company with respect to each Employee Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP; (iii) there are no governmental audits or investigations pending or, to the knowledge of the Company, threatened in connection with any Employee Plan; and (iv) no Employee Plan covers any Person with a principal work location outside of the United States.
(j)   Neither the Company nor any Employee Plan has any obligation to provide post-employment health, life insurance or other welfare benefits to or make any payment to, or with respect to, any present or former employee, officer or director of the Company pursuant to any retiree medical benefit plan or other retiree welfare plan, other than (i) coverage mandated by Legal Requirements, including under Section 4980B of the Code or similar state or local Legal Requirements (“COBRA”), (ii) healthcare coverage through the end of the calendar month in which a termination of employment occurs, or (iii) payment or subsidies of COBRA premiums following a termination of employment pursuant to the terms of an employment agreement set forth in Section 2.15(j) of the Company Disclosure Letter.
(k)   Neither the execution of this Agreement, nor the consummation of the Transactions (including in combination with other events or circumstances) will (i) result in, or cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any severance, bonus or other compensation or benefits (including forgiveness of indebtedness) to any current or former employee, officer, director or other natural-person service provider of the Company; or (ii) result in any “parachute payment” (as defined in Section 280G(b)(2) of the Code).
(l)   The Company has no obligation to pay or provide any Tax “gross-up” or similar “make-whole” payments or indemnities to any current or former employee, officer, director or other natural-person service provider of the Company.
(m)   Each Employee Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been operated and maintained in compliance in all material respects with the requirements of Section 409A of the Code and applicable guidance issued thereunder.

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Section 2.16   Environmental Matters.
(a)   Except for those matters that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is, and since January 1, 2022 has been, in compliance in all respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their respective business.
(b)   The Company possesses or has applied for all Governmental Authorizations required under Environmental Laws for the operation of its business as currently conducted and as proposed to be conducted and, except as set forth in Section 2.16(b)(1) of the Company Disclosure Letter, the Company is and at all times has been in material compliance with all such Governmental Authorizations. All such Governmental Authorizations necessary are in full force and effect, and to the Company’s knowledge, there is no existing fact, circumstances, or occurrence which would reasonably be expected to result in the expiration, termination, revocation, suspension, voidance, or withdrawal of any such Governmental Authorization within the twelve (12) month period following the date of this Agreement, and no such Governmental Authorization will be subject to expiration, termination, revocation, suspension, voidance, or withdrawal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Section 2.16(b)(2) of the Company Disclosure Letter sets forth a complete and correct list of all such Governmental Authorizations.
(c)   Since January 1, 2022, the Company has not received any written or, to the knowledge of the Company oral, notice claiming that the Company (i) is or was in violation of any applicable Environmental Law; or (ii) is or may be responsible or potentially responsible pursuant to any environmental Law for conducting or paying to conduct any investigation or remediation of any real property.
(d)   As of the date of this Agreement, there is no investigation, suit, claim, action or Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened in writing against the Company or any Leased Real Property, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(e)   Since January 1, 2022, the Company has not caused or permitted any release of Hazardous Materials at, on, to, from, or under any real property and, to the knowledge of the Company, there has been no release of any Hazardous Materials at, on, to, from, or under any real property owned or operated by the Company, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(f)   The Company has not disposed of, arranged for, or permitted the disposal of, or transported any Hazardous Materials to any real property which is listed on, or which has been proposed for listing on, (i) the National Priorities List; (ii) the US Environmental Protection Agency’s Superfund Enterprise Management System or its predecessor the Comprehensive Environmental Response, Compensation, and Liability Information System; or (iii) any similar state or local database or list of known or suspected contaminated sites.
(g)   As of the date of this Agreement, the Company has not received any written notice, report or other information of or entered into any legally-binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved violations, liabilities or requirements on the part of the Company relating to or arising under Environmental Laws.
(h)   To the knowledge of the Company, no Person has been exposed to any Hazardous Materials at a property or facility of the Company at levels in excess of any applicable regulatory exposure levels or at any levels which would reasonably be expected to result in any claim against or liability of the Company under Environmental Laws.
(i)   The Company has not assumed, undertaken, or otherwise become subject to any liability of another Person relating to Environmental Laws other than any indemnities in Material Contracts or leases for real property.

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Section 2.17   Insurance.   Section 2.17 of the Company Disclosure Letter sets forth a true and complete list of all currently active policies, binders, and insurance contracts that are maintained by or for the benefit of the Company, including the name of the insurer, type of policy, policy number, effective date, limits, and deductible, together with a list of all “self-insurance” programs (the “Company Insurance Policies”). All Company Insurance Policies are in full force and effect (except for any expiration thereof in accordance with its terms), no notice of cancellation or modification or denial of coverage has been received as of the date of this Agreement, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder. There is no material pending claim under a Company Insurance Policy by the Company, nor is there any material pending Legal Proceeding by the Company against any insurance carrier under any Company Insurance Policy. The consummation of the Transactions, including the Merger, will not, to the knowledge of the Company, adversely affect or result in the cancellation or termination of any Company Insurance Policy under which the Company has made any claim with respect to any matter set forth in Section 2.18 of the Company Disclosure Letter, or otherwise adversely affect the rights of the Company and its current or former directors and officers thereunder.
Section 2.18   Legal Proceedings; Orders
(a)   There is no Legal Proceeding pending or threatened in writing (or, to the knowledge of the Company, orally) against the Company or against any present (or, to the knowledge of the Company, former) officer, director or employee of the Company in such individual’s capacity as such, other than any Legal Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or any other Effect that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions prior to the Termination Date or perform its obligations under this Agreement or the other Transaction Documents to which it is party; provided, that to the extent any such representations or warranties in the foregoing in this clause (a) pertains to Legal Proceedings that relate to the execution, delivery, performance or consummation of this Agreement or any of the transactions contemplated by this Agreement, such representations and warranties are made only as of the date hereof.
(b)   The Company is not subject to any outstanding order, writ, injunction or judgment pursuant to which the Company is subject to ongoing material obligations, other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or any other Effect that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions prior to the Termination Date or perform its obligations under this Agreement or the other Transaction Documents to which it is party; provided, that to the extent any such representations or warranties in the foregoing in this clause (b) pertains to any order, writ, injunction or judgment that relate to the execution, delivery, performance or consummation of this Agreement or any of the transactions contemplated by this Agreement, such representations and warranties are made only as of the date hereof.
(c)   No investigation or review by any Governmental Body with respect to the Company is pending or threatened in writing (or, to the knowledge of the Company, orally), other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or any other Effect that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions prior to the Termination Date or perform its obligations under this Agreement or the other Transaction Documents to which it is party.
Section 2.19   Authority; Binding Nature of Agreement.
(a)   The Company has the corporate power and authority to enter into and deliver and to perform its obligations under this Agreement and the other Transaction Documents to which it is party and, subject to obtaining the Company Required Vote, to consummate the Transactions. This Agreement and such other Transaction Documents have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement and such other Transaction Documents constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with its or their terms, subject to the Bankruptcy and Equity Exceptions.
(b)   The Special Committee was formed on July 23, 2024. Section 2.19(b) of the Company Disclosure Letter sets forth a copy of the resolutions designating and empowering the Special Committee,

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none of which have been subsequently amended, modified or rescinded. At a meeting duly called and held, prior to the execution of this Agreement, the Special Committee has unanimously and duly adopted resolutions (a) determining that entry into this Agreement and the other Transaction Documents to which the Company is party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and the Unaffiliated Company Stockholders, (b) recommending to the Company Board that it approve this Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger, and (c) resolving to make the Special Committee Recommendation, which resolutions, subject to Section 5.1, have not been subsequently withdrawn or modified in a manner adverse to Parent or Merger Sub.
(c)   Thereafter, the Company Board, acting upon the recommendation of the Special Committee, unanimously and duly adopted resolutions (a) determining that entry into this Agreement and the other Transaction Documents to which the Company is party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (b) approving this Agreement, such other Transaction Documents and the consummation of the Transactions, including the Merger, and (c) directing that this Agreement be submitted to the Company Stockholders entitled to vote thereon for adoption thereby and resolving to make the Company Board Recommendation, which resolutions, subject to Section 5.1, have not been subsequently withdrawn or modified in a manner adverse to Parent or Merger Sub.
Section 2.20   Related Party Transactions.   Other than the Company’s Employee Plans, Contracts contemplated by this Agreement or any Contracts entered into with the consent of Parent after the date hereof, neither Fortress nor any directors, officers, employees or non-controlled Affiliates of the Company, nor any beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 5% or more of the shares of Company Common Stock, is a party to any Company Contracts with or binding upon the Company or any of its respective properties or assets or have any material interest in any property used by the Company. Since January 1, 2022, neither Fortress nor any of its Affiliates or Representatives (excluding, for the avoidance of doubt, Persons who are employees of the Company) has provided any material services or other material support to the Company in respect of regulatory, scientific or clinical matters (except, in the case of individuals who are directors of the Company and also Affiliates and/or Representatives of Fortress, any support provided to the Company in their capacities as directors of the Company).
Section 2.21   Merger Approval.   The only vote of the holders of any class or series of capital stock or other securities of the Company required to adopt this Agreement and approve the Transactions is the Company Required Vote.
Section 2.22   Non-Contravention; Consents.   Assuming compliance with the applicable provisions of the Exchange Act, the DGCL, the HSR Act and the rules and regulations of Nasdaq, the execution and delivery of this Agreement by the Company, any other Transaction Document to which the Company is party, and the consummation of the Transactions will not: (a) conflict with or cause a violation of any of the provisions of the Certificate of Incorporation or bylaws of the Company; (b) conflict with or cause a violation by the Company of any Legal Requirements or order applicable to the Company, or to which the Company is subject; or (c) conflict with, result in a breach of, constitute a default on the part of the Company under, or require Consent from any Person under any Material Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to be, individually or in the aggregate, material to the Company. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), Takeover Laws, the DGCL or the HSR Act and the rules and regulations of Nasdaq, the Company is not required to give notice to, make any filing with, or obtain any Consent from, any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement, or the consummation by the Company of the Merger or the other Transactions, except those filings, notifications, approvals, notices or Consents that, if not obtained or given, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or any other Effect that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions prior to the Termination Date or perform its obligations under this Agreement or the other Transaction Documents to which it is party.

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Section 2.23   Fairness Opinions.
(a)   The Special Committee has received the written opinion of Kroll, LLC, as financial advisor to the Special Committee (the “Special Committee Advisor”), to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger is fair, from a financial point of view, to such holders.
(b)   The Company Board has received the opinion of Locust Walk Partners, LLC, as financial advisor to the Company (the “Company Board Advisor”), to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger is fair, from a financial point of view, to such holders.
Section 2.24   Financial Advisors.   Except for the Special Committee Advisor and the Company Board Advisor, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisory or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. A copy of the engagement letter between the Company and each of the Special Committee Advisor, the Company Board Advisor or any other Person set forth on Section 2.24 of the Company Disclosure Letter has been made available to Parent.
Section 2.25   Takeover Laws.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 3.9, no (a) Takeover Law or (b) anti-takeover provision in the organizational documents of the Company applies or will apply with respect to any Transaction. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement.
Section 2.26   No Other Representations or Warranties; Acknowledgment by the Company.
(a)   Except for the representations and warranties expressly set forth in this ARTICLE II or in the other Transaction Documents, neither the Company nor any of its Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representations or warranties of any kind or nature whatsoever, including with respect to the Company, their respective businesses or any other information made available to Parent, Merger Sub or their Representatives in connection with the Transactions, including the accuracy or completeness thereof and the Company hereby expressly disclaims any such other representations and warranties.
(b)   The Company acknowledges and agrees that, except for the representations and warranties made by Parent and Merger Sub in this Agreement and the other Transaction Documents, none of Parent, Merger Sub or any of their Affiliates nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of Parent, Merger Sub or any of their Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent, Merger Sub or any of their Subsidiaries or any other matter made available to the Company or its Representatives in expectation of, or in connection with, this Agreement, the other Transaction Documents or the Transactions. The Company is not relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Parent, Merger Sub and their Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows:
Section 3.1   Due Organization.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except where any such failure does not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 3.2   Merger Sub.   Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and those incidental to its formation and its entry into this Agreement and performance hereunder. Parent is the record and beneficial owner of all of the outstanding capital stock of Merger Sub and Merger Sub does not have any other outstanding securities or instruments exercisable for, or otherwise convertible or exchangeable into, capital stock or any other security of Merger Sub.
Section 3.3   Authority; Binding Nature of Agreement.   Parent and Merger Sub have all requisite corporate power and authority to execute and deliver and perform their obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Transactions (subject, in case of the Merger, to the adoption of this Agreement by Parent as sole stockholder of Merger Sub, which will occur immediately following execution of this Agreement, and to the recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub and is enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
Section 3.4   Non-Contravention; Consents.   Assuming compliance with the applicable provisions of the Exchange Act, the DGCL, the HSR Act the execution and delivery of this Agreement by Parent and Merger Sub, any other Transaction Document to which Parent or Merger Sub is party, and the consummation of the Transactions, will not: (a) conflict with or cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of Parent or Merger Sub; (b) conflict with or cause a violation by Parent or Merger Sub of any Legal Requirements or order applicable to Parent or Merger Sub, or to which they are subject; or (c) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), Takeover Laws, the DGCL or the HSR Act, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with, or obtain any Consent from, any Governmental Body at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger or the other Transactions, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Subject, in case of the Merger, to the adoption of this Agreement by Parent as sole stockholder of Merger Sub, which will occur immediately following execution of this Agreement, no vote of Parent’s stockholders, or of any equity holders of any Affiliate of Parent, is necessary to approve this Agreement, any other Transaction Document to which Parent is party, or any of the Transactions that has not already been obtained as of the date of this Agreement.
Section 3.5   Disclosure.   None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries specifically for inclusion or

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incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is first published, sent or given to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 3.6   Absence of Litigation.   There is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served or overtly threatened against Parent or Merger Sub, except as would not and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
Section 3.7   Sufficiency of Funds.   Parent has, and will have at the Closing, sufficient funds to permit Parent and Merger Sub to consummate the Transactions, including the payment of all amounts payable hereunder or under the other Transaction Documents in cash or otherwise as a result of the Merger, and to comply with their obligations under this Agreement.
Section 3.8   Stockholder and Management Arrangements.   As of the date of this Agreement, except for the Royalty Agreement, the Transition Services Agreement and the Support Agreement, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any Company Stockholder, director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement, the Merger or the Transactions; or (ii) the Surviving Corporation or any of its businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any superior offer; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
Section 3.9   Ownership of Company Common Stock.   Neither Parent nor any of Parent’s Affiliates directly or indirectly owns, and at all times for the past three years, neither Parent nor any of Parent’s controlled Affiliates has owned, beneficially or otherwise, any shares of the Company’s capital stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of the Company’s capital stock. Neither Parent nor Merger Sub has enacted or will enact a plan that complies with Rule 10b5-1 under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock.
Section 3.10   No Debarment or Exclusion.   Each of Parent and Merger Sub and their respective employees, officers, and directors have not been, and to the knowledge of the Parent, no agent, contractor, or supplier acting on behalf of, or providing products or services to, the Parent or Merger Sub has been, (i) debarred (under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a) and (b) or any similar Legal Requirements), (ii) excluded from participation in United States federal health care programs (under the provisions of 42 U.S.C. § 1320a-7 or any similar Legal Requirements), (iii) convicted of a crime for which a Person can be debarred or excluded; (iv) threatened to be debarred or excluded, or (v) subject to any equivalent sanction described in this Section 3.10 in any foreign jurisdiction, except, in each case, for any such debarments, exclusions, convictions or sanctions that would not reasonably be expected to have a material adverse impact on the likelihood that the Milestone (as defined in the CVR Agreement) is achieved prior to the Milestone Deadline (as defined in the CVR Agreement), or on the rights of Fortress under the Royalty Agreement.
Section 3.11   No Other Representations or Warranties; Acknowledgement by Parent and Merger Sub.
(a)   Except for the representations and warranties expressly set forth in this ARTICLE III or in the other Transaction Documents, none of Parent, Merger Sub or any of their Affiliates nor any other Person

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on behalf of any of them is making or has made any express or implied representations or warranties of any kind or nature whatsoever, including with respect to Parent, Merger Sub or their respective businesses or with respect to any other information made available to the Company or its Representatives in connection with the Transactions, including the accuracy or completeness thereof and Parent and Merger Sub hereby expressly disclaim any such other representations and warranties.
(b)   Parent and Merger Sub acknowledge and agree that, except for the representations and warranties made by the Company in this Agreement (as qualified by the Company Disclosure Letter) and the other Transaction Documents, none of the Company or any of its Affiliates nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Company, its businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or any other matter made available to Parent, Merger Sub or their Representatives in expectation of, or in connection with, this Agreement or the Transactions. Neither Parent nor Merger Sub is relying upon and specifically disclaim that they are relying upon or have relied upon any such other representations or warranties that may have been made by any Person and any information regarding the Company or any other matter made available to Parent, Merger Sub or their Representatives in expectation of, or in connection with, this Agreement or the Transactions, and both acknowledge and agree that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
(c)   Parent and Merger Sub have conducted their own independent due diligence investigation of the Company and the Transactions and have had an opportunity to discuss and ask questions regarding the Company’s businesses with the management of the Company.
ARTICLE IV
CERTAIN COVENANTS OF THE COMPANY
Section 4.1    Access and Investigation.   During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.1 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause the Representatives of the Company to, provide Parent and Parent’s Representatives with reasonable access to the Company’s properties, offices, books and records, Contracts, commitments and personnel (other than any of the foregoing to the extent specifically related to the negotiation and execution of this Agreement or any sale process preceding the execution and delivery of this Agreement, or, except as expressly provided in Section 4.3(d) or Section 5.1, to any Acquisition Proposal), in each case as Parent reasonably requests for purposes of furthering or preparing for the consummation of the Merger or the other Transactions or reasonable integration planning; provided, however, that any such access shall be conducted at Parent’s sole cost and expense, at a reasonable time during the Company’s normal business hours, under the supervision of appropriate personnel of the Company, and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company, and shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include invasive testing. Nothing herein shall require the Company to permit any inspection or testing, or to disclose any information, that in the reasonable judgement of the Company would be materially detrimental to the Company’s business or operations nor shall anything herein require the Company to disclose any information to Parent if such disclosure would, in its reasonable discretion (i) jeopardize any attorney-client privilege (provided, that the Company shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege), (ii) contravene any applicable Legal Requirement, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or its Affiliates is a party), (iii) result in the disclosure of any valuations of the Company prepared in connection with the Transactions or any other strategic alternative or (iv) result in the disclosure or use of such document or information in any Legal Proceeding between the Parties. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under that certain Mutual

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Confidentiality Agreement dated May 7, 2024, between the Company and Parent or one of its Affiliates (the “Confidentiality Agreement”). All requests for information made pursuant to this Section 4.1 shall be directed to the executive officer or other Person designated by the Company. Notwithstanding anything in this Section 4.1 to the contrary, (A) any physical access to the properties, offices, personnel or other information of the Company may be limited to the extent the Company in good faith determines, in light of a Contagion Event or any Pandemic Measures, that such access would reasonably be expected to jeopardize the health and safety of any Company Associate (provided that the Company shall use commercially reasonable efforts to provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) in a manner without jeopardizing the health and safety of such Company Associate or violating such Pandemic Measures) and (B) nothing in this Section 4.1 shall be construed to require the Company or any of their respective Representatives to prepare any financial statements, projections, reports, analyses, appraisals or opinions that are not readily available.
Section 4.2   Operation of the Company’s Business.
(a)   During the Pre-Closing Period, except (i) as required or otherwise contemplated under this Agreement, (ii) as required by applicable Legal Requirements or to the extent necessary to comply with written contractual obligations existing and in effect as of the date of this Agreement, (iii) with the written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned (unless the Company Board or Special Committee reasonably believes, after consultation with its outside counsel, that obtaining such consent may violate any Legal Requirement in which case consent shall not be required and the Company shall be permitted to take the applicable action notwithstanding this Section 4.2), or (iv) as set forth in Section 4.2 of the Company Disclosure Letter, the Company shall use commercially reasonable efforts to conduct its business in the ordinary course of business in all material respects (including, to the extent any part of its business is conducted by Fortress, by using commercially reasonable efforts to cause Fortress to conduct such part of the Company’s business in the ordinary course of business in all material respects); provided, that (A) no action by the Company to the extent addressed by the subject matter of any of the subclauses of Section 4.2(b) shall constitute a breach of this Section 4.2(a) and (B) any failure to take any action prohibited by Section 4.2(b) shall not be deemed a breach of this Section 4.2(a) unless Parent shall have consented in writing to the taking of such action; provided, further that this Section 4.2(a) shall not prohibit the Company from taking commercially reasonable actions (in consultation with Parent to the extent reasonably practicable) in response to the actual or anticipated effects of a Contagion Event or any Pandemic Measures.
(b)   During the Pre-Closing Period, except (i) as required or otherwise contemplated under this Agreement, (ii) as required by applicable Legal Requirements, (iii) with the written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned (unless the Company Board or the Special Committee reasonably believes, after consultation with its outside counsel, that obtaining such consent may violate any Legal Requirement in which case consent shall not be required and the Company shall be permitted to take the applicable action notwithstanding this Section 4.2), or (iv) as set forth in Section 4.2 of the Company Disclosure Letter, the Company shall not and, in the case of clauses (iv), (ix), (xiii), (xxii) and (to the extent applicable to the foregoing) (xxiv), shall use commercially reasonable efforts to cause Fortress (on behalf of or with respect to the Company) to not:
(i)   (A) establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Company Common Stock) or (B) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Company Common Stock), or any rights, warrants or options to acquire any shares of its capital stock, other than: (1) repurchases or reacquisitions of Shares outstanding as of the date of this Agreement pursuant to the Company’s right (under written commitments in effect as of the date of this Agreement) to purchase or reacquire Shares held by a Company Associate only upon termination of such associate’s employment or engagement by the Company; (2) repurchases of Company Stock Awards (or shares of capital stock issued upon the exercise or vesting thereof) outstanding on the date hereof (in cancellation thereof) pursuant to the terms of any such Company Stock Award (in effect as of the date of this Agreement) between the Company and a Company Associate or member of the Company Board only upon termination of such Person’s employment or engagement by the Company; (3) in connection with withholding to satisfy the exercise price or

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Tax obligations with respect to Company Stock Awards; or (4) pursuant to transactions solely between or among Company;
(ii)   split, combine, subdivide or reclassify any shares of its capital stock (including the Company Common Stock) or other equity interests;
(iii)   sell, issue, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, delivery, pledge, transfer, encumbrance or grant by the Company (other than pursuant to Company Options, Company Warrants and Company Stock Awards in effect as of the date of this Agreement) of (A) any capital stock, equity interest or other security of the Company, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security of the Company or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Company (except that the Company may (1) issue Shares as required upon the exercise of Company Options or Company Warrants or the vesting of Company Stock Awards outstanding as of the date of this Agreement, (2) issue Company Options to Company Associates who were offered Company Options as part of offer letters or retention packages that were made available to Parent, and (3) sell shares upon exercise of Company Options if necessary to effectuate an optionee direction upon exercise or sales to satisfy the exercise price or Tax obligations with respect to Company Stock Awards);
(iv)   except as required by the terms of any Employee Plan or as otherwise permitted under Section 4.2(b)(i) or Section 4.2(b)(iii), (A) establish, enter into, adopt, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof); (B) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Employee Plans (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof) (except that the Company: (1) may amend any Employee Plans to the extent required by applicable Legal Requirements; (2) may replace, renew or extend a broadly applicable Employee Plan in the ordinary course of business that does not materially increase the cost of such Employee Plan or benefits provided under such Employee Plan based on the cost on the date of this Agreement; and (3) may make annual or quarterly bonus or commission payments pursuant to existing plans and may adopt, grant and pay annual performance bonuses in the ordinary course of business, consistent with past practice); or (C) grant any employee, natural-person independent contractor or other natural-person service provider of the Company any increase in salary, wages, benefits or other compensation (other than increases in base salary or wages for non-executive officers in connection with ordinary course merit and annual review increases of up to 3%);
(v)   (A) enter into any change-of-control or retention agreement with any executive officer, employee, director or other independent contractor or service provider, (B) enter into (1) any severance agreement with any executive officer or director, (2) any severance agreement with any other employee with an annual base salary greater than $100,000 or (3) any severance agreement with any employee with an aggregate severance benefit greater than six (6) months of annual base salary, (C) enter into any consulting agreement with an individual independent contractor with an annual base compensation greater than $250,000 or (D) hire any employee with an annual base salary in excess of $250,000; provided, however, that this clause (D) shall not prohibit the hiring of any replacement employee with an annual base salary not exceeding the base salary of the replaced employee.
(vi)   amend or permit the adoption of any amendment to its Certificate of Incorporation or bylaws or other charter or organizational documents;
(vii)   make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) advances for employee expenses in the ordinary course of business consistent with past practice, (B) the extension of trade credit in the ordinary course of business consistent with past practice, and (C) advancement of litigation costs and expenses to directors or officers of the Company;
(viii)   enter into any corporate joint venture, strategic alliance, research and development collaboration, partnership, limited liability corporation or similar arrangement, other than in the

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ordinary course of business consistent with past practice, and provided that such arrangement does not provide for the sharing of, or any other payment based on, revenues, profits or losses;
(ix)   make or authorize any capital expenditure except (A) in the ordinary course of business, (B) in connection with the repair or replacement of facilities, properties or assets destroyed or damaged due to casualty or accident (whether or not covered by insurance) or (C) capital expenditures not addressed by the foregoing clauses (A) and (B) that do not exceed $250,000 in the aggregate during any fiscal year;
(x)   incur any Indebtedness in excess of $500,000 at any one time outstanding, except for (A) Indebtedness reasonably necessary to finance capital expenditures permitted under Section 4.2(b)(ix), (B) Indebtedness incurred to refinance or replace existing Indebtedness (including any increased amounts of Indebtedness to the extent necessary to finance any fees, costs and expenses incurred in connection with such refinancing or replacement), and (C) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business consistent with past practice;
(xi)   sell, lease, transfer or otherwise dispose of or assign any material portion of its properties or assets for consideration that is individually in excess of $100,000 or in the aggregate in excess of $100,000, except (A) dispositions of supplies, inventory, merchandise or products in the ordinary course of business consistent with past practice and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company, (B) voluntary terminations or surrenders of leases or subleases of real property in the ordinary course of business or (C) other sales, leases, transfers, licenses and dispositions in the ordinary course of business, including pursuant to Standard Licenses;
(xii)   acquire any material business (including by merger, consolidation or acquisition of stock or assets);
(xiii)   make or change any material Tax election, change any annual Tax accounting period, change any material method of Tax accounting, enter into any closing agreement with respect to material Taxes, file any material amended Tax Return, or settle or compromise any material Tax claim, audit or assessment or waive or extend the statute of limitations with respect to any material Tax or material Tax Return;
(xiv)   commence any Legal Proceeding, except with respect to (A) routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of the Company’s businesses (provided, that the Company consults with Parent and considers the views and comments of Parent with respect to such Legal Proceedings prior to commencement thereof); or (C) in connection with a breach of this Agreement or any other agreements contemplated hereby;
(xv)   settle, release, waive or compromise any material Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than (A) any Legal Proceeding relating to a breach of this Agreement or any other agreements contemplated hereby, (B) a settlement or compromise where the amounts actually paid by the Company (net of recoveries under insurance policies or indemnity obligations) are not materially in excess of the amounts reflected or reserved against on the Balance Sheet in respect of such Legal Proceeding or claim, (C) a settlement or compromise involving only the payment of monies by the Company (net of recoveries under insurance policies or indemnity obligations); or (D) any settlement or compromise that results in no monetary obligation of the Company or the Company’s receipt of payment; provided, that no such settlement or compromise may involve any material injunctive or equitable relief, or impose material restrictions, on the business activities of the Company;
(xvi)   enter into any collective bargaining agreement or other agreement with any labor organization (except to the extent required by applicable Legal Requirements);
(xvii)   adopt or implement any stockholder rights plan or similar arrangement;

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(xviii)   adopt a plan or agreement of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company;
(xix)   commence preclinical or clinical development, study, trial or test with respect to any products or product candidates that is not a Company Product as of the date hereof;
(xx)   sell, assign, transfer, lease, license, encumber, abandon, offer to surrender or surrender any of the Company’s material Intellectual Property other than non-exclusive licenses in the ordinary course of business consistent with past practice;
(xxi)   abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any Government Authorizations in a manner which is adverse to the Company;
(xxii)   cancel, reduce, terminate or fail to maintain in effect any material insurance policy covering the Company and its properties, assets, liabilities and business, other than in connection with a concurrent replacement of such insurance policies in the ordinary course of business with insurance policies containing terms with respect to coverage, deductibles and amounts that are no less favorable (taking into account then current insurance market conditions and inflation) in the aggregate than the replaced insurance policies;
(xxiii)   other than (x) in the ordinary course of business (including renewals consistent with the terms thereof) or (y) modifications or amendments of Material Contracts that are not adverse to Parent or the Company in any material respect, materially modify, materially amend or terminate any Material Contract or enter into any Contract that would be a Material Contract if in effect on the date hereof; or
(xxiv)   authorize, or agree or commit to take, any of the actions described in clauses (i) through (xxiii) of this Section 4.2(b).
Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations.
(c)   The Company agrees that, during the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, it shall promptly notify Parent of: (i) the initiation or receipt of any non-routine inspection, untitled or warning letter, or Legal Proceeding by a Governmental Body and any adverse inspectional findings or notices alleging material non-compliance with any Legal Requirement (including Healthcare Laws); (ii) any material adverse audit finding of the Company (to the extent the adverse audit finding is directly related to activities conducted for the Company Product); (iii) any new material quality, safety, efficacy, or non-clinical issues or material regulatory correspondence relating to the Company Product; and (iv) any material readout or release of data from any of the Company’s ongoing clinical studies; provided, however, that no failure to provide notice pursuant to this Section 4.2(c) shall be taken into account for purposes of Section 6.2(b) (including for purposes of Section 7.1(e)), unless (x) the matters required to be disclosed in such notice represent an Effect that, individually or in the aggregate, would reasonably be expected to result in a failure of the condition set forth in Section 6.2(a) to be satisfied, or (y) Parent is actually and materially prejudiced as a result of such failure to provide notice. For the avoidance of doubt, the delivery of any notice pursuant to this Section 4.2(c) shall not affect or be deemed to modify any representation or warranty hereunder.
Section 4.3   No Solicitation.
(a)   For the purposes of this Agreement, “Acceptable Confidentiality Agreement” shall mean any confidentiality agreement (including, for the avoidance of doubt, any such agreement in effect on the date of this Agreement) that (i) contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (except that the confidentiality agreement need not contain standstill provisions) and (ii) does not prohibit the Company from providing any information to Parent in accordance with this Section 4.3 or otherwise prohibit the Company from complying with its obligations under this Agreement.

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(b)   Except as permitted by this Section 4.3, during the Pre-Closing Period, the Company shall not and shall direct its directors and officers and any of its other Representatives engaged in connection with the Transactions not to, (i) continue any solicitation, knowing facilitation or encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal or (ii) directly or indirectly, (A) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any Acquisition Proposal or any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information relating to the Company in connection with or for the purpose of solicitating, initiating, knowingly facilitating or knowingly encouraging, an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (each, a “Company Acquisition Agreement”). As soon as reasonably practicable after the date of this Agreement, the Company shall terminate access by any third party (other than Parent and its Representatives) to any physical or electronic data room relating to any potential Acquisition Proposal and end all discussions and negotiations with such Person with respect to any Acquisition Proposal or potential Acquisition Proposal.
(c)   If at any time during the Pre-Closing Period and prior to the receipt of the Company Required Vote, the Company or any of its Representatives receives an Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made on or after the date of this Agreement and did not result from a Willful Breach of this Section 4.3, (i) the Company and its Representatives may contact and engage in discussions with such Person or group of Persons to clarify the terms and conditions of such Acquisition Proposal, request that any oral Acquisition Proposal be provided in written form and inform such Person or group of Persons of the terms of this Section 4.3, and (ii) if the Company Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with their respective financial advisors and outside legal counsel, that any such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (A) if applicable, enter into an Acceptable Confidentiality Agreement and furnish, pursuant to such Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company to the Person or group of Persons who has made such Acquisition Proposal and their respective Representatives and financing sources; provided, that the Company shall promptly (and in any event within forty-eight hours) provide to Parent any material non-public information concerning the Company that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal, including soliciting the submission of a revised Acquisition Proposal.
(d)   During the Pre-Closing Period, the Company shall (i) promptly (and in any event within forty-eight hours) notify Parent if any bona fide inquiries, proposals or offers with respect to an Acquisition Proposal are received by the Company or (to the Company’s knowledge) any of its Representatives, (ii) promptly provide Parent with a summary of the material terms and conditions thereof and (iii) keep Parent reasonably informed of any material developments regarding any Acquisition Proposal on a reasonably prompt basis.
(e)   Nothing in this Section 4.3, Section 5.1 or elsewhere in this Agreement shall prohibit the Company, the Company Board (acting upon the recommendation of the Special Committee), or the Special Committee from (nor shall any of the following constitute a Company Adverse Change Recommendation) (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the Company Stockholders that is required by applicable Legal Requirements, (iii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iv) electing to take no position with respect to an Acquisition Proposal until the close of business on the tenth business day after the commencement of such Acquisition Proposal pursuant to Rule 14e-2 under the Exchange Act.

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(f)   The Company agrees that if it (i) affirmatively instructs any of its Representatives (other than its non-controlled Affiliates that are not directors, officers or employees of the Company) to take any action or (ii) is made aware of an action by one of its Representatives (other than its non-controlled Affiliates that are not directors, officers or employees of the Company) and does not use its reasonable best efforts to prohibit or terminate such action and, in each case, such action would constitute a material breach of this Section 4.3 or Section 5.1 if taken by the Company during the Pre-Closing Period, then such action shall be deemed to constitute a breach by the Company of this Section 4.3 or Section 5.1, as applicable.
ARTICLE V
ADDITIONAL COVENANTS OF THE PARTIES
Section 5.1   Company Board Recommendation.
(a)   During the Pre-Closing Period, neither the Company Board nor any committee thereof (including the Special Committee) shall (i)(A) fail to make, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation or the Special Committee Recommendation or (B) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal (any action described in this clause (i) being referred to as a “Company Adverse Change Recommendation”), or (ii) allow the Company to execute or enter into any Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement).
(b)   Notwithstanding anything to the contrary contained in Section 5.1(a), Section 4.3 or elsewhere in this Agreement, at any time prior to the receipt of the Company Required Vote:
(i)   in the event that (x) the Company or any of its Representatives receives a written Acquisition Proposal from any Person that has not been withdrawn and (y) the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal, the Company Board or the Special Committee may (A) make a Company Adverse Change Recommendation or (B) authorize the Company to terminate this Agreement in accordance with Section 7.1(h) and enter into a Company Acquisition Agreement with respect to such Superior Proposal, in the case of each of clauses (A) and (B), if and only if: (1) the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with the Company’s or Special Committee’s outside legal counsel, as applicable, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board or the Special Committee under applicable Legal Requirements; (2) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(h) (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation); and (3) (I) the Company shall have provided to Parent copies of the most current drafts of any proposed acquisition agreement with respect to an Acquisition Proposal and a summary of the material terms and conditions of the Acquisition Proposal in accordance with Section 4.3(d), (II) the Company shall have afforded Parent five business days (the “Match Period”) after delivery of the Determination Notice and the items referenced in clause (I) to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Proposal, and, to the extent Parent desires to negotiate, shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (III) after considering the terms of this Agreement, and assuming any binding written proposals made by Parent, if any, prior to 11:59 p.m. Eastern Time on the last day of the Match Period were to be given effect, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have determined, in good faith, after consultation with the Company’s or the Special Committee’s outside legal counsel, as applicable, that such Acquisition Proposal continues to constitute a Superior Proposal and the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to

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Section 7.1(h) would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board or the Special Committee under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) shall not be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1. The provisions of Section 5.1(b)(i)(2) and Section 5.1(b)(i)(3) shall also apply to any material amendment to any Acquisition Proposal and require a new Determination Notice, except that the Match Period with respect thereto shall be deemed to be two business days; and
(ii)   other than in connection with an Acquisition Proposal, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee may make a Company Adverse Change Recommendation in response to a Change in Circumstances, if and only if: (A) the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with the Company’s or the Special Committee’s outside legal counsel, as applicable, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board or the Special Committee under applicable Legal Requirements; (B) the Company shall have given Parent a Determination Notice (which notice shall not constitute a Company Adverse Change Recommendation) at least five business days prior to making any such Company Adverse Change Recommendation (which notice describes the Change in Circumstance in reasonable detail); and (C) (1) the Company shall have afforded Parent five business days after the delivery of the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Change in Circumstances would no longer necessitate a Company Adverse Change Recommendation, and, to the extent Parent desires to negotiate, shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (2) after considering the terms of this Agreement, and assuming any binding written proposals made by Parent, if any, prior to 11:59 p.m. Eastern Time on the third business day following delivery of the Determination Notice were to be given effect, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have determined, in good faith, after consultation with the Company’s or the Special Committee’s outside legal counsel, as applicable, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstances would still reasonably be expected to be inconsistent with the fiduciary duties of the Company Board or the Special Committee under applicable Legal Requirements. For the avoidance of doubt, the provisions of this Section 5.1(b)(ii)(B) and Section 5.1(b)(ii)(C) shall also apply to any material change to the facts and circumstances relating to such Change in Circumstance and require a new Determination Notice, except that the references to five business days in Section 5.1(b)(ii)(B) and Section 5.1(b)(ii)(C) shall be deemed to be two business days.
Section 5.2   Proxy Statement.
(a)   As promptly as reasonably practicable, and in any event within forty-five days after the date of this Agreement (or such later date as Parent may consent to in writing, which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall prepare and file with the SEC, in preliminary form, a proxy statement relating to a meeting of the Company Stockholders (the “Company Stockholder Meeting”) (as amended or supplemented from time to time, the “Proxy Statement”). Subject to Section 5.1(b), the Company shall include the Special Committee Recommendation and the Company Board Recommendation in the Proxy Statement. Parent shall furnish all information concerning itself and its Affiliates that is reasonably requested by the Company to be included in the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any (written or oral) substantive comments of the SEC with respect to the Proxy Statement and to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable and to file the Proxy Statement with the SEC in definitive form promptly thereafter. The Company shall promptly notify Parent upon the receipt of any (written or oral) substantive comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with a copy of all material written correspondence between the Company or any of the Company’s Representatives, on the one hand, and

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the SEC or its staff, on the other hand (and a summary of any substantive oral conversations) with respect to the Proxy Statement or the Transactions. Until such time as there has been a Company Adverse Change Recommendation, the Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC and disseminating such documents to the Company Stockholders and reasonable opportunity to review and comment on all responses to requests for additional information and shall give due consideration, in good faith, to including any comments on each such document or response that are reasonably proposed by Parent. If, at any time prior to the Company Stockholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers, directors or other Representatives should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company shall promptly file an appropriate amendment or supplement to the Proxy Statement describing such information with the SEC and, to the extent required by applicable Legal Requirements, cause such amendment or supplement to be promptly disseminated to the Company Stockholders.
(b)   The Company shall, as promptly as reasonably practicable after the date on which the Company is informed that the SEC does not intend to review the Proxy Statement or has no further comments thereon, (i) mail or cause to be mailed the Proxy Statement (including a form of proxy) in definitive form to the Company Stockholders in accordance with applicable Legal Requirements and the Company’s amended and restated bylaws, as amended; and (ii) subject to applicable Legal Requirements, take all other action necessary under all applicable Legal Requirements, the Certificate of Incorporation, the Company’s amended and restated bylaws, as amended, and the rules of Nasdaq to duly call, give notice of, convene and hold the Company Stockholders Meeting. Notwithstanding anything to the contrary in this Agreement, the Company may, in its sole discretion, adjourn, recess or postpone the Company Stockholders Meeting (A) with the written consent of Parent, (B) after consultation with Parent, to the extent the Company (or the Special Committee) determines is necessary or advisable (1) to permit the preparation, filing and dissemination of any supplement or amendment to the Proxy Statement that the Company (or the Special Committee) has determined is reasonably likely to be required under applicable Legal Requirements and (2) for such supplement or amendment to be duly reviewed by the Company Stockholders in advance of the Company Stockholders Meeting, (C) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the Transactions, (D) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or (E) to solicit additional proxies for the purpose of obtaining the Company Required Vote. The Company shall, unless there has been a Company Adverse Change Recommendation, use its reasonable best efforts to (1) solicit from the Company Stockholders proxies in favor of the Company Required Vote and (2) take all other actions necessary or advisable to secure the Company Required Vote. The Company shall, upon the request of Parent following the dissemination of the definitive Proxy Statement, keep Parent reasonably informed regarding the proxies received by the Company with respect to the Company Stockholders Meeting.
(c)   Nothing in this Section 5.2 shall be deemed to prevent the Company, the Company Board or any committee thereof (including the Special Committee) from taking any action they are permitted or required to take under, and in compliance with, Section 4.3 or Section 5.1(b).
Section 5.3   Filings, Consents and Approvals.
(a)   Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use, and shall cause (or in the case of Fortress, the Company shall use reasonable best efforts to cause) their respective controlled Affiliates and ultimate parent entities defined under the HSR Act to use, their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all

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things necessary, proper or advisable to satisfy the conditions to the Closing and consummate and make effective the Transactions as soon as reasonably practicable, and in any event prior to the Termination Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals, and expirations or terminations of waiting periods from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Body, (ii) the obtaining of all other necessary consents, authorizations, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary or reasonably advisable to consummate the Transactions.
(b)   In furtherance of and without limiting the foregoing in Section 5.3(a), the Parties shall each promptly take, and cause (or in the case of Fortress, the Company shall use reasonable best efforts to cause) their respective Affiliates to as promptly as reasonably practicable take, any and all actions necessary (and not prohibited by Legal Requirements) to cause the prompt expiration or termination of any applicable waiting period and to resolve objections, if any, of the FTC or DOJ or other Governmental Bodies, including those of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are sought or become required with respect to the Transactions, so as to obtain such consents, permits, authorizations, waivers, clearances, approvals or termination of the waiting period under the HSR Act or other applicable Antitrust Laws, and to avoid the commencement of a lawsuit by the FTC, the DOJ or other Governmental Bodies, and to avoid the entry of, effect the dissolution of, or to eliminate, any Legal Restraint, which would otherwise have the effect of preventing the Closing or delaying the Closing beyond the Termination Date, as promptly as reasonably possible and in any event prior to the Termination Date. Notwithstanding anything to the contrary contained in this Agreement, Parent and Merger Sub shall not be obligated to (and, without Parent’s prior written consent, Company and its Affiliates shall not) take any of the following actions: (i)(A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines, or businesses of the Company, the Parent or any of their respective Affiliates, (B) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing relationships, ventures, contractual rights, obligations or other arrangement of the Company, the Parent or any of their respective Affiliates, (C) creating any relationship, contractual rights or obligations of the Company, the Parent or any of their respective Affiliates, (D) effectuating any other change or restructuring of the Company, the Parent or any of their respective Affiliates and (E) otherwise taking or committing to take any other behavioral undertakings or actions whatsoever with respect to the businesses, product lines or assets of the Company, the Parent or any of their respective Affiliates (including committing to seek prior approval from any Governmental Body for any future transaction), except in the case of any of the foregoing clauses (A) through (E), as would not reasonably be expected to result in a material impairment to the benefits expected to be realized by Parent in connection with the Transactions (any of foregoing actions set forth in clauses (A)  – (E), a “Burdensome Condition”); and (ii) defending through litigation on the merits any claim under Antitrust Law asserted in court or any administrative or other tribunal by any third party, including any Governmental Body. The Company shall not settle or compromise or offer to settle or compromise any request, inquiry, investigation, action, or other Legal Proceeding by or before any Governmental Body with respect to the Transactions without the prior written consent of Parent and, at the written request of Parent, the Company shall take (or agree to take) any of the actions described in the definition of Burdensome Condition (in each case only if any such settlement, compromise, offer to settle or compromise, or action is conditioned upon the occurrence of the Closing).
(c)   Subject to the terms and conditions of this Agreement, each of the Parties hereto shall (and shall cause (or in the case of Fortress, the Company shall use reasonable best efforts to cause) their respective controlled Affiliates and ultimate parent entities defined under the HSR Act, if applicable, to) as promptly as reasonable practicable, but in no event later than 30 Business Days after the date hereof unless otherwise agreed in writing between antitrust counsel after receiving consent of each Party (which consent shall not be unreasonably withheld, delayed or conditioned), make an appropriate filing of the Notification and Report Form as required by the HSR Act with respect to the Transactions and request early termination of the waiting period under the HSR Act.

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(d)   Without limiting the generality of anything contained in this Section 5.3, during the Pre-Closing Period, each Party hereto shall (and shall cause their respective controlled Affiliates to) use its reasonable best efforts to, with respect to the Transactions, (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry by a Governmental Body or third party before a Governmental Body, including allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions (except with respect to each Party’s filing under the HSR Act, which is contemplated by Section 5.3(a)), (ii) promptly give the other Parties notice of the making or commencement of any request, inquiry, investigation or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body (iii) promptly and regularly keep the other Parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly inform the other Parties of any communication from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (v) promptly furnish to the other Parties copies of documents, communications or materials provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (vi) consult in advance and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding and (vii) except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, provide advance notice of and permit authorized Representatives of the other Party to be present at each meeting or telephone or video conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in advance in connection with any argument, opinion or proposal to be made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding; provided, that documents and information provided to the other Party pursuant to this paragraph (i) may be redacted (A) to remove references to valuation of the Company or the identity of alternative acquirers, (B) to comply with contractual arrangements, or (C) to protect legal privilege, and (ii) may, to the extent deemed reasonably necessary, be designated as “outside counsel only,” in which case such documents and information shall be provided only to outside counsel and consultants retained by such counsel. Each Party, unless otherwise agreed to in writing, shall respond as promptly as reasonably practicable to any request for information, documentation, other material or testimony that may be reasonably requested by any Governmental Body, including by responding at the earliest reasonably practicable date to any request for additional information, documents or other materials received by any Party or any of their respective Subsidiaries from any Governmental Body in connection with such applications or filings for the Transactions. Parent shall pay all filing fees under the HSR Act and all filing fees required under other Antitrust Laws. Parent and the Company shall jointly coordinate in good faith on the strategy for obtaining any required approvals from any Governmental Body in connection with the Transactions; provided, that in the event of a dispute between Parent and the Company, the final determination regarding such strategy shall be made by Parent; provided, further, that neither Parent nor Merger Sub, on the one hand, nor the Company on the other hand, shall, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed), commit or offer to or agree with any Governmental Body (A) to enter into any timing agreement, to stop the clock, stay, toll or extend any applicable waiting period, or pull and refile, under the HSR Act or any other applicable Antitrust Laws or (B) not to consummate the Merger or the Transactions for any period of time.
(e)   Prior to the Closing, each of Merger Sub and Parent shall not, and shall cause their respective Affiliates not to, directly or indirectly, without the prior written approval of the Company, acquire or enter into any agreement to acquire, or publicly announce the intent to acquire any business, Person or assets, whether by merger, consolidation, license, purchasing a substantial portion of the assets of or equity in any Person or by any other manner or engage in any other transaction if the entering into of an agreement relating to or the consummation of such acquisition, merger, consolidation or purchase or other transaction would reasonably be expected to materially (x) delay or increase the risk of not obtaining, any authorization, consent, clearance, approval, expiration or termination of any applicable waiting period, or order of a Governmental Body necessary to consummate the Merger and the

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Transactions, (y) increase the risk of any Governmental Body entering any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger and the Transactions or (z) otherwise delay or impede the consummation of the Merger and the Transactions.
Section 5.4   Employee Benefits.
(a)   For a period of not less than twelve (12) months following the Effective Time, Parent shall provide, or cause to be provided, to each individual who is employed by the Company as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any Affiliate thereof) during such period (each, a “Continuing Employee”) (i) (A) base salary (or base wages, as the case may be), in an amount at least equal to the level that was provided to each such Continuing Employee as of immediately prior to the Effective Time, and (B) annual target cash bonus and commission opportunities that are at least equal to such annual target cash bonus and commission opportunities identified for such Continuing Employee in Section 5.4 of the Company Disclosure Letter provided to such Continuing Employee as of immediately prior to the Effective Time; and (ii) employee benefits (excluding any equity, equity-based and long-term cash incentive compensation, nonqualified deferred compensation, change in control, severance, retention and defined benefit arrangements and post-employment health and welfare benefits) that are substantially comparable in the aggregate to those provided to similarly-situated employees of Parent. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms, all Contracts of the Company as in effect at the Effective Time that are with any current or former Company Associates, including the change in control severance arrangements, in each case, that are set forth on Section 5.4 of the Company Disclosure Letter; provided, that the foregoing shall not limit the right of Parent and its Affiliates, including the Surviving Corporation, to amend any such Contract in accordance with its terms. The foregoing shall not, and is not intended to, (A) require the Company or the Parent to employ or offer employment to any Continuing Employee for any period of time or (B) require the Company or the Parent to employ any Continuing Employee who is employed on an at-will basis immediately before the Effective Time other than on an at-will basis.
(b)   Each Continuing Employee shall be given service credit for all purposes, including for eligibility to participate, benefit levels (including levels of benefits under Parent’s or the Surviving Corporation’s (or as applicable their respective Affiliates’) vacation policy) and eligibility for vesting under Parent or the Surviving Corporation’s (or as applicable their respective Affiliates’) employee benefit plans and arrangements with respect to his or her length of service with the Company (and its predecessors) prior to the Closing Date, provided that the foregoing shall not apply (i) for any purpose under any defined benefit retirement plan, retiree welfare plan or equity-based incentive plan, (ii) to the extent that its application would result in a duplication of benefits or (iii) for purposes of any plan that is grandfathered or frozen, either with respect to level of benefits or participation.
(c)   With respect to any accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Continuing Employee immediately prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to and instruct its Affiliates to, as applicable (and without duplication of benefits), assume, as of the Effective Time, the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of the Company.
(d)   With respect to any health or welfare benefit plan of Parent or the Surviving Corporation (or as applicable their respective Affiliates) in which a Continuing Employee becomes eligible to participate, Parent shall, and shall cause the Surviving Corporation to use commercially reasonable efforts to, (i) waive all limitations as to pre-existing conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees (and their eligible dependents) under such plans, to the extent that such conditions, exclusions and waiting periods would not apply under a the corresponding Employee Plan in which such employees participated immediately prior to the Effective Time; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 5.4(b) shall control, and (ii) ensure that such health or welfare benefit plan shall, for purposes of eligibility, vesting,

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deductibles, co-payments and out-of-pocket maximums and allowances (including paid time off), credit Continuing Employees (and their eligible dependents) for service and amounts paid prior to the Effective Time to the same extent that such service and amounts paid was recognized prior to the Effective Time under the corresponding health or welfare benefit plan of the Company.
(e)   Prior to the Effective Time, the Company shall use commercially reasonable efforts to take any and all such actions as are necessary to fully vest (or cause to become fully vested) all Continuing Employees in their accounts under the 401(k) plan in which such Continuing Employees participate immediately prior to the Effective Time. As soon as practicable following the Effective Time, Parent shall permit all Continuing Employees who were eligible to participate in a 401(k) plan immediately prior to the Effective Time to participate in a 401(k) plan sponsored by Parent or one its Affiliates and Parent will provide for such 401(k) plan to accept, on or after Closing, the rollover by each Continuing Employee of any “eligible rollover distribution” (as defined in Section 402(c)(4) of the Code) from such 401(k) plan, excluding any plan loans.
(f)   Each Continuing Employee shall be eligible to receive a bonus for the period commencing on January 1, 2025 and ending on March 31, 2026, with a target amount equal to 125% of the target annual cash bonus provided to such employee as of immediately prior to the Effective Time and disclosed in Section 5.4(f) of the Company Disclosure Letter, subject to appropriate adjustments and prorations in the case of any Continuing Employee whose start date with the Company occurred after January 1, 2025 (each, a “Target Award”), based on achievement of performance metrics for such period established by Parent and consistent with performance metrics for similarly-situated employees of Parent; provided, that to be eligible to receive such bonus the Continuing Employee must remain in employment with the Surviving Corporation or an Affiliate thereof through the payment date for such bonus. Parent shall, or shall cause the Surviving Corporation to, pay any such bonus, less any required withholding Taxes, in any event not later than June 30, 2026 (it being understood and agreed, without limiting the obligations set forth in Section 5.4(b), that for purposes of determining severance entitlements under the Company’s Change in Control Severance Plan and any individual employment agreement arising out of a termination of employment occurring after June 30, 2026 and prior to April 1, 2027, the annual bonus earned by or paid to (as the case may be) the respective recipient for the year immediately preceding the year in which such termination occurs shall be deemed to be an amount equal to a pro rata portion of the bonus described in this clause (f), determined by multiplying such bonus by a fraction, the numerator of which is 12 and the denominator of which is 15, subject to appropriate adjustments and prorations in the case of any Continuing Employee whose start date with the Company occurred after January 1, 2025).
(g)   For purposes of determining severance entitlements under the Company’s Change in Control Severance Plan and any individual employment agreement arising out of a termination of employment during the period commencing on Closing and ending on June 30, 2026, the 2024 calendar year bonus paid by the Company on or about February 20, 2025 to each individual who is employed by the Company or an Affiliate thereof as of immediately prior to the Effective Time shall be deemed to be the annual bonus earned by or paid to (as the case may be) the respective recipient for the year immediately preceding the year in which such termination occurs. Prior to Closing, the Company shall amend the Company’s Change in Control Severance Plan and any individual employment agreement to the extent necessary to reflect the terms and conditions of Section 5.4(f) and this Section 5.4(g).
(h)   The provisions of this Section 5.4 are solely for the benefit of the Parties to this Agreement, and no provision of this Section 5.4 or elsewhere in this Agreement is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, and no current or former employee, director, consultant or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof.
Section 5.5   Indemnification of Officers and Directors.
(a)   The Parties agree that, to the fullest extent permitted by applicable Legal Requirements, all rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of those Persons who are directors or officers of the Company as of the date of this Agreement or have been directors or officers of the Company in the past (the “Indemnified Persons”) for their acts and omissions

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occurring prior to the Effective Time (whether related to claims asserted prior to, at or after the Effective Time), as provided in the Certificate of Incorporation and bylaws (or applicable governing documents) of the Company (as in effect as of the date of this Agreement) or as provided in the indemnification agreements between the Company and said Indemnified Persons or resolutions of the Company Board providing such rights to such Indemnified Persons (in each case, as set forth on Section 5.5(a) of the Company Disclosure Letter and in effect as of the date of this Agreement) in the forms made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement, shall survive the Closing and to the fullest extent permitted under applicable Legal Requirements shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons, and shall be observed by the Surviving Corporation to the fullest extent permitted under applicable Legal Requirements.
(b)   From the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation (together with their successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent the Surviving Corporation would be permitted under applicable Legal Requirements, indemnify and hold harmless each Indemnified Person against all losses, claims, damages, liabilities, fees, expenses (including reasonable and documented attorneys’ fees), judgments, amounts paid in settlement or fines incurred by such Indemnified Person in connection with any pending or threatened Legal Proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was (or any acts or omissions by such Indemnified Person in his her or capacity as) a director or officer of the Company at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time), including any such matter arising under any claim with respect to the Transactions. Without limiting the foregoing, from the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, the Indemnifying Parties shall also, to the fullest extent the Surviving Corporation would be permitted under applicable Legal Requirements, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 5.5(b) within 15 days after receipt by Parent of a written request for such advance, subject to the execution by such Indemnified Persons of an undertaking in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 5.5(b).
(c)   From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement (an accurate and complete copy of which has been made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement) for the benefit of the Indemnified Persons who are, as of the Effective Time, covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors or officers of the Company (as applicable) on terms with respect to coverage, deductibles and amounts no less favorable than such existing policy. At Parent or the Company’s election prior to the Effective Time, Parent or the Company, as applicable, may (through a nationally recognized insurance broker) purchase a six-year “tail” policy for the existing policy, effective as of the Effective Time, and if such “tail policy” has been obtained, it shall be deemed to satisfy all obligations to obtain or maintain insurance pursuant to this Section 5.5(c); provided, however, that the amount paid for such “tail” policy may not exceed 250% of the annual premium currently payable by the Company as of the date of this Agreement with respect to such existing policy (the “Current Premium”) without Parent’s written consent. Notwithstanding anything to the contrary in this Section 5.5(c), in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 250% of the Current Premium, it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount.
(d)   In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers all or substantially all of its

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properties and assets to any Person, then, and in each such case, Parent shall ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall expressly assume the obligations set forth in this Section 5.5.
(e)   The provisions of this Section 5.5 shall survive the Merger and are (i) from and after the Effective Time intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their successors, assigns and heirs and (ii) in addition to, and not in substitution for, any other rights to exculpation, advancement, indemnification or contribution that any such Person may have by contract, under applicable Legal Requirements or otherwise. Unless required by applicable Legal Requirement, this Section 5.5 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.
Section 5.6   Securityholder Litigation.   The Company shall, as promptly as practicable, give Parent the opportunity to consult with the Company and, subject to entry into a customary joint defense agreement, participate in the defense or settlement of any stockholder litigation against the Company or any director or officer of the Company (the “Company Defense Parties”) relating to the Merger or the other Transactions. The Company shall keep Parent reasonably apprised on a prompt basis of any such stockholder litigation and the proposed strategy and other significant decisions with respect thereto (to the extent that the attorney-client privilege is not adversely affected), and Parent may offer comments or suggestions with respect thereto, which the Company shall consider in good faith. None of the Company or any Representative of the Company shall compromise, settle or come to an arrangement regarding any such stockholder litigation, in each case unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 5.7   Disclosure.   The initial press release relating to this Agreement shall be a joint press release issued by, and whose form and content shall be agreed to in advance by, the Company and Parent, and thereafter Parent and the Company shall consult with each other before issuing any further press release(s), otherwise making any public statement or making any announcement to Company Associates (to the extent disclosure of the content thereof was not previously issued or made in accordance with this Agreement), in each case with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release, public statement or announcement to Company Associates without the other Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, (a) each Party may, without such consultation or consent, make any public statement (including to media, analysts, Company Stockholders, investors or those attending industry conferences) and make internal announcements to its employees and contractors, the Company may make disclosures in Company SEC Documents, and Parent or its Affiliates may make disclosures in applicable filings with the Securities and Exchange Board of India, the BSE or NSE, in each case so long as such statements, announcements or disclosures are consistent with previous press releases, public disclosures or public statements made in accordance with this Section 5.7; (b) a Party may, without the prior consent of the other Parties hereto but subject to giving advance notice to the other Party, issue any such press release or make any such public announcement or statement as may be required by any Legal Requirement; (c) the Company need not consult with Parent in connection with any press release, public statement or filing to be issued or made pursuant to Section 4.3(f) or that relates to any Acquisition Proposal or Company Adverse Change Recommendation and any related matters and (d) no consultation or consent of the other Parties shall be required with respect to any dispute between the Parties related to this Agreement, any other Transaction Document or the Transactions.
Section 5.8    Takeover Laws.   If any Takeover Law may become, or may purport to be, applicable to the Transactions, then the Company Board shall grant such approvals and take such actions as are necessary and in its control so that the Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Documents and otherwise take actions within its control to render such Takeover Law inapplicable to the foregoing.
Section 5.9   Section 16 Matters.   The Company and the Company Board (or the Special Committee) shall, to the extent necessary, take appropriate action, prior to or as of the Closing, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of

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Shares and Company Stock Awards in the Transactions by applicable individuals and to cause such dispositions or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.10   Merger Sub Stockholder Consent.   Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.
Section 5.11   Company Warrants.   Each of the Company, Parent and Merger Sub acknowledge and agree that the Transaction constitutes a Fundamental Transaction (as defined in the Company Warrants) and agrees to treat, and cause their respective controlled Affiliates to treat, the Transaction as such for all purposes under each Company Warrant. The Company shall use reasonable best efforts to cause each Warrant Holder to exercise all of its Company Warrants effective upon (and conditioned upon the occurrence of) the Closing; provided, that the failure of one or more Warrant Holders to exercise their Company Warrants in accordance with the foregoing shall not, in and of itself, give rise to any liability to the Company or the failure of any closing condition set forth in ARTICLE VI. The Company shall deliver a notice (the “Warrant Notice”) to each Warrant Holder (in accordance with the contact information on file with the books and records of the Company) as promptly as practicable after the date hereof, which shall inform such holders of the Merger and contain such other information as the Company reasonably determines to be required pursuant to the terms of the Company Warrants or is reasonably requested by Parent. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Warrant Notice prior to disseminating such Warrant Notice to the Warrant Holders, and shall promptly, and in any event within five (5) business days, notify Parent of any exercise or conditional exercise of any Company Warrant.
Section 5.12   Special Committee.   Notwithstanding anything to the contrary set forth in this Agreement, until the Effective Time, (a) the Company may take the following actions only with the prior approval of the Special Committee: (i) amending, restating, modifying or otherwise changing any provision of this Agreement, (ii) waiving any right under this Agreement or extending the time for the performance of any obligation of Parent or Merger Sub hereunder, (iii) terminating this Agreement, (iv) taking any action under this Agreement that expressly requires the approval of the Special Committee, (v) making any decision or determination, or taking any action under or with respect to this Agreement or the Transactions that would reasonably be expected to be, or is required to be, approved, authorized, ratified or adopted by the Company Board, (vi) granting any approval or consent for, or agreement to, any item for which the approval, consent or agreement of the Company is required under this Agreement, (vii) pursue any action or litigation with respect to breaches of this Agreement, and (viii) agreeing to do any of the foregoing, (b) no decision or determination shall be made, or action taken, by the Company or the Company Board (including effecting a Company Adverse Change Recommendation) under or with respect to this Agreement or the transactions contemplated hereby without first obtaining the approval of the Special Committee, and (c) the Company will not, prior to the Effective Time, eliminate, revoke or diminish the authority of the Special Committee.
Section 5.13   CVR Agreement; Transition Services Agreement.
(a)   At or prior to the Effective Time, Parent shall authorize and duly adopt, execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent and, if prior to the receipt of the Company Required Vote, consented to by the Company (which consent shall not be unreasonably withheld or delayed) or, if after the receipt of the Company Required Vote, are not, individually or in the aggregate, detrimental or adverse in any material respect, taken as a whole, to any holder of a CVR. Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
(b)   At or prior to the Closing, the Company shall authorize entry and enter into the Transition Services Agreement.
Section 5.14   Interim Period Financing.   During the Pre-Closing Period, if requested by the Company, Parent shall provide the Company with, or otherwise cause to be made available to the Company, senior loans from time to time in an amount no greater than the maximum amount set forth on Section 5.14 of the Company Disclosure Letter and otherwise on the terms set forth in Section 5.14 of the Company Disclosure

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Letter and such other terms as the parties mutually agree (the “Interim Loans”). As promptly as reasonably practicable following any such request by the Company, the parties shall use their respective commercially reasonable efforts to negotiate and finalize definitive documentation evidencing the Interim Loans reflecting the terms set forth on Section 5.14 of the Company Disclosure Letter and such other terms as the parties mutually agree.
ARTICLE VI
CONDITIONS PRECEDENT TO THE MERGER
Section 6.1   Conditions to Each Party’s Obligations to Effect the Merger.   The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction (or, other than with respect to Section 6.1(a), waiver, if permissible pursuant to applicable Legal Requirements) prior to the Effective Time of each of the following conditions:
(a)   The Company will have received the Company Required Vote at the Company Stockholder Meeting (or any recess, adjournment or postponement thereof).
(b)   The waiting period (and any extension thereof) applicable to the Transactions under the HSR Act, and any timing agreement with a Governmental Body with respect to the Transactions (entered into by mutual consent of Parent and the Company), shall have expired or been earlier terminated without the imposition of a Burdensome Condition (other than such a Burdensome Condition that Parent (in its sole discretion) has accepted).
(c)   No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction after the date hereof and remain in effect, nor shall any Legal Requirement have been entered, enforced, or enacted after the date hereof by any Governmental Body, in each case which prohibits or makes illegal the consummation of the Merger (any such order, injunction or Legal Requirement, a “Legal Restraint”).
Section 6.2   Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver, if permissible pursuant to applicable Legal Requirements) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a)   (i) the representations and warranties of the Company set forth in this Agreement (except for the representations and warranties in Section 2.1, Section 2.3, Section 2.21, Section 2.23 and Section 2.24 of this Agreement) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time), except where the failure of any such representation or warranty to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) the representations and warranties of the Company set forth in Section 2.1, Section 2.3, Section 2.21, Section 2.19(a), Section 2.23 and Section 2.24 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time).
(b)   The Company shall have complied with and performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Closing under this Agreement.
(c)   Since the date of this Agreement, there shall not have occurred any Material Adverse Effect that has not been ameliorated or cured such that a Material Adverse Effect no longer exists.
(d)   The Support Agreement shall be in full force and effect.
(e)   The Transition Services Agreement shall be in full force and effect.
(f)   Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying

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that the conditions set forth in Section 6.2(a), Section 6.2(b), Section 6.2(c), Section 6.2(d), and Section 6.2(e) have been satisfied.
Section 6.3   Conditions to the Company’s Obligations to Effect the Merger.   The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver if permissible pursuant to applicable Legal Requirements) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a)   (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) on and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time), except where the failure of any such representation or warranty to be so true and correct would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
(b)   Parent and Merger Sub shall have complied with and performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Closing.
(c)   The Royalty Agreement shall be in full force and effect.
(d)   The CVR Agreement shall be in full force and effect.
(e)   The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.3(a), Section 6.3(b), Section 6.3(c) and Section 6.3(d) have been satisfied.
Section 6.4   Frustration of Closing Conditions.   Neither the Company nor Parent may rely on, either as a basis for not consummating the Transactions or for terminating this Agreement and abandoning the Transactions, the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if the failure of such Party (or in the case of Parent, Merger Sub) to perform in all material respects any of its obligations under this Agreement, as required by and subject to the terms of this Agreement, resulted in, or was a principal cause of, the failure of such condition to be satisfied.
ARTICLE VII
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated prior to the Closing notwithstanding the adoption of this Agreement by Parent as sole stockholder of Merger Sub or (except with respect to Sections 7.1(d), 7.1(f) and 7.1(h)) receipt of the Company Required Vote:
(a)   by mutual written consent of Parent and the Company at any time prior to the Effective Time;
(b)   by either Parent or the Company if the condition set forth in Section 6.1(c) is not satisfied and a Legal Restraint giving rise to such nonsatisfaction has become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a Party if (i) its (or in the case of Parent, its or Merger Sub’s) material breach of any provision of this Agreement was a principal cause of the failure to satisfy the condition set forth in Section 6.1(c) or of such Legal Restraint becoming final and nonappealable or (ii) it (or in the case of Parent, it or Merger Sub) failed to comply in any material respect with its obligations under this Agreement to prevent the entry of or remove such Legal Restraint;
(c)   by either Parent or the Company if the Closing shall not have occurred on or prior to 11:59 p.m. Eastern Time on September 5, 2025 (such date, the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party if its (or in the case of Parent, Merger Sub’s) material breach of any provision of this Agreement has resulted in, or was a principal cause of, the failure of the Closing to occur by the Termination Date;

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(d)   by either Parent or the Company, if the Company Stockholder Meeting (including any recess, adjournment or postponement thereof made in accordance with Section 5.2(b)) shall have been duly convened and concluded and at which a vote on the adoption of this Agreement shall have been taken but the Company Required Vote shall not have been obtained;
(e)   by Parent, if the Company has breached or failed to perform any of its covenants or agreements in this Agreement, or if any of the representations or warranties of the Company in this Agreement is inaccurate, which breach, failure or inaccuracy would result in a failure of a condition set forth in Section 6.2, if measured as of the time Parent asserts a right of termination pursuant to this Section 7.1(e), except that for so long as such breach, failure or inaccuracy is reasonably capable of being cured by the fourth business day prior to the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 7.1(e) prior to the delivery by Parent to the Company of written notice of such breach, failure or inaccuracy, delivered at least 30 days (or, in the case a breach of the covenants or agreements in Section 4.3, Section 5.1 or Section 5.2, 7 days) prior to such termination (or such shorter period of time as remains prior to the fourth business day immediately preceding the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement pursuant to this Section 7.1(e) if such breach, failure or inaccuracy has been cured, or remains reasonably capable of being cured, prior to the expiration of the Company Breach Notice Period; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if Parent or Merger Sub is then in breach of any covenant or agreement of this Agreement or any representation or warranty of Parent in this Agreement is inaccurate, in each case, such that any condition set forth in Section 6.3 would not then be satisfied;
(f)   by Parent, if at any time prior to the Company obtaining the Company Required Vote, the Company Board (acting upon the recommendation of the Special Committee) or any committee thereof, including the Special Committee or any subcommittee thereof, makes a Company Adverse Change Recommendation;
(g)   by the Company, if Parent or Merger Sub has breached or failed to perform any of its respective covenants or agreements in this Agreement, or if any of the representations or warranties of Parent or Merger Sub in this Agreement is inaccurate, which breach, failure to perform or inaccuracy would result in a failure of a condition set forth in Section 6.3, as applicable, if measured as of the time the Company asserts a right of termination pursuant to this Section 7.1(g), except that for so long as such breach, failure or inaccuracy is reasonably capable of being cured by the fourth business day prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 7.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 7.1(g) if such breach, failure or inaccuracy has been cured, or remains reasonably capable of being cured, prior to the expiration of the Parent Breach Notice Period; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if the Company is then in breach of any covenant or agreement of this Agreement or any representation or warranty of the Company in this Agreement is inaccurate, in each case, such that any condition set forth in Section 6.2, as applicable, would not then be satisfied; or
(h)   by the Company, at any time prior to the receipt of the Company Required Vote, in order to, immediately thereafter, accept a Superior Proposal and enter into a Company Acquisition Agreement in accordance with Section 5.1(b), so long as prior to or substantially concurrently with, and as a condition to, such termination, the Company pays the Company Termination Fee due to Parent in accordance with Section 7.3(b).
Section 7.2   Manner and Notice of Termination; Effect of Termination.
(a)   The Party terminating this Agreement pursuant to Section 7.1 (other than pursuant to Section 7.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of

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Section 7.1 pursuant to which this Agreement is being terminated and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision.
(b)   Any valid termination of this Agreement pursuant to Section 7.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall immediately be of no further force or effect, without any liability or obligation on any Party (or any Parent Related Party or Company Related Party) to the other Parties, as applicable, provided that Section 2.26, Section 3.11, this Section 7.2, Section 7.3 and ARTICLE VIII will each survive the termination of this Agreement and shall remain in full force and effect in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 7.3(e), (x) nothing in this Agreement will relieve any Party from any liability for any Willful Breach of or Fraud under this Agreement arising prior to the valid termination of this Agreement and (y) the Company shall be entitled and have the right to pursue and, to the extent proven, recover damages in the name of and on behalf of the Company Stockholders to the fullest extent provided by Section 261(a)(1) of the DGCL in the case of any such Willful Breach or Fraud by Parent or Merger Sub; provided, that any such damages in respect of any damages lost by the Company Stockholders shall solely be recoverable and enforceable by and owed to the Company. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
Section 7.3   Expenses; Termination Fee.
(a)   Except as set forth in Section 5.3(d) and this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Paying Agent and Parent shall pay or cause to be paid all filing fees under the HSR or other Antitrust Laws.
(b)   Company Payments.
(i)   If (A) (1) this Agreement is validly terminated pursuant to Section 7.1(d) or (2) Parent validly terminates this Agreement pursuant to Section 7.1(e) as a result of a material breach by the Company of Section 4.3 or Section 5.1 or Section 5.2, (B) after the date hereof and prior to the date of such termination a bona fide Acquisition Proposal is publicly disclosed and is not publicly withdrawn (which withdrawal, in the case of a termination pursuant to Section 7.1(d), must have occurred at least five business days prior to the Company Stockholder Meeting (or any reconvening of the Company Stockholder Meeting following any recess, adjournment or postponement thereof)) and (C) within one year of such termination, a transaction implementing an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into (and the transaction implementing such Acquisition Proposal is subsequently consummated), then the Company shall concurrently with the consummation of such Acquisition Proposal pay to Parent the Company Termination Fee. For purposes of this Section 7.3(b)(i), all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”
(ii)   If this Agreement is validly terminated pursuant to Section 7.1(f), then the Company shall promptly (and in any event within two business days) following such termination pay to Parent the Company Termination Fee.
(iii)   If this Agreement is validly terminated pursuant to Section 7.1(h), then the Company shall, prior to or substantially concurrently with such termination, pay the Company Termination Fee to Parent.
(c)   Single Payment Only.   The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

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(d)   Payments; Default.   The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount as and when due pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the applicable payment set forth in this Section 7.3 or any portion thereof, the Company will pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by Parent and its Representatives in connection with such Legal Proceeding, together with interest on the amount of such payment or portion thereof accruing at the annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or such lesser rate that is the maximum permitted by applicable Legal Requirements (collectively, the “Enforcement Expenses”). All payments under this Section 7.3 shall be made by the Company to Parent by wire transfer of immediately available funds to an account designated in writing by Parent.
(e)   Sole and Exclusive Remedy.
(i)   Subject to the provisions of Section 7.3(f) and Section 8.5, if this Agreement is validly terminated pursuant to Section 7.1, other than in the case of the Company’s Fraud or Willful Breach, Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 7.3(b) (including, if applicable, Parent’s right to Enforcement Expenses under Section 7.3(d)) will be the sole and exclusive remedy of (x) Parent and Merger Sub; and (y) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, successors and assignees of each of Parent and Merger Sub (the Persons in clauses (x) and (y) collectively, the “Parent Related Parties”) against (A) the Company and its Affiliates or (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, successors and assignees of each of the Company and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) arising out of or in connection with this Agreement, any other Transaction Document and the Transactions, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of or in connection with any breach, termination or failure of this Agreement, any other Transaction Document or the Transactions. Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 7.3(b) and any Enforcement Expenses payable pursuant to Section 7.3(d) will be the only monetary damages Parent and Merger Sub and each of their respective Affiliates may recover from Company Related Parties in respect of this Agreement, any other Transaction Document and the Transactions, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Legal Requirements arising out of or in connection with any such breach, termination or failure, and upon payment of such amounts, (A) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any other Transaction Document or the Transactions or any matters forming the basis of such termination (except that the Parties (or their respective Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement); and (B) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any Legal Proceeding against the Company or any Company Related Party arising out of this Agreement, any other Transaction Document or the Transactions or any matters forming the basis for such termination (except that the Parties (or their respective Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement). Notwithstanding the foregoing, this Section 7.3(e)(i) will not relieve the Company from any liability (I) if this Agreement is validly terminated by either Party in circumstances where the Company Termination Fee is not owed pursuant to Section 7.3(b) for any Fraud under this Agreement prior to such termination or (II) for any breaches of the Confidentiality Agreement, and will not relieve Fortress for any liability for any breaches of the Support Agreement.
(ii)   Each of the Parties acknowledges that any amount payable by the Company pursuant to this Section 7.3, including the Company Termination Fee, does not constitute a penalty, but rather

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shall constitute liquidated damages in a reasonable amount that will compensate a Parent and Merger Sub for the disposition of their rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.
(f)   Acknowledgement Regarding Specific Performance.   Notwithstanding anything to the contrary in Section 7.2(b) or Section 7.3(e), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 8.5(b), except that, although the Parties, each in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with Section 8.5(b), under no circumstances will a Party be permitted or entitled to receive both (i) specific performance of the other Party’s obligation to effect the Closing and (ii) any payment of the Company Termination Fee (in the case of Parent) or monetary damages in respect of a Willful Breach or Fraud of the other Party.
(g)   Non-Recourse Party.   This Agreement may only be enforced against the Parties (subject to the terms, conditions and other limitations set forth herein), and (i) all claims or causes of action that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement may only be made against the Persons that are expressly identified as the Parties and (ii) in no event will a Party seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Person that is not a Party (including any Company Related Party or Parent Related Party) with respect to this Agreement or the Transactions (including any breach by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of any such breach, termination or failure, in each case, except for the rights, claims and remedies that the Company, Parent or Merger Sub, as applicable, may assert against (A) any Person that is party to a Transaction Document in accordance with the terms thereof or (B) Parent or Merger Sub to the extent expressly provided for in this Agreement or the Transaction Documents.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
Section 8.1   Amendment.   Subject to Section 5.12, prior to the Effective Time, this Agreement may be amended, modified and supplemented in any and all respects with respect to any of the terms of this Agreement; provided, however, that (a) after obtaining the Company Required Vote, there shall be made no amendment, modification or supplement that by Legal Requirement requires further approval by the Company Stockholders without such approval and (b) no amendment, modification or supplement shall be made to this Agreement after the Effective Time. Any such amendment, modification or supplement shall be effective only if it is expressly set forth in a written instrument duly executed and delivered by each of the Parties.
Section 8.2   Waiver.   At any time prior to the Effective Time, Parent (on behalf of itself or Merger Sub) and the Company may, subject to applicable Legal Requirements, (a) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other Party or (c) waive compliance by the other Party with any of the agreements contained herein applicable to such Party or, except as otherwise provided herein (including with respect to the condition set out in Section 6.1(a), which shall not be waivable), waive any of such Party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single Party for purposes of the foregoing). No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy of such Party under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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Section 8.3   No Survival of Representations, Warranties, Covenants and Agreements.   The Parties acknowledge and agree that (i) none of the representations and warranties contained in this Agreement, the Company Disclosure Letter or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Effective Time, and (ii) except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants or agreements of the Parties in this Agreement shall survive the Effective Time.
Section 8.4   Entire Agreement; Counterparts.   This Agreement, the other Transaction Documents and the other agreements, exhibits, annexes and schedules referred to herein (other than the Company Disclosure Letter, which does not form a part of this Agreement but operates upon the terms of this Agreement as provided in this Agreement) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
Section 8.5   Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 8.5(b), in any Legal Proceeding arising out of or relating to this Agreement or any of the Transactions each of the Parties irrevocably (i) submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (such courts, the “Chosen Courts”) (it being agreed that the consents to jurisdiction and venue set forth in this Section 8.5(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto), (ii) waives the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any Legal Proceeding in the Chosen Courts, (iii) agrees to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any Chosen Court and (iv) agrees not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any court other than the Chosen Courts (except for an action to enforce a judgment of a Chosen Court). Each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.8 or any other manner permitted by Legal Requirements. The Parties hereto agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment in a Chosen Court.
(b)   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its (or their) specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, (i) each Party shall be entitled, in addition to any other remedy to which it is entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which each Party is entitled under this Agreement, (ii) the provisions set forth in Section 7.3 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement and (iii) the right of specific performance is an integral part of the Transactions

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and without that right, neither the Company nor Parent or Merger Sub would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Legal Requirements or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The Parties further agree that (x) by seeking the remedies provided for in this Section 8.5, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 8.5 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 8.5 prior to, or as a condition to, exercising any termination right under ARTICLE VII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding by a Party pursuant to this Section 8.5 or anything set forth in this Section 8.5 restrict or limit such Party’s right to terminate this Agreement in accordance with the terms of ARTICLE VII or pursue any other remedies under this Agreement that may be available then or thereafter. If, prior to the Termination Date, any Party brings any Legal Proceeding to enforce specifically the performance of the terms and provisions hereof by any other Party, the Termination Date shall automatically be extended by such time period as established by the court presiding over such Legal Proceeding.
(c)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS.
Section 8.6   Assignability.   Neither this Agreement nor any of the rights hereunder may be directly or indirectly assigned (including by operation of law, merger or otherwise), in whole or in part, without the prior written consent of the other Parties hereto, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment not permitted under this Section 8.6 shall be null and void.
Section 8.7   No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for: (i) if the Closing occurs, the right of (A) the Company Stockholders to receive the Merger Consideration, (B) the holders of Company Options to receive the Option Consideration, and (C) the holders of Company Warrants to receive consideration as set forth in Section 1.9, in the case of each of clauses (A) through (C), in accordance with ARTICLE I; (ii) if the Closing occurs, the rights of the Indemnified Persons in accordance with Section 5.5; and (iii) the limitations on liability of the Company Related Parties and Parent Related Parties set forth in Section 7.2(b) and Section 7.3(e).
Section 8.8   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the day following the date of transmission; provided, that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

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if to Parent or Merger Sub (or following the Effective Time, the Company):
Sun Pharmaceutical Industries, Inc.
Attn:
Erik Zwicker
Senior Vice President, General Counsel

Email:
[*]

with a copy to (which shall not constitute notice):
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W Madison St., Suite 3900
Chicago, IL 60606
Attn:
Bill Fay

Email:
[*]

if to the Company (prior to the Effective Time):
Checkpoint Therapeutics, Inc.
Attn:
James F. Oliviero
President and Chief Executive Officer

Email:
[*]

with a copy to (which shall not constitute notice):
Cooley LLP
55 Hudson Yards
New York, NY 10001
Attn:
Kevin Cooper; Bill Roegge

Email:
[*]

and
Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street
Wilmington, Delaware 19801
Attn:
Eric S. Klinger-Wilensky

Email:
[*]

and
Alston & Bird LLP
90 Park Avenue
New York, NY 10016
(212) 210-9400
Attn:
Matthew W. Mamak; Brett Jaffe; Tim Fitzmaurice

Email:
[*]

Section 8.9   Severability.   If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Legal Requirements.
Section 8.10   Obligation of Parent.   Parent shall ensure that each of its Subsidiaries duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to its Subsidiaries under this Agreement, and Parent, as applicable, shall be jointly and severally liable with its Subsidiaries for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

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Section 8.11   Transfer Taxes.   Except as expressly provided in Section 1.6(d), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with this Agreement and the Transactions shall be paid by Parent when due. Parent shall file all Tax Returns and other documentation required to be filed with respect to such Taxes and fees. The parties shall use commercially reasonable efforts to reduce any Transfer Taxes to the extent permitted by applicable Legal Requirements.
Section 8.12   Construction.
(a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. For purposes of this Agreement, where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires.
(b)   Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, the Parties agree that any rule of construction to the effect that ambiguities or questions of intent or interpretation are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authority of any of the provisions of this Agreement.
(c)   As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “or” is not exclusive and shall mean “and/or.” As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.”
(d)   Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement.
(e)   Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.
(f)   References to “made available” shall mean that such documents or information referenced (i) were delivered to the Company, Parent, Merger Sub or their respective Representatives, as applicable, prior to the execution and delivery of this Agreement; (ii) were contained in the Company’s electronic data room maintained by Firmex by no later than 5:00 p.m. Eastern Time on the date prior to the execution and delivery of this Agreement; or (iii) were publicly available, without redactions, on the EDGAR website prior to the date of this Agreement.
(g)   References to any specific Legal Requirement or to any provision of any Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Legal Requirement will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto) as of such date.
(h)   References to “ordinary course of business” means the ordinary course of operations of the Company, provided that any action taken, or omitted to be taken, and any adjustments and modifications thereto taken in response to or as a result of implementation of any Pandemic Measures or to the extent reasonably necessary to protect the health and safety of the Company’s employees in respect of the conduct of the Company’s business in response to a Contagion Event shall be deemed to be “ordinary course” and in the “ordinary course of business.”

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(i)   References to “$” or “dollars” refer to United States dollars unless otherwise noted.
(j)   The table of contents and headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
[Signature page follows]

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In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.
Checkpoint Therapeutics, Inc.
By:
/s/ James F. Oliviero

Name:
James F. Oliviero

Title:
President and Chief Executive Officer

Sun Pharmaceutical Industries, Inc.
By:
/s/ Abhay Gandhi

Name:
Abhay Gandhi

Title:
Chief Executive Officer & President

Snoopy Merger Sub, Inc.
By:
/s/ Abhay Ghandi

Name:
Abhay Gandhi

Title:
President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
Certain Definitions
For purposes of this Agreement (including this Exhibit A):
“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 4.3(a).
“Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group,” (as defined in Section 13(d) of the Exchange Act) relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition, lease or exclusive license of assets of the Company equal to more than 20% of the Company’s consolidated assets or to which more than 20% of the Company’s consolidated revenues or earnings are attributable, (b) issuance by the Company or acquisition of more than 20% of the outstanding Shares, (c) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Shares or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that, if consummated, would result in any Person or group beneficially owning more than 20% of the outstanding Shares of the resulting direct or indirect parent of the Company or the surviving Entity in such transaction, in each case of the foregoing clauses (a) through (d), other than the Transactions.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.
“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.
“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, or any applicable Legal Requirements of similar effect.
“Antitrust Laws” shall mean the Sherman Act of 1890, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914, state antitrust laws, and all other applicable Legal Requirements (including non-U.S. laws and regulations) issued by a Governmental Body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly and all Legal Requirements and orders issued by a Governmental Body relating to foreign investment or national security.
“Armistice” shall mean Armistice Capital Master Fund Ltd.
“Balance Sheet” shall have the meaning set forth in Section 2.6.
“Bankruptcy and Equity Exceptions” shall have the meaning set forth in Section 2.9(b).
“Book-Entry Shares” shall mean non-certificated Shares represented by book-entry.
“BSE” shall mean the Bombay Stock Exchange.
“business day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York or in India are authorized or required by Legal Requirements to be closed.
“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on March 3, 2015, as amended.
“Certificates” shall have the meaning set forth in Section 1.6(b).

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“Change in Circumstance” shall mean any material event, fact, occurrence or development or material change in circumstances with respect to the Company that (a) was not known to the Special Committee as of the date of this Agreement (or if known to the Special Committee as of the date of this Agreement, the consequences of which were not known to or reasonably foreseeable by the Special Committee as of the date of this Agreement) and (b) does not relate to any Acquisition Proposal; provided, however, that no such event, fact, occurrence, development or change shall be considered a Change in Circumstance to the extent it consists of or results from (x) the announcement, pendency and consummation of any Transaction Document or any Transaction, including any action required to be taken or to be refrained from being taken pursuant thereto (including pursuant to Section 4.2), (y) the meeting or exceeding of any internal or analysts’ expectations or projections, or (z) any changes or lack thereof after the date hereof in the market price or trading volume of the Common Stock (it being understood that, with respect to clauses (y) and (z), the underlying facts or occurrences giving rise to such meeting or exceeding of expectations or projections or such changes or lack thereof in market price or trading volume may be taken into account in determining whether there has been a Change in Circumstance, to the extent not otherwise excluded from this definition).
“Chosen Courts” shall have the meaning set forth in Section 8.5(a).
“Class A Common Stock” shall mean Class A common stock, par value $0.0001 per share, of the Company.
“Closing” shall have the meaning set forth in Section 1.3(a).
“Closing Date” shall have the meaning set forth in Section 1.3(a).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Common Cash Amount” shall have the meaning set forth in Section 1.5(a)(iii).
“Common CVR Amount” shall have the meaning set forth in Section 1.5(a)(iii).
“Common Stock” shall mean common stock, par value $0.0001 per share, of the Company (excluding the Class A Common Stock).
“Company” shall have the meaning set forth in the preamble to this Agreement.
“Company Acquisition Agreement” shall have the meaning set forth in Section 4.3(b).
“Company Adverse Change Recommendation” shall have the meaning set forth in Section 5.1(a).
“Company Associate” shall mean each officer or other employee, or individual who is an individual independent contractor, consultant, director or other service provider of the Company.
“Company Board” shall have the meaning set forth in the Recitals.
“Company Board Advisor” shall have the meaning set forth in Section 2.23(a).
“Company Board Recommendation” shall have the meaning set forth in the Recitals.
“Company Breach Notice Period” shall have the meaning set forth in Section 7.1(e).
“Company Common Stock” shall mean the Class A Common Stock and the Common Stock.
“Company Contract” shall mean any Contract to which the Company is a party or otherwise legally bound.
“Company Defense Parties” shall have the meaning set forth in Section 5.6.
“Company Disclosure Documents” shall have the meaning set forth in Section 2.4(h).
“Company Disclosure Letter” shall mean the disclosure letter that has been prepared by the Company in accordance with the requirements of this Agreement and that has been delivered by the Company to Parent on the date of this Agreement.

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“Company Incentive Plan” shall mean the Company’s Amended and Restated 2015 Incentive Plan, as amended.
“Company Insurance Policies” shall have the meaning set forth in Section 2.17.
“Company IP” shall mean all Intellectual Property Rights that are owned or purported to be owned by the Company.
“Company Options” shall mean all options to purchase Shares (whether granted by the Company pursuant to the Company Incentive Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).
“Company Product” shall mean each product or product candidate that is being researched, tested, developed, commercialized, manufactured, sold or distributed by or on behalf of the Company, including, for the avoidance of doubt, cosibelimab.
“Company Related Parties” shall have the meaning set forth in Section 7.3(e)(i).
“Company Required Vote” shall mean (a) the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock beneficially owned, directly or indirectly, by the Unaffiliated Company Stockholders and (b) the affirmative vote of the holders of a majority in voting power of the outstanding Company Common Stock, in the case of each of clause (a) and (b), in favor of the adoption of this Agreement.
“Company Restricted Shares” shall mean compensatory restricted shares of Company Common Stock.
“Company SEC Documents” shall have the meaning set forth in Section 2.4(a).
“Company Stock Awards” shall mean all Company Options and Company Restricted Shares.
“Company Stockholder” shall mean a holder of Company Common Stock.
“Company Stockholder Meeting” shall have the meaning set forth in Section 5.2(a).
“Company Termination Fee” shall mean an amount in cash equal to $12,500,000.
“Company Warrant” shall mean each warrant to purchase Shares.
“Confidentiality Agreement” shall have the meaning set forth in Section 4.1.
“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
“Contagion Event” shall mean the outbreak and ongoing effects of a contagious disease, epidemic or pandemic.
“Continuing Employee” shall have the meaning set forth in Section 5.4.
“Contract” shall mean any legally binding agreement, contract, subcontract, lease, instrument, bond, debenture, note, indenture, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or other legally binding commitment or undertaking of any nature (except, in each case, ordinary course of business purchase orders).
“Current Premium” shall have the meaning set forth in Section 5.5(c).
“CVR” shall have the meaning set forth in Section 1.5(a)(iii).
“CVR Agreement” shall have the meaning set forth in the Recitals.
“Determination Notice” shall have the meaning set forth in Section 5.1(b)(i).
“DGCL” shall mean the Delaware General Corporation Law, as amended.
“Dissenting Shares” shall have the meaning set forth in Section 1.7.

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“DOJ” shall mean the U.S. Department of Justice Antitrust Division.
“DTC” shall mean The Depository Trust Company.
“Effective Time” shall have the meaning set forth in Section 1.3(b).
“Employee Plan” shall mean any salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, employment, independent contractor, severance or change in control, Tax “gross-up,” “make-whole” or indemnification, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement and each other employee benefit plan, or arrangement sponsored, maintained, contributed to or required to be contributed to by the Company or any other Person for the benefit of any current or former employee or other natural-person service provider of the Company or with respect to which the Company has any liability, excluding compensation and benefit plans, programs and arrangements that are sponsored or maintained by a Governmental Body.
“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or other similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset); provided, that “Encumbrance” shall not include any non-exclusive license of Intellectual Property Rights.
“Enforcement Expenses” shall have the meaning set forth in Section 7.3(d).
“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
“Environmental Law” shall mean any federal, state, local or foreign Legal Requirements relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“Exchange Act” shall mean the Securities Exchange Act of 1934.
“FDA” is defined in Section 2.11(b).
“Fortress” shall have the meaning set forth in the Recitals.
“Fraud” shall mean actual and intentional fraud under the laws of the State of Delaware by a Party in any representation or warranty by such Party in this Agreement or any other Transaction Document.
“FTC” shall mean the U.S. Federal Trade Commission.
“GAAP” shall have the meaning set forth in Section 2.4(b).
“Governmental Authorization” shall mean any (a) permit, license, certificate, franchise, permission, variance, clearance, exemption, approval, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.
“Governmental Body” shall mean any applicable (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any

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governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature and any court, arbitrator or other tribunal.
“Governmental Program” shall mean any “Governmental Program” as defined in 42 U.S.C. §1320a-7b(f), including Medicare, Medicaid, CHAMPVA, TRICARE, the United States Department of Veteran Affairs, and all other health care reimbursement programs funded and/or regulated by any Governmental Body.
“Hazardous Materials” shall mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste, and per- and poly-fluoroalkyl substances.
“Healthcare Laws” shall mean any and all federal, state, local, or foreign Legal Requirements applicable to the Company related to the nonclinical and clinical research, investigation, development, design, manufacturing, packaging, labeling, marketing, advertising, promotion, import, export, testing, sale, sampling, distribution, use, and commercialization of healthcare products (and components thereof), including the following and any amendments thereto: the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq; the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the False Claims Act, 31 U.S.C. §§ 3729-3733; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Exclusions Law, 42 U.S.C. § 1320a-7; Legal Requirements governing the protection of human research subjects; 15 U.S.C. §§ 41-58; the Controlled Substances Act, 21 U.S.C. § 801 et seq., Legal Requirements governing the manufacture, possession, and distribution of controlled substances; and state board of pharmacy Legal Requirements.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” shall mean, with respect to the Company (a) all indebtedness for borrowed money (including the issuance of any debt security) to any Person, (b) all obligations evidenced by notes, bonds, debentures or similar Contracts to any Person, (c) all obligations in respect of letters of credit (to the extent drawn) and bankers’ acceptances (other than letters of credit used as security for leases) to the extent drawn upon by the counterparty thereto or (d) any guaranty of any such obligations described in clauses (a) through (c) of any Person (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).
“Indemnified Persons” shall have the meaning set forth in Section 5.5(a).
“Indemnifying Parties” shall have the meaning set forth in Section 5.5(b).
“Intellectual Property Rights” shall mean and includes all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, data (including medical, clinical, regulatory, chemistry manufacturing and controls (CMC), research and development, and quality data), laboratory notebooks (including any laboratory data referenced therein), regulatory and non-regulatory research and development reports, regulatory filings (including drafts, supporting materials, information on facilities, processes, and materials used in manufacturing, processing, packaging, storing, and distribution), databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (c) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, cells, protocols, specifications, techniques and other forms of technology; (d) patents and industrial property rights; (e) other proprietary rights in intellectual property of every kind and nature; and (f) all registrations, renewals, extensions, statutory invention registrations, provisionals, non-provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

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“Interim Loans” shall have the meaning set forth in Section 5.14.
“IRS” shall mean the Internal Revenue Service.
“knowledge” shall mean (a) with respect to the Company, the actual knowledge of the individuals listed in Part A of the Company Disclosure Letter, in each case after due inquiry of such individual’s direct reports with responsibility for the applicable matter and (b) with respect to Parent or Merger Sub, the actual knowledge of the individuals listed in Part A of the Parent Disclosure Letter.
“Leased Real Property” shall have the meaning set forth in Section 2.7.
“Legal Proceeding” shall mean any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NYSE, Nasdaq, BSE or NSE).
“Legal Restraint” shall have the meaning set forth in Section 6.1(c).
“Match Period” shall have the meaning set forth in Section 5.1(b)(i).
“Material Adverse Effect” shall mean any fact, event, occurrence, effect, change, development or circumstance (each, an “Effect”) that has, or would reasonably be expect to have, a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company; provided, however, that, none of the following, and no Effect to the extent arising out of, relating to or resulting from the following, either alone or in combination, shall be deemed in and of themselves to constitute, or shall be taken into account in determining whether there is, or would reasonably be expected to have, a Material Adverse Effect: (i) any change in the market price, credit rating or trading volume of the Company’s stock or other securities or any change affecting the ratings or the ratings outlook for the Company (provided that the underlying factors contributing to any such change shall not be excluded unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect); (ii) any Effect arising out of or relating to the announcement (including any pre-signing media reports relating to the Merger not attributable to the Company or any of its Affiliates or their respective Representatives, in either case, acting at its direction), execution, pendency or performance of this Agreement and the Transactions, including (A) any action taken (or not taken) by the Company that is required to be taken (or not taken) pursuant to this Agreement, or is consented to by Parent (including the failure of the Company to take any action which it is prohibited from taking under Section 4.2(b) of this Agreement if the Company seeks Parent’s consent to take such action and Parent unreasonably fails to grant such consent), (B) any action taken by Parent or its Affiliates to obtain any Consent from any Governmental Body to the consummation of the Merger, and, in each case, the result of any such actions, (C) any claim or Legal Proceeding (including one brought by Company Stockholders or holder of Company Warrants) arising out of or related to this Agreement, the other Transaction Documents or the Transactions or any other strategic alternative considered by the Company, (D) any change in customer, supplier, distributor, employee, financing source, stockholder, regulatory, partner or similar relationships of the Company resulting from any of the matters described in this clause (ii) or (E) any Effect that arises out of or relates to the identity of, or any facts or circumstances relating to, Parent or any of its Affiliates (provided that the exception referenced in this clause (ii) shall not apply when the term “Material Adverse Effect” is used in any representation or warranty that specifically references the consequences of the execution, delivery or announcement of this Agreement, or the pendency or consummation of the Transactions); (iii) any Effect affecting general conditions in any industry in which the Company operates; (iv) economic, legislative, regulatory or political conditions or conditions in any securities, credit, financial or other capital markets, in each case in the United States or any other country or region; (v) any Effect arising directly or indirectly from or otherwise relating to changes in interest rates, inflation rates or fluctuations in the value of any currency; (vi) any act of terrorism, war, civil unrest, national or international calamity, cyber-attack, weather, earthquakes, hurricanes, tornados, natural disasters, climatic conditions, pandemic or epidemic (including any Contagion Event) or any other similar event (and any escalation or worsening of any of the foregoing);

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(vii) any failure by the Company to meet any internal or external projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (provided, that the underlying factors contributing to any such failure shall not be excluded unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect); (viii) any change in, or any compliance with or action taken for the purpose of complying with, any Legal Requirements (including any Pandemic Measures) or GAAP, or interpretations of any Legal Requirements or GAAP; (ix) any Effect arising from any requirements imposed by any Governmental Body as a condition to obtaining approval or expiration of any waiting period under the HSR Act or other Antitrust Laws with respect to the Transactions, including the Merger; (x) the availability of or cost of equity, debt or other financing to Parent or Merger Sub; (xi) any determination by, or delay of a determination by, the FDA or any other comparable Governmental Body, or any panel, or advisory body empowered or appointed thereby, or any indication that any such entity, panel, or body will make any determination or delay in making any determination, with respect to any applications, approvals or clearances relating to the Company’s non-approved product candidates or Company’s competitors’ or potential competitors’ product candidates, products, or programs; (xii) any results, outcomes, data, indications, adverse events, side effects or safety observations arising from preclinical trials, clinical trials and/or testing, including any requirement to conduct further clinical studies or tests or any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of any new side effects, adverse events or safety observations, in each case under this clause (xiii) relating to the Company’s non-approved product candidates or the Company’s competitors’ or potential competitors’ product candidates, products, or programs; (xiv) the results of, or any data derived from, any preclinical or clinical testing being conducted by or on behalf of any actual or potential competitor of the Company or any announcements thereof; or (xv) any decision or action by any Governmental Body (or other payor) with respect to pricing or reimbursement; provided, further that any Effect referred to in the foregoing clauses (iii), (iv), (v), (vi) (other than with respect to any Contagion Event) or (viii) may be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect to the extent such Effect has a materially disproportionate adverse impact on the Company, as compared to other similarly situated participants in the industries in which the Company operates (in which case any such incremental disproportionate adverse impact (and only such incremental disproportionate adverse impact) may be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect).
“Material Contract” shall have the meaning set forth in Section 2.9(a).
“Merger” shall have the meaning set forth in the Recitals.
“Merger Consideration” shall have the meaning set forth in Section 1.5(a)(iii).
“Merger Sub” shall have the meaning set forth in the preamble to this Agreement.
“Nasdaq” shall mean The Nasdaq Capital Market.
“NSE” shall mean the National Stock Exchange of India Limited.
“NYSE” shall mean The New York Stock Exchange.
“Option Consideration” shall have the meaning set forth in Section 1.8(a).
“Pandemic Measures” shall mean any workforce reduction, social distancing measure, office closure or safety measure adopted in response to any Legal Requirement, directive, guideline or recommendation promulgated by any Governmental Body, including the Centers for Disease Control and Prevention, in each case, arising out of, or otherwise related to any Contagion Event.
“Parent” shall have the meaning set forth in the preamble to this Agreement.
“Parent Disclosure Letter” shall mean the disclosure letter that has been prepared by Parent in accordance with the requirements of this Agreement and that has been delivered by Parent to the Company on the date of this Agreement.
“Parent Breach Notice Period” shall have the meaning set forth in Section 7.1(g).

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“Parent Material Adverse Effect” shall mean any Effect that, individually or in the aggregate with one or more other Effects, prevents, materially delays or materially impairs the ability of Parent or Merger Sub to consummate the Transactions or perform its obligations under this Agreements or the other Transaction Documents to which Parent is party.
“Parent Related Parties” shall have the meaning set forth in Section 7.3(e)(i).
“Parties” shall mean Parent, Merger Sub and the Company.
“Paying Agent” shall have the meaning set forth in Section 1.6(a).
“Paying Agent Agreement” shall have the meaning set forth in Section 1.6(a).
“Payment Fund” shall have the meaning set forth in Section 1.6(a).
“Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes not yet delinquent or that is being contested in good faith by appropriate proceedings, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business), (c) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract or any license of intellectual property, (d) any Encumbrances for which appropriate reserves have been established in the consolidated financial statements of the Company, (e) any nonexclusive license of Intellectual Property Rights, (f) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report and (g) any other Encumbrance that does not materially impair the value or current use of any asset of the Company.
“Person” shall mean any individual, Entity or Governmental Body.
“Personal Data” means information in the Company’s possession, custody, or control that constitutes “personal data,” “personal information,” “personally identifiable information,” or similar term as defined by applicable Legal Requirements.
“Pre-Closing Period” shall have the meaning set forth in Section 4.1.
“Privacy Laws” means each applicable Legal Requirement governing the protection, privacy, and security of Personal Data.
“Privacy Policy” or “Privacy Policies” means the Company’s published, public-facing “privacy policy,” “privacy notice,” “privacy statement,” or similarly titled document that governs the privacy of Personal Data.
“Process” or “Processing” means the use, collection, processing, storage, recording, adaption, alteration, transfer, disclosure, or dissemination of Personal Data.
“Proxy Statement” shall have the meaning set forth in Section 5.2(a).
“Reference Date” shall mean the last business day prior to the date of this Agreement.
“Registered IP” shall mean all patents, registered copyrights, registered trademarks, service marks and trade dress, and all applications for any of the foregoing, in each case, that are registered or issued under the authority of any Governmental Body.
“Regulatory Authority” shall mean any Governmental Body with authority over the quality, identity, strength, purity, safety, efficacy, research, development, testing, investigation, manufacture, packaging,

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labeling, storage, distribution, advertising, marketing, import, export, sale, payment or reimbursement of any product that the Company manufactures or is developing, or as to which the Company provides any service.
“Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.
“Representatives” shall mean, with respect to a Person, the officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives of such Person.
“Rights Agent” shall have the meaning set forth in the Recitals.
“Royalty Agreement” shall have the meaning set forth in the Recitals.
“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Incident” means a security breach or intrusion into the Company’s computer networks that results in the material unauthorized access to, or material disclosure, use or modification of, Personal Data, as to which Privacy Laws require notification to individuals whose Personal Data was affected.
“Shares” shall mean shares of Common Stock and Class A Common Stock.
“Special Committee” shall have the meaning set forth in the Recitals.
“Special Committee Advisor” shall have the meaning set forth in Section 2.23.
“Special Committee Recommendation” shall have the meaning set forth in the Recitals.
“Specified Warrant” shall mean that certain warrant to purchase 5,853,659 shares of Common Stock, by and between the Company and Armistice , dated as of July 2, 2024.
“Standard Licenses” means (a) nonexclusive licenses granted in connection with the products and services of the Company in the ordinary course of business; (b) non-exclusive licenses to the Company for standard, generally commercially available, “off-the-shelf” third-party products; (c) licenses to software and materials licensed as open-source, public-source or freeware; (d) any incidental licenses granted to a service provider in support of the services provided to the Company; and (e) licenses granted pursuant to terms substantially consistent with the Company’s standard form Contracts as made available to Parent.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, association, joint venture, limited liability company or other entity (a) of which 50% or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly by such Person, (b) of which such Person is entitled to elect, directly or indirectly, at least 50% of the board of directors (or managers) or similar governing body of such entity, or (c) if such entity is a limited partnership or limited liability company, of which such Person or one of its Subsidiaries is a general partner or managing member or otherwise has the power to direct or cause the direction of the management or policies thereof.
“Superior Proposal” shall mean a bona fide written Acquisition Proposal that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in its good faith judgment (a) is reasonably capable of being completed, taking into account all legal, regulatory, financing and other aspects of the proposal that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee deems relevant and the Person making the proposal, and (b) if consummated, would result in a transaction more favorable to the Unaffiliated Company Stockholders (solely in their capacities as such) from a financial point of view than the Transactions; provided, that for purposes of

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the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”
“Support Agreement” shall have the meaning set forth in the Recitals.
“Surviving Corporation” shall have the meaning set forth in the Recitals.
“Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.
“Tax” (and, with correlative meaning, “Taxes”) shall mean any U.S. federal, state, local or non-U.S. income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax, alternative or added minimum tax, windfall profits tax, or any other taxes, fees, levies, imposts, customs, duties or other assessments, together with any interest, penalty or addition thereto, whether disputed or not, in each case imposed by any Governmental Body.
“Tax Return” shall mean any return, report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information (including, in each case, any attached schedules) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.
“Termination Date” shall have the meaning set forth in Section 7.1(c).
“Third-Party Payor Program” shall mean such private, non-governmental healthcare programs, including to any private insurance program.
“Transaction Documents” shall mean this Agreement, the Royalty Agreement, the CVR Agreement, the Support Agreement, the Transition Services Agreement, the Paying Agent Agreement, and the Warrant Amendment.
“Transactions” shall mean (a) the execution and delivery of this Agreement and (b) all of the transactions contemplated by this Agreement and the other Transaction Documents, including the Merger.
“Transition Services Agreement” shall have the meaning set forth in the Recitals.
“Treasury Regulations” shall mean the regulations promulgated under the Code.
“Unaffiliated Company Stockholders” shall mean shall mean the Company Stockholders, excluding (a) Fortress and its controlled Affiliates (other than the Company), (b) the members of the Company Board (and their controlled Affiliates, if any) and (c) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.
“Unvested Company Restricted Shares” shall have the meaning set forth in Section 2.3(c)
“Warrant Amendment” shall mean the letter agreement, dated as of the date hereof, between the Company and Armistice.
“Warrant Consideration” shall have the meaning set forth in Section 1.9(a).
“Warrant Holder” shall mean a holder of Company Warrants.
“Warrant Notice” shall have the meaning set forth in Section 5.11.
“Willful Breach” means a material breach of this Agreement that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would reasonably be expected to result in or constitute a breach of this Agreement.

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EXHIBIT B
Form of CVR Agreement
[See Attached]

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CONTINGENT VALUE RIGHTS AGREEMENT
THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2025 (this “Agreement”), is entered into by and among Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and [•] (the “Rights Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), Parent and Snoopy Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of March 9, 2025 (as amended, amended and restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, in accordance with the DGCL and on the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide (a) the holders of Shares (other than holders of Dissenting Shares) that are outstanding as of immediately prior to the Effective Time, (b) holders of Company Options with a per share exercise price less than the Common Cash Amount and holders of Unvested Company Restricted Shares, in each case, that are outstanding as of immediately prior to the Effective Time (such Company Options and Unvested Company Restricted Shares collectively, the “Covered Equity Awards”) and (c) holders of Covered Company Warrants, in the case of each of clauses (a) through (c), the right to receive a contingent cash payment as hereinafter described.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:
1.   DEFINITIONS
1.1   Definitions.   As used in this Agreement, the following terms shall have the following meanings:
“Acting Holders” means, at the time of determination, Holders of at least 50% of the outstanding CVRs as set forth on the CVR Register (it being understood that to the extent such Holders are nominees, they may be directed by the beneficial owners of such CVRs).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.
“Alternate Milestone” means the receipt by Parent, any of its Affiliates (including Company) or any of its or their Sublicensees of Regulatory Approval for the Product in any country in the European 5.
“Assignee” has the meaning set forth in Section 6.3.
“Change of Control” means (i) a sale or other disposition of 50% or more of the assets of Parent on a consolidated basis (other than to any direct or indirect wholly owned Subsidiary of Sun Pharmaceutical Industries Ltd., an entity organized under the laws of India), and (ii) a merger or consolidation involving Parent in which Parent is not the surviving entity.
“Covered Company Warrant” means any Company Warrant that is duly exercised (including any “cashless exercise” in accordance with the Merger Agreement) by the holder thereof in accordance with the terms of such Company Warrant following the Closing in exchange for, in respect of each share of Company Common Stock underlying such Company Warrant as of immediately prior to the Closing, the applicable consideration provided under Section 1.9(b)(i) or (b)(ii) of the Merger Agreement.

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“Covered Equity Award CVR” means a CVR that was issued in respect of a Covered Equity Award pursuant to the Merger Agreement.
“Covered Equity Award Milestone Payment” means the applicable Milestone Payment, if any, that becomes payable in respect of any Covered Equity Award CVR.
“Covered Equity Awards” has the meaning set forth in the Recitals.
“CVR” means one (1) contractual contingent value right representing the right to receive the applicable Milestone Payment pursuant to, and subject to the conditions set forth in, this Agreement.
“CVR Register” has the meaning set forth in Section 2.3(b).
“Commercially Reasonable Efforts” means, with respect to a particular task or obligation, the level of efforts and resources required to carry out such task in a diligent and sustained manner without undue interruption, pause or delay, which level is at least consistent with the level of efforts and resources that a pharmaceutical company of comparable size and resources as those of Parent and its Affiliates (taken as a whole) would devote to a product at a similar stage of development with similar economic potential as the Product (“Relevant Product”), taking into consideration the relevant technical, commercial, competitive (including with respect to other products in the marketplace or in development), regulatory (including any requirements for, and costs of, trials or studies), proprietary position (including with respect to patent or regulatory exclusivity), legal, scientific, medical, safety and efficacy, product profile, profitability (including pricing, costs, royalty or similar obligations, and reimbursement reasonably expected to be received), intellectual property coverage, labeling and other relevant factors that a pharmaceutical company of comparable size and resources as those of Parent and its Affiliates would normally take into account with respect to a Relevant Product that it owns in determining what level of efforts and resources to devote to such task or obligation, it being understood and agreed that each of the foregoing factors may change from time to time.
“Company Warrant” means a warrant to acquire shares of Company capital stock that remains outstanding and unexercised as of immediately following the Closing.
“DTC” means The Depository Trust Company or any successor thereto.
“Effective Time” shall have the meaning given to it in the Merger Agreement.
“EMA” means the European Medicines Agency or any successor agency thereto.
“Europe” means (a) the member states of the European Union as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and that certain portion of Cyprus included in such organization (the “European Union”), (b) the United Kingdom, (c) Switzerland, (d) any member country of the European Economic Area that is not otherwise a member of the European Union, and (e) any country not otherwise included in clauses (a), (b), (c) or (d) that participates in the centralized approval procedure or unified filing system under the auspices of the EMA.
“European 5” means any of Germany, France, Italy, Spain and the United Kingdom.
“European Commission” means the authority within the European Union that, inter alia, has the legal authority to grant approval to MAAs based on input received from the EMA.
“Governmental Body” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal.
“Holder” means, with respect to any CVR, the Person in whose name such CVR is registered in the CVR Register at the applicable time.

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“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NYSE or Nasdaq).
“Locust Walk” means and Locust Walk Partners, LLC.
“Locust Walk Engagement Letter” means, collectively, that certain engagement letter, dated as of April 2, 2021 by and between the Company and Locust Walk Partners, LLC as well as the Statement of Work No.1, dated as of April 2, 2021, and as amended on December 11, 2024, by and between the Company and Locust Walk Partners, LLC.
“MAA” means a marketing authorization application or equivalent application filed with the applicable Regulatory Authority in any country or jurisdiction, including, with respect to the European Union any such application filed with the EMA pursuant to the centralized approval procedure. For clarity, an MAA does not include any application for pricing or reimbursement approval.
“Milestone” means the first to occur of (i) achievement of the Primary Milestone or (ii) achievement of the Alternate Milestone.
“Milestone Deadline Date” means the date that is thirty-six (36) months after the date on which an MAA for the Product receives a positive validation outcome by the EMA.
“Milestone Notice” has the meaning set forth in Section 2.4(a).
“Milestone Payment” means, with respect to each CVR, a contingent payment equal to (i) $0.70, without interest, if the Milestone is first achieved on or prior to the date that is twelve (12) months prior to the Milestone Deadline Date and the applicable Regulatory Approval provides for a dosing schedule of once every three weeks (Q3W), (ii) $0.45, without interest, if the Milestone is first achieved on or prior to the date that is twelve (12) months prior to the Milestone Deadline Date and the applicable Regulatory Approval provides for a dosing schedule that is more frequent than once every three weeks (Q3W), (iii) $0.45, without interest, if the Milestone is first achieved after the date that is twelve (12) months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable Regulatory Approval provides for a dosing schedule of once every three weeks (Q3W), or (iv) $0.20, without interest, if the Milestone is first achieved after the date that is twelve (12) months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable Regulatory Approval provides for a dosing schedule that is more frequent than once every three weeks (Q3W).
“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, controller or secretary in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy or by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (b) pursuant to a court order, (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, as allowable by DTC; (e) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable or (f) as provided in Section 2.6.
“Person” means any individual, corporation, partnership, limited liability partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision (in each case whether or not having separate legal personality).
“Primary Milestone” means the receipt by Parent, any of its Affiliates (including Company) or any of its or their Sublicensees of Regulatory Approval for the Product in the European Union (and not, for the avoidance of doubt, in any individual country in Europe) pursuant to the centralized approval procedure.

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“Product” means cosibelimab (formerly referred to as CK-301), which is an anti-PD-L1 monoclonal antibody.
“Progress Report” has the meaning set forth in Section 4.6.
“Qualified Pharmaceutical Company” means a Person that, together with its Affiliates, has sufficient capabilities and experience in the development, manufacture, distribution and commercialization of pharmaceutical products as well as the financial resources to achieve the Milestone.
“Regulatory Approval” means with respect to any country or jurisdiction, the receipt of all approvals (other than pricing or reimbursement approval(s)) from the applicable Regulatory Authorities necessary to market and sell the Product in such country or jurisdiction, including, in the case of the Primary Milestone, approval by the European Commission of an MAA filed with the EMA pursuant to the centralized approval procedure.
“Regulatory Authority” means any applicable Governmental Body responsible for granting the Regulatory Approval (or any portion thereof) for the Product, including (a) the EMA and the European Commission and (b) any corresponding national or regional Governmental Bodies.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.
“Sublicensee” shall mean an authorized or permitted licensee or sublicensee of rights to the Product.
1.2   Rules of Construction.   For purposes of this Agreement, the parties hereto agree that: (a) whenever the context requires, the singular number shall include the plural, and vice versa; (b) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (c) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation;” (d) the meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders; (e) where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires; (f) a reference to any specific applicable Legal Requirement or to any provision of any applicable Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto; (g) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented; (h) they have been represented by legal counsel during the negotiation and execution and delivery of this Agreement and therefore waive the application of any applicable Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document; and (i) the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”) unless the subjects of the conjunction are mutually exclusive. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. All references to “Dollars” or “$” are to United States Dollars, unless expressly stated otherwise.
2.   CONTINGENT VALUE RIGHTS
2.1   CVRs.   The CVRs represent the rights of Holders to receive contingent cash payments pursuant to this Agreement and the Merger Agreement. The initial Holders shall be determined pursuant to the terms of the Merger Agreement and this Agreement, and a list of the initial Holders shall be furnished to the Rights Agent by or on behalf of Parent in accordance with Section 4.1 hereof and supplemented by Parent by written notice to the Rights Agent from time to time after the date hereof, including upon the issuance of additional CVRs in respect of Covered Company Warrants.
2.2   Non-transferable.   The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.

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Any such sale, assignment, transfer, pledge, encumbrance or disposal that is not a Permitted Transfer shall be null and void ab initio and of no effect.
2.3   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CVRs shall not be evidenced by a certificate or other instrument.
(b)   The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and transfers of CVRs as herein provided. The CVR Register will initially include one position for Cede & Co. representing all of the CVRs that are issued to the holders of Shares held by DTC on behalf of the street name holders of the Shares. The Rights Agent will have no responsibility whatsoever directly to the street name holders or DTC participants with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of the Shares by sending a lump sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. In the case of CVRs to be issued in respect of Covered Equity Awards pursuant to the Merger Agreement, such CVRs shall initially be registered in the name and address of the holder of such Covered Equity Awards as set forth in the records of the Company at the Effective Time and in a denomination equal to the number of shares of Company Common Stock subject to such Covered Equity Awards cancelled in connection with the Merger. In the case of CVRs to be issued in respect of Covered Company Warrants, such CVRs shall initially be registered in the name and address of the Holder of such Covered Company Warrants as set forth in the relevant exercise notice or, to the extent not specified therein, as set forth in the Company’s books and records, and in a denomination equal to the number of shares of Company Common Stock subject to such Covered Company Warrants immediately following the Effective Time.
(c)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other documentation reasonably requested by the Rights Agent in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2) register the transfer of the CVR in the CVR Register and notify Parent of the same. No service charge shall be made for any registration of transfer of a CVR, but Parent and the Rights Agent may require payment of a sum sufficient to cover any stamp or other similar Tax or charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid unless and until registered in the CVR Register.
(d)   Holders of CVRs representing at least 5% of the outstanding CVRs may make a written request to Parent for a list containing the names, addresses and number of CVRs of the Holders that are registered in the CVR Register, so long as such request is made in good faith to facilitate the exercise of the rights of such Holder hereunder. The written request must be duly executed by such Holders and set forth a reasonable explanation of the reason for such request. Within ten (10) business days following the receipt by Parent of such request, Parent shall make a written request to the Rights Agent for such information, which request shall specify the name of the requesting Holders. Upon receipt of such written request from Parent, the Rights Agent shall promptly deliver a copy of such list to the requesting Holders at the addresses for such Holders in the CVR Register.
(e)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of

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such written request, the Rights Agent is hereby authorized to, and shall promptly record the change of address in the CVR Register.
2.4   Payment Procedures.
(a)   Subject to the remainder of this Section 2.4(a), if the Milestone is achieved prior to the Milestone Deadline Date, Parent shall, within thirty (30) business days of the achievement of the Milestone, deliver to the Rights Agent a notice in writing (a “Milestone Notice”) indicating the achievement of the Milestone and that the Holders are entitled to receive the applicable Milestone Payment or Covered Equity Award Milestone Payment.
(b)   The Rights Agent shall promptly, and in any event within ten (10) business days of receipt of funds from Parent as required pursuant to Section 4.2, (i) send each Holder at its registered address (or, in the case of Cede & Co., pursuant to the applicable procedures of DTC) a copy of such Milestone Notice and (ii) pay to each Holder, subject to receipt of cash from Parent in accordance with Section 4.2 and any letter of instruction reasonably required by the Rights Agent, an amount equal to the product of (x) the applicable Milestone Payment and (y) the number of CVRs (excluding Covered Equity Award CVRs, which are addressed by the next sentence) held by such Holder, which payment shall be made (x) by check mailed to the address of such Holder reflected in the CVR Register as of 5:00 p.m. New York City time on the date of the Milestone Notice, (y) with respect to any such Holder that is due an amount in excess of $5,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of the Milestone Notice, by wire transfer of immediately available funds to the account specified on such instructions or (z) with respect to Cede & Co., by wire transfer of immediately available funds pursuant to the applicable procedures of DTC. Notwithstanding the foregoing, with respect to any Covered Equity Award Milestone Payment, Parent shall or shall cause one of its Subsidiaries as an agent on its behalf to (A) promptly following the achievement of the Milestone, notify the Rights Agent in writing of the Covered Equity Award Milestone Payments and (B) prior to or substantially concurrently with the payment of the Milestone Payments by the Rights Agent under this Section 2.4(b), pay to each Holder of Covered Equity Award CVRs, through Parent’s applicable payroll system, an amount equal to the product of (x) the applicable Covered Equity Award Milestone Payment and (y) the number of Covered Equity Award CVRs held by such Holder, provided that such payments shall be made no later than sixty (60) days following the achievement of the Milestone.
(c)   If any funds delivered to the Rights Agent for payment to Holders as Milestone Payments remain undistributed to the Holders on the date that is one (1) year after the date of the Milestone Notice, Parent shall be entitled to require the Rights Agent to deliver to Parent or its designee any funds which had been made available to the Rights Agent in connection with such Milestone Payments and not disbursed to the Holders (including, all interest and other income received by the Rights Agent in respect of all funds made available to it), and, thereafter, such Holders shall be entitled to look to Parent for the payment in respect of such Holder’s CVRs (subject to abandoned property, escheat and other similar applicable Legal Requirements) only as general creditors thereof with respect to the Milestone Payments that may be payable.
(d)   Neither Parent, the Rights Agent nor any of their Affiliates shall be liable to any Holder for any Milestone Payments delivered to a public official pursuant to any abandoned property, escheat or other similar applicable Legal Requirements. Any amounts remaining unclaimed by such Holders at such time at which such amounts would otherwise escheat to or become property of any Regulatory Authority shall become, to the extent permitted by applicable Legal Requirements, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.
(e)   If the Milestone is not achieved prior to the Milestone Deadline Date, Parent shall, within thirty (30) days of the Milestone Deadline Date, deliver to the Rights Agent a notice in writing (a “Milestone Non-Achievement Notice”) indicating that the Milestone has not been timely achieved. The Rights Agent shall promptly, and in any event within ten (10) business days of receipt, deliver a copy of

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such Milestone Non-Achievement Notice to the Holders. The Rights Agent will deliver to Parent a certificate certifying the date of delivery of such Milestone Non-Achievement Notice to the Holders.
(f)   Except to the extent any portion of any Milestone Payment is required to be treated as imputed interest under Section 483 of the Internal Revenue Code of 1986, as amended (the “Code”), the parties hereto intend, for U.S. federal and applicable state and local income Tax purposes, to treat (i) Milestone Payments in respect of the CVRs (other than Covered Equity Award CVRs), and not the receipt of the CVRs, as additional consideration for the Shares (subject to withholding Taxes to the extent required by applicable Legal Requirement) in the year in which the Milestone Payments are made, and (ii) Covered Equity Award Milestone Payments, and not the receipt of the Covered Equity Award CVRs, as compensation (subject to withholding Taxes to the extent required by applicable Legal Requirement) in the year in which the Covered Equity Award Milestone Payments are made, and the parties hereto shall not take any Tax position to the contrary, except as required by a determination within the meaning of Section 1313(a) of the Code.
2.5   No Voting, Dividends or Interest; No Equity or Ownership Interest.
(a)   The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.
(b)   The CVRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Merger or any of their respective Affiliates.
(c)   Neither Parent nor its directors and officers will be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement or the CVRs.
2.6   Ability to Abandon CVR.   A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or any of Parent’s Affiliates without consideration therefor. Parent shall notify the Rights Agent in writing of the abandonment by Holder of such CVR. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article 5 and Article 6. Parent shall notify the Rights Agent in writing of any such extinguishment of a CVR.
2.7   Withholding.   Parent, its Affiliates, and the Company (as applicable) shall be entitled to deduct and withhold from the Milestone Payments or Covered Equity Award Milestone Payments (as applicable), such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment or delivery under applicable Legal Requirement. To the extent that amounts of Tax are so deducted and withheld, such deducted and withheld amounts (a) shall be remitted to the applicable taxing authority within the time limits imposed by applicable Legal Requirement and (b) shall be treated for all purposes of this Agreement and the Merger Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
3.   THE RIGHTS AGENT
3.1   Certain Duties and Responsibilities.   Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions set forth in this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its gross negligence, bad faith or willful or intentional misconduct.
3.2   Certain Rights of the Rights Agent.   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:
(a)   the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice,

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request, direction, consent, order or other paper or document reasonably believed by it, in good faith, to be genuine and to have been signed or presented by the proper party or parties;
(b)   whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of gross negligence, bad faith or willful or intentional misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;
(c)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection and shall be held harmless by Parent in respect of any action taken, suffered or omitted by the Rights Agent hereunder in good faith and in reliance thereon;
(d)   in the event of litigation or other dispute resolution, the Rights Agent may engage and consult with regulatory experts, drug development experts and other experts and third parties that it, in its sole and absolute discretion, deems appropriate or necessary to enable it to discharge its duties hereunder;
(e)   the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;
(f)   the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(g)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(h)   the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(i)   Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable out-of-pocket costs and expenses of defending Rights Agent against any claim, charge, demand, suit or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence, bad faith or willful or intentional misconduct;
(j)   the Rights Agent shall not be liable for consequential damages under any provision of this Agreement or for any special, indirect, consequential, or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) arising out of any act or failure to act hereunder;
(k)   Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent prior to the date hereof, and (ii) to reimburse the Rights Agent for all Taxes and governmental charges, reasonable out-of-pocket expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement and the exercise and performance of its duties hereunder (other than personal property Taxes, corporate excise or privilege Taxes, property or license Taxes, Taxes relating to the Rights Agent’s personnel, Taxes imposed on or measured by the Rights Agent’s gross revenues, net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)); and
(l)   no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise

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of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
3.3   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) days prior to the date so specified but in no event shall such resignation become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect but no such removal shall become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least sixty (60) days prior to the date so specified.
(b)   If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent shall, as soon as is reasonably practicable, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the Acting Holders or incumbent Rights Agent may apply (if the Rights Agent so elects) to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c)   Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) business days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be transmitted at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
(d)   Notwithstanding anything else in this Section 3.3, unless consented to in writing by the Acting Holders, Parent shall not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of an international commercial bank.
(e)   The Rights Agent will cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.
3.4   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, trusts and duties of the retiring Rights Agent.
4.   COVENANTS
4.1   List of Holders.   Promptly following the Effective Time (including from time to time following the issuance of additional CVRs), Parent shall furnish or cause to be furnished to the Rights Agent, in a form reasonably satisfactory to the Rights Agent and received from the Paying Agent (and, in the case of the Holders who held Covered Equity Awards, received from the Company), the names and addresses of the

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Holders of such securities within thirty (30) days after the Effective Time, and, from time to time thereafter, the names and addresses of any Holders to be issued additional CVRs in respect of Covered Company Warrants.
4.2   Payment of Milestone Payments.   If the Milestone has been achieved in accordance with this Agreement prior to the Milestone Deadline Date, Parent shall, promptly (but in any event no later than five (5) business days) following the delivery of a Milestone Notice, deposit with the Rights Agent, for payment to the Holders in accordance with Section 2.4, the aggregate amount necessary to pay the Milestone Payments to be made pursuant to the first sentence of Section 2.4(b).
4.3   Payment to Locust Walk.   Concurrently with the payment of the Milestone Payments to all Holders, the Parent shall pay all amounts payable to Locust Walk under the terms of the Locust Walk Engagement Letter arising out of the payment of the Milestone Payments.
4.4   Books and Records.   Parent shall, and shall cause its Subsidiaries to, keep true, complete and accurate records in sufficient detail to enable the Holders and their consultants or professional advisors to determine the amounts payable hereunder.
4.5   Further Assurances.   Parent agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
4.6   Progress Report.   Within sixty (60) days of each June 30 and December 31 occurring after the date hereof and prior to the earlier of (a)the Milestone Deadline Date and (b)the achievement of the Milestone, Parent shall provide the Rights Agent with a written report setting forth in reasonable detail the status of the Milestone, including reasonable detail regarding the efforts Parent and its Affiliates are undertaking to achieve the Milestone (“Progress Report”). Promptly after the Rights Agent’s receipt of a given Progress Report, it shall cause such Progress Report to be delivered to the Holders. Within sixty (60) days after receipt of a given Progress Report, if the Rights Agent requests a meeting with representatives of Parent to discuss such Progress Report, then Parent shall make available for such a meeting at least one officer with operating responsibility for, and with appropriate expertise and knowledge of, the development and regulatory activities of the Product.
4.7   Commercially Reasonable Efforts.
(a)   Commencing upon the Closing Date and continuing until the earlier of (x) the Milestone Deadline Date and (y) the achievement of the Milestone, Parent shall, shall cause its controlled Affiliates (including the Company) to, and shall require its and their Sublicensees to, use Commercially Reasonable Efforts to (i) file an MAA for the Product with the EMA within twelve (12) months of the Closing Date or, to the extent any feedback or communications from, or expectations or requirements of, the EMA (including additional trial requirements) make it impracticable or inadvisable to file such MAA within such time period, as promptly thereafter as practicable, and (ii) achieve the Primary Milestone in its then-maximum value as promptly as practicable (including by using its Commercially Reasonable Efforts to timely file any appeals and cure any deficiencies identified in a relevant MAA by the relevant Regulatory Authority). Without limiting the foregoing, neither Parent nor any of its Affiliates (including the Company) shall act (or omit to act) in bad faith for the primary purpose of avoiding achievement of the Milestone or the payment of the Milestone Payment; provided, for the avoidance of doubt, that Parent has no obligation to initiate pursuit of, or to use Commercially Reasonable Efforts to achieve, the Alternate Milestone.
(b)   Parent shall not, and shall cause its Affiliates (including the Company) not to, sell, assign, transfer or exclusively license all or substantially all of their rights to research, develop, manufacture, commercialize and otherwise exploit the Product to a third party prior to the Milestone Deadline Date if the Milestone has not yet been achieved, unless, as a condition to such sale, assignment, transfer or exclusive license, (i)such third party expressly and unconditionally assumes and agrees to be bound, by an assumption agreement, duly executed and delivered to the Rights Agent, all obligations of Parent set forth in this Agreement with respect to the Milestone, including the obligation to pay the Milestone Payments if and when due hereunder and the obligations of Parent pursuant to Section 4.6(a), subject to and in accordance with the terms hereunder, and (ii)if such third party is not a Qualified Pharmaceutical

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Company, Parent shall remain liable for the performance all of its obligations under this Agreement to the extent such third party does not perform such obligations. Parent shall provide the Rights Agent and the Holders (or cause the Rights Agent to provide to the Holders) prompt written notice of any such sale, assignment, transfer or exclusive license and shall provide the Rights Agent with a duly executed copy of the assumption agreement executed by the applicable third party.
5.   AMENDMENTS
5.1   Amendments without Consent of Holders.
(a)   Without the consent of any Holders, Parent at any time and from time to time, may, and if so requested, the Rights Agent shall, enter into one or more amendments hereto, for any of the following purposes:
(i)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;
(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders; provided, that, in each case, such provisions do not adversely affect the interests of the Holders;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or in the Merger Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that, in each case, such provisions do not adversely affect the interests of the Holders;
(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act, any applicable state securities or “blue sky” laws or any laws outside the United States;
(v)   to evidence the assignment of this Agreement by Parent as provided in Section 6.3; or
(vi)   any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders.
(b)   Without the consent of any Holders, Parent may, and if so requested the Rights Agent shall, at any time and from time to time, enter into one or more amendments thereto to reduce the number of CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4 or to transfer CVRs to Parent pursuant to Section 2.6.
(c)   Promptly after the execution by Parent and/or the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall transmit or cause the Rights Agent to transmit a notice thereof through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede& Co. only) or by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
5.2   Amendments with Consent of Holders.
(a)   Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of any Holder), with the consent of the Holders of not less than a majority of the outstanding CVRs as set forth in the CVR Register, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.
(b)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall transmit (or cause the Rights Agent to transmit) a notice thereof through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered

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in the name of Cede& Co. only) or by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
5.3   Execution of Amendments.   Prior to executing any amendment permitted by this Section 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. Each amendment to this Agreement shall be evidenced by a writing signed by the Rights Agent and Parent. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, powers, trusts or duties under this Agreement or otherwise.
5.4   Effect of Amendments.   Upon the execution of any amendment under this Section 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.
6.   OTHER PROVISIONS OF GENERAL APPLICATION
6.1   Notices to the Rights Agent and Parent.   Any notice or other communication required or permitted to be delivered to Parent or the Rights Agent under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a)two (2)business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b)one (1)business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide or international overnight courier service, (c)immediately upon delivery by hand, or (d)on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto from the primary recipient thereof); provided, that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party):
If to the Rights Agent, to it at:
[•]
Attention:
[•]

Email:
[•]

With a copy to:
[•]
Attention:
[•]

Email:
[•]

If to Parent, to it at:
Sun Pharmaceutical Industries,Inc.
Attention:
Erik Zwicker

Email:
[*]

With a copy to:
Barack Ferrazzano Kirschbaum& Nagelberg LLP
Attention:
Bill Fay

Email:
[*]

The Rights Agent or Parent may specify a different address or email address by giving notice in accordance with this Section 6.1.
6.2   Notice to Holders.   Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede& Co. only) or mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s

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address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice.
6.3   Parent Successors and Assigns.   Subject to Section 4.6(b), Parent may not directly or indirectly assign any or all of its rights, interests or obligations hereunder to any person or entity without the prior written consent of the Acting Holders; provided, that Parent may assign, any or all of its rights, interests and obligations hereunder (a)in its sole discretion and without the consent of any other Person, to one or more direct or indirect wholly-owned Subsidiaries of Sun Pharmaceutical Industries Ltd., an entity organized under the laws of India (but only so long as they remain wholly-owned Subsidiaries of such entity) (provided that such assignment would not be adverse to the Holders), (b)to any Qualified Pharmaceutical Company in connection with any sale, assignment, transfer or exclusive license under Section 4.7(b) or (c)to any other person or entity with the prior written consent of the Acting Holders (each permitted assignee under clause (a), (b) or (c)and any subsequent assignee under the next sentence, an “Assignee”); provided, that the Assignee agrees in writing to assume and be bound by all of the terms and conditions of this Agreement. Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees that agree to assume and be bound by all of the terms and conditions of this Agreement; provided, that in connection with any assignment under clause (a), above, Parent (or the other assignor) shall agree to remain liable for the performance by such Assignee of all covenants, agreements and obligations of Parent hereunder, with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors and each Assignee. Subject to compliance with the requirements set forth in this Section 6.3 relating to assignments and Section 4.7(b), this Agreement shall not restrict Parent’s, any Assignee’s or any of their respective successors’ ability to merge or consolidate with, or sell, issue, license or dispose of its stock or other equity interests or assets to, any other Person, or spin-off or split-off. Each of Parent’s successors (including following a Change of Control) and each Assignee shall, by a supplemental contingent consideration payment agreement or other acknowledgement executed and delivered to the Rights Agent, expressly assume the due and punctual payment of amounts payable on all of the CVRs and the due and punctual performance of every obligation, agreement and covenant of this Agreement on the part of Parent to be performed or observed by Parent. The Rights Agent may not assign this Agreement without Parent’s written consent; provided that the Rights Agent may assign this Agreement or any rights granted hereunder, in whole or in part, to (i)its Affiliates in connection with a reorganization or (ii)a person that acquires all or substantially all of the business or assets of the Rights Agent whether by merger, acquisition, or otherwise. Any attempted assignment of this Agreement or any rights, interests or obligations in violation of this Section 6.3 shall be void and of no effect.
6.4   No Third Party Beneficiaries; Exercise of Rights by Acting Holders.   Nothing in this Agreement, express or implied, shall give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, and the Holders and the Holders’ successors and assigns pursuant to Permitted Transfers, each of whom is intended to be, and is, a third party beneficiary hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Rights Agent, Parent, Parent’s successors and Assignees and the Holders. Notwithstanding anything to the contrary in this Agreement, except for the express rights and obligations of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights; provided, that in no event shall the Acting Holders be permitted to take any action or exercise any right hereunder that materially disproportionately and adversely impacts any individual Holder relative to all Holders generally without the consent of such impacted Holder. The Holders of CVRs shall have no rights except the contractual rights as are expressly set forth in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable, and Parent may, in its sole discretion, at any time offer consideration to Holders in exchange for their agreement to irrevocably renounce their rights, in whole or in part, hereunder.
6.5   Governing Law; WAIVER OF JURY TRIAL.
(a)   This Agreement, the CVRs and all actions arising under or in connection herewith and therewith (whether at law, in contract, in tort or otherwise) shall be governed by and construed in

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accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
(b)   All actions and proceedings (whether at law, in contract, in tort or otherwise) arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, and the parties irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom) (and to the extent such Court of Chancery (or appellate court thereof) lacks jurisdiction over the matter, exclusively in the federal courts of the United States of America located New Castle County in the State of Delaware (or appellate court thereof located within such county)) (the “Chosen Courts”), in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under the applicable Laws or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirement.
(c)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER AT LAW,IN CONTRACT,IN TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
6.6   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
6.7   Termination.   This Agreement shall be terminated and of no force or effect, the parties hereto shall have no liability hereunder (other than those rights of the Rights Agent which shall under the express terms of this Agreement), and no payments shall be required to be made, upon the earliest to occur of (a)the payment of the full amount of the Milestone Payments required to be paid under the terms of this Agreement pursuant to Section 2.4, (b) the valid delivery of the Milestone Non-Achievement Notice to the Holders by the Rights Agent, (c)the termination of the Merger Agreement in accordance with its terms prior to the occurrence of the Effective Time and (d)the delivery to the Rights Agent of a written notice of termination duly executed by Parent and the Acting Holders. Notwithstanding the foregoing, no such termination shall affect any rights or obligations accrued prior to the effective date of such termination (including in respect of breaches of this Agreement by Parent prior to such termination) or this Section 6, which shall survive the termination of this Agreement, or the resignation, replacement or removal of the Rights Agent.
6.8   Confidentiality.   The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth herein shall be confidential and shall not be used by the receiving party for any purpose other than carrying out their respective duties under this Agreement and shall not be voluntarily disclosed by the receiving party to any other Person, except as may be required by a valid order of any Governmental Body of competent jurisdiction or is otherwise required by applicable Legal Requirement, the rules and regulations of the Securities and Exchange Commission or any stock exchange on which the securities of the disclosing party are listed, or pursuant to subpoenas from state or federal Governmental Bodies.
6.9   Entire Agreement; Counterparts.   As between the Parent and the Holders, this Agreement, the Support Agreements and the Merger Agreement constitute the entire agreement and supersede all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof. As between the Parent and the Rights Agent,

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this Agreement and any schedule or exhibit attached hereto constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between such parties, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by .PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
SUN PHARMACEUTICAL INDUSTRIES, INC.
By:

Name:
[•]

Title:
[•]

[Signature Page to Contingent Value Rights Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
[RIGHTS AGENT]
By:

Name:
[•]

Title:
[•]

[Signature Page to Contingent Value Rights Agreement]

EXHIBIT C
Form of Transition Services Agreement
[See Attached]

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TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made as of [     ]1, 2025 by and between Fortress Biotech, Inc., a Delaware corporation (“Provider”), and Checkpoint Therapeutics, Inc., a Delaware corporation (“Company”). Each of Company and Provider is sometimes referred to in this Agreement as a “Party” and collectively as the “Parties.”
RECITALS
A.   Pursuant to that certain Master Services Agreement, dated as of March 17, 2015, by and between Provider and Company (the “MSA”), Provider provides Company certain back-office support and services;
B.   Pursuant to the Agreement and Plan of Merger, dated as of March 9, 2025 (the “Merger Agreement”), by and among Company, Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into Company (the “Merger”), Merger Sub will cease to exist, and Company will continue in its existence under the laws of the State of Delaware as the surviving corporation and, following the Merger, will be a wholly owned subsidiary of Parent; and
C.   As a material inducement to Parent’s and Merger Sub’s willingness to complete the Merger, and as required by the terms and conditions of the Merger Agreement, Company and Provider are entering into this Agreement, pursuant to which Provider will provide Company with certain back-office support and services on the terms and conditions set forth herein to facilitate the transition of such functions to Company.
NOW, THEREFORE, the Parties to this Agreement, intending to be legally bound, agree as follows:
SECTION 1.   Definitions.   Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. In addition to those terms defined above and elsewhere in this Agreement, for purposes of this Agreement, the following terms will have the meanings set forth below.
“Information Technology” shall mean: computer systems (including computers, screens, servers, middleware, workstations, routers, hubs, switches, networks, data communication lines and hardware), network and telecommunications systems hardware, and other information technology equipment, and material, associated documentation.
“Software” shall mean: (a) computer programs, including software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, (d) screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (e) documentation, including user manuals and other training documentation, relating to any of the foregoing.
“Systems” shall mean the Provider Systems or the Company Systems, as applicable.
SECTION 2.   Services.
(a)   Services.   For the applicable duration set forth on Schedule A (unless terminated earlier pursuant to Section 8) (the “Services Term”), Provider shall provide to Company the services for the corresponding Services Term for each service as set forth on Schedule A (the “Services”) in accordance with the terms and conditions of this Agreement.
(b)   Services Standards.   Subject to the terms and conditions of this Agreement, Provider shall provide the Services using, in all material respects, the substantially same degree of skill, quality and care utilized by Provider or its Affiliates or their subcontractors in performing such activities for Company in the twelve-month period immediately preceding the date of the Merger Agreement, and in material compliance with all applicable Legal Requirements. Provider makes no representations or warranties,

1   To insert Closing Date

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whether express or implied, of merchantability or fitness for a particular purpose, nor any warranty that may arise as a course of dealing or usage of trade, with respect to the Services, except as expressly provided in this Agreement.
(c)   Provider Representatives.   In performing the Services, Provider’s employees and representatives shall be under the direction, control and supervision of Provider (and not Company), and Provider shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives. Under no circumstances shall Company be deemed a joint employer or co-employer of any of Provider’s employees, if any, who are providing Services under this Agreement.
(d)   Third Party Providers.   Company acknowledges and agrees that certain of the Services may have been provided and will continue to be provided to it through third parties designated by Provider (each a “Third Party Provider”). Provider may subcontract or outsource any of its obligations and the performance of any Services hereunder to any of its Affiliates or to any third party; provided that the Provider notify the Company seven (7) business days prior to engaging, subcontracting or outsourcing such obligations and Services to any Affiliate or any Third Party Provider that was not performing such obligations and Services to the Company prior to the date of the Merger Agreement. Company acknowledges and agrees that it will comply with all written security policies, procedures and guidelines of any Third Party Provider provided or otherwise made available to the Company, as may be amended or updated from time to time in connection with the Services. Provider will use commercially reasonable efforts to require any Third Party Provider to comply with any security policies, procedures and guidelines of the Company in existence prior to the Effective Time, and any additional security policies, procedures and guidelines of the Company provided or otherwise made available to Provider or such Third Party Provider from and after the Effective Time, as may be amended from time to time in connection with the Services.
(e)   Data Privacy; System Security.
(i)   Each Party shall, in connection with receiving or providing the Services, as applicable, comply with all applicable Legal Requirements relating to the privacy or security of personal information.
(ii)   If the Company is given access to Provider’s or its Affiliates’ or Third Party Provider’s Systems in connection with the provision or receipt of the Services, Company shall, and shall ensure that its Affiliates shall, comply with all of Provider’s written system security policies, procedures and guidelines (including physical security, network access, internet security, confidentiality and personal data security guidelines) (collectively, “Security Regulations”), and shall not (i) undertake any activities that could reasonably be expected to be harmful to any of Provider’s (or their Affiliates’) networks, systems or other technology, including knowingly uploading into Provider’s networks, systems or other technology, or any networks, systems or other technology shared by Provider and Company, any software code, computer virus, worm, software bomb or any other code or hardware component designed to disrupt the operation of, permit unauthorized access to, or modify or damage any technology, networks or systems underlying the Services; (ii) knowingly use, transmit, disseminate, distribute or store via any of Provider’s (or their Affiliates’) networks, systems or other technology or any data, information or other material that infringes or otherwise violates any intellectual property or privacy right of any Person; (iii) use the Services, any of Provider’s (or their Affiliates’) networks, systems or other technology to further any unlawful purpose or (iv) violate or attempt to violate the security or integrity of any of Provider’s (or their Affiliates’) networks, systems or other technology. The Company shall access and use only those Systems of the Provider and its Affiliates or Third-Party Provider for which it has been granted the right to access and use.
(iii)   In addition to the obligations set forth in Section 12, Company shall ensure that only those of Company’s personnel who are specifically authorized as set forth on Schedule B to have access to Provider’s Systems gain such access to Provider’s Systems and prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying such personnel of the restrictions set forth in this Agreement and the Security Regulations.

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(iv)   If either Party believes that any unauthorized destruction, loss, alteration of or access to the other Party’s Confidential Information has occurred (“Data Security Incident”), it shall (1) promptly notify the other Party of the circumstances of such unauthorized disclosure or access and the Confidential Information so affected; (2) promptly preserve any potential forensic evidence relating to the Data Security Incident, including all relevant records, logs, files, data reporting, and other materials, that the Parties determine to be relevant to the Data Security Incident; (3) provide, if requested, oral status reports to the other Party on Data Security Incident response activities, either on a daily basis or a lesser frequency as requested by the other Party; (4) take all commercially reasonable actions as may be required to minimize the extent of any impacts of such event on the other Party; (5) take all commercially reasonable actions as may be required of such Party by applicable Legal Requirements; (6) cooperate to a commercially reasonable extent in all respects with the other Party to minimize the likelihood of future disclosures, losses or breaches; and (7) as promptly as practicable following the other Party’s request, provide a final written report detailing, based on the information in its possession, the Data Security Incident and actions taken to mitigate and remediate such incident.
(f)   Cooperation with Respect to Employee Benefit Plans.   Provider use commercially reasonable efforts to provide reasonable assistance to the Parent, as requested by the Parent from time to time, in connection with Parent’s obligations under clause (ii) of Section 5.4(a) of the Merger Agreement solely as set forth on and in accordance with Schedule A in accordance with the terms and conditions of this Agreement.
(g)   Migration.   Provider shall provide reasonable assistance to the Company in connection with the transfer of the Services and all related data from the Provider Systems to the Company Systems solely as set forth on and in accordance with Schedule A in accordance with the terms and conditions of this Agreement.
(h)   Transitional Nature of Services.   Company acknowledges and agrees that the Services are intended only to be transitional in nature, and will be furnished by Provider only during the applicable Services Term solely for the purpose of accommodating Company in connection with the transactions contemplated by the Transaction Documents, to the extent set forth in Schedule A. During the Service Term for each applicable Service, Company shall transition the applicable Services to its own internal organization or obtain alternate third-party sources to provide such services and end its reliance on Services as provided hereunder. For the avoidance of doubt, Provider will have no additional obligations to Company, even if Company fails to implement its own or obtain from third parties replacement services. Company acknowledges and agrees that Provider (whether itself or through its Affiliates or Third Party Providers) may make changes from time to time in the manner of performing the Services if Provider is making or would make similar changes in performing similar services for Provider itself or its applicable Affiliates; provided that such changes do not materially adversely affect the Services provided under this Agreement.
SECTION 3.   Intellectual Property.
(a)   No Transfer; No Implied License.   This Agreement and the performance of the Services hereunder will not affect or result in the license or transfer of any rights in or to, or the ownership of, any Intellectual Property Rights, Information Technology or Software of either Party or any of its Affiliates. Except as expressly provided for under the terms of any other Transaction Document, Company acknowledges that it shall acquire no right, title or interest (except for the express license rights set forth in Section 3(b) and 3(c)) in any Intellectual Property Rights, Information Technology or Software that are owned or licensed by Provider or its applicable Affiliates by reason of the provision of the Services hereunder, or by implication, estoppel or otherwise.
(b)   Limited License to Company Systems.   Subject to Section 3(a), solely to the extent that in connection with receiving any Service, Company provides Provider with any Information Technology or Software owned or controlled by Company or any of its Affiliates that is necessary to enable Provider to provide the Service (a “Company System”), Company hereby grants to Provider a limited, non-exclusive, non-transferable, non-sublicensable, revocable, fully paid-up, royalty-free license under any Intellectual Property Rights (excluding all trademarks and service marks) of Company to use such Company System,

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solely during the Services Term of the applicable Service, for the sole and limited purpose of providing such Service, and only to the extent necessary for provision of such Service.
(c)   Limited License to Provider Systems.   Subject to Section 3(a), solely to the extent that in connection with providing any Service, Provider provides the Company with any Information Technology or Software owned or controlled by Provider or any of its Affiliates that is necessary to enable the Company to receive the benefit of such Service (a “Provider System”), Provider hereby grants to the Company a limited, non-exclusive, non-transferable, non-sublicensable, revocable, fully paid-up, royalty-free (but subject to payment of the Fees owed to the Provider under this Agreement) license under any Intellectual Property Rights (excluding all trademarks and service marks) of the Provider to use such Provider System, and solely during the Services Term of the applicable Service, for the sole and limited purpose of receiving such Service, and only to the extent necessary for receipt of such Service.
SECTION 4.   Service Fees; Invoices.
(a)   In consideration of the Services, Provider shall be paid for each Service the applicable amount set forth on Schedule A hereto (each, a “Service Fee”).   Following the end of each month during the Services Term, Provider shall send Company an invoice for the Service Fees for such month. All payments for Services shall be made by Company within thirty (30) days after receipt of each such invoice. In the event of a Service Fee invoice dispute, the Parties shall seek to resolve such dispute expeditiously and in good faith. In addition to the Service Fee, without duplication of any expenses included in the Service Fee, Company shall reimburse Provider for all reasonable, documented, out-of-pocket fees, costs and expenses related to travel incurred by Provider in connection with the provision of the Services (“Travel Expenses” and, together with the Service Fees, the “Fees”).
(b)   On a quarterly basis, during the term of this Agreement and commencing four (4) weeks from the Closing Date, Provider shall be entitled to request an increase in the amount of the Service Fee for any Service set forth on Schedule A as a result of a documented increase after the date hereof in the costs incurred by Provider in providing such Services. Company shall promptly consider in good faith such request and the Parties shall discuss in good faith any such increase. In the event the Parties agree on any increase to a Service Fee, the Parties shall amend Schedule A to reflect the new Service Fee, which shall thereafter be deemed to be the Service Fee for the relevant Service hereunder.
SECTION 5.   Insurance Matters.   If, prior to or following the Effective Time, any Person shall assert a claim against the Company or any of its Representatives actually or allegedly arising out of or relating to events that occurred prior to the Effective Time that are insured as of the claim date under one or more of the Provider’s insurance policies listed on Schedule C (the “Insureds”, and such policies, the “Policies”), upon reasonable request from the Company and any of its Representatives seeking insurance coverage, Provider shall, in its sole discretion, provide the Insureds with access to, and Provider shall make or enable the Insureds to make claims under, the Policies and Provider shall be deemed to designate the Company as the agent and attorney-in-fact to assert and to collect any related insurance proceeds under such Policies; provided, however, that nothing in this Section 5 shall be deemed to constitute (or to reflect) an assignment of any Policy to any Insured. From and after the Effective Time, the Company shall be responsible for claims administration with respect to the Insureds’ claims and Provider shall, upon request, provide reasonable assistance to the Insureds in regard to such claims administration; provided, however, that the Company shall provide prior written notice to Provider of any claims submitted by any Insured under the Policies. Each Insured shall pay any costs relating to defending claims of the Insureds to the extent such defense costs are not covered under such Policies, and the Insureds shall be responsible for any amounts of its respective insured claims that fall below applicable deductibles or retentions, and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective insured claims. In the event of any Legal Proceeding by either Party (or both Parties) to recover or obtain insurance proceeds, or to defend against any Legal Proceeding by an insurance carrier to deny any policy benefits, both Parties may join in any such Legal Proceeding and be represented by joint counsel and both Parties shall waive any conflict of interest to the extent necessary to conduct any such Legal Proceeding.
SECTION 6.   No Regulatory, Scientific of Clinical Consulting.   Provider represents and warrants that, since January 1, 2022, neither Provider nor any of its Affiliates or Representatives (excluding, for the avoidance of doubt, Persons who are employees of the Company) has provided any material services or other material

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support to the Company in respect of regulatory, scientific or clinical matters (except, in the case of individuals who are directors of the Company and also Affiliates and/or Representatives of Provider, any support provided to the Company in their capacities as directors of the Company).
SECTION 7.   Term of Agreement.   The term (“Term”) of this Agreement shall commence on the Closing Date and shall continue until the earlier of (a) the last day of the month in which the 90-day anniversary of the Closing Date occurs, and (b) the date on which all Services have ceased in accordance with the terms of this Agreement or have otherwise been terminated under Section 9.
SECTION 8.   Termination; Survival of Certain Obligations.
(a)   Termination.   Any or all of the Services provided by Provider under this Agreement are terminable for any reason by Company immediately on written notice to Provider, subject to Section 9(b). In addition, this Agreement may be terminated, in whole or in part, (i) upon mutual written agreement of Company and Provider, (ii) by Provider if Company fails to pay amounts due in accordance with Section 4 (other than amounts being contested in good faith), and Company fails to cure such payment within five (5) business days of receipt of notice of the payment default from Provider, or (iii) by Company in the event of any material breach of this Agreement by Provider if such material breach is not cured by Provider within thirty (30) days after its receipt of written notice of the breach.
(b)   Effect of Termination.   Upon termination or expiration of any Service under this Agreement, Provider shall have no further obligation to provide such Service and Company shall pay in accordance with Section 4 all Fees owed to, or incurred by, Provider to provide such Service(s) prior to the date of such expiration or written notice of termination. Upon termination or expiration of this Agreement, Provider and its Affiliates and Third Party Providers shall have no further obligation to provide any of the Services to be provided to Company hereunder. In connection with the termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination, and in connection with a termination of this Agreement, Section 1, Section 2(e)(i), Section 3(a), Section 5, this Section 8, Section 9, Section 10, Section 11, Section 12, Section 19, Section 20 and liability for all due and unpaid Fees shall survive any termination of this Agreement, including, for the avoidance of doubt, any termination or expiration pursuant to this Section 8.
SECTION 9.   Indemnification.   Company shall indemnify, defend and hold harmless Provider and its Affiliates and each of their respective officers, directors, employees, and agents (collectively, the “Provider Indemnified Parties”) from and against any and all losses, damages, liabilities, obligations, judgments, penalties, fines, awards, costs, expenses and disbursements (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation) (collectively, “Losses”) suffered or incurred by the Provider Indemnified Parties, relating to, arising out or on account of a third party claim brought against Provider Indemnified Parties resulting from Company’s gross negligence, willful misconduct or fraud in connection with the receipt of the Services provided hereunder.
SECTION 10.   Release of Pre-Closing Liabilities of the Company.    Provider, (a) forever fully and irrevocably releases and discharges the Company and each of its current and former Representatives (collectively, the “Released Parties”) from any and all claims, demands, actions, suits, damages, liabilities, losses, settlements, judgments, costs, and expenses, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent arising on or prior to the Closing Date, and agrees not to bring or join in any claim against any of them, that the Provider now has, own or hold, ever had, owned or held, or may have, own or hold against any of the Released Parties or any of their assets, arising out of, relating to, or based upon any facts or circumstances occurring or existing from the beginning of time through the Closing Date (collectively, the “Released Claims”); provided, that nothing in the foregoing shall release (i) the Company from any of its indemnification obligations under the Certificate of Incorporation, (ii) the Company from its payment obligations under Section 4 of the Desk Space Agreement, dated as of January 1, 2023, (iii) the Company from its payment obligations under the MSA incurred on or prior to the Closing Date, or (iv) for the avoidance of doubt, Company, Parent or Merger Sub from any obligation under the other Transaction Documents; and (b) agrees that it shall not sue, commence, assert, bring or file in any court or other tribunal, in any jurisdiction, any investigation, inquiry, suit, action, complaint, counterclaim, cross-claim, cross-complaint, third-party complaint or other pleading against any Released Party arising out of or relating to

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any Released Claim. In connection therewith, the Provider represents and warrants to the Released Parties that it has not assigned, transferred, or otherwise conveyed its rights or interests in any of the Released Claims to any third Person, including by way of subrogation, nor will Provider cause any such Released Claim to be assigned to any third Person after the date hereof.
SECTION 11.   Limitation of Liability.
(a)   NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, WITH THE EXCEPTION OF CLAIMS ARISING FROM A PARTY’S WILLFUL MISCONDUCT (INCLUDING, WITHOUT LIMITATION, PROVIDER’S FAILURE TO PROVIDE THE SERVICES OR ANY PORTION THEREOF), PROVIDER’S INDEMNIFICATION OBLIGATIONS, OR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER, NEITHER PARTY, NOR ITS AFFILIATES, CONTRACTORS, SUPPLIERS OR AGENTS, SHALL HAVE, IN CONNECTION WITH THE PROVISION OF SERVICES, ANY LIABILITY FOR, AND DAMAGES SHALL NOT INCLUDE, ANY PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, OR DAMAGES CALCULATED BASED UPON LOST PROFITS, LOSS IN VALUE OR MULTIPLE OF EARNINGS. ANY CLAIM OR CAUSE OF ACTION REQUESTING OR CLAIMING SUCH DAMAGES IS SPECIFICALLY WAIVED AND BARRED, WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR A PARTY WAS NOTIFIED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.
(b)   The total liability of a Party under this Agreement, whether on account of actions or claims based in contract, tort, equity or otherwise, shall in no event exceed, in the case of Provider, the aggregate amount of fees actually paid to Provider by Company pursuant to this Agreement, and in the case of Company, the aggregate amount of all Fees due and owing pursuant to this Agreement.
SECTION 12.   Confidentiality.
(a)   The Parties shall not, and shall cause all other Persons providing Services or having access to information of the other Party that is known to such Party as confidential or proprietary (the “Confidential Information”) not to, disclose to any other Person or use, except for purposes of this Agreement and only for the Term of the Agreement, any Confidential Information of the other Party; provided, however, that each Party may disclose Confidential Information of the other Party, to the extent not prohibited by applicable Legal Requirements: (i) to its Representatives on a need-to-know basis in connection with the performance of such Party’s obligations under this Agreement; (ii) in any report, statement, testimony or other submission required by applicable law or legal process to be made to any Governmental Body having jurisdiction over the disclosing Party; or (iii) in order to comply with Legal Requirements, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any litigation, investigation or administrative proceeding. In the event that a Party becomes legally compelled (based on advice of counsel) by deposition, interrogatory, request for documents subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information of the other Party, such disclosing Party shall provide the other Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other Party (at such other Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, the disclosing Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at such other Party’s expense) to obtain assurance that confidential treatment will be accorded such Confidential Information.
(b)   Each Party shall, and shall cause its Representatives to, protect the Confidential Information of the other Party by using the same degree of care to prevent the unauthorized disclosure of such as the Party uses to protect its own confidential information of a like nature, but in any event no less than a reasonable degree of care and each Party shall, and shall cause its respective Representatives to, comply, consistent with past practices, with applicable privacy and data security Legal Requirements in the provision or receipt of Services.

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(c)   Each Party shall be liable for any failure by its respective Representatives to comply with the restrictions on use and disclosure of Confidential Information contained in this Agreement.
SECTION 13.   Cooperation.   The Parties shall use commercially reasonable efforts to make available, as reasonably requested by the other Party, sufficient resources and timely decisions, approvals and acceptances in order that the Parties may accomplish their respective obligations or receive the Services under this Agreement in a timely and efficient manner.
SECTION 14.   Headings.   The descriptive headings of the Sections of this Agreement are inserted or used for convenience of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.
SECTION 15.   Entire Agreement.   This Agreement and the other Transaction Documents to which each of the Parties are a party, including Exhibits and Schedules thereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous agreements and understandings between the Parties, both written and oral, with respect to such matters. Schedule A is hereby incorporated in and made a part of this Agreement as if set forth in full herein.
SECTION 16.   Third Party Beneficiaries.   Except for the Insureds and as expressly contemplated by Section 9, no provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.
SECTION 17.   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party in Section 12.5 of the Support Agreement (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties).
SECTION 18.   Assignment.   This Agreement may not be assigned, nor any of the rights, interests or obligations hereunder, by operation of law (including by merger or consolidation) or otherwise, by either Party hereto without the prior written consent of the other Party. Any assignment in violation of the preceding sentence shall be void. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective executors, heirs, personal representatives, successors and permitted assigns.
SECTION 19.   Governing Law; Venue; Waiver of Jury Trial.
(a)   Governing Law.   This Agreement shall be governed by and interpreted and enforced in accordance with the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions that would cause the application of the laws of any other jurisdiction.
(b)   Jurisdiction and Venue.   Each Party irrevocably submits to the exclusive jurisdiction of the State of Delaware, and the United States District Court for the District of Delaware, for the purposes of any action arising out of this Agreement or any transaction contemplated hereby. Each Party agrees to commence any such action either in the United States District Court for the District of Delaware or if such action may not be brought in such court for jurisdictional reasons, in the state courts of the State of Delaware. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in the Support Agreement be effective service of process for any action in the State of Delaware with respect to any matters to which it has submitted to jurisdiction. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN

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ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
SECTION 20.   Specific Performance.   The Parties agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance, an injunction or injunctions, and other equitable remedies to prevent and restrain breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.
SECTION 21.   Amendments and Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that any amendment or waiver prior to the Effective Time shall require the prior written consent of Parent.
SECTION 22.   Severability.   Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability solely in such jurisdiction without invalidating or rendering unenforceable the remaining provisions hereof, or such provision in any other jurisdiction.
SECTION 23.   Independent Contractor.   At all times during the term of this Agreement, Provider shall be an independent contractor of Company in providing the Services hereunder. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of any Party with respect to the indebtedness, liabilities, obligations or actions of the other Party or any of its respective officers, directors, employees, stockholders, agents or representatives, or any other person or entity. No Party shall have the right to bind any other Party to any obligations to third parties.
SECTION 24.   Force Majeure.   Neither Party will be deemed to have defaulted or failed to perform hereunder if such Party’s inability to perform or default will have been caused by an event or events beyond the reasonable control and without the fault of such Party, including, without limitation, acts or omissions of the other Party, acts of any governmental body, embargoes, fire, flood, explosions, acts of God or a public enemy, strikes, acts of terrorism, labor disputes, vandalism, civil riots or commotions, pandemic or the inability to procure necessary raw materials, supplies or equipment. A Party whose provision of any Services is prevented or impaired by any of the foregoing shall notify the other Party of any such event in writing as promptly as reasonably practicable and shall, to the extent reasonable, use its commercially reasonable efforts to remedy such failure to perform. In addition, the Parties shall reasonably cooperate to evaluate and implement potential solutions of such event, including reasonable efforts to mitigate the impact of the event.
SECTION 25.   Counterparts.   This Agreement may be executed in counterparts and delivered via facsimile, e-mail or other means of electronic transmission, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed as of the date first set forth above.
PROVIDER:
FORTRESS BIOTECH, INC.
By:

Name:
Lindsay A. Rosenwald, M.D.

Title:
Executive Chairman, Chief Executive Officer and President

COMPANY:
CHECKPOINT THERAPEUTICS, INC.
By:

Name:
James F. Oliviero

Title:
President and Chief Executive Officer

[Signature Page to Transition Services Agreement]

EXHIBIT D
Royalty Agreement
[See Attached]

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ROYALTY AGREEMENT
This Royalty Agreement (this “Agreement”) is made and entered into as of March 9, 2025 (the “Effective Date”) by and among Fortress Biotech, Inc., a Delaware corporation (“Fortress”), Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and Checkpoint Therapeutics, Inc., a Delaware corporation (“Checkpoint” and collectively with Parent, “Payor”). Fortress, Parent, and Checkpoint are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Fortress is the controlling stockholder of Checkpoint, which is entering into an Agreement and Plan of Merger concurrently herewith (as amended, restated or modified from time to time, the “Merger Agreement”), with Parent and Snoopy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into Checkpoint (the “Merger”), with Checkpoint surviving the merger as a wholly owned subsidiary of Parent; and
WHEREAS, as a condition of, and in order to induce Fortress, to vote to adopt the Merger Agreement, the Parties have agreed to enter into this Agreement, pursuant to which Fortress shall receive the Royalty Interest Right (as defined below) based on worldwide Net Sales (as defined below) of the Product (as defined below) on the terms and conditions set forth in this Agreement, in lieu of the royalty and other rights that were granted to Fortress under that certain Amended and Restated Founders Agreement, dated as of March 17, 2015, between Fortress and Checkpoint (as amended, the “Founders Agreement”).
NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.   DEFINITIONS
Capitalized terms used in this Agreement (other than the headings of the Sections or Articles) have the following meanings set forth in this Article 1 (Definitions) or elsewhere in this Agreement, or, if not defined in this Agreement, have the meanings ascribed thereto in the Merger Agreement.
1.1   “Affiliate” means with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. As used in this Section 1.1 and Section 1.4, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of at least a majority of the voting stock of such entity, or by contract or otherwise. Notwithstanding anything to the contrary herein, neither Payor nor its Affiliates shall be deemed an Affiliate of Fortress under this Agreement, and Fortress shall not be deemed an Affiliate of Payor or its Affiliates under this Agreement.
1.2   “Bankruptcy Laws” means, collectively, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally.
1.3   “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York or in India are permitted or required by applicable law or regulation to remain closed.
1.4   “Change of Control” means, with respect to a Person: (a) a transaction or series of related transactions that results in the sale, lease, transfer, license or sub-license or other disposition of all or substantially all of such Person’s assets or the assets of such Person, taken as a whole (other than any such sale or other disposition to a subsidiary or Affiliate of such Person), on a consolidated basis to a Third Party; or (b) a merger or consolidation in which the equityholders of such Person immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting

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power of all of the surviving entity’s (or surviving entity’s parent’s) outstanding equity securities (excluding, for the avoidance of doubt, a merger or consolidation in which the controlling shareholder(s) of such Person prior to such merger or consolidation retain control over the surviving entity (or surviving entity’s parent)); or (c) a transaction or series of related transactions (which may include: (x) a tender offer for such Person’s equity; or (y) the issuance, sale or exchange of equity securities of such Person other than in one or more bona fide capital raising transactions) if the stockholders of such Person immediately prior to the initiation of such transaction do not, immediately after consummation of such transaction or any of such related transactions, control, directly or indirectly through one or more intermediaries, such Person or its successor (excluding, for the avoidance of doubt, any such transaction in which the controlling stockholder(s) of such Person prior to such transaction retain control over such Person or its successor).
1.5   “Commercialization” or “Commercialize” means any and all activities undertaken at any time for the Product and that relate to the manufacturing, marketing, promoting, distributing, importing or exporting for sale, offering for sale, and selling of the Product, and interacting with Regulatory Authorities regarding the foregoing.
1.6   “Commercially Reasonable Efforts” means, with respect to an obligation regarding the Development or Commercialization of the Product, such efforts that are consistent with the efforts and resources normally used by and expected from a comparable biotechnology or pharmaceutical company in the performance of such an obligation for a pharmaceutical or biological product (including the research, Development, manufacture, and Commercialization of a pharmaceutical or biological product), as applicable, of comparable market potential, which such products are fully owned by such biotechnology or pharmaceutical company without the obligation to compensate any third party in connection with such commercial exploitation (including profit sharing and other arrangements), taking into account the relevant technical, commercial, competitive (including with respect to other products in the marketplace or in development), regulatory, proprietary position (including with respect to patent or regulatory exclusivity), legal, scientific, medical, safety and efficacy, product profile, profitability (including pricing, costs, royalty or similar obligations, and reimbursement reasonably expected to be received), intellectual property coverage, labeling and other relevant factors that a comparable biotechnology or pharmaceutical company would normally take into account with respect to such obligation, Development or Commercialization of the Product.
1.7   “Confidential Information” has the meaning set forth in Section 6.1.
1.8   “Confidentiality Agreement” has the meaning set forth in Section 6.3.
1.9   “Development” or “Develop” means, with respect to the Product, the performance of all non-clinical and clinical development (including, without limitation, toxicology, pharmacology, test method development and stability testing, process development, formulation development, quality control development and statistical analysis), clinical trials, post-marketing safety surveillance and maintaining databases manufacturing, regulatory activities and any and all activities that may be necessary or useful to obtain and maintain Regulatory Approval of such Product.
1.10   “Disclosing Party” has the meaning set forth in Section 6.1.
1.11   “First Commercial Sale Date” the first date after the Effective Date on which a Selling Party first ships a Product for commercial sale to a Third Party anywhere in the world pursuant to Regulatory Approval; provided, however, that if the sale has occurred in a country for which pricing or reimbursement approval is necessary for widespread sale, then the First Commercial Sale Date shall not occur until the pricing or reimbursement approval has been obtained. Sales for test marketing, sampling and promotional uses, clinical trial purposes, or compassionate or similar use shall not be considered for the First Commercial Sale Date.
1.12   “Fiscal Quarter” means each of the three consecutive calendar month periods ending on June 30, September 30, December 31, and March 31.
1.13   “Fiscal Year” means each of the fiscal year periods used by Parent for financial reporting, commencing on April 1 and ending on March 31.
1.14   “Governmental Authority” means any multi-national, federal, state, local, municipal, or provincial government; any governmental or quasi-governmental authority of any nature (including any governmental

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division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal); any tribunal, court of competent jurisdiction, administrative agency or commission or other governmental authority or body exercising or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (in each case whether federal, state, local, regional, national, international or multinational); or any arbitrator with authority to bind a party at Law.
1.15   “Gross Invoice Amount” has the meaning set forth in Section 1.21.
1.16   “IFRS” means the International Financial Reporting Standards in effect from time to time, consistently applied.
1.17   “Indirect Taxes” has the meaning set forth in Section 5.6(b).
1.18   “Judgment” means any judgment, order, writ, injunction, citation, award or decree of any nature.
1.19   “Laws” means all laws, statutes, rules, regulations, ordinances, codes, consent agreement, requirement, constitution, treaty, writ, injunction, judgment, ruling, decree or order, in each case, having the effect of law of any federal, national, international, multinational, state, provincial, county, city, local or other political subdivision, domestic or foreign.
1.20   “Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest or charge of any kind or nature whatsoever.
1.21   “Net Sales” means, with respect to any period of time, the gross amount invoiced or otherwise charged by Payor, its Affiliates and/or their respective licensees and sublicensees (“Selling Party”) to Third Parties for the sale of Product during such period anywhere in the world (“Gross Invoice Amount”), less the following deductions, in each case as determined in accordance with IFRS as consistently applied and to the extent specifically and solely allocated to such Product and actually taken, paid, accrued, allowed, included or allocated based on good faith estimates in the gross sales price with respect to the applicable sales:
(a)   legally permitted and customary trade, quantity, or cash discounts, in the form of deductions actually allowed or accrued or fees actually paid or accrued with respect to sales of the Product (to the extent not already reflected in the amount invoiced), excluding commissions for commercialization;
(b)   amounts repaid or credited (including any provisions accrued therefor) by reasons of billing errors, defects, rejections, recalls or returns, including, without limitation, wholesaler and retailer returns;
(c)   rebates and chargebacks (including any provisions accrued therefor) to customers and Third Parties that effectively reduce the net selling price, including, without limitation, applicable reimbursements, managed care and similar types of rebates;
(d)   other rebates (including co-pay assistance, new best price penalties and the potential ASP difference from WAC), chargebacks, paybacks and similar allowances made, including with respect to sales paid for by any institution, governmental or Regulatory Authority, public or private body with competence in pricing or reimbursement matters, including, but not limited to, Medicaid, MediGap, Tricare and other government rebates, in each case to the extent allowed, accrued or taken on amounts provided specifically with respect to the Product;
(e)   sales and excise taxes, tariffs and duties, and other taxes imposed on the sale of the Product to the extent included in the price and separately itemized on the invoice price of the Product, in each case, to the extent not refundable in accordance with applicable law but excluding taxes assessed against the income derived from such sale;
(f)   delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates and retroactive price reductions;
(g)   other reductions or specifically identifiable amounts deducted for reasons similar to those listed above in accordance with IFRS, applied on a consistent basis; and

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(h)   that portion of the annual fee or contribution on drug manufacturers imposed by applicable law or national health systems allocated to the sales of the Product in accordance with Payor’s or its Affiliates’ standard policies and procedures consistently applied across their respective products and any other similar compulsory payment, mandatory rebates and cash rebates to the sale of the Product paid to a government, Regulatory Authority, health insurers or to a private or public body with competence in pricing, reimbursement or paying matters pursuant to a mandatory regulation in any country, such as industry paybacks to national health systems in accordance with Payor’s or its Affiliates’ standard policies and procedures consistently applied across their respective products and, in all cases, in accordance with industry norms;
in each case (for both the Gross Invoice Amount and the deductions referenced above), as allocable to such Product, as negotiated in good faith, and in accordance with accepted market practices and Parent’s standard accounting methods, which methods are in accordance with the IFRS accounting principles applicable to Parent. For the avoidance of doubt, in each case (for both the Gross Invoice Amount and the deductions referenced above) Net Sales shall only reflect such amounts to the extent derived from or allocable to countries for which the Royalty Term is in effect during such period, and, any deduction made pursuant to any clause above shall not be additionally deducted if such deduction may also apply under a separate clause such that no double-counting shall occur.
In the case of any Product that is commercialized by a Selling Party and constitutes a combination of cosibelimab and one or more active ingredients for a single price (a “Combination Product”), Net Sales for such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product in a specified country by the fraction A/(A+B) where A is the invoice price of cosibelimab if sold separately as the sole active ingredient in such country, and B is the total invoice price of the other product(s) in the Combination Product if sold separately as the sole active ingredient(s) in such country. If, on a country-by-country basis, the other active ingredient(s) in the Combination Product are not sold separately as a sole active ingredient in such country, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of the Combination Product by the fraction C/D, where C is the invoice price of cosibelimab, if sold separately as the sole active ingredient, and D is the invoice price of the Combination Product. If neither cosibelimab nor the other active ingredient(s) are sold separately in a given country, the Parties shall determine Net Sales in accordance with the formulas provided above in this paragraph based on the average invoice price of cosibelimab or other active ingredient(s), in each case if sold separately as a sole active ingredient, in the top seven (7) countries (based on sales of cosibelimab) where cosibelimab or other active ingredient(s) are sold separately as a sole active ingredient, or, if neither cosibelimab nor the other active ingredient(s) are sold separately as sole active ingredients in any other countries, the Parties shall negotiate in good faith a reasonable adjustment to Net Sales in such country that takes into account the medical contribution to the Combination Product of, and all other factors reasonably relevant to the relative value of, cosibelimab, on the one hand, and all of the other active ingredient(s) collectively, on the other hand, and shall take into account in good faith, if reasonably applicable, any allocations and calculations that may have been made for the same period in other countries (giving more weight to allocations made for the top seven (7) countries than for other countries). For the avoidance of doubt, in the event that the Combination Product consists of more than two active ingredients, the above methodology shall apply, except that the denominator of the fractions described in the first two sentences of this paragraph shall also include the invoice price(s) of the additional active ingredient(s).
The Product is considered “sold” when billed out or invoiced. If a sale, transfer, or other disposition with respect to the Product involves consideration other than cash or is not at arm’s length, then the Net Sales from the sale, transfer, or other disposition shall be calculated from the average selling price for the Product during the calendar quarter in the country where the sale, transfer, or disposition took place. Notwithstanding the foregoing, Net Sales shall not include, and shall be deemed to be zero with respect to: (i) Product used by a Selling Party for its internal use; (ii) the distribution of promotional samples of Product provided free of charge (including, for the avoidance of doubt, to patients who do not have insurance coverage); (iii) Product provided for clinical trials or research, development, or evaluation purposes, or for expanded access under U.S. law or similar compassionate use programs outside of the United States provided free of charge; (iv) sales of Product among the Selling Parties for resale; or (v) advances.

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1.22   “Permitted Liens” shall mean:
(a)   Liens securing equipment and software financing and leasing (including capital lease obligations and purchase money indebtedness; provided, that, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto);
(b)   Liens imposed by operation of Law related to carriers’, warehousemen’s, landlords’, and mechanics’ liens, liens relating to leasehold improvements and other similar Liens;
(c)   pledges or deposits made (i) in connection with bids, leases, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees) insurance carriers providing property, casualty or liability insurance;
(d)   Liens for Taxes, assessments and other governmental charges not delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, for which adequate reserves with respect thereto are being maintained in accordance with IFRS;
(e)   servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any Law and Liens consisting of zoning or building restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto;
(f)   (i) Liens that are contractual or common law rights of set-off relating to (A) the establishment of depository relations with banks or (B) pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations, (ii) other Liens securing cash management obligations with depositary institutions and (iii) Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts;
(g)   Liens securing (i) letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created, or related to obligations or liabilities incurred, (ii) workers compensation claims, health, disability or other employee benefits, or performance of commercial contracts, (iii) leases, subleases or liability insurance or self-insurance, workshare arrangements, (iv) other indebtedness with respect to reimbursement-type obligations regarding workers compensation claims, (v) customary performance bonds, bid bonds, appeal bonds, surety bonds, customs bonds, government bonds, performance and completion guarantees and similar obligations (vi) customary indemnification obligations to purchasers in connection with asset sales, (vii) netting services, (viii) overdraft protections, (ix) business credit cards, (x) purchasing cards, (xi) payment processing, (xii) automatic clearinghouse arrangements, (xiii) arrangements in respect of pooled deposit or sweep accounts, (xiv) check endorsement guarantees, and (xv) otherwise in connection with deposit accounts or cash management services;
(h)   Liens solely on any cash earnest money deposits or customary cash escrow arrangements in connection with any letter of intent or purchase agreement in respect of an acquisition or other investment;
(i)   any Lien arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods; provided, that such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement;
(j)   any Liens arising under this Agreement or any other agreement between Fortress or any of its Affiliates, on the one hand, and Parent or Checkpoint or any of their respective Affiliates, on the other hand;
(k)   Liens arising in connection with the negotiation of, entry into, approval of, or consummation of the transactions contemplated by, the Merger Agreement; and
(l)   Liens in connection with any renewals, extensions and replacements of any of the foregoing.
1.23   “Person” means any individual, corporation, general or limited partnership, joint venture, limited liability company, estate, trust, association, other business or investment entity or unincorporated organization, or any Governmental Authority.

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1.24   “Prime Rate” means the prime rate published by The Wall Street Journal, from time to time, as the prime rate.
1.25   “Product” means any (a) drug substance, drug product, biological product, fixed-dose combination, or combination product that contains or comprises cosibelimab, whether formulated or sold alone or in combination with any other active ingredient, that (b) is approved by FDA and/or any other Regulatory Authority for any use or indication, including (i) pursuant to Biologics License Application 761297, and/or (ii) any other current or future application or submission to FDA and/or any other Regulatory Authority providing for approval of such product or any changes related thereto, including but not limited to major, moderate, or minor changes in the product, production process, quality controls, equipment, facilities, responsible personnel, or labeling as specified in 21 CFR §601.12 and related guidance.
1.26   “Receiving Party” has the meaning set forth in Section 6.1.
1.27   “Regulatory Approval” means any approval, product and/or establishment licenses, registrations, or authorizations of any federal, state, or local regulatory agency, department, bureau, or other governmental entity, that is necessary for the commercial manufacture, use, storage, import, export, transport, Commercialization, and sale of Product in any country, including, but not limited to, BLA, NDA, MAA, and pricing and national medical insurance program listings and applications, amendments, or supplements underlying any such procedures.
1.28   “Regulatory Authority” means any national, federal, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority whose review and/or approval is necessary for the manufacture, packaging, use, storage, import, export, distribution, promotion, marketing, offer for sale and sale of pharmaceutical or biological products in a given country or regulatory jurisdiction.
1.29   “Representative” means, with respect to any Person, (a) any direct or indirect member or partner of such Person and (b) any manager, director, trustee, officer, employee, agent, advisor or other representative (including attorneys, accountants, consultants, contractors, actual and potential lenders, investors, co-investors and assignees, bankers and financial advisers) of such Person.
1.30   “Royalty Interest” means an undivided percentage ownership interest, in a percentage equal to two and a half percent (2.5%) of all Net Sales.
1.31   “Royalty Interest Right” means all of Payor’s right, title and interest in and to the Royalty Interest and all proceeds thereof.
1.32   “Royalty Payment” means, for each Fiscal Quarter (or portion thereof for any partial Fiscal Quarter at the beginning or end of the Royalty Term) during the Royalty Term, an amount payable to Fortress with respect to the Royalty Interest equal to two and a half percent (2.5%) of all Net Sales for such Fiscal Quarter (or such portion thereof).
1.33   “Royalty Term” means, with respect to any country in the world, the period: (a) beginning from the First Commercial Sale Date in such country; provided that, as of such date (i) a Selling Party holds any biological drug or other regulatory exclusivity for the Product in such country, and/or (ii) a Selling Party holds a composition of matter patent term for the Product in such country; and (b) ending on the later of (i) the expiration of any such biological drug or other regulatory exclusivity for the Product in such country, and (y) the expiration of any such composition of matter patent term for the Product in such country.
1.34   “Selling Party” has the meaning set forth in Section 1.21.
1.35   “Third Party” means any Person other than: (a) Payor; (b) Fortress; or (c) an Affiliate of either Party.
2.   TRANSFER OF THE ROYALTY INTEREST; SECURITY INTEREST
2.1   Royalty Interest Right.   At the Closing and upon the terms and subject to the conditions of this Agreement, Payor hereby agrees to transfer, assign and convey to Fortress, and Fortress agrees to acquire and

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accept from Payor, the Royalty Interest Right, free and clear of all Liens (other than Permitted Liens) in accordance with, and representing the right to receive the payments described in, Section 5.2.
2.2   No Assumed Obligations.   Notwithstanding any provision in this Agreement to the contrary, Fortress is only agreeing, on the terms and conditions set forth in this Agreement, to acquire and accept the Royalty Interest Right and is not assuming any liability or obligation of Payor of whatever nature, whether presently in existence or arising or asserted hereafter. Except as specifically set forth herein in respect of the Royalty Interest Right acquired and accepted hereunder, Fortress does not, by such acquisition and acceptance, acquire any other rights of Payor or its Affiliates or any other assets of Payor or its Affiliates.
2.3   True Sale.   It is the intention of the Parties hereto that the transfer, assignment and conveyance of the Royalty Interest Right as contemplated by this Agreement constitute partial consideration for Fortress’s support of the Merger, including the termination of the Founders Agreement and the other covenants and agreements set forth herein and in the Support Agreement, and not a financing transaction, borrowing or loan.
3.   CLOSING
3.1   Closing.   The closing hereunder will take place remotely and simultaneously with, and automatically upon, the Effective Time and will be effective for tax, accounting and all other purposes at such Effective Time.
4.   REPRESENTATIONS AND WARRANTIES
4.1   By Payor.   Each of Checkpoint and Parent hereby represents and warrants to Fortress that, as of the date hereof:
(a)
Existence; Good Standing.   Each of Checkpoint and Parent is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of Checkpoint and Parent has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

(b)
Authorization.   Payor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of all of its obligations hereunder have been duly authorized by Payor.

(c)
Enforceability.   This Agreement has been duly executed and delivered by an authorized person of Payor and constitutes the valid and binding obligation of Payor, enforceable against Payor in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)
No Conflicts.   The execution, delivery and performance by Payor of this Agreement do not and will not (i) contravene or conflict with the organizational documents of Payor, (ii) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to Payor or (iii) contravene or conflict with or constitute a default under any material contract or other material agreement or Judgment binding upon or applicable to Payor.

(e)
Consents.   No consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Authority or other Person is required to be done or obtained by Payor in connection with (i) the execution and delivery by Payor of this Agreement, (ii) the performance by Payor of its obligations under this Agreement, or (iii) the consummation by Payor of any of the transactions contemplated by this Agreement.

(f)
No Litigation.   There is no action, suit, investigation or proceeding pending or, to the knowledge of Payor, threatened before any Governmental Authority to which Payor is a party that would, if determined adversely, reasonably be expected to prevent or materially and adversely affect the ability of Payor to perform its obligations under this Agreement.

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(g)
Brokers’ Fees.   There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of Payor who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.2   By Fortress.   Fortress hereby represents and warrants to Payor that:
(a)
Existence; Good Standing.   Fortress is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Fortress has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

(b)
Authorization.   Fortress has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of all of its obligations hereunder have been duly authorized by Fortress.

(c)
Enforceability.   This Agreement has been duly executed and delivered by an authorized person of Fortress and constitutes the valid and binding obligation of Fortress, enforceable against Fortress in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)
No Conflicts.   The execution, delivery and performance by Fortress of this Agreement do not and will not (i) contravene or conflict with the organizational documents of Fortress, (ii) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to Fortress or (iii) contravene or conflict with or constitute a default under any material contract or other material agreement or Judgment binding upon or applicable to Fortress.

(e)
Consents.   No consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Authority or other Person is required to be done or obtained by Fortress in connection with (i) the execution and delivery by Fortress of this Agreement, (ii) the performance by Fortress of its obligations under this Agreement, or (iii) the consummation by Fortress of any of the transactions contemplated by this Agreement.

(f)
No Litigation.   There is no action, suit, investigation or proceeding pending or, to the knowledge of Fortress, threatened before any Governmental Authority to which Fortress is a party that would, if determined adversely, reasonably be expected to prevent or materially and adversely affect the ability of Fortress to perform its obligations under this Agreement.

(g)
Brokers’ Fees.   There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of Fortress who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.   COVENANTS
5.1   Diligence and Other Covenants.
(a)
Payor shall use Commercially Reasonable Efforts to: (i) Develop and obtain Regulatory Approval for the Product in the United States, the European Union, and such other jurisdictions and countries, if any, as Payor determines in its sole discretion; and (ii) Commercialize the Product in the United States, such countries in the European Union as Payor determines in its sole discretion, and such other jurisdictions and countries, if any, as Payor determines in its sole discretion.

(b)
In the event that Payor licenses or sublicenses the Product, Payor shall ensure that the license with such licensee or sub-licensee includes a net sales or similar concept provision that is calculated substantially in accordance with Net Sales.

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5.2   Royalty.
(a)
Royalty Payments.   From and after the First Commercial Sale Date, within seventy-five (75) days after the end of each Fiscal Quarter that includes any portion of the Royalty Term, Payor shall pay to Fortress, without any setoff or offset, the Royalty Payment due for that Fiscal Quarter (or, in the case of any Fiscal Quarter at the beginning or end of the Royalty Term, the portion thereof that is included within the Royalty Term).

(b)
Reports.   Within seventy-five (75) days after the end of each Fiscal Quarter during the Term, Payor shall provide Fortress with a report for the Fiscal Quarter (or portion thereof for any partial Fiscal Quarter at the beginning or end of the Royalty Term) setting forth the Net Sales of the Product in the applicable Fiscal Quarter (or such portion thereof) on a country-by-country basis, along with Payor’s calculation of the Royalty Payments due to Fortress in respect of such Fiscal Quarter (or such portion thereof) (the “Periodic Report”). Payor shall keep accurate records in sufficient detail to enable to determination of any payment payable under this Agreement.

(c)
Currency.   All Royalty Payments shall be paid in U.S. Dollars via electronic funds transfer or wire transfer of immediately available funds to such bank account as the other party shall designate in writing prior to the date of such payment. For sales outside of the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in U.S. Dollars will be made at the monthly rate of exchange utilized by Payor in its worldwide accounting system. If, due to prohibitions imposed by national or international authorities, payments cannot be made as provided in this Section 5.2 (Royalty), the Parties shall consult with each other to determine a prompt and acceptable solution.

(d)
Late Payment.   A late fee of one percent (1%) over the Prime Rate (calculated on a per annum basis) will accrue on all unpaid (or, to the extent specified in Section 5.2(e), overpaid) amounts with respect to any Royalty Payment from the date such obligation was due. The imposition and payment of a late fee shall not constitute a waiver of Fortress’s rights with respect to such payment default.

(e)
Audit Right.   During the term of this Agreement and for a period of two (2) years thereafter, Fortress shall have the right, upon prior written notice to Payor, not more than once in any Fiscal Year, to audit the books and records of Payor, for the purpose of confirming Payor’s compliance with the provisions of this Agreement, through an independent certified public accounting firm of nationally recognized standing selected by Fortress and acceptable to Parent (the “Accountant”). The Accountant shall execute a confidentiality agreement, in a form reasonably acceptable to Parent, with respect to all information provided by, and all Confidential Information of, Payor. Payor shall grant the Accountant access during normal business hours to the books and records of Payor concerning the Product as may be reasonably necessary for the sole purpose of verifying the accuracy of the reports required to be furnished by Payor pursuant to Sections 5.2(b); provided, however, that verification shall not include records for more than the preceding three (3) years. The records and results of the auditors shall be deemed Confidential Information of Payor and Fortress. A copy of the Accountant’s report (and any drafts thereof that are delivered to Fortress) shall be delivered to Parent simultaneously with its delivery to Fortress. Subject to the immediately following paragraphs, (i) if the Accountant’s report correctly shows, in the aggregate, an underpayment of Royalty Payments by Payor that exceeds Ten Thousand U.S. dollars ($10,000), Payor shall remit to Fortress within thirty (30) days after Parent’s receipt of such report: (x) the amount of the underpayment; (y) interest on the underpayment that shall be calculated pursuant to Section 5.2(d); and (z) if the underpayment exceeds the greater of five percent (5%) of the total Royalty Payment owed for the Fiscal Year then being reviewed and Fifty Thousand U.S. dollars ($50,000), the reasonable fees and expenses of the Accountant performing the audit; and (ii) if the Accountant’s report correctly shows, in the aggregate, an overpayment of Royalty Payments by Payor that exceeds Ten Thousand U.S. dollars ($10,000), Payor shall be entitled to deduct the amount of such overpayment from any subsequent Royalty Payment(s), together with interest on the overpayment that shall be calculated pursuant to Section 5.2(d). Subject to clause (ii) of the

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preceding sentence, Fortress’s accountant fees and expenses will be borne by Fortress. Notwithstanding anything in this Agreement to the contrary, Payor shall keep, or cause to be kept, records of the sales of the Products under this Agreement for a period of three (3) years after the expiration of each Fiscal Year. Upon request by Fortress, Payor shall supply Fortress with those records, which may be submitted to an applicable Tax authority, and shall give Fortress any commercially reasonable assistance in relation thereto.
(f)
Review of Accountant’s Report.   Notwithstanding the foregoing, Parent shall have fifteen (15) days to review the Accountant’s final report from the date of its receipt thereof (the “Review Period”). If Parent objects to any aspect of the Accountant’s report, Parent shall deliver a written notice of such objection in reasonable detail and containing the Parent’s calculations (the “Objection Notice”) to Fortress prior to the expiration of the Review Period. If Parent delivers an Objection Notice to Fortress prior to the expiration of the Review Period, Parent and Fortress shall, for a period of fifteen (15) days thereafter (the “Resolution Period”), attempt in good faith to resolve the matters contained therein, and any written resolution, signed by each of Parent and Fortress, as to any such matters shall be final, binding, conclusive, and non-appealable for all purposes hereunder. In the event Parent does not deliver an Objection Notice prior to the expiration of the Review Period, Parent shall be deemed to have agreed to the Accountant’s report in its entirety, which Accountant’s report thereof shall be final, binding, conclusive, and non-appealable for all purposes hereunder.

(g)
Limited Dispute Resolution.   If, at the conclusion of the Resolution Period, Parent and Fortress have not reached an agreement with respect to all disputed matters contained in the Objection Notice, then within ten (10) days thereafter, at Parent’s cost and expense, Parent and Fortress shall submit for resolution those matters remaining in dispute through an independent, even as to the Accountant, certified public accounting firm of nationally recognized standing selected by Parent and acceptable to Fortress (the “Second Accountant”), together with Parent’s and Fortress’s most recent written calculation of the aggregate disputed Royalty Payment(s) referenced in the Objection Notice (each, a “Proposed Calculation”) (and any supporting calculation) delivered pursuant to Section 5.2(f) (and, if Fortress shall have failed to delivered a Proposed Calculation during the Resolution Period, the amount of the corresponding Royalty Payment(s) set forth in the Accountant’s final report shall be deemed to be Fortress’s Proposed Calculation). The Second Accountant shall render a determination of which Party’s Proposed Calculation is closest to the Second Accountant’s own determination of the correct amount of the applicable Royalty Payment(s), and such Party’s Proposed Calculation shall be deemed final and binding for purposes of this Agreement, and any overpayment or underpayment shall be paid or deducted, as the case may be, as set forth in Section 5.2(e), subject to the limitations set forth therein. In addition, if the Second Accountant determines that Parent’s Proposed Calculation is the closest to the Second Accountant’s own determination, then Payor shall be entitled to deduct from any future Royalty Payments the amounts of the Second Accountant’s fees and expenses incurred by Parent solely in connection with this Section 5.2(g).

5.3   Change of Control and Divestitures.   In the event of (a) a Change of Control of Payor, or (b) a sale, assignment, exclusive license, transfer, lease, conveyance or other disposition by Payor to a Third Party that is not affiliated with Payor of all or any part of the Product (such assets, the “Transferred Assets”, such Change of Control or other transaction, a “Divestiture” and the party receiving such Transferred Assets or the acquiror(s) in such Change of Control or other Divestiture, the “Transferee”), Payor shall (i) provide Fortress at least 14 days prior written notice of each and every proposed Divestiture, or, in the event Payor is prohibited from providing such notice under applicable and customary confidentiality obligations, provide such notice as promptly as practicable simultaneously with or following such Divestiture, and (ii) prior to or contemporaneously with the consummation of each and every Divestiture, cause each applicable Transferee to acknowledge and expressly agree in writing with Fortress (in forms substantially similar to this Agreement) to assume the same obligations that Payor, its Affiliates and its permitted successors and assigns have under this Agreement, including (without limitation) those obligations with respect to the payment of the Royalty Payments pursuant to Section 5.2, and such obligations under this Agreement shall apply, mutatis mutandis, to such Transferee. For the avoidance of doubt, Payor shall remain liable to Fortress for the Royalty Payments

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and its other obligations under this Agreement in the event of any Divestiture, including any transaction in which Payor sells, assigns, exclusively licenses, transfers, leases, conveys or otherwise disposes any Transferred Assets to an Affiliate of Payor.
5.4   Disclosures.   Neither Party shall, and each Party hereto shall cause its respective Representatives, Affiliates and Affiliates’ Representatives not to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Agreement, or the subject matter hereof, without the prior written consent of the other Party hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable Law or stock exchange rule (in which case the party hereto required to make the press release or other public announcement or disclosure shall allow the other party hereto reasonable time to comment on, and, if applicable, reasonably request the disclosing party to seek to the extent available confidential treatment in respect of portions of, such press release or other public announcement or disclosure in advance of such issuance) or made in accordance with Section 5.7 of the Merger Agreement.
5.5   Further Assurances.   Following the Closing, Payor and Fortress agree to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to give effect to the transactions contemplated by this Agreement.
5.6   Certain Tax Matters.
(a)
As of the date hereof, Fortress has delivered to Payor a properly executed IRS Form W-9 and, upon any assignment of this Agreement by Fortress, each assignee shall deliver to Payor a properly executed IRS Form W-9 or applicable IRS Form W-8. Notwithstanding the foregoing, any deductions or withholding for taxes that Payor is required by applicable Law to deduct or withhold on remittance of payments to Fortress shall be paid forthwith to the appropriate taxing authority. To the extent that Fortress determines that it is not permitted under applicable Law to credit any portion of such deduction or withholding in full against its tax liability for the tax year in which such deduction or withholding applies or any prior tax year or the subsequent tax year (including, for the avoidance of doubt, in the case of deductions or withholdings under the Law of any non-U.S. jurisdiction, a credit against U.S. federal income tax), then (i) to the extent such inability to credit such portion of such deduction or withholding arises by reason of a taxable income or tax liability limitation (the “Income Limited Portion”), any sums payable by Payor to Fortress pursuant to the terms of this Agreement shall be increased by an amount equal to fifty percent (50%) of such Income Limited Portion, and (ii) to the extent such inability to credit such portion of such deduction or withholding arises for any other reason (the “Non-Income Limited Portion”), any sums payable by Payor to Fortress pursuant to the terms of this Agreement shall be increased by an amount equal to such Non-Income Limited Portion, so that after any required withholding or the making of all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 5.6(a)), and after giving effect to the foregoing clauses (i) and (ii), Fortress receives an amount equal to (x) the sum which would have been received by Fortress had no such deduction or withholding been made minus (y) an amount equal to fifty percent (50%) of the Income Limited Portion; provided, however, that to the extent that Payor disagrees with any such determination by Fortress (including the reason for any inability to credit a portion of any such deduction or withholding), the Accountant shall make the final determination, which final determination shall be binding upon the Parties. The Parties agree that, as of the date hereof, based on current U.S. federal income tax Law, no amounts will be required to be deducted and withheld from the amounts payable pursuant to this Agreement. Notwithstanding the foregoing, the Parties agree that if a change in U.S. federal income tax Law requires Payor to deduct or withhold on remittance of payments to Fortress hereunder, Payor shall have no obligation to increase the sums payable to Fortress pursuant to the terms of this Agreement for such amounts. As promptly as possible after the date that Payor delivers any applicable withholding taxes to the appropriate taxing authority, Payor shall provide Fortress with certified copies of tax receipts evidencing such payment or other evidence of such payments reasonably satisfactory to Fortress. Notwithstanding the foregoing, Payor’s obligations under this Section 5.6(a) shall not apply to any assignee of Fortress that is not a U.S. person under applicable tax Law.

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(b)
Payor is responsible for all taxes, duties, import duties, assessments and other governmental charges, however designated, which are now or hereafter imposed by any Governmental Authority on Payor: (a) by reason of the performance by Fortress of its obligations under this Agreement, or the payment of any amounts by Payor to Fortress under this Agreement; or otherwise (b) based on the rights granted in this Agreement. The Parties agree that all amounts payable under Section 5.2 (Royalty) are exclusive of all applicable federal, national, state and local sales and use taxes, value added taxes, goods and services taxes, excise taxes or similar taxes arising under any applicable Law (such taxes, “Indirect Taxes”), which shall be the sole responsibility of Payor. The Parties shall reasonably cooperate in accordance with applicable Law to minimize any Indirect Taxes incurred in connection with the transactions contemplated by this Agreement.

6.   CONFIDENTIALITY
6.1   Confidentiality.   Except as provided in this Article 6 (Confidentiality) or otherwise agreed in writing by the Parties, the Parties hereto agree that, during the term of this Agreement and for two (2) years thereafter, each Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any information furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to this Agreement (such information, “Confidential Information” of the Disclosing Party), except for that portion of such information that:
(a)
was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b)
was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement or any other agreement;

(d)
is independently developed by the Receiving Party or any of its Affiliates, as evidenced by written records, without the use of or reference of the Confidential Information; or

(e)
is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party without obligations of confidentiality with respect thereto.

6.2   Authorized Disclosure.   Either Party may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations: (a) prosecuting or defending litigation; (b) complying with applicable laws and regulations, including regulations promulgated by securities exchanges; (c) complying with a valid order of a court of competent jurisdiction or other Governmental Authority; (d) for regulatory, tax or customs purposes; (e) for audit purposes, provided that each recipient of Confidential Information must be bound by customary and reasonable obligations of confidentiality and non-use prior to any such disclosure; (f) disclosure to its Affiliates and Representatives on a need-to-know basis, provided that each such recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use at least as stringent as those imposed upon the parties hereunder prior to any such disclosure; (g) upon the prior written consent of the Disclosing Party and, if Checkpoint is the Disclosing Party, the prior written consent of Parent; or (h) as is necessary in connection with a permitted assignment pursuant to Section 8.8 (Assignment). Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 6.2(a)‑(d), it shall, except where impracticable, give reasonable advance notice to the Disclosing Party and, if Checkpoint is the Disclosing Party, to Parent, of such disclosure and use reasonable efforts to secure confidential treatment of such information. Each Party will be permitted to retain (but not use) one file copy of all Confidential Information on a confidential basis to evidence the scope of and to enforce the Party’s obligation of confidentiality and all back up electronic media maintained in the ordinary course of business for archival purposes; provided, however, that, notwithstanding anything to the contrary herein, the confidentiality obligations herein continue for as long as a Party retains any such confidential information.

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6.3   Confidential Information Exchanged Prior to the Effective Date.   All confidential information exchanged between the Parties and their respective Affiliates prior to the effective date of this Agreement (including all confidential information exchanged under the Mutual Confidentiality Agreement between Checkpoint and Sun Pharmaceutical Industries Ltd., dated May 7, 2024 (“Confidentiality Agreement”)), will be deemed Confidential Information of the disclosing party as if disclosed hereunder and will be subject to the terms of this Agreement.
7.   TERMINATION; SURVIVAL
7.1   Term; Effectiveness as to Parent.   The term of this Agreement will commence on the date hereof and continue until the earliest to occur of (i) the mutual written agreement of the Parties to terminate this Agreement, (ii) any termination of the Merger Agreement prior to the Effective Time and (iii) the expiration of the Royalty Term. Notwithstanding anything herein to the contrary, Parent shall have no obligation under this Agreement unless and until the Effective Time occurs.
7.2   Survival.   Notwithstanding anything to the contrary in this Article 7 (Termination; Survival), the following provisions shall survive expiration or termination of this Agreement: Article 1 (Definitions), Article 6 (Confidentiality), this Section 7.2 (Survival), and Article 8 (Miscellaneous). Expiration or termination of the Agreement shall not relieve any Party of liability in respect of obligations that accrued under this Agreement, including in respect of any breaches of this Agreement by any Party, on or prior to the effective date of such termination.
8.   MISCELLANEOUS
8.1   Entire Agreement; Amendments.   This Agreement, together with the Confidentiality Agreement, and the other Transaction Documents, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understanding between the Parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof; provided, however, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement and the other Transaction Documents. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement. This Agreement may be amended, modified and supplemented in any and all respects with respect to any of the terms of this Agreement. Any such amendment, modification or supplement shall be effective only if it is expressly set forth in a written instrument duly executed and delivered by each of the Parties.
8.2   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):
If to Checkpoint (prior to the Effective Time):
Checkpoint Therapeutics, Inc.
Attn: James F. Oliviero
President and Chief Executive Officer
Email:
[•]

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If to Parent, Checkpoint (after the Effective Time) or Payor:
c/o Sun Pharmaceutical Industries, Inc.
2 Independence Way
Princeton, New Jersey 08540
Email:
[•]

Attention:
Erik Zwicker

If to Fortress:
Fortress Biotech, Inc.
1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL 33154
Email:
[•]

Attention:
Lindsay A. Rosenwald, M.D.

with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
Harbor East
650 S. Exeter Street, Suite 1100
Baltimore, Maryland 21202-4576
Email:
[•]

Attention:
Howard S. Schwartz, Esq.

8.3   Severability.   If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Laws. For the avoidance of doubt, the termination of this Agreement shall not give rise to a right to terminate, or otherwise affect the Parties’ rights and obligations under, any other Transaction Document. Notwithstanding anything to the contrary in this Agreement, each Party agrees that it shall have no right hereunder or pursuant to applicable Law to offset any amounts due or owing (or to become due or owing) to the other Party under this Agreement against any amounts due or owing by such other Party or any of its Affiliates under any other Transaction Document.
8.4   No Waiver.   At any time, each Party and Fortress may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, or (b) extend the time for the performance of any of the obligations or acts of the other Party. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy of such Party under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
8.5   Governing Law; Dispute Resolution.
(a)
Governing Law.   Resolution of all disputes, controversies or claims arising out of, relating to or in connection with this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the state of New York, without regard to conflicts of law rules.

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(b)
Enforcement.   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state and federal courts located in New York County, New York, this being in addition to any other remedy to which such Party is entitled. Each Party hereby further waives (a) any defense in any proceeding for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or bond as a prerequisite to obtaining equitable relief.

(c)
Jurisdiction and Venue; Wavier of Jury Trial.   Without limiting this Section 8.5, each Party irrevocably submits to the exclusive jurisdiction of the State of New York, and the state and federal courts located in New York County, New York, for the purposes of any action arising out of this Agreement or any transaction contemplated hereby. Each Party agrees to commence any such action in either the state or federal courts located in New York County, New York. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in this Agreement be effective service of process for any action in the State of New York with respect to any matters to which it has submitted to jurisdiction. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH OF THE PARTIES HERETO HEREBY: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5(c) (Waiver of Jury Trial).

8.6   Cumulative Remedies.   The rights and remedies provided in this Agreement are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth in this Agreement.
8.7   No Benefit to Third Parties.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Parties specifically disavow any desire or intention to create any third-party beneficiary hereunder, and specifically declare that no Person, except for the Parties and their successors, shall have any right hereunder nor any right of enforcement hereof.
8.8   Assignment.   Parent may not assign this Agreement, in whole or in part, or any of its rights or obligations hereunder without Fortress’s prior written consent, provided, however, that Parent may assign this Agreement in whole or in part without Fortress’s prior written consent in connection with a Divestiture subject to Section 5.3. Fortress may assign this Agreement, in whole or in part, without the prior written consent of Parent, including, without limitation in a Change of Control of Fortress. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 8.8 (Assignment) shall be null and void.

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8.9   Construction of this Agreement.   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. For purposes of this Agreement, where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires. Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, the Parties agree that any rule of construction to the effect that ambiguities or questions of intent or interpretation are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authority of any of the provisions of this Agreement. As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “or” is not exclusive and shall mean “and/or.” As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.” Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. References to any specific Legal Requirement or to any provision of any Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Legal Requirement will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto) as of such date. References to “$” or “dollars” refer to United States dollars unless otherwise noted. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
8.10   Relationship of the Parties.   Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture or legal entity of any type between the Parties, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind or commit the other.
8.11   Expenses.   Except as otherwise specified in this Agreement, each Party hereto shall pay its own legal, accounting, due diligence, out-of-pocket and other expenses incident to this Agreement and to any action taken by such Party in preparation for carrying this Agreement into effect.
8.12   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document. Any signature page delivered via any means of electronic communication shall be binding to the same extent as an original signature page.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their proper officers as of the Effective Date.
FORTRESS BIOTECH, INC.
By:
/s/ Lindsay A. Rosenwald

Name:
Lindsay A. Rosenwald, M.D.

Title:
Executive Chairman, Chief
Executive Officer and President

CHECKPOINT THERAPEUTICS, INC.
By:
/s/ James F. Oliviero

Name:
James F. Oliviero

Title:
President and Chief Executive Officer

SUN PHARMACEUTICAL INDUSTRIES, INC.
By:
/s/ Abhay Gandhi

Name:
Abhay Gandhi

Title:
Chief Executive Officer & President

[Signature page to Royalty Agreement]

EXHIBIT E
Form of Surviving Corporation Certificate of Incorporation
[See Attached]

A-1-E-1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CHECKPOINT THERAPEUTICS, INC.
FIRST:   The name of the corporation is Checkpoint Therapeutics, Inc. (the “Corporation”).
SECOND:   The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).
FOURTH:   The total number of shares of stock which the Corporation shall have authority to issue is 1,000, and the par value of each such share is $0.001, amounting in the aggregate to $1.00.
FIFTH:   The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.
SIXTH:   Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.
SEVENTH:   The Corporation expressly elects not to be governed by Section 203 of Delaware Law.
EIGHTH:   To the fullest extent permitted by Delaware Law, no present or former director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of the Corporation’s certificate of incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
NINTH:   The Corporation will indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact such person is or was a director, officer or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by Delaware Law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.
TENTH:   The Corporation reserves the right to amend this certificate of incorporation in any manner permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

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EXHIBIT F
Form of Surviving Corporation Bylaws
[See Attached]

A-1-F-1

BYLAWS
OF
CHECKPOINT THERAPEUTICS, INC.
*****
ARTICLE 1
OFFICES
Section 1.01.   Registered Office.   The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 1.02.   Other Offices.   The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
Section 1.03.   Books.   The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2
MEETINGS OF STOCKHOLDERS
Section 2.01.   Time and Place of Meetings.   All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).
Section 2.02.   Annual Meetings.   Unless directors are elected by written consent in lieu of an annual meeting as permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), an annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors;   provided, however,   that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.
Section 2.03.   Special Meetings.   Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
Section 2.04.   Notice of Meetings and Adjourned Meetings; Waivers of Notice.   (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(b)   A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein,

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shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 2.05.   Quorum.   Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2.06.   Voting.   (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
(b)   Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.
(c)   In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter will not be treated as a vote cast.
Section 2.07.   Action by Consent.   (a) Unless otherwise provided in the certificate of incorporation and subject to the proviso in Section 2.02, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 2.07(b).
(b)   Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

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Section 2.08.   Organization.   At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.
Section 2.09.   Order of Business.   The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.
ARTICLE 3
DIRECTORS
Section 3.01.   General Powers.   Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 3.02.   Number, Election and Term of Office.   (a) The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one or more than nine. The directors shall be elected at the annual meeting of the stockholders by written ballot, except as provided in Section 2.02 and Section 3.12 herein, and each director so elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.
(b)   Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Section 3.03.   Quorum and Manner of Acting.   Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.04.   Time and Place of Meetings.   The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).
Section 3.05.   Annual Meeting.   The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.
Section 3.06.   Regular Meetings.   After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.
Section 3.07.   Special Meetings.   Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of any one director. Notice of special meetings of the Board of Directors

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shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.
Section 3.08.   Committees.   The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to any of the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 3.09.   Action by Consent.   Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10.   Telephonic Meetings.   Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.11.   Resignation.   Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.12.   Vacancies.   Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.
Section 3.13.   Removal.   Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the

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Corporation then entitled to vote at any election of directors and the vacancies thus created may be filled in accordance with Section 3.12 herein.
Section 3.14.   Compensation.   Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE 4
OFFICERS
Section 4.01.   Principal Officers.   The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.
Section 4.02.   Election, Term of Office and Remuneration.   The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.
Section 4.03.   Subordinate Officers.   In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
Section 4.04.   Removal.   Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.
Section 4.05.   Resignations.   Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.06.   Powers and Duties.   The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.
ARTICLE 5
INDEMNITY
Section 5.01.   Indemnification of Directors and Officers.   The Corporation shall, to the maximum extent and in the manner permitted by Delaware Law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 5.01, a director or officer of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director, officer manager, member, partner, trustee, or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the indemnitee in connection with any proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect. The right of indemnification provided in this Section 5.01 shall not be exclusive of any other rights to which those seeking

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indemnification may otherwise be entitled, and the provisions of this Section 5.01 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Section 5.01 and shall be applicable to proceedings commenced or continuing after the adoption of this Section 5.01, whether arising from acts or omissions occurring before or after such adoption. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Section 5.01.
(a)   Advancement of Expenses.   All reasonable expenses incurred by or on behalf of the indemnitee in connection with any proceeding shall be advanced to the indemnitee by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding, unless, prior to the expiration of such twenty-day period, the Board of Directors shall unanimously (except for the vote, if applicable, of the indemnitee) determine that the indemnitee has no reasonable likelihood of being entitled to indemnification pursuant to this Section 5.01. Such statement or statements shall reasonably evidence the expenses incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such expenses pursuant to this Section 5.01.
(b)   Procedure for Determination of Entitlement to Indemnification.
(i)   To obtain indemnification under this Section 5.01, an indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the indemnitee has requested indemnification, whereupon the Corporation shall provide such indemnification, including without limitation advancement of expenses, so long as the indemnitee is legally entitled thereto in accordance with applicable law.
(ii)   The indemnitee’s entitlement to indemnification under this Section 5.01 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board of Directors; (B) by a committee of such Disinterested Directors, even though less than a quorum of the Board of Directors; (C) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (D) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (E) as provided in paragraph (c) below.
(iii)   In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph (b)(ii) above, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object;   provided,   however, that if a Change of Control shall have occurred, the indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.
(iv)   The only basis upon which a finding that indemnification may not be made is that such indemnification is prohibited by law.
(c)   Presumptions and Effect of Certain Proceedings.   Except as otherwise expressly provided in this Section 5.01, if a Change of Control shall have occurred, the indemnitee shall be presumed to be entitled to indemnification under this Section 5.01 upon submission of a request for Indemnification

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together with the Supporting Documentation in accordance with paragraph (b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under paragraph (b)(ii) above to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the indemnitee shall be deemed to be entitled to indemnification and the indemnitee shall be entitled to such indemnification unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any proceeding described in this Section 5.01, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of   nolo contendere   or its equivalent, shall not, of itself, adversely affect the right of the indemnitee to indemnification or create a presumption that the indemnitee did not act in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe that the indemnitee’s conduct was unlawful.
(d)   Remedies of Indemnitee.
(i)   In the event that a determination is made pursuant to paragraph (b)(ii) that the indemnitee is not entitled to indemnification under this Section 5.01: (A) the indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the indemnitee is not entitled to indemnification under this Section 5.01.
(ii)   If a determination shall have been made or is deemed to have been made, pursuant to paragraph (b)(ii) or (iii), that the indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that: (X) advancement of expenses is not timely made pursuant to paragraph (a); or (Y) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to paragraph (b)(ii) or (iii), the indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”);   provided,   however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.
(iii)   The Corporation shall be precluded from asserting in any judicial proceedings or arbitration commenced pursuant to this paragraph (d) that the procedures and presumptions of this Section 5.01 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Section 5.01.
(iv)   In the event that the indemnitee, pursuant to this paragraph (d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Section 5.01, the indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the indemnitee if the indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the indemnitee is entitled to receive part

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but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial adjudication shall be prorated accordingly.
(e)   Definitions.   For purposes of this Section 5.01:
(v)   ‘‘Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Corporation is then subject to such reporting requirement;   provided, that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least a majority of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors;
(vi)   “Disinterested Director” means a director of the Corporation who is not a party to the proceeding in respect of which indemnification is sought by the indemnitee; and
(vii)   “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent: (A) the Corporation or the indemnitee in any matter material to either such party or (B) any other party to the proceeding giving rise to a claim for indemnification under this Section 5.01. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under such persons, relevant jurisdiction of practice, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee’s rights under this Section 5.01.
(f)   Invalidity; Severability; Interpretation.   If any provision or provisions of this Section 5.01 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Section 5.01 (including, without limitation, all portions of any paragraph of this Section 5.01 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 5.01 (including, without limitation, all portions of any paragraph of this Section 5.01 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid; illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.
Section 5.02.   Indemnification of Others.   The Corporation shall have the power, to the extent and in the manner permitted by Delaware Law, to indemnify each of its officers, employees and agents (other than directors) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 5.02, an officer, employee or agent of the Corporation (other than a director) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as a director, officer, manager, member, partner, trustee, employee or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

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Section 5.03.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, member, partner, trustee, employee or other agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Delaware Law.
ARTICLE 6
CAPITAL STOCK
Section 6.01.   Uncertificated Shares.   The shares of the Corporation shall be uncertificated and shall be represented by book entries on the Corporation’s securities transfer books and records,   provided   that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.
Section 6.02.   Transfer of Shares.   Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.
Section 6.03.   Authority for Additional Rules Regarding Transfer.   The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.
ARTICLE 7
FORUM
Section 7.01.   Forum.   Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, (a) the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the stockholders of the Corporation, (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of Delaware Law or the certificate of incorporation or these bylaws (as each may be amended from time to time), (iv) any action or proceeding asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, (v) any action or proceeding to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws (as each may be amended from

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time to time) (including any right, obligation or remedy thereunder), (vi) any action or proceeding asserting an “internal corporate claim”, as that term is defined in Section 115 of Delaware Law and (vii) any action or proceeding as to which Delaware Law confers jurisdiction to the Court of Chancery of the State of Delaware; provided, however, that this clause (a) shall not apply to claims brought to enforce a duty or liability created by the Securities Act of 1933, as amended, the Act or any other claim for which the federal courts have exclusive jurisdiction; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity holding, owning or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article 7.
ARTICLE 8
GENERAL PROVISIONS
Section 8.01.   Fixing the Record Date.   (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)   In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 8.02.   Dividends.   Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.
Section 8.03.   Year.   The fiscal year of the Corporation shall commence on April 1 and end on March 31 of each year.

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Section 8.04.   Corporate Seal.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 8.05.   Voting of Stock Owned by the Corporation.   The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
Section 8.06.   Amendments.   These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

A-1-F-12

Annex A-2
AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER
This AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of April 14, 2025 (the “Amendment Date”), is entered into by and among Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and amends that certain Agreement and Plan of Merger, dated as of March 9, 2025, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement.
RECITALS
WHEREAS, the Company, Parent and Merger Sub entered into the Merger Agreement on March 9, 2025;
WHEREAS, Section 8.1 of the Merger Agreement provides that, subject to Section 5.12 of the Merger Agreement, the Merger Agreement may be amended, modified and supplemented in any and all respects prior to the Effective Time by a written instrument duly executed and delivered by each of the Parties;
WHEREAS, Section 5.12 of the Merger Agreement provides that, until the Effective Time, the Company may amend any provision of the Merger Agreement only with the prior approval of the Special Committee;
WHEREAS, each of the Company, Parent and Merger Sub desires to amend certain terms of the Merger Agreement and to make certain representations, warranties, covenants and agreements in connection with this Amendment, in each case as set forth in this Amendment;
WHEREAS, the Special Committee has unanimously: (i) determined that the entry into this Amendment, and the consummation of the Transactions, including the Merger, after taking into account this Amendment, are advisable and fair to, and in the best interest of, the Company and the Unaffiliated Company Stockholders, (ii) recommended to the Company Board that it approve this Amendment and the consummation of the Transactions, including the Merger, after taking into account this Amendment, and (iii) subject to the terms and conditions of the Merger Agreement (as amended by this Amendment), resolved to recommend that the Unaffiliated Company Stockholders adopt the Merger Agreement (as amended by the Amendment) and approve the Merger and the other Transactions;
WHEREAS, the Company Board has, acting upon the recommendation of the Special Committee, unanimously: (i) determined that the entry into this Amendment, and the consummation of Transactions, including the Merger, after taking into account this Amendment, are advisable and fair to, and in the best interests of, the Company and the Company Stockholders; (ii) authorized and approved the execution, delivery and performance by the Company of this Amendment and the consummation of the Transactions, including the Merger, after taking into account this Amendment; (iii) recommended that the Company Stockholders adopt the Merger Agreement (as amended by this Amendment) and approve the Merger and the other Transactions; and (iv) directed that the Merger Agreement (as amended by this Amendment) be submitted for consideration by the Company’s stockholders at the special meeting of the stockholders of the Company; and
WHEREAS, the board of directors of each of Parent and Merger Sub has (i) determined that the entry into this Amendment and the consummation of the Transactions, including the Merger, after taking into account this Amendment, are advisable and fair to, and in the best interest of, Parent and Merger Sub and their respective stockholders, and (ii) authorized and approved the execution, delivery and performance by each of Parent and Merger Sub of this Amendment, and the consummation of the Transactions, including the Merger after taking into account this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

A-2-1

AGREEMENT
1.
Amendments.

(a) Company Required Vote.   The definition of “Company Required Vote” as set forth in the Merger Agreement is hereby amended and restated in its entirety to read as follows:
““Company Required Vote” shall mean (a) the affirmative vote of a majority of the votes cast at a duly convened meeting of the Company Stockholders by the Unaffiliated Company Stockholders and (b) the affirmative vote of the holders of a majority in voting power of the outstanding Company Common Stock, in the case of each of clause (a) and (b), in favor of the adoption of this Agreement.”
(b) Rules of Construction.   Section 8.12 of the Merger Agreement is hereby amended to add the following provision as a new subsection (k):
“(k)
Each reference to the “date of this Agreement”, the “date hereof”, “concurrently with the execution and delivery of this Agreement” and similar references shall refer to March 9, 2025.”

2.
Representations and Warranties.

(a) Company.   The Company hereby represents and warrants to Parent and Merger Sub as follows:
Authority Relative to this Amendment.   The Company has the corporate power and authority to enter into and deliver this Amendment and to perform its obligations under the Merger Agreement (as amended by this Amendment) and the other Transaction Documents to which it is party and, subject to obtaining the Company Required Vote, to consummate the Transactions. This Amendment has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, the Merger Agreement (as amended by this Amendment) and such other Transaction Documents constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with its or their terms, subject to the Bankruptcy and Equity Exceptions.
(b) Parent and Merger Sub.   Parent and Merger Sub each hereby represent and warrant to the Company as follows:
Authority Relative to this Amendment.   Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Amendment and perform their obligations under the Merger Agreement (as amended by this Amendment) and to consummate the Transactions. The execution and delivery of this Amendment by Parent and Merger Sub and performance of the Merger Agreement (as amended by this Amendment) by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery of this Amendment and the performance of the Merger Agreement (as amended by this Amendment) or to consummate the Transactions (subject, in case of the Merger, to the adoption of the Merger Agreement as amended by this Amendment by Parent as sole stockholder of Merger Sub, which will occur immediately following execution of this Amendment, and to the recordation of appropriate merger documents as required by the DGCL). This Amendment has been duly executed and delivered by each of Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub and is enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
3.
Confirmation of Merger Agreement.   Other than as expressly amended pursuant to this Amendment, all of the provisions of the Merger Agreement are hereby ratified and confirmed and shall remain in full force and effect in accordance with their respective terms. In no event shall the execution, delivery or performance of this Amendment constitute a breach of the Merger Agreement or any other Transaction Document, nor shall any amendment to the DGCL on or prior to the date hereof constitute a Change in Circumstances.

A-2-2

4.
General Provisions.   The provisions of Sections 8.1 through 8.9 and 8.12 of the Merger Agreement shall apply to this Amendment, mutatis mutandis.

[Signature Pages Follow]

A-2-3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
CHECKPOINT THERAPEUTICS, INC.
By:
/s/ James F. Oliviero

Name: James F. Oliviero
Title:   Chief Executive Officer
SUN PHARMACEUTICAL INDUSTRIES, INC.
By:
/s/ Abhay Gandhi

Name: Abhay Gandhi
Title:   Chief Executive Officer & President
SNOOPY MERGER SUB, INC.
By:
/s/ Abhay Gandhi

Name: Abhay Ghandi
Title:   President

ANNEX B
CONTINGENT VALUE RIGHTS AGREEMENT
THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2025 (this “Agreement”), is entered into by and among Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and Equiniti Trust Company, LLC (the “Rights Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), Parent and Snoopy Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of March 9, 2025 (as amended, amended and restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, in accordance with the DGCL and on the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide (a) the holders of Shares (other than holders of Dissenting Shares) that are outstanding as of immediately prior to the Effective Time, (b) holders of Company Options with a per share exercise price less than the Common Cash Amount and holders of Unvested Company Restricted Shares, in each case, that are outstanding as of immediately prior to the Effective Time (such Company Options and Unvested Company Restricted Shares collectively, the “Covered Equity Awards”) and (c) holders of Covered Company Warrants, in the case of each of clauses (a) through (c), the right to receive a contingent cash payment as hereinafter described.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:
1.
DEFINITIONS

1.1   Definitions.   As used in this Agreement, the following terms shall have the following meanings:
“Acting Holders” means, at the time of determination, Holders of at least 50% of the outstanding CVRs as set forth on the CVR Register (it being understood that to the extent such Holders are nominees, they may be directed by the beneficial owners of such CVRs).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.
“Alternate Milestone” means the receipt by Parent, any of its Affiliates (including Company) or any of its or their Sublicensees of Regulatory Approval for the Product in any country in the European 5.
“Assignee” has the meaning set forth in Section 6.3.
“Change of Control” means (i) a sale or other disposition of 50% or more of the assets of Parent on a consolidated basis (other than to any direct or indirect wholly owned Subsidiary of Sun Pharmaceutical Industries Ltd., an entity organized under the laws of India), and (ii) a merger or consolidation involving Parent in which Parent is not the surviving entity.
“Covered Company Warrant” means any Company Warrant that is duly exercised (including any “cashless exercise” in accordance with the Merger Agreement) by the holder thereof in accordance with the terms of such Company Warrant following the Closing in exchange for, in respect of each share of Company Common Stock underlying such Company Warrant as of immediately prior to the Closing, the applicable consideration provided under Section 1.9(b)(i) or (b)(ii) of the Merger Agreement.

“Covered Equity Award CVR” means a CVR that was issued in respect of a Covered Equity Award pursuant to the Merger Agreement.
“Covered Equity Award Milestone Payment” means the applicable Milestone Payment, if any, that becomes payable in respect of any Covered Equity Award CVR.
“Covered Equity Awards” has the meaning set forth in the Recitals.
“CVR” means one (1) contractual contingent value right representing the right to receive the applicable Milestone Payment pursuant to, and subject to the conditions set forth in, this Agreement.
“CVR Register” has the meaning set forth in Section 2.3(b).
“Commercially Reasonable Efforts” means, with respect to a particular task or obligation, the level of efforts and resources required to carry out such task in a diligent and sustained manner without undue interruption, pause or delay, which level is at least consistent with the level of efforts and resources that a pharmaceutical company of comparable size and resources as those of Parent and its Affiliates (taken as a whole) would devote to a product at a similar stage of development with similar economic potential as the Product (“Relevant Product”), taking into consideration the relevant technical, commercial, competitive (including with respect to other products in the marketplace or in development), regulatory (including any requirements for, and costs of, trials or studies), proprietary position (including with respect to patent or regulatory exclusivity), legal, scientific, medical, safety and efficacy, product profile, profitability (including pricing, costs, royalty or similar obligations, and reimbursement reasonably expected to be received), intellectual property coverage, labeling and other relevant factors that a pharmaceutical company of comparable size and resources as those of Parent and its Affiliates would normally take into account with respect to a Relevant Product that it owns in determining what level of efforts and resources to devote to such task or obligation, it being understood and agreed that each of the foregoing factors may change from time to time.
“Company Warrant” means a warrant to acquire shares of Company capital stock that remains outstanding and unexercised as of immediately following the Closing.
“DTC” means The Depository Trust Company or any successor thereto.
“Effective Time” shall have the meaning given to it in the Merger Agreement.
“EMA” means the European Medicines Agency or any successor agency thereto.
“Europe” means (a) the member states of the European Union as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and that certain portion of Cyprus included in such organization (the “European Union”), (b) the United Kingdom, (c) Switzerland, (d) any member country of the European Economic Area that is not otherwise a member of the European Union, and (e) any country not otherwise included in clauses (a), (b), (c) or (d) that participates in the centralized approval procedure or unified filing system under the auspices of the EMA.
“European 5” means any of Germany, France, Italy, Spain and the United Kingdom.
“European Commission” means the authority within the European Union that, inter alia, has the legal authority to grant approval to MAAs based on input received from the EMA.
“Governmental Body” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal.
“Holder” means, with respect to any CVR, the Person in whose name such CVR is registered in the CVR Register at the applicable time.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NYSE or Nasdaq).
“Locust Walk” means and Locust Walk Partners, LLC.
“Locust Walk Engagement Letter” means, collectively, that certain engagement letter, dated as of April 2, 2021 by and between the Company and Locust Walk Partners, LLC as well as the Statement of Work No.1, dated as of April 2, 2021, and as amended on December 11, 2024, by and between the Company and Locust Walk Partners, LLC.
“MAA” means a marketing authorization application or equivalent application filed with the applicable Regulatory Authority in any country or jurisdiction, including, with respect to the European Union any such application filed with the EMA pursuant to the centralized approval procedure. For clarity, an MAA does not include any application for pricing or reimbursement approval.
“Milestone” means the first to occur of (i) achievement of the Primary Milestone or (ii) achievement of the Alternate Milestone.
“Milestone Deadline Date” means the date that is thirty-six (36) months after the date on which an MAA for the Product receives a positive validation outcome by the EMA.
“Milestone Notice” has the meaning set forth in Section 2.4(a).
“Milestone Payment” means, with respect to each CVR, a contingent payment equal to (i) $0.70, without interest, if the Milestone is first achieved on or prior to the date that is twelve (12) months prior to the Milestone Deadline Date and the applicable Regulatory Approval provides for a dosing schedule of once every three weeks (Q3W), (ii) $0.45, without interest, if the Milestone is first achieved on or prior to the date that is twelve (12) months prior to the Milestone Deadline Date and the applicable Regulatory Approval provides for a dosing schedule that is more frequent than once every three weeks (Q3W), (iii) $0.45, without interest, if the Milestone is first achieved after the date that is twelve (12) months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable Regulatory Approval provides for a dosing schedule of once every three weeks (Q3W), or (iv) $0.20, without interest, if the Milestone is first achieved after the date that is twelve (12) months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable Regulatory Approval provides for a dosing schedule that is more frequent than once every three weeks (Q3W).
“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, controller or secretary in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy or by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (b) pursuant to a court order, (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, as allowable by DTC; (e) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable or (f) as provided in Section 2.6.
“Person” means any individual, corporation, partnership, limited liability partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision (in each case whether or not having separate legal personality).
“Primary Milestone” means the receipt by Parent, any of its Affiliates (including Company) or any of its or their Sublicensees of Regulatory Approval for the Product in the European Union (and not, for the avoidance of doubt, in any individual country in Europe) pursuant to the centralized approval procedure.

“Product” means cosibelimab (formerly referred to as CK-301), which is an anti-PD-L1 monoclonal antibody.
“Progress Report” has the meaning set forth in Section 4.6.
“Qualified Pharmaceutical Company” means a Person that, together with its Affiliates, has sufficient capabilities and experience in the development, manufacture, distribution and commercialization of pharmaceutical products as well as the financial resources to achieve the Milestone.
“Regulatory Approval” means with respect to any country or jurisdiction, the receipt of all approvals (other than pricing or reimbursement approval(s)) from the applicable Regulatory Authorities necessary to market and sell the Product in such country or jurisdiction, including, in the case of the Primary Milestone, approval by the European Commission of an MAA filed with the EMA pursuant to the centralized approval procedure.
“Regulatory Authority” means any applicable Governmental Body responsible for granting the Regulatory Approval (or any portion thereof) for the Product, including (a) the EMA and the European Commission and (b) any corresponding national or regional Governmental Bodies.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.
“Sublicensee” shall mean an authorized or permitted licensee or sublicensee of rights to the Product.
1.2   Rules of Construction.   For purposes of this Agreement, the parties hereto agree that: (a) whenever the context requires, the singular number shall include the plural, and vice versa; (b) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (c) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation;” (d) the meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders; (e) where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires; (f) a reference to any specific applicable Legal Requirement or to any provision of any applicable Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto; (g) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented; (h) they have been represented by legal counsel during the negotiation and execution and delivery of this Agreement and therefore waive the application of any applicable Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document; and (i) the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”) unless the subjects of the conjunction are mutually exclusive. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. All references to “Dollars” or “$” are to United States Dollars, unless expressly stated otherwise.
2.
CONTINGENT VALUE RIGHTS

2.1   CVRs.   The CVRs represent the rights of Holders to receive contingent cash payments pursuant to this Agreement and the Merger Agreement. The initial Holders shall be determined pursuant to the terms of the Merger Agreement and this Agreement, and a list of the initial Holders shall be furnished to the Rights Agent by or on behalf of Parent in accordance with Section 4.1 hereof and supplemented by Parent by written notice to the Rights Agent from time to time after the date hereof, including upon the issuance of additional CVRs in respect of Covered Company Warrants.
2.2   Non-transferable.   The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.

Any such sale, assignment, transfer, pledge, encumbrance or disposal that is not a Permitted Transfer shall be null and void ab initio and of no effect.
2.3   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CVRs shall not be evidenced by a certificate or other instrument.
(b)   The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and transfers of CVRs as herein provided. The CVR Register will initially include one position for Cede & Co. representing all of the CVRs that are issued to the holders of Shares held by DTC on behalf of the street name holders of the Shares. The Rights Agent will have no responsibility whatsoever directly to the street name holders or DTC participants with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of the Shares by sending a lump sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. In the case of CVRs to be issued in respect of Covered Equity Awards pursuant to the Merger Agreement, such CVRs shall initially be registered in the name and address of the holder of such Covered Equity Awards as set forth in the records of the Company at the Effective Time and in a denomination equal to the number of shares of Company Common Stock subject to such Covered Equity Awards cancelled in connection with the Merger. In the case of CVRs to be issued in respect of Covered Company Warrants, such CVRs shall initially be registered in the name and address of the Holder of such Covered Company Warrants as set forth in the relevant exercise notice or, to the extent not specified therein, as set forth in the Company’s books and records, and in a denomination equal to the number of shares of Company Common Stock subject to such Covered Company Warrants immediately following the Effective Time.
(c)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other documentation reasonably requested by the Rights Agent in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2) register the transfer of the CVR in the CVR Register and notify Parent of the same. No service charge shall be made for any registration of transfer of a CVR, but Parent and the Rights Agent may require payment of a sum sufficient to cover any stamp or other similar Tax or charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid unless and until registered in the CVR Register.
(d)   Holders of CVRs representing at least 5% of the outstanding CVRs may make a written request to Parent for a list containing the names, addresses and number of CVRs of the Holders that are registered in the CVR Register, so long as such request is made in good faith to facilitate the exercise of the rights of such Holder hereunder. The written request must be duly executed by such Holders and set forth a reasonable explanation of the reason for such request. Within ten (10) business days following the receipt by Parent of such request, Parent shall make a written request to the Rights Agent for such information, which request shall specify the name of the requesting Holders. Upon receipt of such written request from Parent, the Rights Agent shall promptly deliver a copy of such list to the requesting Holders at the addresses for such Holders in the CVR Register.
(e)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written request, the Rights Agent is hereby authorized to, and shall promptly record the change of address in the CVR Register.
2.4   Payment Procedures.
(a)   Subject to the remainder of this Section 2.4(a), if the Milestone is achieved prior to the Milestone Deadline Date, Parent shall, within thirty (30) business days of the achievement of the Milestone, deliver to the Rights Agent a notice in writing (a “Milestone Notice”) indicating the achievement of the Milestone and that the Holders are entitled to receive the applicable Milestone Payment or Covered Equity Award Milestone Payment.
(b)   The Rights Agent shall promptly, and in any event within ten (10) business days of receipt of funds from Parent as required pursuant to Section 4.2, (i) send each Holder at its registered address (or, in the case of Cede & Co., pursuant to the applicable procedures of DTC) a copy of such Milestone Notice and (ii) pay to each Holder, subject to receipt of cash from Parent in accordance with Section 4.2 and any letter of instruction reasonably required by the Rights Agent, an amount equal to the product of (x) the applicable Milestone Payment and (y) the number of CVRs (excluding Covered Equity Award CVRs, which are addressed by the next sentence) held by such Holder, which payment shall be made (x) by check mailed to the address of such Holder reflected in the CVR Register as of 5:00 p.m. New York City time on the date of the Milestone Notice, (y) with respect to any such Holder that is due an amount in excess of $5,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of the Milestone Notice, by wire transfer of immediately available funds to the account specified on such instructions or (z) with respect to Cede & Co., by wire transfer of immediately available funds pursuant to the applicable procedures of DTC. Notwithstanding the foregoing, with respect to any Covered Equity Award Milestone Payment, Parent shall or shall cause one of its Subsidiaries as an agent on its behalf to (A) promptly following the achievement of the Milestone, notify the Rights Agent in writing of the Covered Equity Award Milestone Payments and (B) prior to or substantially concurrently with the payment of the Milestone Payments by the Rights Agent under this Section 2.4(b), pay to each Holder of Covered Equity Award CVRs, through Parent’s applicable payroll system, an amount equal to the product of (x) the applicable Covered Equity Award Milestone Payment and (y) the number of Covered Equity Award CVRs held by such Holder, provided that such payments shall be made no later than sixty (60) days following the achievement of the Milestone.
(c)   If any funds delivered to the Rights Agent for payment to Holders as Milestone Payments remain undistributed to the Holders on the date that is one (1) year after the date of the Milestone Notice, Parent shall be entitled to require the Rights Agent to deliver to Parent or its designee any funds which had been made available to the Rights Agent in connection with such Milestone Payments and not disbursed to the Holders (including, all interest and other income received by the Rights Agent in respect of all funds made available to it), and, thereafter, such Holders shall be entitled to look to Parent for the payment in respect of such Holder’s CVRs (subject to abandoned property, escheat and other similar applicable Legal Requirements) only as general creditors thereof with respect to the Milestone Payments that may be payable.
(d)   Neither Parent, the Rights Agent nor any of their Affiliates shall be liable to any Holder for any Milestone Payments delivered to a public official pursuant to any abandoned property, escheat or other similar applicable Legal Requirements. Any amounts remaining unclaimed by such Holders at such time at which such amounts would otherwise escheat to or become property of any Regulatory Authority shall become, to the extent permitted by applicable Legal Requirements, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.
(e)   If the Milestone is not achieved prior to the Milestone Deadline Date, Parent shall, within thirty (30) days of the Milestone Deadline Date, deliver to the Rights Agent a notice in writing (a “Milestone Non-Achievement Notice”) indicating that the Milestone has not been timely achieved. The Rights Agent shall promptly, and in any event within ten (10) business days of receipt, deliver a copy of such Milestone Non-Achievement Notice to the Holders. The Rights Agent will deliver to Parent a certificate certifying the date of delivery of such Milestone Non-Achievement Notice to the Holders.
(f)   Except to the extent any portion of any Milestone Payment is required to be treated as imputed interest under Section 483 of the Internal Revenue Code of 1986, as amended (the “Code”), the parties hereto intend, for U.S. federal and applicable state and local income Tax purposes, to treat (i) Milestone Payments in respect of the CVRs (other than Covered Equity Award CVRs), and not the receipt of the CVRs, as additional consideration for the Shares (subject to withholding Taxes to the extent required by applicable Legal Requirement) in the year in which the Milestone Payments are made, and (ii) Covered Equity Award Milestone Payments, and not the receipt of the Covered Equity Award CVRs, as compensation (subject to withholding Taxes to the extent required by applicable Legal Requirement) in the year in which the Covered Equity Award Milestone Payments are made, and the parties hereto shall not take any Tax position to the contrary, except as required by a determination within the meaning of Section 1313(a) of the Code.
2.5   No Voting, Dividends or Interest; No Equity or Ownership Interest.
(a)   The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.
(b)   The CVRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Merger or any of their respective Affiliates.
(c)   Neither Parent nor its directors and officers will be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement or the CVRs.
2.6   Ability to Abandon CVR.   A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or any of Parent’s Affiliates without consideration therefor. Parent shall notify the Rights Agent in writing of the abandonment by Holder of such CVR. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article 5 and Article 6. Parent shall notify the Rights Agent in writing of any such extinguishment of a CVR.
2.7   Withholding.   Parent, its Affiliates, and the Company (as applicable) shall be entitled to deduct and withhold from the Milestone Payments or Covered Equity Award Milestone Payments (as applicable), such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment or delivery under applicable Legal Requirement. To the extent that amounts of Tax are so deducted and withheld, such deducted and withheld amounts (a) shall be remitted to the applicable taxing authority within the time limits imposed by applicable Legal Requirement and (b) shall be treated for all purposes of this Agreement and the Merger Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
3.
THE RIGHTS AGENT

3.1   Certain Duties and Responsibilities.   Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions set forth in this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its gross negligence, bad faith or willful or intentional misconduct.
3.2   Certain Rights of the Rights Agent.   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:
(a)   the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order or other paper or document reasonably believed by it, in good faith, to be genuine and to have been signed or presented by the proper party or parties;
(b)   whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of gross negligence, bad faith or willful or intentional misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;
(c)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection and shall be held harmless by Parent in respect of any action taken, suffered or omitted by the Rights Agent hereunder in good faith and in reliance thereon;
(d)   in the event of litigation or other dispute resolution, the Rights Agent may engage and consult with regulatory experts, drug development experts and other experts and third parties that it, in its sole and absolute discretion, deems appropriate or necessary to enable it to discharge its duties hereunder;
(e)   the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;
(f)   the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(g)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(h)   the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(i)   Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable out-of-pocket costs and expenses of defending Rights Agent against any claim, charge, demand, suit or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence, bad faith or willful or intentional misconduct;
(j)   the Rights Agent shall not be liable for consequential damages under any provision of this Agreement or for any special, indirect, consequential, or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) arising out of any act or failure to act hereunder;
(k)   Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent prior to the date hereof, and (ii) to reimburse the Rights Agent for all Taxes and governmental charges, reasonable out-of-pocket expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement and the exercise and performance of its duties hereunder (other than personal property Taxes, corporate excise or privilege Taxes, property or license Taxes, Taxes relating to the Rights Agent’s personnel, Taxes imposed on or measured by the Rights Agent’s gross revenues, net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)); and
(l)   no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
3.3   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) days prior to the date so specified but in no event shall such resignation become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect but no such removal shall become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least sixty (60) days prior to the date so specified.
(b)   If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent shall, as soon as is reasonably practicable, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the Acting Holders or incumbent Rights Agent may apply (if the Rights Agent so elects) to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c)   Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) business days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be transmitted at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
(d)   Notwithstanding anything else in this Section 3.3, unless consented to in writing by the Acting Holders, Parent shall not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of an international commercial bank.
(e)   The Rights Agent will cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.
3.4   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, trusts and duties of the retiring Rights Agent.
4.
COVENANTS

4.1   List of Holders.   Promptly following the Effective Time (including from time to time following the issuance of additional CVRs), Parent shall furnish or cause to be furnished to the Rights Agent, in a form reasonably satisfactory to the Rights Agent and received from the Paying Agent (and, in the case of the Holders who held Covered Equity Awards, received from the Company), the names and addresses of the

Holders of such securities within thirty (30) days after the Effective Time, and, from time to time thereafter, the names and addresses of any Holders to be issued additional CVRs in respect of Covered Company Warrants.
4.2   Payment of Milestone Payments.   If the Milestone has been achieved in accordance with this Agreement prior to the Milestone Deadline Date, Parent shall, promptly (but in any event no later than five (5) business days) following the delivery of a Milestone Notice, deposit with the Rights Agent, for payment to the Holders in accordance with Section 2.4, the aggregate amount necessary to pay the Milestone Payments to be made pursuant to the first sentence of Section 2.4(b).
4.3   Payment to Locust Walk.   Concurrently with the payment of the Milestone Payments to all Holders, the Parent shall pay all amounts payable to Locust Walk under the terms of the Locust Walk Engagement Letter arising out of the payment of the Milestone Payments.
4.4   Books and Records.   Parent shall, and shall cause its Subsidiaries to, keep true, complete and accurate records in sufficient detail to enable the Holders and their consultants or professional advisors to determine the amounts payable hereunder.
4.5   Further Assurances.   Parent agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
4.6   Progress Report.   Within sixty (60) days of each June 30 and December 31 occurring after the date hereof and prior to the earlier of (a) the Milestone Deadline Date and (b) the achievement of the Milestone, Parent shall provide the Rights Agent with a written report setting forth in reasonable detail the status of the Milestone, including reasonable detail regarding the efforts Parent and its Affiliates are undertaking to achieve the Milestone (“Progress Report”). Promptly after the Rights Agent’s receipt of a given Progress Report, it shall cause such Progress Report to be delivered to the Holders. Within sixty (60) days after receipt of a given Progress Report, if the Rights Agent requests a meeting with representatives of Parent to discuss such Progress Report, then Parent shall make available for such a meeting at least one officer with operating responsibility for, and with appropriate expertise and knowledge of, the development and regulatory activities of the Product.
4.7   Commercially Reasonable Efforts.
(a)   Commencing upon the Closing Date and continuing until the earlier of (x) the Milestone Deadline Date and (y) the achievement of the Milestone, Parent shall, shall cause its controlled Affiliates (including the Company) to, and shall require its and their Sublicensees to, use Commercially Reasonable Efforts to (i) file an MAA for the Product with the EMA within twelve (12) months of the Closing Date or, to the extent any feedback or communications from, or expectations or requirements of, the EMA (including additional trial requirements) make it impracticable or inadvisable to file such MAA within such time period, as promptly thereafter as practicable, and (ii) achieve the Primary Milestone in its then-maximum value as promptly as practicable (including by using its Commercially Reasonable Efforts to timely file any appeals and cure any deficiencies identified in a relevant MAA by the relevant Regulatory Authority). Without limiting the foregoing, neither Parent nor any of its Affiliates (including the Company) shall act (or omit to act) in bad faith for the primary purpose of avoiding achievement of the Milestone or the payment of the Milestone Payment; provided, for the avoidance of doubt, that Parent has no obligation to initiate pursuit of, or to use Commercially Reasonable Efforts to achieve, the Alternate Milestone.
(b)   Parent shall not, and shall cause its Affiliates (including the Company) not to, sell, assign, transfer or exclusively license all or substantially all of their rights to research, develop, manufacture, commercialize and otherwise exploit the Product to a third party prior to the Milestone Deadline Date if the Milestone has not yet been achieved, unless, as a condition to such sale, assignment, transfer or exclusive license, (i) such third party expressly and unconditionally assumes and agrees to be bound, by an assumption agreement, duly executed and delivered to the Rights Agent, all obligations of Parent set forth in this Agreement with respect to the Milestone, including the obligation to pay the Milestone Payments if and when due hereunder and the obligations of Parent pursuant to Section 4.6(a), subject to and in accordance with the terms hereunder, and (ii) if such third party is not a Qualified Pharmaceutical

Company, Parent shall remain liable for the performance all of its obligations under this Agreement to the extent such third party does not perform such obligations. Parent shall provide the Rights Agent and the Holders (or cause the Rights Agent to provide to the Holders) prompt written notice of any such sale, assignment, transfer or exclusive license and shall provide the Rights Agent with a duly executed copy of the assumption agreement executed by the applicable third party.
5.
AMENDMENTS

5.1   Amendments without Consent of Holders.
(a)   Without the consent of any Holders, Parent at any time and from time to time, may, and if so requested, the Rights Agent shall, enter into one or more amendments hereto, for any of the following purposes:
(i)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;
(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders; provided, that, in each case, such provisions do not adversely affect the interests of the Holders;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or in the Merger Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that, in each case, such provisions do not adversely affect the interests of the Holders;
(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act, any applicable state securities or “blue sky” laws or any laws outside the United States;
(v)   to evidence the assignment of this Agreement by Parent as provided in Section 6.3; or
(vi)   any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders.
(b)   Without the consent of any Holders, Parent may, and if so requested the Rights Agent shall, at any time and from time to time, enter into one or more amendments thereto to reduce the number of CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4 or to transfer CVRs to Parent pursuant to Section 2.6.
(c)   Promptly after the execution by Parent and/or the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall transmit or cause the Rights Agent to transmit a notice thereof through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
5.2   Amendments with Consent of Holders.
(a)   Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of any Holder), with the consent of the Holders of not less than a majority of the outstanding CVRs as set forth in the CVR Register, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.
(b)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall transmit (or cause the Rights Agent to transmit) a notice thereof through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
5.3   Execution of Amendments.   Prior to executing any amendment permitted by this Section 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. Each amendment to this Agreement shall be evidenced by a writing signed by the Rights Agent and Parent. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, powers, trusts or duties under this Agreement or otherwise.
5.4   Effect of Amendments.   Upon the execution of any amendment under this Section 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.
6.
OTHER PROVISIONS OF GENERAL APPLICATION

6.1   Notices to the Rights Agent and Parent.   Any notice or other communication required or permitted to be delivered to Parent or the Rights Agent under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) two (2) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide or international overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto from the primary recipient thereof); provided, that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party):
If to the Rights Agent, to it at:
Equiniti Trust Company, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
Attention:
Corporate Actions

Email:
[*]

With a copy to:
Equiniti Trust Company, LLC
Attention:
Legal Department

Email:
[*]

If to Parent, to it at:
Sun Pharmaceutical Industries, Inc.
Attention:
Erik Zwicker

Email:
[*]

With a copy to:
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W Madison St., Suite 3900
Chicago, IL 60606
Attention:
Bill Fay

Email:
[*]

The Rights Agent or Parent may specify a different address or email address by giving notice in accordance with this Section 6.1.
6.2   Notice to Holders.   Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice.
6.3   Parent Successors and Assigns.   Subject to Section 4.6(b), Parent may not directly or indirectly assign any or all of its rights, interests or obligations hereunder to any person or entity without the prior written consent of the Acting Holders; provided, that Parent may assign, any or all of its rights, interests and obligations hereunder (a) in its sole discretion and without the consent of any other Person, to one or more direct or indirect wholly-owned Subsidiaries of Sun Pharmaceutical Industries Ltd., an entity organized under the laws of India (but only so long as they remain wholly-owned Subsidiaries of such entity) (provided that such assignment would not be adverse to the Holders), (b) to any Qualified Pharmaceutical Company in connection with any sale, assignment, transfer or exclusive license under Section 4.7(b) or (c) to any other person or entity with the prior written consent of the Acting Holders (each permitted assignee under clause (a), (b) or (c) and any subsequent assignee under the next sentence, an “Assignee”); provided, that the Assignee agrees in writing to assume and be bound by all of the terms and conditions of this Agreement. Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees that agree to assume and be bound by all of the terms and conditions of this Agreement; provided, that in connection with any assignment under clause (a), above, Parent (or the other assignor) shall agree to remain liable for the performance by such Assignee of all covenants, agreements and obligations of Parent hereunder, with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors and each Assignee. Subject to compliance with the requirements set forth in this Section 6.3 relating to assignments and Section 4.7(b), this Agreement shall not restrict Parent’s, any Assignee’s or any of their respective successors’ ability to merge or consolidate with, or sell, issue, license or dispose of its stock or other equity interests or assets to, any other Person, or spin-off or split-off. Each of Parent’s successors (including following a Change of Control) and each Assignee shall, by a supplemental contingent consideration payment agreement or other acknowledgement executed and delivered to the Rights Agent, expressly assume the due and punctual payment of amounts payable on all of the CVRs and the due and punctual performance of every obligation, agreement and covenant of this Agreement on the part of Parent to be performed or observed by Parent. The Rights Agent may not assign this Agreement without Parent’s written consent; provided that the Rights Agent may assign this Agreement or any rights granted hereunder, in whole or in part, to (i) its Affiliates in connection with a reorganization or (ii) a person that acquires all or substantially all of the business or assets of the Rights Agent whether by merger, acquisition, or otherwise. Any attempted assignment of this Agreement or any rights, interests or obligations in violation of this Section 6.3 shall be void and of no effect.
6.4   No Third Party Beneficiaries; Exercise of Rights by Acting Holders.   Nothing in this Agreement, express or implied, shall give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, and the Holders and the Holders’ successors and assigns pursuant to Permitted Transfers, each of whom is intended to be, and is, a third party beneficiary hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Rights Agent, Parent, Parent’s successors and Assignees and the Holders. Notwithstanding anything to the contrary in this Agreement, except for the express rights and obligations of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights; provided, that in no event shall the Acting Holders be permitted to take any action or exercise any right hereunder that materially disproportionately and adversely impacts any individual Holder relative to all Holders generally without the consent of such impacted Holder. The Holders of CVRs shall have no rights except the contractual rights as are expressly set forth in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable, and Parent may, in its sole discretion, at any time offer consideration to Holders in exchange for their agreement to irrevocably renounce their rights, in whole or in part, hereunder.

6.5   Governing Law; WAIVER OF JURY TRIAL.
(a)   This Agreement, the CVRs and all actions arising under or in connection herewith and therewith (whether at law, in contract, in tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
(b)   All actions and proceedings (whether at law, in contract, in tort or otherwise) arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, and the parties irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom) (and to the extent such Court of Chancery (or appellate court thereof) lacks jurisdiction over the matter, exclusively in the federal courts of the United States of America located New Castle County in the State of Delaware (or appellate court thereof located within such county)) (the “Chosen Courts”), in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under the applicable Laws or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirement.
(c)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
6.6   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
6.7   Termination.   This Agreement shall be terminated and of no force or effect, the parties hereto shall have no liability hereunder (other than those rights of the Rights Agent which shall under the express terms of this Agreement), and no payments shall be required to be made, upon the earliest to occur of (a) the payment of the full amount of the Milestone Payments required to be paid under the terms of this Agreement pursuant to Section 2.4, (b) the valid delivery of the Milestone Non-Achievement Notice to the Holders by the Rights Agent, (c) the termination of the Merger Agreement in accordance with its terms prior to the occurrence of the Effective Time and (d) the delivery to the Rights Agent of a written notice of termination duly executed by Parent and the Acting Holders. Notwithstanding the foregoing, no such termination shall affect any rights or obligations accrued prior to the effective date of such termination (including in respect of breaches of this Agreement by Parent prior to such termination) or this Section 6, which shall survive the termination of this Agreement, or the resignation, replacement or removal of the Rights Agent.
6.8   Confidentiality.   The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth herein shall be confidential and shall not be used by the receiving party for any purpose other than carrying out their respective duties under this Agreement and shall not be voluntarily disclosed by the receiving party to any other Person, except as may be required by a valid order of any Governmental Body of competent jurisdiction or is otherwise required by applicable Legal Requirement, the rules and regulations of the Securities and Exchange Commission or any stock exchange on which the securities of the disclosing party are listed, or pursuant to subpoenas from state or federal Governmental Bodies.

6.9   Entire Agreement; Counterparts.   As between the Parent and the Holders, this Agreement, the Support Agreements and the Merger Agreement constitute the entire agreement and supersede all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof. As between the Parent and the Rights Agent, this Agreement and any schedule or exhibit attached hereto constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between such parties, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by .PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
SUN PHARMACEUTICAL INDUSTRIES, INC.
By:

Name:
Abhay Gandhi

Title:
Chief Executive Officer & President

[Signature Page to Contingent Value Rights Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
EQUINITI TRUST COMPANY, LLC
By:

Name:
Michael Legregin

Title:
Senior Vice President, Corporate
Actions, IPO & New Business

[Signature Page to Contingent Value Rights Agreement]

ANNEX C
March 2, 2025
Special Committee of the Board of Directors
Checkpoint Therapeutics, Inc.
95 Sawyer Road, Suite 110
Waltham, MA 02453
United States
Ladies and Gentlemen:
We understand that Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Sun Pharmaceutical Industries, Inc., a Delaware corporation (the “Parent”), and Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) with the effects set forth in the Merger Agreement and in the applicable provisions of the Delaware General Corporation Law (“DGCL”). Upon consummation of the Merger, the separate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation as a wholly owned Subsidiary of Parent.
At the Effective Time of the Merger, each Share (excluding (i) any Shares then held by the Company or any direct or indirect wholly owned Subsidiary of the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, (ii) any Shares then held by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and (iii) Dissenting Shares) will be converted into the right to receive (A) $4.10 in cash, without interest (the “Common Cash Amount”) and (B) one contingent value right (each, a “CVR”), which shall represent the right to receive the Milestone Payment (as defined in the CVR Agreement), subject to the terms and conditions set forth in the CVR Agreement (such amount, the “Common CVR Amount” and, together with the Common Cash Amount, the “Merger Consideration”). The proposed terms and conditions of the Merger are more fully set forth in the Merger Agreement. Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Merger Agreement.
In your capacity as members of the Special Committee of the Company’s Board of Directors (the “Special Committee”), you have requested our opinion as of the date hereof as to the fairness, from a financial point of view, of the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger. In arriving at our opinion, we have, among other things:
1.
reviewed a draft, dated February 26, 2025, of the Merger Agreement (the “Draft Merger Agreement”);

2.
reviewed and analyzed certain publicly available business and financial information relating to the Company;

3.
reviewed and analyzed financial projections relating to the Company provided by management of the Company (“Management Projections”);

4.
conducted discounted cash flow analyses utilizing the Management Projections and other assumptions as described in our presentation to the Special Committee;

5.
reviewed current and historical market prices of the Common Stock;

6.
reviewed and analyzed certain operating results for the Company and the reported price and trading histories of certain comparable publicly traded companies that we deemed relevant;

7.
reviewed and analyzed certain financial terms of the Merger Agreement as compared to the publicly available financial terms of certain selected comparable business combinations that we deemed relevant; and

8.
conducted such other financial studies, analyses and investigations, and considered such other information and such other factors, as we deemed relevant for the purposes of rendering our opinion.

At the direction of the Special Committee we did not consider the Common CVR Amount in our analysis in light of the uncertainty as to whether the Milestone Payment will be earned.
In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. To the extent that the information reviewed by us includes estimates and forecasts of future performance prepared by or reviewed with management of the Company, we have assumed, with your consent, that such estimates and forecasts have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of the Company. We express no opinion with respect to such estimates and forecasts. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company. This opinion does not address any legal, regulatory, taxation, or accounting matters, as to which we understand that you have obtained such advice as you deemed necessary from qualified professionals, and we have assumed the accuracy and veracity of all assessments made by such advisors to the Company with respect to such matters. Our opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to us as of, the date hereof and our opinion speaks only as of the date hereof.
Our opinion does not address the Company’s underlying business decision to enter into the Merger Agreement or to effect the Merger, the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, or whether the Merger Consideration represents the best price obtainable. We also express no view as to, and our opinion does not address, the solvency of the Company or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters.
This opinion addresses only the fairness, as of the date hereof, from a financial point of view, of the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly specified herein, of the Merger Agreement or any related documents or the form of the Merger or any related transaction (including any agreement or transaction between the Company or Parent), including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company. We have not been asked to, nor do we, offer any opinion with respect to any ongoing obligations of the Company (including any obligations with respect to governance or otherwise) contained in any agreement related to the Merger or under applicable law, or the fair market value of the Company or the Shares. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Merger, or any class of such persons, whether relative to the Merger Consideration or otherwise.
In rendering this opinion, we have assumed, with your consent, that except as would not be in any way meaningful to our analysis: (i) the final executed form of the Merger Agreement will not differ from the Draft Merger Agreement, (ii) the representations and warranties of the parties to the Merger Agreement and any related transaction documents, are true and correct, (iii) the parties to the Merger Agreement and the related transaction documents, will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Merger Agreement and the related transaction documents, and (iv) the Merger will be consummated in accordance with the terms of the Merger Agreement and the related transaction documents, without any waiver or amendment of any term or condition thereof. We have also assumed, with your consent, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the Merger or otherwise contemplated by the Merger Agreement will be obtained without any adverse effect on the Company or on the expected benefits of the Merger in any way meaningful to our analysis.
This opinion is provided for the information and assistance of the Special Committee (in its capacity as such) in connection with, and for the purpose of, its consideration of the financial terms of the Merger, and does not constitute a recommendation to the Special Committee or the Company’s Board of Directors as to whether or not to approve the Merger or to any other person as to how to vote with respect to the Merger or to take any other action in connection with the Merger or otherwise.
We have acted as the Company’s exclusive financial advisor with respect to the proposed Merger pursuant to the terms of an amended engagement letter between the Company and us (the “Engagement Letter”). Pursuant to the Engagement Letter, during the past two years, we have received payments from the Company in the aggregate amount of approximately $181,000 and are owed an additional amount of approximately $10,000. Under the Engagement Letter, we will be entitled to receive a success fee which is contingent on the consummation of the Merger. In the Engagement Letter, we also agreed, at the Company’s request, to provide a fairness opinion with respect to the fairness, from a financial point of view, of the consideration to be paid in connection with any change of control transaction, including the proposed Merger, for which we will receive an opinion fee which is not contingent upon the successful completion of the Merger or the conclusion reached in our opinion. The opinion fee will be credited against any success fee payable to us. The Company also has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In the past two years, except as described above, neither we nor any of our affiliates have provided any investment banking services to the Company, Parent, or their respective affiliates (including Fortress Biotech, Inc. (“Fortress”)), for which we or our affiliates received compensation. We and our affiliates may in the future seek to provide such services to the Company, Parent or their respective affiliates (including Fortress) for which we would expect to receive compensation. In the ordinary course of business, certain of our employees and affiliates, or entities in which they have invested, may hold or trade, for their own accounts and the accounts of their investors, securities of the Company, Parent and Fortress and, accordingly, may at any time hold a long or short position in such securities.
The issuance of this opinion was approved by our fairness opinion committee.
Based upon and subject to the foregoing, including the various assumption and limitations set forth herein and such factors that we deem relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Unaffiliated Company Stockholders in the Merger is fair, from a financial point of view, to the Unaffiliated Company Stockholders.
Yours faithfully,
/s/ Andy Meyerson Locust Walk Securities LLC

ANNEX D
March 2, 2025
Confidential
Special Committee of the Board of Directors of Checkpoint
Therapeutics, Inc.
c/o Checkpoint Therapeutics, Inc
95 Sawyer Road
Suite 110
Waltham, MA 02453
Gentlemen:
Checkpoint Therapeutics, Inc. (the “Company”) has engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor to the special committee (the “Special Committee”) of the board of directors of the Company (the “Board of Directors”) (solely in their capacity as members of the Special Committee) and to provide the Special Committee a written opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the public stockholders of the Company other than Fortress Biotech, Inc. (together with its affiliates, “Fortress”) (the “Controlling Shareholder”) and certain other Affiliates of the Company of the Consideration (as defined below) to be received by such stockholders, taking into account any consideration received by Fortress in excess of the Consideration to be received by all public stockholders of the Company in the contemplated transaction described below (the “Proposed Transaction”) (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).
Description of the Proposed Transaction
It is Duff & Phelps’ understanding that the Company proposes to enter into an agreement and plan of merger by and among the Company, [Parent] and [Merger Sub] (the “Merger Agreement”), pursuant to which the Company intends to effect a merger of [Merger Sub] with and into the Company (the “Merger”). In connection with the Merger, each outstanding share of the Company’s common stock (other than any Dissenting Shares, as defined in the Merger Agreement) will be converted into the right to receive $4.10 in cash, without interest (the “Common Cash Amount”) and one contingent value right (each, a “CVR”) which shall represent the right to receive up to $0.70 as a Milestone Payment (as defined in a Contingent Value Rights Agreement to be entered into by the Company, Parent, and a rights agent mutually agreeable to Parent and the Company (the “CVR Agreement”)), and subject to the terms and conditions set forth in the CVR Agreement (such amount, the “Common CVR Amount” and, together with the Common Cash Amount, the “Consideration”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will continue in its existence under the laws of the State of Delaware as the surviving corporation and, following the Merger, will be a wholly owned subsidiary of [Parent].
It is Duff & Phelps’ further understanding that, concurrently with the execution and delivery of the Merger Agreement, the Company, [Parent], and Fortress are entering into a royalty agreement (the “Royalty Agreement”) pursuant to which, on the terms and subject to the conditions therein, Parent and the Company will, after the closing of the transaction, remit to Fortress a royalty of 2.5% with respect to the net sales of certain products.

Scope of Analysis
In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:
1.
Reviewed the following documents:

a.
The Company’s audited financial statements included in the Company’s annual report on Form 10‑ K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2023 and the Company’s unaudited interim financial statements for the nine months ended September 30, 2024 included in the Company’s Form 10-Q for the quarter ended September 30, 2024 filed with the SEC;

b.
Unaudited financial information for the Company for the year ended December 31, 2024, which the Company’s management identified as being the most current financial statements available;

c.
Other internal documents relating to the history, current operations, and probable future outlook of the Company, including financial projections for the years ending December 31, 2025 through December 31, 2038, prepared by and provided to us by management of the Company (the “Management Projections”); and

d.
Documents related to the Proposed Transaction, including a draft dated February 26, 2025 of the Merger Agreement;

2.
Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company and the Special Committee;

3.
Reviewed the historical trading price and trading volume of the Company’s publicly traded securities and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis; and

5.
Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions
In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Special Committee’s consent:
1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.
Relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken, and did not independently verify such information;

3.
Assumed that the Management Projections (including, without limitation, forward-looking statements and underlying assumptions contained therein) furnished to Duff & Phelps were prepared in good faith and based upon assumptions which, in light of the circumstances under which they are made, are reasonable, and Duff & Phelps expresses no opinion with respect to such Management Projections, forward-looking statements or the underlying assumptions contained therein;

4.
Assumed that no Milestone Payment pursuant to the CVR Agreement will ever be made;

5.
Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction

6.
Assumed that the representations and warranties made in the Merger Agreement are substantially accurate;

7.
Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

8.
Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

9.
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

10.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction or remain valid, as the case may be.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.
Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof and is under no obligation to update, revise, reaffirm or withdraw the Opinion or otherwise comment on or consider events occurring after the issuance of the Opinion.
Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Company. Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps is expressing no opinion as to projections, forward-looking statements or underlying assumptions provided in connection herewith (including the Management Projections). Without limiting the generality of the foregoing, Duff & Phelps further does not express an opinion as to the reasonableness or attainability of any projection, forward-looking statement or underlying assumption provided or prepared by or on behalf of the Company’s management (including the Management Projections). Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.
In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation or any other equity arrangements to be given to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Consideration to be received by the public shareholders of the Company in the Proposed Transaction, or with respect to the fairness of any such compensation or arrangement.
Subject to the terms of the Engagement Letter between Duff & Phelps and the Company dated December 11, 2024 (the “Engagement Letter”), this Opinion is furnished for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Consideration received by the Company is the best possibly attainable under any circumstances; instead, it merely states whether the Consideration in the Proposed Transaction is within or in excess of a range of values that would be viewed as fair, as suggested by certain financial analyses Duff & Phelps deemed appropriate in its professional judgement. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.
This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the Engagement Letter. This letter is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the Engagement Letter.
Disclosure of Prior Relationships
Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services. The Company has also agreed to reimburse Duff & Phelps for certain expenses and to indemnify Duff & Phelps against certain liabilities. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps stating to the Special Committee that it is prepared to deliver its Opinion. Duff & Phelps is also engaged by the Company to act as financial advisor to the Special Committee in evaluating and negotiating the Proposed Transaction. For this engagement, Duff & Phelps received or expects to receive customary fees, expense reimbursement, and indemnification. Other than this engagement and the financial advisory engagement disclosed herein, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.
Conclusion
Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Consideration to be received by the public stockholders of the Company other than Fortress and certain other Affiliates of the Company, taking into account any consideration received by Fortress in excess of the Consideration to be received by all public stockholders of the Company, in the Proposed Transaction is fair from a financial point of view to such stockholders (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).
This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.
Respectfully submitted,
/s/ Duff & Phelps
Duff & Phelps Opinions Practice Kroll, LLC

ANNEX E
ROYALTY AGREEMENT
This Royalty Agreement (this “Agreement”) is made and entered into as of March 9, 2025 (the “Effective Date”) by and among Fortress Biotech, Inc., a Delaware corporation (“Fortress”), Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and Checkpoint Therapeutics, Inc., a Delaware corporation (“Checkpoint” and collectively with Parent, “Payor”). Fortress, Parent, and Checkpoint are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Fortress is the controlling stockholder of Checkpoint, which is entering into an Agreement and Plan of Merger concurrently herewith (as amended, restated or modified from time to time, the “Merger Agreement”), with Parent and Snoopy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into Checkpoint (the “Merger”), with Checkpoint surviving the merger as a wholly owned subsidiary of Parent; and
WHEREAS, as a condition of, and in order to induce Fortress, to vote to adopt the Merger Agreement, the Parties have agreed to enter into this Agreement, pursuant to which Fortress shall receive the Royalty Interest Right (as defined below) based on worldwide Net Sales (as defined below) of the Product (as defined below) on the terms and conditions set forth in this Agreement, in lieu of the royalty and other rights that were granted to Fortress under that certain Amended and Restated Founders Agreement, dated as of March 17, 2015, between Fortress and Checkpoint (as amended, the “Founders Agreement”).
NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.   DEFINITIONS
Capitalized terms used in this Agreement (other than the headings of the Sections or Articles) have the following meanings set forth in this Article 1 (Definitions) or elsewhere in this Agreement, or, if not defined in this Agreement, have the meanings ascribed thereto in the Merger Agreement.
1.1   “Affiliate” means with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. As used in this Section 1.1 and Section 1.4, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of at least a majority of the voting stock of such entity, or by contract or otherwise. Notwithstanding anything to the contrary herein, neither Payor nor its Affiliates shall be deemed an Affiliate of Fortress under this Agreement, and Fortress shall not be deemed an Affiliate of Payor or its Affiliates under this Agreement.
1.2   “Bankruptcy Laws” means, collectively, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally.
1.3   “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York or in India are permitted or required by applicable law or regulation to remain closed.
1.4   “Change of Control” means, with respect to a Person: (a) a transaction or series of related transactions that results in the sale, lease, transfer, license or sub-license or other disposition of all or substantially all of such Person’s assets or the assets of such Person, taken as a whole (other than any such sale or other disposition to a subsidiary or Affiliate of such Person), on a consolidated basis to a Third Party; or (b) a merger or consolidation in which the equityholders of such Person immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the surviving entity’s (or surviving entity’s parent’s) outstanding equity securities (excluding, for the avoidance of doubt, a merger or consolidation in which the controlling shareholder(s) of such Person prior to such merger or consolidation retain control over the surviving entity (or surviving entity’s parent)); or (c) a transaction or series of related transactions (which may include: (x) a tender offer for such Person’s equity; or (y) the issuance, sale or exchange of equity securities of such Person other than in one or more bona fide capital raising transactions) if the stockholders of such Person immediately prior to the initiation of such transaction do not, immediately after consummation of such transaction or any of such related transactions, control, directly or indirectly through one or more intermediaries, such Person or its successor (excluding, for the avoidance of doubt, any such transaction in which the controlling stockholder(s) of such Person prior to such transaction retain control over such Person or its successor).
1.5   “Commercialization” or “Commercialize” means any and all activities undertaken at any time for the Product and that relate to the manufacturing, marketing, promoting, distributing, importing or exporting for sale, offering for sale, and selling of the Product, and interacting with Regulatory Authorities regarding the foregoing.
1.6   “Commercially Reasonable Efforts” means, with respect to an obligation regarding the Development or Commercialization of the Product, such efforts that are consistent with the efforts and resources normally used by and expected from a comparable biotechnology or pharmaceutical company in the performance of such an obligation for a pharmaceutical or biological product (including the research, Development, manufacture, and Commercialization of a pharmaceutical or biological product), as applicable, of comparable market potential, which such products are fully owned by such biotechnology or pharmaceutical company without the obligation to compensate any third party in connection with such commercial exploitation (including profit sharing and other arrangements), taking into account the relevant technical, commercial, competitive (including with respect to other products in the marketplace or in development), regulatory, proprietary position (including with respect to patent or regulatory exclusivity), legal, scientific, medical, safety and efficacy, product profile, profitability (including pricing, costs, royalty or similar obligations, and reimbursement reasonably expected to be received), intellectual property coverage, labeling and other relevant factors that a comparable biotechnology or pharmaceutical company would normally take into account with respect to such obligation, Development or Commercialization of the Product.
1.7   “Confidential Information” has the meaning set forth in Section 6.1.
1.8   “Confidentiality Agreement” has the meaning set forth in Section 6.3.
1.9   “Development” or “Develop” means, with respect to the Product, the performance of all non-clinical and clinical development (including, without limitation, toxicology, pharmacology, test method development and stability testing, process development, formulation development, quality control development and statistical analysis), clinical trials, post-marketing safety surveillance and maintaining databases manufacturing, regulatory activities and any and all activities that may be necessary or useful to obtain and maintain Regulatory Approval of such Product.
1.10   “Disclosing Party” has the meaning set forth in Section 6.1.
1.11   “First Commercial Sale Date” the first date after the Effective Date on which a Selling Party first ships a Product for commercial sale to a Third Party anywhere in the world pursuant to Regulatory Approval; provided, however, that if the sale has occurred in a country for which pricing or reimbursement approval is necessary for widespread sale, then the First Commercial Sale Date shall not occur until the pricing or reimbursement approval has been obtained. Sales for test marketing, sampling and promotional uses, clinical trial purposes, or compassionate or similar use shall not be considered for the First Commercial Sale Date.
1.12   “Fiscal Quarter” means each of the three consecutive calendar month periods ending on June 30, September 30, December 31, and March 31.
1.13   “Fiscal Year” means each of the fiscal year periods used by Parent for financial reporting, commencing on April 1 and ending on March 31.

1.14   “Governmental Authority” means any multi-national, federal, state, local, municipal, or provincial government; any governmental or quasi-governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal); any tribunal, court of competent jurisdiction, administrative agency or commission or other governmental authority or body exercising or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (in each case whether federal, state, local, regional, national, international or multinational); or any arbitrator with authority to bind a party at Law.
1.15   “Gross Invoice Amount” has the meaning set forth in Section 1.21.
1.16   “IFRS” means the International Financial Reporting Standards in effect from time to time, consistently applied.
1.17   “Indirect Taxes” has the meaning set forth in Section 5.6(b).
1.18   “Judgment” means any judgment, order, writ, injunction, citation, award or decree of any nature.
1.19   “Laws” means all laws, statutes, rules, regulations, ordinances, codes, consent agreement, requirement, constitution, treaty, writ, injunction, judgment, ruling, decree or order, in each case, having the effect of law of any federal, national, international, multinational, state, provincial, county, city, local or other political subdivision, domestic or foreign.
1.20   “Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest or charge of any kind or nature whatsoever.
1.21   “Net Sales” means, with respect to any period of time, the gross amount invoiced or otherwise charged by Payor, its Affiliates and/or their respective licensees and sublicensees (“Selling Party”) to Third Parties for the sale of Product during such period anywhere in the world (“Gross Invoice Amount”), less the following deductions, in each case as determined in accordance with IFRS as consistently applied and to the extent specifically and solely allocated to such Product and actually taken, paid, accrued, allowed, included or allocated based on good faith estimates in the gross sales price with respect to the applicable sales:
(a)
legally permitted and customary trade, quantity, or cash discounts, in the form of deductions actually allowed or accrued or fees actually paid or accrued with respect to sales of the Product (to the extent not already reflected in the amount invoiced), excluding commissions for commercialization;

(b)
amounts repaid or credited (including any provisions accrued therefor) by reasons of billing errors, defects, rejections, recalls or returns, including, without limitation, wholesaler and retailer returns;

(c)
rebates and chargebacks (including any provisions accrued therefor) to customers and Third Parties that effectively reduce the net selling price, including, without limitation, applicable reimbursements, managed care and similar types of rebates;

(d)
other rebates (including co-pay assistance, new best price penalties and the potential ASP difference from WAC), chargebacks, paybacks and similar allowances made, including with respect to sales paid for by any institution, governmental or Regulatory Authority, public or private body with competence in pricing or reimbursement matters, including, but not limited to, Medicaid, MediGap, Tricare and other government rebates, in each case to the extent allowed, accrued or taken on amounts provided specifically with respect to the Product;

(e)
sales and excise taxes, tariffs and duties, and other taxes imposed on the sale of the Product to the extent included in the price and separately itemized on the invoice price of the Product, in each case, to the extent not refundable in accordance with applicable law but excluding taxes assessed against the income derived from such sale;

(f)
delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates and retroactive price reductions;

(g)
other reductions or specifically identifiable amounts deducted for reasons similar to those listed above in accordance with IFRS, applied on a consistent basis; and

(h)
that portion of the annual fee or contribution on drug manufacturers imposed by applicable law or national health systems allocated to the sales of the Product in accordance with Payor’s or its Affiliates’ standard policies and procedures consistently applied across their respective products and any other similar compulsory payment, mandatory rebates and cash rebates to the sale of the Product paid to a government, Regulatory Authority, health insurers or to a private or public body with competence in pricing, reimbursement or paying matters pursuant to a mandatory regulation in any country, such as industry paybacks to national health systems in accordance with Payor’s or its Affiliates’ standard policies and procedures consistently applied across their respective products and, in all cases, in accordance with industry norms;

in each case (for both the Gross Invoice Amount and the deductions referenced above), as allocable to such Product, as negotiated in good faith, and in accordance with accepted market practices and Parent’s standard accounting methods, which methods are in accordance with the IFRS accounting principles applicable to Parent. For the avoidance of doubt, in each case (for both the Gross Invoice Amount and the deductions referenced above) Net Sales shall only reflect such amounts to the extent derived from or allocable to countries for which the Royalty Term is in effect during such period, and, any deduction made pursuant to any clause above shall not be additionally deducted if such deduction may also apply under a separate clause such that no double-counting shall occur.
In the case of any Product that is commercialized by a Selling Party and constitutes a combination of cosibelimab and one or more active ingredients for a single price (a “Combination Product”), Net Sales for such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product in a specified country by the fraction A/(A+B) where A is the invoice price of cosibelimab if sold separately as the sole active ingredient in such country, and B is the total invoice price of the other product(s) in the Combination Product if sold separately as the sole active ingredient(s) in such country. If, on a country-by-country basis, the other active ingredient(s) in the Combination Product are not sold separately as a sole active ingredient in such country, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of the Combination Product by the fraction C/D, where C is the invoice price of cosibelimab, if sold separately as the sole active ingredient, and D is the invoice price of the Combination Product. If neither cosibelimab nor the other active ingredient(s) are sold separately in a given country, the Parties shall determine Net Sales in accordance with the formulas provided above in this paragraph based on the average invoice price of cosibelimab or other active ingredient(s), in each case if sold separately as a sole active ingredient, in the top seven (7) countries (based on sales of cosibelimab) where cosibelimab or other active ingredient(s) are sold separately as a sole active ingredient, or, if neither cosibelimab nor the other active ingredient(s) are sold separately as sole active ingredients in any other countries, the Parties shall negotiate in good faith a reasonable adjustment to Net Sales in such country that takes into account the medical contribution to the Combination Product of, and all other factors reasonably relevant to the relative value of, cosibelimab, on the one hand, and all of the other active ingredient(s) collectively, on the other hand, and shall take into account in good faith, if reasonably applicable, any allocations and calculations that may have been made for the same period in other countries (giving more weight to allocations made for the top seven (7) countries than for other countries). For the avoidance of doubt, in the event that the Combination Product consists of more than two active ingredients, the above methodology shall apply, except that the denominator of the fractions described in the first two sentences of this paragraph shall also include the invoice price(s) of the additional active ingredient(s).
The Product is considered “sold” when billed out or invoiced. If a sale, transfer, or other disposition with respect to the Product involves consideration other than cash or is not at arm’s length, then the Net Sales from the sale, transfer, or other disposition shall be calculated from the average selling price for the Product during the calendar quarter in the country where the sale, transfer, or disposition took place. Notwithstanding the foregoing, Net Sales shall not include, and shall be deemed to be zero with respect to: (i) Product used by a Selling Party for its internal use; (ii) the distribution of promotional samples of Product provided free of charge (including, for the avoidance of doubt, to patients who do not have insurance coverage); (iii) Product provided for clinical trials or research, development, or evaluation purposes, or for expanded access under U.S. law or similar compassionate use programs outside of the United States provided free of charge; (iv) sales of Product among the Selling Parties for resale; or (v) advances.

1.22   “Permitted Liens” shall mean:
(a)
Liens securing equipment and software financing and leasing (including capital lease obligations and purchase money indebtedness; provided, that, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto);

(b)
Liens imposed by operation of Law related to carriers’, warehousemen’s, landlords’, and mechanics’ liens, liens relating to leasehold improvements and other similar Liens;

(c)
pledges or deposits made (i) in connection with bids, leases, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees) insurance carriers providing property, casualty or liability insurance;

(d)
Liens for Taxes, assessments and other governmental charges not delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, for which adequate reserves with respect thereto are being maintained in accordance with IFRS;

(e)
servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any Law and Liens consisting of zoning or building restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto;

(f)
(i) Liens that are contractual or common law rights of set-off relating to (A) the establishment of depository relations with banks or (B) pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations, (ii) other Liens securing cash management obligations with depositary institutions and (iii) Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts;

(g)
Liens securing (i) letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created, or related to obligations or liabilities incurred, (ii) workers compensation claims, health, disability or other employee benefits, or performance of commercial contracts, (iii) leases, subleases or liability insurance or self-insurance, workshare arrangements, (iv) other indebtedness with respect to reimbursement-type obligations regarding workers compensation claims, (v) customary performance bonds, bid bonds, appeal bonds, surety bonds, customs bonds, government bonds, performance and completion guarantees and similar obligations (vi) customary indemnification obligations to purchasers in connection with asset sales, (vii) netting services, (viii) overdraft protections, (ix) business credit cards, (x) purchasing cards, (xi) payment processing, (xii) automatic clearinghouse arrangements, (xiii) arrangements in respect of pooled deposit or sweep accounts, (xiv) check endorsement guarantees, and (xv) otherwise in connection with deposit accounts or cash management services;

(h)
Liens solely on any cash earnest money deposits or customary cash escrow arrangements in connection with any letter of intent or purchase agreement in respect of an acquisition or other investment;

(i)
any Lien arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods; provided, that such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement;

(j)
any Liens arising under this Agreement or any other agreement between Fortress or any of its Affiliates, on the one hand, and Parent or Checkpoint or any of their respective Affiliates, on the other hand;

(k)
Liens arising in connection with the negotiation of, entry into, approval of, or consummation of the transactions contemplated by, the Merger Agreement; and

(l)
Liens in connection with any renewals, extensions and replacements of any of the foregoing.

1.23   “Person” means any individual, corporation, general or limited partnership, joint venture, limited liability company, estate, trust, association, other business or investment entity or unincorporated organization, or any Governmental Authority.

1.24   “Prime Rate” means the prime rate published by The Wall Street Journal, from time to time, as the prime rate.
1.25   “Product” means any (a) drug substance, drug product, biological product, fixed-dose combination, or combination product that contains or comprises cosibelimab, whether formulated or sold alone or in combination with any other active ingredient, that (b) is approved by FDA and/or any other Regulatory Authority for any use or indication, including (i) pursuant to Biologics License Application 761297, and/or (ii) any other current or future application or submission to FDA and/or any other Regulatory Authority providing for approval of such product or any changes related thereto, including but not limited to major, moderate, or minor changes in the product, production process, quality controls, equipment, facilities, responsible personnel, or labeling as specified in 21 CFR §601.12 and related guidance.
1.26   “Receiving Party” has the meaning set forth in Section 6.1.
1.27   “Regulatory Approval” means any approval, product and/or establishment licenses, registrations, or authorizations of any federal, state, or local regulatory agency, department, bureau, or other governmental entity, that is necessary for the commercial manufacture, use, storage, import, export, transport, Commercialization, and sale of Product in any country, including, but not limited to, BLA, NDA, MAA, and pricing and national medical insurance program listings and applications, amendments, or supplements underlying any such procedures.
1.28   “Regulatory Authority” means any national, federal, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority whose review and/or approval is necessary for the manufacture, packaging, use, storage, import, export, distribution, promotion, marketing, offer for sale and sale of pharmaceutical or biological products in a given country or regulatory jurisdiction.
1.29   “Representative” means, with respect to any Person, (a) any direct or indirect member or partner of such Person and (b) any manager, director, trustee, officer, employee, agent, advisor or other representative (including attorneys, accountants, consultants, contractors, actual and potential lenders, investors, co-investors and assignees, bankers and financial advisers) of such Person.
1.30   “Royalty Interest” means an undivided percentage ownership interest, in a percentage equal to two and a half percent (2.5%) of all Net Sales.
1.31   “Royalty Interest Right” means all of Payor’s right, title and interest in and to the Royalty Interest and all proceeds thereof.
1.32   “Royalty Payment” means, for each Fiscal Quarter (or portion thereof for any partial Fiscal Quarter at the beginning or end of the Royalty Term) during the Royalty Term, an amount payable to Fortress with respect to the Royalty Interest equal to two and a half percent (2.5%) of all Net Sales for such Fiscal Quarter (or such portion thereof).
1.33   “Royalty Term” means, with respect to any country in the world, the period: (a) beginning from the First Commercial Sale Date in such country; provided that, as of such date (i) a Selling Party holds any biological drug or other regulatory exclusivity for the Product in such country, and/or (ii) a Selling Party holds a composition of matter patent term for the Product in such country; and (b) ending on the later of (i) the expiration of any such biological drug or other regulatory exclusivity for the Product in such country, and (y) the expiration of any such composition of matter patent term for the Product in such country.
1.34   “Selling Party” has the meaning set forth in Section 1.21.
1.35   “Third Party” means any Person other than: (a) Payor; (b) Fortress; or (c) an Affiliate of either Party.
2.   TRANSFER OF THE ROYALTY INTEREST; SECURITY INTEREST
2.1   Royalty Interest Right.   At the Closing and upon the terms and subject to the conditions of this Agreement, Payor hereby agrees to transfer, assign and convey to Fortress, and Fortress agrees to acquire and accept from Payor, the Royalty Interest Right, free and clear of all Liens (other than Permitted Liens) in accordance with, and representing the right to receive the payments described in, Section 5.2.
2.2   No Assumed Obligations.   Notwithstanding any provision in this Agreement to the contrary, Fortress is only agreeing, on the terms and conditions set forth in this Agreement, to acquire and accept the Royalty Interest Right and is not assuming any liability or obligation of Payor of whatever nature, whether presently in existence or arising or asserted hereafter. Except as specifically set forth herein in respect of the Royalty Interest Right acquired and accepted hereunder, Fortress does not, by such acquisition and acceptance, acquire any other rights of Payor or its Affiliates or any other assets of Payor or its Affiliates.
2.3   True Sale.   It is the intention of the Parties hereto that the transfer, assignment and conveyance of the Royalty Interest Right as contemplated by this Agreement constitute partial consideration for Fortress’s support of the Merger, including the termination of the Founders Agreement and the other covenants and agreements set forth herein and in the Support Agreement, and not a financing transaction, borrowing or loan.
3.   CLOSING
3.1   Closing.   The closing hereunder will take place remotely and simultaneously with, and automatically upon, the Effective Time and will be effective for tax, accounting and all other purposes at such Effective Time.
4.   REPRESENTATIONS AND WARRANTIES
4.1   By Payor.   Each of Checkpoint and Parent hereby represents and warrants to Fortress that, as of the date hereof:
(a)
Existence; Good Standing.   Each of Checkpoint and Parent is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of Checkpoint and Parent has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

(b)
Authorization.   Payor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of all of its obligations hereunder have been duly authorized by Payor.

(c)
Enforceability.   This Agreement has been duly executed and delivered by an authorized person of Payor and constitutes the valid and binding obligation of Payor, enforceable against Payor in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)
No Conflicts.   The execution, delivery and performance by Payor of this Agreement do not and will not (i) contravene or conflict with the organizational documents of Payor, (ii) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to Payor or (iii) contravene or conflict with or constitute a default under any material contract or other material agreement or Judgment binding upon or applicable to Payor.

(e)
Consents.   No consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Authority or other Person is required to be done or obtained by Payor in connection with (i) the execution and delivery by Payor of this Agreement, (ii) the performance by Payor of its obligations under this Agreement, or (iii) the consummation by Payor of any of the transactions contemplated by this Agreement.

(f)
No Litigation.   There is no action, suit, investigation or proceeding pending or, to the knowledge of Payor, threatened before any Governmental Authority to which Payor is a party that would, if determined adversely, reasonably be expected to prevent or materially and adversely affect the ability of Payor to perform its obligations under this Agreement.

(g)
Brokers’ Fees.   There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of Payor who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.2   By Fortress.   Fortress hereby represents and warrants to Payor that:
(a)
Existence; Good Standing.   Fortress is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Fortress has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

(b)
Authorization.   Fortress has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of all of its obligations hereunder have been duly authorized by Fortress.

(c)
Enforceability.   This Agreement has been duly executed and delivered by an authorized person of Fortress and constitutes the valid and binding obligation of Fortress, enforceable against Fortress in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)
No Conflicts.   The execution, delivery and performance by Fortress of this Agreement do not and will not (i) contravene or conflict with the organizational documents of Fortress, (ii) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to Fortress or (iii) contravene or conflict with or constitute a default under any material contract or other material agreement or Judgment binding upon or applicable to Fortress.

(e)
Consents.   No consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Authority or other Person is required to be done or obtained by Fortress in connection with (i) the execution and delivery by Fortress of this Agreement, (ii) the performance by Fortress of its obligations under this Agreement, or (iii) the consummation by Fortress of any of the transactions contemplated by this Agreement.

(f)
No Litigation.   There is no action, suit, investigation or proceeding pending or, to the knowledge of Fortress, threatened before any Governmental Authority to which Fortress is a party that would, if determined adversely, reasonably be expected to prevent or materially and adversely affect the ability of Fortress to perform its obligations under this Agreement.

(g)
Brokers’ Fees.   There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of Fortress who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.   COVENANTS
5.1   Diligence and Other Covenants.
(a)
Payor shall use Commercially Reasonable Efforts to: (i) Develop and obtain Regulatory Approval for the Product in the United States, the European Union, and such other jurisdictions and countries, if any, as Payor determines in its sole discretion; and (ii) Commercialize the Product in the United States, such countries in the European Union as Payor determines in its sole discretion, and such other jurisdictions and countries, if any, as Payor determines in its sole discretion.

(b)
In the event that Payor licenses or sublicenses the Product, Payor shall ensure that the license with such licensee or sub-licensee includes a net sales or similar concept provision that is calculated substantially in accordance with Net Sales.

5.2   Royalty.
(a)
Royalty Payments.   From and after the First Commercial Sale Date, within seventy-five (75) days after the end of each Fiscal Quarter that includes any portion of the Royalty Term, Payor shall pay to Fortress, without any setoff or offset, the Royalty Payment due for that Fiscal Quarter (or, in the case of any Fiscal Quarter at the beginning or end of the Royalty Term, the portion thereof that is included within the Royalty Term).
(b)
Reports.   Within seventy-five (75) days after the end of each Fiscal Quarter during the Term, Payor shall provide Fortress with a report for the Fiscal Quarter (or portion thereof for any partial Fiscal Quarter at the beginning or end of the Royalty Term) setting forth the Net Sales of the Product in the applicable Fiscal Quarter (or such portion thereof) on a country-by-country basis, along with Payor’s calculation of the Royalty Payments due to Fortress in respect of such Fiscal Quarter (or such portion thereof) (the “Periodic Report”). Payor shall keep accurate records in sufficient detail to enable to determination of any payment payable under this Agreement.

(c)
Currency.   All Royalty Payments shall be paid in U.S. Dollars via electronic funds transfer or wire transfer of immediately available funds to such bank account as the other party shall designate in writing prior to the date of such payment. For sales outside of the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in U.S. Dollars will be made at the monthly rate of exchange utilized by Payor in its worldwide accounting system. If, due to prohibitions imposed by national or international authorities, payments cannot be made as provided in this Section 5.2 (Royalty), the Parties shall consult with each other to determine a prompt and acceptable solution.

(d)
Late Payment.   A late fee of one percent (1%) over the Prime Rate (calculated on a per annum basis) will accrue on all unpaid (or, to the extent specified in Section 5.2(e), overpaid) amounts with respect to any Royalty Payment from the date such obligation was due. The imposition and payment of a late fee shall not constitute a waiver of Fortress’s rights with respect to such payment default.

(e)
Audit Right.   During the term of this Agreement and for a period of two (2) years thereafter, Fortress shall have the right, upon prior written notice to Payor, not more than once in any Fiscal Year, to audit the books and records of Payor, for the purpose of confirming Payor’s compliance with the provisions of this Agreement, through an independent certified public accounting firm of nationally recognized standing selected by Fortress and acceptable to Parent (the “Accountant”). The Accountant shall execute a confidentiality agreement, in a form reasonably acceptable to Parent, with respect to all information provided by, and all Confidential Information of, Payor. Payor shall grant the Accountant access during normal business hours to the books and records of Payor concerning the Product as may be reasonably necessary for the sole purpose of verifying the accuracy of the reports required to be furnished by Payor pursuant to Sections 5.2(b); provided, however, that verification shall not include records for more than the preceding three (3) years. The records and results of the auditors shall be deemed Confidential Information of Payor and Fortress. A copy of the Accountant’s report (and any drafts thereof that are delivered to Fortress) shall be delivered to Parent simultaneously with its delivery to Fortress. Subject to the immediately following paragraphs, (i) if the Accountant’s report correctly shows, in the aggregate, an underpayment of Royalty Payments by Payor that exceeds Ten Thousand U.S. dollars ($10,000), Payor shall remit to Fortress within thirty (30) days after Parent’s receipt of such report: (x) the amount of the underpayment; (y) interest on the underpayment that shall be calculated pursuant to Section 5.2(d); and (z) if the underpayment exceeds the greater of five percent (5%) of the total Royalty Payment owed for the Fiscal Year then being reviewed and Fifty Thousand U.S. dollars ($50,000), the reasonable fees and expenses of the Accountant performing the audit; and (ii) if the Accountant’s report correctly shows, in the aggregate, an overpayment of Royalty Payments by Payor that exceeds Ten Thousand U.S. dollars ($10,000), Payor shall be entitled to deduct the amount of such overpayment from any subsequent Royalty Payment(s), together with interest on the overpayment that shall be calculated pursuant to Section 5.2(d). Subject to clause (ii) of the preceding sentence, Fortress’s accountant fees and expenses will be borne by Fortress. Notwithstanding anything in this Agreement to the contrary, Payor shall keep, or cause to be kept, records of the sales of the Products under this Agreement for a period of three (3) years after the expiration of each Fiscal Year. Upon request by Fortress, Payor shall supply Fortress with those records, which may be submitted to an applicable Tax authority, and shall give Fortress any commercially reasonable assistance in relation thereto.

(f)
Review of Accountant’s Report.   Notwithstanding the foregoing, Parent shall have fifteen (15) days to review the Accountant’s final report from the date of its receipt thereof (the “Review Period”). If Parent objects to any aspect of the Accountant’s report, Parent shall deliver a written notice of such objection in reasonable detail and containing the Parent’s calculations (the “Objection Notice”) to Fortress prior to the expiration of the Review Period. If Parent delivers an Objection Notice to Fortress prior to the expiration of the Review Period, Parent and Fortress shall, for a period of fifteen (15) days thereafter (the “Resolution Period”), attempt in good faith to resolve the matters contained therein, and any written resolution, signed by each of Parent and Fortress, as to any such matters shall be final, binding, conclusive, and non-appealable for all purposes hereunder. In the event Parent does not deliver an Objection Notice prior to the expiration of the Review Period, Parent shall be deemed to have agreed to the Accountant’s report in its entirety, which Accountant’s report thereof shall be final, binding, conclusive, and non-appealable for all purposes hereunder.

(g)
Limited Dispute Resolution.   If, at the conclusion of the Resolution Period, Parent and Fortress have not reached an agreement with respect to all disputed matters contained in the Objection Notice, then within ten (10) days thereafter, at Parent’s cost and expense, Parent and Fortress shall submit for resolution those matters remaining in dispute through an independent, even as to the Accountant, certified public accounting firm of nationally recognized standing selected by Parent and acceptable to Fortress (the “Second Accountant”), together with Parent’s and Fortress’s most recent written calculation of the aggregate disputed Royalty Payment(s) referenced in the Objection Notice (each, a “Proposed Calculation”) (and any supporting calculation) delivered pursuant to Section 5.2(f) (and, if Fortress shall have failed to delivered a Proposed Calculation during the Resolution Period, the amount of the corresponding Royalty Payment(s) set forth in the Accountant’s final report shall be deemed to be Fortress’s Proposed Calculation). The Second Accountant shall render a determination of which Party’s Proposed Calculation is closest to the Second Accountant’s own determination of the correct amount of the applicable Royalty Payment(s), and such Party’s Proposed Calculation shall be deemed final and binding for purposes of this Agreement, and any overpayment or underpayment shall be paid or deducted, as the case may be, as set forth in Section 5.2(e), subject to the limitations set forth therein. In addition, if the Second Accountant determines that Parent’s Proposed Calculation is the closest to the Second Accountant’s own determination, then Payor shall be entitled to deduct from any future Royalty Payments the amounts of the Second Accountant’s fees and expenses incurred by Parent solely in connection with this Section 5.2(g).

5.3   Change of Control and Divestitures.   In the event of (a) a Change of Control of Payor, or (b) a sale, assignment, exclusive license, transfer, lease, conveyance or other disposition by Payor to a Third Party that is not affiliated with Payor of all or any part of the Product (such assets, the “Transferred Assets”, such Change of Control or other transaction, a “Divestiture” and the party receiving such Transferred Assets or the acquiror(s) in such Change of Control or other Divestiture, the “Transferee”), Payor shall (i) provide Fortress at least 14 days prior written notice of each and every proposed Divestiture, or, in the event Payor is prohibited from providing such notice under applicable and customary confidentiality obligations, provide such notice as promptly as practicable simultaneously with or following such Divestiture, and (ii) prior to or contemporaneously with the consummation of each and every Divestiture, cause each applicable Transferee to acknowledge and expressly agree in writing with Fortress (in forms substantially similar to this Agreement) to assume the same obligations that Payor, its Affiliates and its permitted successors and assigns have under this Agreement, including (without limitation) those obligations with respect to the payment of the Royalty Payments pursuant to Section 5.2, and such obligations under this Agreement shall apply, mutatis mutandis, to such Transferee. For the avoidance of doubt, Payor shall remain liable to Fortress for the Royalty Payments and its other obligations under this Agreement in the event of any Divestiture, including any transaction in which Payor sells, assigns, exclusively licenses, transfers, leases, conveys or otherwise disposes any Transferred Assets to an Affiliate of Payor.
5.4   Disclosures.   Neither Party shall, and each Party hereto shall cause its respective Representatives, Affiliates and Affiliates’ Representatives not to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Agreement, or the subject matter hereof, without the prior written consent of the other Party hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable Law or stock exchange rule (in which case the party hereto required to make the press release or other public announcement or disclosure shall allow the other party hereto reasonable time to comment on, and, if applicable, reasonably request the disclosing party to seek to the extent available confidential treatment in respect of portions of, such press release or other public announcement or disclosure in advance of such issuance) or made in accordance with Section 5.7 of the Merger Agreement.
5.5   Further Assurances.   Following the Closing, Payor and Fortress agree to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to give effect to the transactions contemplated by this Agreement.
5.6   Certain Tax Matters.
(a)
As of the date hereof, Fortress has delivered to Payor a properly executed IRS Form W-9 and, upon any assignment of this Agreement by Fortress, each assignee shall deliver to Payor a properly executed IRS Form W-9 or applicable IRS Form W-8. Notwithstanding the foregoing, any deductions or withholding for taxes that Payor is required by applicable Law to deduct or withhold on remittance of payments to Fortress shall be paid forthwith to the appropriate taxing authority. To the extent that Fortress determines that it is not permitted under applicable Law to credit any portion of such deduction or withholding in full against its tax liability for the tax year in which such deduction or withholding applies or any prior tax year or the subsequent tax year (including, for the avoidance of doubt, in the case of deductions or withholdings under the Law of any non-U.S. jurisdiction, a credit against U.S. federal income tax), then (i) to the extent such inability to credit such portion of such deduction or withholding arises by reason of a taxable income or tax liability limitation (the “Income Limited Portion”), any sums payable by Payor to Fortress pursuant to the terms of this Agreement shall be increased by an amount equal to fifty percent (50%) of such Income Limited Portion, and (ii) to the extent such inability to credit such portion of such deduction or withholding arises for any other reason (the “Non-Income Limited Portion”), any sums payable by Payor to Fortress pursuant to the terms of this Agreement shall be increased by an amount equal to such Non-Income Limited Portion, so that after any required withholding or the making of all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 5.6(a)), and after giving effect to the foregoing clauses (i) and (ii), Fortress receives an amount equal to (x) the sum which would have been received by Fortress had no such deduction or withholding been made minus (y) an amount equal to fifty percent (50%) of the Income Limited Portion; provided, however, that to the extent that Payor disagrees with any such determination by Fortress (including the reason for any inability to credit a portion of any such deduction or withholding), the Accountant shall make the final determination, which final determination shall be binding upon the Parties. The Parties agree that, as of the date hereof, based on current U.S. federal income tax Law, no amounts will be required to be deducted and withheld from the amounts payable pursuant to this Agreement. Notwithstanding the foregoing, the Parties agree that if a change in U.S. federal income tax Law requires Payor to deduct or withhold on remittance of payments to Fortress hereunder, Payor shall have no obligation to increase the sums payable to Fortress pursuant to the terms of this Agreement for such amounts. As promptly as possible after the date that Payor delivers any applicable withholding taxes to the appropriate taxing authority, Payor shall provide Fortress with certified copies of tax receipts evidencing such payment or other evidence of such payments reasonably satisfactory to Fortress. Notwithstanding the foregoing, Payor’s obligations under this Section 5.6(a) shall not apply to any assignee of Fortress that is not a U.S. person under applicable tax Law.

(b)
Payor is responsible for all taxes, duties, import duties, assessments and other governmental charges, however designated, which are now or hereafter imposed by any Governmental Authority on Payor: (a) by reason of the performance by Fortress of its obligations under this Agreement, or the payment of any amounts by Payor to Fortress under this Agreement; or otherwise (b) based on the rights granted in this Agreement. The Parties agree that all amounts payable under Section 5.2 (Royalty) are exclusive of all applicable federal, national, state and local sales and use taxes, value added taxes, goods and services taxes, excise taxes or similar taxes arising under any applicable Law (such taxes, “Indirect Taxes”), which shall be the sole responsibility of Payor. The Parties shall reasonably cooperate in accordance with applicable Law to minimize any Indirect Taxes incurred in connection with the transactions contemplated by this Agreement.

6.   CONFIDENTIALITY
6.1   Confidentiality.   Except as provided in this Article 6 (Confidentiality) or otherwise agreed in writing by the Parties, the Parties hereto agree that, during the term of this Agreement and for two (2) years thereafter, each Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any information furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to this Agreement (such information, “Confidential Information” of the Disclosing Party), except for that portion of such information that:
(a)
was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b)
was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement or any other agreement;

(d)
is independently developed by the Receiving Party or any of its Affiliates, as evidenced by written records, without the use of or reference of the Confidential Information; or

(e)
is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party without obligations of confidentiality with respect thereto.

6.2   Authorized Disclosure.   Either Party may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations: (a) prosecuting or defending litigation; (b) complying with applicable laws and regulations, including regulations promulgated by securities exchanges; (c) complying with a valid order of a court of competent jurisdiction or other Governmental Authority; (d) for regulatory, tax or customs purposes; (e) for audit purposes, provided that each recipient of Confidential Information must be bound by customary and reasonable obligations of confidentiality and non-use prior to any such disclosure; (f) disclosure to its Affiliates and Representatives on a need-to-know basis, provided that each such recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use at least as stringent as those imposed upon the parties hereunder prior to any such disclosure; (g) upon the prior written consent of the Disclosing Party and, if Checkpoint is the Disclosing Party, the prior written consent of Parent; or (h) as is necessary in connection with a permitted assignment pursuant to Section 8.8 (Assignment). Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 6.2(a)-(d), it shall, except where impracticable, give reasonable advance notice to the Disclosing Party and, if Checkpoint is the Disclosing Party, to Parent, of such disclosure and use reasonable efforts to secure confidential treatment of such information. Each Party will be permitted to retain (but not use) one file copy of all Confidential Information on a confidential basis to evidence the scope of and to enforce the Party’s obligation of confidentiality and all back up electronic media maintained in the ordinary course of business for archival purposes; provided, however, that, notwithstanding anything to the contrary herein, the confidentiality obligations herein continue for as long as a Party retains any such confidential information.
6.3   Confidential Information Exchanged Prior to the Effective Date.   All confidential information exchanged between the Parties and their respective Affiliates prior to the effective date of this Agreement (including all confidential information exchanged under the Mutual Confidentiality Agreement between Checkpoint and Sun Pharmaceutical Industries Ltd., dated May 7, 2024 (“Confidentiality Agreement”)), will be deemed Confidential Information of the disclosing party as if disclosed hereunder and will be subject to the terms of this Agreement.
7.   TERMINATION; SURVIVAL
7.1   Term; Effectiveness as to Parent.   The term of this Agreement will commence on the date hereof and continue until the earliest to occur of (i) the mutual written agreement of the Parties to terminate this Agreement, (ii) any termination of the Merger Agreement prior to the Effective Time and (iii) the expiration of the Royalty Term. Notwithstanding anything herein to the contrary, Parent shall have no obligation under this Agreement unless and until the Effective Time occurs.
7.2   Survival.   Notwithstanding anything to the contrary in this Article 7 (Termination; Survival), the following provisions shall survive expiration or termination of this Agreement: Article 1 (Definitions), Article 6 (Confidentiality), this Section 7.2 (Survival), and Article 8 (Miscellaneous). Expiration or termination of the Agreement shall not relieve any Party of liability in respect of obligations that accrued under this Agreement, including in respect of any breaches of this Agreement by any Party, on or prior to the effective date of such termination.
8.   MISCELLANEOUS
8.1   Entire Agreement; Amendments.   This Agreement, together with the Confidentiality Agreement, and the other Transaction Documents, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understanding between the Parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof; provided, however, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement and the other Transaction Documents. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement. This Agreement may be amended, modified and supplemented in any and all respects with respect to any of the terms of this Agreement. Any such amendment, modification or supplement shall be effective only if it is expressly set forth in a written instrument duly executed and delivered by each of the Parties.
8.2   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):
If to Checkpoint (prior to the Effective Time):
Checkpoint Therapeutics, Inc.
Attn:   James F. Oliviero
President and Chief Executive Officer
Email:
[*]

If to Parent, Checkpoint (after the Effective Time) or Payor:
c/o Sun Pharmaceutical Industries, Inc.
2 Independence Way
Princeton, New Jersey 08540
Email:
[*]

Attention:
Erik Zwicker

If to Fortress:
Fortress Biotech, Inc.
1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL 33154
Email:
[*]

Attention:
Lindsay A. Rosenwald, M.D.

with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
Harbor East
650 S. Exeter Street, Suite 1100
Baltimore, Maryland 21202-4576
Email:
[*]

Attention:
Howard S. Schwartz, Esq.

8.3   Severability.   If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Laws. For the avoidance of doubt, the termination of this Agreement shall not give rise to a right to terminate, or otherwise affect the Parties’ rights and obligations under, any other Transaction Document. Notwithstanding anything to the contrary in this Agreement, each Party agrees that it shall have no right hereunder or pursuant to applicable Law to offset any amounts due or owing (or to become due or owing) to the other Party under this Agreement against any amounts due or owing by such other Party or any of its Affiliates under any other Transaction Document.
8.4   No Waiver.   At any time, each Party and Fortress may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, or (b) extend the time for the performance of any of the obligations or acts of the other Party. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy of such Party under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
8.5   Governing Law; Dispute Resolution.
(a)
Governing Law.   Resolution of all disputes, controversies or claims arising out of, relating to or in connection with this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the state of New York, without regard to conflicts of law rules.

(b)
Enforcement.   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state and federal courts located in New York County, New York, this being in addition to any other remedy to which such Party is entitled. Each Party hereby further waives (a) any defense in any proceeding for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or bond as a prerequisite to obtaining equitable relief.

(c)
Jurisdiction and Venue; Wavier of Jury Trial.   Without limiting this Section 8.5, each Party irrevocably submits to the exclusive jurisdiction of the State of New York, and the state and federal courts located in New York County, New York, for the purposes of any action arising out of this Agreement or any transaction contemplated hereby. Each Party agrees to commence any such action in either the state or federal courts located in New York County, New York. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in this Agreement be effective service of process for any action in the State of New York with respect to any matters to which it has submitted to jurisdiction. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH OF THE PARTIES HERETO HEREBY: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5(c) (Waiver of Jury Trial).

8.6   Cumulative Remedies.   The rights and remedies provided in this Agreement are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth in this Agreement.
8.7   No Benefit to Third Parties.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Parties specifically disavow any desire or intention to create any third-party beneficiary hereunder, and specifically declare that no Person, except for the Parties and their successors, shall have any right hereunder nor any right of enforcement hereof.
8.8   Assignment. Parent may not assign this Agreement, in whole or in part, or any of its rights or obligations hereunder without Fortress’s prior written consent, provided, however, that Parent may assign this Agreement in whole or in part without Fortress’s prior written consent in connection with a Divestiture subject to Section 5.3. Fortress may assign this Agreement, in whole or in part, without the prior written consent of Parent, including, without limitation in a Change of Control of Fortress. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 8.8 (Assignment) shall be null and void.
8.9   Construction of this Agreement.   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. For purposes of this Agreement, where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires. Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, the Parties agree that any rule of construction to the effect that ambiguities or questions of intent or interpretation are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authority of any of the provisions of this Agreement. As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof,”

“herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “or” is not exclusive and shall mean “and/or.” As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.” Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. References to any specific Legal Requirement or to any provision of any Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Legal Requirement will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto) as of such date. References to “$” or “dollars” refer to United States dollars unless otherwise noted. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
8.10   Relationship of the Parties.   Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture or legal entity of any type between the Parties, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind or commit the other.
8.11   Expenses.   Except as otherwise specified in this Agreement, each Party hereto shall pay its own legal, accounting, due diligence, out-of-pocket and other expenses incident to this Agreement and to any action taken by such Party in preparation for carrying this Agreement into effect.
8.12   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document. Any signature page delivered via any means of electronic communication shall be binding to the same extent as an original signature page.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their proper officers as of the Effective Date.
FORTRESS BIOTECH, INC.
By:
/s/ Lindsay A. Rosenwald

Name:
Lindsay A. Rosenwald, M.D.

Title:
Executive Chairman, Chief Executive Officer and President

CHECKPOINT THERAPEUTICS, INC.
By:
/s/ James F. Oliviero

Name:
James F. Oliviero

Title:
President and Chief Executive Officer

SUN PHARMACEUTICAL INDUSTRIES, INC.
By:
/s/ Abhay Gandhi

Name:
Abhay Gandhi

Title:
Chief Executive Officer & President

[Signature page to Royalty Agreement]

ANNEX F
SUPPORT AGREEMENT
This Support Agreement (this “Agreement”) is made and entered into as of March 9, 2025, by and among Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), Fortress Biotech, Inc., a Delaware corporation (the “Stockholder”), and Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”).
Recitals
A.   Concurrently with the execution and delivery of this Agreement, Parent, Snoopy Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger.
B.   As of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which meaning will apply for all purposes of this Agreement, except that all options, warrants, and other convertible securities shall be included even if not exercisable within sixty days of the date of determination) of the number of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and/or common stock, par value $0.0001 per share, of the Company (excluding the Class A Common Stock) (the “Common Stock” and, together with Class A Common Stock, the “Company Common Stock”) as set forth next to its name on Schedule A hereto, being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”, and the Owned Shares together with the Stockholder’s Additional Shares, the “Covered Shares”).
C.   The Special Committee of the Company Board has unanimously (i) determined that the entry into the Merger Agreement, this Agreement and the other Transaction Documents to which the Company is party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and the Unaffiliated Company Stockholders, (ii) recommended to the Company Board that it approve the Merger Agreement, this Agreement and such other Transaction Documents and the consummation of the Transactions, including the Merger, and (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Unaffiliated Company Stockholders adopt the Merger Agreement and approve the Merger and the other Transactions.
D.   The Company Board has, acting upon the recommendation of the Special Committee, (i) determined that the entry into the Merger Agreement, this Agreement and the other Transaction Documents to which the Company is party, and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and the Company Stockholders, (ii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement, this Agreement and such other Transaction Documents and the consummation of the Transactions, including the Merger, and (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company Stockholders adopt the Merger Agreement and approve the Merger and the other Transactions.
E.   As an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to the Covered Shares.
NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:
Section 1   Definitions.   Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
“Additional Shares” means, with respect to the Stockholder, any additional shares of Company Common Stock of which the Stockholder may acquire record and/or beneficial ownership after the date hereof

(including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).
“Expiration Time” means the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof, or (c) upon the Company Board effecting a Company Adverse Change Recommendation pursuant to, and in accordance with, Section 5.1(b) of the Merger Agreement.
“FDA” means the U.S. Food and Drug Administration.
“Intellectual Property” means and includes all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, data (including medical, clinical, regulatory, chemistry manufacturing and controls (CMC), research and development, and quality data), laboratory notebooks (including any laboratory data referenced therein), regulatory and non-regulatory research and development reports, regulatory filings (including drafts, supporting materials, information on facilities, processes, and materials used in manufacturing, processing, packaging, storing, and distribution), databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (c) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, cells, protocols, specifications, techniques and other forms of technology; (d) patents and industrial property rights; (e) other proprietary rights in intellectual property of every kind and nature; and (f) all registrations, renewals, extensions, statutory invention registrations, provisionals, non-provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.
“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, voting agreement, voting trust, transfer restriction, community property interest or other restriction.
“Permitted Lien” means (a) any Lien arising under this Agreement, the Merger Agreement or the Certificate of Incorporation or bylaws of the Company, (b) any applicable restrictions on transfer under the Securities Act of 1933, and (c) Liens existing as of the date hereof on Covered Shares in favor of lenders in the ordinary course of business.
“Product” means any (a) drug substance, drug product, biological product, fixed-dose combination, or combination product that contains or comprises cosibelimab, whether formulated or sold alone or in combination with any other active ingredient, that (b) is approved by the FDA and/or any other Regulatory Authority for any use or indication, including (x) pursuant to Biologics License Application 761297, and/or (y) any other current or future application or submission to FDA and/or any other Regulatory Authority providing for approval of such product or any changes related thereto, including but not limited to major, moderate, or minor changes in the product, production process, quality controls, equipment, facilities, responsible personnel, or labeling as specified in 21 CFR §601.12 and related guidance.
“Transfer” means (a) any direct or indirect offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of Legal Requirement or otherwise), or entry into any option or other Contract, swap, arrangement, agreement or understanding with respect to any offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of Legal Requirement or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered

Shares (in each case other than this Agreement), (b) other than a conversion into the right to receive the Merger Consideration pursuant to the Merger Agreement, the conversion of any Covered Shares, including pursuant to the Certificate of Incorporation, (c) the deposit of any Covered Shares into a voting trust, the entry into a voting agreement, arrangement, understanding or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, (d) the creation of any Lien, or the entry into any Contract, swap, arrangement, agreement or understanding creating any Lien, with respect to any Covered Shares (other than Permitted Liens), (e) the entry into any derivative or hedging arrangement with respect to any Covered Shares or any interest therein, or (f) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c), (d) or (e) above; provided that the continued existence of Liens on Covered Shares that are in existence on the date hereof in favor of lenders in the ordinary course of business shall not be considered a Transfer hereunder.
Section 2   Agreement to Not Transfer the Covered Shares.   Until the Expiration Time, the Stockholder agrees not to and to cause each of its Affiliates not to Transfer or cause or permit the Transfer of any Covered Shares (except as provided in this Section 2), other than with the prior written consent of Parent. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void ab initio and of no effect whatsoever. If any involuntary Transfer of any of the Covered Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company to notify, and the Company shall notify, the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares). The Stockholder further acknowledges and agrees that, with respect to any Covered Shares owned beneficially or of record by it that are uncertificated, this Agreement shall constitute notice to the Stockholder of any legend that would be set forth on any certificate representing such Covered Shares if such Covered Shares were represented by a certificate. The Stockholder agrees that it shall not, and shall cause its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Merger Agreement (it being understood that any agreements or arrangements with Parent or its Affiliates shall not result in a breach of this sentence).
Section 3   Agreement to Vote the Covered Shares.
3.1   Voting.   Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment, recess or postponement thereof), and in connection with any request for an action by consent of the Company’s stockholders in lieu of a meeting, the Stockholder shall vote (including via proxy) or execute and deliver a consent with respect to, all of the Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy) or execute and deliver a consent with respect to all of the Covered Shares):
(a)   in favor of the adoption of the Merger Agreement and the approval of the Merger and the other Transactions;
(b)   in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the procurement of the Company Required Vote on the date on which such meeting is held; and
(c)   against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition set forth in Article VI of the Merger Agreement not being satisfied prior to the termination of the Merger Agreement or a breach of any covenant, representation or warranty, or any other obligation or agreement of the Stockholder under this Agreement, (ii) any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal, including, in each case, any Superior Proposal, without regard to the terms thereof, (iii) any action, proposal, transaction or agreement that would change in any manner the voting rights of any shares of the Company (including any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, division, statutory conversion, statutory transfer, domestication or continuance or similar transaction, any amendment, modification, supplement and/or restatement of the Certificate of Incorporation or bylaws or other organizational or governing documents of, or any sale, lease, sublease, exchange, license, sub-license, or other disposition of all or a material portion of the assets of, the Company), and (iv) any other proposal, action or agreement that would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the other Transactions.
3.2   Appearance.   Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment, recess or postponement thereof), the Stockholder shall appear in person at such meeting or shall cause its Covered Shares to be represented by proxy and shall otherwise cause all of the Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that the Stockholder owns beneficially but not of record, the Stockholder shall cause the holder(s) of record of such shares as of any applicable record date for determining such stockholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum).
3.3   Prohibitions.   Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Body of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to Section 3.1 or Section 3.2, then the obligations of the Stockholder set forth in Section 3.1 or Section 3.2 shall be of no force and effect for so long as such order is in effect and solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action; provided, in each case, that the Stockholder shall have used its reasonable best efforts to prevent and avoid the entry of such order; and provided, further, that the Stockholder shall have used its commercially reasonable efforts to contest, eliminate or dissolve such order as promptly as practicable.
Section 4   Waiver of Appraisal Rights and Certain Other Actions.   The Stockholder hereby irrevocably waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of the Covered Shares owned (beneficially or of record) by the Stockholder. In addition, the Stockholder hereby agrees not to commence or participate in (x) any class action with respect to the Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, or (y) any legal action, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, in each case: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under applicable Legal Requirements, alleging a breach of any duty of the Company Board, the Special Committee, Parent or Merger Sub in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, or alleging the aiding and abetting of any such breach; provided that nothing in this Section 4 shall prohibit or restrict the Stockholder from participating in any legal action or other proceeding to enforce the terms of the Merger Agreement or this Agreement against Parent or Merger Sub to the extent the Special Committee requests the Stockholder to participate in such legal action or proceeding.
Section 5   Fiduciary Duties.   The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of the Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (solely to the extent in any such director’s capacity as such), from complying with his or her fiduciary obligations solely to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.

Section 6   Representations and Warranties of the Stockholder.   The Stockholder hereby represents, warrants and covenants to Parent that:
6.1   Due Authority.   The Stockholder has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder and no other corporate proceedings on the part of the Stockholder are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by the Company and Parent, is enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
6.2   Ownership of the Covered Shares.   Except as set forth on Schedule A, (a) the Stockholder is, as of the date hereof, the beneficial or record owner of the Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, (b) the Stockholder has sole voting power over all of the Covered Shares and no person (other than the Stockholder and any person under common control with the Stockholder) has a right to acquire any of the Covered Shares, and (c) none of the Covered Shares are certificated. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Company Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Common Stock or other voting shares of the Company) other than the Owned Shares, except as set forth on Schedule A.
6.3   No Conflict; Consents.   The execution and delivery of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby, will not: (i) conflict with or cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of the Stockholder; (ii) assuming compliance with the applicable provisions of the HSR Act, conflict with or cause a violation by the Stockholder of any Legal Requirements or order applicable to the Stockholder, or to which it is subject; or (iii) conflict with, result in a breach of, or constitute a default on the part of the Stockholder under any Contract, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches or defaults as would not reasonably be expected to, individually or in the aggregate, delay or impair in any respect the ability of the Stockholder to perform its obligations under this Agreement. Except as may be required by Regulation 13D-G under the Exchange Act, the HSR Act, neither the Stockholder nor any of its Affiliates (other than the Company), is required to give notice to, make any filing with, or obtain any Consent from, any Governmental Body at or prior to the Closing in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby.
6.4   Absence of Litigation.   As of the date hereof, (i) there is no Legal Proceeding pending and served or, to the knowledge of the Stockholder, pending and not served or overtly threatened against the Stockholder, and (ii) the Stockholder is not subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except, in each case, as would not reasonably be expected to, individually or in the aggregate, delay or impair in any respect the ability of the Stockholder to perform its obligations under this Agreement.
6.5   Brokers.   No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.
6.6   Certain Matters.   The Stockholder represents and warrants to Parent that: (a) it has previously contributed, transferred or assigned to the Company all of the Stockholder’s right, title and interest (if any) in and to the Product (including all Intellectual Property related thereto), and, to the extent the Stockholder, Parent or the Company determines following the Closing that any such rights, properties or assets were not so contributed, transferred or assigned, the Stockholder shall transfer to the Company, without consideration, the Stockholder’s right, title and interest therein and thereto; (b) neither the operation of the Company’s business as currently conducted nor the commercialization of the Product (i) infringes any valid and enforceable Intellectual Property owned by or exclusively licensed to the Stockholder or, to the Stockholder’s knowledge, any Intellectual Property owned by or exclusively licensed to any of the Stockholder’s Affiliates, or (ii) misappropriates or otherwise violates any other Intellectual Property owned by or exclusively licensed to the Stockholder or, to the Stockholder’s knowledge, any Intellectual Property owned by or exclusively licensed to any of the Stockholder’s Affiliates; (c) to the Stockholder’s knowledge, there is no contract, agreement, or arrangement between Adimab, LLC, a Delaware limited liability company (“Adimab”), or its Affiliates, on the one hand, and the Stockholder or any of its Affiliates (other than the Company), on the other hand, except that certain First Amended and Restated Collaboration Agreement, dated as of January 22, 2019, by and between Adimab and the Stockholder, the subject matter of which is independent of the Company and the Product, and to which the Company is not a party, subject or otherwise bound.
Section 7   Representations and Warranties of Parent.   Parent hereby represents and warrants to the Stockholder that:
7.1   Due Authority.   Parent has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Parent and its board of directors, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company and the Stockholder, is enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
7.2   No Conflict; Consents.   Assuming compliance with the applicable provisions of the Exchange Act, the DGCL, the HSR Act, the execution and delivery of this Agreement by Parent, any other Transaction Document to which Parent is party, and the consummation of the Transactions, will not: (a) conflict with or cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of Parent; (b) conflict with or cause a violation by Parent of any Legal Requirements or order applicable to Parent, or to which it is subject; or (c) conflict with, result in a breach of, or constitute a default on the part of Parent under any Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to, individually or in the aggregate, delay or impair in any respect the ability of Parent to perform its obligations under this Agreement. Except as may be required by the Exchange Act, Takeover Laws, the DGCL or the HSR Act, neither Parent nor any of its Affiliates is required to give notice to, make any filing with, or obtain any Consent from, any Governmental Body at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the Merger or the other Transactions, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to, individually or in the aggregate, delay or impair in any respect the ability of Parent to perform its obligations under this Agreement.
7.3   Absence of Litigation.   There is no Legal Proceeding pending and served or, to the actual knowledge of Parent’s executive officers, pending and not served or overtly threatened against Parent, and Parent is not subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except, in each case, as would not and would not reasonably be expected to, individually or in the aggregate, delay or impair in any respect the ability of Parent to perform its obligations under this Agreement.
Section 8   No Solicitation; No Conflicting Agreements.
8.1   No Solicitation.   Subject in all cases to Section 5, the Stockholder agrees that it will not take, and will cause its Affiliates not to take, any action that the Company or its Representatives are prohibited from taking pursuant to Section 4.3 of the Merger Agreement. Without limiting the foregoing, the Stockholder shall have the right to (and permit its Affiliates and Representatives to) participate in discussions and negotiations with third parties in respect to Acquisition Proposals if the Company is permitted to engage in such discussions or negotiations in accordance with Section 4.3 or Section 5.1 of the Merger Agreement; provided, however, that if the transaction contemplated by such Acquisition Proposal is one in which the Stockholder may be viewed as conflicted, Stockholder agrees that it shall not, prior to the termination of the Merger Agreement, engage in any discussions with respect to, vote for, consent to or otherwise support any Acquisition Proposal (including any Superior Proposal), unless such transaction is conditioned on, in addition to any other vote required, (i) the approval and recommendation to the Company Board by the Special Committee and (ii) a non-waivable approval of a majority of the disinterested stockholders of the Company entitled to vote thereon.
8.2   No Conflicting Agreements.   The Stockholder covenants and agrees that, except for this Agreement, until the Expiration Time, the Stockholder shall not, and shall not permit any Person under the Stockholder’s control, to (x) enter into, any voting agreement or voting trust with respect to any Covered Shares, or (y) except as expressly set forth herein, grant a proxy, consent or power of attorney with respect to any Covered Shares.
Section 9   Regulatory Filings.   Subject to the terms and conditions set forth in the Merger Agreement, the Stockholder shall (and shall cause its respective controlled Affiliates to) (i) as promptly as reasonably practicable, but in no event later than 30 Business Days after the date hereof unless otherwise agreed in writing by the parties to the Merger Agreement, make an appropriate filing of the Notification and Report Form as required by the HSR Act with respect to the Transactions and request early termination of the waiting period under the HSR Act; and (ii) use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to satisfy the conditions to the Closing and consummate and make effective the Transactions as soon as reasonably practicable, and in any event prior to the Termination Date, including (a) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals, and expirations or terminations of waiting periods from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Body, (b) the obtaining of all other necessary consents, authorizations, approvals or waivers from third parties, and (c) the execution and delivery of any additional instruments necessary or reasonably advisable to consummate the Transactions. Nothing in this Agreement, including this Section 9, obligates the Stockholder, or any of its Subsidiaries or Affiliates, to (a) sell, divest, license, or otherwise dispose of any assets, operations, businesses, or ownership interests (other than the Covered Shares), (b) enter into any commitment or agreement affecting the operations or businesses of itself, its Subsidiaries or Affiliates (other than with respect to the disposition of the Covered Shares in the Merger), or (c) offer or agree to do any of the foregoing. Parent shall pay all filing fees associated with any filings under the HSR Act or any other filings contemplated by this Section 9 relating to the transactions contemplated hereby.
Section 10   Proxy Statement; SEC Filings and Schedule 13D.   The Stockholder will provide information reasonably requested by the Company in connection with the preparation of any SEC filing (including the Proxy Statement), including any amendment or supplement thereto (the “SEC Filings”). The information supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement or any other SEC Filing will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution of this Agreement, Parent and the Stockholder shall cooperate to prepare and file with the SEC one or more disclosure statements on Schedule 13D or amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13Ds”) relating to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby. Parent shall (i) provide the Stockholder and the Stockholder’s counsel a reasonable opportunity to review drafts of the SEC Filings prior to filing the SEC Filings with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholder, its outside counsel and other Representatives. Parent and the Stockholder shall (A) provide each other and their respective counsel a reasonable opportunity to review drafts of the Schedule 13Ds prior to filing the Schedule 13Ds with the SEC and (B) consider in good faith all comments thereto reasonably proposed by the other party, their outside counsel and their other

Representatives, it being understood that failure to provide such prior review or to incorporate any comments shall not in any way limit or preclude Parent or the Stockholder, as applicable, from amending any such Schedule 13D. The Stockholder will reasonably assist and cooperate with Parent in the preparation, filing and distribution of the Proxy Statement and any other SEC Filings and the resolution of any comments thereto received from the SEC.
Section 11   Additional Covenants.
11.1   Non-Competition; Non-Solicitation.   As an inducement to Parent to enter into this Agreement and the Merger Agreement, the Stockholder hereby agrees that it shall not and shall cause its controlled Affiliates to not do any one or more of the following, directly or indirectly:
(a)   during the period commencing on the date hereof and expiring on the third anniversary of the Closing Date, engage or participate as an owner, partner, member, shareholder, employee, independent contractor, consultant of or to any business relating to the making, using, selling, offering to sell, inventing, researching, developing, licensing, assigning, acquiring an intellectual property right to (including patents and trade secrets) or commercializing (x) an antibody or other polypeptide that is developed, as reflected in the applicable research or clinical program, for the purpose of binding or functionally inhibiting the cell surface receptor PD-1 and/or the programmed death-ligand 1 (PD-L1) in the field of skin cancer, including cutaneous squamous cell carcinoma, or (y) any other product that is developed, as reflected in the applicable research or clinical program, for the purpose of preventing or treating of metastatic cutaneous squamous cell carcinoma or locally advanced cutaneous squamous cell carcinoma (in the case each of clause (x) and (y), a “Competitive Business”);
(b)   from the date hereof through the first anniversary of the Effective Time, solicit, hire or attempt to solicit or hire, any Person who is, or has been at any time subsequent to the date hereof, an officer, employee, agent, licensor or licensee, or any material supplier, contractor or other business partner of the Company, to cease doing business with, or to materially and adversely alter or limit its business relationship with the Company; provided, however, that the foregoing shall not be violated by (i) general advertising or search firm engagement not targeted at the foregoing Persons, (ii) hiring any such individual who responds to any such general advertisement or search firm engagement or (iii) hiring any such individual whose employment or engagement, as applicable, by the Company has been terminated (not involving any violation of this provision) at least (3) months prior to the initial discussions or contact leading to such hiring; or
(c)   make (or cause to be made) to any Person any disparaging or derogatory or otherwise negative or false comments or statements concerning Parent, the Company or any of their respective Affiliates.
The period of time in which a Person is required to act, or refrain from acting, pursuant to this Section 11.1 shall be tolled (shall not run) for so long as such Person is in breach of any of such Person’s obligations hereunder, but solely to the extent determined by any Chosen Court. The Stockholder hereby acknowledges and agrees that the foregoing covenants are commercially reasonable and reasonably necessary to protect Parent, the Company and certain of their respective businesses, including assets and rights acquired in the Merger, from which the Stockholder will derive a material benefit. The Stockholder acknowledges and agrees that the territorial, time and scope limitations in this Section 11.1 are reasonable and properly required for the protection of Parent and, in the event that such limitations (or lack thereof) are deemed to be unreasonable by any Governmental Body, the Stockholder shall enter into an amendment to this Agreement setting forth the maximum corresponding limitations that would not be deemed unreasonable by such Governmental Body. Parent acknowledges and agrees that the provisions of this Section 11.1(a), (b), and (c) do not apply to the Company.
11.2   Confidentiality.
(a)   The Stockholder shall, and shall cause its Affiliates to, during the term of this Agreement and for a period of two (2) years thereafter, keep confidential and not publish or otherwise disclose, and not use for any purpose other than as provided for in this Agreement, any information furnished or made available to it by or on behalf of the Company or otherwise relating to the Product (“Confidential Information”), except for the portion of such information that (a) was, as of the date hereof, generally available to the public or otherwise part of the public domain, (b) becomes generally available to the public or otherwise part of the public domain after the date hereof, other than through any act or omission of the Stockholder or the Company, (c) is independently developed by the Stockholder or any of its Affiliates, as evidenced by written records, without the use of or reference to the Confidential Information or (d) is subsequently disclosed to the Stockholder on a non-confidential basis by any third party not subject to the obligations of confidentiality with respect thereto.
(b)   The Stockholder may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations: (i) prosecuting or defending litigation; (ii) complying with applicable laws and regulations, including regulations promulgated by securities exchanges; (iii) complying with a valid order of a court of competent jurisdiction or other Governmental Body; (iv) for regulatory, tax or customs purposes; (v) for audit purposes, provided that each recipient of Confidential Information must be bound by customary and reasonable obligations of confidentiality and non-use prior to any such disclosure; (vi) disclosure to its Affiliates and Representatives on a need-to-know basis, provided that each such recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use at least as stringent as those imposed upon the parties hereunder prior to any such disclosure; (vii) upon the prior written consent of Parent; or (h) as is necessary in connection with a permitted assignment pursuant to Section 12.13. Notwithstanding the foregoing, in the event the Stockholder is required to make a disclosure of Confidential Information pursuant to clauses (i)  — (iv) of this Section 11.2(b), it shall, except where impracticable, give reasonable advance notice to Parent and the Company of such disclosure and use reasonable efforts to secure confidential treatment of such information. The Stockholder shall be permitted to retain (but not use) one file copy of all Confidential Information on a confidential basis to evidence the scope of and to enforce the Stockholder’s obligation of confidentiality and all back up electronic media maintained in the ordinary course of business for archival purposes; provided, however, that, notwithstanding anything to the contrary herein, the confidentiality obligations herein continue for as long as the Stockholder retains any such Confidential Information.
11.3   Certain Waivers and Acknowledgements.
(a)   The Stockholder hereby irrevocably waives its right to receive from the Company or any of its Affiliates any further payment, dividend or distribution, or issuance or transfer of securities on or after the date hereof (including, for the avoidance of doubt, as a result of the entry into the Warrant Amendment or any deemed exercise of Company Warrants pursuant thereto), in each case pursuant to the Amended and Restated Founders Agreement, dated as of July 11, 2016, between the Stockholder and the Company (as amended, the “Founders Agreement”), the letter agreement, dated as of December 23, 2019, between the Stockholder and the Company (the “2019 Deferral Agreement”), or the letter agreement, dated as of December 31, 2023 (the “2023 Deferral Agreement”), between the Stockholder and the Company; provided that such waivers shall be null and void ab initio if and only if the Merger Agreement is terminated prior to the Effective Time.
(b)   Without limiting the generality of the foregoing, the Stockholder acknowledges and agrees that as of the date hereof, it is not owed any outstanding Annual Equity Fee (as defined in the Founders Agreement).
(c)   For the avoidance of doubt, Parent and the Company acknowledge and agree that simultaneously with the Closing, the Company shall pay and the Parent shall cause to be paid all amounts then due and owing to the Stockholder pursuant to the Management Services Agreement, dated as of March 17, 2015, between the Stockholder and the Company (the “Management Services Agreement”), including, without limitation, all fees thereunder and intercompany payables (e.g., for benefits and similar payables that the Stockholder pays on behalf of the Company), in each case as incurred in the ordinary course of business consistent with past practice to the extent provided in the Management Services Agreement.

11.4   Company Warrants.   The Stockholder shall, and shall cause each of its Affiliates to, not transfer, and to exercise prior to the Effective Time, all Company Warrants held by them as of the date hereof.
11.5   Agreements between the Stockholder and the Company.   The Company and the Stockholder hereby agree that, effective as of immediately prior to, but conditioned upon, the Closing, each of the Founders Agreement, the Management Services Agreement, the 2019 Deferral Agreement, the 2023 Deferral Agreement and all other Contracts between the Stockholder and the Company, other than the Desk Space Agreement, this Support Agreement, the Royalty Agreement, the Transition Services Agreement, and the CVR Agreement (to the extent the Stockholder is deemed a party thereto), and, at the election of the Company, any other such Contract that was not made available to Parent (within the meaning of the Merger Agreement), shall be terminated automatically, and notwithstanding anything therein to the contrary, neither party shall have any further liability or obligations to the other party thereunder. The Company and the Stockholder further agree that, effective as of immediately prior to the Closing, the Company shall have the right to terminate the Desk Space Agreement upon 60 days’ prior written notice, and that upon any termination of the Desk Space Agreement, the Stockholder shall return to the Company its allocated portion of the Security Deposit (as defined therein); provided that, for the avoidance of doubt, no such termination of the Desk Space Agreement shall relive the Company of its obligations to pay its allocated portion of Basic Rent (as defined therein) for the period prior to such termination.
11.6   Transition Services Agreement.   At or prior to the Closing, the Stockholder shall authorize entry, and enter, into the Transition Services Agreement.
11.7   Ordinary Course Services to the Company.   During the Pre-Closing Period, except (i) as required by applicable Legal Requirements, or (ii) with the written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, the Stockholder shall (a) use commercially reasonable efforts to provide continuing support to the Company pursuant to the terms of the Management Services Agreement in the ordinary course of business in all material respects, and (b) not cancel, reduce, terminate or fail to maintain in effect any material insurance policy covering the Company and its properties, assets, liabilities and business and (c) otherwise comply, on behalf of and with respect to the Company, with the obligations described in Section 4.2(b)(iv), Section 4.2(b)(ix), Section 4.2(b)(xiii), Section 4.2(b)(xxii) and (but only with respect to Section 4.2(b)(iv), Section 4(b)(ix), Section 4(b)(xiii) and Section 4.2(b)(xxii)) Section 4.2(b)(xxiv) of the Merger Agreement.
11.8   Cooperation with Respect to Employee Benefit Plans.   The Stockholder shall use commercially reasonable efforts to provide reasonable assistance to Parent, as requested by Parent from time to time, in connection with Parent’s obligations under clause (ii) of Section 5.4(a) of the Merger Agreement (it being understood that in no event will the Stockholder be obligated to continue providing any employee benefits to individuals who are employed by the Company as of immediately prior to the Effective Time and who continue to be employed by the Surviving Corporation following the Effective Time beyond those obligations explicitly set forth in the Transition Services Agreement).
11.9   Covenant Not to Sue.   The Stockholder shall not sue, commence, assert, bring or file in any court or other tribunal, in any jurisdiction, any Legal Proceeding against Parent, Merger Sub, the Company, the Surviving Corporation and their respective Affiliates, and each of their respective successors, assigns, directors, officers, employees, agents, partners, equity holders and representatives (collectively, the “Parent Related Persons”) in connection with any claim, to the extent the assertion of which would necessarily constitute a breach by the Stockholder of its representations and warranties in Section 6.6(b) (determined, for purposes of this Section 11.9, without regard to any expiration of such representations and warranties pursuant to Section 12.17, so long as the Merger has been consummated).
11.10   Subordination to Interim Loans.   The Stockholder agrees that, if the Company and Parent (or any of its Affiliates or designees) enter into any Interim Loans, or any Contract or facility providing for Interim Loans, then all obligations of the Company to pay any amounts or issue any securities to the Stockholder, pursuant to the Founders Agreement, the Management Services Agreement, the Desk Space Agreement or any other Contract between or among the Company and the Stockholder as of the date hereof, shall be subordinate to the Company’s obligation to repay all such Interim Loans on the terms set forth in any subordination agreement (any such agreement, a “Subordination Agreement”) between the Stockholder and the lender providing such Interim Loans (the “Senior Lender”), and that the Stockholder shall immediately deliver to the Senior Lender any amounts or securities it receives from the Company (a “Senior Lender Repayment”) prior to the repayment in full of all Interim Loans in accordance with the terms of any Subordination Agreement (it being understood that, to the extent such amounts are nevertheless validly owing to the Stockholder under the Transaction Documents, then the Parent or Company will pay such Senior Lender Repayment to the Stockholder at or before the Effective Time, in addition to all other payments owing to the Stockholder under the Transaction Documents).
Section 12   Miscellaneous.
12.1   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, prior to the Effective Time all rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.
12.2   Certain Adjustments.   In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Class A Common Stock,” “Common Stock,” “Company Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares, as applicable, may be changed or exchanged or which are received in such transaction.
12.3   Amendments and Modifications.   This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
12.4   Expenses.   Except as otherwise provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense; provided, however, that Parent shall pay all filing fees under the HSR Act and all filing fees required under the Antitrust Laws with respect to the filings contemplated in Section 9 hereof.
12.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties):
(i)
if to the Stockholder, to:

Fortress Biotech, Inc.
1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL 33154
Email:
[*]

Attention:
Lindsay A. Rosenwald, M.D.

with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
Harbor East
650 S. Exeter Street, Suite 1100
Baltimore, Maryland 21202-4576
Email:
[*]

Attention:
Howard S. Schwartz, Esq.

(ii)
if to Parent, or, following the Effective Time, to the Company, to:

Sun Pharmaceutical Industries, Inc.
2 Independence Way
Princeton, New Jersey 08540
Email:
[*]

Attention:
Erik Zwicker

with a copy (which shall not constitute notice) to:
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W Madison St, Suite 3900
Chicago, Illinois 60606
Email:
[*]

Attention:
Bill Fay

(iii)
if to Company prior to the Effective Time, to:

Checkpoint Therapeutics, Inc.
Attn:
James F. Oliviero
President and Chief Executive Officer

Email:
[*]

with a copy (which shall not constitute notice) to:
Cooley LLP
55 Hudson Yards
New York, NY 10001
Email:
[*]

Attn:
Kevin Cooper; Bill Roegge

and
Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street
Wilmington, Delaware 19801
Attn:
Eric S. Klinger-Wilensky

Email:
[*]

and
Alston & Bird LLP
90 Park Avenue
New York, NY 10016
(212) 210-9400
Attn:
Matthew W. Mamak; Brett Jaffe; Tim Fitzmaurice

Email:
[*]

12.6   Governing Law; Exclusive Jurisdiction; Enforcement.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State,

regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 12.6(b), in any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, or, solely if such court also lacks subject matter jurisdiction, any superior court in the State of Delaware (such courts, the “Chosen Courts”) (it being agreed that the consents to jurisdiction and venue set forth in this Section 12.6 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto), (ii) waives the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any Legal Proceeding in the Chosen Courts, (iii) agrees to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any Chosen Court and (iv) agrees not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any court other than the Chosen Courts (except for an action to enforce a judgment of a Chosen Court). Each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12.5 or any other manner permitted by Legal Requirements. The parties hereto agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment in a Chosen Court.
(b)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its (or their) specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that, (i) each party hereto shall be entitled, in addition to any other remedy to which it is entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which each party is entitled under this Agreement, (ii) the remedies set forth in the Merger Agreement (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (iii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company, the Stockholder nor Parent would have entered into this Agreement. It is explicitly agreed that Parent shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing the Stockholder’s obligations under this Agreement. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.6(b) shall not be required to provide any bond or other security in connection with any such order or injunction, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Legal Requirements or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto further agree that by seeking the remedies provided for in this Section 12.6(b), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement. If, prior to the Termination Date, any party brings any Legal Proceeding to enforce specifically the performance of the terms and provisions hereof by any other party, the Termination Date shall automatically be extended by such time period as established by the court presiding over such Legal Proceeding.

12.7   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS.
12.8   Documentation and Information.   The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by Applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder acknowledges that Parent, Merger Sub and the Company, in Parent’s or the Company’s sole discretion, as applicable, may file this Agreement or a form hereof with the SEC or any other Governmental Body. The Stockholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.
12.9   Further Assurances.   The Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
12.10   Entire Agreement.   This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
12.11   Reliance.   The Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and the Stockholder’s Representatives have had the full right and opportunity to consult with the Stockholder’s attorney, to the extent, if any, desired, they availed themselves of this right and opportunity, they have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by its counsel, they are fully aware of the contents thereof and its meaning, intent and legal effect, that the Stockholder’s signatory hereto is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.
12.12   Interpretation.   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. For purposes of this Agreement, where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires. Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, the Parties agree that any rule of construction to the effect that ambiguities or questions of intent or interpretation are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authority of any of the provisions of this Agreement. As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “or” is not exclusive and shall mean “and/or.” As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.” Except as otherwise indicated, all references in this Agreement to “Schedules” are intended to refer to Schedules to this Agreement. Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. References to any specific Legal Requirement or to any provision of any Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Legal Requirement will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto) as of such date. References to “$” or “dollars” refer to United States dollars unless otherwise noted. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
12.13   Assignment.   Neither this Agreement nor any of the rights hereunder may be directly or indirectly assigned (including by operation of law, merger or otherwise), in whole or in part, without the prior written consent of the other parties hereto, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. No assignment by any party will relieve such party of any of its obligations hereunder.
12.14   No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the Parent Related Persons and the Lender, under Section 11.9 and Section 11.10, respectively.
12.15   Severability.   If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Legal Requirements.
12.16   Counterparts.   This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
12.17   Survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement, shall survive the Effective Time or the termination of this Agreement; provided, however, that the representations and warranties set forth in Section 6.3 and Section 6.6 shall survive until twelve (12) months after the Effective Time in the event of: (i) a termination pursuant to clause (a) of Section 12.19; or (ii) a termination pursuant to clause (c) of Section 12.19 (but, in the case of a termination pursuant to clause (c), such provisions shall be terminated and of no further force and effect if, thereafter, the Merger Agreement shall be validly terminated prior to the Effective Time pursuant to Article VII thereof or there shall have been an amendment of the Merger Agreement or amendment or termination of the Royalty Agreement, in each case in accordance with clause (d) of Section 12.19). This Section 12.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.
12.18   No Recourse.   All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the Persons that are expressly identified as parties in the preamble and signatories to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability, obligations, claims or causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party hereto or otherwise, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made by a Nonparty Affiliate in, in connection with, or as an inducement to this Agreement.
12.19   Termination.   This Agreement shall automatically terminate without further action by any of the parties hereto and (except as explicitly set forth in this Agreement with respect to the following clause (a), including the following proviso) shall have no further force and effect as of the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated prior to the Effective Time pursuant to Article VII thereof, (c) upon the Company Board effecting a Company Adverse Change Recommendation pursuant to, and in accordance with, Section 5.1(b) of the Merger Agreement, and (d) if there shall have been any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof, or Royalty Agreement dated as of the date hereof, that reduces the amount or changes the form or type of Merger Consideration or Royalty Payment (other than, for the avoidance of doubt, adjustments or changes in accordance with the terms of the Merger Agreement or Royalty Agreement, or any increase in the Merger Consideration), materially impairs, or imposes any material conditions, requirements or restrictions on, the Stockholder’s rights under the Merger Agreement or Royalty Agreement in accordance with the terms thereof, including, without limitation, the right to receive the consideration payable to the Stockholder under the Merger Agreement, which amendment was not consented to in writing by the Stockholder, or the termination of the Royalty Agreement prior to the Effective Time, then the date on which Stockholder notifies Parent in writing of its election to terminate this Agreement as a result of such amendment or such termination of the Royalty Agreement; provided, however, that: (x) the provisions set forth in Section 6.6, Section 11 and this Section 12 shall survive any termination of this Agreement pursuant to clause (a) or clause (c) above (but, in the case of a termination pursuant to clause (c), such provisions shall be terminated and of no further force and effect if, thereafter, the Merger Agreement shall be validly terminated prior to the Effective Time pursuant to Article VII thereof or there shall have been an amendment of the Merger Agreement or amendment or termination of the Royalty Agreement, in each case in accordance with clause (d) of this Section 12.19); and (y) no termination of this Agreement shall prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s breach of this Agreement that may have occurred on or before such termination.
12.20   Special Committee Approval.   For all purposes hereunder, the Company (prior to the Effective Time) and the Company Board, as applicable, shall act, including with respect to the granting of any consent, permission or waiver or the making of any determination, only as directed in writing by the Special Committee or its designees. The Special Committee (and, for so long as the Special Committee is in existence, only the Special Committee) may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
SUN PHARMACEUTICAL INDUSTRIES, INC.
By:
/s/ Abhay Gandhi

Name:
Abhay Gandhi

Title:
Chief Executive Officer & President

FORTRESS BIOTECH, INC.
By:
/s/ Lindsay A. Rosenwald

Name:
Lindsay A. Rosenwald, M.D.

Title:
Executive Chairman, Chief Executive Officer and President

CHECKPOINT THERAPEUTICS, INC.
By:
/s/ James F. Oliviero

Name:
James F. Oliviero

Title:
President and Chief Executive Officer

[Signature Page to Support Agreement]

ANNEX G
TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made as of [    ]1, 2025 by and between Fortress Biotech, Inc., a Delaware corporation (“Provider”), and Checkpoint Therapeutics, Inc., a Delaware corporation (“Company”). Each of Company and Provider is sometimes referred to in this Agreement as a “Party” and collectively as the “Parties.”
Recitals
A.   Pursuant to that certain Master Services Agreement, dated as of March 17, 2015, by and between Provider and Company (the “MSA”), Provider provides Company certain back-office support and services;
B.   Pursuant to the Agreement and Plan of Merger, dated as of March 9, 2025 (the “Merger Agreement”), by and among Company, Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into Company (the “Merger”), Merger Sub will cease to exist, and Company will continue in its existence under the laws of the State of Delaware as the surviving corporation and, following the Merger, will be a wholly owned subsidiary of Parent; and
C.   As a material inducement to Parent’s and Merger Sub’s willingness to complete the Merger, and as required by the terms and conditions of the Merger Agreement, Company and Provider are entering into this Agreement, pursuant to which Provider will provide Company with certain back-office support and services on the terms and conditions set forth herein to facilitate the transition of such functions to Company.
NOW, THEREFORE, the Parties to this Agreement, intending to be legally bound, agree as follows:
SECTION 1.   Definitions.   Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. In addition to those terms defined above and elsewhere in this Agreement, for purposes of this Agreement, the following terms will have the meanings set forth below.
“Information Technology” shall mean: computer systems (including computers, screens, servers, middleware, workstations, routers, hubs, switches, networks, data communication lines and hardware), network and telecommunications systems hardware, and other information technology equipment, and material, associated documentation.
“Software” shall mean: (a) computer programs, including software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, (d) screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (e) documentation, including user manuals and other training documentation, relating to any of the foregoing.
“Systems” shall mean the Provider Systems or the Company Systems, as applicable.
SECTION 2.   Services.
(a)   Services.    For the applicable duration set forth on Schedule A (unless terminated earlier pursuant to Section 8) (the “Services Term”), Provider shall provide to Company the services for the corresponding Services Term for each service as set forth on Schedule A (the “Services”) in accordance with the terms and conditions of this Agreement.
(b)   Services Standards.   Subject to the terms and conditions of this Agreement, Provider shall provide the Services using, in all material respects, the substantially same degree of skill, quality and care utilized by Provider or its Affiliates or their subcontractors in performing such activities for Company in

1
To insert Closing Date.

the twelve-month period immediately preceding the date of the Merger Agreement, and in material compliance with all applicable Legal Requirements. Provider makes no representations or warranties, whether express or implied, of merchantability or fitness for a particular purpose, nor any warranty that may arise as a course of dealing or usage of trade, with respect to the Services, except as expressly provided in this Agreement.
(c)   Provider Representatives.   In performing the Services, Provider’s employees and representatives shall be under the direction, control and supervision of Provider (and not Company), and Provider shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives. Under no circumstances shall Company be deemed a joint employer or co-employer of any of Provider’s employees, if any, who are providing Services under this Agreement.
(d)   Third Party Providers.   Company acknowledges and agrees that certain of the Services may have been provided and will continue to be provided to it through third parties designated by Provider (each a “Third Party Provider”). Provider may subcontract or outsource any of its obligations and the performance of any Services hereunder to any of its Affiliates or to any third party; provided that the Provider notify the Company seven (7) business days prior to engaging, subcontracting or outsourcing such obligations and Services to any Affiliate or any Third Party Provider that was not performing such obligations and Services to the Company prior to the date of the Merger Agreement. Company acknowledges and agrees that it will comply with all written security policies, procedures and guidelines of any Third Party Provider provided or otherwise made available to the Company, as may be amended or updated from time to time in connection with the Services. Provider will use commercially reasonable efforts to require any Third Party Provider to comply with any security policies, procedures and guidelines of the Company in existence prior to the Effective Time, and any additional security policies, procedures and guidelines of the Company provided or otherwise made available to Provider or such Third Party Provider from and after the Effective Time, as may be amended from time to time in connection with the Services.
(e)   Data Privacy; System Security.
(i)   Each Party shall, in connection with receiving or providing the Services, as applicable, comply with all applicable Legal Requirements relating to the privacy or security of personal information.
(ii)   If the Company is given access to Provider’s or its Affiliates’ or Third Party Provider’s Systems in connection with the provision or receipt of the Services, Company shall, and shall ensure that its Affiliates shall, comply with all of Provider’s written system security policies, procedures and guidelines (including physical security, network access, internet security, confidentiality and personal data security guidelines) (collectively, “Security Regulations”), and shall not (i) undertake any activities that could reasonably be expected to be harmful to any of Provider’s (or their Affiliates’) networks, systems or other technology, including knowingly uploading into Provider’s networks, systems or other technology, or any networks, systems or other technology shared by Provider and Company, any software code, computer virus, worm, software bomb or any other code or hardware component designed to disrupt the operation of, permit unauthorized access to, or modify or damage any technology, networks or systems underlying the Services; (ii) knowingly use, transmit, disseminate, distribute or store via any of Provider’s (or their Affiliates’) networks, systems or other technology or any data, information or other material that infringes or otherwise violates any intellectual property or privacy right of any Person; (iii) use the Services, any of Provider’s (or their Affiliates’) networks, systems or other technology to further any unlawful purpose or (iv) violate or attempt to violate the security or integrity of any of Provider’s (or their Affiliates’) networks, systems or other technology. The Company shall access and use only those Systems of the Provider and its Affiliates or Third-Party Provider for which it has been granted the right to access and use.
(iii)   In addition to the obligations set forth in Section 12, Company shall ensure that only those of Company’s personnel who are specifically authorized as set forth on Schedule B to have access to Provider’s Systems gain such access to Provider’s Systems and prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying such personnel of the restrictions set forth in this Agreement and the Security Regulations.
(iv)   If either Party believes that any unauthorized destruction, loss, alteration of or access to the other Party’s Confidential Information has occurred (“Data Security Incident”), it shall (1) promptly notify the other Party of the circumstances of such unauthorized disclosure or access and the Confidential Information so affected; (2) promptly preserve any potential forensic evidence relating to the Data Security Incident, including all relevant records, logs, files, data reporting, and other materials, that the Parties determine to be relevant to the Data Security Incident; (3) provide, if requested, oral status reports to the other Party on Data Security Incident response activities, either on a daily basis or a lesser frequency as requested by the other Party; (4) take all commercially reasonable actions as may be required to minimize the extent of any impacts of such event on the other Party; (5) take all commercially reasonable actions as may be required of such Party by applicable Legal Requirements; (6) cooperate to a commercially reasonable extent in all respects with the other Party to minimize the likelihood of future disclosures, losses or breaches; and (7) as promptly as practicable following the other Party’s request, provide a final written report detailing, based on the information in its possession, the Data Security Incident and actions taken to mitigate and remediate such incident.
(f)   Cooperation with Respect to Employee Benefit Plans.   Provider use commercially reasonable efforts to provide reasonable assistance to the Parent, as requested by the Parent from time to time, in connection with Parent’s obligations under clause (ii) of Section 5.4(a) of the Merger Agreement solely as set forth on and in accordance with Schedule A in accordance with the terms and conditions of this Agreement.
(g)   Migration.   Provider shall provide reasonable assistance to the Company in connection with the transfer of the Services and all related data from the Provider Systems to the Company Systems solely as set forth on and in accordance with Schedule A in accordance with the terms and conditions of this Agreement.
(h)   Transitional Nature of Services.   Company acknowledges and agrees that the Services are intended only to be transitional in nature, and will be furnished by Provider only during the applicable Services Term solely for the purpose of accommodating Company in connection with the transactions contemplated by the Transaction Documents, to the extent set forth in Schedule A. During the Service Term for each applicable Service, Company shall transition the applicable Services to its own internal organization or obtain alternate third-party sources to provide such services and end its reliance on Services as provided hereunder. For the avoidance of doubt, Provider will have no additional obligations to Company, even if Company fails to implement its own or obtain from third parties replacement services. Company acknowledges and agrees that Provider (whether itself or through its Affiliates or Third Party Providers) may make changes from time to time in the manner of performing the Services if Provider is making or would make similar changes in performing similar services for Provider itself or its applicable Affiliates; provided that such changes do not materially adversely affect the Services provided under this Agreement.
SECTION 3.   Intellectual Property.
(a)   No Transfer; No Implied License.   This Agreement and the performance of the Services hereunder will not affect or result in the license or transfer of any rights in or to, or the ownership of, any Intellectual Property Rights, Information Technology or Software of either Party or any of its Affiliates. Except as expressly provided for under the terms of any other Transaction Document, Company acknowledges that it shall acquire no right, title or interest (except for the express license rights set forth in Section 3(b) and 3(c)) in any Intellectual Property Rights, Information Technology or Software that are owned or licensed by Provider or its applicable Affiliates by reason of the provision of the Services hereunder, or by implication, estoppel or otherwise.
(b)   Limited License to Company Systems.   Subject to Section 3(a), solely to the extent that in connection with receiving any Service, Company provides Provider with any Information Technology or Software owned or controlled by Company or any of its Affiliates that is necessary to enable Provider to provide the Service (a “Company System”), Company hereby grants to Provider a limited, non-exclusive, non-transferable, non-sublicensable, revocable, fully paid-up, royalty-free license under any Intellectual Property Rights (excluding all trademarks and service marks) of Company to use such Company System, solely during the Services Term of the applicable Service, for the sole and limited purpose of providing such Service, and only to the extent necessary for provision of such Service.
(c)   Limited License to Provider Systems.   Subject to Section 3(a), solely to the extent that in connection with providing any Service, Provider provides the Company with any Information Technology or Software owned or controlled by Provider or any of its Affiliates that is necessary to enable the Company to receive the benefit of such Service (a “Provider System”), Provider hereby grants to the Company a limited, non-exclusive, non-transferable, non-sublicensable, revocable, fully paid-up, royalty-free (but subject to payment of the Fees owed to the Provider under this Agreement) license under any Intellectual Property Rights (excluding all trademarks and service marks) of the Provider to use such Provider System, and solely during the Services Term of the applicable Service, for the sole and limited purpose of receiving such Service, and only to the extent necessary for receipt of such Service.
SECTION 4.   Service Fees; Invoices.
(a)   In consideration of the Services, Provider shall be paid for each Service the applicable amount set forth on Schedule A hereto (each, a “Service Fee”). Following the end of each month during the Services Term, Provider shall send Company an invoice for the Service Fees for such month. All payments for Services shall be made by Company within thirty (30) days after receipt of each such invoice. In the event of a Service Fee invoice dispute, the Parties shall seek to resolve such dispute expeditiously and in good faith. In addition to the Service Fee, without duplication of any expenses included in the Service Fee, Company shall reimburse Provider for all reasonable, documented, out-of-pocket fees, costs and expenses related to travel incurred by Provider in connection with the provision of the Services (“Travel Expenses” and, together with the Service Fees, the “Fees”).
(b)   On a quarterly basis, during the term of this Agreement and commencing four (4) weeks from the Closing Date, Provider shall be entitled to request an increase in the amount of the Service Fee for any Service set forth on Schedule A as a result of a documented increase after the date hereof in the costs incurred by Provider in providing such Services. Company shall promptly consider in good faith such request and the Parties shall discuss in good faith any such increase. In the event the Parties agree on any increase to a Service Fee, the Parties shall amend Schedule A to reflect the new Service Fee, which shall thereafter be deemed to be the Service Fee for the relevant Service hereunder.
SECTION 5.   Insurance Matters.   If, prior to or following the Effective Time, any Person shall assert a claim against the Company or any of its Representatives actually or allegedly arising out of or relating to events that occurred prior to the Effective Time that are insured as of the claim date under one or more of the Provider’s insurance policies listed on Schedule C (the “Insureds”, and such policies, the “Policies”), upon reasonable request from the Company and any of its Representatives seeking insurance coverage, Provider shall, in its sole discretion, provide the Insureds with access to, and Provider shall make or enable the Insureds to make claims under, the Policies and Provider shall be deemed to designate the Company as the agent and attorney-in-fact to assert and to collect any related insurance proceeds under such Policies; provided, however, that nothing in this Section 5 shall be deemed to constitute (or to reflect) an assignment of any Policy to any Insured. From and after the Effective Time, the Company shall be responsible for claims administration with respect to the Insureds’ claims and Provider shall, upon request, provide reasonable assistance to the Insureds in regard to such claims administration; provided, however, that the Company shall provide prior written notice to Provider of any claims submitted by any Insured under the Policies. Each Insured shall pay any costs relating to defending claims of the Insureds to the extent such defense costs are not covered under such Policies, and the Insureds shall be responsible for any amounts of its respective insured claims that fall below applicable deductibles or retentions, and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective insured claims. In the event of any Legal Proceeding by either Party (or both Parties) to recover or obtain insurance proceeds, or to defend against any Legal Proceeding by an insurance carrier to deny any policy benefits, both Parties may join in any such Legal Proceeding and be represented by joint counsel and both Parties shall waive any conflict of interest to the extent necessary to conduct any such Legal Proceeding.

SECTION 6.   No Regulatory, Scientific of Clinical Consulting.   Provider represents and warrants that, since January 1, 2022, neither Provider nor any of its Affiliates or Representatives (excluding, for the avoidance of doubt, Persons who are employees of the Company) has provided any material services or other material support to the Company in respect of regulatory, scientific or clinical matters (except, in the case of individuals who are directors of the Company and also Affiliates and/or Representatives of Provider, any support provided to the Company in their capacities as directors of the Company).
SECTION 7.   Term of Agreement.   The term (“Term”) of this Agreement shall commence on the Closing Date and shall continue until the earlier of (a) the last day of the month in which the 90-day anniversary of the Closing Date occurs, and (b) the date on which all Services have ceased in accordance with the terms of this Agreement or have otherwise been terminated under Section 9.
SECTION 8.   Termination; Survival of Certain Obligations.
(a)   Termination.   Any or all of the Services provided by Provider under this Agreement are terminable for any reason by Company immediately on written notice to Provider, subject to Section 9(b). In addition, this Agreement may be terminated, in whole or in part, (i) upon mutual written agreement of Company and Provider, (ii) by Provider if Company fails to pay amounts due in accordance with Section 4 (other than amounts being contested in good faith), and Company fails to cure such payment within five (5) business days of receipt of notice of the payment default from Provider, or (iii) by Company in the event of any material breach of this Agreement by Provider if such material breach is not cured by Provider within thirty (30) days after its receipt of written notice of the breach.
(b)   Effect of Termination.   Upon termination or expiration of any Service under this Agreement, Provider shall have no further obligation to provide such Service and Company shall pay in accordance with Section 4 all Fees owed to, or incurred by, Provider to provide such Service(s) prior to the date of such expiration or written notice of termination. Upon termination or expiration of this Agreement, Provider and its Affiliates and Third Party Providers shall have no further obligation to provide any of the Services to be provided to Company hereunder. In connection with the termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination, and in connection with a termination of this Agreement, Section 1, Section 2(e)(i), Section 3(a), Section 5, this Section 8, Section 9, Section 10, Section 11, Section 12, Section 19, Section 20 and liability for all due and unpaid Fees shall survive any termination of this Agreement, including, for the avoidance of doubt, any termination or expiration pursuant to this Section 8.
SECTION 9.   Indemnification.   Company shall indemnify, defend and hold harmless Provider and its Affiliates and each of their respective officers, directors, employees, and agents (collectively, the “Provider Indemnified Parties”) from and against any and all losses, damages, liabilities, obligations, judgments, penalties, fines, awards, costs, expenses and disbursements (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation) (collectively, “Losses”) suffered or incurred by the Provider Indemnified Parties, relating to, arising out or on account of a third party claim brought against Provider Indemnified Parties resulting from Company’s gross negligence, willful misconduct or fraud in connection with the receipt of the Services provided hereunder.
SECTION 10.   Release of Pre-Closing Liabilities of the Company.   Provider, (a) forever fully and irrevocably releases and discharges the Company and each of its current and former Representatives (collectively, the “Released Parties”) from any and all claims, demands, actions, suits, damages, liabilities, losses, settlements, judgments, costs, and expenses, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent arising on or prior to the Closing Date, and agrees not to bring or join in any claim against any of them, that the Provider now has, own or hold, ever had, owned or held, or may have, own or hold against any of the Released Parties or any of their assets, arising out of, relating to, or based upon any facts or circumstances occurring or existing from the beginning of time through the Closing Date (collectively, the “Released Claims”); provided, that nothing in the foregoing shall release (i) the Company from any of its indemnification obligations under the Certificate of Incorporation, (ii) the Company from its payment obligations under Section 4 of the Desk Space Agreement, dated as of January 1, 2023, (iii) the Company from its payment obligations under the MSA incurred on or prior to the Closing Date, or (iv) for the avoidance of doubt, Company, Parent or Merger Sub from any obligation under the other Transaction

Documents; and (b) agrees that it shall not sue, commence, assert, bring or file in any court or other tribunal, in any jurisdiction, any investigation, inquiry, suit, action, complaint, counterclaim, cross-claim, cross-complaint, third-party complaint or other pleading against any Released Party arising out of or relating to any Released Claim. In connection therewith, the Provider represents and warrants to the Released Parties that it has not assigned, transferred, or otherwise conveyed its rights or interests in any of the Released Claims to any third Person, including by way of subrogation, nor will Provider cause any such Released Claim to be assigned to any third Person after the date hereof.
SECTION 11.   Limitation of Liability.
(a)   NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, WITH THE EXCEPTION OF CLAIMS ARISING FROM A PARTY’S WILLFUL MISCONDUCT (INCLUDING, WITHOUT LIMITATION, PROVIDER’S FAILURE TO PROVIDE THE SERVICES OR ANY PORTION THEREOF), PROVIDER’S INDEMNIFICATION OBLIGATIONS, OR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER, NEITHER PARTY, NOR ITS AFFILIATES, CONTRACTORS, SUPPLIERS OR AGENTS, SHALL HAVE, IN CONNECTION WITH THE PROVISION OF SERVICES, ANY LIABILITY FOR, AND DAMAGES SHALL NOT INCLUDE, ANY PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, OR DAMAGES CALCULATED BASED UPON LOST PROFITS, LOSS IN VALUE OR MULTIPLE OF EARNINGS. ANY CLAIM OR CAUSE OF ACTION REQUESTING OR CLAIMING SUCH DAMAGES IS SPECIFICALLY WAIVED AND BARRED, WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR A PARTY WAS NOTIFIED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.
(b)   The total liability of a Party under this Agreement, whether on account of actions or claims based in contract, tort, equity or otherwise, shall in no event exceed, in the case of Provider, the aggregate amount of fees actually paid to Provider by Company pursuant to this Agreement, and in the case of Company, the aggregate amount of all Fees due and owing pursuant to this Agreement.
SECTION 12.   Confidentiality.
(a)   The Parties shall not, and shall cause all other Persons providing Services or having access to information of the other Party that is known to such Party as confidential or proprietary (the “Confidential Information”) not to, disclose to any other Person or use, except for purposes of this Agreement and only for the Term of the Agreement, any Confidential Information of the other Party; provided, however, that each Party may disclose Confidential Information of the other Party, to the extent not prohibited by applicable Legal Requirements: (i) to its Representatives on a need-to-know basis in connection with the performance of such Party’s obligations under this Agreement; (ii) in any report, statement, testimony or other submission required by applicable law or legal process to be made to any Governmental Body having jurisdiction over the disclosing Party; or (iii) in order to comply with Legal Requirements, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any litigation, investigation or administrative proceeding. In the event that a Party becomes legally compelled (based on advice of counsel) by deposition, interrogatory, request for documents subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information of the other Party, such disclosing Party shall provide the other Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other Party (at such other Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, the disclosing Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at such other Party’s expense) to obtain assurance that confidential treatment will be accorded such Confidential Information.
(b)   Each Party shall, and shall cause its Representatives to, protect the Confidential Information of the other Party by using the same degree of care to prevent the unauthorized disclosure of such as the Party uses to protect its own confidential information of a like nature, but in any event no less than a reasonable degree of care and each Party shall, and shall cause its respective Representatives to, comply, consistent with past practices, with applicable privacy and data security Legal Requirements in the provision or receipt of Services.
(c)   Each Party shall be liable for any failure by its respective Representatives to comply with the restrictions on use and disclosure of Confidential Information contained in this Agreement.
SECTION 13.   Cooperation.   The Parties shall use commercially reasonable efforts to make available, as reasonably requested by the other Party, sufficient resources and timely decisions, approvals and acceptances in order that the Parties may accomplish their respective obligations or receive the Services under this Agreement in a timely and efficient manner.
SECTION 14.   Headings.   The descriptive headings of the Sections of this Agreement are inserted or used for convenience of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.
SECTION 15.   Entire Agreement.   This Agreement and the other Transaction Documents to which each of the Parties are a party, including Exhibits and Schedules thereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous agreements and understandings between the Parties, both written and oral, with respect to such matters. Schedule A is hereby incorporated in and made a part of this Agreement as if set forth in full herein.
SECTION 16.   Third Party Beneficiaries.   Except for the Insureds and as expressly contemplated by Section 9, no provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.
SECTION 17.   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party in Section 12.5 of the Support Agreement (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties).
SECTION 18.   Assignment.   This Agreement may not be assigned, nor any of the rights, interests or obligations hereunder, by operation of law (including by merger or consolidation) or otherwise, by either Party hereto without the prior written consent of the other Party. Any assignment in violation of the preceding sentence shall be void. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective executors, heirs, personal representatives, successors and permitted assigns.
SECTION 19.   Governing Law; Venue; Waiver of Jury Trial.
(a)   Governing Law.   This Agreement shall be governed by and interpreted and enforced in accordance with the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions that would cause the application of the laws of any other jurisdiction.
(b)   Jurisdiction and Venue.   Each Party irrevocably submits to the exclusive jurisdiction of the State of Delaware, and the United States District Court for the District of Delaware, for the purposes of any action arising out of this Agreement or any transaction contemplated hereby. Each Party agrees to commence any such action either in the United States District Court for the District of Delaware or if such action may not be brought in such court for jurisdictional reasons, in the state courts of the State of Delaware. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in the Support Agreement be effective service of process for any action in the State of Delaware with respect to any matters to which it has submitted to jurisdiction. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in the State of

Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
SECTION 20.   Specific Performance.   The Parties agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance, an injunction or injunctions, and other equitable remedies to prevent and restrain breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.
SECTION 21.   Amendments and Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that any amendment or waiver prior to the Effective Time shall require the prior written consent of Parent.
SECTION 22.   Severability.   Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability solely in such jurisdiction without invalidating or rendering unenforceable the remaining provisions hereof, or such provision in any other jurisdiction.
SECTION 23.   Independent Contractor.   At all times during the term of this Agreement, Provider shall be an independent contractor of Company in providing the Services hereunder. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of any Party with respect to the indebtedness, liabilities, obligations or actions of the other Party or any of its respective officers, directors, employees, stockholders, agents or representatives, or any other person or entity. No Party shall have the right to bind any other Party to any obligations to third parties.
SECTION 24.   Force Majeure.   Neither Party will be deemed to have defaulted or failed to perform hereunder if such Party’s inability to perform or default will have been caused by an event or events beyond the reasonable control and without the fault of such Party, including, without limitation, acts or omissions of the other Party, acts of any governmental body, embargoes, fire, flood, explosions, acts of God or a public enemy, strikes, acts of terrorism, labor disputes, vandalism, civil riots or commotions, pandemic or the inability to procure necessary raw materials, supplies or equipment. A Party whose provision of any Services is prevented or impaired by any of the foregoing shall notify the other Party of any such event in writing as promptly as reasonably practicable and shall, to the extent reasonable, use its commercially reasonable efforts to remedy such failure to perform. In addition, the Parties shall reasonably cooperate to evaluate and implement potential solutions of such event, including reasonable efforts to mitigate the impact of the event.
SECTION 25.   Counterparts.   This Agreement may be executed in counterparts and delivered via facsimile, e-mail or other means of electronic transmission, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed as of the date first set forth above.
PROVIDER:
FORTRESS BIOTECH, INC.
By:

Name:
Lindsay A. Rosenwald, M.D.

Title:
Executive Chairman, Chief Executive Officer and President

COMPANY:
CHECKPOINT THERAPEUTICS, INC.
By:

Name:
James F. Oliviero

Title:
President and Chief Executive Officer

[Signature Page to Transition Services Agreement]

ANNEX H
Checkpoint Therapeutics, Inc.
95 Sawyer Road, Suite 110
Waltham, MA 02453
March 9, 2025
Armistice Capital Master Fund Ltd.
510 Madison Avenue
New York, NY 10022
Re: Warrant Amendment
Dear Holder:
Reference is hereby made to the warrants to purchase (i) 475,000 shares of common stock of Checkpoint Therapeutics, Inc. (CKPT) (the “Company”), dated as of April 4, 2023, at an initial exercise price of $3.35 per share (the “April 2023 Warrant”), (ii) 3,256,269 shares of common stock of the Company, dated as of May 25, 2023, at an initial exercise price of $2.8210 (the “May 2023 Warrant”), (iii) 809,062 shares of common stock of the Company, dated as of July 30, 2023, at an initial exercise price of $2.84 (the “July 2023 Warrant”), (iv) 6,325,354 shares of common stock of the Company, dated as of October 4, 2023, at an initial exercise price of $1.51 (the “First October 2023 Warrant”), (v) 6,325,354 shares of common stock of the Company, dated as of October 4, 2023, at an initial exercise price of $1.51 (the “Second October 2023 Warrant”), (vi) 7,756,233 shares of common stock of the Company, dated as of January 31, 2024, at an initial exercise price of $1.68 (the “January 2024 Warrant”) and (vii) 5,853,659 shares of common stock of the Company, dated as of July 2, 2024, at an initial exercise price of $2.05 (the “Specified Warrant”, together with the April 2023 Warrant, the May 2023 Warrant, the July 2023 Warrant, the First October 2023 Warrant, the Second October 2023 Warrant and the January 2024 Warrant, the “Armistice Warrants”), each of which is held by Armistice Capital Master Fund Ltd. (the “Holder”). Concurrently with the execution and delivery of this amendment to the Armistice Warrants (this “Amendment”), Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), Snoopy Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
The Holder and the Company, intending to be legally bound, hereby agree as follows:
1.
Notwithstanding anything to the contrary set forth in any Armistice Warrant, (a) no Armistice Warrant shall be assumed or continued by the Company or Parent, (b) immediately prior to (but subject to the occurrence of) the Effective Time, each Armistice Warrant (other than the Specified Warrant) that remains outstanding and unexercised as of such time shall, without any further action on the part of the Company, the Holder or any other Person, automatically be converted into the right for the Holder to receive (without interest), in respect of each Common Share underlying such Armistice Warrant, the Warrant Consideration set forth in Section 1.9(a) of the Merger Agreement and (c) at the Effective Time, to the extent that any portion of the Specified Warrant remains outstanding and unexercised as of such time, the Specified Warrant shall, without any further action on the part of the Company, the Holder or any other Person, automatically be converted into the right for the Holder to receive (without interest), for each Common Share underlying such Specified Warrant, a cash payment equal to $3.62 (the “Aggregate Black Scholes Value”). For avoidance of doubt, if the Warrant Consideration and the Aggregate Black Scholes Value are not delivered to the Holder in connection with the Closing as set forth in the Merger Agreement (or, if Holder shall have failed to surrender to the Company at the Closing each Armistice Warrant as contemplated by clause (c) of Section 2, then within three business days after the surrender thereof), then this Amendment shall be null and void.

H-1

2.
By executing this Amendment, the Holder irrevocably: (a) agrees, from the date of this Amendment until the Effective Time (or the earlier termination of the Merger Agreement in accordance with its terms), that the Holder shall not, and shall not permit any other Person to, assign, sell, pledge, encumber, give or otherwise transfer, dispose of or alienate any of the Armistice Warrants, and any such transfer shall be null and void; (b) represents and warrants that the Armistice Warrants comprise all of the warrants to purchase capital stock of the Company held by the Holder or any of its Affiliates as of the date of this Amendment and agrees that any such warrants purchased on or after the date of this Amendment shall be deemed an Armistice Warrant (and not a Specified Warrant) for all purposes hereunder; (c) agrees to surrender, at the Closing, each Armistice Warrant in exchange for, and as a condition to the receipt of, the consideration set forth in Section 1; (d) agrees that upon payment of the consideration set forth in Section 1, all obligations, liabilities and undertakings of the Company in favor of the Holder pursuant to any Armistice Warrant shall terminate and shall be fully discharged and released, without any further action on the part of the Company or the Holder, whether or not the Armistice Warrants are surrendered to the Company; (e) agrees that the Holder shall have no further rights or remedies under, or in respect of, any Armistice Warrant and, at the Effective Time, no Armistice Warrant shall be of any further force or effect; and (f) consents to the calculation of the consideration payable in respect of each Armistice Warrant, notwithstanding any term to the contrary in any Armistice Warrant.

3.
In the event that the Merger Agreement is terminated in accordance with the terms thereof, this Amendment shall be null and void and the provisions of the Armistice Warrants, as in effect prior to the date hereof, shall remain in effect in accordance with their respective terms.

4.
This Amendment, together with the Armistice Warrants, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Amendment.

5.
The provisions of Sections 8.1 (Amendment), 8.2 (Waiver), 8.5 (Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies), 8.6 (Assignability), 8.9 (Severability) and 8.12 (Construction) of the Merger Agreement shall apply to this Amendment, mutatis mutandis, as though set forth herein. In the event of any inconsistency between the terms of this Amendment and the terms of any Armistice Warrant, this Amendment shall control.

6.
On or before 8:00 a.m., Eastern Time, on the fourth Nasdaq trading day immediately following the date hereof, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder. From and after the filing of such Current Report on Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Holder and its Affiliates on the other hand, shall terminate.

[Signature Page Follows]

H-2

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
CHECKPOINT THERAPEUTICS, INC.
By:
/s/ James F. Oliviero

Name:
James F. Oliviero

Title:
Chief Executive Officer

ARMISTICE CAPITAL MASTER FUND LTD.
By:
/s/ Steven Boyd

Name:
Steven Boyd

Title:
CIO of Armistice Capital, LLC,
the Investment Manager

[Signature Page to Warrant Amendment]

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED. DETACH AND RETURN THIS PORTION ONLY V73584-S12778 For Against Abstain ! ! ! ! ! ! ! ! ! CHECKPOINT THERAPEUTICS, INC. ATTN: CORPORATE SECRETARY, GARRETT GRAY 95 SAWYER ROAD, SUITE 110 WALTHAM, MA 02453 CHECKPOINT THERAPEUTICS, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of March 9, 2025, as amended on April 14, 2025 (as it may be further amended or otherwise modified from time to time, the “Merger Agreement”), among Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Checkpoint (the “Merger Proposal”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Checkpoint Therapeutics, Inc. ("Checkpoint"), with Checkpoint surviving such merger as a wholly owned subsidiary of Parent (the “Merger”). 2. To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Checkpoint to its named executive officers in connection with the Merger (the “Compensation Proposal”). 3. To consider and vote on any proposal to adjourn the Special Meeting from time to time, to a later date or dates, if determined by Checkpoint’s Board of Directors (the “Checkpoint Board”) or the chairperson of the Special Meeting to be necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CKPT2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V73585-S12778 CHECKPOINT THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHECKPOINT THERAPEUTICS, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED SPECIAL MEETING OF STOCKHOLDERS MAY 28, 2025 The undersigned stockholder of Checkpoint Therapeutics, Inc. hereby appoints James F. Oliviero, our President and Chief Executive Officer, and Garrett Gray, our Chief Financial Officer, each with full powers of substitution and re-substitution, as proxies to vote the shares of our common stock that the undersigned could vote if personally present at the Special Meeting of Stockholders of Checkpoint Therapeutics, Inc., to be held via a live webcast only at www.virtualshareholdermeeting.com/CKPT2025SM, on May 28, 2025, at 10:00 a.m., Eastern Time, including any adjournment or postponement thereof. Our Board of Directors hopes that stockholders will attend the Special Meeting of Stockholders. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Special Meeting and your cooperation will be appreciated. Stockholders who attend the Special Meeting may vote their stock virtually, even though they have sent in their proxy card. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. CHECKPOINT THERAPEUTICS, INC. Meeting Information* Special Meeting of Stockholders May 28, 2025, 10:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/CKPT2025SM *The Special Meeting of Stockholders will be held at 10:00 a.m., Eastern Time, on May 28, 2025 via a live webcast only, at www.virtualshareholdermeeting.com/CKPT2025SM. You or your proxyholder may participate in and vote at the Virtual Special Meeting by visiting www.virtualshareholdermeeting.com/CKPT2025SM and using your 16-digit control number.